Filed Pursuant to Rule 424(b)(3)
Registration No. 333-221156

U.S. Offer to Purchase

(i) Outstanding Common Stock, without par value, held by U.S. Persons

and

(ii) Outstanding American Depositary Shares

(each American Depositary Share representing 30 shares of Common Stock)

of

ENEL GENERACIÓN CHILE S.A.

(“Enel Generación”)

for

Cash

by

ENEL CHILE S.A.

(“Enel Chile”)

Subject to the terms and conditions described in this prospectus, including the Enel Chile U.S. Share/ADS Subscription Condition (as defined herein)

THE OFFER PERIOD COMMENCED ON FEBRUARY 16, 2018 AND WILL EXPIRE AT 4:30 P.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”), ON MARCH 22, 2018 (THE “EXPIRATION DATE”), UNLESS THE U.S. OFFER IS EXTENDED.

Eligible Security	Corresponding Consideration per Eligible Security
Common stock, without par value, of Enel Generación (“Enel Generación Shares”) ISIN: CLP3710M1090	Ch$590 in cash, without interest, payable in U.S. dollars to be delivered net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition

American depositary shares, each representing 30 shares of Enel Generación common stock (“Enel Generación ADSs”) ISIN: US29244T1016 CUSIP: 29244T101	Ch$17,700 in cash, without interest, payable in U.S. dollars to be delivered net of applicable withholding taxes, subject to the Enel Chile U.S. Share/ADS Subscription Condition

Enel Chile S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile, hereby offers to purchase (i) all outstanding shares of common stock, without par value, of Enel Generación Chile S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile, other than Enel Generación Shares currently owned by Enel Chile, held by all U.S. Persons (as defined herein) for an amount of Ch$590 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Enel Generación Share; and (ii) all outstanding American Depositary Shares of Enel Generación (together with Enel Generación Shares, “Enel Generación Securities”), from all holders of Enel Generación ADSs, wherever located, for an amount of Ch$17,700 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes for each Enel Generación ADS, in each case upon the terms and subject to certain conditions described in this prospectus (including the Enel Chile U.S. Share/ADS Subscription Condition as defined below) and in the Form of Acceptance, the ADS Letter of Transmittal and the Subscription Agreement (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”).

The U.S. Offer is subject to the condition that any eligible holder of Enel Generación Shares and/or Enel Generación ADSs validly tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer shall have agreed to apply Ch$236 of the consideration payable for each Enel Generación

Share validly tendered (the “Enel Chile Share Subscription Amount”) and Ch$7,080 of the consideration payable for each Enel Generación ADS validly tendered to subscribe for shares of common stock, without par value, of Enel Chile (“Enel Chile Shares”) or American Depositary Shares, each representing 50 Enel Chile Shares (each an “Enel Chile ADS” and together with the Enel Chile Shares, the “Enel Chile Securities”), as the case may be, at a subscription price of Ch$82 per Enel Chile Share (or Ch$4,100 per Enel Chile ADS) (the “Enel Chile U.S. Share/ADS Subscription Condition”). Following completion of the U.S. Offer, for each Enel Generación Share validly tendered in the U.S. Offer, an Enel Generación shareholder will receive Ch$354 in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and 2.87807 Enel Chile Shares as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition. Following completion of the U.S. Offer, for each Enel Generación ADS validly tendered in the U.S. Offer, an Enel Generación ADS holder will receive Ch$10,620 in cash, without interest, payable in U.S. dollars net of applicable withholding taxes, and 1.72683 Enel Chile ADSs (subject to a US$0.05 issuance fee for each Enel Chile ADS) as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition.

The aggregate Enel Chile Share Subscription Amount of all Enel Generación Shares validly tendered by each Enel Generación shareholder will be used to purchase the largest whole number of Enel Chile Shares that can be purchased with such amount and any remaining portion of the Enel Chile Share Subscription Amount will be delivered in cash together with the cash portion of the consideration in the Offers.

This prospectus relates to the Enel Chile Shares (including Enel Chile Shares underlying the Enel Chile ADSs) to be subscribed by holders of Enel Generación Shares and Enel Generación ADSs tendering their Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer pursuant to the Enel Chile U.S. Share/ADS Subscription Condition.

Through a concurrent offer in Chile, Enel Chile is offering to purchase any and all of the outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile but including Enel Generación Shares held by U.S. Persons (the “Chilean Offer”), at the purchase price of Ch$590 in cash for each Enel Generación Share.

The Chilean Offer is subject to the condition that any eligible holder of Enel Generación Shares tendering in the Chilean Offer shall have agreed to apply Ch$236 of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares at a subscription price of Ch$82 per Enel Chile Share (the “Enel Chile Share Subscription Condition”). As a result, following completion of the Chilean Offer, for each Enel Generación Share validly tendered, an Enel Generación shareholder will receive Ch$354 in cash and 2.87807 Enel Chile Shares as a result of its satisfaction of the Enel Chile Share Subscription Condition.

The U.S. Offer and the Chilean Offer are being conducted simultaneously and, in all material respects, have the same terms and are subject to the same conditions; however, participants in the Chilean Offer (including U.S. Persons), may not be granted the protection of the U.S. Securities Exchange Act of 1934, as amended. The Chilean Offer and the U.S. Offer are collectively referred to as the “Offers.”

Under Chilean law, the initial offering period of the Chilean Offer must be 30 calendar days and may be extended one time for a period of between 5 to 15 calendar days. The initial 30-day offering period of the Chilean Offer was scheduled to expire on March 17, 2018; however, Enel Chile has extended the Chilean Offer offering period by 5 days to March 22, 2018, in accordance with Chilean law, to coincide with the expiration of the initial U.S. Offer period. The Chilean Offer may not be further extended beyond March 22, 2018, even if the U.S. Offer is extended.

For a discussion of the risk factors that you should consider in evaluating the U.S. Offer, see “Risk Factors” beginning on page 43.

Neither the Securities and Exchange Commission nor any foreign or state securities commission has approved or disapproved of the securities to be issued under this prospectus, nor passed upon the merits or fairness of the securities to be issued under this prospectus, nor determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

Enel Chile and Enel Chile Shares have been registered with the Comisión para el Mercado Financiero (the Chilean Financial Market Commission, formerly known as the Superintendencia de Valores y Seguros, or the “SVS”). The SVS has not approved or disapproved of the securities offered hereby (including in the form of ADSs) or determined if this prospectus or any Spanish language prospectus that will be used in Chile is truthful or complete.

This prospectus and the related documents contain important information. You should carefully read these documents in their entirety before making a decision with respect to the U.S. Offer.

Dealer Manager for the U.S. Offer

BTG PACTUAL

This prospectus is dated February 8, 2018 and is expected first to be mailed to Enel Generación shareholders on or about February 16, 2018.

IMPORTANT

We are not making the U.S. Offer to, and will not accept any tendered Enel Generación Shares or Enel Generación ADSs from or on behalf of Enel Generación Share or Enel Generación ADS holders residing in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the U.S. Offer to Enel Generación Share or Enel Generación ADS holders in any such jurisdiction.

Tenders by Holders of Enel Generación Shares: Any holder of Enel Generación Shares that is a U.S. Person desiring to tender all or any portion of the Enel Generación Shares owned by such holder in the U.S. Offer must: (i) complete and sign the Form of Acceptance (or a copy thereof, provided the signature is original) in accordance with the instructions in the Form of Acceptance and mail or deliver it to Computershare Trust Company N.A., as U.S. tender agent of Enel Chile for the Enel Generación Shares in the U.S. Offer (the “U.S. Share Tender Agent”) at the address appearing on the back cover page of this prospectus, (ii) deliver a certificate from the share department of Enel Generación which is administered by DCV Registros S.A. (“DCV Registros”) evidencing rights to such tendered Enel Generación Shares free and clear of liens, pledges and encumbrances and all other required documents to the U.S. Share Tender Agent and (iii) either (a) deliver the título(s) de acciones (certificate(s) of title) representing the tendered Enel Generación Shares or (b) arrange for the book-entry delivery of your Enel Generación Shares through the system of the Depósito Central de Valores S.A. (the “DCV”) to an account (the “DCV Custodial Account”) that has been established for the purposes of the U.S. Offer by BTG Pactual Chile S.A. Corredores de Bolsa on behalf of the U.S. Share Tender Agent pursuant to the procedures for book-entry transfer set forth in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares.” Any holder of Enel Generación Shares whose Enel Generación Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Enel Generación Shares.

Tenders by Holders of Enel Generación ADSs: Any holder of Enel Generación ADSs desiring to tender all or any portion of the Enel Generación ADSs owned by such holder should either: (i) complete and sign the ADS Letter of Transmittal (or a copy thereof, provided the signature is original) in accordance with the instructions in the ADS Letter of Transmittal and mail or deliver it together with the American Depositary Receipts (“ADRs”) evidencing such tendered Enel Generación ADSs, if any, and all other required documents to Citibank, N.A., as tender agent of Enel Chile for the Enel Generación ADSs in the U.S. Offer, at the address appearing on the back cover page of this prospectus, or tender such Enel Generación ADSs pursuant to the procedures for book-entry transfer set forth in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs,” or (ii) cause such holder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. Any holder of Enel Generación ADSs whose Enel Generación ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Enel Generación ADSs.

Copies of this prospectus, the Form of Acceptance, the ADS Letter of Transmittal, the Subscription Agreement, or any other tender offer materials must not be mailed to or otherwise distributed or sent in, into or from any country where such distribution or offering would require any additional measures to be taken or would be in conflict with any law or regulation of such country or any political subdivision thereof. Persons into whose possession this prospectus comes are required to inform themselves about and to observe any such laws or regulations. This prospectus may not be distributed or used for, or in connection with, any offer to, or solicitation by, anyone in any jurisdiction or under any circumstances in which such offer or solicitation is not authorized or is unlawful.

Questions and requests for assistance including information on how holders of shares who are not resident in the United States may tender their Enel Generación Shares or to obtain a copy of the Chilean Offer tender offer documents, may be directed to Georgeson LLC, as information agent, at the telephone number set forth on

i

the back cover of this prospectus. Additional copies of this prospectus, the Form of Acceptance, the ADS Letter of Transmittal, the Subscription Agreement and the other tender offer documents may be obtained free of charge from Georgeson LLC or from brokers, dealers, commercial banks, trust companies or other nominees.

All references to “U.S. dollars,” “$” and “US$” are to the currency which is currently legal tender in the United States and all references to “Chilean pesos,” “pesos,” and “Ch$” are to the currency which is currently legal tender in the Republic of Chile.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Enel Generación Shares or Enel Generación ADSs pursuant to the U.S. Offer. You should rely only on the information contained in this prospectus, the Form of Acceptance, the ADS Letter of Transmittal and the Subscription Agreement to which we have referred you. We have not authorized anyone to provide you with information or to make any representation in connection with the U.S. Offer other than those contained in this prospectus, the Form of Acceptance, the ADS Letter of Transmittal or the Subscription Agreement. If anyone makes any recommendation or gives any information or representation regarding the U.S. Offer, you must not rely upon that recommendation, information or representation as having been authorized by us, our board of directors, Computershare Trust Company, N.A., as U.S. tender agent of Enel Chile for the Enel Generación Shares in the U.S. Offer, Citibank, N.A., as tender agent of Enel Chile for the Enel Generación ADSs in the U.S. Offer, BTG Pactual US Capital, LLC, as dealer manager for the U.S. Offer, or Georgeson LLC, as information agent for the U.S. Offer. You should not assume that the information provided in the U.S. Offer or this prospectus is accurate as of any date other than the date of this prospectus.

Subject to applicable law (including Rule 14e-1 under the U.S. Securities Exchange Act of 1934, as amended, which require that material changes be promptly disseminated to security holders in a manner reasonably designed to inform them of such changes), delivery of this prospectus shall not under any circumstances create any implication that the information contained in or incorporated by reference into this prospectus is correct as of any time after the date of this prospectus or the respective dates of the documents incorporated herein by reference or that there has been no change in the information included or incorporated by reference herein or in the affairs of Enel Chile or any of its subsidiaries or affiliates since the date hereof or the respective dates of the documents incorporated herein by reference.

v

Page
COMPARATIVE MARKET PRICE DATA	177
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION	178
ENEL CHILE SELECTED FINANCIAL DATA	179
ENEL GENERACIÓN SELECTED FINANCIAL DATA	181
EGPL SELECTED FINANCIAL DATA	184
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION	186
INFORMATION ABOUT THE COMPANIES	198
Enel Chile	198
Enel Generación	198
EGPL	199
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	200
COMPARISON OF RIGHTS OF HOLDERS OF ENEL GENERACIÓN SHARES AND HOLDERS OF ENEL CHILE SHARES	201
Comparison of Rights	201
Dividends	203
LEGAL MATTERS	204
EXPERTS	204
ENFORCEABILITY OF CIVIL LIABILITIES	205

ANNEXES
Annex A—Directors and Executive Officers of the Enel Filing Persons and Enel Generación	A-1
Annex B—Information Regarding EGPL	B-1
Annex C—Opinion of Banchile Asesoría Financiera S.A., independent evaluator of Enel Generación	C-1
Annex D—Opinion of ASSET Chile S.A., additional independent evaluator of Enel Generación	D-1
Annex E—Opinion of Larraín Vial Servicios Profesionales Ltda., independent evaluator of Enel Chile	E-1
Annex F—Opinion of Econsult RS Capital S.p.A., additional independent evaluator of Enel Chile	F-1
Annex G—Report of Oscar Molina, independent appraiser of Enel Chile	G-1
Annex H—Report of Felipe Schmidt, independent appraiser of EGPL	H-1
Annex I—Presentation, dated August 21, 2017, made by BTG Pactual Chile S.p.A. and BTG Pactual Chile S.A. Corredores de Bolsa, the financial advisors to Enel Chile (collectively, “BTG Pactual”)	I-1
Annex J—Presentation, dated August 30, 2017, made by BTG Pactual	J-1
Annex K—Presentation, dated October 26, 2017, made by BTG Pactual	K-1
Annex L—Management presentation, dated September 8, 2017, prepared with the participation of Mediobanca – Banca di Credito Finanziario S.p.A., the financial advisor to Enel (“Mediobanca”)	L-1
Annex M—Management presentation, dated November 8, 2017, prepared with the participation of Mediobanca	M-1
Annex N—Management presentation, dated November 20, 2017, prepared with the participation of Mediobanca	N-1
Annex O—General Terms of the Reorganization	O-1

QUESTIONS AND ANSWERS ABOUT THE OFFERS

Except as otherwise specifically noted, “Enel Chile,” as well as “we,” “our,” “us” and similar words in this prospectus refer to Enel Chile S.A. and its consolidated subsidiaries. Enel Generación Chile S.A. is one of our consolidated subsidiaries and when we describe Enel Chile we include Enel Generación Chile S.A. and its consolidated subsidiaries in that description. When we refer to “Enel Generación” or “Enel Generación Chile S.A.,” we mean Enel Generación Chile S.A. and its consolidated subsidiaries on a stand-alone basis, separate from the other businesses of Enel Chile.

In this section, “Questions and Answers About the Offers,” and in the “Summary” beginning on page 19, we highlight selected information contained in this prospectus but we have not included all of the information that may be important to you. To better understand the Offers (as defined below) and for a more complete description of their legal terms, you should read carefully this entire prospectus, including the annexes, as well as the documents we have incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Q.	Who is making the U.S. Offer?

A.	Enel Chile, a publicly held stock corporation (sociedad anónima abierta) organized and existing under the laws of the Republic of Chile. As of the date of this prospectus, Enel Chile beneficially owns 4,919,488,794 shares of Enel Generación common stock, without par value (“Enel Generación Shares”), representing 60.0% of the total number of Enel Generación Shares (including Enel Generación Shares represented by American Depositary Shares or “ADSs”). Enel Chile is a subsidiary of Enel S.p.A. (“Enel”), which currently holds direct beneficial ownership of 60.6% of Enel Chile. On November 16, 2017, Enel South America S.r.l., a wholly owned subsidiary of Enel through which Enel held its ownership interest in Enel Chile, merged with and into Enel, with Enel as the surviving company. Enel is a holding company engaged, through subsidiaries and affiliates, in the integrated production, distribution, and sale of electricity and gas in 32 countries across 4 continents. See “Special Factors—Description of the Enel Filing Persons, Enel Generación and their Respective Directors and Officers.”

Q.	What is the background and purpose of the Offers?

A.	The Offers are part of a proposed Reorganization (as defined below), which seeks to consolidate Enel’s conventional and non-conventional renewable energy generation businesses in Chile under one company and to increase Enel Chile’s ownership interest in Enel Generación to obtain the potential benefits of such further consolidation of ownership, and must be considered within the context of the Reorganization. See “Special Factors—Background of the Offers” and “Special Factors—Reasons for the Reorganization.”

Q.	What is the Reorganization?

A.	In addition to the Offers, Enel Chile is (i) conducting a capital increase (the “Capital Increase”) in order to obtain new shares of common stock, without par value, of Enel Chile (“Enel Chile Shares”) to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition (as defined below) or the Enel Chile Share Subscription Condition (as defined below), as applicable and (ii) expected to conduct a merger in which Enel Green Power Latin América S.A., a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile and a wholly owned holding company subsidiary of Enel holding non-conventional renewable energy projects in Chile (“EGPL”), merges into Enel Chile (the “Merger” and together with the Offers and the Capital Increase, the “Reorganization”). Under Chilean law, the Reorganization (including the Offers and the Merger) is deemed to be a related party transaction, subject to the statutory requirements and protections of Law No. 18,046 (the “Chilean Corporations Act”).

Following consummation of the Reorganization, due to Enel Chile’s ownership of Enel Generación and its Chilean electricity distribution business through Enel Distribución Chile S.A. (“Enel Distribución”) and the merger of EGPL’s renewable energy business into Enel Chile, holders of Enel Generación Shares and Enel Generación ADSs (as defined below) that become holders of Enel Chile Shares and Enel Chile ADSs pursuant to the Enel Chile U.S. Share/ADS Subscription Condition or the Enel Chile Share Subscription Condition, as applicable, will have the opportunity to participate directly in the future earnings, profits and growth of the businesses of Enel Chile and indirectly in the future earnings, profits and growth of the businesses of Enel Generación as well as Enel Distribución and the renewable business currently conducted by EGPL and will indirectly face the risk of losses or the risk of a decline in the value of Enel Generación, Enel Distribución, or the renewable business currently conducted by EGPL. See “Special Factors—Plans for Enel Generación Following the Offers; Management and Operations after the Offers” and “Special Factors—Certain Effects of the Offers and the Merger.”

Below is a tentative transaction timetable for the Reorganization. There may be significant changes depending on developments and all future dates are all subject to change.

Date	Action(s)
August 25-28, 2017	The Board of Directors of Enel Chile and Enel Generación authorized their respective companies to analyze the proposed Reorganization.

September 20, 2017	The Board of Directors of EGPL authorized the company to analyze the proposed Reorganization.

October 13, 2017	Comisión para el Mercado Financiero (the Chilean Financial Market Commission, formerly known as the Superintendencia de Valores, or the “SVS”) confirmed that the SVS would not object if the Offers in Chile is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition.

October 24, 2017	EGPL is converted from a limited liability company (sociedad de responsibilidad limitada) into a closely held stock corporation (sociedad anónima cerrada).

October 24, 2017	Chilean Superintendence of Pensions (Superintendencia de Pensiones) confirmed that the Chilean Pension Funds Administrators (“AFPs”), as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with simultaneous delivery versus payment requirements set forth in the Compendium of Rules of the Pension System and standard share exchange procedures applicable to AFPs.

November 3, 2017	Delivery of interim Chilean financial statements of Enel Chile, Enel Generación and EGPL as of and for the nine months ended September 30, 2017 (i.e., within 90 days before the date of the shareholders’ meeting to approve the Merger, as required under Chilean law).

November 3, 2017	Delivery of (i) appraisals by independent appraisers to Enel Chile and EGPL, and (ii) reports by independent evaluators to Enel Chile and Enel Generación.

November 9, 2017	Delivery of the opinions of the Directors’ Committees of Enel Chile and Enel Generación required under Chilean law.

November 14, 2017	Delivery of the opinions of the individual directors of Enel Chile and Enel Generación with respect to the Reorganization.

November 14, 2017	Delivery of the supplementary opinion of the Directors’ Committee of Enel Generación required under Chilean law.

November 14, 2017	The Boards of Directors of Enel Chile and EGPL unanimously approved, among other matters, the actions relating to the Reorganization and the summoning of extraordinary shareholders’ meetings (“ESMs”) of the respective companies to approve, among other matters, the Reorganization as a related party transaction and the Merger.

November 14, 2017	The members of the Board of Directors of Enel Generación without any interest in the Reorganization unanimously approved the Reorganization as a related party transaction, and the Board of Directors of Enel Generación unanimously approved, among other matters, the summoning of the ESM to inform the shareholders about the Reorganization and to approve the amendments to the bylaws of Enel Generación.

November 14, 2017	Public notice of Enel Chile, Enel Generación and EGPL Board actions.

November 14, 2017	Public notice of the agenda of the ESMs to shareholders of Enel Chile and Enel Generación.

November 29, 2017	Mailing of information statements with respect to the ESMs of Enel Chile and Enel Generación to the holders of Enel Chile ADSs and Enel Generación ADSs.

December 15, 2017	Voting cut-off date for Enel Chile ADSs and Enel Generación ADSs (3 business days prior to the ESMs).

December 6, 2017	SVS confirmed that payment to shareholders exercising statutory merger dissenters’ withdrawal rights in connection with the Merger may be suspended until the Reorganization is completed.

December 11, 2017	Enel confirms that if all phases of the Reorganization are successful, Enel will develop and manage its non-conventional renewable energy business in Chile exclusively through Enel Chile subsidiaries, as long as Enel is Enel Chile’s controlling shareholder.

December 20, 2017	The ESMs of Enel Chile, Enel Generación and EGPL held.

December 21, 2017	Beginning of exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders.

January 19, 2018	Expiration of the exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders (30 calendar days from approval of the Merger at the ESMs).

February 7, 2018	Registration with the SVS of the new Enel Chile Shares issued in connection with the Capital Increase.

February 9, 2018	Registration with the Chilean Stock Exchanges (as defined below) of the new Enel Chile Shares issued in connection with the Capital Increase.

February 15, 2018	Commencement of preemptive rights offering in connection with the Capital Increase.

February 15, 2018	Publication in two Chilean newspapers with national coverage of the notice informing the commencement of the Chilean Offer.

February 16, 2018	Commencement of the Offers in Chile and the United States.

March 16, 2018	Expiration of the preemptive rights offering period in connection with the Capital Increase (30 calendar days from launch).

March 22, 2018	Expiration of the tender offer period (35 calendar days from commencement of the Offers, considering the extension of the initial period) in Chile and in the United States.

March 25, 2018	Publication of the notice of the results of the Offers (aviso de resultado) and acceptance of tendered Enel Generación Securities (three calendar days after expiration of the Offers) and effectiveness of Enel Generación bylaw amendments.

April 2, 2018	Reorganization effective.

Q.	Are shareholder approvals required for the Offers?

A.	The Offers do not require the approval by the holders of Enel Chile Shares or Enel Generación Shares as a separate matter. However, given that the proposed Reorganization is deemed to be a related party transaction under Chilean law, the Offers will not be launched or consummated without the approval by shareholders or the Board, as applicable, of Enel Chile, Enel Generación and EGPL of the Reorganization (including the Offers) as a related party transaction. In addition, the launch of the Offers is conditioned on approval by Enel Chile and EGPL shareholders of the Merger and approval by Enel Generación shareholders of amendments to the Enel Generación bylaws to eliminate the 65% stock ownership limitations under Title XII of Decree No. 3,500 of 1980 (“DL 3,500”), which is the Chilean law that regulates pension fund investments. As a result, the Offers will not be launched without obtaining such shareholder and/or Board approvals, as applicable.

The following matters were approved by the shareholders of Enel Chile, Enel Generación and EGPL at their respective ESMs held on December 20, 2017:

•	Enel Chile: Approval of (i) the Reorganization as a related party transaction under Chilean law; (ii) the Merger, (iii) the Capital Increase, (iv) the authorization to vote the Enel Generación Shares owned by Enel Chile in favor of the amendments to Enel Generación’s bylaws, and (v) the amendments to Enel Chile’s bylaws, each of which (other than the proposal described in clause (iv)) required the affirmative vote of two-thirds of the outstanding voting shares of Enel Chile.

•	Enel Generación: Approval of the amendments to Enel Generación’s bylaws to, among other things, remove the 65% ownership limitation applicable to any shareholder of Enel Generación, which required the affirmative vote of 75% of the outstanding voting shares of Enel Generación. (Note that shareholder approval of the Reorganization as a related party transaction was not necessary because under Chilean law, a related party transaction may be approved either (i) by the unanimous approval of the directors of Enel Generación that do not have an interest in the Reorganization, or (ii) in the absence of such unanimous approval described in clause (i), by the shareholders of Enel Generación at an ESM with the approval of two-thirds of the outstanding voting shares. The Board of Directors of Enel Generación (including both non-interested directors) unanimously approved the Reorganization (including the Offers) as a related party transaction on November 14, 2017). See “Special Factors—Background of the Offers.”

•	EGPL: Approval of (i) the Reorganization as a related party transaction under Chilean law, and (ii) the Merger, each of which was approved by Enel as the sole shareholder of EGPL.

See “The Reorganization,” “The Offers,” “The Capital Increase” and “The Merger.”

Q.	What securities are being sought in the U.S. Offer?

A.

In the U.S. Offer, Enel Chile is offering to purchase (i) any and all outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile, held by all U.S. Persons (as defined herein) and (ii) any and all outstanding ADSs of Enel Generación, each representing 30 Enel Generación Shares (the “Enel Generación ADSs” and together with Enel Generación Shares, “Enel Generación Securities”), held by all holders of Enel Generación ADSs, wherever located.

Q.	What would I receive in exchange for my Enel Generación Shares and Enel Generación ADSs in the U.S. Offer and will I have to pay any fees or commission?

A.	Holders of Enel Generación Securities who validly tender in the U.S. Offer and do not properly withdraw prior to 4:30 p.m., New York City time (the “Expiration Time”) on March 22, 2018 (the “Expiration Date”), their Enel Generación Shares or Enel Generación ADSs, as the case may be, will receive the following:

•	for each Enel Generación ADS, Ch$17,700 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below; and

•	for each Enel Generación Share, Ch$590 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below.

The U.S. Offer is subject to the condition that any eligible holder of Enel Generación Shares and/or Enel Generación ADSs validly tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer shall have agreed to apply Ch$236 of the consideration payable for each Enel Generación Share validly tendered (the “Enel Chile Share Subscription Amount”) and Ch$7,080 of the consideration payable for each Enel Generación ADS validly tendered to subscribe for Enel Chile Shares or ADSs of Enel Chile, each representing 50 Enel Chile Shares (“Enel Chile ADSs” and together with Enel Chile Shares, the “Enel Chile Securities”), as the case may be, at a subscription price of Ch$82 per Enel Chile Share (or Ch$4,100 per Enel Chile ADS) (the “Enel Chile U.S. Share/ADS Subscription Condition”). Following completion of the U.S. Offer, for each Enel Generación Share validly tendered in the U.S. Offer, an Enel Generación shareholder will receive Ch$354 in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and 2.87807 Enel Chile Shares as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition. Following completion of the U.S. Offer, for each Enel Generación ADS validly tendered in the U.S. Offer, an Enel Generación ADS holder will receive Ch$10,620 in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and 1.72683 Enel Chile ADSs (subject to a US$0.05 issuance fee for each Enel Chile ADS) as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition.

The net cash consideration paid to U.S. Persons tendering Enel Generación Shares and tendering holders of Enel Generación ADSs in the U.S. Offer, after giving effect to the subscriptions for Enel Chile Shares and Enel Chile ADSs pursuant to the Enel Chile U.S. Share/ADS Subscription Condition, will be converted into U.S. dollars at the weighted average value exchange rate between the Chilean peso and the U.S. dollar for the spot transactions carried out on business days in Chile, between the Expiration Date of the Offers and the payment date. However, U.S. Persons who tender into the Chilean Offer will be paid the net cash consideration in Chilean pesos and not U.S. dollars. Furthermore, it is possible that, due to requirements of applicable law or market practice, holders of Enel Generación Shares tendering in the Chilean Offer will be paid either before or after holders tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer, although the gross aggregate consideration offered per share denominated in Chilean pesos will be the same. In addition, it is recommended that U.S. Persons wishing to tender in the Chilean Offer consult their tax advisor as there may be different tax consequences in the Chilean Offer not contemplated in this prospectus. See “Risk Factors” and “Material Chilean Tax Consequences.”

If you are the record owner of your Enel Generación Shares or your Enel Generación ADSs and you tender your Enel Generación Shares or your Enel Generación ADSs to Enel Chile through Computershare Trust Company, N.A. (the “U.S. Share Tender Agent”) and Citibank, N.A. (the “ADS Tender Agent”) in the U.S. Offer, you will not have to pay brokerage fees or similar expenses, except that Citibank, N.A., in its capacity as depositary for the Enel Generación ADS program (the “Enel Generación ADS Depositary”), will deduct a issuance fee of US$0.05 per Enel Chile ADS issued from any payment of cash or distribution of Enel Chile ADSs in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition to tendering Enel Generación ADS holders. If you own your Enel Generación Shares or your Enel Generación ADSs through a broker or other nominee, and your broker or nominee tenders your Enel Generación Shares or your Enel Generación ADSs on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges or fees will apply.

Q.	Does the consideration for the U.S. Offer represent a premium over the recent trading prices of Enel Generación Shares and Enel Generación ADSs?

A.	The consideration for the U.S. Offer of Ch$590 per Enel Generación Share and Ch$17,700 per Enel Generación ADS represents a premium of 2.7% over the closing price of Ch$574.76 per Enel Generación Share reported on the Santiago Stock Exchange on February 6, 2018 and a premium of 2 % over the closing price of US$28.86 per Enel Generación ADS reported on the New York Stock Exchange (“NYSE”) on February 6, 2018 based on the all-cash purchase price of Ch$590 per Enel Generación Share, before taking into account the Enel Chile Share Subscription Condition and the Enel Chile U.S. Share/ADS Subscription Condition.

Taking into account the 40% of the cash consideration to be used to subscribe for Enel Chile Shares and the closing price of Ch$73.97 per Enel Chile Share as reported on the Santiago Stock Exchange and US$6.16 per Enel Chile ADS as reported on the NYSE, both on February 6, 2018, and applying an implied exchange ratio of 7.19512 Enel Chile Shares for each Enel Generación Share, plus 60% of the cash purchase price of Ch$590 for each Enel Generación Share and Ch$17,700 for each Enel Generación ADS, the total value of the consideration for each Enel Generación Share of Ch$566.89 and Ch$17,351.50 for each Enel Generación ADS would represent a discount of 1.4% over the closing price of Enel Generación Shares as reported on the Santiago Stock Exchange on February 6, 2018 and a discount of 1.9% over the closing price of Enel Generación ADSs as reported on the NYSE on February 6, 2018.

The premium for Enel Generación Shares and the premium for Enel Generación ADSs, based on the February 6, 2018, trading prices, were different as a result of the difference in the trading prices of Enel Chile Shares and Enel Chile ADSs, as well as Enel Generación Shares and Enel Generación ADSs, on such date.

Q.	Why is there an Enel Chile U.S. Share/ADS Subscription Condition?

A.	The Enel Chile U.S. Share/ADS Subscription Condition is provided to make the terms of the U.S. Offer match as closely as possible the Chilean Offer. See “—Why is there an Enel Chile Share Subscription Condition?”

Q.	Does Enel Chile have the financial resources to complete the U.S. Offer?

A.	The consideration for the U.S. Offer will consist of cash, subject to the Enel Chile U.S. Share/ADS Subscription Condition. The net cash consideration will be financed by cash on hand and borrowings under a bridge loan facility entered into as of January 12, 2018. See “The Offers—Source and Amounts of Funds.” Neither the U.S. Offer nor the Chilean Offer are subject to any financing condition.

Q.	Is Enel Chile’s financial condition relevant to my decision to tender Enel Generación Securities?

A.	Yes. If the U.S. Offer is consummated and you validly tendered and have not validly withdrawn Enel Generación Securities pursuant to the U.S. Offer, you will become a holder of Enel Chile Shares and/or Enel Chile ADSs, as the case may be, pursuant to the Enel Chile U.S. Share/ADS Subscription of the U.S. Offer. You should consider Enel Chile’s financial condition before you decide whether to participate in the U.S. Offer. In considering Enel Chile’s financial condition, you should review the documents incorporated by reference into this prospectus and the pro forma financial information included in this prospectus because they contain detailed business, financial and other information about Enel Chile.

Q.	Who can participate in the U.S. Offer?

A.	The U.S. Offer is open to all holders of Enel Generación ADSs (whether or not held by U.S. Persons) and to holders of Enel Generación Shares that are U.S. Persons. Non-U.S. Persons may tender Enel Generación Shares only in the Chilean Offer.

Q.	What is the Chilean Offer?

A.	Concurrently with the U.S. Offer, Enel Chile is offering to purchase any and all outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile, held by all holders of Enel Generación Shares (including U.S. Persons) (the “Chilean Offer” and together with the U.S. Offer, the “Offers”), subject to, among other conditions, the Enel Chile Share Subscription Condition. See “What are the principal differences between the U.S. Offer and Chilean Offer?” and “The Offers—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

Q.	Why is there a separate Chilean Offer?

A.	U.S. and Chilean laws and practice relating to tender offers are different and inconsistent in several ways. We are making the U.S. Offer in compliance with U.S. law and the Chilean Offer in compliance with Chilean law. In general, the economic terms and conditions relating to the U.S. Offer and the Chilean Offer are substantially the same. See “The Offers—Terms of the U.S. Offer and Expiration Date.”

Q.	Who can participate in the Chilean Offer?

A.	The Chilean Offer is open to all holders of Enel Generación Shares (including U.S. Persons). Holders of Enel Generación ADSs may not tender their Enel Generación ADSs in the Chilean Offer. Holders of Enel Generación ADSs who wish to participate in the Chilean Offer must cancel their Enel Generación ADSs in accordance with the terms thereof, receive the Enel Generación Shares and then comply with the requirements of the Chilean Offer. Holders of Enel Generación Shares and holders of Enel Generación ADSs who surrender their Enel Generación ADSs and withdraw the Enel Generación Shares underlying their Enel Generación ADSs from the Enel Generación ADS program, in each case, who wish to participate in the Chilean Offer, should carefully consider that they may not be granted the protection of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), among other factors. See “The Offers—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

Q.	Why is there an Enel Chile Share Subscription Condition?

A.	The Enel Chile Share Subscription Condition is a condition established by Enel Chile in order to successfully implement the Reorganization, including the Capital Increase payable only with cash. On October 13, 2017, the SVS confirmed that the SVS would not object if the Chilean Offer is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition. In addition, on October 24, 2017, the Chilean Superintendence of Pension Funds Administrators (Superintendencia de Pensiones) confirmed that the AFPs, as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with normal settlement procedures applicable to AFPs.

Q.	What are the principal differences between the U.S. Offer and Chilean Offer for a U.S. Person holding Enel Generación Shares?

A.

The terms and conditions of the U.S. Offer and the Chilean Offer are substantially similar and only differ to the extent required by law or local customary market practice. The principal difference between the Chilean

Offer and the U.S. Offer is that any eligible holder of Enel Generación Shares tendering in the Chilean Offer will receive Ch$590 per Enel Generación Share, subject to the Enel Chile Share Subscription Condition, payable in Chilean pesos rather than Ch$590 per Enel Generación Share, subject to the Enel Chile U.S. Share/ADS Subscription Condition, payable in U.S. dollars. However, there is no difference between the U.S. Offer and the Chilean Offer with respect to gross per share value of the consideration offered for each Enel Generación Share, the Enel Chile Share Subscription Amount or in the per share subscription price for Enel Chile Shares. Under U.S. tender offer regulations, a tender offer must remain open for at least 20 business days, but there is no maximum time limit. However under Chilean law, the maximum time period that the Chilean Offer can remain open is 45 calendar days. Since Enel Chile has exercised its one-time right to extend the Chilean Offer so that the Chilean Offer offering period, as extended, coincides with the offering period in the U.S. Offer, the Chilean Offer may not be further extended, even if the U.S. Offer is extended. Furthermore, U.S. Persons who wish to participate in the Chilean Offer may not be granted the protection of the Exchange Act. See “The Offers—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

Q.	What are the significant conditions of the Offers?

A.	The launch of the Offers will be subject to the satisfaction of the following conditions:

•	the shareholders of Enel Chile and EGPL have approved the Merger at their respective ESMs (which approvals by the shareholders of Enel Chile and EGPL were obtained on December 20, 2017), subject to the conditions precedent applicable to the Merger;

•	the shareholders of Enel Generación have approved at its ESM the proposed amendments to the Enel Generación Bylaws (estatutos) to remove the limitations and restrictions set forth under Title XII of DL 3,500, including among other things, the 65% stock ownership limit applicable to any shareholder and any other related restrictions (which approval by the shareholders of Enel Generación was obtained on December 20, 2017), even if the effectiveness of such bylaw amendments (which is subject to the satisfaction of its own applicable conditions precedent) has not yet occurred; and

•	registration of the new Enel Chile Shares to be issued in connection with the Capital Increase and the Offers with the SVS and the Santiago Stock Exchange, the Valparaíso Stock Exchange and the Chilean Electronic Stock Exchange (collectively, the “Chilean Stock Exchanges”).

The Offers will be subject to the satisfaction or waiver of the following conditions on or before the expiration of the Offers:

•	the valid tender in the Offers of a total number of Enel Generación Securities such that Enel Chile would hold a more than 75% interest in Enel Generación following the consummation of the Offers, including the satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition in the case of the U.S. Offer and the Enel Chile Share Subscription Condition and the Enel Chile Share Subscription Condition in the case of the Chilean Offer (Note that as of the date of this prospectus, Enel Chile has not determined under what circumstances it may waive the condition that its ownership interest in Enel Generación must exceed 75% after completion of the Offers);

•	Enel Chile has available for issuance the necessary number of newly issued Enel Chile Shares following the expiration of the preemptive right period in the Capital Increase to permit the subscription of Enel Chile Securities required to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition (Note that as a practical matter, if holders of Enel Chile Shares exercise preemptive rights and subscribe for new Enel Chile Shares in excess of the limit required in order to have a sufficient number of Enel Chile Shares available to issue to tendering holders of Enel Generación Securities in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition (between approximately 3.5 billion and 9.4 billion new Enel Chile Shares, assuming that Enel Chile acquires Enel Generación Shares and ADSs such that its ownership of Enel Generación after completion of the Offers would be between more than 75% and 100%), this condition cannot be satisfied);

•	Enel does not cease to be at any time the controlling shareholder of Enel Chile and maintains at all times, more than 50.1% of the voting capital in Enel Chile;

•	the absence of any legal proceeding or action seeking to: (i) prohibit or materially prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•	the absence of any legal proceeding or action seeking to (i) prohibit or materially prevent the consummation of the Offers; (ii) impose material limitations on Enel Chile’s ability to effectively acquire the Enel Generación Securities, including any material restriction on the proposed amendments to the Enel Generación bylaws relating to Title XII of DL 3,500; (iii) impose limitations on Enel Chile’s ability to exercise its property rights over the Enel Generación Securities acquired in the Offers, including the right to vote such Enel Generación Securities; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above; and

•	the absence of any Material Adverse Change, which is defined as any event, fact or circumstance resulting in or having a material adverse impact on the business, properties, assets, obligations, results or operations of Enel Generación in an amount equal to or greater than 7% of Enel Generación’s market capitalization, measured on the business day before the date when such Material Adverse Change occurred.

Enel Chile will declare the Offers successful if the conditions above are satisfied or waived.

See also “The Reorganization—Conditions of the Reorganization.”

Q.	Until when do I have to decide whether to tender in the U.S. Offer?

A.	You will have until 4:30 p.m., New York City time, on March 22, 2018, to validly tender your Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer, unless the U.S. Offer is extended. Under Chilean law, the Chilean Offer is expected to expire at 5:30 p.m., Chilean time, on March 22, 2018, and 4:30 p.m. New York City Time. There is no guaranteed delivery procedure for the tendering of Enel Generación Shares or Enel Generación ADSs into the U.S. Offer. See “The Offers—Terms of the U.S. Offer and Expiration Date,” “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares” and “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs.”

Q.	Can the U.S. Offer be extended and under what circumstances?

A.	Yes. We expressly reserve the right, in our sole discretion but subject to applicable law, to extend the period of time during which the U.S. Offer remains open, from time to time. “The Offers—Terms of the U.S. Offer and Expiration Date.”

Q.	How will I be notified if the U.S. Offer is extended?

A.	If we extend the U.S. Offer, we will inform the ADS Tender Agent and the U.S. Share Tender Agent of that fact. We also will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next business day after the day on which the U.S. Offer was scheduled to expire. See “The Offers—Terms of the U.S. Offer and Expiration Date.”

Q.	If the U.S. Offer is extended, what impact will this have on the Chilean Offer?

A.	We expect to conduct the U.S. Offer and the Chilean Offer simultaneously and, therefore, we currently intend the U.S. Offer and the Chilean Offer to expire on the same day. Under Chilean law, the maximum time period that the Chilean Offer can remain open is 45 calendar days. Since Enel Chile has exercised its one-time right to extend the Chilean Offer so that the Chilean Offer offering period, as extended, coincides with the offering period in the U.S. Offer, the Chilean Offer may not be further extended, even if the U.S. Offer is extended.

Q.	If the Chilean Offer is extended, what impact will this have on the U.S. Offer?

A.	We expect to conduct the U.S. Offer and the Chilean Offer simultaneously and therefore currently intend the U.S. Offer and the Chilean Offer to expire on the same day. Under Chilean law, the maximum time period that the Chilean Offer can remain open is 45 calendar days. Since Enel Chile has exercised its one-time right to extend the Chilean Offer so that the Chilean Offer offering period, as extended, coincides with the offering period in the U.S. Offer, the Chilean Offer may not be further extended, even if the U.S. Offer is extended.

Q.	How do I tender my Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer?

A.	To tender your Enel Generación Shares in the U.S. Offer, prior to the expiration of the U.S. Offer, you must (1) complete and sign the Form of Acceptance (or a copy thereof, provided the signature is original) in accordance with the instructions in the Form of Acceptance and mail or deliver it to the U.S. Share Tender Agent, (2) deliver a certificate from the share department of Enel Generación administered by DCV Registros S.A. (“DCV Registros”) to the U.S. Share Tender Agent and (3) either (i) deliver the título(s) de acciones (certificate(s) of title) representing your Enel Generación Shares to the U.S. Share Tender Agent or (ii) arrange for book-entry delivery of your Enel Generación Shares through the system of the Depósito Central de Valores S.A. (the “DCV”) to an account (the “DCV Custodial Account”) that has been established for the purposes of the U.S. Offer by on behalf of the U.S. Share Tender Agent. See “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares.”

To tender your Enel Generación ADSs in the U.S. Offer, prior to the expiration of the U.S. Offer, the ADS Tender Agent must receive the American Depositary Receipts (“ADRs”) representing the Enel Generación ADSs, if applicable, or book-entry transfer of such Enel Generación ADSs, together with a properly completed and duly executed ADS Letter of Transmittal, or an agent’s message transmitted by The Depository Trust Company to the ADS Tender Agent stating that you have expressly agreed to be bound by the terms of the ADS Letter of Transmittal and all other required documents. See “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs.”

Q.	Until what time can I withdraw previously tendered Enel Generación Shares or Enel Generación ADSs?

A.	You can withdraw previously tendered Enel Generación Shares or Enel Generación ADSs from the U.S. Offer at any time until the U.S. Offer has expired and, if we have not agreed by April 16, 2018 (60 days after the commencement of the U.S. Offer) to accept your Enel Generación Shares or Enel Generación ADSs for payment, you can withdraw them at any time after such date until we accept your tendered Enel Generación Shares or Enel Generación ADSs for payment. See “The Offers—Terms of the U.S. Offer and Expiration Date” and “The Offers—Procedures for Participating in the U.S. Offer—Tender Withdrawal Rights.”

Q.	How do I withdraw previously tendered Enel Generación Shares and/or Enel Generación ADSs?

A.

To withdraw previously tendered Enel Generación Shares or Enel Generación ADSs from the U.S. Offer, you must deliver a written notice of withdrawal, or a copy of one, with the required information to the U.S.

Share Tender Agent or the ADS Tender Agent, as applicable, while you still have the right to withdraw the previously tendered Enel Generación Shares or Enel Generación ADSs. Withdrawn Enel Generación Shares and Enel Generación ADSs may be retendered again following one of the procedures described in this prospectus, at any time until the U.S. Offer has expired. See “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares,” “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs” and “The Offers—Procedures for Participating in the U.S. Offer—Tender Withdrawal Rights.”

Q.	How and when will I receive the consideration for my Enel Generación Securities tendered in the U.S. Offer?

A.	Subject to the terms and conditions of the U.S. Offer, we will pay for all Enel Generación Shares and Enel Generación ADSs validly tendered and not validly withdrawn as of the Expiration Date and upon the satisfaction or waiver by us of all conditions to the U.S. Offer set forth in “The Offers—Conditions of the U.S. Offer,” and in any case pursuant to applicable Chilean law or practice.

We will pay for your Enel Generación Shares and/or Enel Generación ADSs that are validly tendered and not validly withdrawn by depositing the purchase price, net of withholding taxes, any applicable distribution fees and the applicable subscription price pursuant to the Enel Chile U.S. Share/ADS Subscription Condition, with the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, who will act as depositary for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for tendered Enel Generación Shares will be made only after timely receipt by the U.S. Share Tender Agent of the títulos de acciones (certificates of title) representing your Enel Generación Shares or of a confirmation of a book-entry transfer of such Enel Generación Shares to the DCV Custodial Account as described in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares.”

In addition, we will apply the Enel Chile Share Subscription Amount to the subscription of the Enel Chile Shares to be issued in connection with the U.S. Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition (including Enel Chile Shares underlying Enel Chile ADSs) and cause the Enel Chile Shares to be delivered through the facilities of the DCV in Chile at the same time as Enel Chile Shares are delivered in the Chilean Offer. The aggregate Enel Chile Share Subscription Amount of all Enel Generación Shares validly tendered by each Enel Generación shareholder will be used to purchase the largest whole number of Enel Chile Shares that can be purchased with such amount and any remaining portion of the Enel Chile Share Subscription Amount will be delivered in cash together with the cash portion of the consideration in the Offers. Until the Enel Chile Shares are allocated to your account, you will not have title to the Enel Chile Shares and will not be able to sell your new Enel Chile Shares on the Chilean Stock Exchanges. Similarly, until the Enel Chile ADSs are issued by Enel Chile’s ADS depositary and accepted for listing on the NYSE, you will not be able to sell your new Enel Chile ADSs on the NYSE. The newly issued Enel Chile Shares to be offered in connection with the Enel Chile U.S. Share/ADS Subscription Condition in the U.S. Offer, including Enel Chile Shares underlying Enel Chile ADSs, will be listed on the Chilean Stock Exchanges and the new Enel Chile ADSs will be listed on the NYSE. Tendering Enel Generación shareholders (including the ADS Custodian) will receive their new Enel Chile Shares pursuant to the Enel Chile Share Subscription Condition and the Enel Chile U.S. Share/ADS Subscription Condition in connection with the Offers on the same date as the cash payment, which is expected to be the first Chilean business day of the month following the date on which Enel Chile publishes the results notice declaring the Offers successful. The results of the Offers are currently expected to be published on March 25, 2018; however, due to the Easter holidays in Chile, the payment for the tendered Enel Generación Shares and Enel Generación ADSs is expected to occur on April 2, 2018, the first Chilean business day in April 2018, within approximately eight Chilean business days after the results of the Offers are published. The distribution of the cash payment and Enel Chile ADSs to tendering Enel Generación ADS holders will be in accordance with the ADS Depositary’s normal procedures for ADS issuances and cash distributions. Under no circumstances will interest be paid by Enel Chile on the purchase price paid for Enel Generación Shares and

Enel Generación ADSs pursuant to the U.S. Offer regardless of any delay in making such payments or extension of the Expiration Date.

If any tendered Enel Generación Shares and/or Enel Generación ADSs are not accepted for any reason, any documents of title relating to the Enel Generación Shares or Enel Generación ADSs and other documents of title, if any, will be returned, without expense to, but at the risk of, the tendering holder (or, in the case of Enel Generación Shares or Enel Generación ADSs delivered by book-entry transfer, by transfer of such Enel Generación Shares or Enel Generación ADSs to an account maintained at DCV or the Book-Entry Transfer Facility, as applicable), as promptly as practicable.

Q.	Is the Reorganization fair to the unaffiliated shareholders of Enel Generación?

A.	Each of Enel Chile and Enel (collectively, the “Enel Filing Persons”), as well as Enel Generación believes that the Reorganization (including the Offers, as well as the Capital Increase and the Merger) is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación.

In accordance with the requirements of Chilean law, each of the Boards of Directors of Enel Chile and Enel Generación appointed independent evaluators (evaluadores independientes) to evaluate the Reorganization as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act. In connection with the Merger and in accordance with the requirements of Chilean law, the respective Boards of Directors of Enel Chile and EGPL each appointed an independent appraiser (perito independiente) to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) on the valuations of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger, based on interim 2017 financial statements as of and for the nine months ended September 30, 2017.

For purposes of determining whether or not the Reorganization is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación, as required by Rule 13e-3 under the Exchange Act, each of the Boards of Directors of Enel Chile and Enel Generación reviewed and evaluated the terms of the Reorganization based on the opinions and reports delivered by the independent evaluators and independent appraisers and Enel adopted the determination of the Board of Directors of Enel Chile.

See “Special Factors—Position of Enel Generación as to the Fairness of the Reorganization; Recommendation” and “Special Factors—Position of Enel Chile and Enel as to the Fairness of the Reorganization.”

Q.	Has the Board of Directors of Enel Generación made any recommendation regarding the U.S. Offer and/or the Chilean Offer?

A.	The Board of Directors of Enel Generación unanimously resolved that the Reorganization (including the Offers and the Merger) is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación that participate in the Offers. See “Special Factors—Position of Enel Generación as to the Fairness of the Reorganization; Recommendation.” However, as the Offers have not yet been launched, the Board of Directors of Enel Generación has not yet made a specific recommendation to the shareholders of Enel Generación whether to accept or reject the Offers.

Although under Chilean law the Board of Directors of Enel Generación, as a body, is not required to make a recommendation to its shareholders whether to accept or reject the Offers, the Board of Directors of Enel Generación intends to take action to determine the recommendation of the Board with respect to the U.S. Offer as required to be disclosed by Rule 14e-2 under the Exchange Act. Enel Generación must file a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days of the date of the launch of the U.S. Offer that includes a statement by the Board of Directors of Enel Generación as to whether it recommends that Enel Generación shareholders accept or reject the U.S. Offer.

Q:	Do I have appraisal rights?

A.	The Chilean Corporations Act does not provide for appraisal rights in connection with the Offers. However, if Enel Chile acquires Enel Generación Shares in the Offers that result in Enel Chile’s ownership exceeding 95% of the outstanding Enel Generación Shares, a minority holder of Enel Generación Shares that did not tender in the Offers may exercise statutory dissenters’ withdrawal rights (derecho a retiro) in accordance with Article 71 bis of the Chilean Corporations Act, and receive from Enel Generación a cash payment equivalent to the weighted average of the closing prices for Enel Generación Shares as reported on the Chilean Stock Exchanges during the 60-trading day period preceding the 30th trading day prior to the date on which the results of the Offers are published by Enel Chile. A holder of Enel Generación ADSs who wishes to exercise statutory dissenters’ withdrawal rights must cancel such holder’s Enel Generación ADSs and must be a registered holder of Enel Generación Shares (i) on the date on which the results of the Offers are published and (ii) continuously until the date the statutory dissenters’ withdrawal rights are exercised. See “The Offers—Procedures for Participating in the U.S. Offer—Appraisal/Statutory Dissenters’ Withdrawal Rights.”

Q.	What are the U.S. federal income tax consequences if I tender my Enel Generación Shares and/or Enel Generación ADSs?

A.	For U.S. federal income tax purposes, (i) the tender by a U.S. Holder (as defined in “Material United States Tax Consequences”) participating in the U.S. Offer of Enel Generación Shares (or Enel Generación ADSs) for only cash and (ii) the subsequent, mandatory subscription by such U.S. Holder for Enel Chile Shares (or Enel Chile ADSs) should be treated as a single transaction in which such U.S. Holder exchanges Enel Generación Shares (or Enel Generación ADSs) for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). Notwithstanding the fact that the U.S. Offer is a cash tender offer subject to the Enel Chile U.S. Share/ADS Subscription Condition, the following discussion assumes, for U.S. federal income tax purposes only, that a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer would be considered to have done so in exchange for a combination of cash and Enel Chile Shares (or Enel Chile ADSs).

The receipt of Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders.

A U.S. Holder who receives Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will generally recognize gain or loss equal to the difference between such U.S. Holder’s amount realized and such U.S. Holder’s tax basis for the Enel Generación Shares (or Enel Generación ADSs) tendered. If a Chilean tax is withheld on such disposition, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the Chilean tax, and so will equal the sum of the amount of cash received (or deemed received) and the fair market value of the Enel Chile Shares or Enel Chile ADSs received (or deemed received) in exchange for the Enel Generación Shares (or Enel Generación ADSs) tendered by such U.S. Holder, including any amount withheld in respect of Chilean withholding (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below for more information on Chilean withholding taxes). That gain or loss generally will constitute capital gain or loss. The deductibility of capital losses is subject to limitations. See “Material United States Tax Consequences” for a more complete discussion of certain U.S. federal income tax consequences of the U.S. Offer.

Q:	If I tender my Enel Generación Securities in the U.S. Offer, how will my rights as a shareholder or ADS holder change?

A:

If the U.S. Offer is consummated, you will receive either Enel Chile Shares or Enel Chile ADSs, as the case may be, upon satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition of the U.S. Offer. Therefore, you will be entitled to certain rights as a shareholder or ADS holder of Enel Chile that are different from your rights as a shareholder or ADS holder of Enel Generación. See “Special Factors—Plans for Enel Generación Following the Offers; Management and Operations after the Offers,” “Special Factors—Certain Effects of the Offers and the Merger” and “Comparison of the Rights of Shareholders of Enel Chile and Enel Generación.”

Q:	How will consummation of the Offers affect untendered Enel Generación Shares and Enel Generación ADSs? Will Enel Generación be delisted or deregistered in the U.S. and in Chile following the completion of the Offers?

A:	If you do not tender your Enel Generación Shares and/or Enel Generación ADSs in the Offers, you will remain a holder of Enel Generación Shares and/or Enel Generación ADSs, as the case may be. Once the Offers are completed, the number of Enel Generación Shares and Enel Generación ADSs that are publicly held may be significantly reduced and there may no longer be an active trading market for Enel Generación Shares or Enel Generación ADSs or the liquidity of any such market may be significantly reduced. If Enel Generación Shares lose the “sufficient stock market liquidity” (presencia bursátil) status (as defined in “Material Chilean Tax Consequences—Material Chilean Tax Consequences of the U.S. Offer to Foreign Holders—The U.S. Offer”) in the Chilean Stock Exchanges, certain holders of Enel Generación Shares would lose a capital gains tax exemption under Chilean law.

It is possible that the Enel Generación Shares and Enel Generación ADSs will fail to meet the criteria for continued listing on Chilean Stock Exchanges and the NYSE after the completion of the Offers. If this were to happen, the Enel Generación Shares or Enel Generación ADSs could be delisted from one or more of these exchanges by action taken by the relevant exchange. In addition, we may decide to cause Enel Generación to delist from the NYSE, terminate the deposit agreement for the Enel Generación ADSs and deregister the Enel Generación Shares and the Enel Generación ADSs under the Exchange Act, which will suspend Enel Generación’s obligation to file reports under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the Enel Generación ADSs after completion of the Offers. In the event Enel Generación Securities are delisted, the value of any Enel Generación Securities not tendered in the Offers could decrease to a price per share significantly less than the consideration offered in the Offers.

In addition, AFPs may no longer be able to invest in Enel Generación at the levels permitted under Title XII of DL 3,500 following the Offers because Enel Generación will no longer be subject to Title XII of DL 3,500 due to the condition of the Offers that requires the removal of the 65% stock ownership limit applicable to any shareholder that was included in Enel Generación’s bylaws in accordance with Title XII of DL 3,500 and other related restrictions. As a result, AFPs who have not tendered their Enel Generación Shares in the Offers may be required to divest some of their Enel Generación Shares if they are above the permitted level and the liquidity of Enel Generación Securities may be further reduced and the value of Enel Generación Securities not tendered in the Offers could further decrease.

See “Summary—Conditions of the Offers,” “Special Factors—Plans for Enel Generación Following the Offers; Management and Operations after the Offers,” “Special Factors—Certain Effects of the Offers and the Merger” and “Risk Factors—Risks Related to the Offers—Those holders who do not tender their Enel Generación Securities in the Offers will continue to be minority shareholders and ADS holders of Enel Generación. The value of any Enel Generación Securities not tendered in the Offers could decrease, and there may not be a liquid market for the Enel Generación Securities following the completion of the Offers.”

Q.	What are Enel Chile ADSs?

A.

An Enel Chile ADS is an American Depositary Share which represents 50 Enel Chile Shares. The Enel Chile ADSs will be issued under the terms of a deposit agreement to allow U.S. shareholders to more easily hold and trade interests in Enel Chile after the consummation of the Offers. Citibank, N.A. is the depositary for the Enel Chile ADSs and will issue the Enel Chile ADSs to you and hold the Enel Chile Shares represented by the Enel Chile ADSs on your behalf in a custodial account in Chile. ADSs may be evidenced by ADRs. ADRs are like stock certificates which evidence shares represented by ADSs.

Q.	Are Enel Chile Shares traded on any stock exchange?

A.	Yes. Enel Chile Shares are traded on the Chilean Stock Exchanges under the symbol “ENELCHILE.”

Q.	Are Enel Chile ADSs traded on any stock exchange?

A.	Yes. Enel Chile ADSs are listed and traded on the NYSE under the symbol “ENIC.” Enel Chile ADSs are also actively traded over-the-counter outside the NYSE.

Q.	What is the market value of my Enel Generación Shares and/or Enel Generación ADSs as of a recent date?

A.	On February 6, 2018, the closing price of Enel Generación Shares reported on the Santiago Stock Exchange was Ch$574.76 per Enel Generación Share and the closing price of Enel Generación ADSs reported on the NYSE was US$28.86 per Enel Generación ADS. We advise you to obtain a more recent quotation for Enel Generación Shares and/or Enel Generación ADSs in deciding whether to tender your Enel Generación Shares and/or Enel Generación ADSs. See “Comparative Market Price Data.”

Q.	Who can help answer my questions about the U.S. Offer?

A.	If you have any questions about the U.S. Offer, or if you would like additional copies of this prospectus, you can contact the Georgeson LLC (the “Information Agent”) below:

E-mail: enelchile@georgeson.com

Telephone: +1-781-575-2137 (International)

Telephone (U.S. toll free): 866-216-0459

WHERE YOU CAN FIND MORE INFORMATION

Enel Chile and Enel Generación file annual and current reports and other information with the U.S. Securities and Exchange Commission (the “SEC”) and these filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document filed by the companies at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document filed by the companies at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Information about Enel Chile and Enel Generación, including their SEC filings, is also available on their respective websites at www.enelchile.cl and www.enelgeneracion.cl. Each of Enel Chile and Enel Generación is an issuer in Chile of securities registered with the SVS. Shares of Enel Chile and Enel Generación common stock are traded on the Chilean Stock Exchanges under the symbols “ENELCHILE” and “ENELGXCH”, respectively. Accordingly, each of Enel Chile and Enel Generación is currently required to file quarterly and annual reports and issue hechos esenciales o relevantes (notices of essential or significant events) to the SVS, and provide copies of such notices to the Chilean Stock Exchanges. Such notices are in Spanish and available at www.enelchile.cl and www.enelgeneracion.cl, as applicable, and also at www.cmfchile.cl. English translations of such reports and notices are also furnished to the SEC (www.sec.gov) on Forms 6-K promptly following a public SVS filing. Unless otherwise specifically designated as incorporated by reference, these Forms 6-K furnished to the SEC are not incorporated by reference in accordance with SEC rules. Except as otherwise specifically provided, information contained on and linked from the websites of Enel Chile and Enel Generación or the SVS website is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is “incorporating by reference” specified documents that filed with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	Enel Chile is disclosing important information to you by referring you to those documents; and

•	information contained in documents that Enel Chile or Enel Generación files in the future with the SEC automatically will update and supersede earlier information contained in or incorporated by reference into this prospectus (any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded).

Because the U.S. Offer is a “going private” transaction under Rule 13e-3 under the Exchange Act, a combined Schedule TO and Schedule 13E-3 has been filed with the SEC pursuant to Rule 14d-3 under the Exchange Act. The Schedule TO and Schedule 13E-3, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth below.

This prospectus incorporates by reference the documents listed below and any future Annual Reports on Form 20-F and Reports on Form 6-K (to the extent designated in the Form 6-K as being filed and incorporated by reference into this prospectus) of Enel Chile or Enel Generación that is filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	The Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Chile (the “Enel Chile 2016 Form 20-F”);

•	Enel Chile’s Report on Form 6-K filed with the SEC on October 24, 2017 (SEC File No. 001-37723) (the “Enel Chile October 2017 Form 6-K”);

•	Enel Chile’s Report on Form 6-K filed with the SEC on October 24, 2017 (SEC File No. 001-37723) (the “Enel Chile October 2017 Form 6-K (EGPL)”);

•	Enel Chile’s Report on Form 6-K filed with the SEC on November 29, 2017 (SEC File No. 001-37723) (the “Enel Chile November 2017 Form 6-K”);

•	The Registration Statement on Form 20-F of Enel Chile, initially filed on March 30, 2016, as amended (SEC File No. 001-37723);

•	The Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Generación (the “Enel Generación 2016 Form 20-F”);

•	Enel Generación’s Report on Form 6-K filed with the SEC on October 24, 2017 (SEC File No. 001-13240) (the “Enel Generación October 2017 Form 6-K”);

•	Enel Generación’s Report on Form 6-K filed with the SEC on November 29, 2017 (SEC File No. 001-13240); and

•	Enel Generación’s Report on Form 6-K/A furnished with the SEC on January 31, 2018 (SEC File No. 001-13240).

Except for any Reports on Form 6-K specifically listed or described above, Enel Chile is not incorporating any document or information furnished and not filed in accordance with SEC rules.

In accordance with Chilean laws and regulations, documents, reports and other information relating to the Reorganization have been made publicly available to the shareholders of Enel Chile on Enel Chile’s website at www.enelchile.cl, subsection “Investors,” under the heading “Corporate Reorganization.” Except as otherwise specifically provided, information contained on and linked from the company’s website is not incorporated by reference into this prospectus.

This prospectus incorporates by reference important business and financial information about Enel Chile and Enel Generación that is contained in their filings with the SEC but that is not included in, or delivered with, this prospectus. You can obtain any of the documents incorporated by reference from Enel Chile, Enel Generación or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Shareholders may obtain documents incorporated by reference into this prospectus by requesting them in writing, by telephone or by e-mail from the appropriate company at the following addresses:

Enel Chile	Enel Generación
Enel Chile S.A. Attention: Investor Relations Santa Rosa 76, 15th floor Santiago, Chile E-mail: ir.enelchile@enel.com Telephone: +56 2 2353-4400	Enel Generación Chile S.A. Attention: Investor Relations Santa Rosa 76, 15th floor Santiago, Chile E-mail: ir.enelgeneracionchile@enel.com Telephone: +56 2 2630-9000

In order to receive timely delivery of these documents, you must make such a request no later than five business days before the then-scheduled expiration date of the U.S. Offer. This deadline is currently March 14, 2018 because the Expiration Date is currently March 22, 2018, but the actual deadline will be different if the U.S. Offer is extended.

The documents incorporated by reference into this prospectus are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document filed by the companies at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document filed by the companies at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

PRESENTATION OF INFORMATION

Financial Information

In this prospectus, unless otherwise specified, references to “U.S. dollars,” “USD” or “US$,” are to dollars of the United States of America; references to “pesos,” “CLP” or “Ch$” are to Chilean pesos, the legal currency of Chile; and references to “UF” are to Development Units (Unidades de Fomento). The UF is a Chilean inflation-indexed, peso-denominated monetary unit that is adjusted daily to reflect changes in the official Consumer Price Index (“CPI”) of the Chilean National Institute of Statistics (Instituto Nacional de Estadísticas or “INE”). The UF is adjusted in monthly cycles. Each day in the period beginning on the tenth day of the current month through the ninth day of the succeeding month, the nominal peso value of the UF is indexed in order to reflect a proportionate amount of the change in the Chilean CPI during the prior calendar month. As of June 30, 2017, one UF was equivalent to Ch$26,665.09. The U.S. dollar equivalent of one UF was US$40.14 on June 30, 2017, using the Observed Exchange Rate reported by the Central Bank of Chile (Banco Central de Chile) as of such date of Ch$664.29 per US$1.00. The U.S. dollar observed exchange rate (dólar observado) (the “Observed Exchange Rate”), which is reported by the Central Bank of Chile and published daily on its webpage, is the weighted average exchange rate of the previous business day’s transactions in the Formal Exchange Market. The Central Bank of Chile may intervene by buying or selling foreign currency on the Formal Exchange Market to maintain the Observed Exchange Rate within a desired range.

The consolidated financial statements, and, unless otherwise indicated, other financial information concerning Enel Chile and Enel Generación included in or incorporated by reference into this prospectus are presented in Chilean pesos. Enel Chile and Enel Generación have prepared their consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

All of Enel Chile’s and Enel Generación’s subsidiaries are consolidated and all their assets, liabilities, income, expenses and cash flows are included in the consolidated financial statements after making the adjustments and eliminations related to intra-group transactions. Affiliates are investments in associates and joint ventures that are recorded in our consolidated financial statements using the equity method. For detailed information regarding consolidated entities, affiliates, jointly-controlled entities and associated companies, see Appendices 1, 2 and 3 to (i) the Enel Chile consolidated financial statements included in the Enel Chile 2016 Form 20-F and the Enel Chile October 2017 Form 6-K, each incorporated by reference into this prospectus and (ii) the Enel Generación consolidated financial statements included in the Enel Generación 2016 Form 20-F and the Enel Generación October 2017 Form 6-K, each incorporated by reference into this prospectus.

Solely for the convenience of the reader, this prospectus contains translations of certain Chilean peso amounts into U.S. dollars at specified rates. Unless otherwise indicated, the U.S. dollar equivalent for information in Chilean pesos is based on the Observed Exchange Rate for June 30, 2017 of Ch$664.29 per US$1.00. The Federal Reserve Bank of New York does not report a noon buying rate for Chilean pesos. No representation is made that the Chilean peso or U.S. dollar amounts shown in this prospectus could have been or could be converted into U.S. dollars or Chilean pesos, as the case may be, at such rate or at any other rate.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is net income plus depreciation and amortization, financial expense and income taxes.

Technical Terms

References to “TW” are to terawatts (or a trillion watts); references to “GW” and “GWh” are to gigawatts (or a billion watts) and gigawatt hours, respectively; references to “MW” and “MWh” are to megawatts (or a million watts) and megawatt hours, respectively; references to “kW” and “kWh” are to kilowatts (or a thousand watts) and kilowatt hours, respectively; references to “kV” are to kilovolts, and references to “MVA” are to megavolt amperes. References to “BTU” and “MBTU” are to British thermal unit and million British thermal units, respectively. A “BTU” is an energy unit equal to approximately 1,055 joules. References to “Hz” are to hertz; and references to “mtpa” are to metric tons per annum. Unless otherwise indicated, statistics provided in this prospectus with respect to the installed capacity of electricity generation facilities are expressed in MW. One TW equals 1,000 GW, one GW equals 1,000 MW and one MW equals 1,000 kW.

Statistics relating to aggregate annual electricity production are expressed in GWh and based on a year of 8,760 hours, except for leap years, which are based on 8,784 hours. Statistics relating to installed capacity and production of the electricity industry do not include electricity of self-generators.

Energy losses experienced by generation companies during transmission are calculated by subtracting the number of GWh of energy sold from the number of GWh of energy generated (excluding their own energy consumption and losses on the part of the power plant), within a given period. Losses are expressed as a percentage of total energy generated.

Calculation of Economic Interest

References are made in this prospectus to the “economic interest” of Enel Chile and Enel Generación in their related companies. A company could have direct and indirect ownership interest in such related companies. In circumstances where the company does not directly own an interest in a related company, this economic interest in such ultimate related company is calculated by multiplying the percentage of economic interest in a directly held related company by the percentage of economic interest of any entity in the ownership chain of such related company. For example, if Enel Chile owns a 6% equity stake in an associated company and 40% is directly held by Enel Chile’s 60% owned subsidiary, Enel Chile’s economic interest in such associate would be 60% times 40%, plus 6%, or 30%.

Rounding

Certain figures included in this prospectus have been rounded for ease of presentation. Because of this rounding, it is possible that amounts in tables may not add up to exactly the same amounts as the sum of the entries.

SUMMARY

This summary highlights certain information contained in this prospectus. It does not contain all of the information that is important to you. You should carefully read the entire prospectus and the other documents referred to or incorporated by reference into this prospectus to fully understand the U.S. Offer. In particular, you should read the documents incorporated by reference into this prospectus, including the Enel Chile 2016 Form 20-F, Enel Generación 2016 Form 20-F, Enel Chile October 2017 Form 6-K, Enel Generación October 2017 Form 6-K and the Enel Chile November 2017 Form 6-K. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Introduction

Enel Chile S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile, is offering to purchase (i) all outstanding shares of common stock, without par value, of Enel Generación Chile S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile, other than Enel Generación Shares currently owned by Enel Chile, held by all U.S. Persons (as defined herein) for an amount of Ch$590 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Enel Generación Share; and (ii) all outstanding Enel Generación ADSs from all holders of Enel Generación ADSs, wherever located, for an amount of Ch$17,700 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes for each Enel Generación ADS, in each case upon the terms and subject to certain conditions described in this prospectus (including the Enel Chile U.S. Share/ADS Subscription Condition) and in the Form of Acceptance, the ADS Letter of Transmittal and the Subscription Agreement (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”).

In connection with the Offers, Enel Chile is conducting the Capital Increase to obtain the new Enel Chile Shares to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition. Following consummation of the Offers, EGPL will merge with and into Enel Chile, with Enel Chile as the surviving company.

The Companies

Enel Chile S.A.

Santa Rosa 76

Santiago, Chile

Telephone: +56 2 2353-4400

www.enelchile.cl

Enel Chile is a publicly held stock corporation (sociedad anónima abierta) organized on March 1, 2016 under the laws of the Republic of Chile that traces its origins to Enersis S.A. (currently known as Enel Américas S.A.). Enel Chile was spun off from Enersis S.A. on April 21, 2016 and currently owns and operates Enersis S.A.’s former electricity generation and distribution businesses in Chile, including Enel Generación, independently from Enel Américas S.A.

Enel Chile is an electricity utility company engaged, through subsidiaries and affiliates, in the electricity generation and distribution businesses in Chile. As of December 31, 2016, Enel Chile had 6,351 MW of installed capacity and 1.8 million distribution customers. Enel Chile’s installed capacity is comprised of 28 generation facilities and a total of 111 generation units, of which 54.6% consists of hydroelectric power plants.

For additional information regarding Enel Chile, see the documents listed under “Incorporation by Reference,” including the Enel Chile 2016 Form 20-F, the Enel Chile October 2017 Form 6-K and the Enel Chile November 2017 Form 6-K, which are incorporated by reference into this prospectus.

Enel Generación Chile S.A.

Santa Rosa 76

Santiago, Chile

Telephone: +56 2 2630-9000

www.enelgeneracion.cl

Enel Generación is a publicly held stock corporation (sociedad anónima abierta) that was organized on December 1, 1943 under the laws of the Republic of Chile and was formerly known as Empresa Nacional de Electricidad S.A., or Endesa Chile. Empresa Nacional de Electricidad S.A. spun-off Endesa Américas S.A. on April 21, 2016, then holding its electricity generation business in Argentina, Colombia and Peru, as well as its minority interests in electricity generation, distribution and transmission operations in Brazil, and subsequently changed its name to Enel Generación Chile S.A.

Enel Generación is an electricity utility company engaged, directly and through subsidiaries and affiliates, in the electricity generation business in Chile. As of December 31, 2016, Enel Generación had 6,351 MW of installed capacity, with 28 generation facilities and a total of 111 generation units. Of Enel Generación’s total installed capacity, 54.6% consists of hydroelectric power plants and 77% of Enel Generación’s thermoelectric installed capacity is gas/fuel oil power plants, and the remaining 23% is coal-fired steam power plants.

For additional information regarding Enel Generación, see the documents listed under “Incorporation by Reference,” including the Enel Generación 2016 Form 20-F and the Enel Generación October 2017 Form 6-K, which are incorporated by reference into this prospectus.

Enel Green Power Latin América S.A.

Avenida Presidente Riesco 5335, 15th Floor

Las Condes

Santiago, Chile

Telephone: +56 2 2899-9200

EGPL is a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile, and is indirectly wholly owned by Enel, the parent company of Enel group. Enel develops its renewable energy business and holds its renewable energy assets located in Chile primarily through EGPL.

EGPL is a renewable energy generation holding company engaged, through its wholly owned subsidiary Enel Green Power Chile Ltda. (“EGP Chile”), in the electricity generation business in Chile. As of December 31, 2016, EGPL had 1,036 MW of installed capacity from 16 solar, wind, hydro and geothermal generation facilities. Of EGPL’s installed capacity as of such date, 47.5% consisted of solar power plants, 43.6% consisted of wind power plants, and 8.9% consisted of hydro and geothermal power plants.

EGPL currently has 18 operational power plants with a total installed capacity of 1,196 MW consisting of 92 MW of hydroelectric power, 564 MW of wind power, 492 MW of solar power, and 48 MW of geothermal power. However, the 112 MW Sierra Gorda Este wind farm and the 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations and are selling electricity on a test basis.

For additional information regarding EGPL, see “EGPL Selected Financial Data,” “Information About the Companies—EGPL,” Annex B to this prospectus and the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

The Reorganization

Enel Chile is proposing to conduct the Reorganization, which involves the following transactions:

•	the Offers;

•	the Capital Increase in order to have a sufficient number of Enel Chile Shares available to issue to tendering holders of Enel Generación Securities in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition in the Offers; and

•	the Merger of EGPL with Enel Chile.

Under Chilean law, the Reorganization is deemed to be a related party transaction, subject to the statutory requirements and protections of the Chilean Corporations Act. See “Special Factors—Background of the Offers.”

The Offers

In the U.S. Offer, Enel Chile will pay:

•	for each Enel Generación ADS, Ch$17,700 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below; and

•	for each Enel Generación Share, Ch$590 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below.

The U.S. Offer is subject to the condition that any eligible holder of Enel Generación Shares and/or Enel Generación ADSs validly tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer shall have agreed to apply Ch$236 of the consideration payable for each Enel Generación Share tendered and Ch$7,080 of the consideration payable for each Enel Generación ADS tendered to subscribe for Enel Chile Shares or Enel Chile ADSs, as the case may be, at a subscription price of Ch$82 per Enel Chile Share (or Ch$4,100 per Enel Chile ADS) (the “Enel Chile U.S. Share/ADS Subscription Condition”). Following completion of the U.S. Offer, for each Enel Generación Share validly tendered in the U.S. Offer, an Enel Generación shareholder will receive Ch$354 in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and 2.87807 Enel Chile Shares as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition. Following completion of the U.S. Offer, for each Enel Generación ADS validly tendered in the U.S. Offer, an Enel Generación ADS holder will receive Ch$10,620 in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and 1.72683 Enel Chile ADSs (subject to a US$0.05 issuance fee for each Enel Chile ADS) as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition.

Through the concurrent Chilean Offer, Enel Chile is offering to purchase any and all of the outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile but including Enel Generación Shares held by U.S. Persons, at the purchase price of Ch$590 in cash for each Enel Generación Share. The Chilean Offer is subject to the condition that any eligible holder of Enel Generación Shares tendering in the Chilean Offer shall have agreed to apply Ch$236 of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares at a subscription price of Ch$82 per Enel Chile Share (the “Enel Chile Share Subscription Condition”). As a result, following completion of the Chilean Offer, for each Enel Generación Share purchased, an Enel Generación shareholder will receive Ch$354 in cash and 2.87807 Enel Chile Shares as a result of its satisfaction of the Enel Chile Share Subscription Condition.

The U.S. Offer and the Chilean Offer are being conducted simultaneously and, in all material respects, have the same terms and are subject to the same conditions; however, participants in the Chilean Offer (including U.S.

Persons) may not be granted the protection of the Exchange Act. See “The Offers—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

The Capital Increase

As part of the Reorganization, Enel Chile is conducting the Capital Increase, in part, to obtain Enel Chile Shares to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition. The Capital Increase was approved by the affirmative vote of more than the requisite two-thirds of the outstanding voting shares of Enel Chile at the ESM of Enel Chile held on December 20, 2017.

Under Chilean law, existing shareholders of a company have preemptive rights to subscribe for additional shares issued by means of a capital increase pro rata in proportion to their interest in the company (“preemptive rights”). Also under Chilean law, a preemptive rights offering is conducted for a 30-calendar day period starting on the date of the publication by the company of a notice in a newspaper with national coverage of the commencement of the preemptive rights offering period with respect to the newly issued shares. In the Reorganization, the existing holders of Enel Chile Shares (including Enel) will have preemptive rights to subscribe for additional Enel Chile Shares pro rata in connection with the newly issued Enel Chile Shares, other than the Enel Chile Shares to be issued in connection with the Merger. In addition, Enel Chile Shares underlying Enel Chile ADSs will have preemptive rights to subscribe for additional Enel Chile Shares pro rata held by the custodian of Enel Chile’s ADS depositary. Any existing holders of Enel Chile Shares that have preemptive rights in connection with the Capital Increase will be able to exercise such preemptive rights only by paying cash for the newly issued Enel Chile Shares. The preemptive rights offering in connection with the Capital Increase was launched on February 15, 2018. See “The Capital Increase.”

The Merger

The Merger was approved by the respective shareholders of Enel Chile and EGPL on December 20, 2017. Therefore if the Offers are consummated, EGPL will merge with and into Enel Chile. Enel Chile will be the surviving corporation under the name “Enel Chile S.A.,” and EGPL will cease to exist as a separate entity. The terms and conditions of the Merger were determined by the Board of Director of Enel Chile at the time the terms and conditions to the Offers and the Capital Increase were determined and were approved by the respective shareholders of Enel Chile and EGPL on December 20, 2017. See “The Merger.”

Shareholder Approvals

The following matters were approved by the shareholders of Enel Chile, Enel Generación and EGPL at their respective ESMs held on December 20, 2017:

•	Enel Chile: Approval of (i) the Reorganization as a related party transaction under Chilean law; (ii) the Merger, (iii) the Capital Increase and (iv) the amendments to Enel Chile’s bylaws, each of which required the affirmative vote of two-thirds of the outstanding voting shares of Enel Chile.

•

Enel Generación: Approval of the amendments to Enel Generación’s bylaws to, among other things, remove the 65% ownership limitation applicable to any shareholder of Enel Generación, which required the affirmative vote of 75% of the outstanding voting shares of Enel Generación. (Note that shareholder approval of the Reorganization as a related party transaction was not necessary because under Chilean law, a related party transaction may be approved either (i) by the unanimous approval of the directors of Enel Generación that do not have an interest in the Reorganization, or (ii) in the absence of such unanimous approval described in clause (i), by the shareholders of Enel Generación at an ESM with the approval of two-thirds of the outstanding voting shares. The Board of Directors of Enel Generación (including both non-interested directors) unanimously approved the Reorganization

(including the Offers) as a related party transaction on November 14, 2017). See “Special Factors—Background of the Offers.”

•	EGPL: Approval of (i) the Reorganization as a related party transaction under Chilean law, and (ii) the Merger, each of which was approved by Enel as the sole shareholder of EGPL.

Tentative Transaction Timetable

Below is a tentative transaction timetable for the Reorganization. There may be significant changes depending on developments and all future dates are all subject to change.

Date	Action(s)
August 25-28, 2017	The Board of Directors of Enel Chile and Enel Generación authorized their respective companies to analyze the proposed Reorganization.
September 20, 2017	The Board of Directors of EGPL authorized the company to analyze the proposed Reorganization.
October 13, 2017	SVS confirmed that the SVS would not object if the Offers in Chile is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition.
October 24, 2017	EGPL is converted from a limited liability company (sociedad de responsibilidad limitada) into a closely held stock corporation (sociedad anónima cerrada).
October 24, 2017	Chilean Superintendence of Pensions (Superintendencia de Pensiones) confirmed that the AFPs, as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with simultaneous delivery versus payment requirements set forth in the Compendium of Rules of the Pension System and standard share exchange procedures applicable to AFPs.
November 3, 2017	Delivery of interim Chilean financial statements of Enel Chile, Enel Generación and EGPL as of and for the nine months ended September 30, 2017 (i.e., within 90 days before the date of the shareholders’ meeting to approve the Merger, as required under Chilean law).
November 3, 2017	Delivery of (i) appraisals by independent appraisers to Enel Chile and EGPL, and (ii) reports by independent evaluators to Enel Chile and Enel Generación.
November 9, 2017	Delivery of the opinions of the Directors’ Committees of Enel Chile and Enel Generación required under Chilean law.
November 14, 2017	Delivery of the opinions of the individual directors of Enel Chile and Enel Generación with respect to the Reorganization.
November 14, 2017	Delivery of the supplementary opinion of the Directors’ Committee of Enel Generación required under Chilean law.
November 14, 2017	The Boards of Directors of Enel Chile and EGPL unanimously approved, among other matters, the actions relating to the Reorganization and the summoning of ESMs of the respective companies to approve, among other matters, the Reorganization as a related party transaction and the Merger.
November 14, 2017	The members of the Board of Directors of Enel Generación without any interest in the Reorganization unanimously approved the Reorganization as a related party transaction, and the Board of Directors of Enel Generación unanimously approved, among other matters, the summoning of the ESM to inform the shareholders about the Reorganization and to approve the amendments to the bylaws of Enel Generación.
November 14, 2017	Public notice of Enel Chile, Enel Generación and EGPL Board actions.
November 14, 2017	Public notice of the agenda of the ESMs to shareholders of Enel Chile and Enel Generación.

November 29, 2017	Mailing of information statements with respect to the ESMs of Enel Chile and Enel Generación to the holders of Enel Chile ADSs and Enel Generación ADSs.
December 6, 2017	SVS confirmed that payment to shareholders exercising statutory merger dissenters’ withdrawal rights in connection with the Merger may be suspended until the Reorganization is completed.
December 11, 2017	Enel confirms that if all phases of the Reorganization are successful, Enel will develop and manage its non-conventional renewable energy business in Chile exclusively through Enel Chile subsidiaries, as long as Enel is Enel Chile’s controlling shareholder.
December 15, 2017	Voting cut-off date for Enel Chile ADSs and Enel Generación ADSs (3 business days prior to the ESMs).
December 20, 2017	The ESMs of Enel Chile, Enel Generación and EGPL held.
December 21, 2017	Beginning of exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders.
January 19, 2018	Expiration of the exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders (30 calendar days from approval of the Merger at the ESMs).
February 7, 2018	Registration with the SVS of the new Enel Chile Shares issued in connection with the Capital Increase.
February 9, 2018	Registration with the Chilean Stock Exchanges of the new Enel Chile Shares issued in connection with the Capital Increase.
February 15, 2018	Commencement of preemptive rights offering in connection with the Capital Increase.
February 15, 2018	Publication in two Chilean newspapers with national coverage of the notice informing the commencement of the Chilean Offer.
February 16, 2018	Commencement of the Offers in Chile and the United States.
March 16, 2018	Expiration of the preemptive rights offering period in connection with the Capital Increase (30 calendar days from launch).
March 22, 2018	Expiration of the tender offer period (35 calendar days from commencement of the Offers, considering the extension of the initial period) in Chile and in the United States.
March 25, 2018	Publication of the notice of the results of the Offers (aviso de resultado) and acceptance of tendered Enel Generación Securities (three calendar days after expiration of the Offers) and effectiveness of Enel Generación bylaw amendments.
April 2, 2018	Reorganization effective.

Reasons for the Reorganization

The Offers are part of a proposed Reorganization which seeks to consolidate Enel’s conventional and non-conventional renewable energy businesses in Chile under one company. Enel Chile is undertaking the Offers with the goal to increase its ownership interest in Enel Generación from its current participation of 60% to one exceeding 75%. See “Special Factors—Background of the Offers” and “Special Factors—Reasons for the Reorganization.”

The completion of the Reorganization is expected to provide Enel Chile with the following principal benefits:

•	Higher market capitalization and liquidity, as a result of the combination of Enel Chile with EGPL.

•	Higher and more diversified organic growth through the integration of Chilean renewable activities in Chile currently owned by EGPL, giving Enel Chile shareholders access to a more balanced energy portfolio based on both conventional and non-conventional renewable energy, as well as electricity distribution.

•	A significantly higher equity stake in Enel Generación, Enel Chile’s principal subsidiary, from its current interest of 60% to an interest exceeding 75%.

•	Higher share of Enel Generación’s income and a simpler and clearer overall structure aligned with shareholder interests.

•	Potential reduction of the holding company discount.

See also “Position of Enel Chile and Enel as to the Fairness of the Reorganization.”

Conditions of the Offers

The launch of the Offers will be subject to the satisfaction of the following conditions:

•	the shareholders of Enel Chile and EGPL have approved the Merger at their respective ESMs (which approvals by the shareholders of Enel Chile and EGPL were obtained on December 20, 2017), subject to the conditions precedent applicable to the Merger;

•	the shareholders of Enel Generación have approved at its ESM the proposed amendments to the Enel Generación Bylaws (estatutos) to remove the limitations and restrictions set forth under Title XII of DL 3,500, including among other things, the 65% stock ownership limit applicable to any shareholder and any other related restrictions (which approval by the shareholders of Enel Generación was obtained on December 20, 2017), even if the effectiveness of such bylaw amendments (which is subject to the satisfaction of its own applicable conditions precedent) has not yet occurred; and

•	registration of the new Enel Chile Shares to be issued in connection with the Capital Increase and the Offers with the SVS and the Chilean Stock Exchanges.

The Offers will be subject to the satisfaction or waiver of the following conditions on or before the expiration of the Offers:

•	the valid tender in the Offers of a total number of Enel Generación Securities such that Enel Chile would hold a more than 75% interest in Enel Generación following the consummation of the Offers, including the satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition in the case of the U.S. Offer and the Enel Chile Share Subscription Condition and the Enel Chile Share Subscription Condition in the case of the Chilean Offer (Note that as of the date of this prospectus, Enel Chile has not determined under what circumstances it may waive the condition that its ownership interest in Enel Generación must exceed 75% after completion of the Offers);

•	Enel Chile has available for issuance the necessary number of newly issued Enel Chile Shares following the expiration of the preemptive right period in the Capital Increase to permit the subscription of Enel Chile Securities required to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition (Note that as a practical matter, if holders of Enel Chile Shares exercise preemptive rights and subscribe for new Enel Chile Shares in excess of the limit required in order to have a sufficient number of Enel Chile Shares available to issue to tendering holders of Enel Generación Securities in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition (between approximately 3.5 billion and 9.4 billion new Enel Chile Shares, assuming that Enel Chile acquires Enel Generación Shares and ADSs such that its ownership of Enel Generación after completion of the Offers would be between more than 75% and 100%), this condition cannot be satisfied);

•	Enel does not cease to be at any time the controlling shareholder of Enel Chile and maintains at all times, more than 50.1% of the voting capital in Enel Chile;

•	the absence of any legal proceeding or action seeking to: (i) prohibit or materially prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•	the absence of any legal proceeding or action seeking to (i) prohibit or materially prevent the consummation of the Offers; (ii) impose material limitations on Enel Chile’s ability to effectively acquire the Enel Generación Securities, including any material restriction on the proposed amendments to the Enel Generación bylaws relating to Title XII of DL 3,500; (iii) impose limitations on Enel Chile’s ability to exercise its property rights over the Enel Generación Securities acquired in the Offers, including the right to vote such Enel Generación Securities; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above; and

•	the absence of any Material Adverse Change, which is defined as any event, fact or circumstance resulting in or having a material adverse impact on the business, properties, assets, obligations, results or operations of Enel Generación in an amount equal to or greater than 7% of Enel Generación’s market capitalization, measured on the business day before the date when such Material Adverse Change occurred.

Enel Chile will declare the Offers successful if the conditions above are satisfied or waived.

See also “The Reorganization—Conditions of the Reorganization.”

Fairness of the Reorganization

Enel Chile and Enel Generación

Each of the Boards of Directors of Enel Chile and Enel Generación believe that the Reorganization (including the Offers, as well as the Capital Increase and the Merger) is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación.

In accordance with the requirements of Chilean law, each of the Boards of Directors of Enel Chile and Enel Generación appointed independent evaluators (evaluadores independientes) to evaluate the Reorganization as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act. In connection with the Merger and in accordance with the requirements of Chilean law, the respective Boards of Directors of Enel Chile and EGPL each appointed an independent appraiser (perito independiente) to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) on the valuations of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger, based on interim 2017 financial statements as of and for the nine months ended September 30, 2017.

For purposes of determining whether or not the Reorganization is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación, as required by Rule 13e-3 under the Exchange Act, each of the Boards of Directors of Enel Chile and Enel Generación reviewed and evaluated the terms of the Reorganization based on the opinions and reports delivered by the independent evaluators and independent appraisers.

See “Special Factors—Position of Enel Generación as to the Fairness of the Reorganization; Recommendation” and “Special Factors—Position of Enel Chile and Enel as to the Fairness of the Reorganization.”

Enel

Enel adopted the determination of the Board of Directors of Enel Chile and as such, Enel believes that the Reorganization (including the Offers, as well as the Capital Increase and the Merger) is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación. See “Special Factors—Position of Enel Chile and Enel as to the Fairness of the Reorganization—Position of Enel as to the Fairness of the Reorganization.”

Appraisal/Statutory Dissenters’ Withdrawal Rights

The Chilean Corporations Act does not provide for appraisal rights in connection with the Offers. However, if Enel Chile acquires Enel Generación Shares in the Offers that result in Enel Chile’s ownership exceeding 95% of the outstanding Enel Generación Shares, a minority holder of Enel Generación Shares that did not tender in the Offers may exercise statutory dissenters’ withdrawal rights (derecho a retiro) in accordance with Article 71 bis of the Chilean Corporations Act, and receive from Enel Generación a cash payment equivalent to the weighted average of the closing prices for Enel Generación Shares as reported on the Chilean Stock Exchanges during the 60-trading day period preceding the 30th trading day prior to the date on which the results of the Offers are published by Enel Chile. A holder of Enel Generación ADSs who wishes to exercise statutory dissenters’ withdrawal rights must cancel such holder’s Enel Generación ADSs and must be a registered holder of Enel Generación Shares (i) on the date on which the results of the Offers are published and (ii) continuously until the date the statutory dissenters’ withdrawal rights are exercised. See “The Offers—Procedures for Participating in the U.S. Offer—Appraisal/Statutory Dissenters’ Withdrawal Rights.”

Material U.S. Federal Income Tax Consequences of the U.S. Offer

For U.S. federal income tax purposes, (i) the tender by a U.S. Holder participating in the U.S. Offer of Enel Generación Shares (or Enel Generación ADSs) for only cash and (ii) the subsequent, mandatory subscription by such U.S. Holder for Enel Chile Shares (or Enel Chile ADSs) should be treated as a single transaction in which such U.S. Holder exchanges Enel Generación Shares (or Enel Generación ADSs) for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). Notwithstanding the fact that the U.S. Offer is a cash tender offer subject to the Enel Chile U.S. Share/ADS Subscription Condition, the following discussion assumes, for U.S. federal income tax purposes only, that a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer would be considered to have done so in exchange for a combination of cash and Enel Chile Shares (or Enel Chile ADSs).

The receipt of Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders.

A U.S. Holder who receives Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will generally recognize gain or loss equal to the difference between such U.S. Holder’s amount realized and such U.S. Holder’s tax basis for the Enel Generación Shares (or Enel Generación ADSs) tendered. If a Chilean tax is withheld on such disposition, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the Chilean tax, and so will equal the sum of the amount of cash received (or deemed received) and the fair market value of the Enel Chile Shares or Enel Chile ADSs received (or deemed received) in exchange for the Enel Generación Shares (or Enel Generación ADSs) tendered by such U.S. Holder, including any amount withheld in respect of Chilean withholding (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below for more information on Chilean withholding taxes). That gain or loss generally will constitute capital gain or loss. The deductibility of capital losses is subject to limitations. See “Material United States Tax Consequences” for a more complete discussion of certain U.S. federal income tax consequences of the U.S. Offer.

This tax treatment may not apply to all shareholders. Determining the actual tax consequences of the U.S. Offer to you can be complicated. They will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences of the U.S. Offer to you.

Security Ownership by Enel Filing Persons, Enel Generación and their Respective Directors and Officers

As of February 6, 2018, Mr. Raúl Arteaga, the Chief Financial Officer of Enel Generación, and Mr. Bernardo Canales, the Engineering and Construction Officer of Enel Generación, owned 11,603 and 5,181 Enel Generación Shares, respectively. Messrs. Arteaga and Canales both intend to tender all of their Enel Generación Shares in the Offers.

Except as set forth elsewhere in this prospectus and except with respect to Messrs. Arteaga and Canales, to the best knowledge of each of the Enel Filing Persons and Enel Generación, none of Enel, Enel Chile and Enel Generación or any of the persons listed in or incorporated by reference into Annex A to this prospectus, or any majority-owned subsidiary of Enel, Enel Chile or Enel Generación or any of the persons so listed beneficially owns or has a right to acquire any Enel Generación Shares or Enel Generación ADSs.

To the best knowledge of each of the Enel Filing Persons and Enel Generación, none of Enel, Enel Chile and Enel Generación, their respective executive officers and directors, or any majority-owned subsidiary of Enel, Enel Chile and Enel Generación has effected any transaction in Enel Generación Shares or Enel Generación ADSs during the past sixty (60) days.

To the best knowledge of each of the Enel Filing Persons and Enel Generación, none of the Enel Filing Persons or Enel Generación or any executive officer, director, affiliate or subsidiary of any of the Enel Filing Persons or Enel Generación, other than Messrs. Arteaga and Canales, currently intends to tender or sell Enel Generación Securities that are owned or held by that person in the Offers.

Each individual director of Enel Chile and Enel Generación who is a filing person on Schedule 13E-3 discloses (only with respect to himself or herself) that such director (i) does not beneficially own or have a right to acquire any Enel Generación Shares or Enel Generación ADSs and (ii) has not effected any transaction in Enel Generación Shares or Enel Generación ADSs during the past sixty (60) days.

Interests of Certain Persons That are Different from Your Interests

Messrs. Herman Chadwick Piñera, Giulio Fazio, Vincenzo Ranieri, Salvatore Bernabei, Fernán Gazmuri Plaza (a member of the Directors’ Committee of the Board of Directors of Enel Chile) and Pablo Cabrera Gaete (a member of the Directors’ Committee of the Board of Directors of Enel Chile), each a director of Enel Chile elected by Enel as the controlling shareholder, declared that they have an interest in the Reorganization under Article 147 of the Chilean Corporations Act.

Messrs. Giuseppe Conti, Francesco Giorgianni, Mauro Di Carlo, Umberto Magrini, Luca Noviello and Julio Pellegrini Vial (a member of the Directors’ Committee of the Board of Directors of Enel Generación), each a director of Enel Generación elected by Enel Chile as the controlling shareholder, declared that they have an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Mr. Fabrizio Barderi declared that he is an employee of Enel Trade S.p.A., a company affiliated with Enel, and in that circumstance, he had an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Messrs. Di Carlo, Noviello and Magrini also declared that they own shares of Enel.

To the best knowledge of each of the Enel Filing Persons and Enel Generación, there are no agreements, arrangements or understandings among the Enel Filing Persons, Enel Generación or any of their respective executive officers or directors on one hand, and any other party on the other, with respect to the Enel Generación Securities. Each individual director of Enel Chile and Enel Generación who is a filing person on Schedule 13E-3 discloses (only with respect to himself or herself) that such director has no agreement, arrangement or understanding with any person with respect to Enel Generación Securities.

Ownership of Enel Chile and Enel Generación After the Reorganization

After completion of the Reorganization, Enel Chile is expected to remain a majority owner of Enel Generación. Enel, through its majority ownership in Enel Chile, is expected to remain the majority owner and ultimate parent of Enel Generación.

Assuming Enel Chile’s ownership of Enel Generación ranges between approximately 75% and 100% following the completion of the Offers and no Enel Chile shareholders exercise preemptive rights in the Capital Increase, following the completion of the Reorganization, Enel, which is currently the controlling shareholder of Enel Chile and the sole shareholder of EGPL, is expected to hold an ownership interest in Enel Chile ranging from approximately 65% to 60% and shareholders of Enel Generación that tender in the Offers are expected to hold, in the aggregate, an ownership interest in Enel Chile ranging from approximately 5% to 13%. See “Special Factors—Ownership of Enel Chile and Enel Generación After the Reorganization.”

Plans for Enel Generación Following the Offers; Management and Operations After the Offers

Once the Offers are completed, the number of Enel Generación Shares and Enel Generación ADSs that are publicly held may be significantly reduced and there may no longer be an active trading market for Enel Generación Shares or Enel Generación ADSs or the liquidity of any such market may be significantly reduced. If Enel Generación Shares lose the “sufficient stock market liquidity” (presencia bursátil) status (as defined in “Material Chilean Tax Consequences—Material Chilean Tax Consequences of the U.S. Offer to Foreign Holders—The U.S. Offer”) in the Chilean Stock Exchanges, certain holders of Enel Generación Shares would lose a capital gains tax exemption under Chilean law.

It is possible that the Enel Generación Shares and Enel Generación ADSs will fail to meet the criteria for continued listing on Chilean Stock Exchanges and the NYSE after the completion of the Offers. If this were to happen, the Enel Generación Shares or Enel Generación ADSs could be delisted from one or more of these exchanges by action taken by the relevant exchange. In addition, we may decide to cause Enel Generación to delist from the NYSE, terminate the deposit agreement for the Enel Generación ADSs and deregister the Enel Generación Shares and the Enel Generación ADSs under the Exchange Act, which will suspend Enel Generación’s obligation to file reports under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the Enel Generación ADSs after completion of the Offers. In the event Enel Generación Securities are delisted, the value of any Enel Generación Securities not tendered in the Offers could decrease to a price per share significantly less than the consideration offered in the Offers. In addition, AFPs may no longer be able to invest in Enel Generación at the levels permitted under Title XII of DL 3,500 following the Offers because Enel Generación will no longer be subject to Title XII of DL 3,500 due to the condition of the Offers that requires the removal of the 65% stock ownership limit applicable to any shareholder that was included in Enel Generación’s bylaws in accordance with Title XII of DL 3,500 and other related restrictions. As a result, AFPs who have not tendered their Enel Generación Shares in the Offers may be required to divest some of their Enel Generación Shares if they are above the permitted level and the liquidity of Enel Generación Securities may be further reduced and the value of Enel Generación Securities not tendered in the Offers could further decrease. See “Risk Factors—Risks Related to the Offers—Those holders who do not tender their Enel Generación Securities in the Offers will continue to be minority shareholders and ADS holders of Enel Generación. The value of any Enel Generación Securities not tendered in the Offers could decrease, and there may not be a liquid market for the Enel Generación Securities following the completion of the Offers.”

Following the completion of the Offers, it is anticipated that Enel Generación will continue to conduct business substantially as it is being conducted, with the members of the Board of Directors and management of Enel Generación continuing in their current roles, subject to the regular election and appointment process of Enel Generación. As of the date of this prospectus, the Enel Filing Persons, Enel Generación and the individual directors of Enel Chile and Enel Generación, have no current plans or proposals, and is not engaged in any negotiations, which relate to or would result in an extraordinary transaction involving the business or management of Enel Generación or any of its subsidiaries, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness, except as described in this prospectus. In addition, unlike a typical U.S. tender offer, no shareholder of Enel Generación will be squeezed-out by Enel Chile or any of the other Enel Filing Persons in connection with the Offers. Chilean law allows squeeze-outs of minority shareholders of Chilean public corporations in very limited cases, provided that certain conditions set forth under Chilean law are met. None of such conditions are met in the case of Enel Generación at this time and, therefore, no squeeze out of minority shareholders of Enel Generación can occur in connection with the Offers. The Enel Filing Persons and Enel Generación currently do not have any plans to change the dividend policy of Enel Generación following the consummation of the Offers. Following the Offers, the Enel Filing Persons and Enel Generación will continuously evaluate and review the business and operations of Enel Generación and may propose or develop new plans and proposals which it considers to be in the best interests of the Enel Filing Persons, Enel Generación and their respective shareholders, including engaging in acquisitions of new businesses or assets or dispositions of existing businesses or assets, the movement of businesses or assets within the Enel corporate structure, the alteration of the mix of assets held by Enel Generación, changing the board of directors or management of Enel Generación or any of the types of extraordinary transactions described above.

Comparative Per Share Market Price Information

On February 6, 2018, the closing prices of Enel Chile Shares and Enel Chile ADSs were Ch$73.97 per Enel Chile Share and US$6.16 per Enel Chile ADS, respectively, and the closing prices of Enel Generación Shares and Enel Generación ADSs were Ch$574.76 per Enel Generación Share and US$28.86 per Enel Generación ADS, respectively. For historical comparative market price data, see “Comparative Market Price Data.”

The market price of Enel Chile Securities and Enel Generación Securities will likely fluctuate prior to the Offers, while the subscription prices for Enel Generación Securities in connection with the Offers will be fixed. You should obtain current stock price quotations for Enel Chile Securities and Enel Generación Securities.

Listing of Enel Chile Shares

Enel Chile Shares, including Enel Chile Shares to be issued in connection with Offers, are listed and traded on the Chilean Stock Exchanges under the trading symbol “ENELCHILE” and Enel Chile ADSs, including Enel Chile ADSs to be issued in connection with Offers, are listed and traded on the NYSE under the trading symbol “ENIC.”

Regulatory Approvals

“Going Private” Transaction

Because we and Enel are affiliates of Enel Generación for the purposes of Rule 13e-3 under the Exchange Act, the U.S. Offer constitutes a “going private” transaction pursuant to Rule 13e-3. Rule 13e-3 requires, among other things, that certain financial information concerning Enel Generación and certain information relating to the fairness of the “going private” transaction be filed with the SEC. Such information has been provided in this prospectus and the combined Schedule TO and Schedule 13E-3, together with the exhibits thereto, filed with the

SEC pursuant to Rule 14d-3 under the Exchange Act. The Schedule TO and Schedule 13E-3, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in “Incorporation of Certain Information by Reference.”

Statutory Exemption from Certain U.S. Tender Offer Requirements

The Offers are expected to qualify as a “Tier II” offer in accordance with Rule 14d-1(d) under the Exchange Act and will be, as a result, exempt from certain provisions of otherwise applicable U.S. statutes and rules relating to tender offers. U.S. and Chilean law and practice relating to tender offers are inconsistent in a number of ways. We intend to rely on the Tier II exemption from Rule 14e-1(c) on prompt payment and from Rule 14e-1(d) on the procedures for giving notices of any extensions of the length of the U.S. Offer, where we will follow Chilean law and practice.

Antitrust and Regulatory Laws

Under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), certain acquisitions may not be consummated unless certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. Because Enel Chile already owns more than 50% of the outstanding voting shares or Enel Generación, Enel Chile believes that the HSR Act is not applicable to the purchase of the Enel Generación Shares and/or the Enel Generación ADSs pursuant to the Offers and that such purchase will not violate such antitrust laws.

There are no requirements under Chilean law that the Chilean Antitrust Prosecution Office (Fiscalía Nacional Económica, or the “CAA”) be notified of the Offers or the Merger. The CAA does, however, have broad authority to investigate any intended transaction that the CAA determines is likely to cause an adverse effect on, or lessen, competition. Although it is not anticipated that the CAA will investigate the Offers or the Merger, no assurance can be given that the CAA will not determine that the Offers or the Merger are anticompetitive or are subject to prior review of the CAA.

Accounting Treatment

The Offers will be accounted for as an acquisition by Enel Chile of non-controlling interests in Enel Generación. Enel Chile believes that the accounting treatment of the U.S. Offer is not material to the decision of holders of Enel Generación Shares or Enel Generación ADSs whether to tender their Enel Generación Shares or Enel Generación ADSs into the U.S. Offer because Enel Chile already consolidates Enel Generación’s financial results into its consolidated financial statements.

Summary Historical Financial Information

We are providing the following summary financial information to help you analyze certain financial aspects of the Offers. We derived this information from the historical consolidated financial statements of each company. The information should be read together with their respective historical consolidated financial statements and related notes contained in the annual reports and other information that they have filed with the Securities and Exchange Commission. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should also read all of the financial information we provide in the following tables together with the pro forma financial information we provide in this prospectus, which you can find under “Unaudited Pro Forma Consolidated Financial Information.”

Enel Chile

The following summary historical consolidated financial information as of December 31, 2016 and 2015 and for each year in the three-year period ended December 31, 2016 was derived from the audited consolidated financial statements of Enel Chile included in the Enel Chile 2016 Form 20-F, which is incorporated by reference into this prospectus. The summary historical consolidated financial information as of December 31, 2014 and 2013 and for each year in the two-year period ended December 31, 2014 was derived from audited consolidated financial statements of Enel Chile not included or incorporated by reference into this prospectus. The summary historical consolidated financial information as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 have been derived from the unaudited consolidated interim financial statements of Enel Chile included in the Enel Chile October 2017 Form 6-K, which is incorporated by reference into this prospectus. In April 2016, Enel Chile was spun-off from Enersis S.A. to hold the Chilean energy generation and distribution business of Enersis S.A. Pursuant to transitional relief granted by the SEC in respect of first time application of IFRS, summary historical consolidated financial information as of and for the year ended December 31, 2012 have been omitted. The summary historical consolidated financial information should be read in conjunction with Enel Chile’s Operating and Financial Review and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The following table sets forth Enel Chile’s summary historical consolidated financial information for the periods indicated:

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)
Summary Consolidated Statement of Comprehensive Income Information

Revenues and other operating income	1,822	1,210,477	1,281,060	2,541,567	2,399,029	2,049,065	1,738,083
Operating costs(2)	(1,480)	(983,293)	(985,639)	(1,973,778)	(1,873,540)	(1,666,315)	(1,346,460)
Operating income	342	227,184	295,421	567,789	525,489	382,750	391,623
Financial results(3)	(15)	(10,069)	393	(20,483)	(97,869)	(67,045)	(56,363)
Other non-operating income	165	109,859	101	121,490	20,056	70,893	14,528
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(1)	(778)	5,471	7,878	8,905	(54,353)	24,309
Income before income taxes	491	326,196	301,386	676,674	456,581	332,245	374,097
Income tax expenses	(120)	(79,457)	(41,847)	(111,403)	(109,613)	(132,687)	(61,712)
Net income	371	246,739	259,539	565,271	346,968	199,558	312,385
Net income attributable to the parent Company	255	169,660	176,643	384,160	251,838	162,459	229,527

Net income attributable to non-controlling interests	116	77,079	82,896	181,111	95,130	37,099	82,858
Total basic and diluted earnings per average number of shares (Ch$/US$ per share)	0.01	3.46	3.60	7.83	5.13	3.31	5.08
Total basic and diluted earnings per average number of ADSs (Ch$/US$ per ADS)	0.26	172.79	179.91	391.26	256.49	165.46	253.79
Cash dividends per share (Ch$/US$ per share)(4)	0.005	3.23	2.09	2.09	—	—	—
Cash dividends per ADS (Ch$/US$ per ADS)(4)	0.24	161.72	104.65	104.65	—	—	—
Weighted average number of shares of common stock (millions)		49,093	49,093	49,093	49,093	49,093	45,219

Summary Consolidated Statement of Financial Position Information
Total assets	7,938	5,272,847	5,329,043	5,398,711	5,325,469	5,126,735	4,820,392
Non-current liabilities	1,754	1,165,434	1,320,963	1,178,471	1,270,006	1,122,585	826,478
Equity attributable to the parent Company	4,317	2,868,011	2,636,673	2,763,391	2,592,682	2,472,201	2,438,837
Equity attributable to non-controlling interests	1,105	733,863	647,821	699,602	609,219	611,864	626,947
Total equity	5,422	3,601,874	3,284,493	3,462,994	3,201,901	3,084,066	3,065,784
Capital stock	3,356	2,229,109	2,229,109	2,229,109	2,229,109	2,229,109	2,238,169

Other Consolidated Financial Information
Capital expenditures (CAPEX)(5)	206	137,052	70,851	222,386	309,503	196,932	128,239
Depreciation, amortization and impairment losses(6)	119	79,328	83,367	197,587	150,147	141,623	127,720

(1)	Solely for the convenience of the reader, Chilean peso amounts have been converted into U.S. dollars at the exchange rate of Ch$664.29 per US$1.00, as of June 30, 2017.
(2)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment losses recognized in the period’s profit or loss and other expenses.
(3)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.

(4)	For 2016, cash dividends correspond to a payout ratio of 50% based on our 2016 annual consolidated net income as reported to the SVS, based on 10 months of results starting as of our date of formation on March 1, 2016, which therefore differs from the twelve months of net income included in the Enel Chile 2016 Form 20-F.
(5)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(6)	For further detail, please refer to Note 28 of the Notes to the Enel Chile unaudited consolidated interim financial statements included in the Enel Chile October 2017 Form 6-K, which is incorporated by reference into this prospectus.

Enel Generación

The following summary historical consolidated financial information as of December 31, 2016 and 2015 and for each year in the three-year period ended December 31, 2016 was derived from the audited consolidated financial statements of Enel Generación included in the Enel Generación 2016 Form 20-F, which is incorporated by reference into this prospectus. The summary historical consolidated financial information as of December 31, 2014 and 2013 and for each year in the two-year period ended December 31, 2014 was derived from audited consolidated financial statements of Enel Generación not included or incorporated by reference into this prospectus. The summary consolidated financial information as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 have been derived from the unaudited consolidated interim financial statements of Enel Generación included in the Enel Generación October 2017 Form 6-K which is incorporated by reference into this prospectus. In April 2016, Enel Generación completed the spin-off of its non-Chilean energy generation business as Endesa Américas S.A. The summary historical consolidated financial information for all periods has been restated to reflect the Endesa Américas S.A. business as discontinued operations. Pursuant to transitional relief granted by the SEC, summary historical consolidated financial information as of and for the year ended December 31, 2012 have been omitted as such information cannot be provided on a restated basis to reflect the spin-off of Endesa Américas S.A. without unreasonable effort or expense. The summary historical consolidated financial information should be read in conjunction with Enel Generación’s Operating and Financial Review and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The following table sets forth Enel Generación’s summary historical consolidated financial information for the periods indicated:

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)
Summary Consolidated Statement of Comprehensive Income Information
Revenues and other operating income	1,155	766,990	848,484	1,659,727	1,543,810	1,230,975	970,037
Operating costs(2)	(915)	(608,117)	(614,406)	(1,228,341)	(1,141,991)	(978,713)	(700,715)
Operating income from continuing operations	239	158,873	234,078	431,386	401,819	252,262	269,322
Financial results(3)	(25.4)	(16,882)	(6,852)	(35,679)	(114,252)	(77,345)	(73,995)
Other gains	165	109,707	114	121,491	4,015	42,652	2,514
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(1)	(778)	5,471	7,878	8,905	(54,353)	24,309
Income from continuing operations before income taxes	378	250,919	232,811	525,077	300,487	163,216	222,150
Income tax expense, from continuing operations	(94)	(62,766)	(30,863)	(83,217)	(76,656)	(94,058)	(36,995)
Net income from continuing operations	283	188,153	201,948	441,860	223,831	69,158	185,155
Profit after tax from discontinued operations	—	—	79,572	79,572	411,190	489,919	378,351
Net income for the year	283	188,153	281,520	521,432	635,021	559,077	563,506

Net income attributable to the parent Company	278	184,995	237,448	472,558	392,868	276,027	353,927

Net income attributable to non-controlling interests	5	3,158	44,072	48,874	242,153	283,050	209,579
Basic and diluted earnings per share from continuing operations (Ch$/US$ per share).	0.03	22.56	24.10	52.77	25.89	6.81	21.11
Basic and diluted earnings per share from continuing operations (Ch$/US$ per share).	1.02	676.67	723.10	1,583.10	776.70	204.30	633.30
Total Basic and diluted earnings per share (Ch$/US$ per share)	0.03	22.56	28.95	57.62	47.90	33.49	43.15
Total Basic and diluted earnings per ADS (Ch$/US$ per ADS)	1.02	676.67	868.53	1,728.50	1,437.00	1,004.70	1,294.50
Cash dividends per share (Ch$/US$ per share)	0.04	28.81	14.58	14.58	20.39	21.58	14.29
Cash dividends per ADS (Ch$/US$ per ADS)	1.3	864.3	437.4	437.4	611.7	647.4	428.7
Number of shares of common stock (millions)		8,202	8,202	8,202	8,202	8,202	8,202

Summary Consolidated Statement of Financial Position Information
Non-current assets and disposal groups held for sale or distribution to owners	4,301.6	2,857,520	2,894,797	12,993	3,889,706	7,979	—
Total assets	4,915	3,265,298	3,432,338	3,399,682	7,278,770	7,237,672	6,762,125
Non-current liabilities	1,662.4	1,104,323	1,262,997	1,114,145	1,207,005	2,321,048	1,935,919
Liabilities associated with disposal groups held for sale or distribution to owners	—	—	—	—	1,851,784	5,490	—
Equity attributable to the parent company	2,693	1,788,710	1,572,250	1,700,962	2,648,190	2,700,280	2,651,968
Equity attributable to non-controlling interests	42	27,754	31,543	28,798	895,700	823,606	935,846
Total equity	2,734	1,816,464	1,603,793	1,729,760	3,543,890	3,523,886	3,587,814
Capital stock(4)	961	638,289	638,289	638,289	1,537,723	1,537,723	1,537,723

Other Consolidated Financial Information
Capital expenditures (CAPEX)(5)	155	103,086	75,639	194,880	537,805	421,314	292,017
Depreciation, amortization and impairment losses(6)	89	58,869	66,021	163,386	115,042	113,766	92,577

(1)	Solely for the convenience of the reader, Chilean peso amounts have been converted into U.S. dollars at the exchange rate of Ch$664.29 per US$1.00, as of June 30, 2017.
(2)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment loss recognized in the period’s profit or loss and other expenses.
(3)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(4)	Capital stock represents issued capital plus share premium.
(5)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(6)	For further detail, please refer to Notes 8C and 27 of the Notes to the Enel Generación unaudited consolidated interim financial statements included in the Enel Generación October 2017 Form 6-K, which is incorporated by reference into this prospectus.

EGPL

The following summary historical consolidated financial information as of December 31, 2016 and 2015 and for each year in the two-year period ended December 31, 2016 was derived from the audited consolidated financial statements of EGPL included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus. The summary consolidated financial information as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 and income statement information for the year ended December 31, 2014 have been derived from the unaudited consolidated financial statements of EGPL included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus. Pursuant to Item 3.A.1 of Form 20-F, summary historical consolidated financial information as of and for the years ended December 31, 2013 and 2012 have been omitted as such information cannot be provided without unreasonable effort or expense. The summary historical consolidated financial information should be read in conjunction with EGPL’s consolidated financial statements and notes thereto included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

The following table sets forth EGPL’s summary historical consolidated financial information for the periods indicated:

	For the six months ended June 30,		For the year ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)				(unaudited)
	(US$ thousands)		(US$ thousands)
Summary Consolidated Statement of Comprehensive Income Information
Revenues and other operating income	177,784	121,935	307,740	203,791	146,814
Operating costs(1)	(120,883)	(85,868)	(200,205)	(140,545)	(98,149)
Operating income	56,901	36,067	107,535	63,246	48,665
Financial results(2)	(40,422)	(26,520)	(99,536)	(42,697)	(15,972)
Other gains	67	5,687	8,167	—	—
Income before income taxes	16,546	15,234	16,166	20,549	32,693
Income tax expense	6,185	46,577	6,576	(23,787)	(22,050)
Net income	22,731	61,811	22,742	(3,238)	10,643
Net income attributable to the parent Company	21,427	58,281	20,411	(1,878)	8,788

Net income attributable to non-controlling interests	1,304	3,530	2,331	(1,360)	1,855

Other Consolidated Financial Information
Capital expenditures (CAPEX)(4)	136,420	380,086	532,486	218,883	274,301
Depreciation, amortization and impairment losses(5)	52,858	32,206	81,993	50,695	22,861

	As of June 30, 2017	As of December 31,
		2016	2015	2014
	(unaudited)			(unaudited)
	(US$ thousands)	(US$ thousands)
Summary Consolidated Statement of Financial Position Information
Total assets	2,570,303	2,521,090	1,947,616
Non-current liabilities	1,273,415	1,174,500	1,195,851
Equity attributable to the parent company	999,539	228,782	205,329
Equity attributable to non-controlling interests	147,536	146,163	142,171
Total equity	1,147,075	374,945	347,500
Capital stock(3)	827,205	77,280	77,280

(1)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment loss recognized in the period’s profit or loss and other expenses.
(2)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(3)	Capital stock represents issued capital.
(4)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(5)	For further detail, please refer to Note 27 of the Notes to the EGPL unaudited consolidated interim financial statements included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

Summary Pro Forma Consolidated Financial Information

The following summary pro forma consolidated financial information give effect to the Offers and the Merger and should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Information and related notes incorporated by reference into this prospectus. For accounting purposes, the Offers will be accounted for as acquisitions of minority interests and the Merger will be accounted for as a combination of entities under common control. The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements of Enel Chile, Enel Generación and EGPL, and should be read in conjunction with those financial statements and notes thereto incorporated herein by reference. The Unaudited Pro Forma Consolidated Statements of Comprehensive Income for the years ended December 31, 2016, 2015 and 2014 give effect to the Offers and the Merger as if they had been consummated on January 1, 2014, and the Unaudited Pro Forma Consolidated Statement of Financial Position as of June 30, 2017 gives effect to the Offers and the Merger as if they had been consummated on June 30, 2017. You should not rely on this summary unaudited pro forma consolidated information as being indicative of the results that would actually have been obtained if the Offers and the Merger had been consummated for the above-mentioned periods or the future results of Enel Chile. See “Where You Can Find More Information” and “Unaudited Pro Forma Consolidated Financial Information.”

	For the six months ended June 30, 2017	For the year ended December 31,
		2016	2015	2014
	(in thousands of Ch$, except share and per share amounts)
Pro Forma Consolidated Statement of Comprehensive Income Information:
Revenues and other operating income	1,250,523,780	2,656,016,845	2,474,782,180	2,114,923,918
Operating Income	264,744,050	640,503,283	566,896,374	410,478,010
Income before taxes from continuing operations	302,662,762	618,695,963	401,124,723	281,964,243
Income tax expense, continuing operations	(66,588,519)	(90,418,248)	(109,681,456)	(130,779,422)
Net income from continuing operations	236,074,243	528,277,715	291,443,267	151,184,821
Net income attributable to Enel Chile	232,169,537	518,889,614	282,180,804	135,387,580
Net income attributable to non-controlling interests	3,904,706	9,388,101	9,262,463	15,797,241
Basic and diluted earnings per share:
Basic and diluted earnings per share from continuing operations	3.24	7.25	3.94	1.89
Basic and diluted earnings per share	3.24	7.25	3.94	1.89
Weighted average number of shares of common stock (thousands)	71,609,138.67	71,609,138.67	71,609,138.67	71,609,138.67

As of the six months ended June 30, 2017
(in thousands of Ch$)
Pro Forma Consolidated Statement of Financial Position Information:
Total Assets	6,985,088,190
Total non-current liabilities	3,173,273,129
Total current liabilities	590,588,426
Equity attributable to parent company	3,105,199,037
Total equity	3,221,226,635

Comparative Historical and Pro Forma Per Share Information

The following table reflects: (i) the historical net income, cash dividends and book value per Enel Chile Share; (ii) the historical net income, cash dividends and book value per Enel Generación Share; (iii) the pro forma net income, cash dividends and book value per Enel Chile Share after giving effect to the proposed Offers and the Merger; and (iv) the equivalent pro forma net income, cash dividends and book value per share attributable to 2.87807 Enel Chile Shares which is the number of Enel Chile Shares to be subscribed for in respect of each Enel Generación Share validly tendered in the Offers pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition based on 40% of the cash tender offer consideration being allocated to subscribe for Enel Chile Shares or Enel Chile ADSs, as applicable, at a subscription price of Ch$82 per Enel Chile Share or Ch$4,100 per Enel Chile ADS. The information presented in this table should be read in conjunction with, and is qualified in its entirety by, the Unaudited Pro Forma Consolidated Financial Information, the unaudited consolidated financial statements for the six months ended June 30, 2017 and the audited consolidated financial statements for the year ended December 31, 2016, of Enel Chile, Enel Generación and EGPL incorporated by reference into this prospectus.

	Six Months Ended June 30, 2017	Year Ended December 31, 2016
	(Ch$)
Historical—Enel Chile
Basic and diluted net income per share	3.46	7.83
Cash dividends per share(1)	3.23	2.09
Book value per share (at period end)(2)	58.42	56.29
Historical—Enel Generación
Basic and diluted net income from continuing operations per share	22.56	52.77
Cash dividends per share(1)	28.81	14.58
Book value per share (at period end)(2)	218.09	207.39
Pro Forma Consolidated(3)
Basic and diluted net income from continuing operations per share(4)	3.24	7.25
Cash dividends per share(5)	3.62	1.97
Book value per share (at period end)(6)	43.36	34.28
Pro Forma Equivalent—Enel Generación(7)
Basic and diluted net income from continuing operations per share(4)	9.32	20.87
Cash dividends per share(5)	10.42	5.67
Book value per share (at period end)(6)	124.79	98.66

(1)	Historical cash dividends per share paid in 2017 is calculated based on 2016 historical net income attributable to shareholders multiplied by the dividend policy of 50%.
(2)	Historical book value per share is computed by dividing shareholders’ equity by the number of shares of common stock outstanding at the end of the period.
(3)	See Unaudited Pro Forma Consolidated Financial Information incorporated by reference into this prospectus.
(4)	Pro forma consolidated basic and diluted net income per share is computed using the weighted-average number of shares of common stock outstanding, after the issuance of the Enel Chile Shares in the Capital Increase.
(5)	Pro forma consolidated cash dividends per share paid in 2017 is calculated based on 2016 pro forma consolidated net income attributable to shareholders of Enel Chile multiplied by the dividend policy of 50%.
(6)	The pro forma consolidated book value per share is computed by dividing pro forma shareholders’ equity, including the effect of pro forma adjustments, by the pro forma number of Enel Chile Shares which would have been outstanding had the Offers been consummated as of June 30, 2017.

(7)	The Enel Generación pro forma equivalent consolidated per share amounts are computed by multiplying the pro forma consolidated per share amounts by 2.87807, the number of Enel Chile Shares to be subscribed for in respect of each Enel Generación Share validly tendered pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, at a subscription price of Ch$82 per Enel Chile Share and Ch$4,100 per Enel Chile ADS, based on 40% of the cash tender offer consideration being allocated to subscribe for Enel Chile Shares or Enel Chile ADSs, as applicable.

RISK FACTORS

In deciding whether to tender your Enel Generación Securities in the Offers, you should read this prospectus carefully and the documents to which we refer you. You should also carefully consider the following risk factors related to the Offers together with the risk factors set forth in the Enel Chile 2016 Form 20-F and the Enel Generación 2016 Form 20-F.

Risks Related to the Offers

The value of the Enel Chile Securities, including Enel Chile Shares represented by Enel Chile ADSs, and the value of the tender offer consideration being offered may vary due to fluctuations in market prices and exchange rates.

The tender offer consideration being offered is determined in Chilean pesos and there will be no adjustment to the tender offer consideration being offered or the subscription prices for the Enel Chile Securities for changes in the market price of either Enel Generación Securities, on the one hand, or Enel Chile Securities, on the other, or for movements in exchange rates. Accordingly, the market value of the Enel Chile Securities that holders of Enel Generación Securities will receive upon completion of the U.S. Offer and the exchange rate between the Chilean peso and the U.S. dollar at the time could vary significantly from the market value of Enel Chile Securities and the Chilean peso to U.S. dollar exchange rate on the date of this prospectus or on the date the Offers were first announced. That market price and foreign exchange risk is borne entirely by the holders of Enel Generación Securities. The market value of the Enel Chile Securities and the Chilean peso to U.S. dollar exchange rate will also continue to fluctuate after completion of the Offers. You should obtain current market quotations for Enel Generación Securities and Enel Chile Securities.

Those holders who do not tender their Enel Generación Securities in the Offers will continue to be minority shareholders and ADS holders of Enel Generación. The value of any Enel Generación Securities not tendered in the Offers could decrease, and there may not be a liquid market for the Enel Generación Securities following the completion of the Offers.

Following the completion of the Offers, those holders who do not tender their Enel Generación Securities will continue to be minority shareholders and ADS holders in Enel Generación with a limited (if any) ability to influence the outcome of any matters that are or can be subject to shareholder approval, including the appointment of directors, acquisition or disposition of substantial assets, the issuance of capital stock and other securities and the payment of dividends on Enel Generación Securities. Furthermore, the market for Enel Generación Securities may become illiquid after the Offers. As a result, any future sale of the Enel Generación Securities could be at a price per share or ADS significantly less than the offer price in the Offers. In addition, the potential lack of market liquidity after completion of the Offers could also increase the difficulty of selling Enel Generación Securities in large blocks without adversely affecting their price. Furthermore, Enel Generación Shares may lose the “sufficient stock market liquidity” (presencia bursátil) status in the Chilean Stock Exchanges, which would result in loss of a capital gains tax exemption for certain holders of Enel Generación Shares under Chilean law.

It is possible that after completion of the Offers, the Enel Generación Securities will fail to meet the criteria for continued listing on Chilean Stock Exchanges and the NYSE. If this were to happen, the Enel Generación Securities could be delisted from one or more of these exchanges. In addition, Enel Chile may decide to cause Enel Generación ADSs to be delisted from the NYSE, terminate the deposit agreement for the Enel Generación ADSs and deregister the Enel Generación Securities under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on the evaluation of Enel Chile’s management of the public float, trading volumes and liquidity of the Enel Generación ADSs after completion of the Offers.

In the event Enel Generación Securities are delisted, the value of any Enel Generación Securities not tendered in the Offers could decrease to a price per share significantly less than the consideration offered in the Offers.

In addition, AFPs may no longer be able to invest in Enel Generación at the levels permitted under Title XII of DL 3,500 following the Offers because Enel Generación will no longer be subject to Title XII of DL 3,500 due to the condition of the Offers that requires the removal of the 65% stock ownership limit applicable to any shareholder that was included in Enel Generación’s bylaws in accordance with Title XII of DL 3,500 and other related restrictions. As a result, AFPs who have not tendered their Enel Generación Shares in the Offers may be required to divest some of their Enel Generación Shares if they are above the permitted level and the liquidity of Enel Generación Securities may be further reduced and the value of Enel Generación Securities not tendered in the Offers could further decrease.

The trading prices of Enel Chile Shares and Enel Chile ADSs will be affected by factors in addition to those factors affecting the price of Enel Generación Shares and Enel Generación ADSs. The price of Enel Chile Shares and Enel Chile ADSs may decline following the Offers.

Upon consummation of the Offers, holders of Enel Generación Shares and Enel Generación ADSs that participated in the Offers will become holders of Enel Chile Shares and Enel Chile ADSs, respectively. Enel Chile currently owns 60.0% of the aggregate number of outstanding Enel Generación Shares, and for the year ended December 31, 2016, Enel Chile derived approximately 73% of its operating income from Enel Generación. Enel Chile also owns and operates other businesses, such as the electricity distribution business of Enel Distribución S.A. Accordingly, Enel Chile’s results of operations and business, as well as the trading price of Enel Chile Shares and Enel Chile ADSs, will be affected by factors in addition to those affecting Enel Generación’s results of operations and business and the price of Enel Generación Shares and Enel Generación ADSs. The price of Enel Chile Securities may decline after Enel Chile completes the Offers.

The evaluation opinions and valuation reports obtained will not be updated to reflect any developments or changes in circumstances occurring after the dates of those reports.

Enel Chile and Enel Generación each appointed independent evaluators (evaluadores independientes) to evaluate the Reorganization as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act. In addition, in connection with the Merger and in accordance with Chilean law, Enel Chile and EGPL each retained an independent appraiser (perito independiente) to prepare reports on the values of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas). See “Position of Enel Generación as to the Fairness of the Reorganization; Recommendation” and “Position of Enel Chile and the Enel Entities as to the Fairness of the Reorganization.”

The reports and opinion to be obtained from such independent appraisers and independent evaluators will not be updated and will not address the economic value of the Enel Generación Shares at the time the Offers will be completed. In addition, the valuation reports will rely on certain assumptions and forward-looking statements that will be provided to the independent appraisers and independent evaluators by Enel Chile, Enel Generación or EGPL, as applicable.

If holders of Enel Chile Shares exercise preemptive rights and subscribe for new Enel Chile Shares in excess of the limit required in order to have a sufficient number of Enel Chile Shares to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, or if the other conditions to the consummation of the Offers are not satisfied or waived, then the Offers will not be consummated.

Enel Chile is conducting the Capital Increase in order to obtain new Enel Chile Shares to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, as applicable. Under Chilean law, in connection with the Capital Increase, existing holders of Enel Chile Shares have preemptive rights to subscribe for additional Enel Chile Shares pro rata to their interest in Enel Chile. If holders of Enel Chile Shares exercise preemptive rights and subscribe for new Enel

Chile Shares in excess of the limit required in order to have a sufficient number of Enel Chile Shares to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition or if the other conditions to the consummation of the Offers are not satisfied or waived, then the Offers will not be consummated. For example, there is a pending proceeding before the Chilean Supreme Court relating to the admissibility of a private sector association’s “consultation” request seeking to suspend the Reorganization transaction. See “The Reorganization—Conditions of the Reorganization—Conditions of the Offers,” “Summary—Conditions of the Offers” and “The Capital Increase.”

As long as there are minority shareholders in Enel Generación, potential conflicts of interests between Enel Generación and EGPL may continue to exist after the Reorganization.

The proposed Reorganization would increase the controlling interest of Enel as the ultimate controlling shareholder of Enel Generación. However, as long as there are minority shareholders in Enel Generación, this increase in the controlling interest may not necessarily eliminate the potential conflicts of interests of Enel in the investment vehicles through which it operates in Chile.

Risks Related to Enel Generación’s Business

You should read and consider the risk factors specific to Enel Generación’s business. These risks are described the Enel Generación 2016 Form 20-F and in other documents that are incorporated by reference into this prospectus. See “Where To Obtain More Information” for more detail on the information incorporated by reference into this prospectus.

Risks Related to Enel Chile’s Business

You should read and consider the risk factors specific to Enel Chile’s business. These risks are described the Enel Chile 2016 Form 20-F and in other documents that are incorporated by reference into this prospectus. See “Where To Obtain More Information” for more detail on the information incorporated by reference into this prospectus.

Risks Related to Enel Chile’s Business Following the Offers and the Merger

We may fail to realize the business growth opportunities, revenue benefits, cost savings and other benefits anticipated from, or may incur unanticipated costs associated with, the Reorganization and our results of operations, financial condition and the price of our shares may suffer.

The Reorganization, including our acquisition of EGPL in the Merger and the Offers for Enel Generación Securities, may not achieve the business growth opportunities, revenue benefits, cost savings and other benefits we anticipate. However, these benefits may not develop and other assumptions upon which the offer consideration was determined may prove to be incorrect.

Under any of these circumstances, the business growth opportunities, revenue benefits, cost savings and other benefits anticipated by us to result from the completion of the Reorganization may not be achieved as expected, or at all, or may be delayed. To the extent that we incur higher integration costs or achieve lower revenue benefits or fewer cost savings than expected, our results of operations and financial condition may suffer.

The potential integration of Enel Chile and EGPL may be difficult and expensive.

The Merger involves the integration of a mature business, as is the case of our conventional energy business, which Enel Chile develops through Enel Generación, with EGPL’s non-conventional renewable energy business. Our goal in integrating the operations is to increase the revenues and earnings of the combined businesses, and, as a combined company, to increase Enel Chile’s ability to satisfy the demands of its customers. In so doing, we may encounter substantial difficulties in integrating our operations, and could even incur substantial costs as a result of, among other things:

•	inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between Enel Chile and EGPL and the need to implement, integrate and harmonize various business-specific operating procedures and systems, as well as the financial, accounting, information and other systems of Enel Chile and EGPL;

•	diversion of management’s attention from their other responsibilities as a result of the need to deal with integration issues;

•	failure to retain customers and suppliers of Enel Chile and EGPL; and

•	difficulties in achieving full utilization of assets and resources of Enel Chile and EGPL.

The diversion of management attention and any difficulties encountered from the Merger could increase costs or reduce revenues, earnings and operating results of Enel Chile following completion of the Merger. Any delays encountered in the integration process of EGPL and Enel Chile, could have an adverse effect on the revenues, level of expenses, operating results and financial condition of the Enel Chile, which may adversely affect the value of the Enel Chile Securities after the completion of the Offers.

Enel Chile following the Merger may not be able to retain key employees or efficiently manage the larger and broader organization, which could negatively affect our operations and financial condition.

The success of Enel Chile following the Merger, will depend in part on the ability of Enel Chile to retain key employees of both Enel Chile and EGPL and successfully manage the larger and broader organization resulting from the Merger. In this context, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a general desire not to remain with Enel Chile. Furthermore, we will face challenges inherent in efficiently managing an increased number of employees. Accordingly, no assurance can be given that Enel Chile will be able to retain key employees or successfully manage the larger and more diverse combined organization, which could result in disruption to the combined company’s business and negatively impact the combined company’s operations and financial condition.

The Merger will be a statutory merger and there is no merger agreement entered into between Enel Chile and EGPL or Enel, as the sole shareholder of EGPL; therefore, none of the parties involved in the Merger will have any contractual protections against each other post-closing.

The Merger will be a statutory merger under Article 99 of the Chilean Corporations Act. Under Chilean law, no merger agreement is required, provided that the shareholders of the merging corporations are presented with a document containing the terms and conditions of the merger. No merger agreement has been or will be entered into between Enel Chile and EGPL or Enel in connection with the Merger. However, the terms and conditions of the Merger are included in as part of the General Terms of the Reorganization presented to shareholders of Enel Chile and EGPL in connection with the ESMs. The General Terms of the Reorganization do not include representations and warranties or covenants regarding the merging entities. In the absence of a merger agreement providing contractual rights between the parties to the Merger, any rights of the parties to the Merger to seek indemnification or other recovery for any losses with respect to the Merger will be based solely on the protections of the Chilean Corporations Act.

Risks Related to Taxation

U.S. federal income tax reform could adversely affect Enel Chile, Enel Generación and holders of Enel Chile Securities and Enel Generación Securities.

On December 22, 2017, President Trump signed into law H.R. 1, originally known as the “Tax Cuts and Jobs Act,” which significantly reformed the Internal Revenue Code of 1986, as amended. The impact of this tax reform, or of any future administrative guidance interpreting provisions thereof, on holders of Enel Chile Securities and Enel Generación Securities is uncertain and could be adverse. This prospectus does not discuss any such tax legislation or the manner in which it might affect holders of Enel Chile Securities and Enel Generación Securities. Prospective investors are urged to consult with their own legal and tax advisors with respect to any such legislation and the potential tax consequences of receiving, exercising, and disposing of rights and of owning and disposing of ADSs or shares.

SPECIAL FACTORS

Background of the Offers

Historical Background

The relationship between Enel Chile and Enel Generación traces back to the acquisition by Enersis S.A. (“Enersis”), from which Enel Chile was spun-off, of interests in Empresa Nacional de Electricidad S.A. (“Endesa Chile”), the predecessor of Enel Generación, in April 2016.

Starting in the early 1990s, Enersis gradually acquired equity stakes in Endesa Chile, increasing its ownership stake to 25.3% in 1995. Enersis has consolidated Endesa Chile since the early 1990s, well before reaching majority control of the shares, by virtue of nominating the majority of the Board of Directors and exerting a presumption of control.

In 1999, Enersis obtained a 60% controlling stake in Endesa Chile through a cash tender offer in which it acquired an additional 34.7% of the Endesa Chile shares. Since that time, Enersis periodically evaluated the possibility of increasing its ownership stake in Endesa Chile, its most significant subsidiary, through a tender offer for the outstanding shares and ADSs owned by non-affiliated minority investors. These evaluations contemplated the possibility of Endesa Chile becoming a wholly owned subsidiary of Enersis. Minority shareholders of both Enersis and Endesa Chile also proposed that the companies consider similar transactions. For example, in the context of the Enersis capital increase completed on March 28, 2013, the Chilean pension funds that owned shares of Endesa Chile suggested to management of Enersis that they would view favorably the possibility of a tender offer or an exchange offer whereby the Chilean pension funds would decrease their equity participation in Endesa Chile and proportionally increase their participation at the holding company level. Investment banks also advised that Enersis’ holding company discount would decrease substantially to the extent that Enersis could acquire all or substantially all of Endesa Chile’s minority shares. A similar strategy was suggested and successfully implemented in connection with Enersis’ ownership and control over Chilectra S.A. (“Chilectra” and currently known as Enel Distribución Chile S.A. or “Enel Distribución”), which increased from 72% to 99% as a result of several tender offers commencing in 2000.

In 2016, as part of a reorganization intended to separate the Chilean and non-Chilean businesses of Enersis and its consolidated subsidiaries, Endesa Chile spun-off its non-Chilean energy generation business as Endesa Américas S.A. and Endesa Chile became Enel Generación Chile S.A. Similarly, Enersis spun-off Enel Chile, which currently owns and operates electricity generation and distribution businesses in Chile, including Enel Generación, formerly held by Enersis, and Enersis transitionally became Enersis Américas S.A. and in December 2016, Enel Américas. In the spin-offs, Enel Chile was allocated ownership of 60% of Enel Generación.

Since its spin-off from Enersis, Enel Chile has continued to consider the possibility of increasing its ownership interest in Enel Generación, its most significant subsidiary, consistent with the factors historically considered by its predecessor, Enersis, with respect to Endesa Chile, principally: to consolidate its control over Enel Generación and increase its share of Enel Generación’s income and to reduce Enel Chile’s holding company discount. However, during the 2016 Reorganization described below, Enel Chile did not take any action to analyze or pursue any specific transaction.

Endesa, S.A., a Spanish company (“Endesa Spain”), was the ultimate controlling company of Enersis from 1999 to 2007 and was also the ultimate parent of Endesa Chile through its ownership of Enersis. In 2007, Enel and Acciona S.A., a Spanish construction company unrelated to Enel (“Acciona”), jointly acquired a 92.1% interest in Endesa Spain, which owned 60.6% of Enersis at the time. As a result of this acquisition, Enel held 67.1% of Endesa Spain through Enel Energy Europe S.r.l., a wholly owned subsidiary of Enel, and Acciona held 25% of Endesa Spain. In 2009, Acciona sold all of its equity interest in Endesa Spain to Enel Energy Europe S.r.l. (which later changed its name to Enel Iberoamérica S.r.l.), thereby making Enel the ultimate parent of Enersis and Endesa Chile.

In 2014, Enel separated its Latin American businesses from its Iberian businesses and Endesa Spain transferred its direct 20.3% and indirect 40.3% interests in Enersis to Enel Iberoamérica S.r.l. Following the transaction, Enel continued to beneficially own 60.6% of Enersis, separate from the other businesses of Endesa Spain.

In 2017, Enel Iberoamérica S.r.l. implemented a cross-border demerger to separate the Iberian and Latin American businesses of Enel Iberoamérica S.r.l. The demerger resulted in the formation and spin-off of Enel South America S.r.l., a new Italian company wholly owned by Enel, holding among other things, the 60.6% ownership interest in Enel Chile. Enel South America S.r.l. to merged into Enel effective November 16, 2017, resulting in Enel directly holding the 60.6% ownership interest in Enel Chile.

Background of the Reorganization, the Offers and the Merger

Over the course of their ownership of Enersis, Endesa Spain and Enel invested in energy generation, transmission and distribution businesses in Latin America outside of Chile through vehicles other than Enersis and Endesa Chile. As a result, Enel’s Latin American energy business was dispersed and located at numerous levels within the company group.

From time to time, Enel reviews the corporate structure of its subsidiaries and affiliates with the goal of creating a more efficient and focused structure that may enhance shareholder value. In 2012, Enel, through Endesa Spain, proposed that Enersis conduct a capital increase as part of the effort to streamline the group corporate structure by geography and consolidate Enel’s Latin American energy businesses (other than the non-conventional renewable assets held by Enel Green Power S.p.A. (“Enel Green Power”)), under Enersis. In the capital increase completed on March 28, 2013, Enersis received an in-kind contribution from Endesa Spain of approximately US$3.6 billion of equity interests in 25 companies that conduct business in five South American countries (Argentina, Brazil, Chile, Colombia and Peru) and approximately US$2.4 billion in cash from minority shareholders. In addition, Enel and Endesa Spain also committed to use Enersis as the sole vehicle for conducting business in the conventional energy sector in South America. The capital increase did not change Enel’s or Endesa Spain’s ownership interest in Enersis because the capital increase was fully subscribed.

In 2015, a corporate reorganization process was initiated to separate Enel’s businesses and assets held by Enersis, Endesa Chile and Chilectra in Chile from those in Argentina, Brazil, Colombia and Peru so that the Chilean businesses and the non-Chilean businesses could be grouped by geographic area (the “2016 Reorganization”). The 2016 Reorganization, which was completed in December 2016, involved three major transactions:

•	the spin-offs by Enersis, Endesa Chile and Chilectra of Enersis Chile (currently Enel Chile), Endesa Américas and Chilectra Américas S.A. (“Chilectra Américas”), respectively;

•	the tender offers by Enersis Américas for all outstanding shares and ADSs of Endesa Américas; and

•	the merger of Endesa Américas and Chilectra Américas into Enersis Américas, which was renamed Enel Américas.

During the 2016 Reorganization, Enel committed that as long as Enel remained the majority shareholder of Enel Américas and Enel Chile, it would use Enel Américas and Enel Chile (as successors to the Enersis businesses) as the Enel group’s sole investment vehicles in South America in generation, distribution and sale of electricity, except for renewable energy investments then currently being developed by Enel or any other company within the Enel group (including Enel Green Power), reaffirming the commitment made by Enel during the 2013 capital increase. However, there were concerns that there could be potential conflicts of interest between Enel Green Power and Enel Generación given that Enel Generación has contractual relationships with EGPL, a wholly owned subsidiary of Enel Green Power, pursuant to which Enel Generación purchases energy from certain EGPL subsidiaries under power purchase contracts, as disclosed in “—Related Party Transactions.”

In addition, there is a potential conflict of interest due to the fact that both Enel Generación and EGPL compete in the energy generation sector in Chile, though using different energy generation technologies. EGPL is Enel’s non-conventional renewable energy investment vehicle in Chile while Enel’s conventional energy investment vehicle in Chile is Enel Generación, through Enel’s ownership interest in Enel Chile. Furthermore, Enel Generación is required under Chilean regulations to produce a portion of its energy generation using non-conventional renewable energy technologies. As a result, Enel Generación and EGPL may directly compete in current or future developments of renewable energy in Chile as they both seek to expand their renewable energy generation businesses.

In order to address such concerns, in a November 23, 2015 letter from Mr. Giulio Fazio, Head of Legal and Corporate Affairs of Enel, to Mr. Borja Acha B., the Chairman of the Board of Enersis S.A., Enel committed to negotiate with Enel Generación regarding the joint development of renewable energy projects in Chile if all of the transactions contemplated in the 2016 Reorganization were consummated. Enel reaffirmed such commitment through another letter sent by Mr. Fazio to Mr. Acha on December 17, 2015, and further offered Enel Generación the right to participate in future non-conventional renewable energy projects in Chile wholly owned and developed by Enel Green Power, through the acquisition of up to 40% of the capital in one or more project companies created for such purpose, at a price equivalent to the cost of the project. It was contemplated that providing Enel Generación the opportunity to jointly develop renewable energy projects in Chile with EGPL would reduce the potential conflicts of interest between Enel Generación and EGPL by enabling the companies to cooperate with each other and align their interests, rather than competing against each other in the energy generation sector in Chile.

During 2016, the executive officers and the Board of Directors of Enel Generación, as well as the Directors’ Committee of Enel Generación, each held periodic meetings to review the commitment from Enel. The Directors’ Committee of Enel Generación is a standing committee required under the Chilean Corporations Act, consisting of a majority of independent directors (as defined by Chilean law), and was not specifically formed for purposes of the Reorganization. The Directors’ Committee also serves as the independent Audit Committee of Enel Generación and is required to review all related party transactions and issue a report to the Board of Directors regarding such transaction, which must be sent to the Board of Directors and presented at the board meeting in which the related party transaction is to be approved, in accordance with the Chilean Corporations Act. See “Special Factors—Position of Enel Generación as to the Fairness of the Reorganization; Recommendation—Summary of Enel Generación Directors’ Committee Report.”

On January 18, 2017, the Directors’ Committee of Enel Generación rejected the option to acquire up to 40% of non-conventional renewable energy projects in Chile, in operation, under construction or still in development by EGP Chile, which was provided by Enel in 2015 in connection with the 2016 Reorganization. Instead, the Directors’ Committee recommended to the Board of Directors of Enel Generación that Enel Generación submit a counterproposal to acquire at least 50.1% of the projects developed and owned by EGP Chile (the “Counterproposal”). On January 25, 2017, the Board of Directors unanimously approved the Directors’ Committee recommendations and the Counterproposal and authorized the officers of Enel Generación to submit the Counterproposal to EGP Chile.

On January 27, 2017, Mr. Moro sent a letter to Mr. Bonilla with the Counterproposal. By a letter to Mr. Moro of Enel Generación on February 24, 2017, EGP Chile notified Enel Generación of its rejection of the Counterproposal. Thereafter, Enel Generación and EGP Chile ceased further negotiations.

Following the breakdown of negotiations between Enel Generación and EGP Chile, Enel Chile began to explore how to consolidate its leadership position in the electricity industry in Chile, especially in the context of Enel Chile’s Open Power strategy that places a high priority on non-conventional renewable energy and better managing any potential conflicts of interests between the operations of Enel Generación and Enel Green Power in Chile. In considering a potential structure to achieve these goals, Enel Chile also incorporated into its analysis its long-standing consideration of the potential benefits of increasing its ownership interest in Enel Generación described above.

Enel Chile developed the general framework of the corporate reorganization in which Enel’s non-conventional renewable energy generation business in Chile would be brought under the umbrella of the Enel Chile group of companies and Enel Chile would further consolidate its ownership of its conventional energy generation business, bringing together the leading conventional and non-conventional renewable energy generation businesses in Chile and the leading energy distribution business under a single company. While Enel Chile continued to study variations of the structure, such as which Enel Chile entity Enel’s non-conventional renewable energy business in Chile would be merged with and the sequence of the transactions, and taking into account regulatory, tax and antitrust considerations, the basic transaction structure of an acquisition of Enel’s non-conventional renewable energy business by Enel Chile and the tender offer by Enel Chile for Enel Generación Securities not owned by Enel Chile, which are reflected in the Reorganization, remained the same and no other strategic alternatives or business combinations with other parties were considered by Enel, Enel Chile or Enel Generación.

Following a period of analysis, on July 3, 2017, the Board of Directors of Enel Chile held an extraordinary meeting and agreed to send a non-binding proposal to Enel regarding a potential merger of EGPL with Enel Chile, conditioned on the completion of a tender offer by Enel Chile for Enel Generación Shares (including in the form of ADSs). Pursuant to such determination, Mr. Herman Chadwick P., the Chairman of the Board of Directors of Enel Chile, sent a letter dated July 3, 2017 to Mr. Francesco Starace, the Chief Executive Officer of Enel (the “July 2017 Enel Chile Letter”).

Specifically, the July 2017 Enel Chile Letter requested that Enel consider and respond to the following proposed transactions:

•	a merger of EGPL with Enel Chile, which is conditioned on the completion of the tender offer described below;

•	a tender offer by Enel Chile for all outstanding shares of Enel Generación (including in the form of ADSs) not owned by Enel Chile for consideration consisting of a combination of cash and Enel Chile Shares, subject to the following conditions: (i) more than 75% of the outstanding shares of Enel Generación are held by Enel Chile after the completion of the tender offer and (ii) execution of an amendment to Enel Generación’s bylaws, resulting in the company ceasing to be bound by Title XII of D.L. 3,500 and the 65% limitation on stock ownership and other restrictions being eliminated from Enel Generación’s bylaws; and

•	subject to approval by the shareholders of Enel Chile, a capital increase to obtain Enel Chile Shares to be issued in the Offers.

The July 2017 Enel Chile Letter indicated that the proposed merger of EGPL with Enel Chile is expected to result in higher level of organic growth and greater diversification of the portfolio of projects of Enel Chile. In addition, the July 2017 Enel Chile Letter also indicated that in order to ensure that the proposed Reorganization be viable without Enel exceeding the 65% limitation on ownership of Enel Chile in Enel Chile’s bylaws and to optimize cash flow and the capital structure of Enel Chile and enhance earnings per share, Enel Chile should offer the minority shareholders of Enel Generación the opportunity to participate in the Offers and receive Enel Chile Shares.

The inclusion of the condition that Enel Chile holds more than 75% of the outstanding Enel Generación Shares after the completion of the tender offer is consistent with the goal stated in the July 2017 Enel Chile Letter that the proposed Reorganization be conducted in a manner to ensure that Enel would not exceed the 65% limitation on ownership of Enel Chile in the Enel Chile bylaws pursuant to Title XII of DL 3,500 (similar to the provision in the Enel Generación bylaws). Given that Enel already owns 60.6% of Enel Chile and 100% of EGPL, a merger of EGPL with Enel Chile in which Enel acquires additional Enel Chile Shares would have resulted in an increase of its share ownership in Enel Chile; however, its ownership interest in Enel Chile would be diluted to the extent that holders of Enel Generación Securities tender in the Offers. The requirement that Enel

Chile acquire more than 75% of the outstanding Enel Generación Shares in the tender offer is intended, in part, to facilitate Enel’s compliance with the 65% limitation on ownership of Enel Chile in the Enel Chile bylaws following completion of the Reorganization.

On July 4, 2017, Enel Chile submitted the July 2017 Enel Chile Letter to the SVS on a confidential basis through a confidential significant event (hecho esencial reservado) filing.

Enel subsequently sent two letters from Mr. Starace, dated July 13, 2017 and July 25, 2017 (collectively, the “July 2017 Enel Letters”) to Enel Chile, indicating that Enel required more time to analyze and respond to the July 2017 Enel Chile Letter.

On August 3, 2017, Enel appointed MedioBanca—Banca di Credito Finanziario S.p.A. (“Mediobanca”) as its financial advisor.

At a meeting of the Board of Directors of Enel Chile held on August 21, 2017, the Board of Directors met with representatives of BTG Pactual Chile S.p.A. and BTG Pactual Chile S.A. Corredores de Bolsa (collectively, “BTG Pactual”), the financial advisors of Enel Chile, and received the presentation of BTG Pactual dated August 21, 2017, an English translation of which is attached as Annex I to this prospectus.

On August 25, 2017, Enel sent a letter from Mr. Starace (the “August 2017 Enel Letter”) to Enel Chile, which expressed a favorable view towards the proposed Reorganization but requested the following additional conditions:

•	the proposed Reorganization must be carried out under market conditions considering the growth perspectives of renewable energy in Chile;

•	the proposed Reorganization must increase the earnings per share of Enel Chile;

•	before the consummation of the proposed Reorganization, Enel’s ownership interest in Enel Chile must be similar to its current ownership interests and Enel must at no times lose its controlling shareholder position and remain within the 65% maximum stock ownership limit set forth in Enel Chile’s bylaws; and

•	after the completion of the proposed Reorganization, Enel Generación must no longer be subject to Title XII of DL 3,500 and the 65% limit on stock ownership and other restrictions must be eliminated from Enel Generación’s bylaws.

The Board of Directors of Enel Chile held an extraordinary meeting on the same day to review the August 2017 Enel Letter and unanimously resolved to initiate work, analysis and steps leading to the execution of the proposed Reorganization. Since such Reorganization would also involve Enel Generación, the Board of Directors of Enel Chile also resolved to communicate the details of the proposed Reorganization contained in the July 2017 Enel Chile Letter and the August 2017 Enel Letter to the Board of Directors of Enel Generación and request that the Board of Directors of Enel Generación also consider the proposed Reorganization. In addition, the Board of Directors of Enel Chile noted that Messrs. Herman Chadwick Piñera, Giulio Fazio, Vincenzo Ranieri, Salvatore Bernabei, Fernán Gazmuri Plaza and Pablo Cabrera Gaete, each a director of Enel Chile elected by Enel as the controlling shareholder, and had an interest in the proposed Reorganization under the Chilean Corporations Act.

Enel Chile first informed the market of the proposed Reorganization on August 25, 2017, including the determination of its Board of Directors at the meeting on August 25, 2017 as well as the July 2017 Enel Chile Letter, the July 2017 Enel Letters and the August 2017 Enel Letter through a significant event (hecho esencial) filing with the SVS.

On August 28, 2017, the Board of Directors of Enel Generación met to review the communication from Enel Chile as well as the July 2017 Enel Chile Letter and the August 2017 Enel Letter. Following its review, the

Board of Directors of Enel Generación unanimously resolved to initiate all work and steps leading to an analysis of the proposed Reorganization applicable to Enel Generación. Enel Generación informed the market of such determination through a significant event (hecho esencial) filing with the SVS on the same day. The Board of Directors of Enel Generación also noted that Messrs. Giuseppe Conti, Francesco Giorgianni, Mauro Di Carlo, Umberto Magrini, Luca Noviello and Julio Pellegrini Vial, each a director of Enel Generación elected by Enel Chile as the controlling shareholder, have an interest in the proposed Reorganization under Chilean Corporations Act. In addition, Mr. Fabrizio Barderi declared that he is an employee of Enel Trade S.p.A., a company affiliated with Enel, and therefore has an interest in the Reorganization as well. Messrs. Di Carlo, Noviello and Magrini also declared that they own shares of Enel.

The transactions that are part of the proposed Reorganization would be regarded as related party transactions under the Chilean Corporations Act. Article 147 of the Chilean Corporations Act provides that a publicly held stock corporation (sociedad anónima abierta) may enter into a related party transaction when it is in the best interest of the company and is entered into under price, terms and conditions prevailing in the market at the time of approval. A related party transaction must meet the additional key terms:

•	directors and executive officers who have an interest in the related party transaction shall disclose such interest;

•	a majority of the disinterested Board of Directors or two-thirds of the outstanding voting shares at an ESM must approve the related party transaction; and

•	the Board of Directors resolutions adopting the related party transaction must be disclosed at the next shareholders meeting along with the identification of the members who approved said transaction.

If an ESM is held to approve the related party transaction, the following requirements must also be met:

•	the Board of Directors must appoint at least one independent evaluator to report on the conditions, effects and potential impact of the transaction on the company to shareholders;

•	the Directors’ Committee may appoint an additional independent evaluator;

•	the opinions of the independent evaluators must be made publicly available; and

•	each director must make a publicly available statement as to whether the related party transaction is in the best interest of the company as well as disclose any relationship with the counterparty or such director’s interest in the related party transaction.

On August 30, 2018, Enel Chile entered into an engagement letter with BTG Pactual.

On August 30, 2017, the Board of Directors of Enel Chile held an extraordinary meeting and unanimously appointed Mr. Oscar Molina as an independent appraiser (perito independiente) to provide a report on the values of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas). In addition, the Board appointed Larrain Vial Servicios Profesionales Ltda. (“LarrainVial”) to act as an independent evaluator (evaluador independiente) to evaluate the Reorganization as a related party transaction under Chilean law and provide an opinion in accordance with Article 147 of the Chilean Corporations Act. The Board of Directors also met with representatives of BTG Pactual and received the presentation of BTG Pactual dated August 30, 2017, an English translation of which is attached as Annex J to this prospectus. The Directors’ Committee of the Board of Directors of Enel Chile also met on the same date and unanimously appointed Econsult RS Capital S.p.A. (“Econsult”) as an additional independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and provide a separate opinion in accordance with Article 147 of the Chilean Corporations Act.

On September 1, 2017, the Board of Directors Enel Generación held an extraordinary meeting and unanimously appointed Banchile Asesorĺa Financiera S.A. (“Banchile”) as an independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and provide an opinion in accordance with Article 147 of the Chilean Corporations Act. The Directors’ Committee of the Board of Directors of Enel Generación also met on the same date and unanimously appointed ASSET Chile S.A. (“ASSET Chile”) as an additional independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and provide a separate opinion in accordance with Article 147 of the Chilean Corporations Act.

On September 20, 2017, the Board of Directors of EGPL held a meeting and unanimously appointed Mr. Felipe Schmidt an independent appraiser to provide a report on the values of Enel Chile and EGPL in connection with the Merger in accordance with Articles 156 and 168 of the Chilean Corporate Regulations.

From September 2017 through October 2017, the executive officers and the Boards of Directors of Enel Chile, Enel Generación and EGPL, as well as the Directors’ Committees of Enel Chile and Enel Generación, each held periodic meetings to review the proposed Reorganization. Specifically, Enel Chile considered that the fact that tender offers involving public companies in Chile are generally all cash tender offers and that there was almost no precedent of a tender offer involving a public company target that has a combination of cash and stock consideration. Enel Chile also considered that, under Chilean law, in connection with the Capital Increase (which is required in order to have a sufficient number of Enel Chile Shares available to issue to tendering holders of Enel Generación Securities), the existing shareholders of Enel Chile must be provided with preemptive rights to subscribe for additional Enel Chile Shares on terms that are no less favorable than the terms offered to purchasers of Enel Chile Shares in the proposed tender offer.

If the consideration for Enel Generación Shares in the Offers were a combination of cash and Enel Chile Shares, then, under Chilean law, Enel Chile shareholders must be allowed to exercise preemptive rights to purchase Enel Chile Shares in the Capital Increase by paying (i) cash or (ii) with Enel Generación Shares. If the Offers allow Enel Chile shareholders to exercise preemptive rights using Enel Generación Shares, it would give Enel Chile shareholders who also happen to own Enel Generación Shares a benefit not available to Enel Chile shareholders who do not own Enel Generación Shares.

Therefore Enel Chile considered the possibility of structuring the Offers as an all cash tender offer with the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, which would result in, for all practical purposes, shareholders of Enel Generación who tender their Enel Generación Securities ultimately receiving consideration consisting of a combination of cash and Enel Chile Securities. By structuring the Offers in this manner, (i) the Enel Chile preemptive rights would be exercisable for cash only, and (ii) all Enel Chile shareholders will be on an equal footing in the preemptive rights offering, while those Enel Chile shareholders that also own Enel Generación Shares can participate in the Offers. Finally, given that the preemptive rights offering period and the tender offer period are expected to overlap to some extent, in a preemptive rights offering in which Enel Chile shareholders could use Enel Generación Shares to exercise their preemptive rights, Enel Chile could be viewed as purchasing Enel Generación Shares in the preemptive rights offering at the same time as it would be purchasing Enel Generación Shares in the Offers, which would be prohibited under Chilean law.

Based on such considerations, Enel Chile submitted an interpretive request letter with the SVS, to confirm that the SVS would not object if the Chilean Offer is structured as a cash tender offer subject to the Enel Chile Share Subscription Condition. On October 13, 2017, the SVS confirmed that SVS would not object if the Chilean Offer is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition. In addition, Enel Chile also submitted an interpretive request letter to the Chilean Superintendence of Pensions (Superintendencia de Pensiones) (the “Pension Superintendence”) to confirm whether AFPs may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares. On October 24, 2017, the Pension Superintendence confirmed that the AFPs, as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with normal settlement procedures applicable to AFPs. On October 26, 2017, the respective Boards of Directors of Enel Chile and Enel Generación each held meetings to review the responses from the SVS and the Pension Superintendence. Based on such review, the Board of Directors of Enel Chile unanimously decided to clarify that the Offers would be conducted as cash tender offers, subject to the Enel Chile Share Subscription Condition and the Enel Chile U.S. Share/ADS Subscription Condition, as applicable, and such determination was made public through a significant event (hecho esencial) filing with the SVS on the same date. The Board of Directors of Enel Generación also unanimously acknowledged such clarification. In addition, Enel Generación also received a letter from the SVS on October 26, 2017, reminding Enel Generación that since the Reorganization is a related party transaction under Chilean law, the Reorganization must be approved either (i) by the unanimous approval of the directors of Enel Generación that do not have an interest in the Reorganization, or (ii) in the absence of such unanimous approval described in clause (i), by the shareholders of Enel Generación at an ESM with the approval of two-thirds of the outstanding voting shares.

During September 2017 and October 2017, the respective managements of Enel Chile, Enel Generación and EGPL, pursuant to a “clean team” protocol regarding the exchange of information entered into among Enel Chile, Enel Generación and EGPL, furnished the independent appraisers and independent evaluators involved in the transaction with information about their respective companies and certain financial projections for the five-year period 2018—2022 for Enel Chile, Enel Generación, Enel Distribución and EGPL. On September 26, 2017, Enel Chile, Enel Generación, Enel Distribución and EGPL held management presentations for the independent appraisers and the independent evaluators. None of Enel Chile, Enel Generación, Enel Distribución and EGPL publicly disclose management projections of the type provided to the independent appraisers and independent evaluators in connection with their respective engagements as described above, and such projections were not prepared with a view toward public disclosure. Those projections were based on market and macroeconomic variables that are inherently uncertain and are beyond the control of management, including:

•	Exchange rates, inflation, and GDP growth;

•	Commodity prices, including Brent Oil, Henry Hub Gas and Coal API2; and

•	Market conditions in Chile, such as hydrological conditions, and the increase in electricity demand.

Additionally, the projections were based on a number of business assumptions with regards to regulation, volumes and prices of energy sales and purchases, operating cost, capital expenditures and future divestitures, which represent the management’s best estimates. See “—Projections Summary.” In addition, each of the independent evaluators were instructed to verify that the Reorganization could satisfy Enel’s conditions for supporting the Reorganization described in the August 2017 Enel Letter. In connection with performing their analyses, Enel Chile advised the independent evaluators that Enel Chile desires to maintain its current investment grade credit rating following the Reorganization and indicated to the independent evaluators that in order to achieve this desired goal, Enel Chile would be comfortable with a net debt to EBITDA ratio ideally not exceeding 2.5x (the “Debt Limit”).

On October 26, 2017, the Board of Directors of Enel Chile met with the representatives of LarrainVial, the independent evaluator appointed by the Board of Directors, and received the preliminary opinion of LarrainVial. The Board of Directors also met with Mr. Molina, the independent appraiser, and received his preliminary presentation. In addition, the Board of Directors met with representatives of BTG Pactual and received the presentation of BTG Pactual dated October 26, 2017, a copy of which is attached as Annex K to this prospectus. On the same date, the Directors’ Committee of Enel Chile also met with representatives of Econsult, the additional independent evaluator appointed by the Directors’ Committee, and received its preliminary opinion. These preliminary opinions and presentation were made public on Enel Chile’s website and Enel Chile notified the market of the availability of such preliminary presentation and opinions through a significant event (hecho esencial) filing with the SVS on the same date.

On October 26, 2017, the Board of Directors of Enel Generación met with the representatives of Banchile, the independent evaluator appointed by the Board of Directors, and received the preliminary opinion of Banchile.

On the same date, the Directors’ Committee of Enel Generación also met with representatives of ASSET Chile, the additional independent evaluator appointed by the Directors’ Committee, and received its preliminary opinion. These preliminary opinions and presentation were made public on Enel Generación’s website and Enel Generación notified the market of the availability of such preliminary presentation and opinions through a significant event (hecho esencial) filing with the SVS on the same date.

On October 26, 2017, the Board of Directors of EGPL met with Mr. Schmidt, the independent appraiser, as well as a representative from Providence Capital, where Mr. Schmidt serves as Vice President, and received the preliminary report of Mr. Schmidt. Such preliminary report was made public on the website of Enel Green Power.

On November 3, 2017, the Board of Directors of Enel Generación met with the representatives of Banchile and received the final opinion of Banchile, an English translation of which is attached as Annex C to this prospectus. The Directors’ Committee of Enel Generación also held a separate meeting and met with the representatives of ASSET Chile and received its final opinion, an English translation of which is attached as Annex D to this prospectus. The final opinions of Banchile and ASSET Chile were also made public on Enel Generación’s website. Enel Generación notified the market of the availability of such final opinions through a significant event (hecho esencial) filing with the SVS on the same date.

On November 3, 2017, the Board of Directors of Enel Chile met with the representatives of LarrainVial and Mr. Molina and received their respective final opinion and report. The Directors’ Committee of Enel Chile also held a separate meeting on the same date and met with representatives of Econsult and received its final opinion. The final opinions of LarrainVial and Econsult as well as the final report of Mr. Molina were made public on Enel Chile’s website. Enel Chile notified the market of the availability of such final opinions and reports through a significant event (hecho esencial) filing with the SVS on the same date. The English translations of the final opinions of LarrainVial and Econsult are attached as Annexes E and F to this prospectus. The English translation of the final report of Mr. Molina is attached as Annex G to this prospectus.

On November 3, 2017, the Board of Directors of EGPL received the final report of Mr. Schmidt, an English translation of which is attached as Annex H to this prospectus. Mr. Schmidt’s final report was made public on Enel Green Power’s website.

On November 9, 2017, the Directors’ Committee of the Board of Directors of Enel Chile issued a report with respect to the Reorganization. See “—Position of Enel Chile and Enel as to the Fairness of the Reorganization—Summary of Enel Chile Directors’ Committee Report and Directors’ Statements—Summary of Enel Chile Directors’ Committee Report.” The Directors’ Committee report was made public on Enel Chile’s website. Enel Chile notified the market of the availability of the Directors’ Committee report through a significant event (hecho esencial) filing with the SVS on the same date.

On November 9, 2017, the Directors’ Committee of the Board of Directors of Enel Generación also issued a report with respect to the Reorganization. See “—Position of Enel Generación as to the Fairness of the Reorganization; Recommendation—Summary of Enel Generación Directors’ Committee Reports and Directors’ Statements—Summary of Enel Generación Directors’ Committee Reports.” The Directors’ Committee report was made public on Enel Generación’s website. Enel Generación notified the market of the availability of the Directors’ Committee report through a significant event (hecho esencial) filing with the SVS on the same date.

On November 14, 2017, the Directors’ Committee of Enel Chile held a meeting and reviewed and analyzed the financial statements and pro forma financial information required under Chilean law. On the same date, the Board of Directors of Enel Chile received and reviewed the statements by the individual directors of Enel Chile. The Board of Directors also reviewed the final opinions of the independent evaluators of Enel Chile and Enel Generación issued on November 3, 2017, the final reports of the independent appraisers of Enel Chile and EGPL issued on November 3, 2017, as well as the reports of the Directors’ Committees of Enel Chile and Enel Generación issued on November 9, 2017.

The Board of Directors of Enel Chile then discussed and determined the terms of the Reorganization, including, among other things, the tender offer price in the Offers, the exchange ratios for the Offers (evidencing the cash/stock allocation) and the Merger, the terms of the Capital Increase and the conditions of the Reorganization. Specifically, the Board of Directors of Enel Chile determined: (i) the tender offer price of Ch$590 per Enel Generación Share based on the review of the opinions of the independent evaluators of Enel Chile and Enel Generación as it was slightly above the high end of the range of prices calculated by such independent evaluators; (ii) the subscription price of Ch$82 per Enel Chile Share based on the opinions of the independent evaluators of Enel Chile and Enel Generación, as well as the reports of the independent appraisers of Enel Chile and EGPL, which subscription price was at the middle of the range of values calculated by the independent evaluators of Enel Chile and Enel Generación and lower than the range of values calculated by the independent appraisers of Enel Chile and EGPL, and which the Board of Directors believed best represented the value of Enel Chile following the Reorganization; and (iii) the 60% cash and 40% Enel Chile stock allocation of the tender offer consideration based on tender offer price of Ch$590 per Enel Generación Share and the subscription price of Ch$82 per Enel Chile Share as well as considering the Debt Limit and the conditions for supporting the Reorganization set forth by Enel in the August 2017 Enel Letter. The 60% cash and 40% Enel Chile stock allocation of the tender offer consideration was selected by the Board of Directors of Enel Chile because (i) it would keep Enel Chile’s debt below the Debt Limit, a level that would allow Enel Chile to maintain its credit rating; (ii) having a smaller percentage of Enel Chile stock would reduce the amount of Enel Chile Shares to be issued in the Offers, thereby reducing dilution to the existing shareholders of Enel Chile (including Enel) and would also have a more favorable effect on the earnings per share of Enel Chile, making it more likely to satisfy the conditions for supporting the Reorganization set forth in the August 2017 Enel Letter; (iii) having a higher percentage of cash would provide more certainty to the shareholders of Enel Generación of their ability to realize the full value of the tender offer consideration; and (iv) such allocation fell within the scenarios examined by the independent evaluators of Enel Chile in connection with verifying that the Reorganization could satisfy the Enel conditions for supporting the Reorganization set forth in the August 2017 Enel Letter and their recommended ranges for the cash/Enel Chile stock allocation. In addition, the Board of Directors considered and discussed a number of factors relating to the fairness of the Reorganization, which are described in “—Position of Enel Chile and Enel as to the Fairness of the Reorganization—Position of Enel Chile as to the Fairness of the Reorganization.”

Based on such review and discussion, all of the members of the Board of Directors of Enel Chile (including Mr. Jofré, the only director who did not have an interest in the Reorganization under Chilean law) unanimously (i) approved the general terms of the Reorganization (the “General Terms of the Reorganization”), reflecting the tender offer price of Ch$590 per Enel Generación Share (which was at the high end of the range of values calculated by the independent evaluators of Enel Chile and Enel Generación), the subscription price of Ch$82 per Enel Chile Share (which was at the middle of the range of values calculated by the independent evaluators of Enel Chile and Enel Generación and lower than the range of values calculated by the independent appraisers of Enel Chile and EGPL) and the 60% cash and 40% Enel Chile stock allocation of the tender offer consideration, (ii) determined that the Reorganization is fair and in the best interests of Enel Chile, including its shareholders, (iii) determined that the Board of Directors of Enel Chile believes that the Reorganization is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación in accordance with Rule 13e-3 under the Exchange Act, and (iv) summoned an ESM of Enel Chile to be held on December 20, 2017, to approve, among other things, the Reorganization as a related party transaction, the Merger, and the Capital Increase. The Board of Directors issued a public pronouncement of such determinations. Both the public pronouncement of the Board of Directors of Enel Chile and the General Terms of the Reorganization were made public on Enel Chile’s website. There was not an opportunity for Enel Chile and Enel Generación to negotiate nor any actual negotiations between Enel Chile and Enel Generación, with respect to the tender offer price or any other terms of the Reorganization contained in the General Terms of the Reorganization.

On November 14, 2017, the Directors’ Committee of the Board of Directors of Enel Generación also met, received the General Terms of the Reorganization, which contained the specific terms of the Reorganization (including the Offers and the Merger) and statements by the individual directors of Enel Generación and issued an additional report reflecting the General Terms of the Reorganization. At a meeting held on the same date, the Board of Directors of Enel Generación reviewed the additional report of the Directors’ Committee of Enel Generación, the final opinions of the independent evaluators of Enel Chile and Enel Generación issued on November 3, 2017, the final reports of the independent appraisers of Enel Chile and EGPL issued on November 3, 2017, the reports of the Directors’ Committees of Enel Generación issued on November 9, 2017 and November 14, 2017, the individual directors’ statements of Enel Generación issued on November 14, 2017, as well as the General Terms of the Reorganization.

The Board of Directors of Enel Generación discussed the General Terms of the Reorganization proposed by the Board of Directors of Enel Chile including, among other things, the tender offer price of Ch$590, the exchange ratios for the Offers and the Merger and the conditions of the Reorganization. In addition, the Board of Directors considered and discussed a number of factors relating to the fairness of the Reorganization, which are described in “—Position of Enel Generación as to the Fairness of the Reorganization; Recommendation—Position of Enel Generación as to the Fairness of the Reorganization.”

Following such discussion, all of the members of the Board of Directors of Enel Generación (including both Messrs. Atton and Cibié, the two directors who did not have an interest in the Reorganization under Chilean law), unanimously (i) determined that the Reorganization, assuming it is conducted pursuant to the terms proposed by Enel Chile on November 14, 2017, is fair and in the best interests of Enel Generación, including its shareholders, (ii) determined that the Reorganization is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación in accordance with Rule 13e-3 under the Exchange Act, (iii) approved the Reorganization as a related party transaction and approved and adopted the General Terms of the Reorganization, and (iv) summoned an ESM of Enel Generación to be held on December 20, 2017, to provide, among other things, the information regarding the Reorganization and to approve the amendments to the bylaws of Enel Generación, which is a condition to the Offers. The Board of Directors issued a public pronouncement of such determinations and made it public on Enel Generación’s website.

On November 14, 2017, the Board of Directors of EGPL held a meeting at which the directors discussed the terms of the Reorganization proposed by the Board of Directors of Enel Chile, including, among other things, the exchange ratio for the Merger and the conditions of the Reorganization. Based on such review and discussion, all of the members of the Board of Directors of EGPL unanimously (i) determined that the Reorganization is fair and in the best interests of EGPL, including its shareholders, and (ii) summoned an ESM of EGPL to be held on December 20, 2017, to approve (x) the Reorganization as a related party transaction and (y) the Merger.

On November 28, 2017, the Board of Directors of Enel Chile adopted a revised General Terms of the Reorganization. The revised General Terms of the Reorganization, an English translation of which is attached as Annex O to this prospectus, was amended to (i) specify that the Offers are subject to the satisfaction or waiver of the condition that Enel must not cease to be, at any time, the controlling shareholder of Enel Chile and must maintain at all times, more than 50.1% of the voting capital in Enel Chile, (ii) indicate that the Reorganization (except for the amendments to the bylaws of Enel Generación) shall be effective as of the first Chilean business day of the month following the date on which Enel Chile publishes the results notice declaring the Offers successful, and (iii) the amendments to the bylaws of Enel Generación shall be effective as of the date on which Enel Chile publishes the results notice declaring the Offers successful. See “The Reorganization—Conditions of the Reorganization.”

On November 29, 2017, the respective Boards of Directors of Enel Generación and EGPL also adopted the revised General Terms of the Reorganization.

On December 6, 2017, Enel Chile received a letter from the SVS with respect to consultation regarding the statutory merger dissenters’ withdrawal rights. The SVS confirmed that while the exercise of statutory merger dissenters’ withdrawal rights must be made within the 30-day period following the ESM of Enel Chile, the payment to the shareholders of Enel Chile that exercised statutory merger dissenters’ withdrawal rights may be suspended until Enel Chile determines that the conditions of the Merger are satisfied and the Merger and the Reorganization are completed. In such case, the payment by Enel Chile must include interest and an inflation adjustment. If the conditions of the Merger are not satisfied then the statutory merger dissenters’ withdrawal right will be automatically cancelled as the Merger will not be consummated.

On December 11, 2017, Mr. Alberto De Paoli, the Chief Financial Officer of Enel, sent a letter to Mr. Herman Chadwick, the Chairman of Enel Chile, confirming Enel’s commitment that if all phases of the Reorganization are successful, Enel will develop and manage its non-conventional renewable energy business in Chile exclusively through Enel Chile subsidiaries, as long as Enel is Enel Chile’s controlling shareholder. Enel Chile made the letter public through a significant event (hecho esencial) filing with the SVS on December 14, 2017.

On December 20, 2017, the ESMs of Enel Chile, Enel Generación and EGPL were held. At the ESM of Enel Chile, holders of more than two-thirds of the outstanding Enel Chile Shares (including the 60.6% of shares controlled by Enel) voted in favor of each of: (i) the Reorganization as a related party transaction under Chilean law; (ii) the Merger; (iii) the Capital Increase; and (iv) the amendments to Enel Chile’s bylaws. Similarly, at the ESM of Enel Generación, holders of approximately 83.99% of the outstanding Enel Generación Shares (including the 60.0% of shares controlled by Enel Chile) approved the amendment to Enel Generación Bylaws eliminating the limitations and restrictions imposed by Title XII of DL 3,500. However, the effectiveness of the amendments to the Bylaws of Enel Generación are conditioned on Enel Chile declaring the Offers successful. Finally, at the ESM of EGPL, Enel, as the sole shareholder of EGPL, approved the Reorganization as a related party transaction under Chilean law and the Merger.

On January 19, 2018, the 30-day exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger, which was approved at the ESMs of Enel Chile and EGPL held on December 20, 2017, expired. During this period, shareholders of Enel Chile holding approximately 2% of the outstanding Enel Chile Shares, exercised their statutory merger dissenters’ withdrawal rights. Pursuant to the terms of Chilean law and the letter from the SVS dated December 6, 2017, the payment to shareholders of Enel Chile that exercised statutory merger dissenters’ withdrawal rights will be made by Enel Chile on the date the Merger is effective.

On February 8, 2018, Enel Chile informed the market through a significant event (hecho esencial) filing with the SVS that Enel Chile will commence (i) the preemptive rights offering in connection with the Capital Increase on February 15, 2018, and (ii) the Offers on February 16, 2018. The preemptive rights offering in connection with the Capital Increase was launched on February 15, 2018.

Reasons for the Reorganization

The Offers are part of a proposed Reorganization, which seeks to consolidate Enel’s conventional and non-conventional renewable energy generation businesses in Chile under one company and to increase Enel Chile’s ownership interest in Enel Generación to obtain the potential benefits of such further consolidation of ownership, and must be considered within the context of the Reorganization.

As described above, the specific impetus for Enel Chile’s analysis of a potential transaction structure which led to the proposal regarding the proposed Reorganization was the impasse reached in February 2017 between Enel Green Power and Enel Generación regarding the joint development of renewable energy projects in Chile. Enel Chile, which was spun-off from Enel Américas in connection with the 2016 Reorganization completed at the end of 2016, shares administrative services and personnel with Enel Américas and prior to early 2017, many of those resources were focused on the 2016 Reorganization. However, beginning in February 2017, Enel Chile’s management began to consider the breakdown of the negotiations between Enel Green Power and Enel Generación. In view of the increasing focus on non-conventional renewable energy generation in the Chilean market and Enel Chile’s Open Power strategy that places a high priority on non-conventional renewable energy, it was important to Enel Chile to address Enel Chile’s relationship with Enel’s renewable energy business in Chile, which had historically been kept separate from Enel Chile and held through the Enel Green Power group of Enel. In addition, the impasse left unresolved the potential conflicts of interest between Enel Generación and Enel Green Power in Chile, which was the original reason for the discussions between Enel Generación and EGP

Chile regarding the joint development of renewable energy projects in Chile. In considering a potential structure to achieve its goals, Enel Chile also incorporated into its analysis its long-standing consideration of the potential benefits of increasing its ownership interest in Enel Generación, including its desire to reduce Enel Chile’s holding company discount and to consolidate its control over Enel Generación and increase its share of Enel Generación’s income.

Over a period of several months, Enel Chile developed the general framework of the corporate reorganization in which Enel’s non-conventional renewable energy generation business in Chile would be brought under the umbrella of the Enel Chile group of companies and Enel Chile would further consolidate its ownership of its conventional energy generation business, bringing together the leading conventional and non-conventional renewable energy generation businesses in Chile and the leading energy distribution business under a single company. This analysis led to the proposed transaction structure of the Reorganization, which involves three components: (i) the Merger, (ii) the Offers and (iii) the Capital Increase, as proposed to Enel in the July 2017 Enel Chile Letter.

The completion of the Reorganization is expected to provide Enel Chile with the following principal benefits:

•	Higher market capitalization and liquidity, as a result of the combination of Enel Chile with EGPL.

•	Higher and more diversified organic growth through the integration of Chilean renewable activities in Chile currently owned by EGPL, giving Enel Chile shareholders access to a more balanced energy portfolio based on both conventional and non-conventional renewable energy, as well as electricity distribution.

•	A significantly higher equity stake in Enel Generación, Enel Chile’s principal subsidiary, from its current interest of 60% to an interest exceeding 75%.

•	Higher share of Enel Generación’s income and a simpler and clearer overall structure aligned with shareholder interests.

•	Potential reduction of the holding company discount.

See also “Position of Enel Chile and Enel as to the Fairness of the Reorganization.”

Enel, as controlling shareholder of Enel Chile and of EGPL, received Enel Chile’s proposal set forth in the July 2017 Enel Chile Letter and analyzed the proposed Reorganization during July and August 2017. In August 2017, Enel responded to the July 2017 Enel Chile Letter and indicated that it would support the proposed Reorganization provided that it satisfied certain conditions, including, among others, the conditions that the Reorganization must increase the earnings per share of Enel Chile and Enel must maintain its controlling shareholder position at all times while remaining within the 65% maximum stock ownership limit set forth in Enel Chile’s bylaws. See “—Background of the Offers—Background of the Reorganization, the Offers and the Merger.” The completion of the Reorganization is expected to allow Enel, as the controlling shareholder of Enel Chile, to share in many of the same benefits that Enel Chile would enjoy, as described above. See also “Position of Enel Chile and Enel as to the Fairness of the Reorganization.”

Enel Generación received the proposal from Enel Chile, its controlling shareholder, in August 2017 and the Board of Directors of Enel Generación unanimously resolved to initiate all work and steps leading to an analysis of the proposed Reorganization as it related to Enel Generación. After conducting an analysis of the Reorganization with the assistance of independent evaluators and also reviewing the proposed terms of the Reorganization that Enel Chile made available on November 14, 2017, the Board of Directors of Enel Generación (including both non-interested directors) unanimously approved the Reorganization as a related party transaction under Chilean law on November 14, 2017. The Board of Directors believed that the Reorganization, if conducted pursuant to the terms proposed by Enel Chile on November 14, 2017, would benefit Enel Generación and its shareholders mainly for the following reasons: (i) Enel Generación shareholders who participate in the Offers may capture the value of their ownership position in Enel Generación by becoming shareholders of Enel Chile; (ii) the alignment of interests of Enel Generación shareholders that tender in the Offers with the interests of the controlling shareholder; and (iii) the potential reduction of conflicts of interest between Enel Generación and EGP Chile following the consummation of the Reorganization. See “—Background of the Offers—Background of the Reorganization, the Offers and the Merger” and “—Position of Enel Generación as to the Fairness of the Reorganization; Recommendation.”

None of the individual directors of Enel Chile and Enel Generación had reasons for the Reorganization that were different from those of their respective companies as described above.

Plans for Enel Generación Following the Offers; Management and Operations after the Offers

Enel Chile intends to retain all of the Enel Generación Shares acquired upon the consummation of the Offers and to cancel all Enel Generación ADSs acquired upon consummation of the U.S. Offers and retain the underlying Enel Generación Shares. Once the Offers are completed, the number of Enel Generación Shares and Enel Generación ADSs that are publicly held may be significantly reduced and there may no longer be an active trading market for Enel Generación Shares or Enel Generación ADSs or the liquidity of any such market may be significantly reduced. If Enel Generación Shares lose the “sufficient stock market liquidity” (presencia bursátil) status (as defined in “Material Chilean Tax Consequences—Material Chilean Tax Consequences of the U.S. Offer to Foreign Holders—The U.S. Offer”) in the Chilean Stock Exchanges, certain holders of Enel Generación Shares would lose a capital gains tax exemption under Chilean law.

It is possible that the Enel Generación Shares and Enel Generación ADSs will fail to meet the criteria for continued listing on Chilean Stock Exchanges and the NYSE after the completion of the Offers. If this were to happen, the Enel Generación Shares or Enel Generación ADSs could be delisted from one or more of these exchanges by action taken by the relevant exchange. In addition, we may decide to cause Enel Generación to delist from the NYSE, terminate the deposit agreement for the Enel Generación ADSs and deregister the Enel Generación Shares and the Enel Generación ADSs under the Exchange Act, which will suspend Enel Generación’s obligation to file reports under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the Enel Generación ADSs after completion of the Offers. In the event Enel Generación Securities are delisted, the value of any Enel Generación Securities not tendered in the Offers could decrease to a price per share significantly less than the consideration offered in the Offers.

In addition, AFPs may no longer be able to invest in Enel Generación at the levels permitted under Title XII of DL 3,500 following the Offers because Enel Generación will no longer be subject to Title XII of DL 3,500 due to the condition of the Offers that requires the removal of the 65% stock ownership limit applicable to any shareholder that was included in Enel Generación’s bylaws in accordance with Title XII of DL 3,500 and other related restrictions. As a result, AFPs who have not tendered their Enel Generación Shares in the Offers may be required to divest some of their Enel Generación Shares if they are above the permitted level and the liquidity of Enel Generación Securities may be further reduced and the value of Enel Generación Securities not tendered in the Offers could further decrease. See “Risk Factors—Risks Related to the Offers—Those holders who do not tender their Enel Generación Securities in the Offers will continue to be minority shareholders and ADS holders of Enel Generación. The value of any Enel Generación Securities not tendered in the Offers could decrease, and there may not be a liquid market for the Enel Generación Securities following the completion of the Offers.”

Following the completion of the Offers, it is anticipated that Enel Generación will continue to conduct business substantially as it is being conducted, with the members of the Board of Directors and management of Enel Generación continuing in their current roles, subject to the regular election and appointment process of Enel Generación. As of the date of this prospectus, the Enel Filing Persons, Enel Generación and the individual directors of Enel Chile and Enel Generación, have no current plans or proposals, and is not engaged in any negotiations, which relate to or would result in an extraordinary transaction involving the business or management of Enel Generación or any of its subsidiaries, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness, except as described in this prospectus. In addition, unlike a typical U.S. tender offer, no shareholder of Enel Generación will be squeezed-out by the Enel Filing Persons in connection with the Offers. Chilean law allows squeeze-outs of minority shareholders of Chilean public corporations in very limited cases, provided that certain conditions set forth under Chilean law are met. None of such conditions are met in the case of Enel Generación at this time and, therefore, no squeeze out of minority shareholders of Enel Generación can occur in connection with the Offers. The Enel Filing Persons and Enel Generación currently do not have any plans to change the dividend policy of Enel Generación following the consummation of the Offers. Following the Offers, the Enel Filing Persons and Enel Generación will continuously evaluate and review the business and operations of Enel Generación and may propose or develop new plans and proposals which it considers to be in the best interests of the Enel Filing Persons, Enel Generación and their respective shareholders, including engaging in acquisitions of new businesses or assets or dispositions of existing businesses or assets, the movement of businesses or assets within the Enel corporate structure, the alteration of the mix of assets held by Enel Generación, changing the board of directors or management of Enel Generación or any of the types of extraordinary transactions described above.

Certain Effects of the Offers and the Merger

Upon consummation of the Offers, holders of Enel Generación Securities that are acquired by Enel Chile pursuant to the Offers will cease to have direct equity interest in Enel Generación and will not have any right to vote on Enel Generación’s corporate matters or to directly participate in Enel Generación’s future earnings. However, as a result of subscribing for Enel Chile Securities, such holders will have the opportunity to participate in the future earnings, profits and growth of Enel Chile and will have the right to vote on Enel Chile’s corporate matters. In addition, following the consummation of the Reorganization, due to Enel Chile’s ownership of Enel Generación and its Chilean electricity distribution business through Enel Distribución and the merger of EGPL’s renewable energy business into Enel Chile, holders of Enel Generación Securities that become holders of Enel Chile Securities pursuant to the Enel Chile U.S. Share/ADS Subscription Condition or the Enel Chile Share Subscription Condition of the Offers, as applicable, will have the opportunity to participate directly in the future earnings, profits and growth of the businesses of Enel Chile and indirectly in the future earnings, profits and growth of the businesses of Enel Generación as well as Enel Distribución and the renewable business currently conducted by EGPL and will indirectly face the risk of losses or the risk of a decline in the value of Enel Generación, Enel Distribución, or the renewable business currently conducted by EGPL following consummation of the Reorganization.

To the extent that Enel Chile’s percentage ownership of Enel Generación is increased pursuant to the Offers, its interests in the net book value and net earnings of Enel Generación will increase correspondingly to up to 100% if all the outstanding Enel Generación Securities were acquired pursuant to the Offers. As a result, Enel Chile will receive a greater benefit from any income generated by Enel Generación’s operations and any increase in the value of Enel Generación following the Offers. Similarly, Enel Chile will bear a greater portion of the losses generated by Enel Generación’s operations and any decrease in the value of Enel Generación after completion of the Offers.

To the extent that Enel Chile merges with EGPL, subject to the satisfaction of the conditions described herein (see “The Merger—Conditions of the Merger”), Enel Chile will receive the benefit from any income generated by the operations of EGPL and any increase in the value of EGPL following the Offers. Similarly, Enel Chile will bear all the losses generated by EGPL and any decrease in the value of EGPL after completion of the Offers.

The table below sets forth the direct and indirect interests of the Enel Filing Persons in the net book value and net earnings of Enel Generación prior to and immediately after the Offers and the Merger, based upon the net book value of Enel Generación at June 30, 2017 and net income of Enel Generación for the six months ended June 30, 2017.

Prior to the Offers and the Merger

	Interest in Enel Generación’s Net Book Value		Interest in Enel Generación’s Net Income
Name	Ch$ (in thousands)%		Ch$ (in thousands)%
Enel Chile	1,072,868,421	59.98	110,960,175	59.98
Enel S.p.A.(1)	650,375,055	36.36	67,264,287	36.36

Immediately after the Offers and the Merger

	Interest in Enel Generación’s Net Book Value		Interest in Enel Generación’s Net Income
Name	Ch$ (in thousands)%		Ch$ (in thousands)%
Enel Chile	1,788,710,271	100.00	184,995,290	100.00
Enel S.p.A.(1)	1,069,827,613	59.81	110,645,683	59.81

(1)	Enel currently has a 60.6% direct ownership interest in Enel Chile. Based on the assumption that 40% of the cash consideration in the Offers is applied to subscribe for Enel Chile Securities and based on valuation of EGPL at market value, Enel is expected to have an approximately 59.8% ownership interest in Enel Chile immediately after the Offers and the Merger. Prior to the merger of Enel South America S.r.l., a wholly owned subsidiary of Enel, into Enel, effective November 16, 2017, Enel held its ownership interest in Enel Chile through Enel South America S.r.l. As a result of the merger, Enel currently holds its ownership interest in Enel Chile directly.

The individual directors of Enel Chile and Enel Generación are not expected to be affected by the Reorganization because they do not own any Enel Generación Securities and it is anticipated that Enel Generación will continue to conduct business substantially as it is being conducted. See “—Security Ownership by Enel Filing Persons, Enel Generación and their Respective Directors and Officers” and “—Plans for Enel Generación Following the Offers; Management and Operations after the Offers.”

Ownership of Enel Chile and Enel Generación After the Reorganization

After completion of the Reorganization, Enel Chile is expected to remain a majority owner (between more than 75% and 100%) of Enel Generación. Enel, through its majority ownership of Enel Chile, is expected to remain the majority owner and ultimate parent of Enel Generación. The table below sets forth the expected ownership structure of Enel Chile following the completion of the Reorganization based on the assumptions set forth below.

Ownership Structure of Enel Chile after the Reorganization

Enel Chile’s Percentage Ownership in Enel Generación after the Offers	Enel(1)	Tendering Enel Generación Shareholders	Existing Enel Chile Shareholders
75%(2)	65%	5%	30%
100%(3)	60%	13%	27%

(1)	Enel is currently the controlling shareholder of Enel Chile and the sole shareholder of EGPL and will be diluted to the extent Enel Chile Shares are subscribed for by tendering Enel Generación shareholders in connection with the Offers and will acquire additional Enel Chile Shares in the Merger.
(2)	Assumes that (i) approximately 3.5 billion and 13.1 billion new Enel Chile Shares will be issued in the Offers and the Merger, respectively, based on the proposed implied exchange ratio of 2.87807 Enel Chile Shares per Enel Generación Share for the Enel Chile Shares subscribed for in the Offers and the exchange ratio of 15.8 Enel Chile Shares per EGPL share in the Merger, and (ii) none of the existing shareholders of Enel Chile will exercise preemptive rights in the Capital Increase.
(3)	Assumes that (i) approximately 9.4 billion and 13.1 billion new Enel Chile Shares will be issued in the Offers and the Merger, respectively, based on the proposed implied exchange ratio of 2.87807 Enel Chile Shares per Enel Generación Share for the Enel Chile Shares subscribed for in the Offers and the exchange ratio of 15.8 Enel Chile Shares per EGPL share in the Merger, and (ii) the existing shareholders of Enel Chile will exercise preemptive rights in the Capital Increase for newly issued Enel Chile Shares up to the maximum threshold that would leave, after the completion of the preemptive rights offering, a sufficient number of Enel Chile Shares available to issue in connection with the subscriptions in the Offers.

Tax Consequences

Material U.S. Tax Consequences

For U.S. federal income tax purposes, (i) the tender by a U.S. Holder (as defined in “Material United States Tax Consequences”) participating in the U.S. Offer of Enel Generación Shares (or Enel Generación ADSs) for only cash and (ii) the subsequent, mandatory subscription by such U.S. Holder for Enel Chile Shares (or Enel Chile ADSs) should be treated as a single transaction in which such U.S. Holder exchanges Enel Generación Shares (or Enel Generación ADSs) for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). Notwithstanding the fact that the U.S. Offer is a cash tender offer subject to the Enel Chile U.S. Share/ADS Subscription Condition, the following discussion assumes, for U.S. federal income tax purposes only, that a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer would be considered to have done so in exchange for a combination of cash and Enel Chile Shares (or Enel Chile ADSs).

The receipt of Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders.

A U.S. Holder who receives Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will generally recognize gain or loss equal to the difference between such U.S. Holder’s amount realized and such U.S. Holder’s tax basis for the Enel Generación Shares (or Enel Generación ADSs) tendered. If a Chilean tax is withheld on such disposition, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the Chilean tax, and so will equal the sum of the amount of cash received (or deemed received) and the fair market value of the Enel Chile Shares or Enel Chile ADSs received (or deemed received) in exchange for the Enel Generación Shares (or Enel Generación ADSs) tendered by such U.S. Holder, including any amount withheld in respect of Chilean withholding (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below for more information on Chilean withholding taxes). That gain or loss generally will constitute capital gain or loss. The deductibility of capital losses is subject to limitations. See “Material United States Tax Consequences” for a more complete discussion of certain U.S. federal income tax consequences of the U.S. Offer.

This tax treatment may not apply to all shareholders. Determining the actual tax consequences of the U.S. Offer to you can be complicated. They will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences of the U.S. Offer to you.

Material Chilean Tax Consequences

Any gain or loss recognized by a Foreign Holder (as defined in “Material Chilean Tax Consequences”) upon the sale of the Enel Generación ADSs pursuant to the U.S. Offer will not be subject to Chilean taxation.

Gains recognized by a Foreign Holder upon the sale of Enel Generación Shares will not be subject to Chilean taxes provided that all the following mandatory requirements are met:

(a) Enel Generación Shares have a “sufficient stock market liquidity” (presencia bursátil) status (as defined in “Material Chilean Tax Consequences—Material Chilean Tax Consequences of the U.S. Offer to Foreign Holders—The U.S. Offer”) in the Chilean Stock Exchanges;

(b) the sale of Enel Generación Shares must be made in (1) any of the Chilean Stock Exchanges authorized by the SVS, (2) a tender offer for Enel Generación Shares conducted under Title XXV of the Chilean Securities Market Law (which the Chilean portion of the Offers would be), or (3) as a consequence of a contribution to a fund as regulated in Section 109 of Chilean Income Tax Law;

(c) Enel Generación Shares must have been originally acquired (1) in any of the Chilean Stock Exchanges authorized by the SVS, (2) in a tender offer for Enel Generación Shares conducted under Title XXV of the Chilean Securities Market Law, (3) in an initial public offering of Enel Generación Shares during the formation of Enel Generación or a subsequent capital increase of Enel Generación, (4) upon conversion of convertible bonds of Enel Generación, or (5) due to the redemption of a fund’s quota as regulated in Section 109 of Chilean Income Tax Law; and

(d) Enel Generación Shares must have been acquired after April 19, 2001.

If the Enel Generación Shares do not qualify for the above exemption, capital gains on their sale could be subject to the general tax regime, with a 27% Chilean corporate income tax (“CIT”), the rate applicable during 2018, and a 35% Chilean withholding tax, the former being creditable against the latter.

No Chilean stamp, issue, registration or similar taxes or duties will apply to the sale of Enel Generación Shares or Enel Generación ADSs pursuant to the U.S. Offer.

For a more complete discussion of the material Chilean income tax consequences of the Offers, see “Material Chilean Tax Consequences.”

Enel Generación shareholders are strongly encouraged to consult their own tax advisors as to the specific tax consequences of the Offers in light of their personal tax situation, including the applicability and effects of federal, state, local and foreign income and other tax laws.

The Offers as a Related Party Transaction Under Chilean Law

The Offers do not require the approval by the holders of Enel Chile Shares or Enel Generación Shares as a separate matter. However, since the Offers are part of the Reorganization, which is deemed to be a related party transaction under Chilean law, the Offers will not be launched or consummated without the approval by shareholders or the Board, as applicable, of Enel Chile, Enel Generación and EGPL of the Reorganization (including the Offers) as a related party transaction. See “The Reorganization—Shareholder Approvals” for a description of the matters that were approved by the shareholders of Enel Chile, Enel Generación and EGPL at their respective ESMs held on December 20, 2017.

Position of Enel Generación as to the Fairness of the Reorganization; Recommendation

The Offers are deemed to be a “going private” transaction under Rule 13e-3 and the related rules under the Exchange Act, which requires Enel Generación to express its belief as to the fairness of the Offers, which are part of the Reorganization, to the unaffiliated shareholders of Enel Generación. Enel Generación is making the statements as to the fairness of the Reorganization (including the Offers, as well as the Capital Increase and the Merger) to the unaffiliated shareholders of Enel Generación included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. Enel Generación believes that the Reorganization is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación.

Position of Enel Generación as to the Fairness of the Reorganization

The Board of Directors of Enel Generación reviewed the Reorganization, including the various reports, opinions and presentations it received in connection with the Reorganization. After consideration, the Board of Directors of Enel Generación unanimously resolved that the Reorganization (including the Offers and the Merger) is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación that participate in the Offers.

In reaching its fairness determination on behalf of Enel Generación, the Board of Directors considered, reviewed and adopted the following opinions and reports:

•	Opinion of Banchile, the independent evaluator (evaluador independiente) appointed by the Board of Directors of Enel Generación;

•	Opinion of ASSET Chile, the independent evaluator appointed by the Directors’ Committee of the Board of Directors of Enel Generación;

•	Opinion of LarrainVial, the independent evaluator appointed by the Board of Directors of Enel Chile;

•	Opinion of Econsult, the independent evaluator appointed by the Directors’ Committee of the Board of Directors of Enel Chile;

•	Report of Oscar Molina, the independent appraiser (perito independiente) appointed by the Board of Directors of Enel Chile; and

•	Report of Felipe Schmidt, the independent appraiser appointed by the Board of Directors of EGPL.

Each of these opinions and reports has been made public by the respective companies on their websites and was filed with the SEC prior to the fairness determination by the Board of Directors of Enel Generación. Each of the independent evaluators was engaged by Enel Generación and Enel Chile, as applicable, to evaluate the Reorganization as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act. In addition, each of the independent evaluators were instructed to verify that the Reorganization could satisfy Enel’s conditions for supporting the Reorganization stated in the August 2017 Enel Letter considering Enel Chile’s desire to maintain its credit rating. Each of the independent appraisers was engaged by Enel Chile and EGPL to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) on the valuations of Enel Chile (which includes Enel Generación) and EGPL and the merger exchange ratio in connection with the Merger. None of the opinions and reports of the independent evaluators and independent appraisers were prepared to address the impact of the Reorganization transaction specifically on unaffiliated security holders of Enel Generación.

The Board of Directors of Enel Generación also considered the following reports and statements, which were prepared in accordance with Chilean law: (i) the reports of the Directors’ Committee of the Board of Directors of Enel Generación issued on November 9, 2017 and November 14, 2017; and (ii) the statements of the individual directors of Enel Generación, each of which were prepared in accordance with Chilean law. These reports and statements were generally consistent with each other and, in large part, based on the reports and opinions of the independent evaluators which were adopted by the Board. In addition, the Board of Directors, as a body, ultimately made its own fairness determination (which was unanimously approved), which included the full participation, input and support of each of the individual directors at the meeting and, as a result, the Board meeting at which the fairness determination was made already had the benefit of the direct participation of the individual members of the Directors’ Committee and the individual directors presenting their views, as reflected in the Directors’ Committee report and the individual director statements.

In reaching its determination with respect to the substantive and procedural fairness of the Reorganization to the unaffiliated shareholders of Enel Generación, the Board of Directors of Enel Generación considered a number of factors, including the following:

•	Knowledge of Enel Chile’s Business—The Board of Directors considered its knowledge of Enel Chile’s business, financial condition, results of operations, industry, competitors and prospects, and knowledge of Enel Chile’s management due to the existing relationships between Enel Generación and Enel Chile.

•	The Enel Chile U.S. Share/ADS Subscription Condition and Enel Chile Share Subscription Condition—The Board of Directors considered the fact that the unaffiliated shareholders of Enel Generación who tender their Enel Generación Securities in the Offers will become shareholders of Enel Chile pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, as applicable. As a result, the unaffiliated shareholders of Enel Generación have an opportunity to participate as shareholders in Enel Chile, which includes both Enel Generación and Enel Distribución and will also include EGPL after the Merger.

•	Potential Benefits—The Board of Directors considered the fact that the potential benefits of the Reorganization to Enel Chile will also benefit unaffiliated shareholders of Enel Generación who tender their Enel Generación Securities in the Offers and become shareholders of Enel Chile. These potential benefits include:

•	Enel Chile will consolidate conventional and renewable electricity generation and electricity distribution businesses under one company following the Reorganization;

•	The growth potential of EGPL’s renewable business in Chile;

•	The potential reduction of conflicts of interest between EGPL and Enel Generación;

•	The potential reduction of Enel Chile’s holding company discount;

•	The increased liquidity of Enel Chile shares due to the larger Enel Chile capitalization following the Reorganization; and

•	A more optimal Enel Chile capital structure, incorporating more debt.

•	Rights of Shareholders Substantially Consistent—The Board of Directors noted that unaffiliated shareholders of Enel Generación who tender their Enel Generación Securities in the Offers and become shareholders of Enel Chile will have substantially equivalent shareholder rights in Enel Chile following the consummation of the Offers, except that such former shareholders of Enel Generación will not have (i) statutory merger dissenters’ rights in the Merger because they will not be shareholders of Enel Chile at the time of the Enel Chile shareholder vote on the Merger or (ii) the benefit of guaranteed access to the foreign exchange markets under Chapter XXVI of the former Compendium of Foreign Exchange Regulations (the “Compendium”) (which has no practical benefit in the current foreign exchange environment) because Enel Chile is subject to Chapter XIV of the Compendium rather than Chapter XXVI.

•	Financial Terms of the Offers

•	Current market prices—The closing trading price of Enel Generación Shares on the Santiago Stock Exchange was Ch$540.58 per share on November 13, 2017, such that the tender offer price of Ch$590 per Enel Generación Share represents a premium of approximately 9.1% over the current market price.

•	Historical market prices—The closing trading price of Enel Generación Shares on the Santiago Stock Exchange was Ch$488 per share on August 25, 2017, the date of the announcement of the Reorganization, such that the tender offer price represents a premium of approximately 21% over the pre-announcement market price.

•	Net book value—Enel Generación’s business is generally valued at or near book value and the tender offer price represents a premium of approximately 154% over the net book value per share of approximately Ch$232 per share as of September 30, 2017.

•	Going concern value of Enel Generación—The Board of Directors did not establish a specific going concern value of Enel Generación and did not believe that there is a single method for determining going concern value. However, in reaching its fairness determination, the Boards of Directors considered, reviewed and adopted the valuation analyses of the independent appraisers of Enel Chile and EGPL and the independent evaluators of Enel Chile and Enel Generación, and determined that such valuations represent reasonable valuations of Enel Generación as it continues to operate its business.

•	Liquidation value—The Board of Directors did not consider liquidation value because it considered Enel Generación to be a viable going concern.

•	Purchase prices paid in previous purchases in previous two years—As there have not been any firm offers for the merger or consolidation of Enel Generación into another company, the sale or transfer of all or any substantial part of the assets of Enel Generación to another company, or the purchase of a controlling stake in Enel Generación by another company, other than the Offers, in the previous two years. Therefore the Board of Directors did not consider this as a factor in its determination.

•	Alternative offers—The Board of Directors did not seek to contact potential alternative bidders because the Offers are part of a larger internal corporate reorganization and the Board of Directors believed that the Offers are not the type of transaction that would result in another bidder submitting a bid to acquire Enel Generación.

In addition, the Board of Directors of Enel Generación considered a number of factors relating to procedural safeguards in connection with the Reorganization including those discussed below, each of which it believed supported its decision and provided assurance of the procedural fairness of the Reorganization to the unaffiliated shareholders of Enel Generación. Specifically, in making its determination regarding procedural fairness, the Board of Directors took into consideration the following factors:

•	Independence of the Directors’ Committee and the Board of Directors of Enel Generación

•	None of the directors of Enel Generación, including members of the Directors’ Committee, are employees of Enel Generación.

•	All three members of the Directors’ Committee meet the independence requirements under both U.S. and Chilean laws and regulations.

•	Two of the three members of the Directors’ Committee are unaffiliated with the Enel Filing Persons and were determined not to have an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Mr. Julio Pellegrini Vial, the member of the Directors’ Committee who was deemed to have an interest in the Reorganization under the Chilean Corporations Act, was deemed to have interest solely due to the fact that he was elected as a director of Enel Generación by Enel. However, Mr. Pellegrini is not an employee of the Enel Filing Persons or their affiliates.

•

The Board of Directors was aware of and identified the directors that are deemed to have an interest in the Reorganization for purposes of Article 147 of the Chilean Corporations Act. Specifically, seven of the nine members of the Board of Directors were deemed to have an interest in the Reorganization because (i) six of such directors were elected as directors of Enel Generación by Enel Chile, (ii) one director is an employee of an affiliate of Enel, and (iii) three of the six directors described in clause (i) also own shares of Enel. However, no director owns any Enel Generación Securities and no director is party to any arrangements with the Enel Filing Persons or Enel Generación that provide for any pay or benefits that are based on or otherwise relate to the Reorganization.

•	Determination of the Directors’ Committee—All of the members of Directors’ Committee of the Board of Directors of Enel Generación, unanimously concluded that the Reorganization is in the best interest of Enel Generación, including its shareholders (which the Board believes includes all unaffiliated shareholders of Enel Generación). See “—Summary of Enel Generación Directors’ Committee Reports and Directors’ Statements—Summary of Enel Generación Directors’ Committee Reports.”

•	Appointment of Independent Evaluators—The Board of Directors and Directors’ Committee of Enel Generación each retained an independent evaluator. While the Board of Directors were aware that the opinions of the independent evaluators were not prepared to specifically address the impact of the Reorganization transaction on unaffiliated security holders of Enel Generación, the independent evaluators did provide their opinions on, among other things, the valuations of the companies party to the Reorganization and the fairness of the Reorganization to Enel Generación and the shareholders of Enel Generación (which the Board of Directors believes includes all unaffiliated shareholders of Enel Generación) in accordance with Article 147 of the Chilean Corporations Act, each of which was made publicly available.

•	Shareholder Approval—Although the Offers do not require shareholder approval by a majority vote of unaffiliated shareholders, unaffiliated shareholders of Enel Generación have an ability to veto the Offers because:

•	The Reorganization is regarded as a related party transaction under the Chilean Corporations Act and, therefore, the Reorganization requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Generación (including the 60.0% ownership interest of Enel Chile); and

•	The Offers are conditioned on the amendment of the bylaws of Enel Generación, which requires the affirmative vote of 75% of the outstanding voting shares of Enel Generación.

•	Compliance with Chilean Corporations Act—The Reorganization is regarded as a related party transaction under the Chilean Corporations Act and as such, all the procedural safeguards required for related party transactions under the Chilean Corporations Act have been implemented, including, among other things:

•	The obligations of Enel Chile and Enel Generación to each appoint at least one independent evaluator whose task is to issue an opinion indicating whether the Reorganization is in the best interest of the respective companies, including their respective shareholders, and whether the Reorganization is being conducted on an arms’ length basis (e.g., whether the terms of the Reorganization correspond to the terms, price and conditions that prevail in the market at the time of the approval of the transaction). This obligation was satisfied by the appointment of Econsult and LarrainVial by Enel Chile and the appointment of ASSET Chile and Banchile by Enel Generación.

•	The obligations of Enel Chile and EGPL to each appoint an independent appraiser whose task is to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations regarding the valuation of Enel Chile (which includes Enel Generación) and EGPL, as well as the merger exchange ratio. This obligation was satisfied by the appointment of Mr. Molina by Enel Chile and the appointment of Mr. Schmidt by EGPL.

•	The obligations of the Directors’ Committees of Enel Chile and Enel Generación to issue a report regarding the Reorganization. This obligation was satisfied by the respective Directors’

Committees of Enel Chile and Enel Generación. See “—Position of Enel Chile and Enel as to the Fairness of the Reorganization—Summary of Enel Chile Directors’ Committee Report and Directors’ Statements—Summary of Enel Chile Directors’ Committee Report” and “—Summary of Enel Generación Directors’ Committee Reports and Directors’ Statements—Summary of Enel Generación Directors’ Committee Reports.”

•	The obligation of each director of Enel Chile and Enel Generación to issue an individual statement, in which each director must express his or her opinion regarding whether the Reorganization is in the best interest of the respective companies, including their respective shareholders, and whether its terms are equivalent to market conditions or not. This obligation was satisfied by the individual directors of Enel Chile and Enel Generación. See “—Position of Enel Chile and Enel as to the Fairness of the Reorganization—Summary of Enel Chile Directors’ Committee Report and Directors’ Statements—Summary of Enel Chile Directors’ Statements” and “—Summary of Enel Generación Directors’ Committee Reports and Directors’ Statements—Summary of Enel Generación Directors’ Statements.”

•	The SVS informed Enel Generación, through a letter dated October 26, 2017, that pursuant to Article 147(4) of the Chilean Corporations Act, the Reorganization as a related party transaction must be approved either (i) by the unanimous approval of the directors of Enel Generación that do not have an interest in the Reorganization, or (ii) in the absence of such unanimous approval described in clause (i), by the shareholders of Enel Generación at an extraordinary shareholders’ meeting with the approval of two-thirds of the outstanding voting shares. This requirement was satisfied by the unanimous approval of the Reorganization by the Directors’ Committee of Enel Generación (which included both directors without an interest in the Reorganization) on November 14, 2017.

•	Statutory Merger—The Merger is a statutory merger under the Chilean Corporations Act and, therefore, the manner in which the merger will occur is prescribed by the Chilean Corporations Act. As such, the material terms of the Merger, other than the merger exchange ratio, the conditions to the Merger and changes to the surviving company’s bylaws (estatutos), were not negotiated. See “The Merger—No Merger Agreement; Statutory Merger.”

The Board of Directors of Enel Generación also considered a variety of risks and other potentially negative factors concerning the Reorganization, including the following:

•	Voting Requirement—The Offers do not require shareholder approval by majority of unaffiliated shareholders of Enel Generación. However, the Reorganization is regarded as a related party transaction under the Chilean Corporations Act and requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Generación. In addition, the amendment of the bylaws of Enel Generación, which is one of the conditions of the Offers, requires the affirmative vote of 75% of the outstanding voting shares of Enel Generación.

•	Subscription Price—The subscription price of Enel Chile Shares in connection with the Offers are fixed and the market value of Enel Chile Shares may decrease between setting of the price and the consummation of the Offers and subscription.

•	Negative impacts on Unaffiliated Shareholders of Enel Generación Not Tendering in the Offers—Following the consummation of the Offers, the unaffiliated shareholders of Enel Generación that do not tender in the Offers may experience negative impacts, including:

•	Reduced liquidity for Enel Generación Securities;

•	Risk that the Enel Generación Securities may be delisted from the NYSE or deregistered with the SEC under the Exchange Act;

•	Limited veto rights for future shareholder votes;

•	Loss of status as a company qualified under Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments), which would restrict AFPs from directly investing in Enel Generación; and

•	Potential loss of capital gains tax exemption due to loss of “sufficient stock market liquidity” (presencia bursátil) status under Chilean law.

•	Potential Delay or Failure to Consummate—There is a possibility that the Reorganization may not be completed, or that completion may be unduly delayed, for reasons beyond the control of the Enel Filing Persons.

•	Negative Impacts on Enel Generación if Reorganization is Not Consummated—If the Reorganization is not consummated, there may be negative effect on the trading prices of Enel Generación Securities, a potential diversion of management attention, and a potential negative effect on Enel Generación’s business and existing relationships.

•	Failure to Realize Benefits—There is a risk that the anticipated benefits of the Reorganization may not be realized.

•	Potentially Divergent Interests—Certain of Enel Generación’s directors and executive officers may ultimately have interests in the Reorganization that may be different from, or in addition to, the unaffiliated shareholders of Enel Generación given their affiliation with the Enel Filing Persons and their affiliates.

While the Board of Directors of Enel Generación did not separately consider the 60%/40% allocation between cash and Enel Chile Shares as the tender offer consideration in reaching its fairness determination with regard to the Reorganization, the Board of Directors viewed it in the context of the overall value of the package of consideration to be received by Enel Generación shareholders and ADS holders (including the cash and the implied exchange ratio for the Offers), which was within the ranges of the valuations provided by the independent evaluators, as well as the restrictions imposed by Enel’s conditions for supporting the Reorganization set forth in the August 2017 Enel Letter and Enel Chile’s desire to limit its debt in order to maintain its current investment grade credit rating following the Reorganization. Although Banchile and ASSET Chile, the independent evaluators appointed by Enel Generación, did not specifically opine on the cash/stock subscription allocation in their opinions, they did provide analyses of various scenarios for the Reorganization based on the valuations described above with regard to compliance with (i) the conditions to Enel’s support of the Reorganization set forth in the August 2017 Enel Letter and (ii) Enel Chile’s desire to limit its debt to levels that would allow Enel Chile to maintain its investment grade credit rating and the proposed 60%/40% allocation fell within the assumed ranges for the cash allocations that would permit such compliance.

In reaching its determination, the Board of Directors did not consider it necessary to retain an unaffiliated representative to act solely on behalf of unaffiliated shareholders of Enel Generación for purposes of negotiating the terms of the Reorganization and/or preparing a report concerning the fairness of the Reorganization given that the Reorganization is being conducted in compliance with the requirements for related party transactions under the Chilean Corporations Act as described above.

This discussion of the information and factors considered by each of the Directors’ Committee of the Board of Directors of Enel Generación and the Board of Directors of Enel Generación includes the material positive and negative factors considered by the Directors’ Committee of the Board of Directors of Enel Generación and the Board of Directors of Enel Generación. Given the complexity of the factors considered, neither the Directors’ Committee of the Board of Directors of Enel Generación and the Board of Directors of Enel Generación undertook to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and did not quantify or assign any relative or specific weights to the various factors that it considered in making its ultimate determination as to its belief that the Offers are substantively and procedurally fair and in the best interest of Enel Generación and the unaffiliated shareholders of Enel Generación. Rather, each of the Directors’ Committee of the Board of Directors of Enel Generación and the Board of Directors of Enel Generación conducted an overall analysis of the factors described above. In addition, the individual directors of Enel Generación may have given different weight to different factors.

Recommendation of the Enel Generación Board of Directors

Although under Chilean law the Board of Directors of Enel Generación, as a body, is not required to make a recommendation to its shareholders whether to accept or reject the Offers, the Board of Directors of Enel Generación intends to take action to determine the recommendation of the Board with respect to the Offers as required to be disclosed by Rule 14e-2 under the Exchange Act. Enel Generación must file a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days of the date of the launch of the U.S. Offer that includes a statement by the Board of Directors of Enel Generación as to whether it recommends that Enel Generación shareholders accept or reject the U.S. Offer.

Pursuant to Chilean law, each individual member of the Board of Directors of Enel Generación must express in writing his or her statement as to whether the Reorganization would be in the interest of Enel Generación, including Enel Generación’s shareholders. See “—Summary of Enel Generación Directors’ Committee Reports and Directors’ Statements—Summary of Enel Generación Directors’ Statements” below.

Summary of Enel Generación Directors’ Committee Reports and Directors’ Statements Required By Chilean Law

Summary of Enel Generación Directors’ Committee Reports

In accordance with Chilean law, the Directors’ Committee of Enel Generación issued two reports with respect to whether or not the Reorganization: (i) contributes to the best interest of Enel Generación, including its shareholders, and (ii) is in line with prevailing market prices, terms and conditions at the time of its approval.

The initial report was issued on November 9, 2017, which stated that the Directors’ Committee found that the Reorganization contributes to the best interest of Enel Generación. In addition, the Directors’ Committee of Enel Generación unanimously concluded that the range of exchange ratios included in the opinions of ASSET Chile and Banchile to be reasonable for the Reorganization. However, as the Directors’ Committee had not received the final terms and conditions of the Reorganization, it could not opine as to whether the Reorganization is in line with prevailing market prices, terms and conditions at the time of its approval.

Following the determination of the final terms of the Reorganization by the Board of Directors of Enel Chile on November 14, 2017, the Directors’ Committee of the Board of Directors of Enel Generación issued a supplemental report (the “Supplemental Directors’ Committee Report”), which unanimously concluded that the Reorganization (i) contributes to the best interest of Enel Generación, and (ii) is in line with prevailing market prices, terms and conditions at the time of its approval.

Copies of both Directors’ Committee reports were made available to each of the individual directors of Enel Generación. In connection with the Directors’ Committee reports, the members of the Directors’ Committee each reviewed the independent evaluator opinions, each dated November 3, 2017, prepared by each of ASSET Chile and Banchile (collectively, the “Enel Generación Reports”). The Directors’ Committee’s conclusions were supported by the following analysis:

Contribution to Best Interest of Enel Generación

In both reports, the Directors’ Committee of Enel Generación unanimously concluded that the Reorganization contributes to the best interest of Enel Generación, including its shareholders, based on the following factors:

•	The Reorganization represent an opportunity for the shareholders of Enel Generación who tender in the Offers to capture the entire value of their ownership position in Enel Generación, and potentially with a premium.

•	The Reorganization will align the interests of the shareholders of Enel Generación who tender in the Offers to those of the controlling shareholder;

•	Shareholders of Enel Generación who tender in the Offers will be able to, among other things:

•	Invest in a company that combines both generation (conventional and renewable) and electricity distribution assets;

•	Gain exposure to the attractive renewable sector in Chile through EGP Chile, the largest non-conventional renewable generation company in Chile that has a portfolio of advanced greenfield projects, which could support growth in the medium and long term; and

•	Gain the benefits from a reduction in Enel Chile’s holding company discount.

•	The Reorganization would potentially reduce the conflicts of interest between Enel Generación and EGP Chile.

Market Conditions

In the Supplemental Directors’ Committee Report, the Directors’ Committee of Enel Generación unanimously concluded that the Reorganization is in line with prevailing market prices, terms and conditions based on the following factors:

•	The proposed tender offer price of Ch$590 per Enel Generación Share is in the upper range estimated by the independent evaluators of Enel Generación and is reasonable.

•	The valuation of Enel Generación that was used by the Board of Directors of Enel Chile is in the upper end of the ranges estimated by the independent evaluators of Enel Generación, while the value assigned to Enel Chile and EGPL are in the middle of the ranges estimated by the independent evaluators of Enel Generación.

•	The price, term and conditions for the Reorganization as proposed by the Board of Directors of Enel Chile are within the ranges proposed by the independent evaluators of Enel Generación.

Summary of Enel Generación Directors’ Statements

In order to comply with Chilean law, each of the directors of Enel Generación issued an individual statement in his capacity as a director of Enel Generación as to whether or not the Reorganization: (i) contributes to the best interest of Enel Generación, including its shareholders, and (ii) is in line with prevailing market prices, terms and conditions at the time of its approval. Although no two statements were identical, each director individually concluded that the Reorganization contributed to the best interest of Enel Generación, including its shareholders, and is in line with prevailing market prices, terms and conditions at the time of its approval. In connection with their individual statements, the directors each reviewed the Enel Generación Reports and the reports of the Directors’ Committee of Enel Generación. Each director placed varying degrees of emphasis on the factors he considered in his individual statement. The directors’ conclusions were supported by the following analysis:

Contribution to Best Interest of Enel Generación

Each of the directors of Enel Generación concluded that the Reorganization contributes to the best interest of Enel Generación. Factors that were considered by one or more individual directors include, among others:

•	The Reorganization represent an opportunity for the shareholders of Enel Generación who tender in the Offers to capture the entire value of their ownership position in Enel Generación, and potentially with a premium.

•	Shareholders of Enel Generación who tender in the Offers will be able to gain benefits, such as the ability to invest in a company that combines both generation (conventional and renewable) and electricity distribution assets.

•	The Reorganization would potentially reduce the conflicts of interest between Enel Generación and EGP Chile.

Market Conditions

Each of the directors of Enel Generación concluded that the Reorganization was in line with prevailing market prices, terms and conditions. Factors that were considered by one or more individual directors include, among others:

•	The proposed tender offer price of Ch$590 per Enel Generación Share is in the upper range estimated by the independent evaluators of Enel Generación and is reasonable.

•	The valuation of Enel Generación that was used by the Board of Directors of Enel Chile is in the upper end of the ranges estimated by the independent evaluators of Enel Generación, while the value assigned to Enel Chile and EGPL are in the middle of the ranges estimated by the independent evaluators of Enel Generación.

•	The price, term and conditions for the Reorganization as proposed by the Board of Directors of Enel Chile are within the ranges proposed by the independent evaluators of Enel Generación.

Summary of Opinion of Independent Evaluator of Enel Generación (Banchile)

On September 1, 2017, the Board of Directors of Enel Generación designated Banchile Asesoría Financiera S.A. (“Banchile”) as an independent evaluator (evaluador independiente) to evaluate the Reorganization as a related party transaction under Chilean law and provide an opinion in accordance with Article 147 of the Chilean Corporations Act. Banchile was chosen by the Board of Directors as an independent evaluator based on the fact that Banchile has been a leading financial service provider in Chile and has a proven track record in energy related transactions in Chile. At the November 3, 2017 meeting of the Board of Directors of Enel Chile, Banchile delivered its written opinion (the “Banchile Opinion”), which does not constitute a recommendation of action with respect Reorganization.

A copy of the complete Banchile Opinion is attached as Annex C to this prospectus. The Banchile Opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Banchile in rendering its opinion. The description of the Banchile Opinion set forth below is qualified in its entirety by reference to the full text of the Banchile Opinion. Holders of Enel Generación shares are urged to read the entire Banchile Opinion carefully in connection with their consideration of the proposed Reorganization.

The Banchile Opinion has been prepared to be used exclusively for the purposes of the Reorganization and the consideration of Enel Generación and, therefore, must be used exclusively in such context, and cannot be used for any other purpose without Banchile’s prior and written consent.

Recommendations and conclusions represent the best opinion of Banchile regarding the assessment of the Reorganization at the time of preparation of the Banchile Opinion, considering the work methodology employed and the available information. However, conclusions could change if another background or information is considered or a different valuation criteria not considered in the development of the Banchile Opinion is used. Banchile shall have no obligation to communicate such variations as well as whenever the opinions or information contained herein, or the assumptions on which the Banchile Opinion was prepared, are modified.

In rendering the Banchile Opinion, Banchile performed a variety of financial analyses. The summary below is not a complete description of the analyses underlying the Banchile Opinion, but is a summary of all material analyses performed and presented by Banchile. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of an opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.

For the preparation of Banchile Opinion, Banchile used only public information and information provided by Enel Generación which Banchile has assumed, without independent verification, its full and complete truthfulness, integrity, accuracy, sufficiency, consistency, and reasonableness. In the case of estimates, projections, reports or forecasts, Banchile has assumed and is confident that those have been prepared in good faith and reasonably, based on assumptions that reflect the best available estimates and judgments by the respective management, advisor or expert, about expected results in the future. Therefore, Banchile assumes no responsibility in this regard or for the conclusions that may be derived from information that is false, erroneous or incomplete.

Likewise, the conclusions of the Banchile Opinion may be based on assumptions that may be subject to significant market and economic uncertainties and/or contingencies such as flows, projections, and estimates, among others, in which the occurrence may be difficult to predict and that could be outside the scope of the respective company, so that there is no certainty as to the degree of fulfillment of such assumptions. Under no circumstances the use or incorporation of such flows, projections or estimates, among others, may be considered as a representation, warranty or forecast of Banchile with respect to its occurrence, as well as of the underlying assumptions thereof.

Banchile assumes no obligation or liability for any potential results or consequences of the Reorganization or its non-consummation. Future results may be substantially different from what is supposed, assumed or suggested in the Banchile Opinion. Therefore, Banchile assumes no liability or obligation to indemnify in the event that future results are different from the estimates, forecasts or projections contained in the Banchile Opinion.

Banchile has not assumed any obligation or commitment to provide legal, accounting or tax consultancy services nor to perform due diligence of the companies subject matter of the Reorganization. Therefore, the Banchile Opinion should not be considered, used or interpreted as legal, accounting or tax advice and any content in the Banchile Opinion that refers directly or indirectly to legal, accounting or tax aspects should be understood as a review of general aspects that Banchile has deemed relevant to support its own analysis.

Finally, Banchile has not been asked for, nor has Banchile provided any advice regarding the design, selection or structuring of the transactions that are part of the Reorganization, nor with respect to the terms or conditions or any other aspect thereof, nor services other than the preparation of the Banchile Opinion were requested. Therefore, Banchile has not stated an opinion in the Banchile Opinion and will not issue any opinion on the possibility that an alternative transaction or a different configuration of the companies subject to the Reorganization may or may not result in greater profits for Enel Generación and its shareholders.

The Banchile Opinion has been prepared by Banchile at the request of the Board of Directors of Enel Generación in accordance with the requirements of Article 147 of the Chilean Corporations Act and the Banchile Opinion cannot be construed as a fairness opinion as such term is typically understood in the United States.

Banchile was engaged as independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and received a fee of UF11,000 (approximately US$500,000). No portion of the fees payable to Banchile was contingent on the consummation of the Reorganization. Enel Generación also agreed to indemnify Banchile against certain expenses and liabilities, including liabilities under the securities laws.

Banchile during the last two years has not been engaged by Enel Generación or its affiliates on any transaction. Banchile has not received, and it is not contemplated to receive, any compensation from Enel Generación or its affiliates as a result of a relationship between them other than the consideration for Banchile’s engagement as an independent evaluator of Enel Generación in connection with the Reorganization. Banco de Chile, Banchile’s parent company, provides customary banking services to Enel Generación, Enel Distribución and Enel Chile, including among others: cash management services, traditional loans, working capital facilities, foreign exchange and derivatives transactions. None of these operations are, in the aggregate, financially material to Banco de Chile. Banco de Chile has not received, and it is not contemplated to receive, any compensation from Enel Generación or its affiliates as a result of a relationship between them other than considerations for the provision of such customary banking services.

Scope of Engagement

The Board of Directors of Enel Generación appointed Banchile to act as its independent evaluator in accordance with the requirements of Article 147 of the Chilean Corporations Act and Banchile’s scope of work was equivalent to the scope contemplated in the Title XVI of the Chilean Corporations Act. Specifically, Banchile’s scope of work included:

•	Describing the proposed Reorganization.

•	Analyzing the rationale of Reorganization rationale and potential impacts to Enel Generación’s shareholders.

•	Assessing the considerations and potential risks related to the execution of the Reorganization.

•	Performing a valuation of Enel Generación , Enel Chile and EGPL in the context of the Reorganization in order to:

•	Determine a range for the share exchange ratio for the Merger between Enel Chile and EGPL.

•	Analyze a range for the terms and conditions of the Offers, which included the consideration mix between cash and Enel Chile Shares and the exchange ratio between Enel Generación Shares and Enel Chile Shares that would satisfy Enel’s conditions for supporting the Reorganization set forth in the August 2017 Enel Letter. The results were compared with the fundamental and market valuations.

•	Verifying the conditions precedent set by Enel.

Bases of Analysis

In preparing the Banchile Opinion, Banchile reviewed and considered, among other documents:

•	Historical financial information of Enel Chile, Enel Generación and EGPL as of and for the year ended December 31, 2016 and as of September 30, 2017.

•	Information regarding the companies participating in the Reorganization, including, among others:

•	Financial projections and business plans for Enel Generación and its subsidiaries, Enel Distribución and Enel Chile, for the 2017-2022 period, as well as the extended business plan for EGPL and its subsidiaries for the 2017-2026 period. For further detail regarding financial projections and operational variables, see “Special Factors—Projections Summary.”

•	Projections of the main operational variables for Enel Generación and EGPL for the 2018-2045 period that contain expected energy production, contract and merchant energy prices, contracted energy, energy purchases and generation costs. For further detail regarding financial projections and operational variables, see “Special Factors—Projections Summary.”

•	Operational projections for Enel Distribución for the 2018-2022 period. For further detail regarding financial projections and operational variables, see “Special Factors—Projections Summary.”

•	Normalized maintenance capital expenditures (CAPEX) and replacement CAPEX for Enel Generación and its subsidiaries and EGPL and its subsidiaries. For further detail regarding financial projections and operational variables, see “Special Factors—Projections Summary.”

•	Terminal value calculation methodology for Enel Distribución, Enel Generación and EGP Chile.

•	Summaries of contracts between EGP Chile and Enel Generación, including summaries of the main power purchase agreements (“PPAs”) and a legal due diligence report describing the risks associated with the PPAs.

•	In the Banchile Opinion, Banchile has assumed that these contracts and agreements will remain in effect in the context of the Reorganization, particularly and fundamentally with regards to prices and contracted generation. In addition, Banchile has assumed that there are no renegotiation nor early termination clauses that may significantly affect valuations.

•	Broker research reports.

•	Legal, tax and preliminary technical due diligence reports on EGPL.

•	Other public documents of interest.

Methodology

Banchile first examined the strategic considerations for the Reorganization, including analysis of the potential benefits, the potential impacts on Enel Generación shareholders, overview of EGPL, and execution considerations. Consequently Banchile completed a valuation analysis.

The valuation methodologies and approaches used by Banchile included:

•	Discounted cash flows (DCF): present value of expected unlevered free cash flow generated by the company to reflect the intrinsic value of the company. The terminal value was calculated at the end of the evaluation period.

•	Market values: valuations based on the trading prices of a company in a specific period of time.

•	Brokers’ outlooks: valuations based on reported target prices of the companies within a typical 12-month forward-looking timeframe.

•	Trading companies: valuations based on market prices of similar listed companies.

•	Cost of replacing assets: based on actual market conditions.

•	Precedent transactions price multiples: valuation based on prices paid in previous transactions for similar companies, using as a key metric the multiple defined as Firm (or Enterprise) Value (FV)/EBITDA.

•	Carter II valuations: valuations in connection with the previous corporate reorganization of Enel Américas S.A.

For each asset analyzed, depending on the relevance of each valuation method, Banchile concluded an equity value range for Enel Chile, Enel Distribución, Enel Generación and EGPL respectively. Subsequently,

Banchile calculated the implied price per share. Finally, the valuations of Enel Chile, Enel Generación and EGPL were used to estimate exchange ratio ranges with respect to Enel Chile and Enel Generación in the Offers, and respect to Enel Chile and EGPL in the Merger. The valuations and the exchange ratios obtained are described below under “—Recommended Valuation Ranges for Enel Chile, Enel Generación and EGPL.”

Valuation Considerations

To calculate the DCF, Banchile used operating and financial projections by company, macroeconomic information, corporate tax rates and regulatory and market assumptions per company provided by each of Enel Chile, Enel Generación, Enel Distribución and EGPL. Specifically, for the preparation of the Banchile Opinion, Banchile relied on public information and information provided by the companies, including, but not limited to, the business plans of the Chilean subsidiaries of Enel for the 2017-2022 period (2017-2026 for EGPL) and the projections of the main operational variables for Enel Generación and EGPL for the 2018-2045 period. For computing an equity value, Enel Chile provided Banchile with an equity bridge, which considered financial adjustments related with net debt and other non-operating assets and liabilities for each company as reported by each company on their financial statements as of September 30, 2017.

The DCF valuation approach considered the following assumptions:

•	Enel Generación: Valuation based on operating cash flows forecast for the 2017-2045 period as provided in Enel Generación’s business plan, projections of the main operational variables for the 2018-2045 period and a terminal value at the end of the valuation period. The valuation perimeter includes Enel Generación, Pehuenche, Canela and GasAtacama.

•	Enel Distribución: Valuation based on operating cash flows forecast for the 2017-2022 period as provided in Enel Distribución’s business plan and a terminal value at the end of the valuation period based on a target return over new invested capital (RONIC).

•	EGPL: Valuation based on operating cash flows forecast for the 2017-2045 period as provided in EGPL’s business plan, projections of the main operational variables for the 2018-2045 period and a terminal value at the end of the valuation period. The operating forecast considered projects with PPAs awarded. The valuation perimeter included EGP Chile, Talinay and Geotermia del Norte.

The terminal value calculations were based on adjusted perpetuity cash flows, took into consideration inflation rates, energy prices and replacement capital expenditure for generation assets and limited projections to the end of a concession term for selected assets. In the case of Enel Generación and EGPL, terminal value was calculated from the perpetuity cash flows from 2045 forward, the year in which the cash flow becomes steady.

Banchile also calculated ranges of the weighted average cost of capital (WACC) considering the values of risk-free rate, equity risk premiums, long-term leverage ratio estimation, beta estimation and cost of debt based on new debt issuances of similar companies, depending on the business and countries. Below are ranges obtained for the nominal WACC in U.S. dollars:

•	Enel Generación: 7.4-7.7%

•	Enel Distribución: 7.0-7.5%

•	EGPL: 7.4-7.7%

•	Enel Chile: 7.4%-7.7%

Banchile used multiples of Firm (or Enterprise) value (FV) to EBITDA to calculate comparable companies and transaction multiples for each individual asset under consideration as an additional data points to support Banchile’s DCF results. The FV was calculated from each market capitalization as of November 1, 2017 plus debt as of the latest reported quarter available at that date, plus minority interest at market value, minus cash as of the latest reported quarter available at that date and minus investment in associates at market value. The EBITDA projections were taken from the average market equity research reports as reported in Factset as of November 1, 2017.

Comparable companies were selected based on their business activities, location, size and market liquidity and included: a) Chilean generation companies: Enel Generación Chile, Engie Energĺa Chile, Colbún and AES Gener; b) South American distribution companies: Equatorial, Luz del Sur and Edelnor; and c) Chilean water & wastewater companies: Aguas Andinas. Taking in consideration a selection of these companies, depending on each business, the following ranges were obtained:

•	Enel Generación (FV/2018E EBITDA): 7.7-8.5x

•	Enel Distribución (FV/2018E EBITDA): 8.3-9.1x

•	Enel Chile (FV/2018E EBITDA): 7.0-7.4x

•	EGPL (FV/2018E EBITDA): 7.7-8.5x

Then, firm value and equity value for each business was computed based on the aforementioned multiples ranges. 2018 expected EBITDA was obtained from the companies.

Comparable precedent transactions were selected based on similarity of the companies’ business activity, location, size and the date in which the transaction was carried out and included: a) CGE’s acquisition of 95% stake in Ibener; b) Duke’s acquisition of 100% stake in Ibener; c) Pilmaiquén’s acquisition of 45% stake in Empresa Eléctrica Rucatayo; d) Global Infrastructure Partners acquisition of 50% stake in Guacolda; e) State Power Investment Corporation acquisition of 100% stake in Pacific Hydro, f) Morgan Stanley Infrastructure Fund and Ontario Teachers’ Pension Plan Fund’s acquisition of 100% of SAESA; g) Alberta Investment Management Corporation’s acquisition of 50% stake in SAESA; and h) Gas Natural Fenosa’s acquisition of 96.5% of CGE. Taking into consideration a selection of these transactions, depending on each business, the following ranges were obtained:

•	Enel Generación (FV/2018E EBITDA): 11.4-12.2x

•	Enel Distribución (FV/RAB): 1.5-1.6x

•	Enel Chile (FV/2018E EBITDA): 10.4-10.8x

•	EGPL (FV/2018E EBITDA): 11.8-12.6x

Then, firm value and equity value for each business was computed based on the aforementioned multiples ranges. 2018 expected EBITDA was obtained from the companies’ projections.

Overall Conclusion and Valuation Results

Banchile believes that the Reorganization would contribute to the best interest of Enel Generación shareholders that participate in the Offers, assuming that the terms of the Reorganization are within Banchile’s recommended valuation ranges.

Strategic Considerations

Enel Generación shareholders that participate in the Reorganization would receive several benefits:

•	Diversification: Ability to invest in a company that combines both generation (conventional and renewable) and distribution assets.

•	Growth: Gain access to the attractive renewable sector through EGPL, the largest non-conventional renewable generation company in Chile that has a relevant portfolio of advanced greenfield projects, which could support growth in the medium and long term.

•	Governance: Reduce potential conflicts of interest between Enel Generación and EGPL.

•	Holding discount: If Enel Generación shareholders’ acceptance level of the Offers is high, the Enel Chile holding company discount (estimated by Banchile to be between Ch$8.5 and Ch$9.2 per Enel Chile share, equivalent to the mean of the estimates of Enel Chile’s holding discount (10%) reported by equity research analysts that cover Enel Chile. Banchile assumed no change in the holding discount after the transaction) could potentially decline and Enel Generación shareholders that participate in the Offers and become shareholders of Enel Chile will also receive the benefit of such reduction in the holding company discount. However, the probability of such scenario and the magnitude of the reduction are unpredictable.

However, Banchile believes that the Reorganization is not neutral to Enel Generación’s shareholders that do not participate in the Offers. Shareholders that remain in Enel Generación might be affected mainly by:

•	Deteriorated liquidity of Enel Generación Shares after the Offers.

•	Enel Generación’s controlling shareholder will obtain additional corporate governance rights (i.e., super-majority voting power).

•	A potential loss of tax benefits if Enel Generación Shares lose their “sufficient stock market liquidity” (presencia bursátil) status, which allows some taxpayers a tax exemption from capital gains, depending on how they acquired their Enel Generación Shares.

Execution Considerations

Banchile believes that the fact that the Offers and the Capital Increase will be executed simultaneously minimizes the execution risks for Enel Generación’s shareholders. In addition, the fact that the approval of terms and conditions of the Reorganization will occur concurrently (e.g., amendments to the bylaws, related party transactions approvals, the terms of the Offers and the Merger) minimizes uncertainties for Enel Generación’s shareholders.

However, the level of subscription of Enel Chile’s minority shareholders in the Capital Increase might impact the execution of the Reorganization (e.g., dilute Enel’s interest in Enel Chile). Enel Chile may reduce this impact by setting as condition precedent a maximum level of subscription and/or increase the size of the capital increase to an amount higher than the maximum expected consideration in the Offers.

Recommended Valuation Ranges for Enel Chile, Enel Generación and EGPL

Based on Banchile’s assessment of the information provided, the following valuation ranges reflect prevailing market conditions for each company in the context of the Reorganization:

Equity Values and Share Prices (in US$ mm and Ch$, respectively)

Enel Generación valuation ranges imply a share price 10.7%—18.3% higher than the share price prior to the announcement (price of Ch$489 per Enel Generación Share as of August 24, 2017). This implied premium would represent an additional incentive for Enel Generación shareholders to tender their shares in the Offers.

Banchile’s recommended valuation ranges imply the following the exchange ratios:

Exchange Ratios (in times)

Verification of Enel’s Conditions Precedent

In order to analyze the fulfillment of the conditions precedent set for the Reorganization under the recommended valuation ranges, two key additional assumptions need to be considered:

•	Cash consideration percentage in the Offers (mix of cash and shares): Banchile has assumed 60%- 65%, in evaluating whether the potential transaction terms comply with Enel’s conditions for supporting the Reorganization set forth in the August 2017 Enel Letter.

•	Enel Chile’s pro forma credit profile: Banchile assumed a threshold of 2.0x-2.5x net debt / EBITDA based on Enel Chile’s guidance.

Under the recommended valuation ranges and assumptions set forth in the Banchile Opinion:

•	Assuming 60%-65% cash consideration, if Enel Generación shareholders’ acceptance in the Offers is high (e.g., >85% participation), the conditions would be satisfied under most scenarios.

•	If Enel Generación shareholders’ acceptance in the Offers is low, the fulfillment of the conditions will depend on the definitive exchange ratios and cash consideration percentage in the Offers approved at the extraordinary shareholders’ meetings.

Preliminary Presentations by Banchile

In addition to the Banchile Opinion described above, which included financial information as of September 30, 2017, Banchile also presented a preliminary opinion to the Board of Enel Generación on October 26, 2017, which included financial information as of June 30, 2017. The preliminary Banchile opinion consisted of various summary data and analyses that Banchile utilized in formulating its preliminary perspective on the Reorganization and were for discussion purposes only. The only opinion in which Banchile presented its findings with respect to the advisability of the Reorganization and exchange ratios was the Banchile Opinion described above. The preliminary opinion contained substantially similar analyses as described above in connection with the delivery of Banchile Opinion, except that the financial information used in the Banchile Opinion was updated to September 30, 2017.

A copy of the October 26, 2017 preliminary opinion has been filed as an exhibit to the Schedule TO/13E-3 filed with the SEC in connection with the Offers and is available on Enel Generación’s website and will be made available for inspection and copying at the principal offices of Enel Generación during its regular business hours by any interested holders of Enel Generación, EGPL or Enel Chile shares or representative who has been so designated in writing. Copies may be obtained by requesting them in writing from Enel Generación at the address provided in the section titled “Incorporation of Certain Information by Reference” of this prospectus.

Summary of Opinion of the Additional Independent Evaluator of Enel Generación (ASSET Chile)

On September 1, 2017, the Directors’ Committee of the Board of Directors of Enel Generación designated ASSET Chile S.A. (“ASSET Chile”) as an additional independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and provide an opinion in accordance with Article 147 of the Chilean Corporations Act, which requires that the Reorganization be beneficial to the corporate interest of the company participating in the transaction. ASSET Chile was chosen by the Directors’ Committee as the independent evaluator based on ASSET Chile’s experience of over 35 years of leadership in corporate finance and asset management.

ASSET Chile acted as an additional independent evaluator of Enel Generación in connection with the Reorganization. At the meeting of the Directors’ Committee held on November 3, 2017, ASSET Chile delivered its final written opinion (the “ASSET Chile Opinion”) that the Reorganization would be in the best corporate interest of Enel Generación if the definitive terms and conditions of the Reorganization fall within the range of values described in the ASSET Chile Opinion, which are terms and conditions consistent with the prevailing market conditions. A copy of the complete ASSET Chile Opinion is attached as Annex D to this prospectus. The ASSET Chile Opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by ASSET Chile in rendering its opinion. The description of the ASSET Chile Opinion set forth below is qualified in its entirety by reference to the full text of the ASSET Chile Opinion. Holders of Enel Generación Shares are urged to read the entire ASSET Chile Opinion carefully in connection with their consideration of the proposed Offers and Reorganization.

In rendering the ASSET Chile Opinion, ASSET Chile performed a variety of financial analyses. The summary below is not a complete description of the analyses underlying ASSET Chile’s opinion or the presentation made by ASSET Chile to the Directors’ Committee of the Board of Enel Generación, but is a summary of all material analyses performed and presented by ASSET Chile. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of an opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description and must be considered as a whole, and selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Additionally, no company included in ASSET Chile’s comparative analyses described below is identical to Enel Generación and no transaction is identical to the proposed Reorganization. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Enel Generación and the companies to which it is being compared. In arriving at its opinion, ASSET Chile did not attribute any particular weight to any analysis or factor that it considered. Rather, ASSET Chile made its determination in respect of the proposed Reorganization in accordance with the requirements of Article 147 of the Chilean Corporations Act on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

Except in connection with the ASSET Chile Opinion, ASSET Chile or its affiliates did not provide any services to Enel Generación or any of its associated or affiliated entities during the past two years. ASSET Chile was engaged as independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and received a fee of UF9,500 (approximately US$396,000). Enel Generación agreed to indemnify ASSET Chile against certain expenses and liabilities, including liabilities under the securities laws. No portion of the fees payable to ASSET Chile was contingent on the consummation of the Reorganization.

Scope of Engagement

ASSET Chile has been retained by the Directors’ Committee of Enel Generación to act as their independent evaluator and to issue an opinion regarding the proposed Reorganization. Under Title XVI of the Chilean Corporations Act, the opinion must include ASSET Chile’s opinion as to whether:

•	the Reorganization benefits the company and/or its shareholders; and

•	the price, terms and conditions that define the Reorganization and whether they are at market conditions at the time the Reorganization is approved.

At the November 3, 2017 meeting of the Directors’ Committee of Enel Generación, ASSET Chile delivered the ASSET Chile Opinion, which does not constitute a recommendation to with respect Reorganization.

Bases of Analysis

To perform its analyses, ASSET Chile had access to, among other things, financial statements of the companies, operational and financial projections for the operating companies, written questions and answers with the operating companies’ management teams, management meetings, and legal, technical and tax due diligence reports on EGPL from independent consultants. For further detail, see “Special Factors—Projections Summary.” ASSET Chile did not perform on-site due diligence, nor conduct on its own or through consultants any further due diligence on the companies.

ASSET Chile was allowed to have meetings with other appraisers and evaluators involved in the Reorganization.

Methodology

The primary valuation methodology used by ASSET Chile was the discounted cash flows (DCF). For sensitivity purposes, ASSET Chile performed different scenario analyses considering terminal values, expected price levels, replacement capital expenditures and project pipeline. ASSET Chile used as secondary valuation methodologies multiples of both comparable companies and precedent transactions, sell-side market analysts’ views, and trading values of the two publicly traded companies.

The Enterprise Value to EBITDA 2018(E) multiple of comparable companies and precedent transactions was considered as an additional data point to support ASSET Chile’s DCF results. Such multiples were obtained from both third party proprietary databases and public information. The comparable companies considered for EGPL were Transalta Renewables Inc., Meridian Energy, Energy Development Corporation, EDP Renovaveis, Pattern Energy Group and Terraform Power. The comparable companies considered for Enel Generación were Colbún, Engie Energia Chile and AES Gener, as well as Enel Generación own trading multiples. The comparable companies considered for Enel Distribución were Equatorial Energia, CPFL Energia, Light, Alupar, Aguas Andinas, Enel Distribución Perú and Atlántica Yield. Precedent transactions considered an extensive set of transactions that have occurred in Latin America during the past 12 years. Comparable companies and precedent transactions were identified using some or all of the following variables: industry, technology, size, geography, exposure to regulatory changes and/or stock liquidity.

Enel Chile was valued using a sum-of-the-parts (SOTP) methodology and considering its current market capitalization, its holding company discount is approximately 17.0%. Given the market reaction to the announcement of the Reorganization, this holding company discount is not necessarily representative.

The SOTP valuation for Enel Chile considered the participation of Enel Chile in Enel Generación and in Enel Distribución, which were valued using the DCF methodology mentioned above, as well as certain consolidation adjustments to Enel Chile’s stand-alone financial statements.

Valuation Considerations

The applicable exchange ratios are a function of a number of different variables, one of them and the most relevant, is the relative value of the underlying assets. The others can be divided into two groups: (i) assumptions that are to be defined and then become inputs for the determination of the exchange ratios offered, such as the holding company discount at the Enel Chile level; the mix of cash and Enel Chile Shares to be received in exchange for Enel Generación Shares in the Offers; and the tender offer premium on Enel Generación Shares; and (ii) variables that are unknown and will be a result of the Reorganization, such as the percentage of acceptance of the Offers by shareholders of Enel Generación; the percentage of Enel Chile shareholders that exercise their preemptive rights to subscribe for Enel Chile Shares in the Capital Increase; and the number of Enel Chile shareholders that exercise their statutory merger dissenters’ withdrawal rights in connection with the Merger.

ASSET Chile’s analysis included the following assumptions:

•	The holding company discount should be considered at 10%, similar to the trailing twelve months holding company discount of Enel Chile based on the market values of Enel Generación, Enel Distribución and Enel Chile, and to avoid speculation, and for conservative reasons, it should not be considered that the holding company discount will vary (as a percentage) as a consequence of the Reorganization.

•	A tender offer premium of between 10-14% over the Market Price (defined by Title XXV of the Chilean Securities Market Act (Law No. 18,045) as the weighted average of the trading price between the 90th and the 30th trading day prior to the tender offer acquisition date, which is approximately Ch$518 per Enel Generación Share) being adequate for these types of transactions, meaning that the consideration offered in the Offers should be in the range of Ch$570-Ch$590 per Enel Generación Share. In fact, precedent transactions analysis shows that the full spectrum of non-controlling tender offer premiums in Chile in the last 8 years have had a median of 14.0% (based on what companies have disclosed to the SVS through the opinions of the directors of the companies subject to each particular tender offer). For more detail regarding the precedent transactions, see Section 2.4 of the ASSET Chile Opinion. As of October 20, 2017, the share price of Enel Generación was Ch$571.8, which is a price 10% above the Market Price. Therefore, it was reasonable to assume that the market has already priced in some or all the expected tender offer premium.

•	No Enel Chile minority shareholder will exercise preemptive rights for Enel Chile Shares in the Capital Increase or exercise statutory merger dissenters’ withdrawal rights.

•	ASSET Chile performed a sensitivity analysis for different relative valuations, different percentages of acceptance, and different combinations of cash and shares in the Offers.

Strategic Considerations

ASSET Chile analyzed the following strategic considerations:

•	Simplification of the corporate structure—by analyzing the impact on decision-making processes, information flow, efficiency and centralization of corporate functions.

•	Alignment of interests, business diversification and organic growth—by analyzing the investment strategy of Enel in Chile in relation to conventional and renewable power.

•	Optimization of capital structure—by analyzing the potential benefit of issuing debt at the Enel Chile level.

•	Impact on stock liquidity and market capitalization of Enel Generación and Enel Chile—by analyzing the possibility of increasing liquidity, market capitalization, and trading volume of Enel Chile, and its potential impact on value.

•	Alignment with Resolution No. 667/2002 of the Honorable Resolution Commission (the former Chilean antitrust authority)—by analyzing the impact of such resolution on the final structure of Enel Chile.

•	Reduction of the holding company discount—by analyzing the potential reduction of the holding company discount at the Enel Chile level after the Reorganization.

•	Other restrictions—by analyzing the restrictions defined by Enel to support the Reorganization (i.e., the transaction is carried out on market terms, increase of earnings per share of Enel Chile, maintaining the credit rating of Enel Chile, Enel Generación removing the 65% share ownership limit in its bylaws, and Enel maintaining a similar controlling shareholder position before and after the Reorganization is consummated).

•	Impact on credit rating—by analyzing the impact on Enel Chile’s credit rating.

Overall Conclusion and Valuation Results

ASSET Chile’s valuation results for Enel Generación, Enel Distribución and EGPL, were as follows:

	Enel Generación (Ch$ billion)			Enel Distribución (Ch$ billion)	EGPL (US$ million)
	Low	Medium	High	Medium	Low	Medium	High
Enterprise Value	5,246	5,353	5,595	1,694	2,834	2,899	2,991
Equity Value	4,417	4,524	4,766	1,599	1,578	1,643	1,735
EV/EBITDA 2018E	9.0x	9.2x	9.6x	8.5x	10.6x	10.8x	11.2x
Share Price	538	552	581	1,390	1.91	1.99	2.10

The following charts show ASSET Chile’s estimates of the exchange ratios for the Enel Generación in the Offers and for EGPL in the Merger, assuming that the tender offer consideration is paid 100% with Enel Chile stock.

Graph 1: EGC and EGPL Exchange Ratios

Therefore, ASSET Chile believes that the Reorganization exchange ratios, assuming that the Offers and the Merger are paid 100% with shares of Enel Chile in exchange for shares of Enel Generación and EGPL, would be as indicated in the table below:

Enel Chile Shares per 1 share of:
Enel Generación	7.2 - 8.5
EGPL	15.1 - 19.0

Depending on final definitions of the assumptions for determining the exchange ratios, there are several and multiple scenarios combining different tender offer mix and percentage of tender offer acceptance that comply with the restriction and conditions defined by Enel for the Reorganization. ASSET Chile did not receive any information from Enel Chile or its subsidiaries regarding the tender offer mix prior to submitting the ASSET Chile Opinion. Therefore, as part of its analysis, ASSET Chile evaluated different potential scenarios of the cash/stock allocation that may satisfy Enel’s conditions for supporting the Reorganization but did not specifically address or recommend in the ASSET Chile Opinion the 60%/40% cash/stock allocation determined by Enel Chile for the Offers.

Market Terms and Benefit to Enel Generación and/or its Shareholders:

Market Terms:

•	The final proposal and its specific terms—especially regarding price, composition, and exchange ratios—have not yet been offered by Enel Chile to the different parties, so ASSET Chile could not specifically render an opinion on those terms. However, ASSET Chile noted that if the final offer is within the abovementioned value ranges, it is understood that the Reorganization would be within market terms for a transaction of this kind.

Benefit to Enel Generación and/or its Shareholders:

•	Regarding Enel Generación’s ordinary course of business, ASSET Chile indicated that it believes that the Reorganization will have no or minimal impact.

•	For those shareholders of Enel Generación who decide to accept the Offers and assuming the terms of the Reorganization are within the ranges discussed earlier (i.e., on market terms), ASSET Chile believes this as an opportunity to capture the full value of such shareholders’ current holding plus a premium and to fully align their interest with the controlling shareholder, Enel Chile. Therefore, ASSET Chile believes that the Reorganization is positive for the shareholders.

•	ASSET Chile also noted that certain shareholders of Enel Generación may decide not to accept the Offers, regardless of the fact they may face the risk of a liquidity discount after the Offers are consummated. ASSET Chile assumes these shareholders may prefer to remain as direct shareholders of Enel Generación because of risk selection or focus (i.e., Chilean conventional power generation business only), portfolio diversification and/or different views regarding the value of the underlying assets going forward, all of which are plausible and legitimate reasons and a reflection of their preference given their option to choose freely otherwise.

•	ASSET Chile indicated that that for Enel Generación shareholders, the Reorganization – if executed on market terms—would be either neutral or positive.

In conclusion, the Reorganization is, in ASSET Chile’s view, to the benefit of Enel Generación and its shareholders.

Preliminary Presentations of the Additional Independent Appraiser of Enel Generación

In addition to the ASSET Chile Opinion described above, which was based on financial information as of September 30 2017, ASSET Chile also presented a preliminary opinion to the Directors Committee of the Board of Directors Enel Generación on October 26, 2017, which was based on financial information as of June 30, 2017. The preliminary ASSET Chile opinion consisted of various summary data and analyses that ASSET Chile utilized in formulating its preliminary perspective on the Reorganization, were for discussion purposes only, and did not present any definitive findings or make any recommendations or constitute its opinion, or any part of its opinion, of ASSET Chile with respect to the advisability of the Reorganization exchange ratios. The only presentation in which ASSET Chile presented its findings with respect to the advisability of the Reorganization exchange ratios was the ASSET Chile Opinion described above. The preliminary ASSET Chile opinion contained substantially similar analyses as described above in connection with the delivery of the ASSET Chile Opinion, except the financial information used in the ASSET Chile Opinion was updated to September 30, 2017.

A copy of the October 26, 2017 preliminary ASSET Chile opinion has been filed as an exhibit to the Schedule TO/13E-3 filed with the SEC in connection with the Offers, and is available on Enel Generación’s website and will be made available for inspection and copying at the principal offices of Enel Generación during its regular business hours by any interested holders of Enel Generación, EGPL or Enel Chile shares or representative who has been so designated in writing. Copies may be obtained by requesting them in writing from Enel Generación at the address provided in the section titled “Incorporation of Certain Information by Reference” of this prospectus.

Position of Enel Chile and Enel as to the Fairness of the Reorganization

Under SEC rules, the Offers are deemed to be a “going private” transaction. Therefore, the Enel Filing Persons are required to express their belief as to the fairness of the Offers, which are part of the Reorganization, to the unaffiliated shareholders of Enel Generación. The Enel Filing Persons are making the statements as to the fairness of the Reorganization (including the Offers, as well as the Capital Increase and the Merger) to the unaffiliated shareholders of Enel Generación included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. However, the views of the Enel Filing Persons as to the fairness of the Reorganization to the unaffiliated shareholders of Enel Generación should not be construed as a recommendation to any holder of Enel Generación Securities as to how whether or not such holder should tender their Enel Generación Securities in the Offers.

The Enel Filing Persons did not enter into the transaction with a goal of obtaining terms that were fair to the shareholders of Enel Generación. The Enel Filing Persons did not participate in the deliberations of the Board of Directors or the Directors’ Committee of Enel Generación, and did not receive fairness opinions as to, the fairness of the Reorganization to the unaffiliated shareholders of Enel Generación. However, the Enel Filing Persons are familiar with Enel Generación’s business, financial condition, results of operations, industry, competitors and prospects as a standalone company, and have knowledge of Enel Generación’s management due to the fact that Enel Generación is Enel Chile’s most significant consolidated subsidiary. Based on such knowledge and the factors described below, the Enel Filing Persons believe that the Reorganization is substantively and procedurally fair to the unaffiliated shareholders of Enel Generación.

In reaching its fairness determination, the Enel Filing Persons considered, reviewed and adopted the following opinions and reports:

•	Opinion of Banchile, the independent evaluator (evaluador independiente) appointed by the Board of Directors of Enel Generación;

•	Opinion of ASSET Chile, the independent evaluator appointed by the Directors’ Committee of the Board of Directors of Enel Generación;

•	Opinion of LarrainVial, the independent evaluator appointed by the Board of Directors of Enel Chile;

•	Opinion of Econsult, the independent evaluator appointed by the Directors’ Committee of the Board of Directors of Enel Chile;

•	Report of Oscar Molina, the independent appraiser (perito independiente) appointed by the Board of Directors of Enel Chile; and

•	Report of Felipe Schmidt, the independent appraiser appointed by the Board of Directors of EGPL.

Each of these opinions and reports has been made public by the respective companies on their websites and was filed with the SEC prior to the fairness determination by the Enel Filing Persons. Each of the independent evaluators was engaged by Enel Generación and Enel Chile, as applicable, to evaluate the Reorganization as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act. In addition, each of the independent evaluators were instructed to verify that the Reorganization could satisfy Enel’s conditions for supporting the Reorganization set forth in the August 2017

Enel Letter, considering Enel Chile’s desire to maintain its credit rating. Each of the independent appraisers was engaged by Enel Chile and EGPL to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations on the valuations of Enel Chile (which includes Enel Generación) and EGPL and the merger exchange ratio in connection with the Merger. None of the opinions and reports of the independent evaluators and independent appraisers were prepared to address the impact of the Reorganization transaction specifically on unaffiliated security holders of Enel Generación.

The Enel Filing Persons also considered (i) the reports of the Directors’ Committee of the Board of Directors of Enel Chile and Enel Generación issued on November 9, 2017; and (ii) the statements of the individual directors of Enel Chile, each of which was prepared in accordance with Chilean law.

Position of Enel Chile as to the Fairness of the Reorganization

With respect to substantive fairness of the Reorganization to the unaffiliated shareholders of Enel Generación, Enel Chile considered a number of factors that relate to the structure and potential consequences of the Reorganization, including the following:

•	Potential benefits of the Reorganization to Enel Chile will also benefit unaffiliated shareholders of Enel Generación who tender their Enel Generación Securities in the Offers and become shareholders of Enel Chile:

•	Enel Chile will consolidate conventional and renewable electricity generation and electricity distribution businesses under one company following the Reorganization;

•	The growth potential of EGPL’s renewable business in Chile;

•	The potential reduction of conflicts of interest between EGPL and Enel Generación;

•	The potential reduction of Enel Chile’s holding company discount;

•	The increased liquidity of Enel Chile shares due to the larger Enel Chile capitalization following the Reorganization; and

•	A more optimal Enel Chile capital structure, incorporating more debt.

•	The structure of the Offers, which requires shareholders of Enel Generación who tender their Enel Generación Securities to become shareholders of Enel Chile pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, as applicable. As a result, by tendering their Enel Generación Securities in the Offers, the unaffiliated shareholders of Enel Generación will have an opportunity to participate as a shareholders in Enel Chile, which includes both Enel Generación and Enel Distribución and will include EGPL after the Merger.

•	Unaffiliated shareholders of Enel Generación who tender their Enel Generación Securities in the Offers will have substantially equivalent shareholder rights in Enel Chile, except that such former shareholders of Enel Generación will not have (i) statutory merger dissenters’ rights in the Merger because they will not be shareholders of Enel Chile at the time of the Enel Chile shareholder vote on the Merger or (ii) the benefit of guaranteed access to the foreign exchange markets under Chapter XXVI of the Compendium (which has no practical benefit in the current foreign exchange environment) because Enel Chile is subject to Chapter XIV of the Compendium rather than Chapter XXVI.

Enel Chile also considered the financial terms of the Offers, including:

•	Current market prices—The closing trading price of Enel Generación Shares on the Santiago Stock Exchange was Ch$540.58 per share on November 13, 2017, such that the tender offer price of Ch$590 per Enel Generación Share represents a premium of approximately 9.1% over the current market price.

•	Historical market prices—The closing trading price of Enel Generación Shares on the Santiago Stock Exchange was Ch$488 per share on August 25, 2017, the date of the announcement of the Reorganization, such that the tender offer price represents a premium of approximately 21% over the pre-announcement market price.

•	Net book value—Enel Generación’s business is generally valued at or near book value and the tender offer price represents a premium of approximately 154% over the net book value per share of approximately Ch$232 per share as of September 30, 2017.

•	Going concern value—Enel Chile did not establish a specific going concern value of Enel Generación. However, in reaching its fairness determination, Enel Chile considered, reviewed and adopted the valuation analyses of the independent appraisers of Enel Chile and EGPL and the independent evaluators of Enel Chile and Enel Generación, and determined that such valuations represent reasonable valuations of Enel Generación as it continues to operate its business.

•	Liquidation value—Enel Chile did not consider liquidation value because it considered Enel Generación to be a viable going concern.

•	Purchase prices paid in previous purchases in previous two years—As there have not been any firm offers for the merger or consolidation of Enel Generación into another company, the sale or transfer of all or any substantial part of the assets of Enel Generación to another company, or the purchase of a controlling stake in Enel Generación by another company, other than the Offers, in the previous two years, this was not considered as a factor in the determination by Enel Chile.

Enel Chile considered a number of factors relating to procedural safeguards in connection with the Reorganization including those discussed below, each of which it believed supported its decision and provided assurance of the procedural fairness of the Reorganization to the unaffiliated shareholders of Enel Generación. Specifically, in making its determination regarding procedural fairness, Enel Chile took into consideration the following factors:

•	The Directors’ Committee of Enel Generación, all of whom meet the independence requirements under both U.S. and Chilean laws and regulations, unanimously concluded that the Reorganization is in the best interest of Enel Generación, including its shareholders.

•	Two of the three members of the Directors’ Committee of Enel Generación are unaffiliated with the Enel Filing Persons and were determined not to have an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Mr. Julio Pellegrini Vial, the member of the Directors’ Committee of Enel Generación who was deemed to have an interest in the Reorganization under the Chilean Corporations Act, was deemed to have interest solely due to the fact that he was elected as a director of Enel Generación by Enel. However, Mr. Pellegrini is not an employee of the Enel Filing Persons or their affiliates.

•	None of the directors of Enel Generación, including members of the Directors’ Committee of Enel Generación, are employees of Enel Generación.

•	Directors of Enel Generación that are deemed to have an interest in the Reorganization for purposes of Article 147 of the Chilean Corporations Act were identified and publicly disclosed. Specifically, seven of the nine members of the Board of Directors of Enel Generación were deemed to have an interest in the Reorganization because (i) six of such directors were elected as directors of Enel Generación by Enel Chile, (ii) one director is an employee of an affiliate of Enel, and (iii) three of the six directors described in clause (i) also own shares of Enel. However, no director of Enel Generación owns any Enel Generación Securities and no director of Enel Generación is party to any arrangements with the Enel Filing Persons or Enel Generación that provide for any pay or benefits that are based on or otherwise relate to the Reorganization.

•	The Board of Directors and Directors’ Committee of Enel Generación each retained an independent evaluator, who provided their opinions on, among other things, the valuations of the companies party to the Reorganization and the fairness of the Reorganization to Enel Generación and the shareholders of Enel Generación (which Enel Chile believes includes all unaffiliated shareholders of Enel Generación) in accordance with Article 147 of the Chilean Corporations Act, each of which was made publicly available and which Enel Chile reviewed.

•	The Board of Directors of Enel Generación unanimously approved the Reorganization on November 14, 2017.

•	The Offers do not require shareholder approval by a majority vote of unaffiliated shareholders. However, unaffiliated shareholders of Enel Generación have an ability to veto the Offers because:

•	The Reorganization is regarded as a related party transaction under the Chilean Corporations Act and, therefore, the Reorganization requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Generación (including the 60.0% interest owned by Enel Chile); and

•	The Offers are conditioned on the amendment of the bylaws of Enel Generación, which requires the affirmative vote of 75% of the outstanding voting shares of Enel Generación.

•	The Reorganization is regarded as a related party transaction under the Chilean Corporations Act and as such, all the procedural safeguards required for related party transactions under the Chilean Corporations Act have been implemented, including:

•	The obligations of Enel Chile and Enel Generación to each appoint at least one independent evaluator whose task is to issue an opinion indicating whether the Reorganization is in the best interest of the respective companies, including their respective shareholders, and whether the Reorganization is being conducted on an arms’ length basis (e.g., whether the terms of the Reorganization correspond to the terms, price and conditions that prevail in the market at the time of the approval of the transaction). Enel Chile appointed Econsult and LarrainVial and Enel Generación appointed ASSET Chile and Banchile in satisfaction of these obligations.

•	The obligations of Enel Chile and EGPL to each appoint an independent appraiser whose task is to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations regarding the valuation of Enel Chile (which includes Enel Generación) and EGPL, as well as the merger exchange ratio. Enel Chile appointed Mr. Molina and EGPL appointed Mr. Schmidt in satisfaction of these obligations.

•	The obligations of the Directors’ Committees of Enel Chile and Enel Generación to issue a report regarding the Reorganization. The respective Directors’ Committees of Enel Chile and Enel Generación issued the required reports as described under “—Summary of Enel Chile Directors’ Committee Report and Directors’ Statements—Summary of Enel Chile Directors’ Committee Report” and “—Summary of Enel Generación Directors’ Committee Reports and Directors’ Statements—Summary of Enel Generación Directors’ Committee Reports.”

•	The obligation of each director of Enel Chile and Enel Generación to issue an individual statement, in which each director must express his or her opinion regarding whether the Reorganization is in the best interest of the respective companies, including their respective shareholders, and whether its terms are equivalent to market conditions or not. The respective directors of Enel Chile and Enel Generación issued their required individual statements as described under “—Summary of Enel Chile Directors’ Committee Report and Directors’ Statements—Summary of Enel Chile Directors’ Statements” and “—Summary of Enel Generación Directors’ Committee Reports and Directors’ Statements—Summary of Enel Generación Directors’ Statements.”

•

The requirement that the Reorganization as a related party transaction must be approved either (i) by the unanimous approval of the directors of Enel Generación that do not have an interest in the Reorganization, or (ii) in the absence of such unanimous approval described in clause (i), by the shareholders of Enel Generación at an extraordinary shareholders’ meeting with the approval of two-thirds of the outstanding voting shares. Because Enel Chile only has one director who does not have an interest in the Reorganization, Enel Chile shareholders will be asked to approve the Reorganization as a related party transaction at the Enel Chile extraordinary shareholders’ meeting scheduled to be held on December 20, 2017.

•	The Merger is a statutory merger under the Chilean Corporations Act and, therefore, the manner in which the merger will occur is prescribed by the Chilean Corporations Act. As such, the material terms of the Merger, other than the merger exchange ratio, the conditions to the Merger and changes to the surviving company’s bylaws (estatutos), were not negotiated. See “The Merger—No Merger Agreement; Statutory Merger.”

In addition, Enel Chile also considered a variety of risks and other potentially negative factors concerning the Reorganization, including the following:

•	The Offers do not require shareholder approval by majority of unaffiliated shareholders of Enel Generación. However, the Reorganization is regarded as a related party transaction under the Chilean Corporations Act and requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Generación. In addition, the amendment of the bylaws of Enel Generación, which is one of the conditions of the Offers, requires the affirmative vote of 75% of the outstanding voting shares of Enel Generación.

•	The subscription price of Enel Chile Shares in connection with Offers are fixed and the market value of Enel Chile Shares may decrease between setting of the price and the consummation of the Offers and subscription.

•	There is a possibility that the Reorganization may not be completed, or that completion may be unduly delayed, for reasons beyond the control of the Enel Filing Persons.

•	There is a risk that the anticipated benefits of the Reorganization may not be realized.

•	Negative impacts on Enel Generación if the Reorganization is not consummated, including the potential effect on the trading prices of Enel Generación Securities, the potential diversion of management attention, and the potential negative effect on Enel Generación’s business and existing relationships.

•	Negative impacts on the unaffiliated shareholders of Enel Generación who do not tender in the Offers following the consummation of the Offers, including:

•	Reduced liquidity for Enel Generación Securities;

•	Risk that the Enel Generación Securities may be delisted from the NYSE or deregistered with the SEC under the Exchange Act;

•	Limited veto rights for future shareholder votes;

•	Loss of status as a company qualified under Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments), which would restrict AFPs from directly investing in Enel Generación; and

•	Potential loss of capital gains tax exemption due to loss of “sufficient stock market liquidity” (presencia bursátil) status under Chilean law.

The foregoing discussion of the factors considered by Enel Chile is believed to include all material factors considered by Enel Chile in making a determination regarding the fairness of the Reorganization for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. Enel Chile did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching its position as to the fairness of the Reorganization. Rather, Enel Chile made its fairness determination after considering all of the factors as a whole. Enel Chile believes the foregoing factors provide a reasonable basis for its belief that the Reorganization is fair to the unaffiliated shareholders of Enel Generación.

Position of Enel as to the Fairness of the Reorganization

Enel reviewed and analyzed the opinions of the independent evaluators of Enel Chile and Enel Generación and the reports of the independent appraisers of Enel Chile and EGPL relating to the Reorganization generally, and the other factors considered by, and the analysis, discussion and resulting conclusions of, Enel Chile described under—Position of Enel Chile as to the Fairness of the Reorganization.” Enel adopted Enel Chile’s conclusion and analysis with respect to the fairness of the Reorganization to the unaffiliated shareholders of Enel Generación, including the factors discussed under “—Position of Enel Chile as to the Fairness of the Reorganization,” and believes that the Reorganization is substantively and procedurally fair to unaffiliated shareholders of Enel Generación based on the factors considered by Enel Chile, including the generally positive and favorable factors, as well as the generally negative and unfavorable factors, and the factors relating to procedural safeguards.

Summary of Enel Chile Directors’ Committee Report and Directors’ Statements Required by Chilean Law

Summary of Enel Chile Directors’ Committee Report

In accordance with Chilean law, the Directors’ Committee of Enel Chile issued a report as to whether or not the Reorganization: (i) contributes to the best interest of Enel Chile and its shareholders and (ii) is in line with prevailing market prices, terms and conditions at the time of its approval. A copy of the Directors’ Committee report was made available to each of the individual directors of Enel Chile. In connection with the Directors’ Committee report, the members of the Directors’ Committee each reviewed an independent appraiser report dated November 3, 2017, prepared by Mr. Oscar Molina and independent evaluator reports, each dated November 3, 2017, prepared by each of LarrainVial and Econsult (collectively, the “Enel Chile Reports”). The Directors’ Committee’s conclusions were supported by the following analysis:

Contribution to Best Interest of Enel Chile

The Directors’ Committee of Enel Chile unanimously concluded that the Reorganization contributes to the best interest of Enel Chile, including its shareholders, based on the following factors:

•	Creation of a leading electricity company in Chile that diversifies the individual risks of each business;

•	Improvement in the ability to face future challenges and company growth;

•	Growth opportunity in Chile through the Merger with EGPL, a non-conventional renewable energy generation company;

•	Optimization of the Enel Chile’s capital structure through simplification of the organizational structure and reduction of redundancies among related parties.

•	Alignment of the interests of controlling and unaffiliated shareholders, potential increases income per share, potential reduction of the holding company discount and increase in share liquidity.

Market Conditions

The Directors’ Committee of Enel Chile unanimously concluded that the Reorganization would be in line with prevailing market prices, terms and conditions if the prices and exchange ratios fell within the following ranges:

•	Consideration for Enel Generación Shares in the Offers: between Ch$570 and Ch$595 per Enel Generación Share.

•	Ratio to be used for the subscription of Enel Chile Shares in connection with the Offers: between 7.0 and 7.5 Enel Chile Shares for each Enel Generación Share.

•	Exchange ratio for the Merger: between 14.5 and 17.2 Enel Chile Shares for each EGPL share.

Summary of Enel Chile Directors’ Statements

In accordance with Chilean law, each of the directors of Enel Chile issued an individual statement in his capacity as a director of Enel Chile as to whether or not the Reorganization: (i) contributes to the best interest of Enel Chile and (ii) is in line with prevailing market prices, terms and conditions at the time of its approval. Although no two statements were identical, each director individually concluded that the Reorganization contributed to the best interest of Enel Chile, including its shareholders, and is in line with prevailing market prices, terms and conditions at the time of its approval. In connection with their individual statements, the directors each reviewed the Enel Chile Reports and the report of the Directors’ Committee of Enel Chile. Each director placed varying degrees of emphasis on the factors he considered in his individual statement. The directors’ conclusions were supported by the following analysis:

Contribution to Best Interest of Enel Chile

Each of the directors of Enel Chile concluded that the Reorganization contributes to the best interest of Enel Chile. Factors that were considered by one or more individual directors include, among others:

•	Consolidation by Enel Chile of its leadership in the conventional and non-conventional electricity generation and distribution sectors in Chile;

•	Alignment of interests of the minority shareholders of Enel Chile with the interests of the controlling shareholder of Enel Chile;

•	Optimization of Enel Chile’s capital structure; and

•	Potential reduction of the holding company discount of Enel Chile.

Market Conditions

Each of the directors of Enel Chile concluded that the Reorganization was in line with prevailing market prices, terms and conditions, primarily because the company valuations as well as the prices and exchange ratios were consistent with the analyses of the independent evaluators and independent appraiser of Enel Chile.

Summary of Opinion of Independent Evaluator of Enel Chile (LarrainVial)

On August 30, 2017, the Board of Directors of Enel Chile appointed Larraín Vial Servicios Profesionales Ltda. (“LarrainVial”) to act as an independent evaluator with respect to the Reorganization. LarrainVial was chosen by the Board of Directors as the independent evaluator based on the fact that LarrainVial is an independent financial services company with more than 80 years of experience and a strong track record of valuations, energy transactions and knowledge of the energy industry in Chile.

Based on the review of the description of the Reorganization and analyses of the effects and potential impact of the Reorganization on Enel Chile, LarrainVial prepared and delivered its final written opinion (the “LarrainVial Opinion”) at the meeting of the Board of Directors of Enel Chile held on November 3, 2017, which indicated that the Reorganization would contribute to the corporate interest of Enel Chile. However, the LarrainVial Opinion does not constitute a recommendation to the Board of Directors of Enel Chile with respect to the Reorganization.

A copy of the complete LarrainVial Opinion is attached as Annex E to this prospectus. The LarrainVial Opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by LarrainVial in rendering its opinion. The description of the LarrainVial Opinion set forth below is qualified in its entirety by reference to the full text of the LarrainVial Opinion. Holders of Enel Generación Shares are urged to read the entire LarrainVial Opinion carefully in connection with their consideration of the proposed Offers and Reorganization.

LarrainVial received a fee of UF22,000 (approximately US$950,000). Enel Chile agreed to indemnify LarrainVial against certain expenses and liabilities, including liabilities under the securities laws. No portion of the fees payable to LarrainVial was contingent on the consummation of the Reorganization.

During the past two years LarrainVial has not provided any financial advisory service to Enel Chile or its associated and affiliated entities other than it advisory service as independent evaluator with respect to the Reorganization.

Background and Description of the Reorganization; Bases of Analysis

On July 3, 2017, Enel Chile proposed to Enel a corporate reorganization in which Enel Chile would acquire the non-conventional renewable energy generation assets of EGPL in Chile through a merger. The proposal conditioned the consummation of the merger on the successful consummation of a cash and share tender offer by Enel Chile for up to 100% of Enel Generación’s outstanding equity. The tender offer was conditioned on Enel Chile owning more than 75% of the share capital of Enel Generación upon the consummation of the tender offer.

On August 25, 2017, Enel expressed a favorable opinion to the proposed reorganization and provided certain additional conditions, including, among others, the condition that the proposed reorganization should increase the earnings per share (EPS) of Enel Chile and that Enel must maintain a similar ownership percentage in Enel Chile both before and after the proposed reorganization.

As of October 26, 2017, Enel Chile communicated as a significant event (hecho esencial) that the proposed tender offer will be paid entirely in cash, subject to the condition that a portion of the cash must be applied to subscribe and pay for Enel Chile shares. Enel Chile also indicated that the proposed reorganization, include all of the transactions that are part of it, is a single integral transaction and will be subject to Chilean laws that govern related party transactions.

To prepare the LarrainVial Opinion, LarrainVial reviewed publicly available information on the companies that are part of the Reorganization as well as other electricity generation and distribution companies both within and outside Chile and information of the markets in which such companies trade. LarrainVial also had access to a virtual data room with information regarding the Reorganization, Enel Chile and its subsidiaries, as well as EGPL and its subsidiaries. For further detail regarding financial projections and operational variables, see “Special Factors—Projections Summary.”

In addition, LarrainVial participated in face-to-face meetings and telephone calls, including management presentations of Enel Chile, Enel Generación, Enel Distribución and EGPL held on September 26, 2017, as well as work meetings and telephone calls with management and financial advisors of Enel Chile, Enel Generación, Enel Distribución and EGPL. LarrainVial was also able to ask questions to Enel Chile, which were answered through the virtual data room.

Scope of Engagement

LarrainVial has been appointed by the Board of Directors of Enel Chile as an independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and provide an opinion in accordance with Article 147 of the Chilean Corporations Act, which requires the opinion to include LarrainVial’s opinion as to whether the Reorganization benefits Enel Chile and/or its shareholders.

At the request of the Board of Directors, the LarrainVial Opinion also considers the following:

•	Description of the proposed Reorganization;

•	Analysis of the strategic reasons and potential impact of the Reorganization on the value of Enel Chile;

•	Valuation of Enel Chile, Enel Generación and EGPL in the context of the Reorganization;

•	The merger exchange ratio; and

•	Evaluation of the terms and conditions of the Offers that would ensure that the Offers contribute to the corporate interest of Enel Chile and is in line with the conditions set forth by Enel, the ultimate controlling shareholder.

However, the LarrainVial Opinion did not consider an analysis of any transaction structure alternative to the Reorganization as it was not within the scope of engagement.

In addition, the LarrainVial Opinion did not assess whether the price, terms and conditions of the Reorganization are consistent with market terms at the time the Reorganization is approved because no specific proposal had been made by the companies involved in the Reorganization or their respective Board of Directors with respect to the merger exchange ratio, the tender offer price, or the amount of the tender offer price to be applied to subscribe for Enel Chile Securities in connection with the Offers when LarrainVial was preparing the LarrainVial Opinion.

Methodology

LarrainVial first examined the reasons to justify the Reorganization from Enel Chile’s perspective, including strategic reasons, industry and tactical reasons, and financial reasons.

Strategic Reasons

The strategic reasons analyzed by LarrainVial included the following:

•	The growing role of renewable energy in the global context.

•	Future challenges in the industry as well as technology and business integration.

Industry and Tactical Reasons

LarrainVial analyzed the following industry and tactical reasons:

•	High competitiveness and potential for expansion of renewable energy in the Chilean power sector.

•	Combination of conventional and non-conventional renewable energy technologies. From Enel Chile’s perspective, the Reorganization will allow Enel Chile to have exposure to a mix of conventional and non-conventional technologies and assets and present an opportunity to integrate the know-how of EGPL.

Financial Reasons

With respect to financial reasons, LarrainVial analyzed the following:

•	Alignment of interests in a single investment vehicle that holds all generation and distribution investments of the Enel group in Chile, which may eliminate potential conflicts of interests in the development of the generation business that currently exist and could affect the minority shareholders of Enel Chile and Enel Generación.

•	Reduction of holding company discount of Enel Chile.

•	Increased liquidity of the Enel Chile stock.

•	Optimization of Enel Chile’s capital structure.

•	Reduction in operational risk of Enel Chile through technological diversification.

LarrainVial also completed a valuation analysis which individually valued the assets of each of Enel Chile, Enel Generación, and EGPL using a discounted cash flow (DCF) analysis as shown in the chart below:

1	Estimated valuation range with WACC +/-0.2% and terminal value growth of +/- 0.2%, except EGP Latam whose range was estimated based on the execution or not of some projects.
2	Holding discount considered: 8%, estimated as 50% of the median daily holding discount for Enel Chile (see Appendix 1 to the LarrainVial Opinion).

For purposes of the DCF analysis, LarrainVial used operating and financial projections provided by each of Enel Chile, Enel Generación, and EGPL. The terminal value calculations were based on market practices which include adjusted perpetuity cash flows, considering replacing capital expenditure for each asset. Weighted average cost of capital (WACC) rates were calculated depending on different types of business.

LarrainVial valued Enel Chile and Enel Generación using the sum-of-the-parts (SOTP) valuations. The SOTP valuation for Enel Chile considered the participation of Enel Chile in Enel Generación and in Enel Distribución, as well as certain consolidation adjustments to Enel Chile’s stand-alone financial statements. The SOTP valuation for Enel Generación considered the participation of Enel Generación in Pehuenche, Canela, and GasAtacama, as well as the Enel Generación value on a stand-alone basis and certain consolidation adjustments to Enel Generación’s stand-alone financial statements. Those valuations were used to estimate the merger exchange ratio range between Enel Chile and EGPL, and the implied exchange ratio between Enel Chile and Enel Generación assuming the tender offer consideration is all in stock.

LarrainVial reviewed the results of the DCF analysis with references to market prices, market analyst’s target prices, comparable companies trading multiples analysis, and implied multiples in comparable precedent transactions. The results of this review is shown in the chart below.

1	Detail of comparable companies used in Appendix II to the LarrainVial Opinion.
2	Analyst reports prior to the announcement of the Proposed Transaction by Bci, Bice, Credicorp, Goldman Sachs, Scotiabank and LarrainVial. Median for Enel Gx CLP 520 per share, median for Enel Chile CLP 77.
3	Valuation range of comparable transactions based on the average and median of Iberdrola/Iberdrova Renovables, EDF/EDF Energies Nouvelles and Enel / Enel Green Power (see Appendix III to the LarrainVial Opinion).

Additionally, a maximum debt level for Enel Chile to maintain its credit rating was considered to determine the maximum cash percentage of the Offers as explained below.

LarrainVial considered the fact that the greater the percentage of cash in the tender offer consideration, the number of Enel Chile Shares to be issued in connection with the Offers will be lower, thereby resulting in an increase in the estimated EPS for Enel Chile. LarrainVial assumed that Enel Chile has US$100 million in cash for the Offers and that any additional amount will be financed through debt at an annual cost of 4%. The total cash required by Enel Chile in connection with the Offers will depend on the tender offer price for Enel Generación Shares and on the level of acceptance of the Offers. In addition, LarrainVial indicated that the aggregate cash payment is limited by the maximum level of indebtedness desired by Enel Chile. In this regard, a desired maximum level of net financial debt (NFD) of 2.5x the estimated EBITDA for 2017 was considered, in a scenario where 100% of the minority shareholders of Enel Generación decide to accept the Offers (limited scenario). In determining a proposed range for the cash portion of the tender offer consideration, LarrainVial defined a safety margin of 0.1 times NFD/EBITDA 2017e relative to the maximum indebtedness level acceptable to Enel Chile. Thus, taking as a reference a price range for the Offers between Ch$534 and Ch$586 per Enel Generación Share determined by its valuation analysis, and considering a maximum NFD/EBITDA 2017e ratio of 2.4x, the maximum cash percentage that can be contemplated by the Offers was between 57.0% and 62.6%, as described in the table below:

Price Enel Generación Maximum cash %		Ch$ %	534 62.6%	561 59.6%	586 57.0%
Consolidated NFD/EBITDA 2017e for Enel Chile according to ownership % in Enel Generación post takeover	75%	Times	1.67x	1.67x	1.67x
	80%	Times	1.81x	1.81x	1.81x
	85%	Times	1.96x	1.96x	1.96x
	90%	Times	2.11x	2.11x	2.11x
	95%	Times	2.25x	2.25x	2.25x
	100%	Times	2.40x	2.40x	2.40x

Finally, two limiting conditions provided by Enel in the August 2017 Enel Letter were analyzed in addition to the valuation, exchange ratios ranges and maximum cash level: increase in EPS of Enel Chile and similar ownership by Enel in Enel Chile after the Reorganization.

Conclusions and Valuations

Based on the information received and analysis undertaken, the Reorganization, if conducted in accordance with the in the terms described in the LarrainVial Opinion and summarized below, contributes to the corporate interest of Enel Chile and complies with the requirements of Enel.

The market performance of Enel Chile Shares and Enel Generación Shares since the announcement of the Reorganization has been (i) above of comparable Chilean company shares and (ii) above or in line with that of the Chilean stock market, which are good indicators that confirm the market’s positive view of the Reorganization.

LarrainVial’s estimated price and exchange ratio ranges for the Reorganization are as follows:

• Offers Price:	between Ch$534 and Ch$586 per Enel Generación Share

• Price per share for Enel Chile:	between Ch$80.2 and Ch$ 86.6 per Enel Chile Share

• Offers Exchange Ratio: (implied)	between 6.38 and 7.01 Enel Chile Shares for each Enel Generación Share

• Offers Cash %:	between 57.0% and 62.6%, determined by the price of the Offers

• EGPL Equity Value:	between US$1,633 million and US$1,880 million

• Merger Exchange Ratio:	between 15.04 and 17.31 Enel Chile shares for each EGPL share

The result of the Offers are uncertain. However, LarrainVial believes that it is reasonable to assume that the final ownership percentage obtained by Enel Chile in Enel Generación will be higher or lower, depending on whether the final values of the Merger and Offers are more or less favorable for minority shareholders of Enel Generación.

At the same time, considering different levels of acceptance for the Offers, there are different combinations of company prices (and therefore of exchange ratios) in which Enel Chile and its shareholders obtain equivalent results in terms of the average EPS for the 2018-2022 period compared to the current scenario.

With regards to the Offers, the greater the percentage of cash to be used, the greater the benefit in terms of EPS for Enel Chile. Assuming a fixed maximum level of debt for Enel Chile, the greater the price of the Offers, the lower the percentage of cash permitted in the Offers.

Preliminary Presentations by LarrainVial

In addition to the LarrainVial Opinion, which includes financial information as of September 30, 2017, LarrainVial also presented a preliminary opinion to the Board of Directors of Enel Chile on October 26, 2017, which included financial information as of June 30, 2017. The preliminary opinion contained substantially similar analyses as described above in connection with the delivery of the LarrainVial Opinion, except the financial information used in the LarrainVial Opinion was updated to September 30, 2017.

A copy of the October 26, 2017 preliminary opinion has been filed as an exhibit to the Schedule TO/13E-3 filed with the SEC in connection with the Offers, and is available on Enel Chile’s website and will be made available for inspection and copying at the principal offices of Enel Chile during its regular business hours by any interested holders of Enel Generación, EGPL or Enel Chile shares or representative who has been so designated in writing. Copies may be obtained by requesting them in writing from Enel Chile at the address provided in the section titled “Incorporation of Certain Information by Reference” of this prospectus.

Summary of Opinion of Additional Independent Evaluator of Enel Chile (Econsult)

On August 30, 2017, the Directors’ Committee of the Board of Directors of Enel Chile appointed Econsult RS Capital S.p.A. (“Econsult”) to act as an additional independent evaluator with respect to the Reorganization. Econsult was chosen by the Directors’ Committee as an independent evaluator based on the fact that Econsult is a company with extensive experience in providing financial and investment advice to over 400 clients in more than 30 different industries, for more than 30 years becoming one of the most prestigious consultants of the country.

Based on the review of the description of the Reorganization and analyses of the effects and potential impact of the Reorganization on Enel Chile, Econsult prepared and delivered its final written opinion (the “Econsult Opinion”) at the meeting of the Directors’ Committee of Enel Chile on November 3, 2017, which indicated that the Reorganization would contribute to the best interest of Enel Chile. However, the Econsult Opinion does not constitute a recommendation to the Directors’ Committee of Enel Chile with respect to the Reorganization.

A copy of the complete Econsult Opinion is attached as Annex F to this prospectus. The Econsult Opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Econsult in rendering its opinion. The description of the Econsult Opinion set forth below is qualified in its entirety by reference to the full text of the Econsult Opinion. Holders of Enel Generación Shares are urged to read the entire Econsult Opinion carefully in connection with their consideration of the proposed Offers and Reorganization.

Econsult received a fee of UF17,000 (approximately US$728,000). Enel Chile agreed to indemnify Econsult against certain expenses and liabilities, including liabilities under the securities laws. No portion of the fees payable to Econsult was contingent on the consummation of the Reorganization.

During the past two years Econsult or its affiliated entities have not provided any financial advisory service to Enel Chile or its associated and affiliated entities other than it advisory service as independent evaluator with respect to the Reorganization.

Bases of Analysis

To prepare the Econsult Opinion, Econsult had access to a virtual data room with information regarding the Reorganization, Enel Chile and its subsidiaries, as well as EGPL and its subsidiaries. Econsult also reviewed publicly available information about each of these companies, its industry and its peers.

In addition, Econsult participated in face-to-face meetings and telephone calls, including management presentations of Enel Chile, Enel Generación, Enel Distribución and EGPL held on September 26, 2017, as well as meetings and telephone calls with management and financial advisors of Enel Chile, Enel Generación, Enel Distribución and EGPL. Econsult was also able to ask questions to Enel Chile, which were answered through the virtual data room.

Econsult assumed that the information of the virtual data room was true, accurate, sufficient and complete. Econsult did not independently verify the information included in the virtual data room and was not responsible for its accuracy, correctness, completeness or sufficiency. Econsult was not responsible for conducting and did not conduct an independent verification of the information included in the virtual data room.

To prepare its opinion, Econsult also assumed the following considerations, among others, regarding the Reorganization:

i.	The Reorganization complies with Chilean law and does not breach any norm in any applicable jurisdiction.

ii.	The Merger will not generate significant synergies that could have an impact on the results and conclusions of the Econsult Opinion.

iii.	The Reorganization will not imply significant execution expenses or costs that may affect the conclusions of the Econsult Opinion.

iv.	EGPL does not have contingencies that could significantly affect the results and conclusions of Econsult’s Opinion.

v.	Prior to the consummation of the Merger, EGPL will divest (at fair market prices) all of its ownership interests in non-Chilean entities.

vi.	All related party transactions of EGPL that will continue after the completion of the Reorganization, are duly included in each of the projections received by Econsult through the virtual data room under market terms and conditions according to the policies required for transactions of this type.

vii.	The financial projections received by Econsult through the virtual data room represented the most updated view of the companies involved in the Reorganization.

viii.	The Reorganization would not result in negative accounting or tax effects that could impact the results of the companies involved in the Reorganization and/or any of their subsidiaries.

ix.	The Reorganization does not generate regulatory, environmental or antitrust effects for the companies involved in the Reorganization and/or any of their subsidiaries.

x.	The Reorganization does not affect any agreements with third parties or counterparties of the companies involved in the Reorganization and/or any of their subsidiaries.

xi.	The Reorganization does not affect or breach any debt financing agreements of Enel Chile, Enel Generación, Enel Distribución, EGPL and/or their subsidiaries, originating material effects on the results of any of such companies, including events of default, cross-default or cross-acceleration, and/or increases on financial expenses.

xii.	The Reorganization would not trigger a downgrade to non-investment grade rating of Enel Chile by Moody’s, Standard & Poor’s or Fitch Ratings.

xiii.	Enel Chile will set a minimum threshold for the exercise of withdrawal rights related to the Merger to comply with the minimum required conditions set up by Enel to approve the Reorganization.

Scope of Engagement

Econsult was appointed by the Directors’ Committee of Enel Chile as an independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and provide an opinion in accordance with Article 147 of the Chilean Corporations Act, which requires inclusion of Econsult’s opinion as to whether the Reorganization benefits Enel Chile and/or its shareholders.

In accordance with this role, Econsult was requested to prepare an opinion that includes, among others, the following:

i.	A description of the main terms and conditions of the Reorganization.

ii.	Analysis of the strategic rationale and potential impacts on value of the Reorganization, in order to determine if it contributes to the best interest of the Company.

iii.	Valuations of Enel Chile, Enel Generación and EGPL in the context of the Reorganization.

iv.	Assessment on the exchange ratio for the Merger.

v.	Assessment on the terms and conditions for the Offers, which mainly included ranges for the consideration mix between cash and Enel Chile shares, the tender offer price for Enel Generación and the subscription price for Enel Chile Shares, taking into account that:

a)	It contributes to the best interest of Enel Chile.

b)	It is in line with minimum conditions set by Enel in its letter sent on August 25, 2017.

However, the Econsult Opinion did not consider an analysis of any transaction structure alternative to the Reorganization as it was not within the scope of engagement.

In addition, the Econsult Opinion did not assess whether the price, terms and conditions of the Reorganization are consistent with market terms at the time the Reorganization is approved because no specific proposal had been made by the companies involved in the Reorganization or their respective Board of Directors with respect to the merger exchange ratio, the price of the Offers, or the amount of the price of the Offers to be applied to subscribe for Enel Chile Securities in connection with the Offers when Econsult was preparing the Econsult Opinion.

Methodology

Econsult conducted a sum-of-the-parts (SOTP) valuation of each of the companies involved in the Reorganization. In order to estimate the value of each one, the discounted cash flow (DCF) methodology was considered as the most appropriate valuation tool for the definition of the Reorganization terms. In order to have additional value references, Econsult also considered four other valuation methodologies, including market value, trading comparables, research analyst target prices, and precedent transactions.

To prepare its DCF analysis, Econsult considered several assumptions. A summary of the main parameters is included below:

i.	Valuation date:

a)	September 30, 2017.

ii.	Currency:

b)	For Enel Chile, Enel Generación and Enel Distribución the financial projections were prepared in Chilean pesos. For DCF purposes these projections were converted into U.S. dollars.

c)	For EGPL, the projections were prepared in U.S. dollars.

iii.	Projection period:

a)	For Enel Chile, Enel Generación and Enel Distribución the financial projections considered a 5.25 year timeframe (from September 30, 2017 until December 31, 2022).

b)	In the case of EGPL the financial projections considered a 9.25 year horizon (from September 30, 2017 until December 31, 2026).

c)	For further detail, see “Special Factors—Projections Summary.”

iv.	Macroeconomic assumptions:

a)	Inflation, exchange rates and other macroeconomics assumptions until 2022 were provided by Enel Chile. For further detail, see “Special Factors—Projections Summary.”

b)	Local and US long-term inflation were assumed to be equal to the 2022 estimate.

c)	Long-term exchange rates were estimated using Purchasing Power Parities (PPP).

v.	WACC main parameters:

a)	Risk free rate: 10 year US Treasury bond last 30 day average prior to the date of the Opinion.

b)	Country risk premium: calculated using 10 year Chilean credit default swap average prior to the date of the Opinion.

c)	Market risk premium based on public estimates of Aswath Damodaran published on his website (http://pages.stern.nyu.edu/~adamodar).

d)	Unlevered betas based on a sample of selected comparable companies and using a 5 year regression. Same betas, capital structure and debt cost for conventional and renewable power generation.

e)	Leverage (D/E) ratios based on sample of comparable companies.

vi.	Terminal value calculations:

a)	For Enel Generación, EGPL and Enel Chile terminal value was calculated using the applicable long-term free cash flow perpetuity growing with long-term US inflation.

b)	In the case of Enel Distribución, given the nature of its regulated asset the terminal value was calculated using a net operating profit after tax (NOPAT) perpetuity growing with long-term Chilean inflation with a long-term capital expenditure calculated assuming a return on new invested capital equal to the local currency adjusted WACC.

vii.	Holding discount:

a)	Holding Discount was calculated using the following formula:

•	1 – (Enel Chile’s market capitalization) / (Enel Chile’s net asset value).

b)	The net asset value of Enel Chile was calculated as it follows:

•	(Enel Chile’s equity stake in Enel Generación x Enel Generación’s market capitalization) + (Enel Chile’s equity stake in Enel Distribución x Enel Distribución’s market capitalization) – (Enel Chile’s unconsolidated net debt) – (economic value of Enel Chile’s holding costs).

c)	In order to determine the most suitable Holding Discount to be applicable to Enel Chile, Econsult considered that the average of Holding Discount during the last year prior to the announcement of the Reorganization was a valid reference of how the market is pricing this discount.

d)	Econsult finally considered a 10% of Holding Discount for its opinion. This number was the result of rounding the last twelve months average Holding Discount prior to the announcement of the Reorganization.

e)	The same procedure was applied to calculate the premium or discount showed in the table below with Econsult’s results.

All the valuation ranges defined using the DCF methodology, considered a valuation sensitivity of 0.25% above/below the applicable WACCs for each of the companies involved in the Reorganization.

For the application of the trading comparable methodology, Econsult used the following criteria for the selection of comparable companies described in footnote 2 of the chart summarizing Econsult’s valuation analysis below:

i.	Enel Generación: Selection of comparable power generation companies in Chile, with sufficient levels of stock liquidity and analyst coverage.

ii.	Enel Distribución: Considering the lack of Chilean comparable companies in this sector, Econsult decided to use the only other publicly listed utility in Chile with relevant stock liquidity as trading comparable. The rationale behind this selection is that both companies shares the same geography and have similar regulatory regimes.

iii.	Enel Chile: Trading comparable valuation was the result of applying the trading multiples applicable to Enel Generación and Enel Distribución adjusted by the corresponding equity holdings of Enel Chile.

iv.	EGPL: There are no trading comparable companies for EGPL in Chile, therefore in order to apply this methodology Econsult decided to select a sample of companies in North America or Europe with: i) strong presence in renewable generation, ii) relevant stock liquidity and iii) equity research coverage.

In the case of the precedent transaction methodology, it was only applied for EGPL because under Econsult’s criteria, it was not possible to find a pure comparable transaction for Enel Chile, Enel Generación or Enel Distribución. Econsult’s criteria for selection of comparable transactions for EGPL considered: i) controlling stake transactions; ii) companies with similar renewable power generation technology (as described in footnote 2 of the chart summarizing Econsult’s valuation analysis below); iii) transactions occurred during the last 7 years (as described in footnote 6 of the chart summarizing Econsult’s valuation analysis below); iii) transaction size over US$150 million; and iv) geographic presence of the companies in North America or Europe.

For the definition of the valuation ranges for comparable companies and precedent transactions methodologies, Econsult considered for each company the average of the selected sample of comparable companies and applied a +/– 0.5 sensitivity over each average sample multiple.

Enterprise value to EBITDA multiples for trading comparable companies were calculated using each enterprise value divided by market consensus estimate for 2017 EBITDA of each company. Enterprise value was calculated considering each market capitalization as of October 20, 2017 plus debt and minority interest minus cash as of the latest reported quarter available at that date.

The following chart summarizes the results of Econsult’s analysis based on the different valuation methodologies:

(1)	Pre transaction announcement 52-week high and low.
(2)	Selected sample of companies
I.	Enel Generación: Colbun, AES Gener and E-CL.
II.	Enel Distribución: Aguas Andinas.
III.	EGPL: ERG SpA, EDP Renovaveis, Dong Energy and Saeta Yield.
(3)	Latest recommendations of: Santander, JP Morgan, BICE, MBI, Credicorp, Scotia Capital, Larrain Vial, Renta 4 and Morgan Stanley.
(4)	DCF considers a 10% discount holding.
(5)	Range also considers sensitivity on project completion probability.
(6)	Selected precedent transactions of global renewals and transactions with significant Chilean hydro generation component. The sample of selected transactions is the following: i) Takeover of Terraform by Brookfield Asset Management for US$954 million announced on March 7, 2017; ii) Acquisition of Chorus Clean Energy AG by Capital Stage AG for €558 million announced on May 30, 2016; iii) Takeover of Calpine Corp by Canada Pension Plan Investment Board announced on August 18, 2017; iv) Tender offer over EDF Energies Nouvelles SA by Electricite de France SA for €5,491 million announced on April 8, 2011; v) Acquisition of an 80% stake of Enel Green Power’s renewable power generation portfolio in Mexico by Caisse de Depot et Placement du Quebec and an investment vehicle of Mexican pension funds CKD Infraestructura Mexico for US$340 million announced on October 9, 2017; and the vi) Acquisition of Pacific Hydro by China State Power Investment Corporation for AU$3,000 million announced on December 16, 2015. These multiples are based on publicly available information from different sources such as Bloomberg, press releases, news, among others.
(7)	Latest stock price pre announcement.

Note: All market values were converted into US$ dollars using an exchange rate of CLP/US$ 660, consistent with macro assumptions to calculate DCF values.

Conclusions and Valuations

Econsult believes that a joint execution of the Merger and the Offers would be beneficial for Enel Chile, considering both the strategic rationale of the Reorganization as well as the potential positive impacts on Enel Chile.

From a strategic standpoint, the Reorganization may allow Enel Chile to:

•	Become the leading player in Chilean power and utility sector, under a structure where the interests are fully aligned with the controlling shareholder;

•	Improve its competitive positioning and investment thesis by incorporating renewable generation assets with capacity of 1,195 MW and an attractive portfolio of new projects;

•	Optimize its capital structure as a result of the additional debt related with the execution of the Reorganization;

•	Reduce its holding company discount to the extent that Enel Chile acquires a lower portion of Enel Generación Shares; and

•	Increase secondary trading volumes of Enel Chile Shares due to: (i) increase of its free float; (ii) positive impact in its weight in the different relevant equity indexes; and (iii) positioning it as the best power and utility entity to invest in Chile.

With respect to the valuation results for Enel Chile, Enel Generación and EGPL, Econsult’s estimates were as follows:

1)	Tender Offer Price and Exchange Ratio

Valuation scenarios	Enel Chile		Enel Generación			Exchange Ratio (Enel Generación/Enel Chile)
	Equity Value (US$ m)	Share Price (Ch$)[1]	Equity Value (US$ m)	Share Price (Ch$)[1]	Premium over pre announcement price[2]	Holding Discount 7.5%	Base Case Holding Discount 10.0%	Holding Discount 12.5%
Low range	5,892	$79	6,674	$537	9.8%	6.60x	6.78x	6.97x
Midpoint	6,148	$83	7,015	$565	15.5%	6.64x	6.83x	7.02x
High range	6,428	$86	7,390	$595	21.6%	6.70x	6.88x	7.08x

2)	Merger Exchange Ratio

Valuation scenarios	EGPL		Exchange Ratio (EGPL / Enel Chile)
			Holding Discount 7.5%			Base Case Holding Discount 10%			Holding Discount 12.5%
	Equity Value (US$ m)	Share Price (Ch$)[1]	Enel Chile Low Range	Enel Chile Midpoint	Enel Chile High Range	Enel Chile Low Range	Enel Chile Midpoint	Enel Chile High Range	Enel Chile Low Range	Enel Chile Midpoint	Enel Chile High Range
Low range	1,584	$1,264	15.53x	14.88x	14.23x	15.96x	15.30x	14.63x	16.42x	15.73x	15.05x
Midpoint	1,696	$1,353	16.62x	15.93x	15.23x	17.08x	16.37x	15.66x	17.57x	16.84x	16.10x
High range	1,796	$1,433	17.60x	16.87x	16.13x	18.09x	17.33x	16.58x	18.61x	17.83x	17.05x

Tender offer price and exchange ratios consistent with Enel Chile’s best interest.

[1]	Enel Chile: 49,092,772,762 outstanding shares; Enel Generación: 8,201,754,580 outstanding shares; EGPL: 827,205,371 outstanding shares. Exchange rate of Ch$660 per US$1 consistent with macro assumptions included in the DCF analysis.

[2]	Pre Announcement Price on August 25, 2017 was Ch$489.

Based on such valuation results, Econsult believes that the exchange ratio for the Merger should be in the range of 14.23 to 17.05 Enel Chile Shares per EGPL share in order for the Reorganization to contribute to the best interest of Enel Chile.

Econsult also believes that in order for the Reorganization to contribute to the best interest of Enel Chile, the value per share of Enel Generación for the Offers should be between Ch$537 and Ch$595 per Enel Generación Share and the implicit exchange ratio should be in the range of 6.60 to 7.08 Enel Chile Shares for each Enel Generación Share, which represent a premium between 9.8% and 21.6% over the closing price of Enel Generación Shares on the date of the announcement of the Reorganization. The proposed exchange ratios are consistent with the historical average of the last twelve months prior to the announcement of the Reorganization.

Econsult was also requested to provide an opinion about the level of payment in cash that the Offers should consider. In this context, Econsult performed an analysis using the following premises: i) payments in cash are better from an EPS perspective for Enel Chile’s shareholders, therefore it is beneficial to maximize cash payment consideration of the Offers as much as possible; ii) Enel Chile has limits on its additional debt capacity, due to the possibility of affecting its credit rating (Enel Chile indicated to Econsult that in order to keep the investment grade rating, Enel Chile would be comfortable with a net debt to EBITDA ratio ideally not exceeding 2.5x); and iii) Econsult assumed that Enel Chile’s ownership would not exceed 95% of the total shares of Enel Generación. This assumption is consistent with historical levels of dividends of Enel Generación that are not collected by any shareholder during the last years. Based on these premises and the selected possible valuation scenarios, the results of the analysis performed by Econsult indicate that the most beneficial cash payment scenarios were between 61.1% and 67.6%. For presentation purposes the cash payment range was adjusted to a more conservative one to reflect the possibility that the projected EBITDA could be lower than expected after the consummation of the Reorganization.

Based on the analysis performed, Econsult believes that the cash payment of the Offers should be between 60% and 65% of the total consideration. However, in order to minimize dilution and maximize earnings per share of Enel Chile, Econsult believes that it is beneficial for Enel Chile to maximize the cash portion of the tender offer consideration based on its additional debt capacity. Econsult does not expect that there will be significant changes to Enel Chile’s credit ratings that could result in a downgrade to non-investment grade.

Econsult believes that if the Reorganization is consummated on the terms as described above, the minimum conditions established by Enel would also be fulfilled.

Preliminary Presentations by Econsult

In addition to the Econsult Opinion, which includes financial information as of September 30, 2017, Econsult also presented a preliminary opinion to the Directors’ Committee of Enel Chile on October 26, 2017, which included financial information as of June 30, 2017. The preliminary opinion contained substantially similar analyses as described above in connection with the delivery of the Econsult Opinion, except the financial information used in the Econsult Opinion was updated to September 30, 2017.

A copy of the October 26, 2017 preliminary opinion has been filed as an exhibit to the Schedule TO/13E-3 filed with the SEC in connection with the Offers, and is available on Enel Chile’s website and will be made available for inspection and copying at the principal offices of Enel Chile during its regular business hours by any interested holders of Enel Generación, EGPL or Enel Chile shares or representative who has been so designated in writing. Copies may be obtained by requesting them in writing from Enel Chile at the address provided in the section titled “Incorporation of Certain Information by Reference” of this prospectus.

Summary of Report of Independent Appraiser of Enel Chile (Oscar Molina)

On August 30, 2017, the Board of Directors of Enel Chile designated Oscar Molina as an independent appraiser (perito independiente) pursuant to Chilean law, for the purposes of delivering a report as to the estimated value of the merging companies and the estimated appropriate merger exchange ratios in accordance with Articles 156 and 168 of the Chilean Corporate Regulations and SVS instructions. At the November 3, 2017 meeting of the Board of Directors of Enel Chile, Mr. Molina delivered his final report (the “Molina Report”), which does not constitute a recommendation to the Board of Enel Chile with respect to the Merger

Mr. Molina is founding partner and Managing Director for Bansud Capital and has over 19 years of experience in investment banking. In appointing him, the Board of Directors of Enel Chile considered his experience as well as the fact he holds a degree in engineering from the Universidad Católica de Chile, and an MBA from INSEAD business school (Fontainebleau, France).

A complete copy of the Molina Report is attached as Annex G to this prospectus. The Molina Report outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Mr. Molina in rendering the Molina Report. The description of the Molina Report set forth below is qualified in its entirety by reference to the full text of the Molina Report. Holders of Enel Generación shares are urged to read the entire Molina Report carefully in connection with their consideration of the proposed Reorganization (including the Offers). The Molina Report was prepared in Spanish. The attached version is a free English translation of such Molina Report. In the case of doubt as to the proper interpretation or construction of this prospectus, or the English version of the Molina Report, the original Spanish version of the Molina Report shall prevail.

In rendering the Molina Report, Mr. Molina reviewed the estimated economic valuations of Enel Chile and EGPL prepared by Bansud Capital. Bansud Capital performed a variety of financial analyses. The summary below is not a complete description of the analyses underlying the Molina Report, but is a summary of all material analyses performed. The preparation of a report is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis and must be considered as a whole. Additionally, no company included in Bansud Capital’s comparative analyses described in the Molina Report is identical to Enel Chile nor EGPL and no transaction is identical to the proposed Merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values, as the case may be, of the companies to which Enel Chile and EGPL were compared.

Mr. Molina was engaged as independent appraiser to evaluate the Merger under Chilean law and received a fee of US$425,000. No portion of the fees payable to Mr. Molina was contingent on the consummation of the Merger. Enel Chile also agreed to indemnify Mr. Molina against certain expenses and liabilities, including liabilities under the securities laws. During the two years before Mr. Molina was first contacted about his potential engagement by the Board of Enel Chile, neither he nor Bansud Capital had provided any financial advisory services to Enel Chile or its associated and affiliated entities.

Scope of Engagement

The Molina Report was issued in compliance with the provisions of Article 156 of the Chilean Corporate Regulations. Therefore, the Molina Report has been authorized to:

a)	Serve as ground for the recommendations that Enel Chile’s directors issue or may issue with regards to the Merger and the merger exchange ratio; and

b)	Be made available to the Enel Chile’s shareholders through the means that the Board of Directors of Enel Chile may decide in connection with the calling of the extraordinary shareholders’ meeting to approve the Merger and the Reorganization as a related party transaction under Chilean law and, Enel Chile’s filings with the SEC as required under applicable law.

The Molina Report is issued to serve as information that the Board of Directors of Enel Chile will make available to the shareholders of Enel Chile who are required to make a decision in connection with the Merger within the context of the Reorganization. The foregoing is pursuant to the requirements of Article 156 of the Chilean Corporate Regulations.

The Molina Report was prepared on the basis of the information provided by Enel Chile and EGPL, as well as publicly available information.

No independent verification has been conducted regarding the provided information nor of the public information used in the analyses and conclusions of the Molina Report. Therefore, the Molina Report does not issue nor grant any representation or guarantee of any kind regarding the truthfulness or precision of said information and, consequently, Mr. Molina and Bansud Capital have assumed no liability for any errors or omissions that could exist in the information that was provided to them or that he or Bansud Capital may have accessed, nor the analyses and conclusions directly or indirectly resulting from such errors or omissions.

Likewise, no verification of the terms and conditions of the power purchase agreements (“PPA”) has been conducted, nor a technical revision of the companies’ assets. In the case of PPAs and in accordance with the terms set forth in the preceding paragraph, Bansud Capital has relied on a legal due diligence report it received from Enel Chile’s Chilean counsel (the “Legal Due Diligence Report”).

Bases of Analysis

In the analysis and evaluation process, Mr. Molina and Bansud Capital used both confidential information provided by Enel Chile through its executives and information obtained from private databases to which Bansud Capital has access. Bansud Capital additionally considered information obtained from written and electronic media publicly available on the internet.

The information regarding Enel Chile and EGPL was available through a virtual data room (the “Data Room”), including, among others:

•	Historical financial statements of Enel Chile and EGPL and their main subsidiaries.

•	Presentations prepared by Enel Chile’s management regarding Enel Generación, Enel Distribución, Enel Chile and EGPL.

•	Financial projections for the 2017-2022 period for Enel Generación and its subsidiaries, Enel Distribución, Enel Chile and EGPL, including, among others, balance sheets, income statements, expansion and maintenance expenditures and the main working capital accounts. For further detail regarding financial projections and operational variables, see “Special Factors—Projections Summary.”

•	Projections of the main operational variables of Enel Generación, Enel Distribución and EGPL, including, among others, prices and quantities for their main revenue sources. In the case of Enel Generación and EGPL, these projections covered the 2017-2045 period. For Enel Distribución, the projections covered the 2017-2022 period. For further detail regarding financial projections and operational variables, see “Special Factors—Projections Summary.”

•	Estimates of the investments that Enel Generación, Enel Distribución, Enel Chile and EGPL are expected to make in the medium and long term.

•	Audited financial statements as of September 30, 2017 of Enel Generación, Enel Distribución, Enel Chile and EGPL.

•	The Legal Due Diligence Report.

•	Technical Due Diligence Report issued by an international accredited registrar and classification society.

Meetings were also held with the management of Enel Generación, Enel Distribución, Enel Chile and EGPL, and a question and answer process was electronically provided via the Data Room.

Additionally, Mr. Molina and Bansud Capital had access to proprietary and public information, including:

•	Statistical information, market prices, investment bank reports and information of comparable companies obtained from Bloomberg.

•	Operational information obtained from the webpage of the Independent Coordinator (Coordinador Eléctrico Nacional).

•	General news obtained on the internet.

Methodology

Mr. Molina and Bansud Capital applied the following methodologies:

•	Reviewing the business plans of Enel Chile and EGPL and their main subsidiaries.

•	Validating the information with historical results and main future development premises expressed by each administration.

•	Making inquiries regarding aspects in which there were doubts and, depending on the received responses, adjusting the projections.

•	Valuing Enel Chile and EGPL through a sum-of-the-parts (SOTP) analysis, making separate valuations for each company in a standalone basis as well as for their main subsidiaries using the discounted cash flows (DCF) as the main valuation methodology, which is the most used methodology for valuing ongoing operations, in which the main variables are the projected cash flows, the discount rate, the projection period and the residual or terminal value estimate.

•	Corroborating the results obtained through DCF with trading and transaction multiples of comparable companies, which provide valuations of each company based on financial and operational multiples of other companies publicly listed in stock exchanges (in Chile and/or abroad) with similar characteristics, and valuations derived from transactions of comparable companies, respectively.

•	Calculating each company’s equity value, subtracting the net financial debt and other adjustments as of September 30, 2017, including estimates of dividends to be distributed in January 2018, before the consummation of the Merger.

Valuation Considerations—Discounted Cash Flow, Transaction & Trading Multiples

The DCF method considered the operating and financial projections for each company prepared based on the methodology described above, as well as macroeconomic and market assumptions.

A six-year projection term was defined (2017-2022) for Enel Chile (standalone) and Enel Distribución. However, for Enel Generación and EGPL, due to the existence of long-term power purchase agreements, it was necessary to extend the projection term for these companies and their subsidiaries until 2045, to better reflect the impact of the contracts in the cash flow generation. As the projection period was extended, it was also required to model the growth potential, including new projects which—despite being in early development stages—allow for the expression of a reasonable growth of cash flows in the long term.

The terminal value calculations were based on adjusted perpetuity cash flows and took into consideration inflation rates and replacement capital expenditure for generation and distribution assets. The discount rate was calculated using the weighted average cost of capital (WACC), and different WACC’s were used depending on the different types of business. As part of these calculations, in Appendix A of Exhibit A to the Molina Report

the unlevered Betas (inputs for WACC calculation) of comparable companies are shown, distinguishing companies with an integrated business model (i.e., generation and distribution) comparable to Enel Chile, generation companies comparable to Enel Generación and EGPL, and distribution companies comparable to Enel Distribución.

Multiples of enterprise value based on last twelve months and estimated 2017 and 2018 EBITDA were used to calculate transaction and trading multiples for Enel Chile and EGPL. Comparable companies and comparable precedent transactions were selected based on business segment. Appendices B and C of Exhibit A to the Molina Report present trading and transaction multiples for power utilities, differentiating companies with an integrated business model from those focused mainly on generation or distribution, similar to the groups of comparable companies used to estimate the unlevered Betas.

Overall Conclusion and Valuation Results

Estimate of Value as of September 30, 2017

The estimate of Enel Chile’s value (which includes Enel Generación) that is presented in the Molina Report does not consider in any way the Offers that would be performed as part of the Reorganization.

In order to maintain consistent valuation criteria for both Enel Chile and EGPL, the inclusion of a holding discount defined as the difference between the sum of the intrinsic value of each subsidiary of a conglomerate and the market capitalization of the conglomerate (or holding) company, was not considered.

(Ch$, Chilean pesos)	Enel Chile(1)	EGPL
Value of Equity as of September 30, 2017(2)	4,457,950,000,000	1,006,223,000,000
Total N° of Shares	49,092,772,762	827,205,371
Price per Share	90.8	1,216.4

(1)	Enel Chile`s valuation considers the effect of dividend distributions by Enel Generación and Enel Chile in January 2018, before the consummation of the Merger, estimated at US$64 million and US$58 million, respectively.
(2)	Figures in Chilean pesos, based on the Observed Exchange Rate as of September 30, 2017.

As indicated by Enel Chile, the valuation of EGPL assumes that, as of the time of the Merger, its only asset will be the 100% ownership of EGP Chile.

Exchange Ratio

Considering the equity value for Enel Chile and EGPL discussed above, Enel Chile will perform a capital increase for the purposes of the Merger based on the following assumed terms:

Amount of capital increase for Merger(1)	Ch$	1,006,223,000,000
Price per share to be issued(1)	Ch$	90.80
N° of Enel Chile shares to be issued		11,080,940,138
Total number of Enel Chile shares after the Merger		60,173,712,900

	N° of Shares	Exchange Ratio
		(Enel Chile / EGPL)
EGPL	827,205,371	13.4x

(1)	Figures in Chilean pesos, based on the Observed Exchange Rate as of September 30, 2017.

Proforma Balance Sheet of the Surviving Company

The following proforma balance sheet, prepared based on the information drafted by Enel Chile’s management and reviewed by the independent auditor of Enel Chile, represents the surviving company (i.e., Enel Chile), presenting in a simplified manner the main assets, liabilities and equity accounts of Enel Chile and EGPL, with any required adjustments.

(thousands of Chilean Pesos)	Enel Chile (Sep 30,2017)	EGPL (Sep 30, 2017)	Adjustments	Enel Chile post-Merger (Proforma)
Current Assets	856,738,886	134,911,988	(16,350,370)	975,300,504
Non-Current Assets	4,597,540,759	1,515,499,681	18,519,108	6,131,559,548

Total Assets	5,454,279,645	1,650,411,669	2,168,738	7,106,860,052

Current Liabilities	570,117,870	146,882,745	(16,350,370)	700,650,245
Non-Current Liabilities	1,135,969,658	756,272,394	—	1,892,242,052

Total Liabilities	1,706,087,528	903,155,139	(16,350,370)	2,592,892,297

Issued Capital	2,229,108,975	527,698,886	478,524,114	3,235,331,975
Accumulated Earnings	1,754,976,619	123,506,438	(123,506,438)	1,754,976,619
Other Reserves	(1,017,014,701)	992,619	(336,498,568)	(1,352,520,650)
Equity attributable to the owners of the controller	2,967,070,893	652,197,943	18,519,108	3,637,787,944
Non-controlling stakes	781,121,224	95,058,587	—	876,179,811

Total Equity	3,748,192,117	747,256,530	18,519,108	4,513,967,755

Total Liabilities and Equity	5,454,279,645	1,650,411,669	2,168,738	7,106,860,052

For additional information regarding the pro forma statement of financial position giving effect to the Merger is available in the full Molina Report attached as Annex G.

Preliminary Presentations of the Independent Appraiser of Enel Chile (Oscar Molina)

In addition to the Molina Report described above, which included financial information as of September 30, 2017, Mr. Molina also made a preliminary written presentation to the Board of Enel Chile on October 26, 2017, which included financial information as of June 30, 2017. The preliminary presentation consisted of various summary data and analyses prepared by Bansud Capital that Mr. Molina utilized in formulating his preliminary estimated value of the merging companies and merger exchange ratio. This preliminary presentation was for discussion purposes only and did not present any definitive findings or make any recommendations or constitute his report, or any part of his report. The only presentation in which Mr. Molina presented his findings with respect to the estimated value of the merging companies and merger exchange ratio was the Molina Report described above, which was delivered by Mr. Molina on November 3, 2017. The preliminary presentation contained substantially similar analyses as described above in connection with the delivery of the Molina Report, except the financial information used in the Molina Report was updated to September 30, 2017.

A copy of the October 26, 2017 preliminary presentation has been filed as an exhibit to the Schedule TO/13E-3 filed with the SEC in connection with the Offers, and is available on Enel Chile’s website and will be made available for inspection and copying at the principal offices of Enel Chile during its regular business hours by any interested holder of Enel Generación, EGPL or Enel Chile shares or representative who has been so designated in writing. Copies may be obtained by requesting them in writing from Enel Chile at the address provided in the section titled “Incorporation of Certain Information by Reference” of this prospectus.

Summary of Report of Independent Appraiser of EGPL (Felipe Schmidt)

On October 17, 2017, the Board of Directors of EGPL designated Felipe Schmidt as an independent appraiser (perito independiente) pursuant to Chilean law, for the purposes of delivering a report as to the estimated value of the merging companies and the estimated appropriate merger exchange ratios in accordance with Articles 156 and 168 of the Chilean Corporate Regulations and SVS instructions.

Mr. Schmidt is a Vice President for Providence Capital and in appointing him, the Board of Directors of EGPL considered his over 14 years of experience in investment banking and broad experience in local and cross-border transactions advising Chilean and international clients in a wide range of industries, as well as the fact he holds a degree in Business and a masters degree in Finance from Universidad Adolfo Ibañez.

At the November 3, 2017 meeting of the Board of Directors of EGPL, Mr. Schmidt delivered his final report (the “Schmidt Report”) that sets forth:

•	the estimated valuation of the merging companies (all calculations in the Schmidt Report were based on ex-ante values without considering any type of previous transaction or corporate restructuring in connection with the Reorganization);

•	the proposed merger exchange ratios in connection with the Merger, based on an estimated economic valuation of the equity of EGPL and of Enel Chile, as calculated by Providence Capital as of November 3, 2017;

•	the number of shares to be issued by Enel Chile and to be exchanged for outstanding EGPL shares upon consummation of the Merger; and

•	the unaudited pro forma consolidated statement of financial position of Enel Chile.

Mr. Schmidt received a fee of UF6,300 (approximately US$265,000) in connection with the delivery of the Schmidt Report, of which 50% was accrued upon delivery of the preliminary report and presentation on October 26, 2017 (described below) and 50% was accrued upon delivery of the Schmidt Report. No portion of the fees payable to Mr. Schmidt was contingent on the consummation of the Merger or the Reorganization. EGPL also agreed to reimburse Mr. Schmidt for reasonable out-of-pocket expenses incurred in connection with his engagement and to indemnify Mr. Schmidt against certain expenses and liabilities, including liabilities under the securities laws.

Except in connection with the Schmidt Report, neither Mr. Schmidt nor Providence Capital provided any services to EGPL, Enel Chile or Enel Generación or its affiliates during the past two years, except that Providence Capital and its affiliated entities acted as an independent appraiser for Enel Américas in the context of a corporate reorganization of Enel Américas carried out during 2016. The fees paid to Providence Capital and its affiliated entities, as applicable, in connection with these activities were, in the aggregate, financially immaterial to Providence Capital and its affiliated entities.

Conclusion of Felipe Schmidt

Mr. Schmidt proposed the following merger exchange ratio in connection with the Merger (shares of Enel Chile per share of EGPL):

Enel Chile shares
Determined by the Independent Appraiser	15.15 Shares

Additionally, Mr. Schmidt calculated the requisite number of shares to be issued by Enel Chile as follows:

CALULATION OF NUMBER OF SHARES TO BE ISSUED BY ENEL CHILE

	US$	%
Equity valuation of Enel Chile	7,086,956,297	79.66%
Equity valuation of EGPL	1,809,291,212	20.34%
Valuation of Equity upon Merger	8,896,247,509	100.00%
Capital Increase	1,809,291,212

NUMBER OF SHARES TO BE ISSUED BY ENEL CHILE

Pre-Merger number of shares	49,092,772,762
Number of Shares to be issued	12,533,324,406
Post-Merger number of shares	61,626,097,168

Note: Figures are in U.S. dollars, converted from Chilean pesos based on the Observed Exchange Rate of Ch$ 637.93 per U.S. dollar as published by Chile’s Central Bank on October 2, 2017.

The full text of these conclusions is set forth in the Schmidt Report attached as Annex H to this prospectus. The Schmidt Report outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Mr. Schmidt in rendering the Schmidt Report. Holders of Enel Generación Shares are urged to read the entire Schmidt Report carefully in connection with their consideration of the proposed Reorganization. The Schmidt Report was prepared in Spanish and in accordance to Chilean laws. Attached to this prospectus is a free English translation of the Schmidt Report. In the case of doubt as to the proper interpretation or construction of this prospectus, or the English version of the Schmidt Report, the original Spanish version of the Schmidt Report shall prevail.

In rendering the Schmidt Report, Mr. Schmidt relied upon the financial and other information provided by EGPL and Enel Chile, either orally or in writing, and in public information, without undertaking an independent verification of the truthfulness, accuracy and completeness of such information. Mr. Schmidt also reviewed the estimated economic valuations of Enel Chile (including Enel Generación) and EGPL prepared by Providence Capital. With regards to projections relied upon in the report, Mr. Schmidt has assumed that such projections have been prepared by EGPL and Enel Chile in good faith and based upon sound assumptions. Mr. Schmidt has not assumed any obligation or commitment to provide legal, accounting or tax advice and as a result none of the contents of Schmidt Report should be considered, used, or interpreted as legal, accounting, or tax advice and any content of the same that makes reference, directly, or indirectly, to legal, accounting, or tax aspects should be understood as a review of general aspects that Mr. Schmidt deemed relevant as support for its analysis. Mr. Schmidt was neither asked nor requested to provide an opinion as to the design, choice or structuring of the Merger or the Reorganization, nor was asked to provide services other than those rendered in connection with the Schmidt Report. Therefore, Mr. Schmidt has not made a determination in his opinion as to the possibility of any alternative transaction to the Merger or the Reorganization or a different configuration for the companies.

The Schmidt Report does not represent a recommendation, express or implied, with respect to how any person or entity should make decisions on transactions relating to this Reorganization. Mr. Schmidt has assumed no obligation or liability for the projections contained therein.

The Schmidt Report as well as the analysis, opinions, comments and conclusions contained therein are valid as of the date of the Schmidt Report, and only for the purpose for which the Schmidt Report was prepared, in accordance with Chilean laws and regulations.

The Board of Directors of EGPL and Enel Chile determined the merger exchange ratios for the Merger. Mr. Schmidt’s analysis provided an independent determination of the merger exchange ratios for the Board of Directors’ reference as required under Chilean law.

Methodology

In connection with rendering the Schmidt Report on November 3, 2017, Mr. Schmidt utilized the estimated economic valuation of Enel Chile and EGPL’s equity as calculated by Providence Capital to calculate the merger exchange ratios presented in the Schmidt Report. In rendering estimated economic valuations contained in the Schmidt Report, Mr. Schmidt and Providence Capital reviewed and considered, among other things, information provided by Enel Chile and EGPL, consisting of historical financial information, macroeconomic assumptions, the 2017 budget, investment estimates, business plans and financial projections for each business for the period from 2018 to 2022 summarized under “Special Factors—Projections Summary”, tariffs, financial debt information for Enel Chile and EGPL as of September 30, 2017 and other information considered relevant for purposes of issuing the Schmidt Report. Mr. Schmidt and Providence Capital also received presentations from the management of Enel Chile and EGPL, as well as from Enel Generación and Enel Distribución regarding their operations, financial projections, investment estimates, and tax implications. The management teams further made themselves available for inquiries and responded to requests for additional information.

Main assumptions utilized in the valuations

•	Valuation date: valuations and calculations of exchange ratio were prepared as of September 30, 2017.

•	Forecast period: five and 10 years, including adjustments to normalize the cash flows of the companies.

•	Terminal values: calculated based on the normalized free cash flows after the forecast period applying the traditional formula of perpetuity for the generation businesses and an approach based on expected returns on new investments in those mainly regulated industries such as the distribution business, subject to regulatory limits, target growth rates and discount rates.

•	Currencies: with the exception of some generation companies where the functional currency is the US dollar, company cash flows were expressed in Chilean pesos. Free cash flows (FCF) calculated were then converted into U.S. dollars and discounted using nominal WACCs in U.S. dollars.

•	Macroeconomic assumptions: GDP and inflation projections utilized were provided by the managements of the companies. Exchange rate projections utilized were obtained from international investment banks consensus and management estimates. Other information was obtained from public sources. See page 29 of Annex 3 to the Schmidt Report for more detailed information.

•	Taxes: Chile’s nominal tax rate was utilized to calculate terminal values.

In making the calculations presented in the Schmidt Report, Mr. Schmidt and Providence Capital used the methodologies described below.

DCF Method

Mr. Schmidt and Providence Capital’s estimated economic valuations are based on the sum of the corresponding investments in generation and distribution operations currently existing in Chile under the discounted cash flow (DCF) method, which considered the financial statements of Enel Chile and EGPL as of September 30, 2017. Specifically, the DCF method considered, among other things, (i) the operational cash flows of each of the controlled operating entities, either directly or indirectly, owned by Enel Chile and EGPL; (ii) relevant country’s gross domestic product, inflation, exchange rate, commodity prices as well as other macroeconomic data obtained from various external sources; and (iii) the application of a calculated weighted average cost of capital (WACC) (implementing the capital asset pricing model).

The key parameters utilized for the DCF valuation method are described below:

•	Risk Free Rate: defined as the 10-year Treasury bond rate of the United States. The rate considered was 2.34%.

•	Country risk premium: defined from the JP Morgan’s EMBI index. The rate considered was 1.26%.

•	Market risk premium: considered an average of the market risk premiums utilized by international investment banks. The rate used was 6.6%.

•	Capital structure: The target capital structure for each company was calculated based on the averages observed in comparative generation and distribution companies. For EGPL, a sample of renewables companies listed in the U.S. and European stock exchanges was observed, due to the absence of comparable listed companies in Chile.

•	Cost of debt: estimated as the 10-year average marginal cost of borrowing in U.S. dollars observed in comparable companies in the industry with similar risk profile.

•	Corporate income tax: the nominal tax rate for capital gains in Chile for the medium and long term according to the current legislation.

Market Multiples Method

In addition to the DCF method, similar companies falling within the same sector and listed on public stock exchanges were selected as a basis for comparison to the results of the DCF method.

When performing the market multiples method analysis, Mr. Schmidt and Providence Capital applied a similar approach reviewing both historical and projected financial and operational information of three different groups of listed companies: conventional generation, renewable generation and distribution. Mr. Schmidt and Providence Capital reviewed their a) specific performance by looking into historical series and consensus forecasts for key variables; and b) performance and opinions shared by equity research analyst reports, mainly using Capital IQ as a source. In particular, Mr. Schmidt and Providence Capital, considered three conventional generation companies listed in Chile (AES Gener, Colbún and Engie Energía), which share more comparability attributes than other companies listed in other Latin American countries. In distribution, due to the lack of relevant comparable distribution companies listed in Chile, Mr. Schmidt and Providence Capital analyzed the multiples of Aguas Andinas due to its utility characteristics and its listing in a Chilean stock exchange, and also reviewed two other distribution companies listed in the Colombian stock exchange (Empresa de Energía de Bogotá and Interconexión Eléctrica) presenting more relevant liquidity in terms of daily trading. Additionally, in order to compare and benchmark some specific features of EGPL as a pure renewable energy generation company, Mr. Schmidt and Providence Capital, reviewed a list of 10 renewable generation companies, with different levels of comparability with EGPL, in order to account for EGPL’s some unique features such as its purely renewable energy portfolio, large percentage of contract base portfolio with long-term contracts and so forth. The 10 companies reviewed were Voltalia, 8Point3 Energy Partners, Atlantica Yield, NRG Yield, TerraForm Power, Pattern Energy Group, Alterra Power Corp, Boralex, Innergex Renewable Energy and CPFL Energias Renovaveis. The sample reviewed included companies that have different levels of comparability in different features and technologies, and none of them was a strong comparable company. Therefore, this analysis was only referential.

In general terms, due to the lack of a strong level of comparability, Mr. Schmidt and Providence Capital ultimately did not give any weight to this methodology for the purpose of calculating the final estimated enterprise and equity values. This analysis was kept for reference purposes only.

Transaction Multiples Method

The results of the DCF method were also compared to multiples used in transactions by companies with some similarity to Enel Chile and EGPL, all recently undertaken in relevant markets as a basis for comparison to the results of the DCF method.

In the process of identifying the list of peers to be used for this analysis, Mr. Schmidt and Providence Capital performed a thorough analysis including a) a direct review of companies’ financials using Capital IQ as main source; and b) a review of equity research reports valuing generation and distribution companies. When performing this analysis, both Mr. Schmidt and Providence Capital mostly focused on transactions in Chile when available or other similar Latin American countries such as Peru and Colombia, due to the higher level of industrial and macroeconomic (including risk perception) similarities among these markets with the companies being valued. In particular, Mr. Schmidt and Providence Capital used three transactions for generation companies as comparable transactions (Guacolda’s acquisition by AES Gener in Chile; Isagen’s acquisition by Brookfield in Colombia; and Generandes Perú’s acquisition by Enersis in Peru). For distribution, Mr. Schmidt and Providence Capital also used three transactions as comparable transactions (CGE’s acquisition by GNF in Chile; Chilquinta’s acquisition by Sempra Energy in Chile; and Luz del Sur’s acquisition by Sempra Energy in Peru). Due to the lack of strong level of comparability, Mr. Schmidt and Providence Capital ultimately did not give any weight to this methodology for the purpose of calculating the final estimated enterprise and equity values. This analysis was kept for reference purposes only.

Estimated Economic Valuation Results

The table below presents a summary of the estimated economic valuations of the equity of Enel Chile and EGPL as of September 30, 2017 in millions of U.S. dollars (Chilean peso equivalents were determined using the Observed Exchange Rate of Ch$ 637.93 per U.S. dollar as of October 2, 2017, which reflects September 30, 2017 transactions, as defined by local Chilean regulation for listed companies). The valuations consider their corresponding investments in generation and distribution operations in Chile.

ESTIMATED EQUITY ECONOMIC VALUATIONS (US$)

	Enel Chile	EGPL
Valuation as of September 30, 2017	7,086,956,297	1,809,291,212

Pro forma combined statement of financial position after the Merger

The following pro forma combined statement of financial position represents the absorbing entity (Enel Chile), presenting the assets, liabilities and shareholders’ equity accounts of the companies, with their respective adjustments and balances merged, representing the surviving company. Figures are in thousands of Chilean pesos.

	Enel Chile Consolidated Historical Th Ch$	EGPL Combined Th Ch$	Merger Proforma Adjustments Th Ch$	Enel Chile Proforma Merged Th Ch$
Total current assets	856,738,886	134,911,988	(16,350,370)	975,300,504
Total non-current assets	4,597,540,759	1,534,018,789	—	6,131,559,548

TOTAL ASSETS	5,454,279,645	1,668,930,777	(16,350,370)	7,106,860,052

Total current liabilities	570,117,870	146,882,745	(16,350,370)	700,650,245
Total non-current liabilities	1,135,969,658	756,272,394	—	1,892,242,052

TOTAL LIABILITIES	1,706,087,528	903,155,139	(16,350,370)	2,592,892,297

Issued Capital	2,229,108,975	527,698,886	143,018,165	2,899,826,026
Retained earnings	1,754,976,619	123,506,438	(123,506,438)	1,754,976,619
Other reserves	(1,017,014,701)	19,511,727	(19,511,727)	(1,017,014,701)

Equity attributable to controlling shareholders	2,967,070,893	670,717,051	—	3,637,787,944
Non-controlling shareholdings	781,121,224	95,058,587	—	876,179,811

TOTAL SHAREHOLDERS EQUITY	3,748,192,117	765,775,638	—	4,513,967,755

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	5,454,279,645	1,668,930,777	(16,350,370)	7,106,860,052

Additional details of the estimated pro forma consolidated statement of financial position giving effect to the Merger are available in the full Schmidt Report attached as Annex H.

Preliminary Reports and Presentations by Felipe Schmidt and Providence Capital

In addition to the Schmidt Report described above, a preliminary written report and presentation was provided to the Board of Directors of EGPL on October 26, 2017, which is referred to in this prospectus as the preliminary Schmidt presentation.

The preliminary Schmidt presentation contained the scope of the proposed assignment, a description of the process for performing the analysis, the valuation methodologies being implemented by the team, and a preliminary appraisal based on financial information as of June 30, 2017. The preliminary Schmidt presentation to the EGPL Board of Directors was substantially similar to Schmidt Report, except that the financial information used in the Schmidt Report was updated to September 30, 2017.

A copy of the preliminary Schmidt presentation has been filed as an exhibit to the Schedule TO/13E-3 filed with the SEC in connection with the Offers, and is available on the EGPL website and will be made available for inspection and copying at the principal offices of Enel Chile during its regular business hours by any interested holder of Enel Generación, EGPL or Enel Chile shares or a representative who has been so designated in writing. Copies may also be obtained by requesting them in writing from Enel Chile at the address provided in the section titled “Incorporation of Certain Information by Reference” of this prospectus.

Other Presentations

Summary of Presentations of the Financial Advisors to Enel Chile (BTG Pactual)

On August 30, 2017, Enel Chile engaged BTG Pactual Chile S.p.A. and BTG Pactual Chile S.A. Corredores de Bolsa (collectively, “BTG Pactual”) as financial advisors to Enel Chile. Enel Chile selected BTG Pactual based on BTG Pactual’s position as a leading investment bank, offering sales & trading, brokerage, wealth management and asset management services and its prior involvement in complex reorganizations.

In connection with its role as financial advisor to Enel Chile, BTG Pactual will receive a fee of US$2.5 million, which is entirely contingent on the successful consummation of the Reorganization. In addition, BTG Pactual Chile S.A. Corredores de Bolsa and BTG Pactual US Capital, LLC, affiliates of BTG Pactual, are acting as tender agent for the Chilean Offer and dealer manager for the U.S. Offer, respectively. For providing such additional services, BTG Pactual will receive additional fees based on 0.2% of the total value of the effective tendered shares in the Chilean Offer and the U.S. Offer, which is entirely contingent on all conditions to the Reorganization being satisfied or waived by Enel Chile. Enel Chile also agreed to indemnify both BTG Pactual Chile S.p.A. and BTG Pactual Chile S.A. Corredores de Bolsa against certain expenses and liabilities, including liabilities under the securities laws.

During the last two years, BTG Pactual US Capital, LLC and BTG Pactual Chile S.A. Corredores de Bolsa served as the dealer manager and the Chilean tender agent, respectively, in the tender offer by Enel Américas S.A. for all outstanding shares of Endesa Américas S.A. that was launched in September 2016. The fees paid to BTG Pactual and its affiliated entities, as applicable, in connection with the foregoing activities were not, in the aggregate, financially material to BTG Pactual and its affiliated entities.

Copies of the presentations prepared by BTG Pactual dated August 21, 2017 (the “August 21 BTG Pactual Presentation”), August 30, 2017 (the “August 30 BTG Pactual Presentation”) and October 26, 2017 (the “October 26 BTG Pactual Presentation” and together with the August 21 BTG Pactual Presentation and the August 30 BTG Pactual Presentation, the “BTG Pactual Presentations,” are attached as Annexes I, J, and K, respectively, to this prospectus. The description of the BTG Pactual Presentations set forth below is qualified in its entirety by reference to the full texts of the BTG Pactual Presentations.

Scope of Engagement

BTG Pactual was engaged as a financial advisor to Enel Chile to (i) assist Enel Chile’s senior management with preparing any internal presentations in connection with the Reorganization; (ii) coordinate the relationship with the independent evaluators and independent appraiser of Enel Chile; and (iii) manage the virtual data room used by Enel Chile to deliver documents to the independent evaluators and independent appraisers.

Summary of the August 21 BTG Pactual Presentation

The August 21 BTG Pactual Presentation summarized the then-current structure of the operations of Enel and its subsidiaries in Chile and the proposed structure post- Reorganization. The presentation also highlighted the potential benefits of the Reorganization, including simplifying the corporate structure, aligning interests in a larger and single investment vehicle in Chile, consolidating conventional and renewable generation operations and improving Enel Chile’s capital structure, among others. The presentation also provided a summary of corporate matters to be approved by shareholders of Enel Chile and Enel Generación.

The August 21 BTG Pactual Presentation provided a summary of the net asset value (NAV) and the market capitalization of Enel Chile as well as the holding company discount of Enel Chile over the period from May 2016 to July 2017. The NAV of Enel Chile was estimated to be approximately US$6 billion and was calculated based on the sum of (i) the market value of shares held by Enel Chile of Enel Generación, (ii) the market value of shares held by Enel Chile of Enel Distribución, and (iii) the net cash position of Enel Chile. The market capitalization of Enel Chile based on market value as of August 14, 2017 was approximately US$5.3 billion. Therefore, considering the difference between the NAV of Enel Chile and its market capitalization, the holding discount was estimated to be approximately US$0.7 billion.

In addition, the August 21 BTG Pactual Presentation provided a summary of the market price evolution for Enel Chile Shares and Enel Generación Shares, the ratio between Enel Generación Shares and Enel Chile Shares, the weight of Enel Generación on the market capitalization of Enel Chile, the daily transaction volumes of Enel Chile and Enel Generación as well as a summary of the roles of the independent evaluators and independent appraisers under Chilean law.

Summary of the August 30 BTG Pactual Presentation

The August 30 BTG Pactual Presentation provided a summary of the main due diligence activities and scope of work of the independent evaluators and independent appraiser in relation to the Reorganization, including the basis for their analysis.

In addition, the August 30 BTG Pactual presentation outlined an indicative timeline that covered the main approval activities required for the Reorganization up to the extraordinary shareholders’ meeting estimated to take place by mid-December 2017. Finally, the presentation summarized next steps and responsibilities.

Summary of the October 26 BTG Pactual Presentation

The October 26 BTG Pactual Presentation summarized the main transaction considerations including Enel requirements set forth in the August 2017 Enel Letter, a review of the transaction steps and an outline of execution timeline.

In addition, the October 26 BTG Pactual Presentation provided an update of the market price evolution for Enel Chile Shares and Enel Generación Shares with a detailed focus on the share price evolution after the public announcement of the Reorganization. The presentation also summarized comments from ratings agencies on the Reorganization and summarized the evaluators and appraiser preliminary results, which are included below:

Independent Evaluators & Appraisers Results

Management Presentations Prepared with the Participation of the Financial Advisor to Enel (Mediobanca)

On August 3, 2017, Enel engaged Mediobanca – Banca di Credito Finanziario S.p.A. (“Mediobanca”), as a financial advisor to Enel. Mediobanca is a leading Italian investment bank, with operations in lending, advisory and capital market services, with international presence in Frankfurt, Istanbul, London, Madrid, New York and Paris. Mediobanca has been selected by Enel based on its significant M&A experience in the energy industry in Europe and Latin America and proven track record in complex reorganizations process across different jurisdictions.

Mediobanca will receive a fee of €2 million. The fee payable to Mediobanca is entirely contingent on the consummation of the Reorganization. Enel also agreed to reimburse additional miscellaneous expenses to Mediobanca related to the transaction.

During the last two years, Mediobanca and its affiliates have provided advisory services which are not financially material to Mediobanca and its affiliates. Mediobanca and its affiliates have not received, and it is not contemplated to receive, any compensation from Enel or its affiliates as a result of a relationship between them other than considerations for the provision of such financial services.

Scope of Engagement

Mediobanca was engaged to provide resource support to Enel’s management in reviewing and summarizing the reports and opinions of the independent evaluators and independent appraisers appointed by Enel Chile, Enel Generación and EGPL in connection with the Reorganization as part of evaluation materials prepared by Enel’s management. However, Mediobanca was not engaged to prepare or deliver any fairness opinion or appraisal.

Copies of the presentations prepared by management of Enel with the participation of Mediobanca dated September 8, 2017 (the “September 8 Management Presentation”), November 8, 2017 (the “November 8 Management Presentation”) and November 20, 2017 (the “November 20 Management Presentation” and together with the September 8 Management Presentation and the November 8 Management Presentation, the “Enel Management Presentations”) are attached as Annexes L, M and N, respectively, to this prospectus. The description of the Enel Management Presentations set forth below is qualified in its entirety by reference to the full texts of the Enel Management Presentations.

Summary of the September 8 Management Presentation

The September 8 Management Presentation was prepared by Enel’s management with the participation of Mediobanca following the public announcement of the Reorganization on August 25, 2017, primarily to provide an overview of the structure of the Reorganization as a related party transaction under Chilean law and a summary of the market reaction post-announcement by the Chilean media, investor analysts covering Enel Chile, Enel Generación and Enel, and S&P Global. The September 8 Management Presentation also included a timeline and a summary of the conditions set forth by Enel in the August 2017 Enel Letter.

The September 8 Management Presentation provided information regarding the market prices of Enel Chile Shares and Enel Generación Shares following the public announcement of the Reorganization in order to show the impact of the public announcement of the proposed Reorganization and to also show the evolution of the implied share exchange ratio based on such market prices by taking the market price of Enel Generación and dividing it by the market price of Enel Chile. Specifically, the September 8 Management Presentation also provided the implied share exchange ratio of approximately 7.3 Enel Chile Shares for each Enel Generación Share based on the market prices as of September 6, 2017.

Summary of the November 8 Management Presentation

The November 8 Management Presentation was prepared by Enel’s management with the participation of Mediobanca following the public release of the opinions of the independent evaluators of Enel Chile and Enel

Generación and the reports of the independent appraisers of Enel Chile and EGPL on November 3, 2017, but prior to the determination and proposal of the terms of the Reorganization by the Board of Directors of Enel Chile.

The November 8 Management Presentation organized and summarized the (i) price per share; (ii) equity value; (iii) implied Enel Generación/Enel Chile share exchange ratio in the Offers; (iv) implied EGPL/Enel Chile share exchange ratio in the Merger; and (v) the cash/stock allocation for the tender offer consideration, and determined the range of overlapping valuations and ratios provided by the independent evaluators and independent appraisers. The November 8 Management Presentation provided an update regarding the market prices of Enel Chile Shares and Enel Generación Shares since the public announcement of the Reorganization and also provided the implied share exchange ratio of approximately 7.5 Enel Chile Shares for each Enel Generación Share based on the market prices as of November 3, 2017.

Summary of the November 20 Management Presentation

The November 20 Management Presentation was prepared by Enel’s management with the participation of Mediobanca following the determination and proposal of the terms of the Reorganization by the Board of Directors of Enel Chile on November 14, 2017.

The November 20 Management Presentation overlaid on the summary table of valuation ranges that was included in the November 8 Management Presentation: (i) the final share prices of Enel Chile, Enel Generación and EGPL as well as the implied share exchange ratios proposed by the Board of Directors of Enel Chile, and (ii) the range of prices and implied share exchange ratios for the Merger and the Offers proposed by the Directors’ Committee of Enel Chile as shown below:

The November 20 Management Presentation also provided an updated transaction timeline and a summary of matters to be approved by shareholders at the respective ESMs of Enel Chile, Enel Generación and EGPL.

Projections Summary

Management of Enel Chile, Enel Generación and EGPL, through a virtual data room to which each independent appraiser and independent evaluator had access, furnished financial projections for the five-year period 2018 to 2022 for Enel Chile, Enel Generación, Enel Distribución and EGPL based on the five-year business plans customarily prepared by the companies and the forecast for 2017. The financial projections for EGPL and its subsidiaries consider new projects under development which will not be in full operation by 2022, and, therefore, a more limited scope of financial projections for EGPL and its subsidiaries were extended for an additional four years through 2026, when the last project is scheduled to enter into full operation. No financial projections were provided for any of the companies beyond 2026. However, because the generation companies, Enel Generación, EGPL and their subsidiaries, sell most of their generated energy through long-term Power Purchase Agreements (“PPAs”) under market conditions, certain projections of operational variables for the generation companies were provided for the period 2018 to 2045, when the terms of all the PPAs currently in place will have expired, in order to facilitate a better evaluation of terminal value for a discounted cash flow analysis.

None of Enel Chile, Enel Generación, Enel Distribución or EGPL publicly disclose management projections of the type provided to the independent appraisers and independent evaluators in connection with their respective tasks as described in “—Background of the Offers—Background of the Reorganization, the Offers and the Merger” and such projections were not prepared with a view toward public disclosure. Those projections were based on market and macroeconomic variables that are inherently uncertain and are beyond the control management, including:

•	Exchange rates, inflation, and GDP growth;

•	Commodity prices, including Brent Oil, Henry Hub Gas, and Coal API2 prices; and

•	Market conditions in Chile, such as hydrological conditions, and the increase in electricity demand.

Summarized below are the material financial projections provided to the independent appraisers and independent evaluators with respect to Enel Chile, Enel Generación, Enel Distribución and EGPL for the period 2017-2022 and certain additional financial projections for the period 2023-2026 for EGPL.

Enel Chile consolidated(1)

	2017	2018	2019	2020	2021	2022
		(in thousands of Ch$)(1)
Total Revenues	2,399,222,048	2,716,910,622	2,579,887,188	2,750,328,367	2,714,071,987	2,831,732,438
EBITDA	774,827,311	769,297,933	914,902,069	970,765,611	947,274,117	987,475,443
Operating Income	604,782,835	592,095,223	743,288,367	793,724,840	746,281,484	783,617,921
Net Income	534,734,410	438,913,603	533,330,758	575,267,322	543,844,873	584,952,846
Capex	299,509,025	322,093,669	247,428,349	198,617,823	147,356,348	146,109,905

(1)	Based on its current structure.

Enel Generación consolidated

	2017	2018	2019	2020	2021	2022
		(in thousands of Ch$)
Total Revenues	1,510,671,680	1,852,431,423	1,656,432,517	1,779,173,416	1,630,083,317	1,688,458,312
EBITDA	586,869,970	581,551,321	713,336,714	747,291,807	706,229,889	727,301,475
Operating Income	457,296,125	443,258,335	589,715,550	621,691,402	559,871,970	581,553,541
Net Income	405,411,470	311,653,731	403,277,777	430,971,584	387,517,170	413,053,375
Capex	185,801,661	216,406,238	164,710,261	117,161,547	65,034,189	43,039,361

Enel Distribución consolidated

	2017	2018	2019	2020	2021	2022
		(in thousands of Ch$)
Total Revenues	1,218,993,430	1,209,957,197	1,212,288,588	1,275,144,497	1,333,160,196	1,399,761,284
EBITDA	199,018,722	199,890,321	213,838,338	233,463,159	251,510,537	272,529,469
Operating Income	159,912,324	160,991,704	167,269,399	184,397,091	200,406,383	219,227,869
Net Income	132,358,399	126,503,603	130,929,248	147,807,065	164,891,006	186,581,167
Capex	110,101,128	101,990,161	79,794,430	78,386,144	79,208,252	99,896,659

EGPL consolidated

	2017	2018	2019	2020	2021	2022
		(in thousands of Ch$)(1)
Total Revenues	213,354,279	252,154,856	249,727,599	255,962,628	267,282,433	287,006,882
EBITDA	163,042,781	179,361,909	184,156,441	194,096,280	205,081,214	217,890,329
Operating Income	94,565,695	112,403,916	119,948,341	129,618,926	141,809,279	149,442,571
Net Income	34,163,065	56,680,692	65,648,349	75,203,068	83,305,318	90,836,301
Capex	92,255,582	20,799,945	70,304,577	132,982,271	195,084,856	209,794,339

(1)	EGPL’s functional currency is the U.S. dollar. The amounts have been converted into Chilean pesos at the average exchange rate estimated for each of the years shown in the table.

	2023	2024	2025	2026
	(in thousands of US$)(1)
EBITDA	419,442	447,974	427,614	438,037
Operating Income	297,988	323,297	302,938	313,361
Capex	145,537	22,815	14,148	14,475

(1)	Chilean peso exchange rate estimates were not provided for these additional periods.

Enel Generación and EGPL, and more generally, the Chilean electricity industry and Chilean investment banking research on the utility sector generally make forecasts of energy companies based on the concept of “energy margins.” The energy margin is the differential between revenues from sales of energy and capacity, which in turn comes from either contractual or spot market sales, and the direct costs associated with the production of energy, including commodities, energy purchased from third parties, and spot market purchases. For purposes of creating five-year forecasts, the Enel companies in Chile rely on their five-year business plans, which utilize conventional accounting concepts, such as revenues and costs. However, in making long-term forecasts beyond five years, the Enel companies in Chile typically use a simplified projection process taking into account only the energy margin evolution based on forecasts of operational variables, rather than financial accounting measures. Generally, the companies manage these long-term generation forecasts, both internally and for purposes of providing them to rating agencies, independent evaluators and independent appraisers, by providing future energy margins calculated in U.S. dollars. This concept tends to be a much more reliable and stable indicator of future cash flows. Management also believes that these “energy margin” projections provide a better reference point for the determination of the terminal values for purposes of the discounted cash flow analyses of Enel Generación and EGPL made by each of the independent evaluators and independent appraisers.

The table below summarizes the energy margin and energy production for Enel Generación and EGPL, representing the most relevant operational projections for the period 2023-2045 provided to the independent evaluators and independent appraisers in connection with the Reorganization, in five-year increments.

	2023-2027		2028-2032		2033-2037		2038-2042		2043-2045
	Energy Margin(1)	Energy Produced	Energy Margin(1)	Energy Produced	Energy Margin(1)	Energy Produced	Energy Margin(1)	Energy Produced	Energy Margin(1)	Energy Produced
	(US$ million)	(TWh)	(US$ million)	(TWh)	(US$ million)	(TWh)	(US$ million)	(TWh)	(US$ million)	(TWh)
Enel Generación	6,142	89,850	5,572	98,328	5,953	98,328	7,060	98,328	4,791	58,997
EGPL	2,697	33,850	2,904	33,791	2,997	33,324	2,847	32,860	1,641	19,496

(1)	Chilean peso exchange rate estimates were not provided for these periods.

The projections were based on a number of business assumptions with regards to regulation, physical quantities, and prices of energy sales and purchases, and operating costs, all of which represent management’s best estimates at the time they were disclosed.

The following table sets forth the main variables that were used to prepare the financial projections for the 2017-2022 period:

	2017	2018	2019	2020	2021	2022
GDP growth (%)	1.9	2.5	2.9	3.2	3.2	3.2
Chile CPI	3.0	3.0	3.0	3.0	3.1	3.1
US CPI	2.3	2.2	2.2	2.3	2.3	2.3
Electricity demand	74.4	76.4	78.7	81.4	84.2	87.1
Electricity demand growth (%)	2.2	2.7	3.0	3.4	3.5	3.5
FX
Year end (Ch$/US$)	666.0	660.0	645.0	632.5	617.5	602.9
Average (Ch$/US$)	662.0	670.0	650.0	640.0	625.0	610.0
Commodities
Brent (US$)	53.5	57.0	60.0	64.5	68.0	72.5
Henry Hub Gas (US$)	3.1	2.9	3.1	3.2	3.3	3.3
Coal API2 (US$)	68.0	68.0	65.0	62.0	65.0	68.0

In addition, the projections also included the following material assumptions:

•	The projections are based on the company’s contractual profile.

•	After the current PPAs expire, new contracts will be renegotiated at the prevailing price at the time of renewal.

•	Cost and depreciation remain constant except for Chilean CPI adjustment.

•	Capital expenditure estimates include maintenance and replacement expenditures.

•	The spot market price is estimated based on internal simulation models that consider, among other factors, the expected electricity demand and supply, commodity prices, and transmission costs. For the long term, the defined price is adjusted only by the expected U.S. CPI.

These projections were prepared by the companies based on management’s current expectations and such estimates will change depending on the electricity market conditions, such as hydrology and regulation, and the volatility of international markets, among other things, many of which are beyond management’s control. Therefore, actual results may vary significantly from those set forth in the projections.

Description of the Enel Filing Persons, Enel Generación and their Respective Directors and Officers

The term “Enel Filing Persons,” as used in this prospectus, refers to the Enel, an Italian societá per azione, and Enel Chile. Enel directly holds a 60.6% interest in Enel Chile. Enel Chile, in turn, currently holds a 60.0%

interest in Enel Generación. Prior to the merger of Enel South America S.r.l., a wholly owned subsidiary of Enel, into Enel, effective November 16, 2017, Enel held its ownership interest in Enel Chile through Enel South America S.r.l. As a result of the merger, Enel currently holds its ownership interest in Enel Chile directly. For information regarding security ownership by the individual directors of Enel Chile and Enel Generación, see “—Security Ownership by Enel Filing Persons, Enel Generación and their Respective Directors and Officers.”

Enel is a holding company engaged, through subsidiaries and affiliates, in the integrated production, distribution, and sale of electricity and gas in 32 countries across 4 continents. The principal business of Enel Chile is the generation and distribution of electricity in Chile. See also “Information About the Companies—Enel Chile.” The principal business of Enel Generación is the generation of electricity in Chile. See also “Information About the Companies—Enel Generación.”

The businesses addresses and phone numbers of each of the Enel Filing Persons and Enel Generación are set forth on Annex A to this prospectus. In addition, the name, business address, current principal occupation or employment, five-year employment history and citizenship of each director and executive officer of the each of the Enel Filing Persons and Enel Generación are also set forth on Annex A to this prospectus.

Security Ownership by Enel Filing Persons, Enel Generación and their Respective Directors and Officers

As of February 6, 2018, Mr. Raúl Arteaga, the Chief Financial Officer of Enel Generación, and Mr. Bernardo Canales, the Engineering and Construction Officer of Enel Generación, owned 11,603 and 5,181 Enel Generación Shares, respectively. Messrs. Arteaga and Canales both intend to tender all of their Enel Generación Shares in the Offers.

Except as set forth elsewhere in this prospectus and except with respect to Messrs. Arteaga and Canales, to the best knowledge of each of the Enel Filing Persons and Enel Generación, none of Enel, Enel Chile and Enel Generación or any of the persons (including the individual directors of Enel Chile and Enel Generación) listed in or incorporated by reference into Annex A to this prospectus, or any majority-owned subsidiary of Enel, Enel Chile or Enel Generación or any of the persons so listed beneficially owns or has a right to acquire any Enel Generación Shares or Enel Generación ADSs.

To the best knowledge of each of the Enel Filing Persons and Enel Generación, none of Enel, Enel Chile and Enel Generación, their respective executive officers and directors, or any majority-owned subsidiary of Enel, Enel Chile and Enel Generación has effected any transaction in Enel Generación Shares or Enel Generación ADSs during the past sixty (60) days.

To the best knowledge of each of the Enel Filing Persons and Enel Generación, none of the Enel Filing Persons or Enel Generación or any executive officer, director, affiliate or subsidiary of any of the Enel Filing Persons or Enel Generación, other than Messrs. Arteaga and Canales, currently intends to tender or sell Enel Generación Securities that are owned or held by that person in the Offers.

Each individual director of Enel Chile and Enel Generación who is a filing person on Schedule 13E-3 discloses (only with respect to himself or herself) that such director (i) does not beneficially own or have a right to acquire any Enel Generación Shares or Enel Generación ADSs and (ii) has not effected any transaction in Enel Generación Shares or Enel Generación ADSs during the past sixty (60) days.

Interests of Certain Persons That are Different from Your Interests

Messrs. Herman Chadwick Piñera, Giulio Fazio, Vincenzo Ranieri, Salvatore Bernabei, Fernán Gazmuri Plaza (a member of the Directors’ Committee of the Board of Directors of Enel Chile) and Pablo Cabrera Gaete (a member of the Directors’ Committee of the Board of Directors of Enel Chile), each a director of Enel Chile elected by Enel as the controlling shareholder, declared that they have an interest in the Reorganization under Article 147 of the Chilean Corporations Act.

Messrs. Giuseppe Conti, Francesco Giorgianni, Mauro Di Carlo, Umberto Magrini, Luca Noviello and Julio Pellegrini Vial (a member of the Directors’ Committee of the Board of Directors of Enel Generación), each a director of Enel Generación elected by Enel Chile as the controlling shareholder, declared that they have an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Mr. Fabrizio Barderi declared that he is an employee of Enel Trade S.p.A., a company affiliated with Enel, and in that circumstance, he had an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Messrs. Di Carlo, Noviello and Magrini also declared that they own shares of Enel.

To the best knowledge of each of the Enel Filing Persons and Enel Generación, there are no agreements, arrangements or understandings among the Enel Filing Persons, Enel Generación or any of their respective executive officers or directors on one hand, and any other party on the other, with respect to the Enel Generación Securities. Each individual director of Enel Chile and Enel Generación who is a filing person on Schedule 13E-3 discloses (only with respect to himself or herself) that such director has no agreement, arrangement or understanding with any person with respect to Enel Generación Securities.

Related Party Transactions

Enel Generación has the following commercial transactions in the aggregate that amount to more than one percent of its consolidated revenues as of September 30, 2017 and December 31, 2016 and 2015 with Enel, Enel South America and Enel Chile.

Company Name	Relationship with Enel Generación	Description of the Transaction	Country	Sep. 30, 2017	Dec. 31, 2016	Dec. 31, 2015
				Thousands of Ch$	Thousands of Ch$	Thousands of Ch$
Enel Distribución Chile S.A.(1)	Common parent company	Energy sales	Chile	306,677,630	374,962,639	337,882,270

Endesa Energía S.A.(2)	Common parent company	Sale of Gas	Spain	10,394,146	18,655,911	14,604,841

Endesa Generación S.A.(3)	Common parent company	Fuel purchases	Spain	—	(66,297,066)	(15,030,911)

Enel Green Power del Sur S.A.(4) (EGPL’s subsidiary)	Common parent company	Energy purchases	Chile	(74,536,893)	(34,954,457)	—

Parque Eólico Tal Tal S.A.(4) (EGPL’s subsidiary)	Common parent company	Energy purchases	Chile	(19,723,180)	(26,796,385)	(26,456,123)

Parque Eólico Valle de los Vientos S.A.(4) (EGPL’s subsidiary)	Common parent company	Energy purchases	Chile	(11,629,735)	(14,802,199)	(14,929,463)

(1)	Corresponds to contract sales with Enel Distribución either to supply regulated customers (public tenders) or to supply unregulated customers (bilateral contracts).
(2)	Corresponds to LNG trading business.
(3)	Corresponds to the purchase of coal needed for electricity generation units.
(4)	Corresponds to energy purchases established in a power purchase agreement.

As of December 31, 2015, Enel Generación had a credit line agreement with Enel Américas, drawn for Ch$ 178 billion, exceeding 1% of Enel Generación revenues. It was prepaid during 2016. Enel Generación does not have any agreement involving a pledge of its securities.

To the best knowledge of each of the Enel Filing Persons and Enel Generación, except for compensation for service as a director or officer, as applicable, there was no transaction or series of transactions during the past two years between (i) the respective executive officers and directors of the Enel Filing Persons and Enel Generación, on the one hand, and (ii) Enel Generación or any of its affiliates that are not natural persons, on the other hand, that had an aggregate value exceeding 1% of Enel Generación’s consolidated revenues.

To the best knowledge of each of the Enel Filing Persons and Enel Generación, except for compensation for service as a director or officer, as applicable, there was no transaction or series of transactions during the past two years between (i) the Enel Filing Persons, Enel Generación and their respective executive officers or directors, on the one hand, and (ii) any executive officer, director or affiliate of Enel Generación that is a natural person, on the other hand, that had an aggregate value exceeding US$60,000.

Each individual director of Enel Chile and Enel Generación who is a filing person on Schedule 13E-3 discloses (only with respect to himself or herself) that except for compensation for service as a director or officer, as applicable, there were no transactions or series of transaction during the past two years (i) between (a) such director and (b) Enel Generación or any of its affiliates that are not natural persons that had an aggregate value exceeding 1% of Enel Generación’s consolidated revenues or (ii) between (a) such director and (b) any executive officer, director or affiliate of Enel Generación that is a natural person that had an aggregate value exceeding US$60,000.

THE REORGANIZATION

General

The proposed Reorganization seeks to consolidate Enel’s conventional and non-conventional renewable energy businesses in Chile under one company. The Reorganization involves (i) the Offers, (ii) the Capital Increase and (iii) the Merger. See “Special Factors—Background of the Offers,” “The Offers,” “The Capital Increase” and “The Merger.” Under Chilean law, the Reorganization has been deemed a related party transaction, subject to the statutory requirements and protections of the Chilean Corporations Act, including approval by two-thirds of the outstanding voting shares of Enel Chile, Enel Generación and EGPL. See “—Shareholder Approvals.”

The effectiveness of the Merger is expected to occur on the first Chilean business day of the month following the date on which Enel Chile publishes the results notice declaring the Offers successful. Although the Offers are not explicitly conditioned on the completion of the Merger because the declaration of success of the Offers must precede the Merger effectiveness, the Offers are indirectly subject to the same conditions as the Merger because the launch of the Offers is subject to the shareholder approval of the Merger in accordance with its terms and conditions. If the Offers are declared successful, the Merger will be effected and it will not be possible for the Merger not to be consummated if the Offers are consummated.

Following the consummation of the Reorganization, Enel Chile is expected to remain a majority owner of Enel Generación and to consolidate the businesses of Enel Generación, Enel Distribución and EGPL. Enel is expected to remain a majority owner of Enel Chile and, through its majority ownership in Enel Chile, is also expected to remain the majority owner and ultimate parent of Enel Generación. Enel Chile’s bylaws contain a limitation in accordance with Title XII of DL 3,500 which restricts any shareholder from directly or indirectly owning more than 65% of Enel Chile’s voting shares. In the Reorganization, Enel’s current ownership of 60.6% of Enel Chile (i) will be diluted to the extent Enel Chile Shares are subscribed for in connection with the Offers and (ii) will increase to the extent it acquires additional Enel Chile Shares in the Merger. If after the Reorganization, Enel’s ownership interest in Enel Chile exceeds the 65% limit, under Chilean law, Enel would not be entitled to any economic or voting rights with respect to any Enel Chile Shares in excess of the 65% ownership limit and would be required to enter into a divestiture agreement to divest itself of Enel Chile Shares to reduce its ownership in Enel Chile to 65% or less within five years from the date of the execution of the agreement.

Shareholder Approvals

The following matters were approved by the shareholders of Enel Chile, Enel Generación and EGPL at their respective ESMs scheduled held on December 20, 2017:

•	Enel Chile: Approval of (i) the Reorganization as a related party transaction under Chilean law; (ii) the Merger, (iii) the Capital Increase and (iv) the amendments to Enel Chile’s bylaws, each of which required the affirmative vote of two-thirds of the outstanding voting shares of Enel Chile.

•	Enel Generación: Approval of the amendments to Enel Generación’s bylaws to, among other things, remove the 65% ownership limitation applicable to any shareholder of Enel Generación, which required the affirmative vote of 75% of the outstanding voting shares of Enel Generación. (Note that shareholder approval of the Reorganization as a related party transaction was not necessary because under Chilean law, a related party transaction may be approved either (i) by the unanimous approval of the directors of Enel Generación that do not have an interest in the Reorganization, or (ii) in the absence of such unanimous approval described in clause (i), by the shareholders of Enel Generación at an ESM with the approval of two-thirds of the outstanding voting shares. The Board of Directors of Enel Generación (including both non-interested directors) unanimously approved the Reorganization (including the Offers) as a related party transaction on November 14, 2017). See “Special Factors—Background of the Offers.”

•	EGPL: Approval of (i) the Reorganization as a related party transaction under Chilean law, and (ii) the Merger, each of which was approved by Enel as the sole shareholder of EGPL.

Enel currently indirectly owns 60.6% of the Enel Chile Shares and 100% of the shares of EGPL. Enel Chile directly owns 60.0% of Enel Generación Shares.

Tentative Transaction Timetable

Below is a tentative transaction timetable for the Reorganization. There may be significant changes depending on developments and all future dates are all subject to change.

Date	Action(s)
August 25-28, 2017	The Board of Directors of Enel Chile and Enel Generación authorized their respective companies to analyze the proposed Reorganization.
September 20, 2017	The Board of Directors of EGPL authorized the company to analyze the proposed Reorganization.
October 13, 2017	SVS confirmed that the SVS would not object if the Offers in Chile is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition.
October 24, 2017	EGPL is converted from a limited liability company (sociedad de responsibilidad limitada) into a closely held stock corporation (sociedad anónima cerrada).
October 24, 2017	Chilean Superintendence of Pensions (Superintendencia de Pensiones) confirmed that the AFPs, as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with simultaneous delivery versus payment requirements set forth in the Compendium of Rules of the Pension System and standard share exchange procedures applicable to AFPs.
November 3, 2017	Delivery of interim Chilean financial statements of Enel Chile, Enel Generación and EGPL as of and for the nine months ended September 30, 2017 (i.e., within 90 days before the date of the shareholders’ meeting to approve the Merger, as required under Chilean law).
November 3, 2017	Delivery of (i) appraisals by independent appraisers to Enel Chile and EGPL, and (ii) reports by independent evaluators to Enel Chile and Enel Generación.
November 9, 2017	Delivery of the opinions of the Directors’ Committees of Enel Chile and Enel Generación required under Chilean law.
November 14, 2017	Delivery of the opinions of the individual directors of Enel Chile and Enel Generación with respect to the Reorganization.
November 14, 2017	Delivery of the supplementary opinion of the Directors’ Committee of Enel Generación required under Chilean law.
November 14, 2017	The Boards of Directors of Enel Chile and EGPL unanimously approved, among other matters, the actions relating to the Reorganization and the summoning of ESMs of the respective companies to approve, among other matters, the Reorganization as a related party transaction and the Merger.
November 14, 2017	The members of the Board of Directors of Enel Generación without any interest in the Reorganization unanimously approved the Reorganization as a related party transaction, and the Board of Directors of Enel Generación unanimously approved, among other matters, the summoning of the ESM to inform the shareholders about the Reorganization and to approve the amendments to the bylaws of Enel Generación.
November 14, 2017	Public notice of Enel Chile, Enel Generación and EGPL Board actions.
November 14, 2017	Public notice of the agenda of the ESMs to shareholders of Enel Chile and Enel Generación.
November 29, 2017	Mailing of information statements with respect to the ESMs of Enel Chile and Enel Generación to the holders of Enel Chile ADSs and Enel Generación ADSs.

December 6, 2017	SVS confirmed that payment to shareholders exercising statutory merger dissenters’ withdrawal rights in connection with the Merger may be suspended until the Reorganization is completed.
December 11, 2017	Enel confirms that if all phases of the Reorganization are successful, Enel will develop and manage its non-conventional renewable energy business in Chile exclusively through Enel Chile subsidiaries, as long as Enel is Enel Chile’s controlling shareholder.
December 15, 2017	Voting cut-off date for Enel Chile ADSs and Enel Generación ADSs (3 business days prior to the ESMs).
December 20, 2017	The ESMs of Enel Chile, Enel Generación and EGPL held.
December 21, 2017	Beginning of exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders.
January 19, 2018	Expiration of the exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders (30 calendar days from approval of the Merger at the ESMs).
February 7, 2018	Registration with the SVS of the new Enel Chile Shares issued in connection with the Capital Increase.
February 9, 2018	Registration with the Chilean Stock Exchanges (as defined below) of the new Enel Chile Shares issued in connection with the Capital Increase.
February 15, 2018	Commencement of preemptive rights offering in connection with the Capital Increase.
February 15, 2018	Publication in two Chilean newspapers with national coverage of the notice informing the commencement of the Chilean Offer.
February 16, 2018	Commencement of the Offers in Chile and the United States.
March 16, 2018	Expiration of the preemptive rights offering period in connection with the Capital Increase (30 calendar days from launch).
March 22, 2018	Expiration of the tender offer period (35 calendar days from commencement of the Offers, considering the extension of the initial period) in Chile and in the United States.
March 25, 2018	Publication of the notice of the results of the Offers (aviso de resultado) and acceptance of tendered Enel Generación Securities (three calendar days after expiration of the Offers) and effectiveness of Enel Generación bylaw amendments.
April 2, 2018	Reorganization effective.

Conditions of the Reorganization

The transactions which constitute the Reorganization are interrelated and must be considered together. Therefore, the effectiveness of each of the transactions that are part of the Reorganization is subject to the conditions to the other transactions that are part of the Reorganization also being satisfied. As a result, all of the transactions that comprise the Reorganization will occur or none of them will occur.

The conditions indicated below are not exhaustive, and additional conditions may be established by the Enel Chile, Enel Generación or EGPL or by their respective Boards of Directors.

Subject to the conditions listed below, Enel Chile, Enel Generación and EGPL intend that each of the acts that are part of the Reorganization, except for the amendments to the Bylaws of Enel Generación, will be effective at the same date. The amendments to the Bylaws of Enel Generación will be effective on the date on which Enel Chile publishes the results notice declaring the Offers successful.

In any event, the conditions indicated below for each of the transactions that are part of the Reorganization must be satisfied on or before December 31, 2018. Therefore, the last date on which the Reorganization may become effective is December 31, 2018.

Conditions of the Merger

The consummation of the Merger will be subject to the satisfaction of the following conditions:

•	Approval by the shareholders of Enel Generación of an amendment to its bylaws (estatutos) eliminating the limit set forth pursuant to Title XII of DL 3,500, which limits the ownership interest that a single person or entity may hold in Enel Generación to 65% of its issued and outstanding voting shares (which approval by the shareholders of Enel Generación was obtained on December 20, 2017);

•	Enel Chile declares successful the Offers in accordance with the terms and conditions for the Offers described under “—Conditions of the Offers” (Note that Enel Chile will only declare the Offers successful if the conditions of the Offers described under “—Conditions of the Offers” are satisfied or waived);

•	Not more than 5% of the outstanding Enel Chile Shares exercise statutory merger dissenters’ withdrawal rights in connection with the Merger, provided that no shareholder shall, on the expiration date of the statutory merger dissenters’ withdrawal rights exercise period, own more than 65% of the outstanding Enel Chile Shares in accordance with the ownership limitations in the bylaws of Enel Chile, considering for such purposes the additional number of Enel Chile Shares authorized for issuance in connection with the Merger and the Capital Increase; and

•	The absence, on the effective date of the Merger, of any legal proceeding or action seeking to: (i) prohibit or prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above.

Conditions of the Capital Increase

The Capital Increase will not be effective if any of the following events occur:

•	Enel Chile has not published the notice of results of the Offers on or before December 31, 2018; or

•	Enel Chile has published a notice of results of the Offers indicating that the Offers expired or was not successful.

Conditions of the Offers

The launch of the Offers will be subject to the satisfaction of the following conditions:

•	the shareholders of Enel Chile and EGPL have approved the Merger at their respective ESMs (which approvals by the shareholders of Enel Chile and EGPL were obtained on December 20, 2017), subject to the conditions precedent applicable to the Merger;

•	the shareholders of Enel Generación have approved at its ESM the proposed amendments to the Enel Generación Bylaws (estatutos) to remove the limitations and restrictions set forth under Title XII of DL 3,500, including among other things, the 65% stock ownership limit applicable to any shareholder and any other related restrictions (which approval by the shareholders of Enel Generación was obtained on December 20, 2017), even if the effectiveness of such bylaw amendments (which is subject to the satisfaction of its own applicable conditions precedent) has not yet occurred; and

•	registration of the new Enel Chile Shares to be issued in connection with the Capital Increase and the Offers with the SVS and the Chilean Stock Exchanges.

The Offers will be subject to the satisfaction or waiver of the following conditions on or before the expiration of the Offers:

•	the valid tender in the Offers of a total number of Enel Generación Securities such that Enel Chile would hold a more than 75% interest in Enel Generación following the consummation of the Offers, including the satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition in the case of the U.S. Offer and the Enel Chile Share Subscription Condition and the Enel Chile Share Subscription Condition in the case of the Chilean Offer (Note that as of the date of this prospectus, Enel Chile has not determined under what circumstances it may waive the condition that its ownership interest in Enel Generación must exceed 75% after completion of the Offers);

•	Enel Chile has available for issuance the necessary number of newly issued Enel Chile Shares following the expiration of the preemptive right period in the Capital Increase to permit the subscription of Enel Chile Securities required to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition (Note that as a practical matter, if holders of Enel Chile Shares exercise preemptive rights and subscribe for new Enel Chile Shares in excess of the limit required in order to have a sufficient number of Enel Chile Shares available to issue to tendering holders of Enel Generación Securities in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition (between approximately 3.5 billion and 9.4 billion new Enel Chile Shares, assuming that Enel Chile acquires Enel Generación Shares and ADSs such that its ownership of Enel Generación after completion of the Offers would be between more than 75% and 100%), this condition cannot be satisfied);

•	Enel does not cease to be at any time the controlling shareholder of Enel Chile and maintains at all times, more than 50.1% of the voting capital in Enel Chile;

•	the absence of any legal proceeding or action seeking to: (i) prohibit or materially prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•	the absence of any legal proceeding or action seeking to (i) prohibit or materially prevent the consummation of the Offers; (ii) impose material limitations on Enel Chile’s ability to effectively acquire the Enel Generación Securities, including any material restriction on the proposed amendments to the Enel Generación bylaws relating to Title XII of DL 3,500; (iii) impose limitations on Enel Chile’s ability to exercise its property rights over the Enel Generación Securities acquired in the Offers, including the right to vote such Enel Generación Securities; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above; and

•	the absence of any Material Adverse Change, which is defined as any event, fact or circumstance resulting in or having a material adverse impact on the business, properties, assets, obligations, results or operations of Enel Generación in an amount equal to or greater than 7% of Enel Generación’s market capitalization, measured on the business day before the date when such Material Adverse Change occurred.

Enel Chile will declare the Offers successful if the conditions above are satisfied or waived.

On December 12, 2017, the President of the Chilean Association of Municipalities, a private sector association (the “Association”), presented a “consultation” to the Chilean Anti-Trust Court (the “TDLC” in its Spanish acronym), claiming that the Reorganization would jeopardize competition in the Chilean electricity industry. A consultation is typically non-contentious; however, the Association’s consultation requested that the

TDLC suspend all actions intended to implement the Reorganization. The TDLC declared this consultation inadmissible and the President of the Association appealed the TDLC’s decision to the Chilean Supreme Court, requesting that the consultation be declared admissible and seeking the suspension of the Reorganization actions. The Chilean Supreme Court hearing was held on February 6, 2018. There can be no assurance as to the final timing or outcome of the appeal; however, Enel Chile and Enel Generación believe that the consultation is not admissible.

Conditions of the Amendments to the Bylaws of Enel Generación

The effectiveness of the amendments to the Bylaws of Enel Generación will be conditioned on Enel Chile declaring the Offers successful.

THE OFFERS

General

Enel Chile is offering to purchase (i) all outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile, held by all U.S. Persons for an amount of Ch$590 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Enel Generación Share; and (ii) all outstanding Enel Generación ADSs from all holders of Enel Generación ADSs, wherever located, for an amount of Ch$17,700 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes for each Enel Generación ADS, in each case upon the terms and subject to certain conditions described in this prospectus (including the Enel Chile U.S. Share/ADS Subscription Condition described below) and in the Form of Acceptance, the ADS Letter of Transmittal and the Subscription Agreement (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”).

Through a concurrent offer in Chile, Enel Chile is offering to purchase any and all of the outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile but including Enel Generación Shares held by U.S. Persons (the “Chilean Offer”), at the purchase price of Ch$590 in cash for each Enel Generación Share. The Chilean Offer is subject to the condition that any eligible holder of Enel Generación Shares tendering in the Chilean Offer shall have agreed to apply Ch$236 of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares at a subscription price of Ch$82 per Enel Chile Share (the “Enel Chile Share Subscription Condition”). As a result, following completion of the Chilean Offer, for each Enel Generación Share purchased, an Enel Generación shareholder will receive Ch$354 in cash and 2.87807 Enel Chile Shares as a result of its satisfaction of the Enel Chile Share Subscription Condition.

The U.S. Offer and the Chilean Offer are being conducted simultaneously and, in all material respects, have the same terms and are subject to the same conditions; however, participants in the Chilean Offer (including U.S. Persons) may not be granted the protection of the Exchange Act. The Chilean Offer and the U.S. Offer are collectively referred to as the “Offers.”

Terms of the U.S. Offer and Expiration Date

General

In the U.S. Offer, Enel Chile will pay:

•	for each Enel Generación ADS, Ch$17,700 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below; and

•	for each Enel Generación Share, Ch$590 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below.

The U.S. Offer is subject to the condition that any eligible holder of Enel Generación Shares and/or Enel Generación ADSs validly tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer shall have agreed to apply Ch$236 of the consideration payable for each Enel Generación Share tendered (the “Enel Chile Share Subscription Amount”) and Ch$7,080 of the consideration payable for each Enel Generación ADS tendered to subscribe for Enel Chile Shares or Enel Chile ADSs, as the case may be, at a subscription price of Ch$82 per Enel Chile Share (or Ch$4,100 per Enel Chile ADS) (the “Enel Chile U.S. Share/ADS Subscription Condition”). Following completion of the U.S. Offer, for each Enel Generación Share validly tendered in the U.S. Offer, an Enel Generación shareholder will receive Ch$354 in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and 2.87807 Enel Chile Shares as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition. Following completion of the U.S. Offer, for each Enel Generación ADS validly tendered in the U.S. Offer, an Enel Generación ADS holder will receive

Ch$10,620 in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and 1.72683 Enel Chile ADSs (subject to a US$0.05 issuance fee for each Enel Chile ADS) as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition.

Enel Chile will not deliver any fractional Enel Chile Shares or Enel Chile ADSs. Pursuant to the terms and subject to the conditions of the governing deposit agreement (the “Deposit Agreement”), you will receive a cash payment in lieu of any fractional Enel Chile Shares or Enel Chile ADSs to which you would otherwise be entitled. See “—No Fractional Enel Chile ADSs.”

The U.S. Offer is open only to holders of Enel Generación Shares who are U.S. Persons and to holders of Enel Generación ADSs whether or not they are U.S. Persons.

Only your Enel Generación Securities that are validly tendered in the U.S. Offer, in each case in accordance with the procedures set forth below and not withdrawn prior to the expiration date, will entitle you to receive cash and subscribe for Enel Chile Shares or Enel Chile ADSs.

The consideration for the U.S. Offer of Ch$590 per Enel Generación Share and Ch$17,700 per Enel Generación ADS represents a premium of 2.7% over the closing price of Ch$574.76 per Enel Generación Share reported on the Santiago Stock Exchange on February 6, 2018 and a premium of 2% over the closing price of US$28.86 per Enel Generación ADS reported on the NYSE on February 6, 2018 based on the all-cash purchase price of Ch$590 per Enel Generación Share, before taking into account the Enel Chile Share Subscription Condition and the Enel Chile U.S. Share/ADS Subscription Condition. Taking into account the 40% of the cash consideration to be used to subscribe for Enel Chile Shares and the closing price of Ch$73.97 per Enel Chile Share as reported on the Santiago Stock Exchange and US$6.16 per Enel Chile ADS as reported on the NYSE, both on February 6, 2018, and applying an implied exchange ratio of 7.19512 Enel Chile Shares for each Enel Generación Share, plus 60% of the cash purchase price of Ch$590 for each Enel Generación Share and Ch$17,700 for each Enel Generación ADS, the total value of the consideration for each Enel Generación Share of Ch$566.89 and Ch$17,351.50 for each Enel Generación ADS would represent a discount of 1.4% over the closing price of Enel Generación Shares as reported on the Santiago Stock Exchange on February 6, 2018 and a discount of 1.9% over the closing price of Enel Generación ADSs as reported on the NYSE on February 6, 2018. The premium for Enel Generación Shares and the premium for Enel Generación ADSs, based on the February 6, 2018, trading prices, were different as a result of the difference in the trading prices of Enel Chile Shares and Enel Chile ADSs, as well as Enel Generación Shares and Enel Generación ADSs, on such date.

The net cash consideration paid to U.S. Persons tendering Enel Generación Shares and tendering holders of Enel Generación ADSs in the U.S. Offer, after giving effect to the subscriptions for Enel Chile Shares and Enel Chile ADSs pursuant to the Enel Chile U.S. Share/ADS Subscription Condition, will be converted into U.S. dollars at the weighted average value exchange rate between the Chilean peso and the U.S. dollar for the spot transactions carried out on business days in Chile, between the Expiration Date of the Offers and the payment date. However, U.S. Persons who tender into the Chilean Offer will be paid the net cash consideration in Chilean pesos and not U.S. dollars. Furthermore, it is possible that, due to requirements of applicable law or market practice, holders of Enel Generación Shares tendering in the Chilean Offer will be paid either before or after holders tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer, although the gross aggregate consideration offered per share denominated in Chilean pesos will be the same. In addition, it is recommended that U.S. Persons wishing to tender in the Chilean Offer consult their tax advisor as there may be different tax consequences in the Chilean Offer not contemplated in this prospectus. See “Risk Factors” and “Material Chilean Tax Consequences.”

Expiration Date

In the U.S. Offer, Enel Chile will accept all Enel Generación Shares tendered by U.S. Persons and Enel Generación ADSs that are validly tendered from February 16, 2018 to on or prior to 4:30 p.m., New York City time (the “Expiration Time”) on March 22, 2018 (the “Expiration Date”). If Enel Chile decides to extend the period for the U.S. Offer, then the Expiration Date means the latest time and date on which the U.S. Offer expires, as extended by Enel Chile.

Under Chilean law, the maximum time period that the Chilean Offer can remain open is 45 calendar days. Since Enel Chile has exercised its one-time right to extend the Chilean Offer so that the Chilean Offer offering period, as extended, coincides with the offering period in the U.S. Offer, the Chilean Offer may not be further extended, even if the U.S. Offer is extended. We do not intend to provide any subsequent offering periods under the U.S. Offer.

Extensions and Amendment

We expressly reserve the right, for any reason, at any time and from time to time prior to the Expiration Date, and regardless of whether any of the events set forth in “The Offers—Conditions of the U.S. Offer” shall have occurred or are deemed by us to have occurred, to extend the period of time during which the U.S. Offer is open and thereby delay acceptance for payment of, and payment for, any Enel Generación Shares or Enel Generación ADSs. We will effect any such extension by giving oral or written notice of such extension to the U.S. Share Tender Agent and the ADS Tender Agent and making a public announcement of the extension.

Amendments to the U.S. Offer may be made at any time and from time to time by public announcement. In the case of an extension of the U.S. Offer, such amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the U.S. Offer will be disseminated promptly to Enel Generación Share and Enel Generación ADS holders in a manner reasonably designed to inform Enel Generación Share and Enel Generación ADS holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law or regulation, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PR Newswire, Business Wire or another comparable service.

If we materially change the terms of the U.S. Offer or the information concerning the U.S. Offer or if we waive a material condition of the U.S. Offer, we will extend the U.S. Offer to the extent required by Rules 14e-1(a), 14d-4(d) and 14d-6(c) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the U.S. Offer or information concerning the U.S. Offer (other than a change in consideration or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information; however, in no event will the U.S. Offer remain open for fewer than five business days following such a material change in the terms of, or information concerning, the U.S. Offer. If (i) we make any change to increase or decrease the consideration to be paid for the Enel Generación Shares and Enel Generación ADSs, and (ii) the U.S. Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of an increase or decrease is first published, sent or given to Enel Generación Share and Enel Generación ADS holders in the manner specified herein, the U.S. Offer will be extended such that the expiration date is at least ten business days after notice of the increase or decrease in the price as announced. For purposes of the U.S. Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through midnight (the end of the day), New York City time.

We expressly reserve the right, in our sole discretion, to terminate the U.S. Offer and reject for payment and not pay for any Enel Generación Shares or Enel Generación ADSs not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Enel Generación Shares or Enel Generación ADSs upon the occurrence of any of the conditions specified in “The Offers—Conditions of the U.S. Offer” by giving oral or written notice of the termination or postponement to the U.S. Share Tender Agent and the ADS Tender Agent and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Enel Generación Shares or Enel Generación ADSs which we have accepted for payment is limited by the Tier II exemption under Rule 14d-1(d), which requires that we must pay the consideration offered or return the Enel Generación Shares or Enel Generación ADSs tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in “The Offers—Conditions of the U.S. Offer” have occurred or are deemed by us to have occurred, to amend the U.S. Offer prior to the Expiration Date for any reason.

Mailing

This prospectus, the Form of Acceptance or ADS Letter of Transmittal, as applicable, and other relevant materials will be mailed by us to the registered holders of Enel Generación ADSs and the registered holders of Enel Generación Shares that are U.S. Persons whose names appear on the shareholder lists maintained by Enel Generación and the list of registered holders of Enel Generación ADSs maintained by the Enel Generación ADS Depositary, and will be furnished, for subsequent transmittal to the beneficial owners of Enel Generación ADSs, to brokers or other securities intermediaries whose names appear as participants in the security position listing of the Book-Entry Transfer Facility with respect to Enel Generación ADSs. We will, however, upon request, reimburse brokers, dealers and other commercial banks for customary mailing and handling expenses incurred by them in forwarding the U.S. Offer and related materials to the beneficial owners of Enel Generación Shares or Enel Generación ADSs held by them as a nominee or in a fiduciary capacity. We will also mail this prospectus, the Form of Acceptance or ADS Letter of Transmittal, as applicable, and other relevant materials to any registered or beneficial holder of Enel Generación Shares that are U.S. Persons or holder of Enel Generación ADSs who requests a copy of the materials relating to the U.S. Offer.

Differences Between Chilean and U.S. Tender Offer Laws

Chilean laws governing the tender withdrawal rights of tendering holders are different from U.S. laws governing such rights. Under U.S. tender offer regulations, a tender offer must remain open for at least 20 business days, but there is no maximum time limit. However under Chilean law, the maximum time period that the Chilean Offer can remain open is 45 calendar days. Since Enel Chile has exercised its one-time right to extend the Chilean Offer so that the Chilean Offer offering period, as extended, coincides with the offering period in the U.S. Offer, the Chilean Offer may not be further extended, even if the U.S. Offer is extended. Tenders of Enel Generación Shares and Enel Generación ADSs made pursuant to the U.S. Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after 60 days after the U.S. Offer is launched, if not accepted for payment as provided in this prospectus prior to such date, or at such later time as may apply if the U.S. Offer is extended beyond that date. Under Chilean law, tender withdrawal rights are granted throughout the term of the tender offer, including any extension, up to the day of expiration of the tender offer. According to Chilean law, Enel Chile must publish a notice of the results of the Chilean Offer on the third day after the expiration of the Chilean Offer in the same newspaper in which the announcement of the Chilean Offer was published. In addition, in the Chilean Offer, AFPs must comply with simultaneous delivery versus payment requirements set forth in the Compendium of Rules of the Pension System and standard share exchange procedures applicable to AFPs. Therefore, each AFP tendering in the Chilean Offer will (i) deliver its Enel Generación Shares at the time it receives the tender offer consideration and (ii) will subscribe directly with Enel Chile for Enel Chile Shares. U.S. Holders intending to tender their Enel Generación Shares into the Chilean Offer should be aware that the procedure for tendering into the Chilean Offer differs from the procedures for tendering Enel Generación Shares into the U.S. Offer, and should refer to the Chilean prospectus (prospecto) to be made available in connection with the Chilean Offer for information regarding tender withdrawal rights in the Chilean Offer. U.S. Persons intending to tender their Enel Generación Shares into the Chilean Offer may not be granted the protection of the Exchange Act.

Conditions of the U.S. Offer

The launch of the U.S. Offer will be subject to the satisfaction of the following conditions:

•	the shareholders of Enel Chile and EGPL have approved the Merger at their respective ESMs (which approvals by the shareholders of Enel Chile and EGPL were obtained on December 20, 2017), subject to the conditions precedent applicable to the Merger;

•	the shareholders of Enel Generación have approved at its ESM the proposed amendments to the Enel Generación Bylaws (estatutos) to remove the limitations and restrictions set forth under Title XII of DL 3,500, including among other things, the 65% stock ownership limit applicable to any shareholder and any other related restrictions (which approval by the shareholders of Enel Generación was obtained on December 20, 2017), even if the effectiveness of such bylaw amendments (which is subject to the satisfaction of its own applicable conditions precedent) has not yet occurred; and

•	registration of the new Enel Chile Shares to be issued in connection with the Capital Increase and the Offers with the SVS and the Chilean Stock Exchanges.

The U.S. Offer will be subject to the satisfaction or waiver of the following conditions on or before the expiration of the U.S. Offer:

•	the valid tender in the Offers of a total number of Enel Generación Securities such that Enel Chile would hold a more than 75% interest in Enel Generación following the consummation of the Offers, including the satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition in the case of the U.S. Offer and the Enel Chile Share Subscription Condition and the Enel Chile Share Subscription Condition in the case of the Chilean Offer (Note that as of the date of this prospectus, Enel Chile has not determined under what circumstances it may waive the condition that its ownership interest in Enel Generación must exceed 75% after completion of the Offers);

•	Enel Chile has available for issuance the necessary number of newly issued Enel Chile Shares following the expiration of the preemptive right period in the Capital Increase to permit the subscription of Enel Chile Securities required to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition (Note that as a practical matter, if holders of Enel Chile Shares exercise preemptive rights and subscribe for new Enel Chile Shares in excess of the limit required in order to have a sufficient number of Enel Chile Shares available to issue to tendering holders of Enel Generación Securities in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition (between approximately 3.5 billion and 9.4 billion new Enel Chile Shares, assuming that Enel Chile acquires Enel Generación Shares and ADSs such that its ownership of Enel Generación after completion of the Offers would be between more than 75% and 100%), this condition cannot be satisfied);

•	Enel does not cease to be at any time the controlling shareholder of Enel Chile and maintains at all times, more than 50.1% of the voting capital in Enel Chile;

•	the absence of any legal proceeding or action seeking to: (i) prohibit or materially prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•

the absence of any legal proceeding or action seeking to (i) prohibit or materially prevent the consummation of the Offers; (ii) impose material limitations on Enel Chile’s ability to effectively acquire the Enel Generación Securities, including any material restriction on the proposed amendments to the Enel Generación bylaws relating to Title XII of DL 3,500; (iii) impose limitations on Enel Chile’s ability to exercise its property rights over the Enel Generación Securities acquired in the Offers, including the right to vote such Enel Generación Securities; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above; and

•	the absence of any Material Adverse Change, which is defined as any event, fact or circumstance resulting in or having a material adverse impact on the business, properties, assets, obligations, results or operations of Enel Generación in an amount equal to or greater than 7% of Enel Generación’s market capitalization, measured on the business day before the date when such Material Adverse Change occurred.

Enel Chile will declare the U.S. Offer successful if the conditions above are satisfied or waived.

See also “The Reorganization—Conditions of the Reorganization.”

Acceptance and Payment for Enel Generación Securities

For purposes of the U.S. Offer, Enel Chile will be deemed to have accepted for payment (and thereby acquired) Enel Generación Shares held by U.S. Persons and/or Enel Generación ADSs, in each case, validly tendered and not validly withdrawn prior to the Expiration Time on the Expiration Date, when Enel Chile gives oral or written notice to the U.S. Share Tender Agent and the ADS Tender Agent, as applicable, of our acceptance of the tenders of such Enel Generación Shares and/or Enel Generación ADSs.

In all cases, payment for Enel Generación Shares accepted for payment pursuant to the U.S. Offer will be made only after timely receipt by the U.S. Share Tender Agent of (a) either (1) título(s) de acciones (certificates of title) or (2) a confirmation of book-entry transfer of such Enel Generación Shares to the DCV Custodial Account and (b) a properly completed and duly executed Form of Acceptance (or a copy thereof, provided the signature is original), a certificate from the share department of Enel Generación which is administered by DCV Registros evidencing the absence of any liens, pledges and encumbrances on such Enel Generación Shares and all other required documents. Payment for Enel Generación ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt by the ADS Tender Agent of ADRs evidencing such tendered Enel Generación ADSs, if applicable, or book-entry transfer of such tendered Enel Generación ADSs, together with a properly completed and duly executed ADS Letter of Transmittal or an Agent’s Message (as defined in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs”) confirming transfer of such tendered Enel Generación ADSs into the ADS Tender Agent’s account at the Book-Entry Transfer Facility (as defined in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs”).

Enel Chile will pay for Enel Generación Shares and/or Enel Generación ADSs that are validly tendered and not validly withdrawn by depositing the purchase price, net of withholding taxes, any applicable distribution fees and the applicable subscription price pursuant to the Enel Chile U.S. Share/ADS Subscription Condition, with the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, which will act as depositary for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for tendered Enel Generación Shares will be made only after timely receipt by the U.S. Share Tender Agent of the títulos de acciones (certificates of title) representing your Enel Generación Shares or of a confirmation of a book-entry transfer of such Enel Generación Shares to the DCV Custodial Account as described in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares.”

In addition, Enel Chile will apply the Enel Chile Share Subscription Amount to the subscription of the Enel Chile Shares to be issued in connection with the U.S. Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition (including Enel Chile Shares underlying Enel Chile ADSs) and cause the Enel Chile Shares to be delivered through the facilities of the DCV in Chile at the same time as Enel Chile Shares are delivered in the Chilean Offer. The aggregate Enel Chile Share Subscription Amount of all Enel Generación Shares validly tendered by each Enel Generación shareholder will be used to purchase the largest whole number of Enel Chile Shares that can be purchased with such amount and any remaining portion of the Enel Chile Share

Subscription Amount will be delivered in cash together with the cash portion of the consideration in the Offers. Until the Enel Chile Shares are allocated to your account, you will not have title to the Enel Chile Shares and will not be able to sell your new Enel Chile Shares on the Chilean Stock Exchanges. Similarly, until the Enel Chile ADSs are issued by Enel Chile’s ADS depositary and accepted for listing on the NYSE, you will not be able to sell your new Enel Chile ADSs on the NYSE. The newly issued Enel Chile Shares to be offered in connection with the Enel Chile U.S. Share/ADS Subscription Condition in the U.S. Offer, including Enel Chile Shares underlying Enel Chile ADSs, will be listed on the Chilean Stock Exchanges and the new Enel Chile ADSs will be listed on the NYSE. Tendering Enel Generación shareholders (including the ADS Custodian) will receive their new Enel Chile Shares pursuant to the Enel Chile Share Subscription Condition and the Enel Chile U.S. Share/ADS Subscription Condition in connection with the Offers on the same date as the cash payment, which is expected to be the first Chilean business day of the month following the date on which Enel Chile publishes the results notice declaring the Offers successful. The results of the Offers are currently expected to be published on March 25, 2018; however, due to the Easter holidays in Chile, the payment for the tendered Enel Generación Shares and Enel Generación ADSs is expected to occur on April 2, 2018, the first Chilean business day in April 2018, within approximately eight Chilean business days after the results of the Offers are published. The distribution of the cash payment and Enel Chile ADSs to tendering Enel Generación ADS holders will be in accordance with the ADS Depositary’s normal procedures for ADS issuances and cash distributions. Under no circumstances will interest be paid by Enel Chile on the purchase price paid for Enel Generación Shares and Enel Generación ADSs pursuant to the U.S. Offer regardless of any delay in making such payments or extension of the Expiration Date.

If any tendered Enel Generación Shares and/or Enel Generación ADSs are not accepted for any reason, any documents of title relating to the Enel Generación Shares or Enel Generación ADSs and other documents of title, if any, will be returned, without expense to, but at the risk of, the tendering holder (or, in the case of Enel Generación Shares or Enel Generación ADSs delivered by book-entry transfer, by transfer of such Enel Generación Shares or Enel Generación ADSs to an account maintained at DCV or the Book-Entry Transfer Facility, as applicable), as promptly as practicable.

Procedures for Participating in the U.S. Offer

Only holders of Enel Generación Shares who are U.S. Persons and holders of Enel Generación ADSs are eligible to participate in the U.S. Offer. All other holders of Enel Generación Shares, and holders of Enel Generación Shares who are U.S. Persons but wish to participate in the Chilean Offer, must tender their Enel Generación Shares in the Chilean Offer. Before they decide to tender their Enel Generación Shares in the Chilean Offer, holders of Enel Generación Shares who are U.S. Persons and wish to participate in the Chilean Offer should carefully consider the Chilean, Spanish-language prospectus (prospecto) to be published on the SVS’s website (www.cmfchile.cl), Enel Chile’s website (www.enelchile.cl), and available at the offices of Enel Chile and Enel Generación, located at Santa Rosa 76, 15th floor, Santiago, Chile, and all other documents related to the Chilean Offer. See “—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.” For assistance in connection with the Chilean Offer, please contact BTG Pactual Chile S.A. Corredores de Bolsa, the tender agent under the Chilean Offer (the “Chilean Tender Agent”), at its address and telephone number set forth in the Chilean prospectus.

As used herein, a “U.S. Person” means: (1) any individual resident in the United States; (2) any partnership or corporation organized or incorporated in the United States; (3) any estate of which any executor or administrator is a U.S. Person; (4) any trust of which the trustee is a U.S. Person; (5) any agency or branch of a foreign entity located in the United States; (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the Securities Act); excluding, in each case, persons deemed not to be “U.S. Persons” pursuant to Rule 902(k)(2) of Regulation S under the Securities Act. The tendering of Enel Generación Securities pursuant to the U.S. Offer shall constitute a binding agreement between the tendering holder of Enel Generación Securities and us pursuant to the terms and subject to the conditions of the U.S. Offer.

Pursuant to the terms of the U.S. Offer and subject to the conditions described above, we will acquire Enel Generación Securities validly tendered prior to the Expiration Time on the Expiration Date pursuant to the requirements listed below and provided that tendered Enel Generación Securities are not withdrawn as set forth in “—Tender Withdrawal Rights.”

This prospectus, the ADS Letter of Transmittal, the Form of Acceptance and other relevant materials may be obtained from the Information Agent, at its telephone number set forth on the back cover of this prospectus during normal business hours through the Expiration Time on the Expiration Date. However, failure to receive any documentation related to the U.S. Offer by any holder of Enel Generación Securities shall not invalidate the U.S. Offer or any aspect thereof.

Holders of Enel Generación Shares

General

Any U.S. Person who holds Enel Generación Shares and who desires to accept the U.S. Offer in respect of all or any portion of such holder’s Enel Generación Shares should (i) complete the Form of Acceptance in accordance with the instructions printed thereon. An accepting holder of Enel Generación Shares should submit a properly completed and duly executed Form of Acceptance (or copy thereof, provided the signature is original), together with the following documents to the U.S. Share Tender Agent at the address set forth on the back cover of this prospectus:

(a) original título(s) de acciones (certificates of title) evidencing ownership of Enel Generación Shares, if the títulos de acciones of the Enel Generación Shares are held by you, or a certificate from the share department of Enel Generación which is administered by DCV Registros, evidencing that the título(s) de acciones are held at the share department of Enel Generación;

(b) a certificate from the share department of Enel Generación which is administered by DCV Registros, issued no later than 10 days prior to the date of delivery to the U.S. Share Tender Agent evidencing that the share department of Enel Generación is not aware of any liens, pledges or encumbrances that affect the Enel Generación Shares;

(c) duly signed traspaso(s) (deed of transfer) indicating the number of Enel Generación Shares to be tendered, with the date of such traspaso(s) in blank;

(d) in the case the U.S. Person is an individual, a copy of the U.S. Person’s passport or other government-issued photo identification card;

(e) in the case the U.S. Person is an entity, (1) a secretary’s certificate certifying the name, title and specimen signature of an officer authorized to execute the transfer documents and a copy of the entity’s organizational documents, and (2) a copy of the passport or other government-issued photo identification card of the authorized officer; and

(f) any other documents requested by the U.S. Share Tender Agent to evidence the authority of the U.S. Person to tender and sell Enel Generación Shares.

References in this section to a holder of Enel Generación Shares shall include references to the person or persons executing a Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, the provisions of this section shall apply to them jointly and severally.

Holders of Enel Generación Shares that are U.S. Persons may tender their Enel Generación Shares into the Chilean Offer. Although the terms and conditions of the U.S. Offer and the Chilean Offer are substantially similar, because of differences in law and market practice between the United States and Chile, the rights of tendering holders pursuant to the U.S. Offer and the Chilean Offer are not identical. See “—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

Book-Entry Transfer

The DCV Custodial Account (Account No: DCV 12026005) has been established with respect to the Enel Generación Shares for purposes of the U.S. Offer. Enel Generación Shares held in book-entry form directly on the DCV system may be tendered by sending to the U.S. Share Tender Agent at its address set forth on the back cover of this prospectus a properly completed and duly executed Form of Acceptance, together with items (b) through (f) above, as applicable, and effecting book-entry delivery of the Enel Generación Shares to the DCV Custodial Account.

Certificates of Title and/or Other Document(s) of Title

If the título(s) de acciones have been issued but have been lost or destroyed, the Form of Acceptance should nevertheless be completed, signed and returned to the U.S. Share Tender Agent as soon as possible and the título(s) de acciones should be forwarded as soon as possible thereafter but in no event should the título(s) de acciones be received later than the Expiration Date. If the título(s) de acciones are lost or destroyed, the holder of Enel Generación Shares should follow the procedures set forth in Article 13 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) and request the share department of Enel Generación which is administered by DCV Registros, located at Huérfanos No. 770, 22nd Floor, Santiago, Chile, telephone (+562) 26 30-9000 to issue substitute título(s) de acciones. When completed, the new título(s) de acciones must be submitted to the U.S. Share Tender Agent, in accordance with the above-described procedure, in support of the Form of Acceptance.

The method of delivery of título(s) de acciones for Enel Generación Shares and all other required documents is at the option and risk of the tendering holder of Enel Generación Shares and the delivery will be deemed made only when actually received by the U.S. Share Tender Agent. In all cases, sufficient time should be allowed to ensure timely delivery. Registered mail with return receipt requested, properly insured, is recommended for Enel Generación Shares sent by mail.

Any holder of Enel Generación Shares whose Enel Generación Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Enel Generación Shares.

Form of Acceptance

Each holder of Enel Generación Shares by whom or on whose behalf a Form of Acceptance is executed irrevocably undertakes, represents and warrants to, and agrees with, Enel Chile (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) to the following effect:

(a) that the execution of a Form of Acceptance shall constitute: (1) an acceptance of the U.S. Offer in respect of the number of Enel Generación Shares identified in the Form of Acceptance; and (2) an undertaking to execute all further documents and give all further assurances which may be required to enable Enel Chile to obtain the full benefit of this section and/or perfect any of the authorities expressed to be given hereunder, on and subject to the terms set out or referred to in this prospectus and the Form of Acceptance and that, subject only to the rights set out in “—Tender Withdrawal Rights,” each such acceptance shall be irrevocable;

(b) that the Enel Generación Shares in respect to which the U.S. Offer is accepted or deemed to be accepted are fully paid and non-assessable, sold free from all liens, equities, charges and encumbrances and together with all rights now or hereafter attaching thereto, including voting rights and the right to all dividends, other distributions and interest payments hereafter declared, made or paid;

(c) that the execution of the Form of Acceptance constitutes, subject to the accepting holder of Enel Generación Shares not having validly withdrawn its acceptance, an irrevocable authority and request (1) to Enel Generación, its Gerente General (Chief Executive Officer) or its agents to procure the registration of the transfer of the Enel Generación Shares pursuant to the U.S. Offer and the delivery of the new título(s) de acciones and/or other document(s) of title in respect thereof to Enel Chile or as Enel Chile may direct; and (2) to Enel Chile or its agents to record and act upon any instructions with regard to notices and payments which have been recorded in the records of Enel Generación in respect of such holder’s holding(s) of Enel Generación Shares;

(d) that the execution of the Form of Acceptance constitutes, subject to the accepting holder of Enel Generación Shares not having validly withdrawn its acceptance, an irrevocable authorization by the holder to (1) Enel Chile and/or the Chilean Tender Agent to apply on such holder’s behalf Ch$236 of the consideration payable by Enel Chile in the U.S. Offer for each Enel Generación Share validly tendered to subscribe and fully pay for Enel Chile Shares pursuant to the terms of the Subscription Agreement to be entered into, and (2) the Chilean Tender Agent to execute and deliver the Subscription Agreement on behalf of such holder for the subscription of Enel Chile Shares at a subscription price of Ch$82 per Enel Chile Share.

(e) that the holder of Enel Generación Shares will deliver to the U.S. Share Tender Agent at the address shown on the back page of this prospectus such holder’s título(s) de acciones and/or document(s) of title in respect of the Enel Generación Shares; and

(f) that the holder agrees to ratify each and every act or thing which may be done or effected by Enel Chile or any of its directors or agents or Enel Generación or its agents, as the case may be, in the proper exercise of any of its power and/or authorities thereunder.

Subscription Agreement and Delivery of Enel Chile Shares

Each holder of Enel Generación Shares by whom or on whose behalf the Subscription Agreement is executed irrevocably undertakes, represents and warrants to, and agrees with, Enel Chile (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) that the execution of the Subscription Agreement by the Chilean Tender Agent on behalf of such holder constitutes the irrevocable agreement of the holder to subscribe and fully pay for Enel Chile Shares at a subscription price of Ch$82 per Enel Chile Share. Enel Chile will cause the Enel Chile Shares to be issued in connection with the U.S. Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and cause the Enel Chile Shares to be delivered through the facilities of the DCV in Chile at the same time as Enel Chile Shares are delivered in the Chilean Offer.

Tendering Holders are Responsible for Required Deliveries

The method of delivery of certificate(s) for Enel Generación Shares and all other required documents is at the option and risk of the tendering holders of Enel Generación Shares that are U.S. Persons and the delivery will be deemed made only when a properly completed and signed Form of Acceptance, Share Subscription Agreement and either (i) título(s) de acciones evidencing the Enel Generación Shares or (ii) evidence of book-entry delivery of the Enel Generación Shares to the DCV Custodial Account are actually received by the U.S. Share Tender Agent. In all cases, you should allow sufficient time to ensure timely delivery. Registered mail with return receipt requested, properly insured, is recommended for Enel Generación Shares sent by mail.

Partial Tenders

If fewer than all of the Enel Generación Shares delivered to the U.S. Share Tender Agent are to be tendered, the holder thereof should so indicate in the Form of Acceptance by filling in the number of Enel Generación

Shares which are to be tendered. In such case, a new título de acciones for the remainder of the Enel Generación Shares represented by the old título de acciones will be sent to the person(s) signing such Form of Acceptance (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered Enel Generación Shares are purchased. You will be deemed to tender all your Enel Generación Shares delivered to the DCV Custodial Account unless otherwise indicated in your Form of Acceptance.

All Enel Generación Shares delivered to the U.S. Share Tender Agent or DCV Custodial Account will be deemed to have been tendered unless otherwise indicated.

Guaranteed Delivery

There is no guaranteed delivery procedure for the tendering of Enel Generación Shares into the U.S. Offer.

Acceptance of the U.S. Offer Through a Power of Attorney

If a holder of Enel Generación Shares wishes to accept the U.S. Offer but is away from home or if the Form of Acceptance is being signed under a power of attorney, the holder’s appointed attorney should send the Form of Acceptance by the quickest means to the holder for execution or, if the holder has executed a power of attorney, have the Form of Acceptance signed by the appointed attorney. The completed Form of Acceptance together with the required documents should be delivered to the U.S. Share Tender Agent at the address set forth on the back cover of this prospectus and accompanied by the power of attorney (or a duly certified copy thereof). Any power of attorney must have been granted before a notary public in Chile or before a competent Chilean General Consul. The power of attorney (or a duly certified copy thereof) will be submitted for registration by the U.S. Share Tender Agent and returned as directed. No other signatures are acceptable.

Acceptance of the U.S. Offer and Representations by Holder

The tender of Enel Generación Shares pursuant to any one of the procedures described above will constitute the tendering holder’s acceptance of the U.S. Offer, as well as the tendering holder’s representation, warranty and agreement that (a) such holder owns the Enel Generación Shares being tendered, (b) such holder is a U.S. Person, (c) such holder has the full power and authority to tender and assign the Enel Generación Shares tendered, as specified in the Form of Acceptance, (d) such holder irrevocably authorizes Enel Chile and/or the Chilean Tender Agent to apply on such holder’s behalf Ch$236 of the consideration payable by Enel Chile in the U.S. Offer for each Enel Generación Share validly tendered to subscribe for Enel Chile Shares pursuant to the terms of the Subscription Agreement to be entered into, and (e) such holder irrevocably authorizes the Chilean Tender Agent to execute and deliver the Subscription Agreement on behalf of such holder for the subscription of Enel Chile Shares at a subscription price of Ch$82 per Enel Chile Share. Enel Chile’s acceptance for payment of Enel Generación Shares tendered pursuant to the U.S. Offer will constitute a binding agreement between the tendering holder and Enel Chile containing the terms of the U.S. Offer.

Matters Concerning Validity, Eligibility and Acceptance

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Enel Generación Shares will be determined by Enel Chile, in its sole discretion, which determination shall be final and binding. Enel Chile reserves the absolute right to reject any or all tenders of Enel Generación Shares determined by it not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Enel Chile’s counsel, be unlawful. Enel Chile also reserves the absolute right to waive any defect or irregularity in any tender of Enel Generación Shares. None of Enel Chile or the U.S. Share Tender Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.

Appointment as Attorney-in-Fact and Proxy

By executing the Form of Acceptance as set forth above, the tendering holder of Enel Generación Shares irrevocably appoints each designee of Enel Chile set forth therein as attorney-in-fact and proxy of such holder, with full power of substitution, to vote the Enel Generación Shares as in such manner as each such attorney-in-fact and proxy (or any substitute thereof) will deem proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of such holder’s rights with respect to the Enel Generación Shares tendered by such holder and accepted for payment by Enel Chile prior to the time of such vote or action. All such proxies and powers of attorney will be considered coupled with an interest in the tendered Enel Generación Shares and will be irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such Enel Generación Shares in accordance with the terms of the U.S. Offer. Such acceptance for payment by Enel Chile will revoke, without further action, any other proxy or power of attorney granted by such holder at any time with respect to such Shares and no subsequent proxies or powers of attorney may be given or written consent executed (or, if given or executed, will not be deemed effective) with respect thereto by such holder. By executing the Form of Acceptance as set forth above, the tendering holder of Enel Generación Shares further agrees that effective from and after the date Enel Generación Shares are tendered thereby: (a) Enel Chile shall be entitled to direct the exercise of any votes attaching to any Enel Generación Shares in respect of which the U.S. Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such Enel Generación Shares, including any right to call a meeting of the shareholders; and (b) the execution of the Form of Acceptance and its delivery to the U.S. Share Tender Agent will constitute (1) an authority from the tendering holder of Enel Generación Shares to send any notice, circular, document or other communications which may be required to be sent to such holder to Enel Chile at its registered office, (2) an authority to Enel Chile to sign any consent to execute a form of proxy in respect of the Enel Generación Shares in respect of which the U.S. Offer has been accepted or is deemed to have been accepted appointing any person nominated by Enel Chile to attend general meetings of shareholders of Enel Generación and to exercise the votes attaching to such Enel Generación Shares on behalf of the tendering holder of Enel Generación Shares and (3) the agreement of the tendering holder of Enel Generación Shares not to exercise any of such rights without the consent of Enel Chile and the irrevocable undertaking of the tendering holder of Enel Generación Shares not to appoint a proxy for or to attend general meetings of shareholders of Enel Generación.

Backup U.S. Federal Income Tax Withholding.

Under U.S. federal income tax law, the U.S. Share Tender Agent may be required to withhold and pay over to the U.S. Internal Revenue Service a portion of the amount of any payments made pursuant to the U.S. Offer. To avoid backup withholding, unless an exemption applies, a holder of Enel Generación Shares that is a U.S. Holder (as defined for U.S. federal income tax purposes, see Tax Consequences” in this prospectus) must provide the U.S. Share Tender Agent with the holder’s correct taxpayer identification number (“TIN”) and certify under penalties of perjury that the TIN is correct and that the holder is not subject to backup withholding by completing the Form W-9 in the Form of Acceptance. If a U.S. Holder does not provide its correct TIN or fails to provide the certifications described above, the U.S. Internal Revenue Service may impose a penalty on the holder, and any payment made to the holder pursuant to the U.S. Offer may be subject to backup withholding. All U.S. Holders surrendering Enel Generación Shares pursuant to the U.S. Offer should complete and sign the Form W-9 included in the Form of Acceptance to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the U.S. Share Tender Agent).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a U.S. Holder may be refunded or credited against the U.S. Holder’s federal income tax liability, if any, provided that the required information is properly furnished to the U.S. Internal Revenue Service.

Enel Chile’s acceptance for payment of the Enel Generación Shares tendered pursuant to the U.S. Offer will constitute a binding agreement between each tendering holder of Enel Generación Shares and Enel Chile upon the terms and subject to the conditions of the U.S. Offer. If you are in any doubt about the procedure for tendering your Enel Generación Shares into the U.S. Offer, please telephone the Information Agent at its telephone number set forth on the back cover of this prospectus.

U.S. Holders who hold Enel Generación Shares may, at their option, tender their Enel Generación Shares into the Chilean Offer instead of the U.S. Offer. Any U.S. Holder of Enel Generación Shares who desires to accept the Chilean Offer should follow the procedures for tendering Enel Generación Shares into the Chilean Offer.

Under no circumstances will we pay interest on the consideration, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Enel Generación Shares and Enel Generación ADSs in the U.S. Offer. See “—Conditions of the U.S. Offer.”

We urge holders who hold Enel Generación Shares through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Enel Generación Shares through their nominee and not directly to the U.S. Share Tender Agent.

Holders of Enel Generación ADSs

General

To tender Enel Generación ADSs pursuant to the U.S. Offer:

(a) (1) a properly completed and duly executed ADS Letter of Transmittal (or copy thereof, provided the signature is original) and all other documents required by the ADS Letter of Transmittal must be received by the ADS Tender Agent at one of its addresses set forth on the back cover of this prospectus and (2) if applicable, ADRs for the ADSs to be tendered must be received by the ADS Tender Agent at one of such addresses set forth on the back cover of this prospectus by the Expiration Date; or

(b) a holder’s Enel Generación ADSs must be delivered pursuant to the procedures for book-entry transfer described below (and a properly completed and duly executed ADS Letter of Transmittal (or copy thereof, provided the signature is original), unless an Agent’s Message (as defined below) confirming such delivery is received by the ADS Tender Agent) by the Expiration Date.

The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility (as defined below) to and received by the ADS Tender Agent and forming a part of a book-entry confirmation which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant tendering the Enel Generación ADSs which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that Enel Chile may enforce such agreement against such participant.

Book-Entry Delivery

The ADS Tender Agent will establish an account with respect to the Enel Generación ADSs at The Depository Trust Company (the “Book-Entry Transfer Facility”) for purposes of the U.S. Offer within two business days after the date of this prospectus, and any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make book-entry delivery of Enel Generación ADSs by causing the Book-Entry Transfer Facility to transfer such Enel Generación ADSs into the ADS Tender Agent’s account in accordance with the procedures of the Book-Entry Transfer Facility. However, although delivery of Enel Generación ADSs may be effected through book-entry transfer, a properly completed and duly executed ADS Letter of Transmittal or an Agent’s Message and any other required documents must, in any case, be received by the ADS Tender Agent at one of its addresses set forth on the back cover of this prospectus prior to the Expiration Date. Delivery of the ADS Letter of Transmittal and any other required documents or instructions to the Book-Entry Transfer Facility does not constitute delivery to the ADS Tender Agent.

If tender is made by Book-Entry Transfer Facility, the ADS Letter of Transmittal must be delivered by means of Agent’s Message.

Partial Tenders

If fewer than all of the Enel Generación ADSs evidenced by ADRs delivered to the ADS Tender Agent are to be tendered, the holder thereof should so indicate in the ADS Letter of Transmittal by filling in the number of ADSs which are to be tendered in the box entitled “Number of ADSs Tendered” in the ADS Letter of Transmittal. In such case, a new ADR for the untendered Enel Generación ADSs represented by the old ADR will be sent to the person(s) signing such ADS Letter of Transmittal (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered Enel Generación ADSs are accepted for payment.

All Enel Generación ADSs delivered to the ADS Tender Agent will be deemed to have been tendered unless otherwise indicated. See Instruction of the ADS Letter of Transmittal.

Signature Guarantees

Except as otherwise provided in the next sentence, all signatures on an ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an “Eligible Institution”). Signatures on an ADS Letter of Transmittal need not be guaranteed (a) if the ADS Letter of Transmittal is signed by the registered holder(s) of the Enel Generación ADSs tendered therewith and such holder(s) have not completed the box entitled “Special Issuance Instructions” on the ADS Letter of Transmittal or (b) if such Enel Generación ADSs are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the ADS Letter of Transmittal.

Other Requirements

Notwithstanding any other provisions hereof, payment for Enel Generación ADSs accepted for payment pursuant to the U.S. Offer will, in all cases, be made only after receipt by the ADS Tender Agent of ADRs evidencing such Enel Generación ADSs, if applicable, or book-entry transfer of such Enel Generación ADSs, a properly completed and duly executed ADS Letter of Transmittal (or a copy thereof, provided the signature is original) or an Agent’s Message, together with any required signature guarantees and any other documents required by the ADS Letter of Transmittal. There is no guaranteed delivery procedure for the tendering of Enel Generación ADSs into the U.S. Offer. Under no circumstances will interest be paid on the U.S. Offer consideration to be paid by Enel Chile, regardless of any extension of the U.S. Offer or any delay in making such payment.

The method of delivery of Enel Generación ADSs and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering holders of Enel Generación ADSs and the delivery will be deemed made only when actually received by the ADS Tender Agent (including, in the case of book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure a timely delivery. Registered mail with return receipt requested, properly insured, is recommended for Enel Generación ADSs sent by mail.

Acceptance of the U.S. Offer and Representations by Holder

The tender of Enel Generación ADSs pursuant to any one of the procedures described above will constitute the tendering holder’s acceptance of the U.S. Offer, as well as the tendering holder’s representation, warranty and agreement that (a) such holder owns the Enel Generación ADSs being tendered, (b) such holder has the full power and authority to tender and assign the Enel Generación ADSs tendered, as specified in the ADS Letter of Transmittal, (c) such holder irrevocably authorizes Enel Chile and/or the Chilean Tender Agent to apply on such holder’s behalf Ch$7,080 of the consideration payable by Enel Chile in the U.S. Offer for each Enel Generación ADS validly tendered to subscribe and fully pay for Enel Chile Shares underlying Enel Chile ADSs plus any applicable fees in connection with the issuance of the Enel Chile ADSs, pursuant to the terms of the Subscription Agreement to be entered into, and (d) such holder irrevocably authorizes the Chilean Tender Agent to execute and deliver the Subscription Agreement on behalf of such holder for the subscription of Enel Chile Shares at a subscription price of Ch$82 per Enel Chile Share (equivalent to Ch$4,100 per Enel Chile ADS). Enel Chile’s acceptance for payment of Enel Generación ADSs tendered pursuant to the U.S. Offer will constitute a binding agreement between the tendering holder of Enel Generación ADSs and Enel Chile containing the terms of the U.S. Offer.

Matters Concerning Validity, Eligibility and Acceptance

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Enel Generación ADSs will be determined by Enel Chile, in its sole discretion, which determination shall be final and binding on all parties. Enel Chile reserves the absolute right to reject any or all tenders of Enel Generación ADSs determined by it not to be in proper form or if the acceptance for payment of, or payment for, such Enel Generación ADSs may, in the opinion of Enel Chile’s counsel, be unlawful. Enel Chile also reserves the absolute right to waive any defect or irregularity in any tender of Enel Generación ADSs, whether or not similar defects or irregularities are waived in the case of other holders. No tender of Enel Generación ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of Enel Chile, the ADS Tender Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification. Enel Chile’s interpretation of the terms and conditions of the U.S. Offer (including the ADS Letter of Transmittal and the instructions thereto) will be final and binding on all parties.

Appointment as Attorney-in-Fact and Proxy

By executing the ADS Letter of Transmittal (or delivering an Agent’s Message) as set forth above, the tendering holder of Enel Generación ADSs irrevocably appoints each designee of Enel Chile set forth therein as attorney-in-fact and proxy of such holder, with full power of substitution, to vote the Enel Generación ADSs as in such manner as each such attorney-in-fact and proxy (or any substitute thereof) will deem proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of such holder’s rights with respect to the Enel Generación ADSs tendered by such holder and accepted for payment by Enel Chile prior to the time of such vote or action. All such proxies and powers of attorney will be considered coupled with an interest in the tendered Enel Generación ADSs and will be irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such Enel Generación ADSs in accordance with the terms of the U.S. Offer. Such acceptance for payment by Enel Chile will revoke, without further action, any other proxy or power of attorney granted by such holder at any time with respect to such Enel Generación ADSs and no subsequent proxies or powers of attorney may be given or written consent executed (or, if given or executed, will not be deemed effective) with respect thereto by such holder. By executing the ADS Letter of Transmittal as set forth above, the tendering holder of Enel Generación ADSs further agrees that effective from and after the date Enel Generación ADSs are tendered thereby that: (a) Enel Chile shall be entitled to direct the exercise of any votes attaching to any Enel Generación Shares represented by Enel Generación ADSs in respect of which the U.S. Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such Enel Generación Shares represented by Enel Generación ADSs, including any right to call a meeting of the

Shareholders; and (b) the execution of the ADS Letter of Transmittal and its delivery to the ADS Tender Agent will constitute (1) an authority from the tendering holder of Enel Generación ADSs to send any notice, circular, document or other communications which may be required to be sent to such holder to Enel Chile at its registered office, (2) an authority to Enel Chile to sign any consent to execute a form of proxy in respect of the Enel Generación Shares represented by the Enel Generación ADSs in respect of which the U.S. Offer has been accepted or is deemed to have been accepted appointing any person nominated by Enel Chile to attend general meetings of shareholders of Enel Generación and to exercise the votes attaching to such Enel Generación Shares on behalf of the tendering holder of Enel Generación ADSs, (3) the agreement of the tendering holder of Enel Generación ADSs not to exercise any of such rights without the consent of Enel Chile and the irrevocable undertaking of the tendering holder of Enel Generación ADSs not to appoint a proxy for or to attend general meetings of shareholders of Enel Generación and (4) an authority to (i) Enel Chile and/or the Chilean Tender Agent to apply Ch$7,080 of the consideration payable by Enel Chile in the U.S. Offer for each Enel Generación ADS validly tendered to subscribe and fully pay for Enel Chile Shares pursuant to the terms of the Subscription Agreement to be entered into, and (ii) the Chilean Tender Agent to execute and deliver the Subscription Agreement on behalf of such holder for the subscription of Enel Chile Shares at a subscription price of Ch$82 per Enel Chile Share (equivalent to Ch$4,100 per Enel Chile ADS).

In addition, by executing the ADS Letter of Transmittal (or delivering an Agent’s Message) as set forth above, the tendering holder of Enel Generación ADSs irrevocably appoints each of Enel Chile and the ADS Tender Agent as attorney-in-fact of such holder, with full power of substitution, to register the transfer of the tendered Enel Generación ADSs, to surrender the tendered Enel Generación ADSs for withdrawal of the Enel Generación Shares represented by the Enel Generación ADSs upon payment by Enel Chile of the requisite Enel Generación ADS distribution fees and expenses and to instruct the Enel Generación ADS Depositary as to delivery of those Enel Generación Shares.

Subscription Agreement and Delivery of Enel Chile ADSs

Each holder of Enel Generación ADSs on whose behalf the Subscription Agreement is executed irrevocably undertakes, represents and warrants to, and agrees with, Enel Chile (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) that the execution of the Subscription Agreement by the Chilean Tender Agent on behalf of such holder constitutes the irrevocable agreement of the holder to subscribe and fully pay for Enel Chile Shares at a subscription price of Ch$82 per Enel Chile Share (equivalent to Ch$4,100 per Enel Chile ADS). Enel Chile will cause the Enel Chile Shares to be issued in connection with the U.S. Offer to satisfy the Enel Chile U.S. Share/ADS Subscription Condition (including the Enel Chile Shares underlying the Enel Chile ADSs) and cause the Enel Chile Shares to be delivered through the facilities of the DCV in Chile to Enel Chile’s ADS custodian in Chile at the same time as Enel Chile Shares are delivered in the Chilean Offer. Once the Enel Chile Shares are deposited with Enel Chile’s ADS custodian in Chile, Enel Chile’s ADS depositary will issue the Enel Chile ADSs.

Backup U.S. Federal Income Tax Withholding.

Under U.S. federal income tax law, the ADS Tender Agent may be required to withhold and pay over to the U.S. Internal Revenue Service a portion of the amount of any payments made pursuant to the U.S. Offer. To avoid backup withholding, unless an exemption applies, a holder of Enel Generación ADSs that is a U.S. Holder (as defined for U.S. federal income tax purposes, see “Tax Consequences” in this prospectus) must provide the ADS Tender Agent with the holder’s correct TIN and certify under penalties of perjury that the TIN is correct and that the holder is not subject to backup withholding by completing the Form W-9 in the ADS Letter of Transmittal. If a U.S. Holder does not provide its correct TIN or fails to provide the certifications described above, the U.S. Internal Revenue Service may impose a penalty on the holder, and any payment made to the holder pursuant to the U.S. Offer may be subject to backup withholding. All U.S. Holders surrendering Enel Generación ADSs pursuant to the U.S. Offer should complete and sign the Form W-9 included in the ADS Letter of Transmittal to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the ADS Tender Agent).

Certain holders (including, among others, all corporations and certain foreign individuals and foreign entities) may not be subject to backup withholding. Holders that are not U.S. Holders should complete and sign the appropriate Form W-8 (a copy of which may be obtained from the ADS Tender Agent) in order to avoid backup withholding. These holders should consult a tax advisor to determine which Form W-8 is appropriate. See the ADS Letter of Transmittal, for more information.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a beneficial owner may be refunded or credited against such beneficial owner’s federal income tax liability, if any, provided that the required information is properly furnished to the U.S. Internal Revenue Service.

Enel Chile’s acceptance for payment of the Enel Generación ADSs tendered pursuant to the U.S. Offer will constitute a binding agreement between each tendering holder of Enel Generación ADSs and Enel Chile upon the terms and subject to the conditions of the U.S. Offer. If you are in any doubt about the procedure for tendering Enel Generación ADSs, please telephone the Information Agent at its telephone number set forth on the back cover of this prospectus.

Under no circumstances will we pay interest on the consideration, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Enel Generación Shares and Enel Generación ADSs in the U.S. Offer. See “—Conditions of the U.S. Offer.”

We urge holders who hold Enel Generación ADSs through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Enel Generación ADSs through their nominee and not directly to the ADS Tender Agent.

Tender Withdrawal Rights

You may withdraw Enel Generación Shares or Enel Generación ADSs that you have previously tendered pursuant to the U.S. Offer at any time prior to the Expiration Date. Except as this section otherwise provides, tenders of Enel Generación Shares or Enel Generación ADSs are irrevocable.

For a tender withdrawal to be effective, a written notice of tender withdrawal must be timely received by the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, at one of their respective addresses set forth on the back cover of this prospectus. Any such notice of tender withdrawal must specify the name of the person who tendered the Enel Generación Shares or Enel Generación ADSs to be withdrawn and the number of Enel Generación Shares or Enel Generación ADSs to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Enel Generación Shares or Enel Generación ADS. If the Enel Generación Shares or Enel Generación ADSs to be withdrawn have been delivered to the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, a signed notice of tender withdrawal (with such signature guaranteed by an Eligible Institution in the case of Enel Generación ADSs except for Enel Generación ADSs tendered by an Eligible Institution) must be submitted prior to the release of such Enel Generación Shares or Enel Generación ADSs. Such notice must also specify, in the case of Enel Generación Shares or Enel Generación ADSs tendered by delivery of certificates, the serial numbers shown on the particular títulos de acciones (certificates of title) or ADRs evidencing the Enel Generación Shares or Enel Generación ADSs to be withdrawn or, in the case of Enel Generación Shares or Enel Generación ADSs tendered by book-entry transfer, the name and number of the account to be credited with the withdrawn Enel Generación Shares or Enel Generación ADSs. In addition, Enel Generación Shares tendered by book-entry transfer may be withdrawn only by means of the tender withdrawal procedures made available by the DCV and must comply with the DCV’s procedures. Enel Generación ADSs tendered by the book-entry transfer may be withdrawn only by means of the tender withdrawal procedures made available by the Book-Entry Transfer Facility and must comply with the Book-Entry Transfer Facility’s procedures. Tender withdrawals may not be rescinded, and Enel Generación

Shares and Enel Generación ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the U.S. Offer. However, withdrawn Enel Generación Shares and Enel Generación ADSs may be re-tendered by again following one of the procedures described in “—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares” and “—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs,” as applicable, at any time prior to the Expiration Date.

All questions as to the form and validity, including the time of receipt, of notices of tender withdrawal, will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to waive any defect or irregularity in the withdrawal of tendered Enel Generación Shares or Enel Generación ADSs by any Enel Generación Share or Enel Generación ADS holder, whether we waive similar defects or irregularities in the case of other Enel Generación Share or Enel Generación ADS holders. None of Enel Chile, the Information Agent, the U.S. Share Tender Agent, the ADS Tender Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of tender withdrawal, nor will any of them incur liability for failure to give any notice.

Appraisal/Statutory Dissenters’ Withdrawal Rights

The Chilean Corporations Act does not provide for appraisal rights or statutory dissenters’ withdrawal rights (derecho a retiro) in the case of a tender offer, except when the offeror that is a controlling shareholder of a publicly held company acquires shares in an amount resulting in the ownership exceeding 95% of the outstanding shares of the target company, in which case, the remaining minority shareholders of the target company, in accordance with Article 71 bis of the Chilean Corporations Act, shall be entitled to exercise statutory dissenters’ withdrawal rights and receive from the target company a cash payment as described below. No provision has been made to grant unaffiliated shareholders access to the corporate files of the Enel Filing Persons or to obtain counsel or appraisal services at the expense of the Enel Filing Persons in relation to the Offers.

Holders of Enel Generación Shares

In the event Enel Chile acquires Enel Generación Shares in the Offers that result in Enel Chile’s ownership exceeding 95% of the outstanding Enel Generación Shares, holders of Enel Generación Shares who did not tender in the Offers, and who provide Enel Generación with the required notice of withdrawal, will have the right to exercise statutory dissenters’ withdrawal rights and to receive from Enel Generación a cash payment equivalent to the weighted average of the closing prices for Enel Generación Shares as reported on the Chilean Stock Exchanges during the 60-trading day period preceding the 30th trading day prior to the date on which the results of the tender offer are published.

Enel Chile will notify the results of the Offers on the third day after the expiration of the Chilean Offer (“Notice Publication Date”) in the same newspaper in which the announcement of the Chilean Offer was published and on its website. Holders of Enel Generación Shares that did not tender in the Offers may exercise their statutory withdrawal rights within 30 days following the Notice Publication Date by notifying Enel Generación through (i) any means of communication set forth in Enel Generación’s bylaws; (ii) a registered letter; or (iii) a written notice delivered to Enel Generación’s main office. Enel Generación will pay holders of Enel Generación Shares that validly exercised their statutory dissenters’ withdrawal rights within the 60-calendar day period following the Notice Publication Date.

Holders of Enel Generación ADSs

Enel Generación ADS holders own beneficial interests in Enel Generación Shares that are held by the custodian bank for Enel Generación’s ADS program. Enel Generación ADS holders do not hold Enel Generación Shares directly and are not listed as shareholders on Enel Generación’s share registry. Therefore, any Enel Generación ADS holder that wishes to exercise statutory dissenters’ withdrawal rights with respect to the Offers must cancel such holder’s Enel Generación ADSs and must be a registered shareholder of Enel Generación on the Notice Publication Date and continuously until the date the statutory dissenters’ withdrawal rights are exercised and then follow the procedures for exercising statutory dissenters’ withdrawal rights as a shareholder as described above under “—Appraisal/Statutory Dissenters’ Withdrawal Rights—Holders of Enel Generación Shares.”

In the event Enel Chile does not acquire Enel Generación Shares in the Offers that result in Enel Chile’s ownership exceeding 95% of the outstanding Enel Generación Shares, holders of Enel Generación Shares will not have statutory dissenters’ withdrawal rights. Therefore, if Enel Chile does not acquire more than 95% of the outstanding Enel Generación Shares in the Offers, Enel Generación ADS holders who cancelled their Enel Generación ADSs to become shareholders of record of Enel Generación will continue to be shareholders and may incur additional fees in order to redeposit their shares into Enel Generación’s ADR program.

No Fractional Enel Chile ADSs

No fractional Enel Chile ADSs will be issued in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition in connection with the U.S. Offer. In lieu of any fraction of an Enel Chile ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. Offer, you will receive an amount in U.S. dollars in cash, without interest, equal to the product of that fraction and the average sale price per Enel Chile ADS, net of expenses, realized on the NYSE, of all the aggregated fractional Enel Chile ADSs that would have otherwise been issued in the U.S. Offer.

You will not know the exact amount of the cash payment you will receive in lieu of any fractional Enel Chile ADS at the time that you tender your Enel Generación ADSs because this amount will depend on the trading prices of Enel Chile ADSs after the completion of the Offers. Payments of cash in lieu of any fractional Enel Chile ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. Offer will be paid to you as promptly as practicable.

In no event will interest be paid on the cash to be received in lieu of any fraction of an Enel Chile ADS, regardless of any delay in making the payment.

Source and Amounts of Funds

The Offers are not subject to any financing condition or contingency.

Assuming that all of the outstanding Enel Generación Securities (including Enel Generación Shares represented by Enel Generación ADSs) not held by Enel Chile are tendered in the Offers for a consideration of Ch$590 for each Enel Generación Share and that 40% of such cash consideration is applied to subscribe for Enel Chile Shares, we anticipate that approximately Ch$1,162 billion in cash will be required to pay the tender offer consideration (net, after giving effect to the deemed subscription for the Enel Chile Securities by the tendering holders of Enel Generación Securities).

Senior Unsecured Term Loan Credit Agreement

Overview

On January 12, 2018 (the “Effective Date”), Enel Chile entered into a senior unsecured term loan credit agreement (the “Credit Agreement”) with Banco Santander-Chile, Banco de Chile, and Scotiabank Chile, as Term A Loan Lenders, and Banco Bilbao Vizcaya Argentaria S.A., New York Branch, Citibank, N.A., through its International Banking Facilities, JPMorgan Chase Bank, N.A. and Morgan Stanley Bank, N.A., as Term B Loan Lenders. The Credit Agreement provides for an 18-month Facility, comprised of a Ch$667,975,000,000 Term A Loan Commitment and a US$900,000,000 Term B Loan Commitment on the terms described below. The Credit Agreement is governed by the laws of the state of New York. Capitalized terms used in this section but not defined herein are used with the meanings assigned to them in the Credit Agreement.

Enel Chile shall use the proceeds of the Credit Agreement to (i) repurchase or acquire certain capital stock of Enel Chile and Enel Generación held by shareholders exercising their statutory withdrawal rights in connection with the Merger and, if applicable, the Offers and (ii) the purchase of capital stock of Enel Generación validly tendered in the Offers. Proceeds from the Credit Agreement may also be used to pay any fees or expenses incurred in connection with the Reorganization and to repay the indebtedness of EGP Chile under the credit agreement (Contrato de Apertura de Crédito) dated as of July 30, 2013 between Banco de Crédito e Inversiones and EGP Chile, an EGPL subsidiary, in the aggregate principal amount of US$100,000,000 to the extent not refinanced by any third-party indebtedness incurred by Enel Chile or any Subsidiary.

Interest Rate and Maturity

Borrowings under the Credit Agreement shall bear interest at the following per annum rates:

•	Each Term A Loan shall bear interest on the outstanding principal amount thereof, at the Nominal TAB Rate (a Chilean Interbank Rate) plus an applicable margin of 0.45% for the first 180 days after the Effective Date, 0.55% from the 181st day through the 360th day after the Effective Date, and 0.75% thereafter; and

•	Each Term B Loan shall bear interest on the outstanding principal amount thereof, at the Adjusted LIBO Rate plus an applicable margin of 0.45% for the first 180 days after the Effective Date, 0.60% from the 181st day through the 360th day after the Effective Date, and 0.75% thereafter.

If the long-term senior unsecured debt rating of Enel Chile most recently announced by any two of S&P, Moody’s and Fitch is below BBB-, Baa3 and BBB, respectively, or, if at any time the long-term senior unsecured debt rating of Enel Chile is rated solely by S&P, then if the senior unsecured debt rating of Enel Chile is below BBB- by S&P, a Ratings Trigger Period, the applicable margin for the Term A Loans and Term B Loans shall be increased by an additional 0.20% during the Ratings Trigger Period.

All Loans under the Credit Agreement shall be payable on the date that is eighteen months from the Effective Date.

Prepayments

To the extent directed by any lender after notice of any of the following events is given by Enel Chile, Enel Chile must prepay the loans of such lender.

•	Enel Chile ceases to be a publicly held limited liability stock corporation (sociedad anónima abierta) registered with the SVS and listed on any Chilean Stock Exchanges;

•	to the extent any event of default is continuing or would result therefrom, the redemption, repurchase, retirement or other acquisition by Enel Chile of any of its capital stock (other than in common stock) or the payment by Enel Chile of any dividend or any other distribution in respect of its capital stock (other than the minimum required by law), with the exception of the acquisition of shares of capital stock by Enel Chile as part of the Reorganization;

•	to the extent any Chilean government agency shall impose restrictions on the availability of freely transferable U.S. dollars to persons outside Chile, or U.S. dollars shall be unavailable at all or at a commercially unreasonable rates of exchange, and as a direct or indirect result thereof, Enel Chile shall not have the ability or would not reasonably be expected to be able to perform its obligations under the Credit Agreement or any other term loan documents;

•

any law renders invalid, or precludes enforcement of, any payment or other material provision of the Credit Agreement or any other term loan document or prevents the performance of payment obligations or other material obligations of Enel Chile under the Credit Agreement or any other term loan document, (ii) the Credit Agreement or any other term loan document cease to be in full force and effect or (iii) any Chilean government agency, by moratorium laws or otherwise, cancels or suspends the obligation of Enel Chile to pay any amount required to be paid under the Credit Agreement or any other term loan documents; or

•	any government agency (i) condemns, nationalizes, seizes or otherwise expropriates all or a substantial part of the property or assets of Enel Chile or assumes custody or control of such property or assets or of the business or operations of Enel Chile, (ii) takes any action for the dissolution or disestablishment of Enel Chile, or (iii) takes any action that prevents Enel Chile from carrying on its business or any substantial part thereof and such action is not rescinded or reversed within 15 days following the occurrence thereof.

In addition, the loans under the Credit Agreement must be prepaid with 100% of net proceeds from the incurrence of certain indebtedness for borrowed money.

Enel Chile may at any time make voluntary prepayments of the loans under the Credit Agreement without premium or penalty upon prior written notice, subject only to the obligation to reimburse the lenders for breakage costs; provided that each partial prepayment shall be not less than US$10 million or increments of US$1 million in excess thereof for the Tranche B loans, and not less than Ch$6,000 million or increments of Ch$1,000 million in excess thereof for the Tranche A loans.

Representations, Covenants and Events of Default

The Credit Agreement contains representations and warranties and affirmative covenants applicable to Enel Chile that are usual and customary for term loan facilities of this type.

The Credit Agreement also contains negative covenants applicable to Enel Chile that are usual and customary for term loan facilities of this type, including, without limitation, restrictions on:

•	Mergers, consolidations, liquidations, or dissolutions, and conveyances, sales, leases or disposal of all or substantially all of its assets (provided that the Reorganization is permitted);

•	Creating, incurring, assuming or suffering to exist any lien on its property and assets, subject to certain exceptions;

•	Engagement to any material extent in any business except businesses of the types conducted by Enel Chile and its subsidiaries on the Effective Date or businesses reasonably related thereto; and

•	Transactions with affiliates outside the ordinary course of business subject to exceptions for transactions among Enel Chile and its subsidiaries, dividends, distributions and other payments in respect of equity interests, and transactions on an arm’s-length basis.

The Credit Agreement contains customary events of default, including, without limitation: (a) defaults on payment of principal or interest; (b) representations and warranties or certifications that are materially incorrect as of the date made or deemed made; (c) breach of certain covenants (without a grace period) and other covenants (subject to applicable grace periods); (d) bankruptcy or insolvency events with respect to Enel Chile, (e) final judgments against Enel Chile involving liability in excess of US$300 million; or (f) payment default in excess of US$100 million and cross acceleration to indebtedness of Enel Chile, in each such case, with respect to Indebtedness in excess of US$100 million.

Conditions Precedent

The Credit Agreement contains conditions precedent that are usual and customary for term loan facilities of this type including that the representations and warranties of Enel Chile are true and correct in all material respects and no default shall have occurred or will be occurring or will result from the applicable borrowing.

Fees

The Credit Agreement provides for the payment by Enel Chile of certain fees, including but not limited to a commitment fee and a duration fee.

The commitment fee begins accruing on the Effective Date and throughout the availability period on the undrawn portion of the facility amount at a rate equal to 35% of the applicable margin in effect from time to time.

The duration fee payable is 0.20% of the principal amount of the loans outstanding under the Credit Agreement on the date that is thirteen months after the Effective Date.

In connection with the Credit Agreement, the arrangers of the facility will be paid an upfront fee on the earlier of (i) March 26, 2018 and (ii) the second business day after the expiration of the Offers.

Refinancing

Enel Chile expects to refinance the Credit Agreement prior to its maturity by means of long-term bonds to be issued in one or more public offerings or private placements in the United States and/or in Chile and/or term loan facilities with a term of up to 5 years, which will be governed by New York and/or Chilean law.

Fees and Expenses

We intend to retain Georgeson LLC to act as Information Agent, Computershare Trust Company, N.A. to act as U.S. Share Tender Agent, Citibank, N.A. to act as ADS Tender Agent and BTG Pactual US Capital, LLC to act as Dealer Manager for the U.S. Offer in connection with the U.S. Offer. The Dealer Manager for the U.S. Offer and the Information Agent may contact holders of Enel Generación Shares or Enel Generación ADSs by mail, facsimile and personal interviews and may request brokers, dealers and other nominee Enel Generación Share and Enel Generación ADS holders to forward materials relating to the U.S. Offer to beneficial owners. The Dealer Manager for the U.S. Offer, Information Agent, U.S. Share Tender Agent and ADS Tender Agent will receive reasonable and customary compensation for their respective services, will be reimbursed by Enel Chile for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the U.S. Offer, including certain liabilities under the federal securities laws.

Generally, all fees and expenses incurred in connection with the U.S. Offer will be paid by the party incurring those fees and expenses. However, Enel Chile will pay all expenses relating to the printing, filing and mailing of this prospectus and the registration statement on Form F-4 of which this prospectus forms a part.

It is estimated that the aggregate fees and expenses incurred or to be incurred by the parties in connection with the U.S. Offer will be approximately as set forth below:

Dealer Manager for the U.S. Offer	US$	4,500,000
Financial Advisors	US$	8,245,000
Audit Fees	US$	2,220,000
Legal Fees and Related Expenses	US$	1,250,000
Filing Fees and Related Fees	US$	840,000
Printing, Mailing and Distribution Expenses	US$	730,000
ADS Tender Agent	US$	470,000
Advertising	US$	200,000
Information Agent	US$	160,000
U.S. Share Tender Agent	US$	30,000
Miscellaneous	US$	400,000

Total	US$	19,045,000

Generally, all fees and expenses incurred in connection with the transaction will be the obligation of the respective party incurring such fees and expenses.

We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent and the Dealer Manager for the U.S. Offer as described above) for recommending or soliciting tenders of Enel Generación Securities pursuant to the U.S. Offer. Enel Generación Share or Enel Generación ADS holders holding Enel Generación Shares or Enel Generación ADSs through brokers, dealers and other nominee stockholders are urged to consult the brokers, dealers and other nominee stockholders to determine whether transaction costs may apply if Enel Generación Share or Enel Generación ADS holders tender Enel Generación Shares or Enel Generación ADSs through the brokers, dealers and other nominee Enel Generación Share or Enel Generación ADS holders and not directly to the U.S. Share Tender Agent or ADS Tender Agent, as applicable. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the U.S. Offer and related materials to the beneficial owners of Enel Generación Shares or Enel Generación ADSs held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other person has been authorized to act as our agent or the agent of the Dealer Manager for the U.S. Offer, the Information Agent, the U.S. Share Tender Agent or the ADS Tender Agent for purposes of the U.S. Offer.

Certain Legal and Regulatory Matters

We are not aware of (i) any governmental license or regulatory permit that appears to be material to Enel Generación’s business that might be adversely affected by our acquisition of Enel Generación Shares and/or Enel Generación ADSs as contemplated herein or (ii) any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Enel Generación Shares and/or Enel Generación ADSs by us as contemplated herein, or any approval or other action by any government or governmental administrative regulatory authority or agency, domestic or foreign, or any consent, waiver or other approval that would be required as a result of or in connection with the Offers, including but not limited to, any consents or other approvals under any licenses, concessions, permits and agreements to which Enel Generación or we or any of our respective subsidiaries or affiliates is a party.

In addition, our obligation under the U.S. Offer to accept for payment and pay for Enel Generación Shares and/or Enel Generación ADSs is subject to the conditions as described in “—Conditions of the U.S. Offer.”

“Going Private” Transaction

Because we and Enel are affiliates of Enel Generación for the purposes of Rule 13e-3 under the Exchange Act, the U.S. Offer constitutes a “going private” transaction pursuant to Rule 13e-3. Rule 13e-3 requires, among other things, that certain financial information concerning Enel Generación and certain information relating to the fairness of the “going private” transaction be filed with the SEC. Such information has been provided in this prospectus and the combined Schedule TO and Schedule 13E-3, together with the exhibits thereto, filed with the SEC pursuant to Rule 14d-3 under the Exchange Act. The Schedule TO and Schedule 13E-3, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in “Incorporation of Certain Information by Reference.”

Statutory Exemption from Certain U.S. Tender Offer Requirements

The Offers are expected to qualify as a “Tier II” offer in accordance with Rule 14d-1(d) under the Exchange Act and will be, as a result, exempt from certain provisions of otherwise applicable U.S. statutes and rules relating to tender offers. U.S. and Chilean law and practice relating to tender offers are inconsistent in a number of ways. We intend to rely on the Tier II exemption from Rule 14e-1(c) on prompt payment and from Rule 14e-1(d) on the procedures for giving notices of any extensions of the length of the U.S. Offer, where we will follow Chilean law and practice.

Antitrust and Regulatory Laws

Under the HSR Act, certain acquisitions may not be consummated unless certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. Because Enel Chile already owns more than 50% of the outstanding voting shares or Enel Generación, Enel Chile believes that the HSR Act is not applicable to the purchase of the Enel Generación Shares and/or the Enel Generación ADSs pursuant to the Offers and that such purchase will not violate such antitrust laws.

There are no requirements under Chilean law that the CAA be notified of the Offers or the Merger. The CAA does, however, have broad authority to investigate any intended transaction that the CAA determines is likely to cause an adverse effect on, or lessen, competition. Although it is not anticipated that the CAA will investigate the Offers or the Merger, no assurance can be given that the CAA will not determine that the Offers or the Merger are anticompetitive or are subject to the prior review of the CAA.

Accounting Treatment

The Offers will be accounted for as an acquisition by Enel Chile of non-controlling interests in Enel Generación. Enel Chile believes that the accounting treatment of the U.S. Offer is not material to the decision of holders of Enel Generación Shares or Enel Generación ADSs whether to tender their Enel Generación Shares or Enel Generación ADSs into the U.S. Offer because Enel Chile already consolidates Enel Generación’s financial results into its consolidated financial statements.

Miscellaneous

The U.S. Offer is being made to all holders of Enel Generación Shares that are U.S. Persons and to all holders of Enel Generación ADSs, wherever located. The U.S. Offer is not being made to holders of Enel Generación Shares that are non-U.S. Persons, who are eligible to participate in the Chilean Offer. We are not aware of any jurisdiction in which the making of the U.S. Offer or the acceptance of Enel Generación Shares or Enel Generación ADSs pursuant to the U.S. Offer is restricted or prohibited by administrative or judicial action pursuant to any valid U.S. state statute. If we become aware of any valid U.S. state statute restricting or prohibiting the making of the U.S. Offer or the acceptance of Enel Generación Securities pursuant to the U.S. Offer, we will make a good faith effort to comply or seek to have such prohibition or restriction declared inapplicable to the U.S. Offer. If, after such good faith effort, we cannot comply with such applicable statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the Enel Generación Share or Enel Generación ADS holders in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of the applicable jurisdiction.

You should only rely on the information contained in this prospectus, the Form of Acceptance, the ADS Letter of Transmittal and the Subscription Agreement to which we have referred you. We have not authorized any person to provide you with information or make any representation in connection with the U.S. Offer other than those contained in this prospectus, the Form of Acceptance, the ADS Letter of Transmittal, the Subscription Agreement, or in the other documents that constitute a part of the U.S. Offer. If given or made, any recommendation or any such information or representation must not be relied upon as having been authorized by us, the Enel Chile Board of Directors, the U.S. Share Tender Agent, the ADS Tender Agent, the Dealer Manager for the U.S. Offer or the Information Agent.

Subject to applicable law (including Rule 14e-1 under the Exchange Act and the rules and regulations promulgated thereunder, which require that material changes be promptly disseminated to security holders in a manner reasonably designed to inform them of such changes), delivery of this prospectus shall not under any circumstances create any implication that the information contained in or incorporated by reference into this prospectus is correct as of any time after the date of this prospectus or the respective dates of the documents incorporated herein by reference or that there has been no change in the information included or incorporated by reference herein or in the affairs of Enel Chile or any of its subsidiaries or affiliates since the date hereof or the respective dates of the documents incorporated herein by reference.

THE CAPITAL INCREASE

As part of the Reorganization, the Company will increase Enel Chile’s capital through the issuance of new Enel Chile Shares, at the price and other conditions approved at the ESM of Enel Chile held on December 20, 2017. The proposed price for the Capital Increase is Ch$82 per Enel Chile Share. In accordance with the bylaws of Enel Chile, the Capital Increase was approved by the affirmative vote of more than the requisite two-thirds of the outstanding voting shares of Enel Chile. Enel Chile must carry out the necessary actions to register the new shares with the SVS and the Chilean Stock Exchanges.

Under Chilean law, existing shareholders of a company have preemptive rights to subscribe for additional shares issued by means of a capital increase pro rata in proportion to their interest in the company (“preemptive rights”). Also under Chilean law, a preemptive rights offering is conducted for a 30-calendar day period starting on the date of the publication by the company of a notice in a newspaper with national coverage of the commencement of the preemptive rights offering period with respect to the newly issued shares. Enel Chile initially published a notice of the preemptive rights offering in connection with the Capital Increase on February 9, 2018 and launched the preemptive rights offering on February 15, 2018. The preemptive rights offering period will expire on March 16, 2018, which is 30 calendar days from the date of launch.

The Capital Increase includes new Enel Chile Shares required in order to have a sufficient number of Enel Chile Shares available to issue to tendering holders of Enel Generación Securities in the Offers in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition. In the Reorganization, the existing holders of Enel Chile Shares (including Enel) will have preemptive rights to subscribe for additional Enel Chile Shares pro rata in connection with the newly issued Enel Chile Shares, other than the Enel Chile Shares to be issued in connection with the Merger. In addition, Enel Chile Shares underlying Enel Chile ADSs will have preemptive rights to subscribe for additional Enel Chile Shares pro rata held by the custodian of Enel Chile’s ADS depositary. Any existing holders of Enel Chile Shares that have preemptive rights in connection with the Capital Increase will be able to exercise such preemptive rights only by paying cash for the newly issued Enel Chile Shares.

Enel Chile ADS holders do not hold Enel Chile Shares directly and are not listed as shareholders on Enel Chile’s share registry. Therefore, any Enel Chile ADS holder that wishes to exercise preemptive rights with respect to the Capital Increase must cancel such holder’s Enel Chile ADSs and receive the Enel Chile Shares underlying such Enel Chile ADSs and the corresponding preemptive rights.

The Capital Increase and the related preemptive rights offering will not be effective if any of the following events occur:

•	Enel Chile has not published the notice of results of the Offers on or before December 31, 2018; or

•	Enel Chile has published a notice of results of the Offers indicating that the Offers expired or was not successful.

As a practical matter, if holders of Enel Chile Shares exercise preemptive rights and subscribe for new Enel Chile Shares in excess of the limit required in order to have a sufficient number of Enel Chile Shares available to issue to tendering holders of Enel Generación Securities in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition (between approximately 3.5 billion and 9.4 billion new Enel Chile Shares, assuming that Enel Chile acquires Enel Generación Shares and ADSs such that its ownership of Enel Generación after completion of the Offers would be between more than 75% and 100%), the condition to the Offers that there be a sufficient number of Enel Chile Shares available to issue in the subscriptions by tendering holders of Enel Generación Securities in connection with the Offers cannot be satisfied.

Currently, Enel has not determined whether or not, or to what extent, if any, it will waive its right to exercise its preemptive rights. However, Enel has no intention of exercising its preemptive rights in full because if Enel exercises its preemptive rights in full, there would not be a sufficient number of Enel Chile Shares available to issue in the subscriptions by tendering holders of Enel Generación Securities in connection with the Offers and one of the conditions to the Offers would not be satisfied.

THE MERGER

The Merger

The Merger involves the merger of EGPL with and into Enel Chile. The consummation of the Merger is contingent on the approval of the Merger by the shareholders of Enel Chile and EGPL (which approval by the shareholders of Enel Chile and EGPL was obtained on December 20, 2017) and the satisfaction of the conditions of the Merger described below, including the successful consummation of the Offers. Upon effectiveness of the Merger, EGPL will merge with and into Enel Chile. Enel Chile will be the surviving corporation under the name “Enel Chile S.A.,” and EGPL will cease to exist as a separate entity.

The Parties

When we describe our business, including the description under the caption “Enel Chile” below, we are referring to Enel Chile S.A. and its consolidated subsidiaries, including Enel Generación. When we refer to EGPL, we mean Enel Green Power Latin América S.A. and its consolidated subsidiaries. When we refer to Enel, we mean Enel S.p.A. and its consolidated subsidiaries.

Enel Chile

Enel Chile is a publicly held stock corporation (sociedad anónima abierta) organized on March 1, 2016 under the laws of the Republic of Chile that traces its origins to Enersis S.A. (currently known as Enel Américas S.A.). Enel Chile was spun off from Enersis S.A. on April 21, 2016 and currently owns and operates Enersis S.A.’s former electricity generation and distribution businesses in Chile, including Enel Generación, independently from Enel Américas S.A.

Enel Chile is an electricity utility company engaged, through subsidiaries and affiliates, in the electricity generation and distribution businesses in Chile. As of December 31, 2016, Enel Chile had 6,351 MW of installed capacity and 1.8 million distribution customers. Enel Chile’s installed capacity is comprised of 28 generation facilities and a total of 111 generation units, of which 54.6% consists of hydroelectric power plants.

For additional information regarding Enel Chile, see the documents listed under “Incorporation by Reference,” including the Enel Chile 2016 Form 20-F, the Enel Chile October 2017 Form 6-K and the Enel Chile November 2017 Form 6-K, which are incorporated by reference into this prospectus.

EGPL

EGPL is a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile, and is indirectly wholly owned by Enel, the parent company of Enel group. Enel develops its renewable energy business and holds its renewable energy assets located in Chile primarily through EGPL.

EGPL is a renewable energy generation holding company engaged, through its wholly owned subsidiary EGP Chile, in the electricity generation business in Chile. As of December 31, 2016, EGPL had 1,036 MW of installed capacity from 16 solar, wind, hydro and geothermal generation facilities. Of EGPL’s installed capacity as of such date, 47.5% consisted of solar power plants, 43.6% consisted of wind power plants, and 8.9% consisted of hydro and geothermal power plants.

EGPL currently has 18 operational power plants with a total installed capacity of 1,196 MW consisting of 92 MW of hydroelectric power, 564 MW of wind power, 492 MW of solar power, and 48 MW of geothermal power. However, the 112 MW Sierra Gorda Este wind farm and the 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations and are selling electricity on a test basis.

For additional information regarding EGPL, see “EGPL Selected Financial Data,” “Information About the Companies—EGPL,” Annex B to this prospectus and the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

Conditions of the Merger

The consummation of the Merger will be subject to the satisfaction of the following conditions:

•	Approval by the shareholders of Enel Generación of an amendment to its bylaws (estatutos) eliminating the limit set forth pursuant to Title XII of DL 3,500, which limits the ownership interest that a single person or entity may hold in Enel Generación to 65% of its issued and outstanding voting shares (which approval by the shareholders of Enel Generación was obtained on December 20, 2017);

•	Enel Chile declares successful the Offers in accordance with the terms and conditions for the Offers described under “—Conditions of the Offers” (Note that Enel Chile will only declare the Offers successful if the conditions of the Offers described under “—Conditions of the Offers” are satisfied or waived);

•	Not more than 5% of the outstanding Enel Chile Shares exercise statutory merger dissenters’ withdrawal rights in connection with the Merger, provided that no shareholder shall, on the expiration date of the statutory merger dissenters’ withdrawal rights exercise period, own more than 65% of the outstanding Enel Chile Shares in accordance with the ownership limitations in the bylaws of Enel Chile, considering for such purposes the additional number of Enel Chile Shares authorized for issuance in connection with the Merger and the Capital Increase; and

•	The absence, on the effective date of the Merger, of any legal proceeding or action seeking to: (i) prohibit or prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above.

See also “The Reorganization—Conditions of the Reorganization.”

Enel currently indirectly owns 60.6% of the Enel Chile Shares and 100% of the shares of EGPL.

Regulatory Approvals

The Merger was approved in the respective ESMs of Enel Chile and EGPL held on December 20, 2017, by more than two-thirds of the outstanding voting shares of Enel Chile and by unanimity of the outstanding voting shares of EGPL. Subsequently, on December 28, 2017, Enel Chile recorded the minute of its ESM at which its shareholders approved the Merger before the Chilean notary public, Mr. Iván Torrealba Acevedo, an abstract of which was registered before the Santiago Registry of Commerce (Registro de Comercio) and published in the Official Gazette (Diario Oficial) within the legal term set forth for such purposes under Chilean law. Likewise, on December 26, 2017, EGPL recorded the minute of its ESM at which its shareholders approved the Merger before the Chilean notary public Mr. Eduardo Díaz Morello, an abstract of which was registered before the Santiago Registry of Commerce (Registro de Comercio) on Page 1557 Number 838, of 2018, and was published within the legal term in the Official Gazette (Diario Oficial) on January 13, 2018.

In addition, although not a precondition to the effectiveness of the Merger, before the Enel Chile Shares can be issued in exchange for the shares of EGPL and such Enel Chile Shares may be traded on the Chilean Stock Exchanges, Enel Chile must obtain:

•	approval for registration of the additional Enel Chile Shares by the SVS; and

•	approval of the Chilean Stock Exchanges to list the additional Enel Chile Shares.

There are no other regulatory approvals Enel Chile is seeking to obtain in connection with the Merger of Enel Chile and EGPL. However, in connection with the approval by the SVS of the registration of the issuance of the additional Enel Chile Shares, the SVS will review the issuance to determine whether it complies with Chilean law.

In addition, in connection with the Merger and the Enel Chile ADS program, certain information must be delivered to the SVS. Enel Chile must deliver to the SVS a copy of its registration statement, of which this prospectus forms a part, and any other information it submits to the SEC in the same form and at the same time its files the registration statement or such other information with the SEC. Enel Chile must report on a monthly basis the issuance and cancellation of Enel Chile ADSs, the number of Enel Chile ADSs traded, and the price and trading volumes. Enel Chile will also be required to file with the SVS on a quarterly basis a list of Enel Chile ADS holders.

Enel Chile can give no assurance as to when or whether any of these approvals and registrations will be obtained, the terms and conditions that may be imposed in connection with their consents and approvals, or the consequences of failing to obtain such consents and approvals.

There are no voting agreements among us and any other party, or among our directors or executive officers and third parties, with respect to the voting of the Enel Chile Shares or EGPL shares at the respective ESMs.

Appraisal Rights/Statutory Merger Dissenters’ Withdrawal Rights

Under the Chilean Corporations Act, Enel Chile shareholders and EGPL shareholders who vote against approval of the Merger, or if they did not attend their respective ESMs, who notify the applicable company in writing within 30 days following the respective ESMs of their opposition to the Merger, and who provide Enel Chile or EGPL, as the case may be, with the required notice of withdrawal, have the right to exercise statutory merger dissenters’ withdrawal rights (derecho a retiro) and to receive from Enel Chile or EGPL, as the case may be, a cash payment in exchange for Enel Chile Shares or EGPL shares, as applicable. A holder of Enel Chile Shares exercising statutory merger dissenters’ withdrawal rights will receive a cash payment from Enel Chile that is equivalent to the weighted average of the closing prices for Enel Chile Shares as reported on the Chilean Stock Exchanges during the 60-trading day period preceding the 30th trading day prior to the date on which the Merger is approved. The statutory merger dissenters’ withdrawal rights price is Ch$74.36 per Enel Chile Shares. A holder of EGPL shares exercising statutory merger dissenters’ withdrawal rights will receive a cash payment from EGPL that is equivalent to the book value of EGPL shares, which is determined by dividing EGPL’s net worth (patrimonio) by the total number of issued and paid shares of EGPL. On January 19, 2018, the 30-day exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger, which was approved at the ESMs of Enel Chile and EGPL held on December 20, 2017, expired. During this period, shareholders of Enel Chile holding approximately 2% of outstanding Enel Chile Shares, exercised their statutory merger dissenters’ withdrawal rights.

Under Chilean law, Enel Chile and EGPL may avoid purchasing shares from shareholders exercising statutory merger dissenters’ withdrawal rights if within 60 days following the respective ESMs, a new shareholders’ meeting approves the revocation of the Merger. Therefore, if the Merger is revoked within the term indicated above, Enel Chile will not purchase Enel Chile Shares from the Enel Chile shareholders exercising statutory merger dissenters’ withdrawal rights and Enel Chile ADS holders who cancelled their Enel Chile ADSs to become shareholders of record of Enel Chile will continue to be Enel Chile shareholders and may incur additional fees in order to redeposit their Enel Chile Shares into the Enel Chile ADS program. In addition, through a letter to Enel Chile dated December 6, 2017, the SVS confirmed that while the exercise of statutory merger dissenters’ withdrawal rights must be made within the 30-day period following the ESM of Enel Chile, the payment to the shareholders of Enel Chile that exercised statutory merger dissenters’ withdrawal rights may be suspended until Enel Chile determines that the conditions of the Merger are satisfied and the Merger and the Reorganization are completed. In such case, the payment by Enel Chile must include interest and an inflation adjustment.

No Merger Agreement; Statutory Merger

No merger agreement will be entered into between Enel Chile and EGPL in connection with the proposed Merger. Under the Chilean Corporations Act, it is not necessary for parties to a merger to enter into a merger agreement in connection with an Article 99 statutory merger. This is because the manner in which the merged companies will be combined is prescribed by the Chilean Corporations Act. However, pursuant to Article 155(a) of the Chilean Corporate Regulations, the Boards of Directors of Enel Chile and EGPL may adopt certain terms and conditions relating to the Merger that outline certain information relating to the Merger. For purposes of the Reorganization, Enel Chile and EGPL have adopted a document entitled the General Terms of the Reorganization (Bases Generales de la Reorganización), which outlines the main terms and conditions related to the Reorganization (including the Merger). The General Terms of the Reorganization, as amended, has been published on Enel Chile’s website and an English translation is attached as Annex O to this prospectus.

In addition, under the Chilean Corporations Act the Boards of Directors of the companies that are parties to a merger are not required to approve the merger. Instead, the Chilean Corporations Act requires that the Board of each company that is a party to the merger must:

•	approve the merger exchange ratio to be proposed to its shareholders,

•	approve proposing the merger to its shareholders, and

•	call and set a date for an ESM for the purpose of voting on the proposed merger exchange ratio and the merger.

If two-thirds of the outstanding voting shares of each of Enel Chile and EGPL approve the Merger and all other conditions of the Merger are satisfied or waived, then the Chilean Corporations Act provides that at the effective time of the Merger:

•	EGPL, as the non-surviving company, will be dissolved by operation of law, but not subject to liquidation.

•	Enel Chile will, by operation of law, acquire all of the assets and rights and succeed to all of the liabilities and obligations of EGPL at its book value on the financial information and other financial statements as of the Merger effective date. The Chilean Audited Financial Statements (as defined below) of both Enel Chile and EGPL must be approved by the shareholders of each company in the same meeting or unanimous written consent in at which the Merger is submitted for their approval.

•	All shares of EGPL will convert by operation of law into Enel Chile Shares and all of the shareholders of EGPL will become equity and shareholders of Enel Chile.

•	Shareholders of EGPL will automatically become shareholders of Enel Chile and the shares of EGPL will automatically convert into Enel Chile Shares at the merger exchange ratio approved by the shareholders of Enel Chile and EGPL at their respective shareholders’ meetings.

The Merger as a Related Party Transaction Under Chilean Law

The Merger is deemed to be a related party transaction under Chilean law. Therefore, at the ESMs of Enel Chile and EGPL held on December 20, 2017, the shareholders of Enel Chile and EGPL approved the Merger as a related party transaction pursuant to Title XVI of the Chilean Corporations Act.

The Merger Proposal

At the ESMs of Enel Chile and EGPL, the respective Boards of Directors of Enel Chile and EGPL presented the Merger to their respective shareholders for their consideration and approval. Shareholders that voted in favor of the Merger also approved the following in connection with the Merger:

1.	The background information regarding the Merger consisting of:

a.	The Terms of the Reorganization (Bases Generales de la Reorganización), which outlines the main terms and conditions related to the Reorganization (including the Merger);

b.	The financial statements of Enel Chile and EGPL as of a date within 90 calendar days prior to the date of the ESM duly audited under the Chilean auditing standards by the corresponding external audit firms (the “Chilean Audited Financial Statements”);

c.	An amendment to the bylaws (estatutos) of Enel Chile, which shall be in effect after the Merger becomes effective; and

d.	The reports prepared by each of the independent appraisers of Enel Chile and EGPL;

2.	The conditions of the Merger described above;

3.	An increase in the authorized capital of Enel Chile in connection with the Merger by the amount of Ch$1,071,727,278,668, through the issuance of 13,069,844,862 new registered Enel Chile Shares, of the same series and without par value;

4.	The merger exchange ratio of 15.8 Enel Chile Shares for each share of EGPL;

5.	The fact that Enel Chile, for purposes of Chilean tax laws and in its capacity as surviving company and legal successor of EGPL, will be liable and will be required to pay all the taxes owed or that may be owed by EGPL, according to the final financial information of EGPL;

6.	The allocation of new Enel Chile Shares and updating of the shareholder ledger by the Board of Directors of Enel Chile at midnight of the day prior to the date on which the Merger becomes effective; and

7.	Any other matters that the shareholders of Enel Chile or EGPL may deem appropriate with respect to the Merger and fully authorizing the Board of Directors of Enel Chile to grant all the powers of attorney that it may deem necessary to legalize, materialize, and carry out the Merger.

Reports of Independent Appraisers

The Boards of Directors of Enel Chile and EGPL each appointed independent appraisers (peritos independientes) pursuant to Chilean law. On November 3, 2017, the independent appraisers delivered their reports on the values of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) based on the Chilean Audited Financial Statements of Enel Chile and EGPL. See “Special Factors—Position of Enel Chile and Enel as to the Fairness of the Reorganization—Summary of Report of Independent Appraiser of Enel Chile (Oscar Molina)” and “Special Factors—Position of Enel Chile and Enel as to the Fairness of the Reorganization—Summary of Report of Independent Appraiser of EGPL (Felipe Schmidt).”

Merger Exchange Ratio

The proposed merger exchange ratio of 15.8 Enel Chile Shares for each share of EGPL.

Effective Date and Completion of the Merger

The effectiveness of the Merger is expected to occur on the first Chilean business day of the month following the date on which Enel Chile publishes the results notice declaring the Offers successful. Although the

Offers are not explicitly conditioned on the completion of the Merger because the declaration of success of the Offers must precede the Merger effectiveness, the Offers are indirectly subject to the same conditions as the Merger because the launch of the Offers is subject to the shareholder approval of the Merger in accordance with its terms and conditions. If the Offers are declared successful, the Merger will be effected and it will not be possible for the Merger not to be consummated if the Offers are consummated.

MATERIAL UNITED STATES TAX CONSEQUENCES

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These authorities are subject to change, possibly with retroactive effect, which could affect the continued validity of this summary.

The following is a summary of the U.S. federal income tax consequences to U.S. Holders (as defined herein) of the U.S. Offer and of owning, and disposing of Enel Chile Shares or Enel Chile ADSs received pursuant to the U.S. Offer, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s investment decision, and is based on the assumption that there is no applicable income tax treaty in effect between the United States and Chile (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Ownership and Disposition of Enel Chile Shares and Enel Chile ADSs” below). Further, this summary does not address any aspect of foreign, state, local or estate or gift taxation, the 3.8% tax imposed on certain net investment income, tax considerations that arise from rules of general application to all taxpayers, or certain aspects of U.S. federal income taxation that may be applicable to holders subject to special treatment under the Code, including, but not limited to:

•	certain financial institutions;

•	insurance companies;

•	a broker or dealer in securities or foreign currency or dealers and traders in securities who use a mark-to-market method of tax accounting;

•	persons holding shares (or ADSs) as part of a hedge, straddle, conversion transaction or similar transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations;

•	persons that own or are deemed to own five percent or more of our shares (or ADSs); or

•	persons holding shares (or ADSs) in connection with a trade or business conducted outside of the United States.

A “U.S. Holder” for purposes of this discussion is a beneficial owner of our shares (or ADSs) or Enel Generación Shares (or Enel Generación ADSs) that is, for federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (ii) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds the Enel Generación Shares (or Enel Generación ADSs) or Enel Chile Shares (or Enel Chile ADSs), as the case may be, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding Enel Generación Shares (or Enel Generación ADSs) or Enel Chile Shares (or Enel Chile ADSs) and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the U.S. Offer and of owning and disposing of Enel Chile Shares (or Enel Chile ADSs) received in the U.S. Offer.

This discussion assumes, and we expect, that we are not, and we will not become, a passive foreign investment company for U.S. federal income tax purposes. This discussion addresses only U.S. Holders of Enel Generación Shares (or Enel Generación ADSs) or Enel Chile Shares (or Enel Chile ADSs) that hold such securities as capital assets.

Each holder of Enel Generación Shares (or Enel Generación ADSs) is urged to consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the U.S. Offer and the ownership and disposition of Enel Chile Shares (or Enel Chile ADSs) received pursuant to the U.S. Offer.

Material U.S. Federal Income Tax Consequences of the U.S. Offer to U.S. Holders

For a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that does not tender Enel Generación Shares (or Enel Generación ADSs), the U.S. Offer will not constitute a taxable event for U.S. federal income tax purposes.

For a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer, such U.S. Holder will generally recognize gain or loss equal to the difference between such U.S. Holder’s amount realized and such U.S. Holder’s tax basis for the Enel Generación Shares (or Enel Generación ADSs) tendered. For U.S. federal income tax purposes, (i) the tender by a U.S. Holder participating in the U.S. Offer of Enel Generación Shares (or Enel Generación ADSs) for only cash and (ii) the subsequent, mandatory subscription by such U.S. Holder for Enel Chile Shares (or Enel Chile ADSs) should be treated as a single transaction in which such U.S. Holder exchanges Enel Generación Shares (or Enel Generación ADSs) for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). Notwithstanding the fact that the U.S. Offer is a cash tender offer subject to the Enel Chile U.S. Share/ADS Subscription Condition, the remainder of this discussion assumes, for U.S. federal income tax purposes only, that a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer would be considered to have done so in exchange for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). If a Chilean tax is withheld on such exchange, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the exchange before deduction of the Chilean tax, and so will equal the sum of the amount of cash received (or deemed received) and the fair market value of the Enel Chile Shares or Enel Chile ADSs received (or deemed received) in exchange for the Enel Generación Shares (or Enel Generación ADSs) tendered by such U.S. Holder, including any amount withheld in respect of Chilean withholding (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below for more information on Chilean withholding taxes). That gain or loss generally will constitute capital gain or loss. If you are a noncorporate U.S. Holder, gain derived with respect to capital assets held more than one year is generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. Holder’s tax basis in the Enel Chile Shares or Enel Chile ADSs received in the U.S. Offer will equal the fair market value of such Enel Chile Shares or Enel Chile ADSs. A U.S. Holder’s holding period in the Enel Chile Shares or Enel Chile ADSs received in the U.S. Offer will begin on the day after the date of the consummation of the U.S. Offer.

As discussed in more detail below under “—Foreign Tax Credits,” subject to generally applicable limitations and substantiation requirements, a U.S. Holder may claim a credit against its U.S. federal income tax liability for the eligible Chilean taxes withheld pursuant to the U.S. Offer. Any gain that a U.S. Holder recognizes in the U.S. Offer generally will be treated as U.S. source for U.S. foreign tax credit purposes. Consequently, even if such Chilean withholding taxes are eligible foreign income taxes, a U.S. Holder will not be able to use any corresponding tax credit unless it has enough other foreign source income of the appropriate type in respect of which the credit may be used. If a Chilean tax is not an eligible foreign income tax, a U.S. Holder should be able to deduct the tax in calculating its taxable income. A U.S. Holder should consult its own tax advisors regarding the treatment of Chilean withholding taxes imposed on the U.S. Offer.

U.S. Holders are urged to consult their own U.S. tax advisors on the potential U.S. tax consequences of the U.S. Offer.

U.S. Holders are urged to consult their tax advisors with respect to their particular tax consequences of owning or disposing of Enel Chile Shares or Enel Chile ADSs, including the applicability and effect of state, local, non-U.S. and other tax laws and the possibility of changes in tax laws.

Material U.S. Federal Income Tax Consequences of Ownership and Disposition of Enel Chile Shares and Enel Chile ADSs

Tax Treatment of ADSs

For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner for U.S. federal income tax purposes. Accordingly, deposits or withdrawals of shares for ADSs will generally not be subject to U.S. federal income tax.

The U.S. Treasury has expressed concerns that parties to whom ADSs are released before shares are delivered to the depositary (pre-release) or intermediaries in the chain of ownership between beneficial owners and the issuer of the security underlying the ADSs may be taking actions that are inconsistent with the claiming of foreign tax credits for beneficial owners of depositary shares. Such actions would also be inconsistent with the claiming of the reduced tax rate, described below, applicable to dividends received by certain non-corporate beneficial owners. Accordingly, the analysis of the creditability of Chilean taxes, and the availability of the reduced tax rate for dividends received by certain non-corporate holders, each described below, could be affected by actions taken by such parties or intermediaries.

Taxation of Distributions

Distributions received by a U.S. Holder on shares or ADSs, including the amount of any Chilean taxes withheld, other than certain pro rata distributions of shares to all shareholders, will constitute foreign-source income to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of dividend income paid in Chilean pesos that a U.S. Holder will be required to include in income will equal the U.S. dollar value of the distributed Chilean peso, calculated by reference to the exchange rate in effect on the date the payment is received, regardless of whether the payment is converted into U.S. dollars on the date of receipt. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder will generally not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of its receipt, which would be ordinary income or loss and would be treated as income from U.S. sources for foreign tax credit purposes. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s, or in the case of ADSs, the depositary’s, receipt of the dividend. Corporate U.S. Holders will not be entitled to claim the dividends-received deduction with respect to dividends paid by us.

Subject to certain exceptions for short-term and hedged positions and the discussion below regarding concerns expressed by the U.S. Treasury, the U.S. dollar amount of dividends received by a noncorporate U.S. Holder in respect of Enel Chile Shares (or Enel Chile ADSs) generally will be subject to taxation at preferential rates if the dividends are “qualified dividends.” Dividends paid on the Enel Chile ADSs generally will be treated as qualified dividends if (i) the Enel Chile ADSs are readily tradable on an established securities market in the United States (ii) Enel Chile was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company (“PFIC”) and (iii) the holder thereof has satisfied certain holding period requirements. The Enel Chile ADSs are listed on the New York Stock Exchange and generally will qualify as readily tradable on an established securities market in the United States so long as they are so listed. We do not expect that we will be treated as having been a PFIC for U.S. federal income tax purposes with respect to our 2017 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our 2018 taxable year. However, because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, and because it is unclear whether certain types of our income constitute passive income for PFIC purposes, there can be no assurance that we will not be considered a PFIC for any current, prior or future taxable year.

Based on existing guidance, it is not entirely clear whether dividends received with respect to Enel Chile Shares will be treated as qualified dividends, because the Enel Chile Shares are not themselves listed on a U.S. exchange. In addition, the U.S. Treasury has announced its intention to promulgate rules pursuant to which holders of ADSs and intermediaries through whom such securities are held will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because such procedures have not yet been issued, it is not clear whether we will be able to comply with them. A U.S. Holder should consult its tax advisors to determine whether the favorable rate will apply to dividends it receives and whether it is subject to any special rules that limit its ability to be taxed at this favorable rate.

The amount of a dividend generally will be treated as foreign-source dividend income to a U.S. Holder for foreign tax credit purposes. As discussed in more detail below under “—Foreign Tax Credits,” it is not free from doubt whether Chilean withholding taxes imposed on distributions on Enel Chile Shares (or Enel Chile ADSs) will be treated as income taxes eligible for a foreign tax credit for U.S. federal income tax purposes. If a Chilean withholding tax is treated as an eligible foreign income tax, subject to generally applicable limitations, you may claim a credit against your U.S. federal income tax liability for the eligible Chilean taxes withheld from distributions on Enel Chile Shares (or Enel Chile ADSs). If the dividends are taxed as qualified dividend income (as discussed above), special rules will apply in determining the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation. The rules relating to foreign tax credits are complex. You are urged to consult your own tax advisors regarding the treatment of Chilean withholding taxes imposed on distributions on Enel Chile Shares (or Enel Chile ADSs).

Sale or Other Disposition of Shares or ADSs

For U.S. federal income tax purposes, the gain or loss a U.S. Holder realizes on the sale or other disposition of Enel Chile Shares or Enel Chile ADSs generally will be U.S.-source capital gain or loss for foreign tax credit purposes, and generally will be a long-term capital gain or loss if the U.S. Holder has held the Enel Chile Shares or Enel Chile ADSs for more than one year. The amount of a U.S. Holder’s gain or loss will equal the difference between the U.S. Holder tax basis in the Enel Chile Shares or Enel Chile ADSs disposed of and the amount realized on the disposition (including any amount withheld in respect of Chilean withholding taxes; see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below), in each case as determined in U.S. dollars. A U.S. Holder’s tax basis in the Enel Chile Shares or Enel Chile ADSs received in the U.S. Offer will be as described above under “—Material U.S. Federal Income Tax Consequences of the U.S. Offer to U.S. Holders”. In addition, certain limitations exist on the deductibility of capital losses by both corporate and individual taxpayers.

In certain circumstances, Chilean taxes may be imposed upon the sale of shares. See “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains.” As discussed in more detail below under “—Foreign Tax Credits,” subject to generally applicable limitations and substantiation requirements, a U.S. Holder may claim a credit against its U.S. federal income tax liability for the eligible Chilean taxes withheld pursuant to a sale or other disposition of Enel Chile Shares (or Enel Chile ADSs).

Foreign Tax Credits

Subject to applicable limitations that may vary depending upon a U.S. Holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, you may claim a credit against your U.S. tax liability for Chilean income taxes (or taxes imposed in lieu of an income tax) imposed in connection with the U.S. Offer and on distributions on and proceeds from the sale or other disposition of Enel Chile Shares (or Enel Chile ADSs). Chilean dividend withholding taxes generally are expected to be income taxes eligible for the foreign tax credit. The Chilean capital gains tax is likely to be treated as an income tax (or a tax paid in lieu of an income tax) and thus eligible for the foreign tax credit; however, you generally may claim a foreign tax credit only after taking into account any available opportunity to reduce the Chilean capital gains tax, such as the reduction for the credit for Chilean corporate income tax that is taken into account when calculating Chilean withholding tax, as discussed below under “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or ADSs by Foreign Holders—Taxation of Cash Dividends and Property Distributions”). If a Chilean tax is imposed on the sale or disposition of Enel Chile Shares or Enel Chile ADSs, and a U.S. Holder does not receive significant foreign source income from other sources, such U.S. Holder may not be able to credit such Chilean tax against its U.S. federal income tax liability. If a Chilean tax is not treated as an income tax (or a tax paid in lieu of an income tax) for U.S. federal income tax purposes, a U.S. Holder would be unable to claim a foreign tax credit for any such Chilean tax withheld; however, a U.S. Holder may be able to deduct such tax in computing its U.S. federal income tax liability, subject to applicable limitations. In addition, instead of claiming a credit, a U.S. Holder may, at the U.S. Holder’s election, deduct such Chilean taxes in computing the U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all taxes paid or accrued in the taxable year to foreign countries and possessions of the United States. The calculation of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign income taxes, the availability of deductions, involves the application of complex rules that depend on your particular circumstances. U.S. Holders are urged to consult their tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Passive Foreign Investment Company Rules

We do not expect to be a PFIC for U.S. federal income tax purposes for our 2018 taxable year or for the foreseeable future. However, because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, and because it is unclear whether certain types of our income constitute passive income for PFIC purposes, there can be no assurance that we will not be considered a PFIC for any current, prior or future taxable year. If we were a PFIC for any taxable year during which a U.S. Holder held Enel Chile Shares or Enel Chile ADSs, certain adverse consequences could apply to the U.S. Holder, including the imposition of higher amounts of tax than would otherwise apply, and additional filing requirements. In addition, if we were treated as a PFIC in a taxable year in which we pay a dividend or in the prior taxable year, the favorable dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply (see “—Taxation of Distributions” above). A U.S. Holder should consult its tax advisors regarding the consequences to it if we were a PFIC, as well as the availability and advisability of making any election that might mitigate the adverse consequences of PFIC status.

Controlled Foreign Corporation Rules

A foreign corporation will be treated as a “controlled foreign corporation” (“CFC”) for U.S. federal income tax purposes if, on any day during the taxable year of such foreign corporation, more than 50% of the equity interests in such corporation, measured by reference to the combined voting power or value of the equity of the corporation, is owned directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code by United States Shareholders. For this purpose, a “United States Shareholder” is any United States person that possesses directly, or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code, 10% or more of the combined voting power of all classes of equity in such corporation or 10% or more of the combined value of all classes of equity in such corporation. If a foreign corporation is a CFC at any time during any taxable year, each United States Shareholder of the corporation who owns, directly or indirectly, shares in the corporation on the last day of the taxable year on which it is a CFC will be required to include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “Subpart F income” for such year, even if the Subpart F income is not distributed. Subpart F income generally includes passive income but also includes certain related party sales, manufacturing and services income. For tax years beginning after December 31, 2017, H.R. 1, originally known as the “Tax Cuts and Jobs Act,” expands Subpart F income to include certain global intangible low-tax income. The calculation of global intangible low-taxed income is complex, and involves calculations regarding other controlled foreign corporations in which a U.S. Holder is a United States Shareholder. U.S. Holders who might, directly, indirectly or constructively, acquire 10% or more of our shares (by vote or value), and therefore might be a United States Shareholder, should consider the possible application of the CFC rules, and are urged to consult a tax advisor with respect to such matter.

U.S. Holders are urged to consult their own U.S. tax advisors with respect to the particular consequences to them of owning or disposing of Enel Chile Shares or Enel Chile ADSs.

U.S. Backup Withholding Tax and Information Reporting Requirements

Required Disclosure with Respect to Foreign Financial Assets

Certain U.S. Holders are required to report information relating to an interest in Enel Chile Shares (or Enel Chile ADSs), subject to certain exceptions (including an exception for Enel Chile Shares (or Enel Chile ADSs) held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Enel Chile Shares (or Enel Chile ADSs).

U.S. Holders are urged to consult their own U.S. tax advisors regarding information reporting requirements relating to their ownership of the Enel Chile Shares (or Enel Chile ADSs).

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

A U.S. Holder should consult its own tax advisors with respect to the particular consequences to it of the U.S. Offer and of owning and disposing of Enel Chile Shares or Enel Chile ADSs.

MATERIAL CHILEAN TAX CONSEQUENCES

The following discussion is an accurate description of the Chilean tax consequences of the Offers and the subsequent ownership, if any, of Enel Chile Shares or Enel Chile ADSs to a holder who is not domiciled in or resident of Chile or a legal entity that is not organized under Chilean law and does not have a permanent establishment in Chile (a “Foreign Holder”). Subject to the limitations and qualifications set forth below, the discussion under this heading “Material Chilean Tax Consequences”, to the extent it describes income tax laws of Chile, constitutes the opinion of Gloria López Ch., internal tax counsel of Enel Chile, with respect to the Chilean tax consequences to a Foreign Holder of Enel Generación Shares or Enel Generación ADSs participating in the Offers and the subsequent ownership, if any, of Enel Chile Shares or Enel Chile ADSs.

For purposes of Chilean tax law, an individual is a resident of Chile if he has resided in Chile for:

•	more than six months in one calendar year; or

•	a total of more than six months, in two consecutive tax years.

Under Chilean law, certain provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may only be amended by another statute. In addition, the Chilean tax authorities issue rulings and regulations of either general or specific application and interpret the provisions of Chilean tax law. Chilean taxes may not be assessed retroactively against taxpayers who act in good faith relying on such rulings, regulations and interpretations. Chilean tax authorities may, however, change such rules, regulations and interpretations prospectively. There is a signed income tax treaty between Chile and the United States that has not yet been enacted.

This discussion:

•	is based upon the tax laws of Chile as in effect on the date of this registration statement, including applicable regulations and rulings, and including ruling No. 324 of January 29, 1990 of the Chilean Internal Revenue Service (Servicio de Impuestos Internos, or the “SII”); and

•	is not intended as Chilean tax advice to any particular Foreign Holder, which can be rendered only in light of its particular circumstances, and does not purport to be a complete analysis of the potential Chilean tax consequences that may be important to a Foreign Holder based on that Foreign Holder’s particular tax situation or circumstances.

We have not sought and will not seek any rulings from the SII with respect to any matter discussed herein. No assurance can be given that the SII would not assert, or that a court would not sustain a position contrary to any of the tax characterizations and tax consequences set forth below.

Foreign Holders are urged to consult with their own tax advisors concerning the Chilean tax consequences of the Offers, of any payment received in connection with the Offers, of any payments received as a result of exercising their statutory withdrawal rights, and of the ownership of Enel Chile Shares or Enel Chile ADSs.

Material Chilean Tax Consequences of the U.S. Offer to Foreign Holders

The U.S. Offer

Any gain or loss recognized by a Foreign Holder upon the sale of the Enel Generación ADSs pursuant to the U.S. Offer will not be subject to Chilean taxation.

Gains recognized by a Foreign Holder upon the sale of Enel Generación Shares will not be subject to Chilean taxes provided that all the following mandatory requirements are met:

(a) Enel Generación Shares have a “sufficient stock market presence” (presencia bursátil) status in the Chilean Stock Exchanges;

(b) the sale of Enel Generación Shares must be made in (1) any of the Chilean Stock Exchanges authorized by the SVS, (2) a tender offer for Enel Generación Shares conducted under Title XXV of the Chilean Securities Market Law (which the Chilean portion of the Offers would be), or (3) as a consequence of a contribution to a fund as regulated in Section 109 of Chilean Income Tax Law;

(c) Enel Generación Shares must have been originally acquired (1) in any of the Chilean Stock Exchanges authorized by the SVS, (2) in a tender offer for Enel Generación Shares conducted under Title XXV of the Chilean Securities Market Law, (3) in an initial public offering of Enel Generación Shares during the formation of Enel Generación or a subsequent capital increase of Enel Generación, (4) upon conversion of convertible bonds of Enel Generación, or (5) due to the redemption of a fund’s quota as regulated in Section 109 of Chilean Income Tax Law; and

(d) Enel Generación Shares must have been acquired after April 19, 2001.

Shares are considered to have a “sufficient stock market liquidity” (presencia bursátil) status in the Chilean Stock Exchanges when (i) they have been traded for a certain number of days at or beyond a volume threshold specified under Chilean law and regulations or (ii) in case the issuer has retained a market maker, in accordance with Chilean law and regulations. As of the date of this prospectus, Enel Generación Shares are considered to have a “sufficient stock market liquidity” status in the Chilean Stock Exchanges and no market maker has been retained by Enel Generación. Should the Enel Generación Shares cease to have a “sufficient stock market liquidity” status in the Chilean Stock Exchanges, a transfer of Enel Generación Shares may be subject to capital gains taxes from which holders of “sufficient stock market liquidity” status securities are exempted, and which will apply at varying levels depending on the time of the transfer in relation to the date of loss of sufficient trading volume to qualify as a security with “sufficient stock market liquidity.” If Enel Generación Shares regain a “sufficient stock market liquidity” status, the tax exemptions will again be available to holders thereof. It is not currently contemplated that Enel Generación will retain a market maker after consummation of the U.S. Offer.

If the Enel Generación Shares do not qualify for the above exemption, capital gains on their sale could be subject to the general tax regime, with a 27% Chilean corporate income tax (“CIT”), the rate applicable during 2018, and a 35% Chilean withholding tax, the former being creditable against the latter.

No Chilean stamp, issue, registration or similar taxes or duties will apply to the sale of Enel Generación Shares or Enel Generación ADSs pursuant to the U.S. Offer.

Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders

Ownership and Disposition of Enel Chile Shares and Enel Chile ADSs

The following discussion summarizes material Chilean income and withholding tax consequences to Foreign Holders arising from the ownership and disposition of Enel Chile Shares and Enel Chile ADSs and, to the extent any are issued, share rights and ADS rights. The summary that follows does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of shares or ADSs and share rights or ADS rights, if any, and does not purport to deal with the tax consequences applicable to all categories of investors, some of which may be subject to special rules. Holders of shares and ADSs are advised to consult their own tax advisors concerning the Chilean and other tax consequences of the ownership of shares or ADSs.

The summary that follows is based on Chilean law, in effect on the date hereof, and is subject to any changes in these or other laws occurring after such date, possibly with retroactive effect. Under Chilean law, provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may be amended only by another law. In addition, the Chilean tax authorities enact rulings and regulations of either general or specific application and interpret the provisions of the Chilean Income Tax Law. Chilean tax may not be assessed retroactively against taxpayers who act in good faith relying on such rulings, regulations and interpretations, but Chilean tax authorities may change their rulings, regulations and interpretations in the future. The discussion that follows is also based, in part, on representations of the depositary, and assumes that each obligation in the Deposit Agreement and any related agreements will be performed in accordance with its terms. As of this date, there is currently no applicable income tax treaty in effect between the United States and Chile. However, in 2010 the United States and Chile signed an income tax treaty that will enter into force once the treaty is ratified by both countries. There can be no assurance that the treaty will be ratified by either country. The following summary assumes that there is no applicable income tax treaty in effect between the United States and Chile.

As used herein, the term “Foreign Holder” means either:

•	in the case of an individual holder, a person who is not a resident of or domiciled in Chile; for purposes of Chilean taxation, (a) an individual is resident of Chile if he or she has resided in Chile for more than six months in one calendar year, or a total of more than six months in two consecutive fiscal years; or (b) an individual is domiciled in Chile if he or she resides in Chile with the intention of remaining in Chile (such intention to be evidenced by circumstances such as the acceptance of employment within Chile or the relocation of the individual’s family to Chile), or

•	in the case of a legal entity holder, an entity that is not organized under the laws of Chile, unless the shares or ADSs are assigned to a branch, agent, representative or permanent establishment of such entity in Chile.

Taxation of Shares and ADSs

Taxation of Cash Dividends and Property Distributions

Cash dividends paid with respect to the shares or ADSs held by a Foreign Holder will be subject to Chilean withholding tax, which is withheld and paid by the company. The amount of the Chilean withholding tax is determined by applying a 35% rate to a “grossed-up” distribution amount (such amount equal to the sum of the actual distribution amount and the correlative Chilean CIT paid by the issuer), and then subtracting as a credit 65% of such Chilean CIT paid by the issuer, in case the residence country of the holder of share or ADS does not have a tax treaty with Chile. If there is a tax treaty between both countries (in force or signed prior to January 1, 2017) the Foreign Holder can apply 100% of the CIT as a credit. For the year 2018, the Chilean CIT applicable to Enel Chile is a rate of 27%, and depending on the circumstances mentioned above, the Foreign Holder may apply 100% or 65% of the CIT as a credit.

Currently, there are two alternative mechanisms of shareholder-level income taxation in effect since January 1, 2017: a) accrued income basis (known as attributed-income system in Chile) shareholder taxation and b) cash basis (known as partially-integrated system in Chile and most similar to the current system) shareholder taxation.

Under the Chilean Income Tax Law, public limited companies such as Enel Chile will be subject to the latter regime.

Under the partially-integrated regime, or cash basis regime, a company pays CIT on its annual result. Foreign and local individual shareholders will only pay in Chile the relevant tax on effective profit distributions and will be allowed to use the CIT paid by the distributing company as credit, with certain limitations. Only 65% of the CIT is creditable against the 35% shareholder-level tax (as opposed to 100% under the accrued income basis regime). However, if there is a tax treaty signed before January 1, 2017 between Chile and the jurisdiction of residence of the shareholder (even if not yet in effect), the CIT is fully creditable against the 35% withholding tax. This is the case of the tax treaty signed between Chile and the United States. In the case of treaties signed prior to January 1, 2017 that have not been enacted, a temporary sale permits the application of the 100% of CIT as a credit until December 31, 2019 or if such treaty is enacted on or before December 31, 2019.

The example below illustrates the effective Chilean withholding tax burden on a cash dividend received by a Foreign Holder, assuming a Chilean withholding tax base rate of 35%, an effective Chilean CIT rate of 27% (the CIT rate for 2018 and later under the cash basis regime) and a distribution of 50% of the net income of the company distributable after payment of the Chilean CIT:

Line	Concept and calculation assumptions	Amount Tax treaty resident	Amount Non-tax treaty resident
1	Company taxable income (based on Line 1 = 100)	100	100
2	Chilean corporate income tax : 27% x Line 1	27	27
3	Net distributable income: Line 1—Line 2	73	73
4	Dividend distributed (50% of net distributable income): 50% of Line 3	36.5	36.5
5	Withholding tax: (35% of (the sum of Line 4 and 50% of Line 2))	17.5	17.5
6	Credit for 50% of Chilean corporate income tax : 50% of Line 2	13.5	13.5
7	CIT partial restitution (Line 6 x 35%)(1)	—	4.725
8	Net withholding tax: Line 5—Line 6 + Line 7	4	8.725
9	Net dividend received: Line 4 + Line 8	32.5	27.775
10	Effective dividend Withholding rate : Line 8 / Line 4	10.95%	23.90%

(1)	Only applicable to non-tax treaty jurisdiction resident. From a practical standpoint the foregoing means that the CIT is only partially creditable (65%) against the withholding tax (i.e., CIT of 8.725%).

However, for purposes of the foregoing it is still not clear whether the taxpayer residence will be considered as that of the ADS’s holder or the one of the depository.

Taxation on Capital Gains

Taxation on Sale or Exchange of ADSs, Outside of Chile

Gains obtained by a Foreign Holder from the sale or exchange of ADSs outside Chile will not be subject to Chilean taxation.

Taxation on Sale or Exchange of Shares

The Chilean Income Tax Law includes a tax exemption on capital gains arising from the sale of shares of listed companies traded in the stock markets. Although there are certain restrictions, in general terms, the amendment provides that in order to qualify for the capital gain exemption: (i) the shares must be of a publicly held stock corporation with a “sufficient stock market liquidity” status in the Chilean Stock Exchanges; (ii) the sale must be carried out in a Chilean Stock Exchange authorized by the SVS, or in a tender offer subject to Chapter XXV of the Chilean Securities Market Law or as the consequence of a contribution to a fund as regulated in Section 109 of the Chilean Income Tax Law; (iii) the shares which are being sold must have been acquired on a Chilean Stock Exchange, or in a tender offer subject to Chapter XXV of the Chilean Securities Market Law, or in an initial public offering (due to the creation of a company or to a capital increase), or due to the exchange of convertible publicly offered securities, or due to the redemption of a fund’s quota as regulated in Section 109 of the Chilean Income Tax Law; and (iv) the shares must have been acquired after April 19, 2001. For purposes of considering the ADS’s as convertible publicly offered securities, they should be registered in the Chilean foreign securities registry (or it is expressly excluded from such registry by the SVS).

If the shares do not qualify for the above exemption, capital gains on their sale or exchange of shares (as distinguished from sales or exchanges of ADSs representing such shares of common stock) could be subject to the general tax regime, with a 27% Chilean CIT, the rate applicable during 2018, and a 35% Chilean withholding tax, the former being creditable against the latter.

The date of acquisition of the ADSs is considered to be the date of acquisition of the shares for which the ADSs are exchanged.

Taxation of Share Rights and ADS Rights

For Chilean tax purposes and to the extent we issue any share rights or ADS rights, the receipt of share rights or ADS rights by a Foreign Holder of shares or ADSs pursuant to a rights offering is a nontaxable event. In addition, there are no Chilean income tax consequences to Foreign Holders upon the exercise or the lapse of the share rights or the ADS rights.

Any gain on the sale, exchange or transfer of any ADS rights by a Foreign Holder is not subject to taxes in Chile.

Any gain on the sale, exchange or transfer of the share rights by a Foreign Holder is subject to a 35% Chilean withholding tax.

In connection with the Capital Increase to obtain the Enel Chile Shares to be purchased by holders of Enel Generación tendering in the Offers, we issued share rights to holders of Enel Chile Shares pursuant to a preemptive rights offering required under Chilean law. We did not issue any ADS rights in connection with the Capital Increase. The preemptive rights offering in connection with the Capital Increase was launched on February 15, 2018.

Other Chilean Taxes

There is no gift, inheritance or succession tax applicable to the ownership, transfer or disposition of ADSs by Foreign Holders, but such taxes will generally apply to the transfer at death or by gift of the shares by a Foreign Holder. There is no Chilean stamp, issue, registration or similar taxes or duties payable by holders of shares or ADSs.

COMPARATIVE MARKET PRICE DATA

The Enel Chile Shares and Enel Generación Shares are traded on the Chilean Stock Exchanges. Enel Chile Shares and Enel Generación Shares are also traded in the United States on the NYSE, under the symbols “ENIC” and “EOCC,” in the form of ADSs evidenced by ADRs. Each Enel Chile ADS represents 50 Enel Chile Shares and each Enel Generación ADS represents 30 Enel Generación Shares.

As of February 6, 2018, 49,092,772,762 Enel Chile Shares were issued and outstanding, including ADRs evidencing 69,324,747 outstanding Enel Chile ADSs (equivalent to 3,466,237,350 Enel Chile Shares or 7.06% of the total number of issued shares of Enel Chile Shares). As of February 6, 2018, 8,201,754,580 Enel Generación Shares were issued and outstanding, including ADRs evidencing 9,541,533 outstanding Enel Generación ADSs (equivalent to 286,245,990 Enel Generación Shares or 3.49% of the total number of issued Enel Generación Shares). For additional information regarding the Chilean Stock Exchanges, see Item 9.C. of the Enel Chile 2016 Form 20-F, which is incorporated herein by reference.

The table below shows, for the periods indicated, high and low sale prices, in Chilean pesos, of the Enel Chile Shares and Enel Generación Shares as reported by the Santiago Stock Exchange and the high and low sale prices, in U.S. dollars, of Enel Chile ADSs and Enel Generación ADSs as reported by the NYSE. Enel Chile Shares and Enel Chile ADSs have traded on the Chilean Stock Exchanges since April 21, 2016 and on the NYSE since April 26, 2016, respectively. As of April 21, 2016 and April 26, 2016, the price of Enel Generación Shares and Enel Generación ADSs, respectively, reflect only the value of Enel Generación and its Chilean operations. Before such dates, the prices pertain to Empresa Nacional de Electricidad S.A., prior to the spin-off of Endesa Américas S.A., which included operations in five countries, including Chile.

	Santiago Stock Exchange(1) Ch$ per share				U.S. Stock Exchange(2) US$ per ADS
	Enel Chile		Enel Generación		Enel Chile		Enel Generación
	High	Low	High	Low	High	Low	High	Low
2018
February (through February 6, 2018)	78.50	73.60	593.00	565.00	6.50	6.12	29.40	28.29
January	79.96	71.00	577.00	543.01	6.52	5.75	28.93	26.96
2017 December November October	74.50 74.45 79.50	66.95 67.76 73.30	573.00 562.70 581.55	525.10 518.00 549.01	5.91 5.87 6.28	5.03 5.24 5.80	27.18 26.64 27.67	24.21 24.42 26.14
September	78.39	70.73	559.90	515.00	6.07	5.73	26.36	24.74
August	75.70	69.00	545.00	484.99	6.07	5.37	25.96	22.30
July	76.00	70.35	530.00	501.00	5.84	5.44	24.35	22.66
June	76.00	71.55	524.97	491.00	5.68	5.41	23.57	22.29
May	76.50	72.15	547.10	515.00	5.72	5.28	24.42	22.62
April	75.00	69.85	539.00	485.17	5.71	5.31	24.39	21.89
March	73.25	65.20	500.00	442.00	5.53	4.88	22.66	20.03
February	66.98	61.00	448.1	400.00	5.36	4.63	20.88	18.36
January	67.01	62.00	455.00	415.50	5.25	4.50	20.68	19.19
2016
4th Quarter	70.15	58.65	480.00	416.00	5.25	4.25	21.52	18.35
3rd Quarter	79.00	60.48	620.00	431.00	6.08	4.52	27.82	19.75
2nd Quarter	90.00	73.94	893.00	369.22	6.81	5.22	41.70	25.22
1st Quarter	—	—	971.89	833.01	—	—	43.03	33.84
2015
4th Quarter	—	—	898.00	785.11	—	—	37.84	33.08
3rd Quarter	—	—	922.40	805.00	—	—	42.89	34.24
2nd Quarter	—	—	985.32	870.00	—	—	48.52	40.31
1st Quarter	—	—	960.01	895.00	—	—	47.05	42.34
2014
4th Quarter	—	—	933.60	829.00	—	—	47.18	41.21
3rd Quarter	—	—	948.00	825.99	—	—	48.22	43.12
2nd Quarter	—	—	840.00	789.99	—	—	45.76	41.61
1st Quarter	—	—	800.00	698.09	—	—	44.43	37.63
2013	—	—	854.00	663.04	—	—	54.02	38.26
2012	—	—	899.00	710.00	—	—	55.96	44.05

(1)	Source: Santiago Stock Exchange.
(2)	Source: NYSENET. The ADS composite figures include transactions in all U.S. stock exchanges. One Enel Chile ADS = 50 Enel Chile Shares. One Enel Generación ADS = 30 Enel Generación Shares.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION

The following table reflects: (i) the historical net income, cash dividends and book value per Enel Chile Share; (ii) the historical net income, cash dividends and book value per Enel Generación Share; (iii) the pro forma net income, cash dividends and book value per Enel Chile Share after giving effect to the proposed Offers and the Merger; and (iv) the equivalent pro forma net income, cash dividends and book value per share attributable to 2.87807 Enel Chile Shares which is the number of Enel Chile Shares to be subscribed for in respect of each Enel Generación Share validly tendered in the Offers pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition based on 40% of the cash tender offer consideration being allocated to subscribe for Enel Chile Shares or Enel Chile ADSs, as applicable, at a subscription price of Ch$82 per Enel Chile Share or Ch$4,100 per Enel Chile ADS. The information presented in this table should be read in conjunction with, and is qualified in its entirety by, the Unaudited Pro Forma Consolidated Financial Information, the unaudited consolidated financial statements for the six months ended June 30, 2017 and the audited consolidated financial statements for the year ended December 31, 2016 of Enel Chile, Enel Generación and EGPL incorporated by reference into this prospectus.

	Six Months Ended June 30, 2017	Year Ended December 31, 2016
Historical—Enel Chile	(Ch$)
Basic and diluted net income per share	3.46	7.83
Cash dividends per share(1)	3.23	2.09
Book value per share (at period end)(2)	58.42	56.29
Historical—Enel Generación
Basic and diluted net income from continuing operations per share	22.56	52.77
Cash dividends per share(1)	28.81	14.58
Book value per share (at period end)(2)	218.09	207.39
Pro Forma Consolidated(3)
Basic and diluted net income from continuing operations per share(4)	3.24	7.25
Cash dividends per share(5)	3.62	1.97
Book value per share (at period end)(6)	43.36	34.28
Pro Forma Equivalent—Enel Generación(7)
Basic and diluted net income from continuing operations per share(4)	9.32	20.87
Cash dividends per share(5)	10.42	5.67
Book value per share (at period end)(6)	124.79	98.66

(1)	Historical cash dividends per share paid in 2017 is calculated based on 2016 historical net income attributable to shareholders multiplied by the dividend policy of 50%.
(2)	Historical book value per share is computed by dividing shareholders’ equity by the number of shares of common stock outstanding at the end of the period.
(3)	See Unaudited Pro Forma Consolidated Financial Information incorporated by reference into this prospectus.
(4)	Pro forma consolidated basic and diluted net income per share is computed using the weighted-average number of shares of common stock outstanding, after the issuance of the Enel Chile Shares in the Capital Increase.
(5)	Pro forma consolidated cash dividends per share paid in 2017 is calculated based on 2016 pro forma consolidated net income attributable to shareholders of Enel Chile multiplied by the dividend policy of 50%.
(6)	The pro forma consolidated book value per share is computed by dividing pro forma shareholders’ equity, including the effect of pro forma adjustments, by the pro forma number of Enel Chile Shares which would have been outstanding had the Offers been consummated as of June 30, 2017.
(7)	The Enel Generación pro forma equivalent consolidated per share amounts are computed by multiplying the pro forma consolidated per share amounts by 2.87807, the number of Enel Chile Shares to be subscribed for in respect of each Enel Generación Share validly tendered pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, at a subscription price of Ch$82 per Enel Chile Share and Ch$4,100 per Enel Chile ADS, based on 40% of the cash tender offer consideration being allocated to subscribe for Enel Chile Shares or Enel Chile ADSs, as applicable.

ENEL CHILE SELECTED FINANCIAL DATA

The following selected historical consolidated financial data as of December 31, 2016 and 2015 and for each year in the three-year period ended December 31, 2016 was derived from the audited consolidated financial statements of Enel Chile included in the Enel Chile 2016 Form 20-F, which is incorporated by reference into this prospectus. The selected historical consolidated financial data as of December 31, 2014 and 2013 and for each year in the two-year period ended December 31, 2014 was derived from audited consolidated financial statements of Enel Chile not included or incorporated by reference into this prospectus. The selected historical consolidated financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 have been derived from the unaudited consolidated interim financial statements of Enel Chile included in the Enel Chile October 2017 Form 6-K, which is incorporated by reference into this prospectus. In April 2016, Enel Chile was spun-off from Enersis S.A. to hold the Chilean energy generation and distribution business of Enersis S.A. Pursuant to transitional relief granted by the SEC in respect of first time application of IFRS, selected historical consolidated financial data as of and for the year ended December 31, 2012 have been omitted. The selected historical consolidated financial data should be read in conjunction with Enel Chile’s Operating and Financial Review and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The following table sets forth Enel Chile’s selected historical consolidated financial data for the periods indicated:

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)
Selected Consolidated Statement of Comprehensive Income Data
Revenues and other operating income	1,822	1,210,477	1,281,060	2,541,567	2,399,029	2,049,065	1,738,083
Operating costs(2)	(1,480)	(983,293)	(985,639)	(1,973,778)	(1,873,540)	(1,666,315)	(1,346,460)
Operating income	342	227,184	295,421	567,789	525,489	382,750	391,623
Financial results(3)	(15)	(10,069)	393	(20,483)	(97,869)	(67,045)	(56,363)
Other non-operating income	165	109,859	101	121,490	20,056	70,893	14,528
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(1)	(778)	5,471	7,878	8,905	(54,353)	24,309
Income before income taxes	491	326,196	301,386	676,674	456,581	332,245	374,097
Income tax expenses	(120)	(79,457)	(41,847)	(111,403)	(109,613)	(132,687)	(61,712)
Net income	371	246,739	259,539	565,271	346,968	199,558	312,385
Net income attributable to the parent Company	255	169,660	176,643	384,160	251,838	162,459	229,527

Net income attributable to non-controlling interests	116	77,079	82,896	181,111	95,130	37,099	82,858
Total basic and diluted earnings per average number of shares (Ch$/US$ per share)	0.01	3.46	3.60	7.83	5.13	3.31	5.08
Total basic and diluted earnings per average number of ADSs (Ch$/US$ per ADS)	0.26	172.79	179.91	391.26	256.49	165.46	253.79
Cash dividends per share (Ch$/US$ per share)(4)	0.005	3.23	2.09	2.09	—	—	—
Cash dividends per ADS (Ch$/US$ per ADS)(4)	0.24	161.72	104.65	104.65	—	—	—
Weighted average number of shares of common stock (millions)		49,093	49,093	49,093	49,093	49,093	45,219
Selected Consolidated Statement of Financial Position Data
Total assets	7,938	5,272,847	5,329,043	5,398,711	5,325,469	5,126,735	4,820,392
Non-current liabilities	1,754	1,165,434	1,320,963	1,178,471	1,270,006	1,122,585	826,478
Equity attributable to the parent Company	4,317	2,868,011	2,636,673	2,763,391	2,592,682	2,472,201	2,438,837
Equity attributable to non-controlling interests	1,105	733,863	647,821	699,602	609,219	611,864	626,947
Total equity	5,422	3,601,874	3,284,493	3,462,994	3,201,901	3,084,066	3,065,784
Capital stock	3,356	2,229,109	2,229,109	2,229,109	2,229,109	2,229,109	2,238,169
Other Consolidated Financial Data
Capital expenditures (CAPEX)(5)	206	137,052	70,851	222,386	309,503	196,932	128,239
Depreciation, amortization and impairment losses(6)	119	79,328	83,367	197,587	150,147	141,623	127,720

(1)	Solely for the convenience of the reader, Chilean peso amounts have been converted into U.S. dollars at the exchange rate of Ch$664.29 per US$1.00, as of June 30, 2017.
(2)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment losses recognized in the period’s profit or loss and other expenses.
(3)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(4)	For 2016, cash dividends correspond to a payout ratio of 50% based on our 2016 annual consolidated net income as reported to the SVS, based on 10 months of results starting as of our date of formation on March 1, 2016, which therefore differs from the twelve months of net income included in the Enel Chile 2016 Form 20-F.
(5)	Capital expenditure (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(6)	For further detail, please refer to Note 28 of the Notes to the Enel Chile unaudited consolidated interim financial statements included in the Enel Chile October 2017 Form 6-K, which is incorporated by reference into this prospectus.

ENEL GENERACIÓN SELECTED FINANCIAL DATA

The following selected historical consolidated financial data as of December 31, 2016 and 2015 and for each year in the three-year period ended December 31, 2016 was derived from the audited consolidated financial statements of Enel Generación included in the Enel Generación 2016 Form 20-F, which is incorporated by reference into this prospectus. The selected historical consolidated financial data as of December 31, 2014 and 2013 and for each year in the two-year period ended December 31, 2014 was derived from audited consolidated financial statements of Enel Generación not included or incorporated by reference into this prospectus. The selected consolidated financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 have been derived from the unaudited consolidated interim financial statements of Enel Generación included in the Enel Generación October 2017 Form 6-K which is incorporated by reference into this prospectus. In April 2016, Enel Generación completed the spin-off of its non-Chilean energy generation business as Endesa Américas S.A. The selected historical consolidated financial data for all periods has been restated to reflect the Endesa Américas S.A. business as discontinued operations. Pursuant to transitional relief granted by the SEC, selected historical consolidated financial data as of and for the year ended December 31, 2012 have been omitted as such information cannot be provided on a restated basis to reflect the spin-off of Endesa Américas S.A. without unreasonable effort or expense. The selected historical consolidated financial data should be read in conjunction with Enel Generación’s Operating and Financial Review and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The following table sets forth Enel Generación’s selected historical consolidated financial data for the periods indicated:

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)
Selected Consolidated Statement of Comprehensive Income Data
Revenues and other operating income	1,155	766,990	848,484	1,659,727	1,543,810	1,230,975	970,037
Operating costs(2)	(915)	(608,117)	(614,406)	(1,228,341)	(1,141,991)	(978,713)	(700,715)

Operating income from continuing operations	239	158,873	234,078	431,386	401,819	252,262	269,322
Financial results(3)	(25.4)	(16,882)	(6,852)	(35,679)	(114,252)	(77,345)	(73,995)
Other gains	165	109,707	114	121,491	4,015	42,652	2,514
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(1)	(778)	5,471	7,878	8,905	(54,353)	24,309

Income from continuing operations before income taxes	378	250,919	232,811	525,077	300,487	163,216	222,150
Income tax expense, from continuing operations	(94)	(62,766)	(30,863)	(83,217)	(76,656)	(94,058)	(36,995)
Net income from continuing operations	283	188,153	201,948	441,860	223,831	69,158	185,155
Profit after tax from discontinued operations	—	—	79,572	79,572	411,190	489,919	378,351
Net income for the year	283	188,153	281,520	521,432	635,021	559,077	563,506

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)

Net income attributable to the parent Company	278	184,995	237,448	472,558	392,868	276,027	353,927

Net income attributable to non-controlling interests	5	3,158	44,072	48,874	242,153	283,050	209,579
Basic and diluted earnings per share from continuing operations (Ch$/US$ per share)	0.03	22.56	24.10	52.77	25.89	6.81	21.11
Basic and diluted earnings per share from continuing operations (Ch$/US$ per share)	1.02	676.67	723.10	1,583.10	776.70	204.30	633.30
Total Basic and diluted earnings per share (Ch$/US$ per share)	0.03	22.56	28.95	57.62	47.90	33.49	43.15
Total Basic and diluted earnings per ADS (Ch$/US$ per ADS)	1.02	676.67	868.53	1,728.50	1,437.00	1,004.70	1,294.50
Cash dividends per share (Ch$/US$ per share)	0.04	28.81	14.58	14.58	20.39	21.58	14.29
Cash dividends per ADS (Ch$/US$ per ADS)	1.30	864.3	437.4	437.4	611.7	647.4	428.7
Number of shares of common stock (millions)		8,202	8,202	8,202	8,202	8,202	8,202

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)

Selected Consolidated Statement of Financial Position Data

Non-current assets and disposal groups held for sale or distribution to owners	—	—	4,794	12,993	3,889,706	7,979	—
Total assets	4,915	3,265,298	3,432,338	3,399,682	7,278,770	7,237,672	6,762,125
Non-current liabilities	1,662.4	1,104,323	1,262,997	1,114,145	1,207,005	2,321,048	1,935,919
Liabilities associated with disposal groups held for sale or distribution to owners	—	—	—	—	1,851,784	5,490	—
Equity attributable to the parent company	2,693	1,788,710	1,572,250	1,700,962	2,648,190	2,700,280	2,651,968
Equity attributable to non-controlling interests	42	27,754	31,543	28,798	895,700	823,606	935,846
Total equity	2,734	1,816,464	1,603,793	1,729,760	3,543,890	3,523,886	3,587,814

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)
Capital stock(4)	961	638,289	638,289	638,289	1,537,723	1,537,723	1,537,723

Other Consolidated Financial Data

Capital expenditures (CAPEX)(5)	155	103,086	75,639	194,880	537,805	421,314	292,017
Depreciation, amortization and impairment losses(6)	89	58,869	66,021	163,386	115,042	113,766	92,577

(1)	Solely for the convenience of the reader, Chilean peso amounts have been converted into U.S. dollars at the exchange rate of Ch$664.29 per US$1.00, as of June 30, 2017.
(2)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment loss recognized in the period’s profit or loss and other expenses.
(3)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(4)	Capital stock represents issued capital plus share premium.
(5)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(6)	For further detail, please refer to Notes 8C and 27 of the Notes to the Enel Generación unaudited consolidated interim financial statements included in the Enel Generación October 2017 Form 6-K, which is incorporated by reference into this prospectus.

EGPL SELECTED FINANCIAL DATA

The following selected historical consolidated financial data as of December 31, 2016 and 2015 and for each year in the two-year period ended December 31, 2016 was derived from the audited consolidated financial statements of EGPL included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus. The selected consolidated financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 and income statements for the year ended December 31, 2014 have been derived from the unaudited consolidated financial statements of EGPL included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus. Pursuant to Item 3.A.1 of Form 20-F, selected historical consolidated financial data as of and for the years ended December 31, 2013 and 2012 have been omitted as such data cannot be provided without unreasonable effort or expense. The selected historical consolidated financial data should be read in conjunction with EGPL’s consolidated financial statements and notes thereto included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

The following table sets forth EGPL’s selected historical consolidated financial data for the periods indicated:

	For the six months ended June 30,		For the year ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)				(unaudited)
	(US$ thousands)		(US$ thousands)
Selected Consolidated Statement of Comprehensive Income Data
Revenues and other operating income	177,784	121,935	307,740	203,791	146,814
Operating costs(1)	(120,883)	(85,868)	(200,205)	(140,545)	(98,149)
Operating income	56,901	36,067	107,535	63,246	48,665
Financial results(2)	(40,422)	(26,520)	(99,536)	(42,697)	(15,972)
Other gains	67	5,687	8,167	—	—

Income before income taxes	16,546	15,234	16,166	20,549	32,693
Income tax expense	6,185	46,577	6,576	(23,787)	(22,050)
Net income	22,731	61,811	22,742	(3,238)	10,643

Net income attributable to the parent Company	21,427	58,281	20,411	(1,878)	8,788

Net income attributable to non-controlling interests	1,304	3,530	2,331	(1,360)	1,855

Other Consolidated Financial Information
Capital expenditures (CAPEX)(4)	136,420	380,086	532,486	218,883	274,301
Depreciation, amortization and impairment losses(5)	52,858	32,206	81,993	50,695	22,861

	As of June 30,	As of December 31,
	2017	2016	2015	2014
	(unaudited)			(unaudited)
	(US$ thousands)	(US$ thousands)
Consolidated Statement of Financial Position Data
Total assets	2,570,303	2,521,090	1,947,616
Non-current liabilities	1,273,415	1,174,500	1,195,851
Equity attributable to the parent company	999,539	228,782	205,329
Equity attributable to non-controlling interests	147,536	146,163	142,171
Total equity	1,147,075	374,945	347,500
Capital stock(3)	827,205	77,280	77,280

(1)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment loss recognized in the period’s profit or loss and other expenses.
(2)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(3)	Capital stock represents issued capital.
(4)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(5)	For further detail, please refer to Note 27 of the Notes to the EGPL unaudited consolidated interim financial statements included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined statement of financial position as of June 30, 2017 and the unaudited pro forma combined statements of income for the six month period ended June 30, 2017 and the years ended December 31, 2016, 2015 and 2014 give effect to (i) the public tender offer (oferta pública de adquisición de valores, in Spanish) for all the outstanding shares and ADSs of Enel Generación under Chilean law and applicable U.S. securities laws (the “Tender Offer”) and (ii) the proposed merger (the “Merger”) of Enel Green Power Latin America S.A. (“EGPL”) with and into Enel Chile. The unaudited pro forma combined information is based on the historical consolidated financial statements of Enel Chile and EGPL, applying the estimates, assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information and has been prepared in accordance with Article 11 of Regulation S-X (“Article 11”).

For pro forma purposes, the unaudited pro forma combined statement of financial position as of June 30, 2017 is presented as if the Tender Offer and the Merger had been consummated on that date. The unaudited pro forma combined statements of income for the six month period ended June 30, 2017 and the years ended December 31, 2016, 2015 and 2014, in each case, are presented as if the Tender Offer and the Merger had been consummated on January 1, 2014.

The unaudited pro forma combined financial information has been prepared by Enel Chile’s management for illustrative purposes and is not intended to represent the consolidated financial position or consolidated results of operations in future periods or what the results actually would have been had Enel Chile completed the proposed Tender Offer and Merger during the specified periods. The unaudited pro forma combined financial information and accompanying notes should be read in conjunction with the following information: (1) the interim unaudited financial statements of Enel Chile as of June 30, 2017 and for the six month periods ended June 30, 2017 and 2016 filed as Exhibit 99.1 to the Enel Chile Report on Form 6-K dated October 24, 2017; (2) the related Operating Results filed as Exhibit 99.2 to the Enel Chile Report on Form 6-K dated October 24, 2017; (3) the historical consolidated financial statements of Enel Chile as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 and notes thereto included in the Enel Chile Annual Report on Form 20-F for the year ended December 31, 2016 (the “Enel Chile 2016 Form 20-F”); and (4) Part I. Item 5.A. “Operating Results” of the Enel Chile 2016 Form 20-F.

Unaudited Pro Forma Combined Statement of Financial Position as of June 30, 2017

	Consolidated Historical	Effects of the Tender Offer	Consolidated Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merged”)
	(in thousands of Ch$)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	129,147,282	—	129,147,282	2,704,325	—			131,851,607
Other current financial assets	1,718,223	—	1,718,223	140,165	—			1,858,388
Other current non-financial assets	16,499,709	—	16,499,709	3,303,514	—			19,803,223
Trade and other current receivables	450,715,325	—	450,715,325	88,193,133	—			538,908,458
Accounts receivable from related parties	23,944,615	—	23,944,615	28,523,948	(14,469,244)	(E	)	37,999,319
Inventories	37,445,485	—	37,445,485	2,701,003	—			40,146,488
Current tax assets	64,785,054	—	64,785,054	4,335,821	—			69,120,875

TOTAL CURRENT ASSETS	724,255,693	—	724,255,693	129,901,909	(14,469,244)			839,688,358

NON-CURRENT ASSETS
Other non-current financial assets	30,278,775	—	30,278,775	1,350,502	—			31,629,277
Other non-current non-financial assets	14,385,353	—	14,385,353	201,944	—			14,587,297
Trade and other non-current receivables	33,814,994	—	33,814,994	—	—			33,814,994
Non-current accounts receivable from related parties	—	—	—	814,420	—			814,420
Investments accounted for using the equity method	19,040,613	—	19,040,613	—	—			19,040,613
Intangibles assets other than goodwill	43,340,876	—	43,340,876	42,003,721	—			85,344,597
Goodwill	887,257,655	—	887,257,655	7,313,169	19,284,339	(F	)	913,855,163
Property, plant and equipment	3,488,087,289	—	3,488,087,289	1,506,097,552	—			4,994,184,841
Investment property	8,368,004	—	8,368,004	—	—			8,368,004
Deferred tax assets	24,017,263	—	24,017,263	19,743,363	—			43,760,626

TOTAL NON-CURRENT ASSETS	4,548,590,822	—	4,548,590,822	1,577,524,671	19,284,339			6,145,399,832

TOTAL ASSETS	5,272,846,515	—	5,272,846,515	1,707,426,580	4,815,095			6,985,088,190

See Notes to the unaudited pro forma combined financial statements

	Consolidated Historical	Effects of the Tender Offer			Consolidated Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merged”)
	(in thousands of Ch$)
EQUITY AND LIABILITIES
CURRENT LIABILITIES
Other current financial liabilities	23,759,148	—			23,759,148	3,690,131	—			27,449,279
Trade and other current payables	381,290,852	—			381,290,852	71,378,625	—			452,669,477
Accounts payable to related parties	57,668,817	—			57,668,817	23,788,889	(14,469,244)	(G	)	66,988,462
Other current provisions	5,249,008	—			5,249,008	—	—			5,249,008
Current tax liabilities	26,658,951	—			26,658,951	661,633	—			27,320,584
Other current non-financial liabilities	10,911,616	—			10,911,616	—	—			10,911,616

TOTAL CURRENT LIABILITIES	505,538,392	—			505,538,392	99,519,278	(14,469,244)			590,588,426

NON-CURRENT LIABILITIES
Other non-current financial liabilities	843,858,793	1,161,922,088	(A	)	2,005,780,881	353,259,458	—			2,359,040,339
Trade and other non-current payables	1,144,501	—			1,144,501	2,013,463	—			3,157,964
Non-current accounts payable to related parties	—	—			—	428,866,953	—			428,866,953
Other long-term provisions	64,526,567	—			64,526,567	9,211,045	—			73,737,612
Deferred tax liabilities	196,627,818	—			196,627,818	51,569,497	—			248,197,315
Non-current provisions for employee benefits	58,963,092	—			58,963,092	996,435	—			59,959,527
Other non-current non-financial liabilities	313,419	—			313,419	—	—			313,419

TOTAL NON-CURRENT LIABILITIES	1,165,434,190	1,161,922,088			2,327,356,278	845,916,851	—			3,173,273,129

TOTAL LIABILITIES	1,670,972,582	1,161,922,088			2,832,894,670	945,436,129	(14,469,244)			3,763,861,555

EQUITY
Issued capital	2,229,108,975	774,614,725	(B	)	3,003,723,700	549,504,009	522,223,270	(H	)	4,075,450,979
Retained earnings	1,675,522,490	—			1,675,522,490	113,977,550	(113,977,550)	(I	)	1,675,522,490
Other reserves	(1,036,620,291)	(1,220,694,963)	(C	)	(2,257,315,254)	502,203	(388,961,381)	(J	)	(2,645,774,432)
Equity attributable to owners of parent	2,868,011,174	(446,080,238)			2,421,930,936	663,983,762	19,284,339			3,105,199,037
Non-controlling interests	733,862,759	(715,841,850)	(D	)	18,020,909	98,006,689	—			116,027,598

TOTAL EQUITY	3,601,873,933	(1,161,922,088)			2,439,951,845	761,990,451	19,284,339			3,221,226,635

TOTAL EQUITY AND LIABILITIES	5,272,846,515	—			5,272,846,515	1,707,426,580	4,815,095			6,985,088,190

See Notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Income

For the six month period ended June 30, 2017

	Consolidated Historical	Effects of the Tender Offer			Consolidated Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merged”)
	(in thousands of Ch$, except share and per share amounts)
Revenues	1,202,535,659	—			1,202,535,659	117,350,300	(77,306,250)	(O	)	1,242,579,709
Other operating income	7,941,429	—			7,941,429	2,642	—			7,944,071
Revenues and other operating income	1,210,477,088	—			1,210,477,088	117,352,942	(77,306,250)			1,250,523,780
Raw materials and consumables used	(793,428,777)	—			(793,428,777)	(24,690,561)	76,805,398	(P	)	(741,313,940)
Contribution Margin	417,048,311	—			417,048,311	92,662,381	(500,852)			509,209,840
Other work performed by the entity and capitalized	6,572,454	—			6,572,454	1,824,481	—			8,396,935
Employee benefits expense	(63,626,897)	—			(63,626,897)	(8,426,013)	—			(72,052,910)
Depreciation and amortization expense	(75,826,255)	—			(75,826,255)	(34,043,997)	—			(109,870,252)
Impairment loss recognized in the period’s profit or loss	(3,501,814)	—			(3,501,814)	(846,892)	—			(4,348,706)
Other expenses	(53,481,371)	—			(53,481,371)	(13,610,338)	500,852	(Q	)	(66,590,857)
Operating Income	227,184,428	—			227,184,428	37,559,622	—			264,744,050
Other gains (losses)	109,858,945	—			109,858,945	44,226	—			109,903,171
Financial income	10,166,931	—			10,166,931	750,519	—			10,917,450
Financial costs	(25,817,930)	(34,454,810)	(K	)	(60,272,740)	(25,784,326)	—			(86,057,066)
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(778,312)	—			(778,312)	—	—			(778,312)
Foreign currency exchange differences	5,446,195	—			5,446,195	(1,576,288)	—			3,869,907
Profit (loss) from indexed assets and liabilities	135,512	—			135,512	(71,950)	—			63,562
Income before taxes from continuing operations	326,195,769	(34,454,810)			291,740,959	10,921,803	—			302,662,762
Income tax expense, continuing operations	(79,457,135)	8,785,977	(L	)	(70,671,158)	4,082,639	—			(66,588,519)
NET INCOME FROM CONTINUING OPERATIONS	246,738,634	(25,668,833)			221,069,801	15,004,442	—			236,074,243
Net income attributable to:
Enel Chile	169,659,567	48,366,282	(M	)	218,025,849	14,143,688	—			232,169,537
Non-controlling interests	77,079,067	(74,035,115)	(N	)	3,043,952	860,754	—			3,904,706
NET INCOME FROM CONTINUING OPERATIONS	246,738,634	(25,668,833)			221,069,801	15,004,442	—			236,074,243
Basic and diluted earnings per share (Ch$ per share)
Basic and diluted earnings per share from continuing operations	3.46	—			3.72	17.10	—			3.24
Basic and diluted earnings per share	3.46	—			3.72	17.10	—			3.24
Weighted average number of shares of common stock (in thousands)	49,092,772.76	—			58,539,293.81	827,205.37	—			71,609,138.67

See Notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Income

For the year ended December 31, 2016

	Consolidated Historical	Effects of the Tender Offer			Consolidated Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merged”)
	(in thousands of Ch$, except share and per share amounts)
Revenues	2,515,843,880	—			2,515,843,880	189,815,285	(93,640,641)	(R	)	2,612,018,524
Other operating income	25,722,939	—			25,722,939	18,275,382	—			43,998,321
Revenues and other operating income	2,541,566,819	—			2,541,566,819	208,090,667	(93,640,641)			2,656,016,845
Raw materials and consumables used	(1,497,419,580)	—			(1,497,419,580)	(51,869,848)	93,640,641	(S	)	(1,455,648,787)
Contribution Margin	1,044,147,239	—			1,044,147,239	156,220,819	—			1,200,368,058
Other work performed by the entity and capitalized	16,096,852	—			16,096,852	10,779,143	—			26,875,995
Employee benefits expense	(124,098,428)	—			(124,098,428)	(17,576,879)	—			(141,675,307)
Depreciation and amortization expense	(161,660,610)	—			(161,660,610)	(53,393,980)	—			(215,054,590)
Impairment loss recognized in the period’s profit or loss	(35,926,710)	—			(35,926,710)	(2,048,855)	—			(37,975,565)
Other expenses	(170,769,137)	—			(170,769,137)	(21,266,171)	—			(192,035,308)
Operating Income	567,789,206	—			567,789,206	72,714,077	—			640,503,283
Other gains (losses)	121,490,062	—			121,490,062	5,522,443	—			127,012,505
Financial income	23,105,901	—			23,105,901	—	—			23,105,901
Financial costs	(58,199,382)	(68,909,620)	(K	)	(127,109,002)	(72,475,382)	—			(199,584,384)
Share of profit (loss) of associates and joint ventures accounted for using the equity method	7,878,200	—			7,878,200	—	—			7,878,200
Foreign currency exchange differences	12,978,471	—			12,978,471	3,727,834	—			16,706,305
Profit (loss) from indexed assets and liabilities	1,631,840	—			1,631,840	1,442,313	—			3,074,153
Income before taxes from continuing operations	676,674,298	(68,909,620)			607,764,678	10,931,285	—			618,695,963
Income tax expense, continuing operations	(111,403,182)	16,538,309	(L	)	(94,864,873)	4,446,625	—			(90,418,248)
NET INCOME FROM CONTINUING OPERATIONS	565,271,116	(52,371,311)			512,899,805	15,377,910	—			528,277,715
Net income attributable to:										—
Enel Chile	384,159,865	120,928,038	(M	)	505,087,903	13,801,711	—			518,889,614
Non-controlling interests	181,111,251	(173,299,349)	(N	)	7,811,902	1,576,199	—			9,388,101
NET INCOME FROM CONTINUING OPERATIONS	565,271,116	(52,371,311)			512,899,805	15,377,910	—			528,277,715
Basic and diluted earnings per share (Ch$ per share)
Basic and diluted earnings per share from continuing operations	7.83	—			8.63	16.68	—			7.25
Basic and diluted earnings per share	7.83	—			8.63	16.68	—			7.25
Weighted average number of shares of common stock (in thousands)	49,092,772.76	—			58,539,293.81	827,205.37	—			71,609,138.67

See Notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Income For the year ended December 31, 2015

	Consolidated Historical	Effects of the Tender Offer			Consolidated Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merged”)
	(in thousands of Ch$, except share and per share amounts)
Revenues	2,384,293,189	—			2,384,293,189	128,680,097	(57,670,411)	(T	)	2,455,302,875
Other operating income	14,735,951	—			14,735,951	4,743,354	—			19,479,305
Revenues and other operating income	2,399,029,140	—			2,399,029,140	133,423,451	(57,670,411)			2,474,782,180
Raw materials and consumables used	(1,481,985,559)	—			(1,481,985,559)	(38,678,142)	57,670,411	(U	)	(1,462,993,290)
Contribution Margin	917,043,581	—			917,043,581	94,745,309	—			1,011,788,890
Other work performed by the entity and capitalized	21,004,053	—			21,004,053	9,882,806	—			30,886,859
Employee benefits expense	(136,554,721)	—			(136,554,721)	(14,764,958)	—			(151,319,679)
Depreciation and amortization expense	(153,201,662)	—			(153,201,662)	(28,814,322)	—			(182,015,984)
Impairment loss recognized in the period’s profit or loss	3,054,903	—			3,054,903	(4,376,063)	—			(1,321,160)
Other expenses	(125,857,397)	—			(125,857,397)	(15,265,155)	—			(141,122,552)
Operating Income	525,488,757	—			525,488,757	41,407,617	—			566,896,374
Other gains (losses)	20,055,745	—			20,055,745	—	—			20,055,745
Financial income	15,270,169	—			15,270,169	—	—			15,270,169
Financial costs	(66,700,698)	(68,909,620)	(K	)	(135,610,318)	(21,353,933)	—			(156,964,251)
Share of profit (loss) of associates and joint ventures accounted for using the equity method	8,905,045	—			8,905,045	—	—			8,905,045
Foreign currency exchange differences	(51,277,332)	—			(51,277,332)	(9,702,762)	—			(60,980,094)
Profit (loss) from indexed assets and liabilities	4,839,077	—			4,839,077	3,102,658	—			7,941,735
Income before taxes from continuing operations	456,580,763	(68,909,620)			387,671,143	13,453,580	—			401,124,723
Income tax expense, continuing operations	(109,612,599)	15,504,665	(L	)	(94,107,934)	(15,573,522)	—			(109,681,456)
NET INCOME FROM CONTINUING OPERATIONS	346,968,164	(53,404,955)			293,563,209	(2,119,942)	—			291,443,267
Net income attributable to:
Enel Chile	251,838,410	31,571,934	(M	)	283,410,344	(1,229,540)	—			282,180,804
Non-controlling interests	95,129,754	(84,976,889)	(N	)	10,152,865	(890,402)	—			9,262,463
NET INCOME FROM CONTINUING OPERATIONS	346,968,164	(53,404,955)			293,563,209	(2,119,942)	—			291,443,267
Basic and diluted earnings per share (Ch$ per share)
Basic and diluted earnings per share from continuing operations	5.13	—			4.84	(1.49)	—			3.94
Basic and diluted earnings per share	5.13	—			4.84	(1.49)	—			3.94
Weighted average number of shares of common stock (in thousands)	49,092,772.76	—			58,539,293.81	827,205.37	—			71,609,138.67

See Notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Income

For the year ended December 31, 2014

	Consolidated Historical	Effects of the Tender Offer			Consolidated Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merged”)
	(in thousands of Ch$, except share and per share amounts)
Revenues	2,014,863,898	—			2,014,863,898	77,850,355	(17,790,785)	(V	)	2,074,923,468
Other operating income	34,201,387	—			34,201,387	5,799,063	—			40,000,450
Revenues and other operating income	2,049,065,285	—			2,049,065,285	83,649,418	(17,790,785)			2,114,923,918
Raw materials and consumables used	(1,309,402,283)	—			(1,309,402,283)	(29,123,518)	17,790,785	(W	)	(1,320,735,016)
Contribution Margin	739,663,002	—			739,663,002	54,525,900	—			794,188,902
Other work performed by the entity and capitalized	21,505,568	—			21,505,568	4,377,501	—			25,883,069
Employee benefits expense	(126,341,363)	—			(126,341,363)	(6,179,097)	—			(132,520,460)
Depreciation and amortization expense	(128,437,154)	—			(128,437,154)	(13,025,388)	—			(141,462,542)
Impairment loss recognized in the period’s profit or loss	(13,185,420)	—			(13,185,420)	—	—			(13,185,420)
Other expenses	(110,454,215)	—			(110,454,215)	(11,971,324)	—			(122,425,539)
Operating Income	382,750,418	—			382,750,418	27,727,592	—			410,478,010
Other gains (losses)	70,893,263	—			70,893,263	—	—			70,893,263
Financial income	14,762,515	—			14,762,515	22,791	—			14,785,306
Financial costs	(75,626,489)	(68,909,620)	(K	)	(144,536,109)	(5,449,798)	—			(149,985,907)
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(54,352,582)	—			(54,352,582)	—	—			(54,352,582)
Foreign currency exchange differences	(21,444,198)	—			(21,444,198)	(5,728,983)	—			(27,173,181)
Profit (loss) from indexed assets and liabilities	15,263,623	—			15,263,623	2,055,711	—			17,319,334
Income before taxes from continuing operations	332,246,550	(68,909,620)			263,336,930	18,627,313	—			281,964,243
Income tax expense, continuing operations	(132,687,133)	14,471,020	(L	)	(118,216,113)	(12,563,309)	—			(130,779,422)
NET INCOME FROM CONTINUING OPERATIONS	199,559,417	(54,438,600)			145,120,817	6,064,004	—			151,184,821
Net income attributable to:
Enel Chile	162,459,039	(32,078,550)	(M	)	130,380,489	5,007,091	—			135,387,580
Non-controlling interests	37,100,378	(22,360,050)	(N	)	14,740,328	1,056,913	—			15,797,241
NET INCOME FROM CONTINUING OPERATIONS	199,559,417	(54,438,600)			145,120,817	6,064,004	—			151,184,821
Basic and diluted earnings per share (Ch$ per share)
Basic and diluted earnings per share from continuing operations	3.31	—			2.23	6.05	—			1.89
Basic and diluted earnings per share	3.31	—			2.23	6.05	—			1.89
Weighted average number of shares of common stock (in thousands)	49,092,772.76	—			58,539,293.81	827,205.37	—			71,609,138.67

See Notes to the unaudited pro forma combined financial statements

Notes to the Unaudited Pro Forma Combined Financial Statements

1.	Description of the Transaction

The merger is part of a corporate reorganization (the “Reorganization”) of certain companies, all of which are ultimately controlled by Enel S.p.A. (“Enel”), an Italian electricity generation and distribution company, which before the proposed tender offer and merger transaction beneficially owns 60.6% of Enel Chile S.A. (“Enel Chile”). The Reorganization is intended to incorporate the renewable energy assets in Chile held through Enel Green Power Latin America S.A. (“EGPL”) with Enel Chile, which in turn, holds the conventional energy generation assets through Enel Generación Chile S.A. (“Enel Generación”) and the distribution assets through Enel Distribución Chile S.A.

EGPL is a wholly owned subsidiary of Enel, currently held through Enel Green Power S.p.A. (“EGP”). On October 24, 2017, EGPL was converted into a closely held corporation (sociedad anónima cerrada), with 827,205,371 total issued shares, from a limited liability company (sociedad de responsabilidad limitada). The proposed Reorganization is intended to consolidate Enel Chile’s leadership position in the electricity industry in Chile through the merger with EGPL, which is expected to result in higher level of organic growth and greater diversification of the portfolio of projects.

The proposed Reorganization is expected to involve two phases, each of which is conditional on the implementation of the other, as follows:

1.	Public tender offer

Enel Chile will launch a public tender offer (the “Tender Offer”) for all of the shares of its subsidiary Enel Generación held by non-controlling interests (equivalent to approximately 40% of the share capital). The Tender Offer’s consideration is expected to be paid in cash, subject to the condition that tendering Enel Generación shareholders will have agreed to use a specified portion of the cash consideration to subscribe for shares or American Depositary Shares (“ADSs”) of Enel Chile (the “Share/ADS Subscription Condition”).

The commencement of the Tender Offer will be conditional on satisfaction of the following conditions:

•	the approval by Enel Chile and EGPL shareholders of the Merger;

•	the approval by Enel Generación’s shareholders of an amendment to the company’s bylaws to provide that Enel Generación is no longer be subject to the limitations and restrictions in Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments), including, but not limited to, the limits on share ownership, which currently do not allow any single shareholder to own more than 65% of the company’s voting share capital; and

•	the registration of the Enel Chile shares to be issued in the capital increase related to the Tender Offer in the Securities Registry of the Chilean Superintendence of Securities and Insurance.

The effectiveness of the Tender Offer will be conditional on satisfaction or waiver of the following conditions:

•	the tender in the Tender Offer of a total number of shares that would enable Enel Chile to increase its ownership interest in Enel Generación to more than 75% from the current 60%, including as part of such tenders, satisfaction of the Share/ADS Subscription Condition;

•	Enel Chile has available for issuance in the Tender Offer the necessary number of newly issued Enel Chile Shares following the expiration of the preemptive right period in the related capital increase to permit the subscription of the number of shares and ADSs of Enel Chile required to satisfy the Share/ADS Subscription Condition;

•	Enel S.p.A. must maintain at all times an ownership interest in Enel Chile of more than 50% and maintain its controlling shareholder position;

•	the absence of any legal proceeding or action seeking to (i) prohibit or materially prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•	the absence of any legal proceeding or action seeking to (i) prohibit or materially prevent the consummation of the Tender Offer; (ii) impose material limitations on Enel Chile’s ability to effectively acquire the Enel Generación shares and Enel Generación ADSs, including any material restriction on the proposed amendments to the Enel Generación bylaws relating to Title XII; (iii) impose limitations on Enel Chile’s ability to exercise its property rights over the Enel Generación shares and Enel Generación ADSs acquired in the Tender Offer, including the right to vote such shares and ADSs; and (iv) in general, any other legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above; and

•	the absence of any Material Adverse Effect, which is defined as any event, fact or circumstance resulting in or having a material adverse impact on the business, properties, assets, obligations, results or operations of Enel Generación, which materiality and exclusions shall be objectively determined.

2.	Merger

Following the completion of the Tender Offer, EGPL would merge into Enel Chile (the “Merger”) subject to approval by Enel Chile shareholders and EGPL shareholders. Consequently, the renewable assets held by EGPL will be integrated into Enel Chile.

Subject to the final number of share subscribed for in the Tender Offer and the related capital increase, Enel is expected to hold, in the aggregate, an ownership interest in Enel Chile similar to its current 60.6% ownership.

2.	Basis of Presentation

The unaudited pro forma combined statement of financial position as of June 30, 2017 is based on the historical unaudited consolidated statements of financial position of Enel Chile and EGPL as of June 30, 2017 and has been prepared as if (i) the Tender Offer to acquire all of the outstanding shares and ADSs of Enel Generación not currently held by Enel Chile and (ii) the Merger with EGPL had occurred on June 30, 2017. The unaudited pro forma combined statements of income for the six month period ended June 30, 2017, and for the years ended December 31, 2016, 2015 and 2014 are based on Enel Chile’s and EGPL’s historical statements of income and have been prepared as if the Tender Offer and the Merger had occurred on January 1, 2014. Enel Generación is controlled by Enel Chile and, as a result, its financial positions and results of operations have been included in the historical consolidated financial statements of Enel Chile for all periods presented.

The Tender Offer will be accounted for as the acquisition of the non-controlling interests in Enel Generación. The transaction represents a change in Enel Chile’s ownership over Enel Generación without resulting in a loss of control, which is the reason it is accounted for as an equity transaction in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The pro forma adjustments giving effect to the Tender Offer primarily reflect the reclassification of the equity attributable to non-controlling interests and the earnings allocated to non-controlling interests to the equity interests of and earnings allocated to Enel Chile shareholders, respectively, after giving effect to the new issuance of debt by Enel Chile to pay for a portion of the consideration in cash.

The Merger will be accounted for as a combination of entities under common control of Enel, similar to a pooling of interests, effected by Enel Chile through issuance of its shares to be delivered to EGP as consideration of the proposed merger of EGPL. As Enel Chile and EGPL are currently under common control of Enel, no purchase accounting is applied. The pro forma adjustments giving effect to the Merger primarily reflect the capital increase, in terms of shares required to be issued by Enel Chile as consideration for EGPL’s equity carrying value and the elimination of the equity accounts of EGPL as a result of the proposed Merger.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; actual results may differ from the pro forma Tender Offer and Merger effects. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Tender Offer and the Merger, are factually supportable, directly attributable, are expected to have a continuing impact on profit and loss and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial statements.

The following adjustments have been made to the unaudited pro forma combined financial information:

3.	Pro Forma Adjustments

Pro Forma Combined Statement of Financial Position as of June 30, 2017

Reflects the following adjustments to give effect to the Tender Offer by Enel Chile for shares of Enel Generación as described in Note 1:

(A)	Represents the issuance of debt instruments to pay the net cash portion of the consideration for the Tender Offer. See below for assumptions relating to the debt.

(B)	Represents the capital increase related to the Enel Chile shares subscribed for by tendering shareholders of Enel Generación in connection with the Tender Offer. The capital increase has been determined using the following assumptions: (i) 100% acceptance of the Tender Offer for the shares held by the non-controlling interests in Enel Generación; and (ii) 40% of the consideration of the Tender Offer would be used to subscribe for shares of Enel Chile and the remaining 60% portion would be paid in cash, financed by a new issuance of debt. The implied exchange ratio of 7.19512 shares of Enel Chile to be subscribed for each share of Enel Generación tendered was based on the ratio of the final prices in the Tender Offer of Ch$590.00 per share of Enel Generación and Ch$82.00 per share of Enel Chile, as set forth in the Enel Chile Board of Director’s announcement of the final terms of the proposed Reorganization transaction. The issuance of 9,446,521,043 new shares of Enel Chile in the capital increase was determined by multiplying the total number of shares of Enel Generación held by the non-controlling interests in Enel Generación as of June 30, 2017 (3,282,265,786 shares) by 40% of the implied exchange ratio of 7.19512 shares of Enel Chile to be subscribed for each share of Enel Generación tendered (representing the portion of the Tender Offer consideration to be used to subscribe for Enel Chile shares). The amount of the capital increase was determined by multiplying the total new shares to be issued by the share price of Ch$82.00 per share of Enel Chile, based on final terms of the Tender Offer, as set forth in the Enel Chile Board of Director’s announcement of the final terms of the proposed Reorganization transaction. The non-controlling shareholders of Enel Generación would receive the newly issued shares upon consummation of the Tender Offer.

(C)	Represents the recognition of the difference between the capital increase in Enel Chile and the carrying amount of the non-controlling interests that would become part of the equity attributable to equity owners of Enel Chile after completion of the Tender Offer. The difference between the fair market value of the consideration paid and the amount by which the non-controlling interest is adjusted is being recognized in the account “other reserves” within equity attributable to the owners of Enel Chile.

(D)	Represents the elimination of the carrying amount of the acquired non-controlling interests in Enel Generación pursuant to the Tender Offer.

Reflects the following adjustments to give effect to the Merger of EGPL with and into Enel Chile as described in Note 1.B. in the Pro Forma Combined Statement of Financial Position as of June 30, 2017:

(E)	Represents the elimination of accounts receivable from related parties and operations corresponding to the intercompany balances between EGPL and Enel Chile and its subsidiaries.

(F)	Represents the excess value of the consideration paid by Enel plus the amount of any non-controlling interests over the share of the net value of the assets acquired and liabilities assumed, measured at fair value at the acquisition date of EGPL. This occurs because the net assets being transferred to Enel Chile were originally acquired in a business combination carried out by Enel and the adjustments based on application of accounting standards were not reflected in the historical financial statements of EGPL; instead the adjustments were recognized by Enel, as the acquiring entity.

(G)	Represents the elimination of accounts payable to related parties and operations corresponding to the intercompany balances between EGPL and Enel Chile and its subsidiaries.

(H)	The adjustment in issued capital consists of the following:

Concept	ThCh$
Elimination of issued capital of EGPL(1)	(549,504,009)
Capital increase in Enel Chile in exchange for EGPL equity value(2)	1,071,727,279
Total	522,223,270

(1)	Represents the elimination of the issued capital of EGPL as a result of the proposed Merger with and into Enel Chile.
(2)	Represents the capital increase, in terms of shares required to be issued by Enel Chile as consideration for EGPL’s equity market value in connection with the proposed Merger. The issuance of 13,069,844,862 new shares of Enel Chile was determined by multiplying the total number of shares of EGPL (827,205,371 shares) that are owned by Enel by the merger exchange ratio of 15.80000 shares of Enel Chile for each share of EGPL, pursuant to the final terms of the Merger, as set forth in the Enel Chile Board of Director’s announcement of the final terms of the proposed Reorganization transaction. The amount of the capital increase was determined by multiplying the total new shares to be issued by the share price of Ch$82.00 per share of Enel Chile, based on the final terms of the Merger, as set forth in the Enel Chile Board of Director’s announcement of the final terms of the proposed Reorganization transaction.

(I)	Represents the elimination of the retained earnings of EGPL as a result of the proposed Merger with and into Enel Chile.

(J)	The adjustment in other reserves is based on the application of the pooling of interest method and consists of the following:

Concept	ThCh$
Effect of elimination of equity accounts of EGPL, ex other reserves(1)	663,481,559
Effect of capital increase in Enel Chile in exchange for EGPL equity value(2)	(1,071,727,279)
Effect of reserve for recognizing the fair value of the net assets in Enel at the acquisition date of EGPL(3)	19,284,339
Total	(388,961,381)

(1)	Represents the elimination of the equity accounts of EGPL as a result of the proposed Merger with and into Enel Chile.
(2)	Represents the recognition of the effect of the capital increase in Enel Chile as consideration for EGPL’s equity value in connection with the proposed Merger.
(3)	Represents the reserve for recognizing the fair value of the net assets in Enel at the acquisition date of EGPL. This occurs because the net assets being transferred to Enel Chile were originally acquired in a business combination carried out by Enel and the adjustments based on application of accounting standards were not reflected in the historical financial statements of EGPL; instead the adjustments were recognized by Enel, as the acquiring entity.

Pro Forma Combined Statements of Income for the six month period ended June 30, 2017 and for the years ended December 31, 2016, 2015 and 2014.

Reflects the following adjustment to give effect to The Tender Offer by Enel Chile for shares of Enel Generación as discussed in Note 1.A., in the Pro Forma Combined Statements of Income for the six month period ended June 30, 2017 and for the years ended December 31, 2016, 2015 and 2014:

(K)	Represents the recognition of financial expenses related to new debt to be issued by Enel Chile to pay the expected net cash amount of the Tender Offer consideration payable, calculated based on an average annual incremental borrowing rate estimated using current market conditions as applicable to Enel Chile.

(L)	Represents the recognition of the tax effect associated to the financial expense mentioned above. The tax rates used to determine the effects are calculated based on the statutory tax rates applicable for the period: 25.5% for the six months ended June 30, 2017 and 24.0%, 22.5% and 21.0% for the years ended December 31, 2016, 2015 and 2014, respectively.

(M)	Represents the attribution of additional net income of Enel Generación to shareholders of Enel Chile as a result of the Tender Offer.

(N)	Represents the elimination of the net income attributable to the non-controlling shareholders of Enel Generación as a result of the Tender Offer.

Reflects the following adjustment to give effect to the Merger of EGPL with and into Enel Chile as described in Note 1.B.:

In the Pro Forma Combined Statement of Income for the six month period ended June 30, 2017:

(O)	Represents the elimination of revenues related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(P)	Represents the elimination of raw materials and consumables used related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(Q)	Represents the elimination of other expenses related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

In the Pro Forma Combined Statement of Income for the year ended December 31, 2016:

(R)	Represents the elimination of revenues related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(S)	Represents the elimination of raw materials and consumables used related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

In the Pro Forma Combined Statement of Income for the year ended December 31, 2015:

(T)	Represents the elimination of revenues related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(U)	Represents the elimination of raw materials and consumables used related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

In the Pro Forma Combined Statement of Income for the year ended December 31, 2014:

(V)	Represents the elimination of revenues related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(W)	Represents the elimination of raw materials and consumables used related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

INFORMATION ABOUT THE COMPANIES

Enel Chile

Santa Rosa 76

Santiago, Chile

Telephone: +56 2 2353-4400

www.enelchile.cl

Enel Chile is a publicly held stock corporation (sociedad anónima abierta) organized on March 1, 2016 under the laws of the Republic of Chile that traces its origins to Enersis S.A. (currently known as Enel Américas S.A.). Enel Chile was spun off from Enersis S.A. on April 21, 2016 and currently owns and operates Enersis S.A.’s former electricity generation and distribution businesses in Chile, including Enel Generación, independently from Enel Américas S.A.

Enel Chile is an electricity utility company engaged, through subsidiaries and affiliates, in the electricity generation and distribution businesses in Chile. As of December 31, 2016, Enel Chile had 6,351 MW of installed capacity and 1.8 million distribution customers. Enel Chile’s installed capacity is comprised of 28 generation facilities and a total of 111 generation units, of which 54.6% consists of hydroelectric power plants.

For additional information regarding Enel Chile, see the documents listed under “Incorporation by Reference,” including the Enel Chile 2016 Form 20-F, the Enel Chile October 2017 Form 6-K and the Enel Chile November 2017 Form 6-K, which are incorporated by reference into this prospectus.

Enel Generación

Santa Rosa 76

Santiago, Chile

Telephone: +56 2 2630-9000

www.enelgeneracion.cl

Enel Generación is a publicly held stock corporation (sociedad anónima abierta) that was organized on December 1, 1943 under the laws of the Republic of Chile and was formerly known as Empresa Nacional de Electricidad S.A., or Endesa Chile. Empresa Nacional de Electricidad S.A. spun-off Endesa Américas S.A. on April 21, 2016, to hold its electricity generation business in Argentina, Colombia and Peru, as well as its minority interests in electricity generation, distribution and transmission operations in Brazil to Endesa Américas S.A. and subsequently changed its name to Enel Generación Chile S.A.

Enel Generación is an electricity utility company engaged, directly and through its subsidiaries and affiliates, in the electricity generation business in Chile. As of December 31, 2016, Enel Generación had 6,351 MW of installed capacity, with 28 generation facilities and a total of 111 generation units. Of Enel Generación’s total installed capacity, 54.6% consists of hydroelectric power plants. 77% of Enel Generación’s thermoelectric installed capacity is gas/fuel oil power plants, and the remaining is coal-fired steam power plants.

For additional information regarding Enel Generación, see the documents listed under “Incorporation by Reference,” including the Enel Generación 2016 Form 20-F and the Enel Generación October 2017 Form 6-K, which are incorporated by reference into this prospectus.

EGPL

Avenida Presidente Riesco 5335, 15th Floor

Las Condes

Santiago, Chile

Telephone: +56 2 2899-9200

EGPL is a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile, and is indirectly wholly owned by Enel, the parent company of Enel group. Enel develops its renewable energy business and holds its renewable energy assets located in Chile primarily through EGPL.

EGPL is a renewable energy generation holding company engaged, through its wholly owned subsidiary, EGP Chile, in the electricity generation business in Chile. As of December 31, 2016, EGPL had 1,036 MW of installed capacity from 16 solar, wind, hydro and geothermal generation facilities. Of EGPL’s installed capacity as of such date, 47.5% consisted of solar power plants, 43.6% consisted of wind power plants, and 8.9% consisted of hydro and geothermal power plants.

EGPL currently has 18 operational power plants with a total installed capacity of 1,196 MW consisting of 92 MW of hydroelectric power, 564 MW of wind power, 492 MW of solar power, and 48 MW of geothermal power. However, the 112 MW Sierra Gorda Este wind farm and the 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations and are selling electricity on a test basis.

For additional information regarding EGPL, see “EGPL Selected Financial Data,” Annex B to this prospectus and the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the consolidated ratio of earnings to fixed charges of Enel Generación for each of the periods indicated. For purposes of this table: “Earnings” are defined as pre-tax income from continuing operations adjusted for undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest and “Fixed charges” are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.

	Six months ended June 30, 2017	Year ended December 31,
		2016	2015
Ratio of earnings to fixed charges	12.89	12.47	3.48

The pro forma consolidated ratio of earnings to fixed charges of Enel Chile following the consummation of the Offers and the Merger, for the six months ended June 30, 2017 was 4.23 and for the year ended December 31, 2016 was 3.94.

COMPARISON OF RIGHTS OF HOLDERS OF ENEL GENERACIÓN SHARES AND HOLDERS OF ENEL CHILE SHARES

Comparison of Rights

The following summary highlights material differences between the current rights of holders of Enel Generación Shares and the rights of holders of Enel Chile Shares after giving effect to the Reorganization. Because both companies are incorporated under the laws of Chile and subject to the Chilean Corporations Act, the differences in the rights of an Enel Chile shareholder and the rights of an Enel Generación shareholder arise only from differences in the bylaws of Enel Chile and Enel Generación. The summary below is not a complete discussion of the bylaws of Enel Chile and Enel Generación and the Chilean Corporations Act. Enel Generación shareholders should read carefully the relevant provisions of the Chilean Corporations Act and the bylaws of Enel Chile and Enel Generación. Copies of each company’s current bylaws as well as the forms of each company’s bylaws after giving effect to the Reorganization are filed as exhibits to the registration statement of which this prospectus is a part.

	Enel Chile	Enel Generación
Board Composition:	The company shall be managed by a Board of Directors composed of seven members who may or may not be shareholders of the company.	The company shall be managed by a Board of Directors composed of nine members who may or may not be shareholders of the company.

Matters Reserved for Extraordinary Shareholders’ Meetings:

The Article 21 of the bylaws provides that certain matters are reserved for determination at extraordinary shareholders’ meetings, including:

•  The dissolution of the company;

•  Transformation, merger, or division of the company and amendments to its bylaws;

•  Convertible fixed income securities;

•  The disposal of 50% or more of assets, with or without its liabilities, to be determined on the basis of the balance sheet for the previous financial year; and likewise, any business plan definition or amendment that involves the sale of assets above the aforementioned percentage. Likewise the sale or transfer of ownership of 50% or more of the assets of a subsidiary, provided that this represents at least 20% of the assets of the company, and any

The article 36 of the bylaws provides that certain matters are reserved for determination at extraordinary shareholders’ meetings, including:

•  The dissolution of the company;

•  Transformation, merger, or division of the company and amendments to its bylaws;

•  Convertible fixed income securities;

•  The disposal of 50% or more of assets of the company in the terms set by the Article 67, No. 9 of the Chilean Corporations Act;

•  The granting of real or personal guarantees to secure third party obligations, unless granted to subsidiaries, in which case, the approval of the Board of Directors will be sufficient;

	Enel Chile	Enel Generación

disposal of its shares that implies that the parent company ceases to be its controller;

•  The granting of real or personal guarantees to secure third party obligations, unless granted to subsidiaries, in which case, the approval of the Board of Directors will be sufficient; and

•  Other matters which, by law, or by these bylaws, should be known by, and subject to the extraordinary shareholders’ meetings.

•  The full or partial disposal or contribution of the thermal or hydro power plants built, that have been declared as essential in the Investment and Financing Policy; and

•  Other matters which, by law, or by these bylaws, should be known by, and subject to the extraordinary shareholders’ meetings.

Investment Policy

Additionally, the following decisions are subject of extraordinary shareholding meetings:

•  The disposal of assets and rights belonging to the company, declared as essential for its operation in the Investment and Financing Policy, and the granting of guarantees over such assets or rights.

•  The early amendment of the Investment and Financing Policy approved by the Ordinary Shareholder Meeting.

Additionally, the following decisions are subject of extraordinary shareholding meetings:

•  The disposal of assets and rights belonging to the company, declared as essential for its operation in the Investment and Financing Policy, and the granting of guarantees over such assets or rights.

•  The early amendment of the Investment and Financing Policy approved by the Ordinary Shareholder Meeting.

Vote Required for Approval of Amendments to Bylaws

The resolutions of the Extraordinary Shareholders Meeting which modify the bylaws of the company, shall require of 2/3 of the voting shares.

Notwithstanding the foregoing, if the amendment to its bylaws is with respect to the elimination of the 65% stock ownership limit or any other limitation or restriction set forth pursuant to Title XII of DL 3,500, such amendment

Resolutions shall be adopted by simple majority of the voting shares present or represented in the meeting, notwithstanding special majorities required by the Act or this bylaws.

Notwithstanding the foregoing, if the amendment to its bylaws is with respect to the elimination of the 65% stock ownership limit or any other limitation or restriction set forth pursuant to Title XII of DL 3,500, such

Enel Chile	Enel Generación
requires a majority of 75% of the outstanding voting shares.	amendment requires a majority of 75% of the outstanding voting shares.

The launch of the Offers is conditioned on shareholders of Enel Generación approving, at its ESM, amendments to the bylaws of Enel Generación, including the elimination of the 65% stock ownership limit applicable to any shareholder, so that Enel Generación will no longer be subject of Title XII of DL 3,500. Such approval by the shareholders of Enel Generación was obtained on December 20, 2017. However, the effectiveness of the amendments to the Bylaws of Enel Generación are conditioned on Enel Chile declaring the Offers successful.

The amendments would, among other things, have the following principal effects:

•	Eliminate the concentration limits and other ownership restrictions under Title XII of DL 3,500 (current Article 5 bis of the Enel Generación bylaws), which restrict any person from directly or indirectly owning more than 65% of the voting shares of Enel Generación.

•	Eliminate the obligation to enact an Investment and Financing Policy and the limitations on ability to modify an existing Investment and Financing Policy (current Articles 20 bis, 35 bis and 36 bis of the Enel Generación bylaws) such that the actions of the Board will no longer be limited by the Investment and Financing Policy approved by the Ordinary Shareholders Meeting.

•	Eliminate the special shareholder vote requirements for the disposal of assets declared as essential by the Investment and Financing Policy (current Article 36 bis of the Enel Generación bylaws), so that the disposal of such assets will be governed by the general provisions of the Chilean Corporations Act.

In addition, if the amendments to the Enel Generación bylaws become effective, Enel Generación will not be subject to Title XII of DL 3,500 and AFPs may no longer be able to invest in Enel Generación at the same levels permitted under Title XII of DL 3,500. See “Risk Factors—Risks Related to the Offers—Those holders who do not tender their Enel Generación Securities in the Offers will continue to be minority shareholders and ADS holders of Enel Generación. The value of any Enel Generación Securities not tendered in the Offers could decrease, and there may not be a liquid market for the Enel Generación Securities following the completion of the Offers.”

Dividends

The information in Item 8.A. under the heading “Dividend Policy” of the Enel Generación 2016 Form 20-F is incorporated by reference into this prospectus. Enel Generación paid dividends of Ch$7.25 per Enel Generación Share on January 27, 2017 to holders of record of Enel Generación Shares on January 21, 2017. Enel Generación also paid dividends of Ch$21.56 per Enel Generación Share on May 26, 2017 to holders of record of Enel Generación Shares on May 20, 2016.

Dividends on Enel Generación ADSs were paid on the same dates multiplying the amount by 30 times because each Enel Generación ADS represents 30 Enel Generación Shares.

LEGAL MATTERS

Certain matters of Chilean law, including the validity of the Enel Chile Shares, will be passed upon for us by Carey y Cía Ltda., Santiago, Chile. In addition, certain tax matters under Chilean law will be passed upon for us by Gloria López Ch., internal tax counsel of Enel Chile.

EXPERTS

The consolidated financial statements of Enel Chile and its subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, incorporated in this prospectus by reference from the Enel Chile 2016 Form 20-F, and the effectiveness of its internal control over financial reporting as of December 31, 2016 have been audited by EY Audit S.p.A., an independent registered public accounting firm, as set forth in their reports thereon which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as expert in accounting and auditing.

The consolidated financial statements of Enel Generación and its subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three year period ended December 31, 2016, and management’s assessment of the effectiveness of its internal control over financial reporting as of December 31, 2016 included in the Enel Generación 2016 Form 20-F and incorporated by reference herein in reliance upon the reports of KPMG Auditores Consultores Ltda., independent registered public accounting firm, with respect to the consolidated financial statements, the report of Pistrelli, Henry Martin y Asociados S.R.L., independent registered public accounting firm, with respect to Endesa Argentina S.A., the report of Ernst & Young Auditores Independientes S.S., independent registered public accounting firm, with respect to Enel Brasil S.A., an associate company, and the report of Ernst & Young Audit S.A.S., independent registered public accounting firm, with respect to Emgesa S.A. E.S.P., also included in the Enel Generación 2016 Form 20-F and incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

The consolidated financial statements of EGPL and its subsidiaries as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016, incorporated in this prospectus by reference from the Enel Chile October 2017 Form 6-K (EGPL), have been audited by EY Audit S.p.A., an independent registered public accounting firm, as set forth in their report thereon which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as expert in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

Enel Chile is a publicly held stock corporation organized under the laws of Chile. None of our directors or executive officers are residents of the United States and all or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, except as explained below, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against them or us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States or otherwise obtained in U.S. courts.

No treaty exists between the United States and Chile for the reciprocal enforcement of judgments. Chilean courts, however, have enforced final judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, subject to the review in Chile of the United States judgment in order to ascertain whether certain basic principles of due process and public policy have been respected without reviewing the merits of the subject matter of the case. If a United States court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of this judgment in Chile will be subject to the obtaining of the relevant “exequatur” (i.e., recognition and enforcement of the foreign judgment) according to Chilean civil procedure law in force at that time, and consequently, subject to the satisfaction of certain factors. Currently, the most important of these factors are:

•	the existence of reciprocity;

•	the absence of any conflict between the foreign judgment and Chilean laws (excluding for this purpose the laws of civil procedure) and public policies;

•	the absence of a conflicting judgment by a Chilean court relating to the same parties and arising from the same facts and circumstances;

•	the absence of any further means for appeal or review of the judgment in the jurisdiction where judgment was rendered;

•	the Chilean courts’ determination that the United States courts had jurisdiction;

•	that service of process was appropriately served on the defendant and that the defendant was afforded a real opportunity to appear before the court and defend its case; and

•	that enforcement would not violate Chilean public policy.

In general, the enforceability in Chile of final judgments of United States courts does not require retrial in Chile but a review of certain relevant legal considerations (i.e. principles of due process and public policy). However, there is doubt:

•	as to the enforceability in original actions in Chilean courts of liabilities predicated solely on the United States federal securities laws; and

•	as to the enforceability in Chilean courts of judgments of United States courts obtained in actions predicated solely upon the civil liability provisions of the federal securities laws of the United States.

In addition, foreign judgments cannot be enforced in any way against properties located in Chile, which, as a matter of Chilean law, are subject exclusively to Chilean law and to the jurisdiction of Chilean courts.

Enel Chile has appointed Puglisi & Associates as its authorized agent upon which service of process may be served in any action which may be instituted against us in any United States federal or state court having subject matter jurisdiction in the State of New York, County of New York arising out of or based upon the Enel Chile ADSs or the Enel Chile Deposit Agreement.

Enel Chile has also appointed CT Corporation System at 111 Eighth Avenue, New York, NY 10011 as its authorized agent upon which service of process may be served in the U.S. in any action which may be instituted against Enel Chile arising out of or based upon this prospectus.

ANNEX A

DIRECTORS AND EXECUTIVE OFFICERS OF THE ENEL FILING PERSONS AND ENEL GENERACIÓN

The following table sets forth the information regarding each director and executive officer of Enel S.p.A., Enel South America, S.r.l., Enel Chile S.A. (collectively, the “Enel Filing Persons”) and Enel Generación Chile S.A. On November 16, 2017, Enel South America S.r.l., a wholly owned subsidiary of Enel through which Enel held its ownership interest in Enel Chile, merged with and into Enel, with Enel as the surviving company.

To the best knowledge of each of the Enel Filing Persons and Enel Generación Chile S.A., none of the Enel Filing Persons or Enel Generación Chile S.A., or any of the persons listed in or incorporated by reference into this Annex A has been, during the past five (5) years, (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Each individual director of Enel Chile and Enel Generación who is a filing person on Schedule 13E-3 discloses (only with respect to himself or herself) that such director has not been, during the past five (5) years, (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The principal business addresses of the Enel Filing Persons and Enel Generación Chile S.A. are as follows:

1.	Enel S.p.A.: Viale Regina Margherita 137, 00198 Rome, Italy; Telephone: +39 06 8305 1.

2.	Enel South America S.r.l.: c/o Enel S.p.A., Viale Regina Margherita 137, 00198 Rome, Italy; Telephone: +39 06 8305 1.

3.	Enel Chile S.A.: Santa Rosa 76, Santiago, Chile, Telephone: +56 2 2353 4639.

4.	Enel Generación Chile S.A.: Santa Rosa 76, Santiago, Chile, Telephone: +56 2 2630 9000.

I.	Enel S.p.A.

a.	Directors.

The present business address of each of the following directors is c/o Enel S.p.A., Viale Regina Margherita 137, 00198 Rome, Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Maria Patrizia Grieco (Italy)

•        Chairperson of Enel S.p.A. (May 2014—Present).

•        Director of Amplifon S.p.A. (hearing solutions) (April 2016—Present).
Via Ripamonti 133, 20141 Milan (MI), Italy.

•        Director of CIR S.p.A. (media, automotive components, healthcare) (April 2017—Present)
Via Ciovassino 1—20121 Milan (MI), Italy.

•        Director of Endesa, S.A. (April 2017-Present)
Ribera del Loira 60 Madrid, Spain.

•        Chairman of the Italian Corporate Governance Committee (July 2017—Present). c/o Borsa Italiana S.p.A., Piazza degli Affari 6, 20123, Milan (MI), Italy

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Director of Fondazione Arché Onlus (February 2017—Present)
Via Lessona, 70 20157 Milan (MI), Italy.

•        Director of Save the Children (December 2010—June 2017)
Via Volturno, 58 00185 Rome (RM), Italy.

•        Director of Space S.p.A. (December 2013—June 2014)
Via Vittor Pisani 27 20144 Milan (MI), Italy.

•        Director of Italgas S.p.A. (June 2013—February 2014)
Largo Regio Parco 9 10153 Torino (TO), Italy.

•        Director of Ferretti S.p.A. (September 2011—June 2012)
Via Bandiera Irma 62 47841 Cattolica (RN), Italy.

•        Director of Ferrari S.p.A. (car manufacturer) (April 2016—Present).
Via Abetone Inferiore No. 4, I-41053 Maranello (MI), Italy.

•        Director of Italian Foundation MAXXI—National Museum of XXI Century Arts (museum) (February 2016—Present).
Via Guido Reni 4, 00196 Rome (RM), Italy.

•        Director of Bocconi University (November 2014—Present).
Via Roberto Sarfatti 25, 20100 Milan (MI), Italy.

•        Member of Steering Committee of Assonime (labor union) (September 2014—Present).
Piazza Venezia 11, 00187 Rome (RM), Italy.

•        Chairman of Enel Cuore Onlus (June 2014—Present).
c/o Enel S.p.A.

•        Director of Anima Holding (fund manager) (March 2014—Present).
Corso Giuseppe Garibaldi 99, 20121 Milan (MI), Italy.

•        Director of CNH Industrial (Formerly Fiat Industrial S.p.A.) (capital goods company) (April 2012—April 2016).
25 St. James’s Street, London, United Kingdom.

•        Director (June 2014—October 2014), Chairman (June 2011—June 2014) and CEO (November 2008—March 2013) of Olivetti S.p.A. (mobile and telecom manufacturer).
Via Jervis 77, 10015 Ivrea (TO), Italy.

•        Board Member of Centro Studi Enel Foundation (June 2014—Present).
Via Arno 64, 00198 Rome (RM), Italy.

Francesco Starace (Italy)

•        Chief Executive Officer of Enel S.p.A. (May 2014—Present).

•        Chief Executive Officer of Enel Green Power S.p.A. (October 2008—May 2014). Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        President of Eurelectric (European electricity industry union) (June 2017—Present).
Boulevard de l’Impératrice 66, B-1000 Brussels, Belgium.

•        Co-Chair of the World Economic Forum’s Energy Utilities and Energy Technologies Community (non-profit) (January 2016—Present).
91-93 route de la Capite CH—1223 Cologny/Geneva, Switzerland.

•        Member of the Board of Directors of the United Nations Global Compact (intergovernmental organization) (May 2015—Present).
685 3rd Ave, New York, NY, USA.

•        Member of the Advisory Board of the United Nations Sustainable Energy 4 All Initiative (intergovernmental organization) (June 2014—Present).
1750 Pennsylvania Avenue NW, Suite 300. Washington, DC, USA.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Vice Chairman of Endesa S.A. (June 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        President of the Board of Directors of Enel Iberia Srl (June 2017—Present)
c/o Enel S.p.A

•        Director of Enel Iberoamérica, S.R.L. (June 2014—June 2017).
c/o Enel S.p.A.

•        Vice Chairman of Enel Américas S.A. (April 2015—April 2016).
Santa Rosa 76, Santiago, Chile.

•        Vice Chairman of Enel Chile S.A. (March 2016—April 2016).

•        Member of the Board of Directors of Fulbright Association (nonprofit) (November 2012—Present)
Via Castelfidardo 8, 00185 Rome(RM), Italy

•        Member of the Advisory Board of the Universita Politecnico di Milano (January 2014—Present).
Piazza Leonardo da Vinci 32, 20133 Milan (MI), Italy.

•        Vice Chairman of the Fondazione Italia-Giappone (non-profit) (February 2011—Present).
Via Sallustiana 29, 00187 Rome (RM), Italy.

•        Member of the Advisory Board of the Human Foundation (non-profit) (November 2013—Present).
Via G. Reni 9, 00196 Rome (RM), Italy.

•        Member of the Corporate Advisory Board of the Luiss Business School (March 2015—Present).
Viale Pola 12, Rome (RM), Italy.

•        Member of the Board of the Italian Institute of Technology Foundation (research institute) (February 2015—Present).
Via Morego 30, 16163 Genoa (GE), Italy.

•        Member of the International Business Council of the World Economic Forum (nonprofit) (February 2016—Present).
91-93 route de la Capite CH—1223 Cologny/Geneva, Switzerland.

•        Member of the Board of Directors of Confindustria (Italian employer’s federation) (May 2015—Present).
Viale dell’Astronomia 30, 00144 Rome (RM), Italy.

•        Member of the Advisory Board of Confindustria (Italian employer’s federation) (May 2016—Present).
Viale dell’Astronomia 30, 00144 Rome (RM), Italy.

Alfredo Antoniozzi (Italy)

•        Director of Enel S.p.A. (May 2015—Present)

•        Member of the European Parliament (Justice Commission, Legal Commission, Constitutional Affairs Commission) (government) (2004—2014).
Rue Wiertz/Wiertzstraat 60, B-1047 Brussels, Belgium.

•        Counsellor for Heritage and Special Projects at the Municipality of Rome (local government) (2008—2012).
Piazza del Campidoglio 1, 00186 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Alberto Bianchi (Italy)

•        Director of Enel S.p.A. (May 2014—Present).

•        Partner at Bianchi and Associates Law Firm (August 2001—Present).
Via Palestro 3, 50123 Florence (FI), Italy.

•        Member of Steering Committee at Cassa di Risparmio Foundation (non-profit) (March 2016—Present).
Via Bufalini 6, 50122 Florence (FI), Italy.

•        Chairman of Edizioni di Storia e Letteratura (publisher) (1998—Present).
Via delle Fornaci 38, 00165 Rome (RM), Italy.

•        Chairman of Dada S.p.A. (digital services company) (2011—2013).
Viale della Giovine Italia 17, 50122 Florence (FI), Italy.

•        Commissioner (as appointed by the Ministry of Economy and Finance) for the winding up of Fintecna Group companies (government) (July 2007—Present).
Via Goito 4, 00185 Rome (RM), Italy.

•        Director of Fondazione Open (think tank) (November 2013—Present).
Via Palestro 3, 50123 Florence (FI), Italy.

Paola Girdinio (Italy)

•        Professor at the University of Genoa (2000—Present).
Via Balbi 5, 16126 Genoa (GE), Italy.

•        Headmaster of the Faculty of Engineering at the University of Genoa (2008—2012).
Via Balbi 5, 16126 Genoa (GE), Italy.

•        Board member of the University of Genoa (2012—2016).
Via Balbi 5, 16126 Genoa (GE), Italy.

•        Board member of Banca Carige S.p.A. (bank) (2016—2017).
Via di Cassa di Risparmio 15, 16123 Genoa (GE), Italy.

•        Chairman of the National Observatory for the Cyber Security, Resilience and Business Continuity of Electric Systems (research institution) (2015—Present).
Via Salaria 113, 00198 Rome (RM), Italy.

•        Board member of Ansaldo Energia S.p.A. (power engineering company) (2014—2016).
Via Nicola Lorenzi 8, 16152 Genoa (GE), Italy.

•        Board member of D’Appolonia S.p.A. (engineering firm) (2011—Present).
Via San Nazaro 19, 16145 Genoa (GE), Italy.

•        Board member of Ansaldo STS S.p.A. (transportation company) (2011—2014). Via Paolo Mantovani 3—5, 16151 Genoa (GE), Italy.

•        Board member of Distretto Ligure delle Tecnologie Marine (think tank) (2010—2016).
Via delle Pianazze 74, 19136 La Spezia (SP), Italy.

•        President of the Scientific Committee for the Town of Genoa “Smart City” Project (local government) (2011—Present).
Via della Posta 8, 20123 Milan (MI), Italy.

•        Member of the Genoa Regency Board of the Banca d’Italia (bank) (2011—2016). Via Dante 3, 16121 Genoa (GE), Italy.

•        Member of the Scientific Committee of Eurispes (science research network) (2013—Present).
Via Cagliari 14, 00198 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Alberto Pera (Italy)	• Director of Enel S.p.A. (May 2014—Present). • Partner at Gianni, Origoni, Grippo, Cappelli & Partners Law Firm (2001—2014). Via delle Quattro Fontane 20, 00184 Rome (RM), Italy.
Anna Chiara Svelto (Italy)

•        Director of Enel S.p.A. (May 2014—Present).

•        Chief General Counsel of UBI Banca (bank) (June 2016—Present).
Piazza Vittorio Veneto 8, 24122 Bergamo (BG), Italy.

•        Chief of Corporate Affairs and Compliance of the Pirelli Group (tire manufacturer) (October 2000—May 2016).
Viale Piero e Alberto Pirelli 25, 20126 Milan (MI), Italy.

•        Secretary of the Board of Directors of the Pirelli Group (tire manufacturer) (2003—May 2016).
Viale Piero e Alberto Pirelli 25, 20126 Milan (MI), Italy.

•        Director of ASTM (international standards organization) (April 2016—Present). Corso Regina Margherita 165, 10144 Turin (TO), Italy.

•        Member of the Remuneration Committee of ASTM (international standards organization) (April 2016—Present).
Corso Regina Margherita 165, 10144 Turin (TO), Italy.

•        Director of Prelios S.p.A. (asset management group) (April 2013—February 2014).
Viale Piero e Alberto Pirelli 27, 20126 Milan (MI), Italy.

•        Member of the Control and Risk and Corporate Governance Committees of Prelios S.p.A. (asset management group) (April 2013—February 2014).
Viale Piero e Alberto Pirelli 27, 20126 Milan (MI), Italy.

Cesare Calari (Italy)

•        Director of Enel S.p.A. (May 2017—Present).

•        Partner and Managing Director of Encourage Capital (investment management firm) (October 2006—Present).
1350 Ave. of the Americas, Suite 2900, New York, NY, USA.

•        Member of Investment Committee of Wolfensohn Capital Partners (private equity firm) (October 2006—Present).
1350 Ave. of the Americas, Suite 2900, New York, NY, USA.

•        Director of Terna S.p.A. (energy company) (2014—2017).
Viale Egidio Galbani, 70—00156 Rome.

•        Director of Global Ports Holding (cruise port operator) (2013—2016).
Rihtim Caddesi, No. 51 Karakoy 34425 Istanbul, Turkey.

•        Director of Meritum Bank (bank) (2011—2013).
Ul. Chlopska 53, Gdansk Greater Poland 80-350, Poland.

•        Director of Assicurazioni Generali (insurance company) (2010—2013).
Piazza Duca Degli Abruzzi, 2, 34132 Trieste (TS), Italy.

•        Adjunct professor of International Finance at Johns Hopkins University, SAIS (2005-2013).
1740 Massachusetts Ave NW, Washington, DC, USA.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Angelo Taraborrelli (Italy)	• Director of Enel S.p.A. (May 2011—Present). • Facts Global Energy (“FGE”), (2010—Present). FGE House—133, Aldersgate Street—London EC1A4JA—United Kingdom.

b.	Executive Officers.

The present business address of each of the following executive officers is c/o Enel S.p.A. Viale Regina Margherita 137, 00198 Rome, Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Francesca Di Carlo (Italy)

•        Head of Human Resources and Organization of Enel S.p.A. (June 2014—Present).

•        Head of Audit of Enel S.p.A. (January 2008—May 2014)

•        Board member of Enel Américas S.A. (April 2015—April 2016).
Santa Rosa 76, Santiago, Chile.

Alberto De Paoli (Italy)

•        Chief Financial Officer of Enel S.p.A. (November 2014—Present).

•        Chairman of the Board of Enel Green Power S.p.A. (December 2014—Present). Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Head of Group Strategy of Enel S.p.A. (2012—2014).

•        Chief Financial Officer of Enel Green Power S.p.A. (2008—2012).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of Enel Italia S.R.L. (April 2015—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of Enel S.A. (April 2013—April 2016).
Santa Rosa 76, Santiago, Chile.

•        Board member of Enel Chile (March 2016—April 2016).

Ryan O’Keeffe (South Africa)

•        Head of Communications for Enel S.p.A. (October 2014—Present)

•        Associate in Finsbury (public relations company) (2006—2008).
45 Moorfields, London EC2Y 9AE, United Kingdom.

•        Associate Partner in Finsbury (public relations company) (2008—2011).
45 Moorfields, London EC2Y 9AE, United Kingdom.

•        Partner in Finsbury (public relations company) (2011—2014).
45 Moorfields, London EC2Y 9AE, United Kingdom.

•        Board Member of Enel Cuore Onlus (February 2015—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Ernesto Ciorra (Italy)

•        Head of the Innovation and Sustainability Office of the Enel S.p.A. (September 2014—Present).

•        Founder and CEO of Ars et Inventio (consulting firm) (December 2003—September 2014).
Via Sicilia 43, 00187 Rome (RM), Italy.

•        Partner of Business Integration Partners S.p.A. (consulting firm) (January 2009—September 2014).
Piazza San Babila 5, Milan (MI), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Giulio Fazio (Italy)

•        General Counsel of Enel S.p.A. (2016—Present).

•        Head of Legal and Corporate Affairs of Enel S.p.A. (January 2016—Present).

•        Head of Legal and Corporate Affairs of Country Italy of Enel S.p.A. (2014—June 2017).

•        Head of Legal and Corporate Affairs of Enel Green Power S.p.A. (2008—2014). Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of Enel Chile S.A. (April 2016—Present).

Simone Mori (Italy)

•        Head of European Affairs of Enel S.p.A. (July 2014—Present).

•        Chairman of Elettricita Futura (business association) (May 2016—Present).
Via Benozzo Gozzoli 24, 00142 Rome (RM), Italy.

•        Head of Regulatory, Environment and Innovation of Enel S.p.A. (2011—2014).

•        Head of Carbon Strategy of Enel S.p.A. (2009-2014).

•        Senior Transatlantic Fellow of the German Marshall Fund (think tank) (2010—Present).
1744 R Street, NW, Washington, DC, USA.

•        Professor of Economics and Management of Energy Business of La Sapienza University (University) (2011—Present).
Piazzale Aldo Moro 5, 00185 Rome (RM), Italy.

•        Professor of Economics and Management of Energy Business of LUISS Guido Carli (University) (2012—Present).
Viale Romania 32, 00197 Rome (RM), Italy.

•        Vice President of Assoelettrica (business association) (2007—2014).
Via Benozzo Gozzoli 24, 00142 Rome (RM), Italy.

•        Chairman of business association Assolombarda’s Energy Committee Group (business association) (2008—2010).
Via Pantano 9, 20122 Milan (MI), Italy.

•        President of the Industrial Union of Rome’s Energy Committee (union) (2011—2015).
Piazza del Campidoglio 1, 00186 Rome (RM), Italy.

•        Member of the Board of CESI S.p.A. (2009—2014)
Via R. Rubatiino 54. 20134 Milan, Italy.

•        Member of the Board of Enel Foundation (2012—2014)
Via Vincenzo Bellini, 24 00198 Rome, Italy.

•        Member of the Italian employers’ association Confindustria’s Energy and Europe Committees (association) (Energy since 2008 and Europe since 2014).
Viale dell’Astronomia, 30, 00144 Roma (RM), Italy.

•        Member of the Advisory and Support Group of Business Europe (business association) (2015—Present).
Av. de Cortenbergh 168, 1000 Brussels, Belgium.

•        Member of the General Assembly and the Executive Committee of Observatoire Méditerranéen de l’Energie (industry association) (2015— Present).
32bis boulevard Haussmann 75009 Paris, France.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
• Corporate member on Bruegel’s Board (think tank) (March 2017—Present). Rue de la Charité 33-1210 Brussels, Belgium.
Silvia Fiori (Italy)	• Head of Audit of Enel S.p.A. (July 2014—Present). • Head of Audit of Enel Green Power S.p.A. (2008—June 2014). Viale Regina Margherita 125, 00198 Rome (RM), Italy.
Carlo Bozzoli (Italy)

•        Head of Global Information and Communications Technology of Enel S.p.A. (July 2014—Present).

•        Head of Network Commercial Services for the Infrastructure & Networks Division in Italy of Enel S.p.A. (2009—2014).

Salvatore Bernabei (Italy)

•        Head of Global Procurement of Enel S.p.A. (May 2017—Present).

•        Head of Renewable Energies Latin America of Enel Green Power S.p.A. (May 2016—May 2017).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Director of Enel Chile S.A. (April 2016—Present).

•        Country Manager for Chile and the Andean Countries of Enel Green Power S.p.A. (January 2013—April 2016).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board Member of Geotermica del Norte (December 2013—Present).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•        Board Member of EGP Latam (June 2013—September 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

José Damián Bogas Gálvez (Spain)

•        Head of Country Iberia of Enel S.p.A. (October 2014—Present).

•        Chief Executive Officer of Endesa, S.A. (October 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Chairman of Elcogas, S.A. (power plant company) (May 1997—Present). Carretera de Calzada de Calatrava, km 27, 13500 Puertollano, Ciudad Real, Spain.

•        Director of Endesa Generación Portugal, S.A. (December 2005—January 2015). Qta da Fonte, Edif. D. Manuel Piso 0, Ala B, 2780-730 Paço de Arcos, Portugal.

•        Director of Enel Iberia S.L. (named Enel Iberoamérica, S.R.L. until May 2017) (December 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Director of Enel Green Power España SL (December 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Director of Compañía Operadora del Mercado Español de la Electricidad, S.A. (electricity market manager) (November 1998—Present).
Calle Alfonso XI 6, 28014 Madrid, Spain.

Carlo Tamburi (Italy)

•        Head of Country Italy of Enel S.p.A. (July 2014—Present).

•        Head of International Division of Enel S.p.A (January 2008—June 2014).

•        Chairman with powers of Enel Italia S.R.L. (November 2014—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Chairman with powers of Enel Energia S.p.A. (August 2014—November 2014). Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
• Chairman with powers of Enel Servizio Elettrico S.p.A. (August 2014—November 2014). Viale Regina Margherita 125, 00198 Rome (RM), Italy.
Luca D’Agnese (Italy)

•        Head of South America of Enel S.p.A. (January 2015—Present).

•        Chief Executive Officer of Enel Americas S.A. (March 2016—Present).
Santa Rosa 76, Santiago, Chile.

•        Director of Enel Brasil (April 2015—Present).
Praça Leoni Ramos 1, Sao Domingos, Niterói, Rio de Janeiro, Brazil.

•        Chairman of the Board of Directors of Enel Latinamérica, S.R.L. (February 2015—December 2016).
c/o Enel S.p.A.

•        Board member of Enel Iberia S.L. (named Enel Iberoamérica, S.R.L. until May 2017) (February 2015—June 2017).
c/o Enel S.p.A.

•        Chairman of the Board of Directors and Chief Executive Officer of Slovenské Elektrárne (electric company) (2014—2015).
Mlynské nivy 47, 821 09 Bratislava, Slovakia.

•        Country Manager Slovakia of Enel S.p.A. (2014—2015).

•        Director of the Eastern European Division of Enel S.p.A. (2014—2015).

•        Chairman of the Board of Directors and Chief Executive Officer of Enel Romania (2011—2014).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Distributie Muntenia (2011—2014). Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Distributie Banat (2011—2014).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Distributie Dobrogea (2011—2014). Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Energie Muntenia (2011—2014).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Energie (2011—2014).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Country Manager Romania of Enel S.p.A. (2011—2014).

Antonio Cammisecra (Italy)

•        Head of Global Renewable Energies of Enel S.p.A. May 2017—Present).
c/o Enel S.p.A.

•        Head of North and Central America, Sub-Saharan Africa and Asia of Enel S.p.A. (May 2017—Present).

•        Chief Executive Officer of Enel Green Power S.p.A. (May 2017—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
• Head of Global Business Development of Enel Green Power S.p.A. (2013—May 2017). Viale Regina Margherita 125, 00198 Rome (RM), Italy.
Robert Deambrogio (Italy)

•        Head of Europe and North Africa of Enel S.p.A (April 2016—Present).

•        Head of Eastern Europe of Enel S.p.A. (2015—April 2016).

•        Head of Italy and Europe Area of Enel S.p.A. (2010—2015).

•        Chairman of the Board of De Rock S.R.L. (energy) (September 2014—April 2015).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Gv Energie Rigenerabili Ital-Ro S.R.L. (electric producer) (September 2014—April 2015).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board Elcomex Solar Energy S.R.L. (energy) (September 2014—April 2015).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Enel Green Power Romania S.A. (December 2008—April 2015).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

Enrico Viale (Italy)

•        Head of Global Thermal Generation of Enel S.p.A. (April 2016—Present).

•        Head of Global Generation of Enel S.p.A. (July 2014—April 2016).

•        Country Manager of Enel Russia (2013—2014).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Chief Executive Officer of Enel Russia (2013—2014).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Chief Executive Officer of Enel OGK—5 (new brand Enel Russia from 2013) (2010—2013).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Chief Operating Officer of Enel Russia (2008—2013).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Board member of PJSC Enel Russia (2010—2013).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Board member of Endesa, S.A. (October 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Chairman of the Board of Empresa Nacional de Electricidad S.A. (November 2014—April 2016).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Chairman of the Board of Endesa Américas S.A. (March 2016—April 2016). Santa Rosa 76, Santiago, Chile.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Board member of Enel Américas S.A. (April 2016—Present).
Santa Rosa 76, Santiago, Chile.

•        Board member of Arctic Russia B.V. (energy company) (October 2008—November 2013).
Strawinskylaan 1725, 1077 XX Amsterdam, The Netherlands.

•        Board member of RES Holding B.V. (IT service company) (May 2012—March 2015).
Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.

•        Chairman of the Board of Enel Produzione SpA (August 2014—December 2014).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of CESI—Centro Elettrotecnico Sperimentale Italiano Giacinto Motta S.p.A. (consulting firm) (November 2014—Present).
Via Rubattino 54, 20134 Milan (MI), Italy.

•        Board member of Slovak Power Holding B.V. (May 2017—Present).
Herengracht 471, 1071, BS Amsterdam, The Netherlands.

Livio Gallo (Italy)

•        Board member of EPRI—Eletric Power Research Institute (April 2015—Present).
3420 Hillview Avenue, Paolo Alto, California, USA.

•        Head of Global Infrastructure and Networks Business Line of Enel S.p.A. (July 2014—Present).

•        Head of Infrastructure and Networks Division of Enel S.p.A. (2008—June 2014).

•        Board Member of Directors of Enel Open Fiber, S.A. (December 2015—December 2016).
Via Giosué Carducci 1/3, Milan (MI), Italy.

•        Board Member of Enel Américas, S.A. (April 2016—Present).
Santa Rosa 76, Santiago, Chile.

•        Chairman of the Board of Directors of Chilectra Américas, S.A. (March 2016—April 2016).
Santa Rosa 76, Santiago, Chile.

•        Chairman of the Board of Directors of Chilectra, S.A. (2014—2016).
Santa Rosa 76, Santiago, Chile.

•        Chairman of the Board of Directors of Enel Sole (2005—2015).
Viale di Tor di Quinto 45/47, 00191 Rome (RM), Italy.

•        Board Member of Endesa, S.A. (2014—April 2017).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Board Member of CESI S.p.A. (consulting firm) (2014—Present).
Via Rubattino 54, 20134 Milan (MI), Italy.

•        Chairman of Enel Rete Gas (2006—2013).
Via Carlo Serassi 17, Bergamo (BG), Italy.

•        Deputy Chairman of the European Distribution System Operators for Smart Grids Association (distribution system operators’ association) (2010—2013).
Rue de la Science 14B, 1040 Brussels, Belgium.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Chairman and Founding Member of the European Distribution System Operators for Smart Grids Association (distribution system operators’ association) (2010—2013).
Rue de la Science 14B, 1040 Brussels, Belgium.

•        Chairman of the Board of Directors of Enel Distribuzione S.p.A. (new brand e-distribution from 01/07/16) (2005—2009 and 2015—January 2017).
Via Ombrone 2, 00198 Rome (RM), Italy.

•        Chief Executive Officer of Enel Distribuzione S.p.A. (new brand e-distribution from 01/07/16) (2009—2014).
Via Ombrone 2, 00198 Rome (RM), Italy.

•        Member of the Board of Directors of Enel Distribuzione S.p.A. (new brand e-distribution from 01/07/16) (2009—2014).
Via Ombrone 2, 00198 Rome (RM), Italy.

•        Chief Executive Officer of Deval (automation) (2005—2011).
Rue Clavalité 8, 11100 Aoste (AO), France.

Claudio Machetti (Italy)

•        Head of Global Trading of Enel S.p.A. (May 2017—Present).

•        Head of Global Trading and UpStream Gas Business Line of Enel S.p.A. (March 2016—May 2017).

•        Board Member of Eurogas (European gas association) (January 2015—Present).
Av. de Cortenbergh 172, B-1000 Brussels, Belgium.

•        Chairman of Fondenel (pension fund) (April 2017—Present).
Via Po 31, 00198 Rome (RM), Italy.

•        Head of Global Trading of Enel S.p.A. (August 2014—February 2016).

•        Head of the Risk Management Department of the Enel Group (July 2009—July 2014).

•        Chairman and CEO for Global Trading activities of Enel Trade S.p.A. (August 2014—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Member of the Board of Directors of Fondazione Centro Studi Enel (April 2015—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Chairman of Enel Insurance Ltd. (August 2012—December 2014).
Herengracht, 471, 1017, BS, Amsterdam, Netherlands

•        Chairman of Enel New Hydro S.r.l. (2007—2015).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Member of the Board of Directors of Enel Produzione S.p.A.(March 2007—April 2012).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Member of the Board of Directors of Enel Distribuzione S.p.A. (March 2007- April 2012).
Via Ombrone 2, 00198 Rome (RM), Italy.

•        Member of the Board of Enel Energia S.p.A. (March 2007—April 2009).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Member of the Board of Enel Investment Holding B.V. (2005—2012).
Herengracht, 471, 1017 BS Amsterdam, Netherlands.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
• Chairman of Board of Directors of Enel.Re Ltd. (an Irish company that merged with Enel Insurance N.V.) (2000—2012). Herengracht, 471, 1017 BS Amsterdam, Netherlands.
Francesco Venturini (USA and Italy)

•        Head of Global E-Solutions of Enel S.p.A. (April 2017—Present).

•        Chief Executive Officer and General Manager of Enel Green Power S.p.A. (May 2014—April 2017).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Head of North America of Enel Green Power North America, Inc. (May 2011—May 2014).
Tech Drive 1, Suite 220, Andover, MA, USA.

II. Enel South America S.r.l.

a.	Directors.

The present business address of the following sole director is c/o Enel S.p.A., Viale Regina Margherita 137, 00198 Rome, Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Giancarlo Pescini (Italy)	• Sole Director of Enel South America S.r.l. (June 2017—Present). • Head of Group’s Participations—Corporate Affairs Department of Enel S.p.A. (December 2014—Present).

b.	Executive Officers.

Enel South America S.r.l. does not have any executive officers.

III. Enel Chile S.A.

a.	Directors.

The information contained in Item 6.A. of the Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Chile is incorporated herein by reference.

Messrs. Herman Chadwick, Fernán Gazmuri, Pablo Cabrera and Juan Gerardo Jofré are citizens of Chile and Messrs. Giulio Fazio, Vicenzo Rainieri and Salvatore Bernabei are citizens of Italy.

b.	Executive Officers.

The information contained in Item 6.A. of the Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Chile S.A. is incorporated herein by reference.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Bruno Stella (Italy)

•        Manager of Planning and Control of Enel Chile S.A. (2016—Present).

•        Head of Planning and reporting of Enel Trade S.p.A. (2015—2016).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Head of Planning and Control of Retail Customer Operations in Italy of Enel Servizio Elettrico S.p.A. (2012—2015).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

Monica De Martino (Italy)	• Head of Regulatory Affairs of Enel Chile S.A. (2017—Present). • Head of Regulatory Affairs Latin America Enel Green Power S.p.A, (2011—2016). Viale Regina Margherita 125, 00198 Rome (RM), Italy

Antonella Pellegrini (Italy)

•       Head of Sustainability and Community Relation of Enel Chile S.A. (Sept 2016—present).

•       Board Member of Fundacion San Ignacio del Huinay (June 2017—present)
Santa Rosa N° 76, Santiago, Chile

•       Head of Sustainability Enel Green Power Chile and Andean Countries (May 2015—September 2016).
Presidente Riesco 5335, Las Condes, Santiago, Chile

•       Sustainability Area Manager Latin America, Enel Green Power Peru (March 2014—May 2015).
Santa Cruz 875, Miraflores, Lima, Peru

•       BD Planner Enel Green Power Chile and Andean Countries (December 2011—March 2014).
Presidente Riesco 5335, Las Condes, Santiago, Chile

Francisco Silva (Chile)

•       Manager of Services of Enel Chile S.A. (2014—Present).

•       Regional Manager of General Services of Enersis S.A. (2011—2013)

•       Board member of “Aguas Manantial S.A.” (2004—2014), El Roble 540, Quilicura, Chile.

•       Board member of “Contempora Corredores de Bolsa de Productos S.A.” (2008—Present).
Av. El Bosque Norte 0177, piso 7, Las Condes.

Juan José Bonilla Andrino (Spain)

•       Global Procurement Manager of Enel Chile S.A. (January 2018—Present). Santa Rosa 76, Piso 9, Santiago, Chile.

•       CEO of Enel Green Power Chile S.A. (May 2014—December 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•       Head of O&M Chile and Andean Countries (renewable energy) (June 2016—November 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•       Board Member of Enel Green Power Chile S.A. (December 2016—December 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•       Board Member of Geotermica del Norte S.A. (March 2017—November 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•       Board member of Parque Talinay Oriente S.A. (December 2016—November 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•       Board member of Parque Eólico Valle de Los Vientos S.A. (December 2016—November 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•       Board member of Enel Green Power del Sur SpA. (December 2016—November 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•       Board member of Almeyda Solar SpA (December 2016—November 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile

•       Board member of Parque Eólico Taltal S.A. (December 2016—November 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile

•       Board member of Empresa Electrĺca Panguipulli S.A. (December 2016—November 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile

•       Board member of Meric SpA. (April 2017—November 2017).
Avenida Apoquindo 2827, Piso 12, Las Condes, Santiago, Chile

•       O&M Director, Enel Green Power North America (January 2014–December 2016).
100 Brickstone Square, Suite 300, Andover MA 01810, United States.

•       Maintenance/Technical Support Responsible in the O&M Wind Competence Centre, Enel Green Power S.p.A. (January 2010–January 2014).
Viale Regina Margherita 137, 00198 Rome, Italy

The present business address of Messrs. Stella, Silva and Andrino as well as Ms. De Martino and Ms. Pellegrini is c/o Enel Chile S.A. Santa Rosa 76, Santiago, Chile.

Messrs. Pedro Urzúa, José Miranda, Antonio Berreda and Domingo Valdés are citizens of Chile and Messrs. Nicola Cotugno, Raffaele Cutrignelli, Raffaele Grandi and Alain Rosolino are citizens of Italy.

IV. Enel Generación Chile S.A.

a.	Directors.

The information contained in Item 6.A. of the Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Generación Chile S.A. is incorporated herein by reference.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Fabrizio Barderi (Italy)

•        Board member of Enel Generación Chile S.A. (August 2017—present).
Santa Rosa 76, Santiago, Chile.

•        Head of Planning and Control of Enel Trade S.p.A. (August 2017—present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Head of Energy Management Latin America of Enel Trade S.p.A/Enel Generación Chile S.A. (November 2014—July 2017).
Santa Rosa 76, Santiago, Chile.

•        Head of Wholesale and Origination of Enel Trade S.p.A. (January 2008—October 2014).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of Alpe Adria Energia S.r.l (April 2009—November 2014).
Via Viola 3, 33100 Udine, Italy.

On August 28, 2017, the Board of Directors of Enel Generación Chile S.A. elected Mr. Barderi to serve as a director of Enel Generación Chile S.A. until the next ordinary shareholders’ meeting. Mr. Barderi fills the vacancy created by the resignation of Mr. Francesco Buresti on June 23, 2017.

Except for Messrs. Enrique Cibié, Jorge Atton and Julio Pellegrini, who are citizens of Chile, all of the directors of Enel Generación Chile S.A. are citizens of Italy.

b.	Executive Officers.

The information contained in Item 6.A. of the Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Generación Chile S.A. is incorporated herein by reference.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Juan Alejandro Candia (Chile)

•        Planning and Control Officer of Enel Generación Chile S.A. (April 2017—Present).

•        Director of Almeyda Solar SpA (April 2017—Present).

•        Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•        Director of Empresa Eléctrica Pehuenche S.A. (energy company) (April 2017—Present).

•        Santa Rosa 76, Piso 10, Santiago, Chile.

•        Substitute Director of Parque Eólico Valle de Los Vientos S.A. (renewable energy company) (April 2017—Present).

•        Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•        Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•        Substitute Director of Parque Eólico Taltal S.A. (renewable energy company)(April 2017—Present).

•        Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•        Head of Planning and Control of Market in Enel Chile S.A. (2015—2017).

•        Vice Manager in Planning and Control of Distribution Chile in Chilectra S.A. (2013—2015).
Santa Rosa 76, Santiago, Chile.

•        Head of Planning and Control of Integrated Functions in LATAM in Endesa S.A. (2011—2012).
Santa Rosa 76, Santiago, Chile.

The present business address of Mr. Juan Alejandro Candia is c/o Enel Generación Chile S.A. Santa Rosa 76, Santiago, Chile.

Except for Mr. Valter Moro, who is a citizen of Italy, all of the executive officers of Enel Generación Chile S.A. are citizens of Chile.

ANNEX B

INFORMATION REGARDING EGPL

Enel Green Power Latin América

A.	History and Development

EGPL is a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile. EGPL is a member of the Enel Green Power group of companies. Enel Green Power is a transnational company dedicated to electricity generation with renewable resources, which in turn is controlled by Enel, one of the largest electricity and utility services company worldwide. Enel Green Power develops its renewable energy business and holds its assets located in Chile primarily through EGPL. EGPL’s shareholders are Hydromac Energy S.R.L., a wholly owned subsidiary of Enel Green Power, and Enel Green Power with interests of 99.9% and 0.1%, respectively.

EGPL is a renewable energy generation holding company engaged, through its wholly owned subsidiary Enel Green Power Chile Ltda. (“EGP Chile”), in the electricity generation business in Chile. As of December 31, 2016, EGPL had 1,036 MW of installed capacity from 16 solar, wind, hydro and geothermal generation facilities. Of EGPL’s installed capacity as of such date, 47.5% consisted of solar power plants, 43.6% consisted of wind power plants, and 8.9% consisted of hydro and geothermal power plants.

EGPL currently has 18 operational power plants with a total installed capacity of 1,196 MW consisting of 92 MW of hydroelectric power, 564 MW of wind power, 492 MW of solar power, and 48 MW of geothermal power. However, the 112 MW Sierra Gorda Este wind farm and the 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations and are selling electricity on a test basis.

Prior to 2013, EGPL had only 92 MW of installed capacity, from the Pullinque and Pilmaiquén hydroelectric plants. In 2013, EGPL made the decision to focus on growing its installed capacity. The goal was to reach 1 GW of installed capacity in Chile prior to 2017. EGPL began by expanding its portfolio to include wind power with the acquisition of Parque Talinay Oriente and completion of construction on Parque Eólico Valle de los Vientos. By the end of 2013, EGPL had 272 MW of installed capacity, making it the operator with the most installed wind capacity in Chile. EGPL was awarded contracts for 162 MW of renewable energy and invested US$320 million in two new solar plants and one new wind plant.

In 2014, EGPL continued to expand by increasing its number of employees and commencing construction on the Talinay Poniente wind farm and the Chañares, Diego de Almagro and Finis Terrae solar plants. By the end of 2014, EGPL had 507 MW of installed capacity and had completed construction on Parque Eólico Tal Tal and the Lalackama I and II and Tal Tal solar power plants as well as the Ollagüe plant, the first off-grid hybrid plant.

In 2015, EGPL focused on continued growth as well as maintenance of existing facilities impacted by natural disasters. In particular, EGPL rebuilt the Diego de Almagro solar power plant after it was damaged by floods, as well as the Talinay Oriente and Talinay Poniente wind plants which were damaged by an 8.4-magnitude earthquake in Northeast Chile. A volcanic eruption in Southern Chile also affected plant operations. EGPL also began construction on the Cerro Pabellón geothermal plant (the first in South America at 4,500 meters above sea level), the Los Buenos Aires and Renaico wind farms, and the Pampa Norte solar plant. By the end of 2015, EGPL had total installed capacity of 606 MW and had completed construction of the Carrera Pinto solar plant.

In 2016, EGPL began operating the La Silla solar plant and began construction on the Sierra Gorda Este wind plant. By the end of 2016, Enel reached its goal of 1 GW of installed capacity in Chile, well before the 2017 target.

EGPL has become a leader in Chile’s renewable energy market with a mixed portfolio of wind, solar, hydroelectric and geothermal power. As of today, it is the largest renewable energy generation company in Chile, with almost triple the installed capacity of its largest competitor.

Capital Investments and Capital Expenditures

EGPL coordinates its overall financing strategy, including the terms and conditions of loans and intercompany advances entered into by its subsidiaries in order to optimize debt and liquidity management. Generally, its operating subsidiaries independently plan capital expenditures financed by internally generated funds or direct financings. Although EGPL has considered how these investments will be financed as part of its budget process, it has not committed to any particular financing structure, and investments will depend on the prevailing market conditions at the time the cash flows are needed.

EGPL’s investment plan is flexible enough to adapt to changing circumstances by giving different priorities to each project in accordance with profitability and strategic fit. Investment priorities are currently focused on developing additional renewable energy capacity to guarantee adequate levels of reliable supply while maintaining a high standard of operational efficiency, as well as remaining focused on the environment.

For the 2018-2022 period, EGPL expects to make capital expenditures of US$1,003 million related to investments currently in progress, maintenance of existing generation plants and studies required to develop other potential generation projects. For further detail regarding these projects please see “D. Property, Plants and Equipment- Project Investments.”

The table below sets forth the expected capital expenditures for the 2018-2022 period and the capital expenditures incurred in 2017, 2016 and 2015:

	Estimated 2018-2022	2017(1)	2016	2015
	(in millions of US$)
Capital Expenditure (CAPEX)(1)	1,003	157	533	219

(1)	CAPEX amounts represent effective payments for each year, except for 2017, which represents budgeted amounts, and future projections.

EGPL’s capital expenditures for 2017, 2016 and 2015 were principally related to expansion of the business and maintenance of existing projects.

A portion of its capital expenditures is reserved for maintenance, and for the assurance of quality and operational standards of its facilities. Projects in progress will be financed with resources provided by external financing as well as internally generated funds.

B.	Business Overview.

EGPL is a non-conventional renewable generation company with operations in Chile.

EGPL currently owns and operates 18 generation units in Chile with an aggregate installed capacity of 1,196 MW. However, 112 MW Sierra Gorda Este wind farm and 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations, and therefore are not part of the national installed capacity. These power plants are selling their energy to the system in their condition of units “in tests”. As of December 31, 2016 and December 31, 2015, EGPL owned and operated 16 generation units in Chile with an aggregate installed capacity of 1,036 MW and 11 generation units in Chile with an aggregate installed capacity of 606 MW, respectively.

EGPL’s consolidated electricity sales in 2016 were 2,811 GWh and its production was 2,163 GWh, a 60% increase and a 42% increase, respectively, compared to 2015. Currently, EGPL’s wind power capacity represents 47.1% of its total installed capacity in Chile, its solar capacity represents 41.1%, its hydroelectric installed capacity represents 7.7% and its geothermal capacity represents 4.0%. The following tables summarize the information relating to EGPL’s capacity, electricity generation and energy sales:

ELECTRICITY DATA

	Year ended December 31,
	2016	2015
Number of generating units(1)	16	11
Installed capacity (MW)(2)	1,036	606
Electricity generation (TWh)	2.2	1.5
Energy sales (TWh)	2.8	1.8

(1)	For details on generation facilities, see “D. Property, Plants and Equipment.”
(2)	Total installed capacity is defined as the maximum capacity (MW), under specific technical conditions and characteristics. In most cases, installed capacity is confirmed by satisfaction guarantee tests performed by equipment suppliers. Figures may differ from installed capacity declared to governmental authorities and customers, according to criteria defined by such authorities and relevant contracts.

In the electricity industry, it is common to divide the business into hydroelectric, geothermal, wind, solar and other generation, because each type of generation has significantly different variable costs. Of EGPL’s total consolidated generation in 2016, 48.8% was from wind sources, 37.5% was from solar sources, 13.8% was from hydroelectric sources and none was from geothermal sources.

The contracting electricity market is composed by final customers, distribution companies and other generation companies. Final customers identified as small volume regulated customers, including residential customers, are subject to government regulated electricity tariffs and must purchase electricity directly from the distribution company in its concession area. These distribution companies, which purchase large amounts of electricity for small volume residential customers, enter into contractual agreements with generators through a regulated tender process. Those identified as large volume industrial customers also enter into contractual agreements with energy suppliers. However, such large volume industrial customers are not subject to the regulated tariff price. Instead, these customers are allowed to negotiate the energy price with generators based on the characteristics of the service required. Law establishes specific energy consumption limits (measured in GWh) for regulated and unregulated customers. Moreover, the regulatory framework requires that distribution companies have contracts to support their forecasted commitments to small volume customers and determine which customers can purchase energy directly from generation companies. A generation company may also sell energy to other generation companies, agreeing in a non-regulated context the conditions and prices. Finally, the pool market, where energy is normally sold at the spot price, is not carried out through contracted pricing.

As NCRE power plants’ generation depends directly on renewable sources (wind, radiation, water, etc.), the estimated production is variable and must be assessed with a probabilistic approach. In order to minimize overall risks, including spot market exposure, EGPL’ selling strategy considers the previously mentioned, including diversified technologies in its portfolio and different types of possible clients.

Operations

EGPL owns and operates a total of 18 generation units in Chile through its subsidiaries. However, Sierra Gorda Este and Cerro Pabellón plants are still being tested. For information on the installed generation capacity for each of EGPL’s subsidiaries, see “D. Property, Plants and Equipment.” All of EGPL’s generation units are connected to the SIC, except for Sierra Gorda, Cerro Pabellón and Valle de los Vientos generation units which are connected to the SING in northern Chile. EGPL’s total gross electricity generation in Chile (including the SIC and the SING) accounted for 3% of total gross electricity generation in Chile during 2016.

The following table sets forth the electricity generation by each of EGPL’s generation companies:

ELECTRICITY GENERATION BY COMPANY (GWh)

	Year ended December 31,
	2016	2015
Enel Green Power Chile Limitada	—	—
Geotérmica del Norte S.A.	—	—
Almeyda Solar SpA	50	46
Parque Eólico Tal Tal S.A.	285	267
Parque Talinay Oriente S.A.	176	175
Parque Eólico Valle de los Vientos S.A.	246	231
Enel Green Power del Sur SpA	702	0.3
Empresa Eléctrica Panguipulli S.A.	705	809

Total	2,163	1,528

Electricity sales and generation

The total industry electricity sales increased 1.6% during 2016 as compared to 2015, with a sales increase of 1.9% in the SIC and of 0.4% in the SING.

EGPL’s electricity sales reached 2,811 GWh in 2016 and 1,762 GWh in 2015, which represented a 4% and 3% market share, respectively.

EGPL supplies electricity to several regulated electricity distribution companies, large unregulated customers, other generation companies and the pool market. All commercial relationships with its customers are governed by contracts.

Supply contracts with distribution companies must be auctioned, and are standardized. Supply contracts with unregulated customers and other generation companies are agreed between both parties, reflecting competitive market conditions.

EGPL’s contracts are generally on a long-term basis and typically range from fifteen to twenty years. Some contracts may be automatically extended at the end of the applicable term, unless terminated by either party upon prior notice. If EGPL experiences a force majeure event, as defined in the contract, it is allowed to reject purchases and it has no obligation to supply electricity to its unregulated customers or other generation companies. Disputes are subject to binding arbitration between the parties.

ELECTRICITY INDUSTRY REGULATORY FRAMEWORK

The following chart shows a summary of the main characteristics of the Chilean electricity regulatory framework by business segment.

Gx	Spot Market	Sales between generators with costs audited
	Unregulated Market	Bilateral contracts with freely agreed prices
	Regulated Market	Node price public auction for up to 20 years
	Capacity Payment	Income based on power contributions during peak demand
Tx	Features	Public—Open Access—Regulated Tariff Monopoly Regime for Transmission System Operators
Dx	Law	Administrative Concession (indefinite duration)
	Expansion	Undefined
	Tariff review	Every 4 years
Td	Unregulated customers	> 5 MW
	Unregulated market (%)	≈30%

Gx: Generation	Tx: Transmission	Dx: Distribution	Td: Trading

Industry Overview and Structure

The Chilean electricity industry is divided into three business segments: generation, transmission and distribution. These business segments are carried out by publicly listed private sector companies, in which generators can also trade energy with unregulated customers. The state’s role is limited to regulation, supervision and indicative investment planning through non-binding recommendations in the case of generation. In the transmission segment, investment planning and construction bidding processes are binding.

The following chart shows the relationships among the various participants in the Chilean electricity market:

The generation segment is comprised of a group of electricity companies that own generating plants, whose energy is transmitted and distributed to end customers. This segment is characterized by being a competitive market, which operates under market-driven conditions. Generation plants sell their energy through contracts to distribution companies, who in turn serve the regulated market, to unregulated customers and to other generation companies. Generators sell surpluses on the spot market. The transmission segment is comprised of a combination of lines, substations and equipment for the transmission of electricity from generators’ production points to the centers of consumption or distribution. In Chile, transmission is defined as the conveying of electricity over lines or substations with a voltage or tension higher than 23 kV. The transmission system operates under open access, and transmission companies may impose rights of way over the available transmission capacity through the payment of tolls.

The distribution segment is defined for regulatory purposes as the electricity supplied to end customers at a voltage no higher than 23 kV. Distribution companies operate under a public utility concession regime, with service obligations and regulated tariffs for supplying regulated customers.

Customers are classified according to their capacity, as follows: (i) new unregulated customers as of 2016 with connected capacity of over 5,000 kW (existing customers who were formerly subject to the lower 2,000 kW threshold prior to 2016 will be grandfathered as of 2019); (ii) regulated customers with connected capacity up to 500 kW; and (iii) customers that choose either a regulated tariff or an unregulated regime for a minimum period of four years, available to customers whose connected capacity falls in the range of 500 kW to 5,000 kW.

The distribution companies supply regulated customers, a segment for which the price and supply conditions are the result of tender processes regulated by the CNE (“Comisión Nacional de Energía”), and unregulated customers that have agreements with generators or distributors, which terms are freely negotiated and agreed upon.

In Chile, there are four separate interconnected electricity systems. The main systems in Chile are the SIC and the SING. The SIC services the central and south central part of the country, where 92.2% of the Chilean population lives. The SING, which operates in the northern part of the country and where most of the mining industry is located, is where 6.3% of the Chilean population lives (according to the 2015 CDEC-SIC annual report). In addition to the SIC and the SING, there are two isolated systems in southern Chile that provide electricity to remote areas, where 1.5% of the population lives.

In January 2014, Law No 20,726 approved the interconnection between the SIC and the SING. The interconnection is expected to be completed by 2019. Once in place, energy generated in one system will be able to cover a portion of any shortfalls in the other system.

The operation of electricity generation companies in each of the two major interconnected electricity systems is coordinated by the dispatch center of the independent coordinator entity that coordinate generators, transmission companies and large customers. The Independent Coordinator coordinates the operation of both system with an efficiency criterion in which the lowest cost producer available is usually required to satisfy demand at any moment in time. As a result, at any specific level of demand, the appropriate supply will be provided at the lowest possible production cost available in the system. The marginal cost used is the price at which generators trade energy on an hourly basis, involving both their injections into the system and their withdrawals or purchases for supplying their customers.

The Energy Agenda

In May 2014, the Chilean government announced the Energy Agenda, establishing a plan to create and execute a long-term energy policy. The Energy Agenda presents several lines of action and goals to achieve in the short, medium and long term. These objectives are lower energy prices, the incorporation of non-conventional renewable energy sources (“NCRE”) and promotion of the efficient use of energy. In Chile, NCRE refers to power from wind, solar, geothermal, biomass, ocean (tides, waves and currents, as well as the ocean’s thermal gradient) and mini-hydro plants under 20 MW.

Principal Regulatory Authorities

The Chilean Ministry of Energy develops and coordinates plans, policies and standards for the proper operation of the sector, approves tariffs and node prices set by the CNE, transmission and distribution companies. The CNE is the technical entity in charge of defining prices, technical standards and regulatory requirements.

The SEF monitors the proper operation of electricity, gas and fuel sectors in compliance with the law in terms of safety, quality, and technical standards.

The Chilean Ministry of Environment is responsible for the development and application of regulatory and policy instruments that provide for the protection of natural resources, the promotion of environmental education and the control of pollution, among other matters. It is also responsible for administering the environmental impact assessment system at the national level, coordinating the preparation of environmental standards and establishing the programs for compliance with those standards.

Chilean antitrust authorities are responsible for preventing, investigating and correcting any threats to free market competition and any anti-competitive practices by potentially monopolistic companies. These authorities include:

•	Free Market Competition Tribunal (“TDLC” in its Spanish acronym). This is a special and independent jurisdictional entity, subject to the directive, correctional and economic authority of the Chilean Supreme Court, which functions to prevent, correct and sanction threats to free market competition.

•	National Economic Prosecutor (“FNE” in its Spanish acronym). This is the attorney general responsible for economic matters and for investigating and prosecuting all antitrust conduct before the FNE’s regulatory commission and other tribunals.

The Panel of Experts acts as a tribunal in energy matters (electricity and gas) arising from disputes between participants in the energy market and between participants in the energy market and the regulatory authority in certain tariff processes and other subject defined by law. It issues enforceable resolutions and is composed of experts in industry matters, five engineers or economists and two lawyers, all of whom are elected every six years by the TDLC.

There are also other entities related to the energy sector: the Chilean Nuclear Energy Commission is in charge of research, development, use and control of nuclear energy, the Chilean Energy Efficiency Agency is in charge of promoting energy efficiency, and the Center for Innovation and Promotion of Sustainable Energies is in charge of strategic programs and projects with public financing for innovation and promotion of sustainable energies.

The Electricity Law

General

Since its inception, the Chilean electricity industry has been developed by private sector companies. Nationalization had been carried out during the period from 1970 to 1973. During the 1980s, the sector was reorganized through the Chilean Electricity Law, known as DFL 1, allowing participation of private sector capital in the electricity sector. By the end of the 1990s, foreign companies had a majority participation in the Chilean electricity system.

The goal of the Chilean Electricity Law is to provide incentives to maximize efficiency and to provide a simplified regulatory scheme and tariff-setting process that limits the discretionary role of the government by establishing objective criteria for setting prices. The goal is an economically efficient allocation of resources. The regulatory system is designed to provide a competitive rate of return on investment to stimulate private investment, while ensuring the availability of electricity to all who request it.

DFL 1 was published in 1982 and has had few important changes since then to deal with droughts, encourage investments in transmission lines and to create long-term contracts between generation and distribution companies as part of a bid process. The present law was restated as DFL 4 of 2006, and has been supplemented with a series of regulations and standards.

Since January 2015 the regulated market is supplied by long-term auctions managed by the CNE. Tenders are carried out 5 years in advance so to give the opportunity to news projects in the system to offer their energy.

In 2016, the Transmission Law, Law 20,936, restructured the electricity transmission system operation. The main provisions included are:

•	Functional redefinition of Transmission Systems, which will now be classified into National Transmission Systems, Zonal, Dedicated Systems, development poles and international interconnections. The creation of a single independent national coordinator, who replaced the current CDEC-SING and CDEC-SIC dispatching operators as of January 2017;

•	A new remuneration mechanism for assets with a progressive shift of all costs from generators to the end customers; and

•	Government assumes a main role in planning reinforcement and expansion of the grid.

Limits and Restrictions

According to Chilean law regarding free competition together with specific regulations applicable to the electrical industry, there are established criteria to avoid certain levels of economic concentration and/or abusive market practices.

These sets of laws and regulations allow the participation of companies in different activities (i.e. generation, distribution, marketing) to the extent that there is an adequate separation between them from a corporate and accounting point of view. However, in the transmission sector there are further restrictions, mainly to guarantee adequate access to all agents. The Electricity Law defines limits for income-generating companies or distributors in the transmission segment, and prohibits the participation of transmission companies in the segment of generation and distribution.

In addition, the Water Utility Services Law also sets restrictions on the overlapping of concessions in the same area, setting restrictions on the ownership of the property for water and sewage service concessions and utilities that are natural monopolies, such as electricity distribution, gas or home telephone networks.

Dispatch and Pricing

In each of the two major electric systems, the Independent Coordinator coordinates the operations of generation companies, in order to minimize the operating costs in the electricity system and monitor the quality of service provided by the generation and transmission companies. Generation companies satisfy their contractual sales requirements with dispatched electricity, whether produced by them or purchased from other generation companies in the spot market.

Sales by Generation Companies to Unregulated Customers

Sales by generation companies may be made to distribution companies, unregulated end customers or to other generation companies under freely negotiated contracts. To balance their contractual obligations with their dispatch, generators have to trade deficit and surplus electricity at the spot market price, which is set hourly by the Independent Coordinator based on the lowest cost of production of the last kWh dispatched.

Sales to Distribution Companies and Certain Regulated Customers

Under Law 20,018 (Ley Corta II), enacted on May 19, 2005, all new contracts between generation and distribution companies to supply electricity to regulated customers must arise from international bids. In January 2015, Law 20,805 amended the bidding process for supplying electricity to regulated customers. These amendments, among others, changed the anticipation required for the bidding process from three to five years, extended the maximum contract period from 15 to 20 years, adopted a capped price known as “reserve price” that is kept private until the bid price is made public, and allowed for the possibility to review the price awarded during the supply period, setting new procedures to assign energy without contracts and to regulate the short-term bidding process.

Sales of Capacity to Other Generation Companies

The Independent Coordinator determines the capacity for each power plant on an annual basis to participate in the capacity payment market. That capacity is certain capacity which a generator may guaranteed to supply to the system during peak hours, taking into consideration statistical information and accounting time out of service for maintenance purposes and for extremely dry conditions in the case of hydroelectric plants.

A generation company may be required to purchase or sell capacity in the spot market, depending upon its contractual requirements in relation to the amount of electricity to be dispatched from such company and to its capacity.

Promotion of Generation from Renewable Energy Sources

On April 1, 2008, Law 20,257 amended the General Electric Services Law. The purpose of the amendment was to promote the development of NCRE. This law defines the different types of technologies that qualify as NCRE and establishes the obligation for generators, between 2010 and 2014, to supply at least 5% of the total energy contracted as of August 31, 2007 to be of a certain type, and to progressively increase this percentage by 0.5% annually up to a minimum of 10% by 2024.

On October 22, 2013, Law 20,698 was adopted to promote the use of NCRE and modify the previously defined NCRE minimum requirements. This law establishes a mandatory share of renewable energy sources in 2025, calculated as a percentage of the total contracted energy of each generator. For contracts signed between 2007 and 2013, the target is 10% by 2024, while for contracts beyond 2013 the target is 20% by 2025.

Incentives and Penalties

If a rationing decree is enacted in response to prolonged periods of electricity shortages, strict penalties may be imposed on generation companies that contravene the decree. A severe drought is not considered a force majeure event under EGPL’s service agreements.

Generation companies may also be required to pay fines to the regulatory authorities, as well as compensate electricity customers affected by shortages of electricity. The fines are related to system blackouts due to an electricity generator’s operational problems, including failures related to the coordination duties of all system agents. If generation companies cannot satisfy their contractual commitments to deliver electricity during periods when a rationing decree is in effect and there is no energy available to purchase in the system, the generation company must compensate the customers at a rate known as the “failure cost” determined by the authority in each node price setting. This failure cost, which is updated semiannually by the CNE, is a measurement of how much end customers would pay for one extra MWh under rationing conditions.

Water Rights

Companies in Chile must pay an annual fee for unused water rights. License fees already paid may be recovered through monthly tax credits commencing on the start-up date of the project associated with the water right. The maximum license fees that may be recovered are those paid during the eight years before the start-up date.

The Chilean Constitution considers water as a national public good on which real utilization rights are defined. That is similar to holding the private property rights over water, as set forth in article 19, paragraph 24: “The rights of individuals over water, recognized or constituted in accordance with the law, grant their holders ownership over such rights.” Notwithstanding the foregoing, paragraph 24 also specifies legal limitations to those water rights.

The Chilean Congress is currently discussing amendments to the Water Code with the objective of making water use for human consumption, household subsistence and sanitation a high priority. On November 22, 2016, the

Chilean House of Representatives approved an amendment which is currently being evaluated by the Agricultural Commission of the Chilean Senate. The main aspects of the amendments are as follows:

•	Granting of new water rights which would be limited to a maximum period of 30 years and extendable, unless the Chilean Water Authority proves the ineffective use of resources. The extension shall be effective only for used water rights.

•	The expiration of new non-consumptive water rights that were granted by law, if the holder does not exercise the right of use within eight years.

•	The expiration of new non-consumptive water rights already granted, if the user does not effectively use the rights within a period of eight years from the date of enactment of the new Water Code. The term can be extended for up to four years only in justified cases such as delays in obtaining permits or environmental approvals.

•	In April 2017, the President modified this amendment stating that the preservation of water environmental flows to protect the ecosystem only applies to future water rights for both consumptive and non-consumptive water use, which would reduce the water availability for generation purposes.

Regulation of Distribution Companies

Concessions

Distribution service concessions give the right to use public areas for building distribution lines. The concessions are given by the Chilean Ministry of Energy for an undefined period. Distribution companies have the obligation to serve and connect the customers that make the requirement in the concession area. The president of Chile can declare a concession expired if the quality of service does not meet certain minimum standards.

Energy Purchases

Since 2005, with the enactment of Law 20,018, energy sales between generation and distribution companies have been made by an international auction process. After the last modification of the law by Law 20,805 in 2015, the auctions of all distribution companies are managed by the CNE. The auctions are based on distribution companies’ projections of energy demand for the coming years. The result of the process is a “pay as bid” contract, with an extension up to 20 years. In addition, the modifications of the law establish a mechanism to supply the excess demand that is not covered by the contract.

Distribution Tariffs to End Customers

Tariffs charged by distribution companies to end customers are determined by the sum of the cost of electricity purchased by the distribution company, a transmission charge, and the value added from distribution of electricity (“VAD”), which allows distribution companies to recover their investment and operating costs, including a return on investment, which is set by law. The price for both generation and distribution capacity sold to customers includes a factor which reflects the simultaneous contribution of each customer to peak capacity demand of the system as a whole. The transmission charge reflects the cost paid for electricity transmission and transformation.

The VAD is based on a so-called “efficient model company,” which considers the cost of building and operating the company at the minimum cost, fulfilling quality and safety standards. It includes the annualized investment in distribution assets, the company’s operation, administration, and maintenance costs, and an expected return on investment, before taxes of 10% per year in real terms, based on the replacement cost of assets used for the distribution business.

Generation costs are passed on to distributors end consumers through the “Average Node Price” stated in government’s price decrees. The Average Node Price is adjusted in three instances: (1) every six months, in

January and July of each year, based on local and international indexes; (2) upon the entry of a new supply contract with any distribution company; and (3) upon indexation of a supply contract in excess of 10%.

Regulatory Charges and Subsidies

The Chilean law deems that transitory subsidies can be granted, if the residential customer tariff increased by 5% or more within a six-month period. The application of this subsidy is optional and the last one was granted in 2009.

Distribution Tariff-Setting Process

The VAD is set every four years. The CNE classifies companies into groups called Typical Distribution Areas (“TDA”) based on economic factors that group companies with similar distribution costs, which in turn determines the equipment requirements of the network. The CNE selects one distribution company for every group and estimates its cost under the concept of an efficient model company. At the same time, distribution companies also carry out their own studies, which are based on the same one company selected by the CNE for each TDA. The VAD of each TDA is determined in a weighted manner with one third of the value estimated by the study of the companies and two thirds by the CNE. Preliminary tariffs, as a result of the VAD, are tested to ensure that they provide a rate of return between 6% and 14% on distribution assets.

The real return on investment for a distribution company depends on its actual performance relative to the standards chosen by the CNE for the efficient model company. The tariff system allows for a greater return to distribution companies that are more efficient than the model company.

The tariff setting process for the period 2016 -2020 culminated with the publication of the Decree No. 11T in August, 2017, The new tariffs will be applied retroactively to November 2016.

Associated Electrical Services

In 2013, the CNE concluded the tariff setting process for 25 regulated associated services (which include meter rental, disconnection and reconnection of service, among others). These new prices were applied starting March 14, 2014 and will remain in effect until the publication of a new decree, which was initially expected in November 2016. Currently, this tariff setting process is not concluded and it is expected to be completed in 2017.

Incentives and Penalties

Distribution companies may be required to compensate end customers in the case of electricity shortages that exceed the authorized standards. These compensatory payments are equal to double the amount of electricity the distribution company failed to provide, using a rate equal to the so-called “failure cost.”

Transmission Regulation

The transmission segment is comprised of a combination of lines, substations and equipment for the transmission of electricity from generators’ production points to the centers of consumption or distribution. In Chile, transmission segment is defined as the conveying of electricity over lines or substations with a voltage or tension higher than 23 kV. The transmission system operates under open access, and transmission companies may impose rights of way over the available transmission capacity through the payment of tolls.

According to the General Electricity Services Law, the transportation of electricity by National transmission systems and zonal transmission systems are defined as a public service. Therefore, the transmitter has a service obligation and is responsible for the maintenance and improvement of its facilities.

In July 2016, the Transmission Law restructured electrical transmission system operations, where. the government assumes the main role in the planning of the transmission system, including the tender process. Among other aspects of the law, open access is extended to all transmission facilities. It unites the process of the transmission facility qualification process of each segment into a single process, and modifies the remuneration mechanism by means of the application of a stamped rate of charge of the demand. Since April 2017, the CNE is working on the requirements and regulations related to the implementation of the Transmission Law. Particularly, the CNE is analyzing and drafting the Coordination and Operation of National Electrical System Regulation, the Supplementary Services Regulation and the Transmission System Regulation, all fundamental topics for the appropriate operation of the Chilean electricity sector. In this context, the CNE has started workshops with sector agents in order to discuss, analyze and to propose the best alternatives to appropriately regulate these matters.

Zonal Transmission System Regulation

The Transmission Law redefines the previous subtransmission system as the Zonal Transmission System. The Zonal Transmission Systems are defined as voltage lines exceeding 23 kV and are grouped geographically. There are six zonal systems defined by decree. The zonal systems are paid mainly by customers according to the tariffs fixed by decree of the Chilean Ministry of Energy. Zonal tariffs remunerate the Zonal Transmission Annual Value, which is calculated every four years in a process carried out by the government. The annual value of each system includes efficient operation, maintenance, administration costs and annual valuation of real investments, which are valued as new, and uses a discount rate determined by the CNE. The discount rate is calculated using a CAPM model with a minimum value of 7% after tax. If major discrepancies are discovered between the government and zonal companies, an expert panel will resolve them based on technical aspects.

In April 2013, Decree 14 was promulgated, which established a tariff schedule for 2011 through 2014. During 2014, studies were developed to set tariffs for zonal systems. The results of these studies should have been applied at the beginning of 2015. However, the authority ruled that the current values will remain in effect for an additional year. Subsequently, with the application of the Transmission Law, the current values will remain in effect for another two additional years, until 2018.

Environmental Regulation

The Chilean constitution grants citizens the right to live in a pollution-free environment. It further provides that certain other constitutional rights may be limited in order to protect the environment. Chile has numerous laws, regulations, decrees and municipal ordinances that address environmental considerations. Among them are regulations relating to waste disposal (including the discharge of liquid industrial wastes), the establishment of industries in areas that may affect public health, and the protection of water for human consumption.

The Environmental Law, Law 19,300, was enacted in 1994 and has been amended by several regulations, including the Environmental Impact Assessment System Rule issued in 1997 and modified in 2001. This law requires companies to conduct an environmental impact study (“EIA” in its Spanish acronym) and a declaration of any future generation or transmission projects.

In January 2010, Law 19,300 was modified by Law 20,417, which introduced changes to the environmental assessment process and in the public institutions involved, principally creating the Chilean Ministry of Environment and the Superintendence of Environment. Environmental assessment processes are coordinated by this entity and by the Environmental Assessment Service. In June 2011, the Ministry of Environment published Decree 13, emission standards for thermoelectric plants applicable to generation units of at least 50 MW. The objective of this regulation is to control atmospheric emissions of particulate matter (MP), nitrogen oxides (NOx), sulfur dioxide (SO2) and mercury (Hg), in order to prevent and protect the health of the population and protect the environment. Existing emission sources are required to meet emission limits as established in the regulation for MP emissions and for SO2 and NOx emissions by June 2015 in highly polluted areas and by June 2016 elsewhere.

In June 2012, Law 20,600 created the Environmental Courts, special jurisdictional courts subject to the control of the Chilean Supreme Court. Their primary function is to resolve environmental disputes within their jurisdiction and look into other matters that are submitted for their attention under the law. The law created three such courts, all of which are in operation.

On December 28, 2012, the Superintendence of Environment was formally created and began to exercise its powers of enforcement and sanctions pursuant to Chilean environmental regulations.

On September 10, 2014, Law 20,780 was enacted and included charges for the emission of MP, NOx, SO2 and CO2 into the atmosphere. For CO2 emissions, the charge is US$ 5 per emitted ton (not applicable to renewable biomass generation). MP, NOx and SO2 emissions will be charged the equivalent of US$ 0.10 per emitted ton, multiplied by the result of a formula based on the population of the municipality where the generation plant is located and an additional fee of US$ 0.90 per ton of MP emitted, US$ 0.01 per ton of SO2 emitted and US$ 0.025 per ton of NOx emitted. This tax will be in effect beginning in 2018, taking into account the previous year’s emissions.

As of December 30, 2016, all plants of EGPL and its subsidiaries have established methodologies to measure emissions during 2017 and pay related taxes, in line with the requirements of the Environmental Superintendence of Chile.

C.	Organizational Structure.

Principal Subsidiaries and Affiliates

EGPL is part of an electricity group controlled by Enel, its Italian ultimate controlling shareholder. Hydromac Energy S.R.L., its controlling shareholder, owns 99.9% of its shares, and Enel Green Power S.p.A. beneficially owns 100% of Hydromac Energy S. R.L. Enel is an energy company with multinational operations in the power and gas markets, with a focus on Europe and Latin America. Enel operates in over 30 countries across four continents, produces energy through a net installed capacity of 83 GW and distributes electricity and gas through a network covering 1.9 million kilometers. With over 62 million users worldwide, Enel has the largest customer base among European competitors and figures among Europe’s leading power companies in terms of installed capacity and reported EBITDA. Enel publicly trades on the Milan Stock Exchange. The companies listed in the following table were consolidated by EGPL as of December 31, 2016. In the case of subsidiaries, EGPL’s economic interest is calculated by multiplying its percentage of economic interest in a directly held subsidiary by the percentage economic interest of any entity in the chain of ownership of such ultimate subsidiary.

Principal Companies	% Economic Ownership of Each Main Subsidiary by EGPL	Consolidated Assets of Each Main Subsidiary on a Stand-alone Basis	Revenues and Other Operating Income of Each Main Subsidiary on a Stand-alone Basis
	(in %)	(in millions of US$)
Enel Green Power Chile Limitada	99.99	1,302	41
Geotérmica del Norte S.A.	81.16	446	—
Almeyda Solar SpA	100	84	15
Parque Eólico Tal Tal S.A.	100	185	44
Parque Talinay Oriente S.A.	61.37	213	27
Parque Eólico Valle de los Vientos S.A.	100	147	26
Enel Green Power del Sur SpA	100	1,058	65
Empresa Eléctrica Panguipulli S.A.	99.99	524	115

Principal Subsidiaries

Enel Green Power Chile Limitada

EGP Chile owns at least a majority stake, and in many cases a 99.99% stake, in all of the generation companies that EGPL operates.

Empresa Eléctrica Panguipulli S.A.

Empresa Eléctrica Panguipulli S.A. is a generation company, with a total installed capacity of 271 MW comprised of the Pullinque hydroelectric power plant (51 MW), the Pilmaiquén hydroelectric power plant (41 MW), the Talinay Oriente wind power plant (90 MW), the Lalackama I solar power plant (60 MW), the Lalackama II solar power plant (18 MW) and the Chañares solar power plant (40 MW). EGPL holds a 0.045% direct interest in Empresa Eléctrica Panguipulli S.A. and EGP Chile holds a 99.995% interest in Empresa Eléctrica Panguipulli S.A.

Geotérmica del Norte S.A.

Geotérmica del Norte S.A. is a generation company, which owns the Cerro Pabellón geothermal power plant in northern Chile with a total installed capacity of 48 MW. EGP Chile holds a 84.59% interest in Geotérmica del Norte S.A. and Empresa Nacional del Petróleo, a state-owned Chilean petroleum company, holds the remaining 15.41% interest.

Almeyda Solar SpA

Almeyda Solar SpA is a generation company, which owns the Diego de Almagro solar power plant in northern Chile with a total installed capacity of 36 MW. EGP Chile holds a 100% interest in Almeyda Solar SpA.

Parque Eólico Tal Tal S.A.

Parque Eólico Tal Tal S.A. is a generation company, which owns the Tal Tal wind power plant in northern Chile with a total installed capacity of 99 MW. EGPL holds a 0.01% direct interest in Parque Eólico Tal Tal S.A. and EGP Chile holds the remaining 99.99% interest.

Parque Talinay Oriente S.A.

Parque Talinay Oriente S.A. is a generation company, which owns the Talinay Oriente wind power plant in central Chile with a total installed capacity of 90 MW. Enel Green Power S.p.A. holds a 34.57% direct interest in Parque Talinay Oriente S.A. and EGP Chile holds the remaining 61.37% interest.

Parque Eólico Valle de los Vientos S.A.

Parque Eólico Valle de los Vientos S.A. is a generation company, which owns the Valle de los Vientos wind power plant in northern Chile with a total installed capacity of 90 MW. EGPL holds a 0.01% direct interest in Parque Eólico Valle de los Vientos S.A. and EGP Chile holds the remaining 99.99% interest.

Enel Green Power del Sur SpA

Enel Green Power del Sur SpA is a generation company with a total installed capacity of 561.9 MW comprised of the Renaico wind power plant (88 MW), the Los Buenos Aires wind power plant (24 MW), the Sierra Gorda Este wind power plant (112 MW), the Finis Terrae solar power plant (160 MW), the Carrera Pinto solar power plant (97 MW), the Pampa Norte solar power plant (79 MW) and the La Silla solar power plant (1.7 MW). EGPL holds a 0.00004% direct interest in Enel Green Power del Sur SpA and EGP Chile holds the remaining 99.99996% interest.

D.	Property, Plants and Equipment.

EGPL owns 18 electricity generation power plants in Chile through its subsidiaries. A substantial portion of its cash flow and net income is derived from the sale of electricity produced by its electricity generation facilities. Significant damage to one or more of its main electricity generation facilities or interruption in the production of electricity, whether as a result of an earthquake, flood, volcanic activity, severe and extended droughts or any other such natural disasters, could have a material adverse effect on its operations.

The following table identifies the power plants that EGPL owns, all in Chile, by company and their basic characteristics as of December 31, 2016:

			Installed Capacity(1)
Company	Power Plant Name	Power Plant Type	2016(1)
Parque Eólico Valles de los Vientos S.A.	Valle de los Vientos	Wind Farm	90
Parque Eólico Tal Tal S.A.	Tal Tal	Wind Farm	99
Parque Talinay Oriente S.A.	Talinay Oriente	Wind Farm	90
Enel Green Power del Sur SpA	Renaico	Wind Farm	88
	Los Buenos Aires	Wind Farm	24
	Sierra Gorda Este	Wind Farm	—
	Finis Terrae	Solar	160
	Pampa Norte	Solar	79
	La Silla	Solar	2
	Carrera Pinto	Solar	97
Almeyda Solar SpA	Diego de Almagro	Solar	36
Geotérmica del Norte S.A.	Cerro Pabellón	Geothermal	—
Empresa Eléctrica Panguipulli S.A.	Pullinque	Hydropower	51
	Pilmaiquén	Hydropower	41
	Lalackama I	Solar	60
	Lalackama II	Solar	18
	Chañares	Solar	40
	Talinay Poniente	Wind Farm	61

		Total Capacity	1,036

(1)	The installed capacity corresponds to the gross installed capacity, without considering the MW that each power plant consumes for its own operation.
(2)	112 MW Sierra Gorda Este wind farm and 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations, and therefore are not part of the national installed capacity and have not been included in this table. These power plants are selling their energy to the system in their condition of units “in tests”.

Insurance

EGPL’s electricity generation facilities are insured against damage due to natural disasters such as earthquakes, fires, floods, other acts of god (but not for droughts, which are not considered force majeure risks, and are not covered by insurance) and from damage due to third-party actions, based on the appraised value of the facilities as determined from time to time by an independent appraiser. Based on geological, geotechnical, hydrological and engineering studies, management believes that the risk of the previously described events resulting in a material adverse effect on EGPL’s generation facilities is remote. Claims under EGPL’s insurance policies are subject to customary deductibles and other conditions. EGPL also maintains business interruption insurance providing coverage for the failure of any of its facilities for a period of up to 24 months, including the deductible period. The insurance coverage taken for its property is approved by each company’s management, taking into account the quality of the insurance companies and the needs, conditions and risk evaluations of each facility, and is based on general corporate guidelines. All insurance policies are purchased from reputable international insurers. EGPL continuously monitors and meets with the insurance companies in order to obtain what it believes is the most commercially reasonable insurance coverage.

Project Investments

EGPL continuously analyzes different growth opportunities in Chile. EGPL studies and assesses its project portfolio and seeks new opportunities, either by building new greenfield projects or by modernizing existing brownfield assets and improving (operationally and / or environmentally) in the performance of such assets. The expected start-up for each project is assessed and is defined based on the commercial opportunities and its financing capacity to fund these projects.

Currently, EGPL has a competitive pipeline of projects with short time-to-market, which is possible because of current commercial opportunities through PPA contracts. EGPL will invest US$1,003 million from 2018 to 2022 in development of the business and maintenance, including new capacity, and maintaining high environmental standards and high standards of operational efficiency. The most important projects under development through 2024 are detailed below and are expected to result in 1,137 additional MW of power (comprised of 980 MW of solar power, 124 MW of wind power, and 33 MW of geothermal power). EGPL’s installed capacity is expected to increase from 1.2 GW in 2017 (including Sierra Gorda Este and Cerro Pabellón power plants) to 1.8 GW in 2022. EGPL expects that its production will increase more than 51% from 2017 to 2022 (from 3.4 TWh in 2017 to 5.2 TWh in 2022). In the majority of the projects, EGPL will provide operations & maintenance services and maintain a local presence.

Campos del Sol I Project

The Campos del Sol I project is located in the Atacama region of Chile. It consists of a 339 MW solar power plant. This project was awarded to EGP Chile in the DisCo Tender 2016 and is expected to reach commercial operation in 2021. The land has been secured, the environmental approval has been obtained and power purchase agreements for 2021-2045 have already been confirmed. The project has potential synergies with the already operational Carrera Pinto solar project. The estimated total investment is expected to be US$276.9 million, of which US$3.36 was accrued as of December 31, 2016.

Azabache Project

The Azabache project is located in the Antofagasta region of Chile. It consists of a 69 MW solar power plant. This project is expected to reach commercial operation in 2020. The land has been secured and the environmental approval has been obtained. The project has potential synergies with and will use the same land as the already operational Valle de los Vientos wind project as well as already existing transmission line towers. It will be the first wind and photovoltaic hybrid at an industrial scale in Chile. The estimated total investment is expected to be US$55.4 million, of which US$0.14 million was accrued as of December 31, 2016.

Renaico II Project

The Renaico II project is located in the Araucanía region of Chile. It consists of two projects, the Las Viñas project which consists of a 45 MW wind power plant and the Puelche project which consists of a 79 MW wind power plant. This project is expected to reach commercial operation in 2022. The land has been secured and the environmental approval is in process. The project has potential synergies with the already operational Renaico wind project and will use already existing infrastructure (including an existing substation and transmission line). The estimated total investment is expected to be US$187.9 million, none of which was accrued as of December 31, 2016.

Cerro Pabellón 3 Project

The Cerro Pabellón 3 project is located in the Antofagasta region in northern Chile. It consists of a 33 MW geothermal power plant. This project is expected to reach commercial operations in 2022. The land has been secured and the environmental approval is in process. The project has potential synergies with the already operational Cerro Pabellón geothermal project and will use already existing infrastructure (including an existing substation and transmission line). The estimated total investment is expected to be US$93.5 million, none of which was accrued as of December 31, 2016.

Campos del Sol II Project

The Campos del Sol II project is located in the Atacama region in northern Chile. It consists of a 150 MW solar power plant. This project is expected to reach commercial operation in 2023. The land has been secured and the environmental approval has been obtained. The project has potential synergies with the already operational Carrero Pinto solar project and the future Campos del Sol project. The estimated total investment is expected to be US$114.3 million, none of which was accrued as of December 31, 2016.

Cerro Pabellón PV Project

The Cerro Pabellón PV project is located in the Antofagasta region in northern Chile. It consists of a 12 MW solar power plant. This project is expected to reach commercial operation in 2023. The land has been secured. The project has potential synergies with the already operational Cerro Pabellón geothermal project and will use already existing infrastructure (including an existing substation and transmission line). The estimated total investment is expected to be US$12.4 million, none of which was accrued as of December 31, 2016.

Sol de Lila Project

The Sol de Lila project is also located in the Antofagasta region. It consists of a 122 MW solar power plant. This project is expected to reach commercial operation in 2023. The land has been secured and the environmental approval has been obtained. There is a possibility that this project will interconnect with the Argentinian transmission system. The estimated total investment is expected to be US$97.9 million, of which US$0.53 million was accrued as of December 31, 2016.

Flor del Desierto Project

The Flor del Desierto project is also located in the Antofagasta region. It consists of a 50 MW solar power plant. This project is expected to reach commercial operation in 2023. The land has been secured and the environmental approval has been obtained. The estimated total investment is expected to be US$39.4 million, of which US$0.19 million was accrued as of December 31, 2016.

Los Manolos Project

The Los Manolos project is located in the Arica region in northern Chile. It consists of a 80 MW solar power plant. This project is expected to reach commercial operations in 2023. The land has been secured and the environmental approval has been obtained. The estimated total investment is expected to be US$62.6 million, of which US$0.27 million was accrued as of December 31, 2016.

Valle del Sol Project

The Valle del Sol project is located in the Antofagasta region. It consists of a 116 MW solar power plant. This project is expected to reach commercial operation in 2024. The land has been secured and the environmental approval has been obtained. The project has potential synergies with the already operational Finis Terrae I solar project. The estimated total investment is expected to be US$91.4 million, of which US$0.42 million was accrued as of December 31, 2016.

Finis Terrae II Project

The Finis Terrae II project is located in the Antofagasta region. It consists of a 42 MW solar power plant. This project is expected to reach commercial operation in 2024. The land has been secured and the environmental approval has been obtained. The project has potential synergies with the already operational Finis Terrae I solar project and will use already existing infrastructure (including an existing substation and transmission line). The estimated total investment is expected to be US$36.1 million, none of which was accrued as of December 31, 2016.

Major Encumbrances

As of December 31, 2016, EGPL has full ownership of its assets and they are not subject to material encumbrances.

Climate Change

In recent years, Chile and the region have seen an increase of developments related to NCRE and strategies to combat climate change. This has required both the public and private sectors to adopt strategies in order to comply with the new environmental requirements, as evidenced by legal obligations at the local level, commitments assumed by countries at the international level, and the demanding requirements of the international markets.

NCRE plants provide energy with minimal environmental impact and without CO2 emissions. They are therefore considered technological options that strengthen sustainable energy development as they supplement the production of traditional generators.

Enel, EGPL’s ultimate controlling shareholder, announced in October 2015 that it will no longer build coal power plants because it considers the technology to be counterproductive to its goal of being carbon neutral by 2050. Closures of existing coal power plants are scheduled at the end of their life cycles. The lost capacity will be substituted with more environmentally friendly types of generation, focusing on NCRE. This announcement is aligned with the Energy Agenda that the Chilean government released in May 2014. Among its objectives are facilitating the incorporation of NCRE sources and promoting the efficient use of energy.

ANNEX C

OPINION OF BANCHILE ASESORÍA FINANCIERA S.A., INDEPENDENT EVALUATOR OF

ENEL GENERACIÓN

This Annex C is a free English translation of the original Spanish language version, which reflects the substantive content of the original Spanish language document, but may not be a word-for-word translation. In the event of any discrepancy with the English translation, the original Spanish language document will prevail.

Report to the Board of Directors of Enel Generación Chile S.A. Banchile Asesoría Financiera S.A. November 3rd, 2017 Project Elqui C-1

This document has been prepared by Banchile Asesoría Financiera S.A. ("Banchile") at the request of the Board of Directors of Enel Generación Chile S.A. (the “Client“ or “EGC BoD”) to act as its independent valuator under the terms of article 147 of Law No. 18,046 in connection with the proposed corporate reorganization (the "Transaction“ or “Elqui”). Recommendations and conclusions contained herein represent the best opinion of Banchile regarding the assessment of the Transaction at the time of preparation of this document, considering the work methodology employed and the available information. However, the conclusions contained herein could change if another background or information is considered or a different valuation criteria not considered in the development of this report is used. Banchile shall have no obligation to communicate such variations as well as whenever the opinions or information contained herein, or the assumptions on which the present report was prepared, are modified. This report has been prepared to be used exclusively for the purposes of the Transaction and the consideration of Enel Generación Chile S.A. (the “Company“ or “EGC”) and, therefore, must be used exclusively in such context, and cannot be used for any other purpose without Banchile's prior and written consent. For the preparation of this report, it has been used only public information and information provided by the Company in respect of which Banchile has assumed, without independent verification, its full and complete truthfulness, integrity, accuracy, sufficiency, consistency, and reasonableness. In the case of estimates, projections, reports or forecasts, Banchile has assumed and is confident that those have been prepared in good faith and reasonably, based on assumptions that reflect the best available estimates and judgments by the respective management, advisor or expert, about expected results in the future. In this way, Banchile assumes no responsibility in this regard or for the conclusions that may be derived from information that is false, erroneous or incomplete. Likewise, the conclusions of this report may be based on assumptions that may be subject to significant market and economic uncertainties and/or contingencies such as flows, projections, and estimates, among others, in which the occurrence may be difficult to predict and that could be outside the scope of the respective company, so that there is no certainty as to the degree of fulfillment of such assumptions. Under no circumstances the use or incorporation of such flows, projections or estimates, among others, may be considered as a representation, warranty or forecast of Banchile with respect to its occurrence, as well as of the underlying assumptions thereof. Banchile assumes no obligation or liability for any potential results or consequences of the Transaction or its non-consummation. Future results may be substantially different from what is supposed, assumed or suggested in this report. Therefore, Banchile assumes no liability or obligation to indemnify in the event that future results are different from the estimates, forecasts or projections contained in this report. Banchile has not assumed any obligation or commitment to provide legal, accounting or tax consultancy services nor to perform due diligence of the companies subject matter of the Transaction. Therefore, no content of this report should be considered, used or interpreted as legal, accounting or tax advice and any content herein that refers directly or indirectly to legal, accounting or tax aspects should be understood as a review of general aspects that Banchile has deemed relevant to support its own analysis. Finally, Banchile has not been asked for, nor has Banchile provided any advice regarding the design, selection or structuring of the transactions that conforms the Transaction, nor with respect to the terms or conditions or any other aspect thereof, nor services other than the preparation of this report were requested. Therefore, Banchile has not made an opinion in this report and will not issue any opinion on the possibility that an alternative transaction or a different configuration of the companies subject to the Transaction may or may not result in greater profits for the Company and shareholders. The information contained in this document is confidential, for the exclusive use of the Client, as long as it is not made public for the purposes for which it has been elaborated. Reproduction of this report or delivery to third parties for purposes other than those of the Transaction is prohibited unless expressly authorized by Banchile. This report and associated executive summary are presented in English and Spanish, both of which shall constitute the same presentation; provided however, that in case of doubt as to the proper interpretation or construction of the report, the Spanish text shall prevail. Disclaimer C-2

Table of Contents 1. Introduction 2. Proposed Transaction Description 3. Transaction Analysis a. Strategic Considerations b. Execution Considerations c. Valuation Method d. Valuation Analysis e. Assessment of Conditions Precedent Set by Enel 4. Conclusions Appendix C-3

1. Introduction C-4

Glossary Term Definition ADTV Average Daily Traded Volume Banchile Banchile Asesoría Financiera S.A. BoD Board of Directors Capex Capital Expenditure CAPM Capital Asset Pricing Model CNE “Comisión Nacional de Energía” COD Commercial Operation Date CPI Consumer Price Index DCF Discounted Cash Flow DC Directors Committee Dx Electricity Distribution EBIT Earnings Before Interest and Tax EBITDA Earnings Before Interest, Tax, Depreciation and Amortization EC Enel Chile EC BoD Enel Chile Board of Directors EDC Enel Distribución Chile S.A. EGC Enel Generación Chile S.A. EGC BoD Enel Generación Chile Board of Directors EGM Extraordinary General Meeting EGPC Enel Green Power Chile Ltda. EGPL Enel Green Power LatAm Ltda. Enel Enel SpA FV Firm Value FCF Free Cash Flows g Expected Growth Rate Term Definition Gx Power Generation IPSA “Índice de Precios Selectivo de Acciones” Kd Debt Interest Rate Ke Cost of Equity LTM Last Twelve Months NAV Net Asset Value NOPAT Net Operating Profit After Tax Opex Operating Expenses PPA Power Purchase Agreement RAB Replacement Asset Base Rf Risk-Free Rate RONIC Return over New Invested Capital RTP Related Party Transaction SAFP "Superintendencia de Administradoras de Fondos de Pensiones" SEC Securities and Exchange Commission SOTP Sum of the Parts SVS "Superintendencia de Valores y Seguros" T Tax Rate TV Terminal Value Tx Transmission VDR Virtual Data Room VAD Added Value of Distribution VAS Added Value of Services VAT Added Value of Transmission WACC Weighted Average Cost of Capital C-5

Background and Scope of Services

- On July 3rd, 2017, EC BoD submitted a non-binding proposal to Enel to implement a corporate reorganization of its Chilean assets (the "Transaction" or "Elqui"), that involves the following steps:
  1. Enel Chile ("EC") will launch a tender offer ("TO") for up to 100% of EGC subject to reaching a minimum ownership of 75% of EGC. The TO will be fully paid in cash, but its terms and conditions will contemplate that EC Chile allocates part of the consideration that EGC shareholders receive in the TO to subscribe EC shares (cash/stock mix)(1)
  2. EC will incorporate, through a merger by absorption, the Chilean assets of EGPL
- EC BoD argued that the proposed Transaction would bring several benefits to EC, such as: consolidate power generation activities and align corporate interests in one investment vehicle in Chile, simplify minority shareholder's structure, diversify and enhance organic growth, improve capital structure, increase liquidity and market capitalization, and reduce holding discount(2)
- On August 25th, 2017, Enel submitted a response to EC's proposal expressing its interest and asked to perform the required analysis so that Enel and EC's shareholders can evaluate the Transaction. In addition, Enel conditioned the approval of the Transaction to the fulfillment of certain conditions precedent:
  1. The operation should be carried out under market conditions considering the growth prospects of renewable energy in Chile
  2. Should be accretive for EC
  3. When the process concludes, Enel's shareholding in EC should be similar to its current shareholding and must at no time lose its controlling shareholder position and remain within the 65% maximum concentration limit determined by EC's bylaws
  4. After the process, EGC should no longer be subject to Title XII of D.L. 3,500 from 1980, and therefore the limits to shareholder concentration and other restrictions must have been eliminated from its bylaws
- Consequently, the EC BoD and EGC BoD decided to proceed with the analysis and implement the Transaction according to Related Party Transaction ("RPT") rules(3)
  – Accordingly, the BoDs engaged independent financial evaluators and appraisers, and the Directors' Committees engaged independent financial advisors. Every director must send a formal note stating whether the transaction benefits shareholders and Directors' Committees must release a formal note on the Transaction. Finally, shareholders at respective EGMs must vote the Transaction(4)
- In the context of Elqui, EGC BoD appointed Banchile to act as its independent financial advisor
- Banchile's scope of work will be equivalent to the scope contemplated in the *"Ley 18.046 de Sociedades Anonimas, Articulo 147"* referred to the independent advisor role
- The scope of work includes:
  – Describe the proposed Transaction
  – Analyze the Transaction rationale and potential impacts to EGC shareholders
  – Assess the considerations and potential risks related to the execution of the transaction
  – Perform a valuation of EGC, EC and EGPL in the context of the Transaction in order to:
    - Determine a range for the share exchange ratio for the merger between EC and EGPL
    - Determine a range for the terms and conditions of the Tender Offer, comparing them with fundamental and market valuations
  – Verify conditions precedent set by Enel

(1) According to Enel Chile's Significant Event as of October 26th, 2017.
(2) Per the letter sent by Enel Chile to Enel SpA on July 3rd, 2017.
(3) "Titulo XVI, Ley de Sociedades Anonimas (18.046)" in Chile.
(4) According to RPT rules.

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Banchile
ASESORIA FINANCIERA S.A.

Available Information and Interactions Information Received Interactions Access to VDR including the following: Historical financial information for 2016 and 2Q’17 for EC, EGC, EGPC and EGPL Projections for the companies under Elqui’s scope Business plan for EGC and its subsidiaries, EDC and EC for the period 2017-2022; in addition, extended business plan for EGPC and its subsidiaries for the period 2017-2026, including projected financial statements for each company Detailed projections of revenues and costs for EGC and EGPC for the period 2018-2045 that contain expected energy production, contract and merchant energy prices, contracted energy, energy purchases and generation costs Detailed operational projections for EDC over the period 2018-2022 Normalized maintenance capex and replacement capex for EGC and its subsidiaries and EGPC and its subsidiaries Terminal value calculation methodology for EDC, EGC and EGPL Summary of contracts between EGPC and EGC Broker research reports Legal, tax and preliminary technical due diligence reports on EGPC Other public documents of interest Management presentation of EC, EGC, EDC and EGPC Meetings with EGC’s CEO, CFO and General Counsel, among others Meeting with EGC’s commercial team Meetings with EGC’s legal advisors to review the Transaction and its legal considerations Meetings with Enel’s modeling team to review the financial projections Meeting with EGPL legal due diligence team Q&A sessions in the VDR Presentation of a preliminary report to EGC BoD We have not had access to the original PPAs of EGP. As of the date of this report we have only been provided access to: A summary of the main PPAs between EGC and EGPC A legal due diligence report that describe risks associated with EGP PPAs EGC management, which has explained considerations and clauses of EGC/EGPC PPAs In this final report, we have assumed that these contracts and agreements will remain as informed in the context of Elqui, particularly and fundamentally with regards to prices and contracted generation. In addition, we have assumed that there are no renegotiation nor early termination clauses that may significantly affect valuations Our assessment of EGPC is based on the information received to date and the perimeter of assets and agreements listed in Appendix II C-7

2. Proposed Transaction Description C-8

Summary of Proposed Transaction



Current Situation
Pro Forma Structure
Parent
Investment Vehicles
Operating Companies
100%(1)
~60.6%(2)
EGPL(3)
EC
100%
99.1%
60%
EGPC
EDC
EGC
~60%(2)
EC
100%
99.1%
>75%
EGPC
EDC
EGC

(1) Indirectly through Enel Green Power SpA.
(2) Indirectly through Enel South America S.R.L.
(3) Enel has indicated that EGPL's assets based outside of Chile will be sold or separated ahead of the Transaction.

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Banchile
ASESORIA FINANCIERA S.A.

Transaction Structure: Step by Step

Transaction Steps

1 EGM Approvals



enel
100%
60.6%
EC EGM
1
EGPL
EC
EGC EGM
2
100%
99.1%
60%
EGPC
EDC
EGC

2 Capital increase and TO in cash



enel
3 Capital Increase
100%
>50%
EGPL
EC
4 Tender Offer
100%
99.1%
>75%
EGPC
EDC
EGC

3 Merger between EGPL and EC



enel
~60%
EC
5 Merger
100%
99.1%
>75%
EGPC
EDC
EGC

Transaction Description

(1) EC EGM

- Approval of the RPT and capital increase
- Approval of price (cash/shares mix) to be paid at EGC's Tender Offer
- Approval of an exchange ratio for the merger with EGPL

(2) EGC EGM(1)

- RPT approval
- Voting to remove the 65% stake cap for controlling shareholders(2)

(3) EC Capital Increase

- EC launches a capital increase
  - Enel waives its preferred rights in favor of EGC shareholders that accept the TO
  - EC minority shareholders have the option to waive or subscribe their preferred rights

(4) EC TO over EGC

- EC launches a cash tender over EGC, subject to reach >75% of shares

(5) Merger

- Simultaneously with the completion of the TO, EC and EGPL will merge at the exchange ratio set at EC's EGM
- Enel is expected to maintain its interest in EC close to current levels

Enel Condition Precedent

1. The operation should be carried out under market conditions considering the growth prospects of renewable energy in Chile
2. Should be accretive for EC
3. When the process concludes, Enel's shareholding in EC should be similar to its current shareholding and must at no time lose its controlling shareholder position and remain within the 65% maximum concentration limit determined by EC's bylaws
4. After the process, EGC should no longer be subject to Title XII of D.L. 3,500 from 1980, and therefore the limits to shareholder concentration and other restrictions must have been eliminated from its bylaws

Note: Transaction approved on the basis of the pro forma balance sheets as of September 30th, 2017
(1) To complete the Transaction, it is required at the EGC EGM that shareholders approve EGC to cease to be subject to "Título XII del D.L. 3.500 de 1980" in order for EC to increase its interest above 65%.
(2) Requires >75% of shareholders to vote for the change in bylaws.

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Banchile
ASESORIA FINANCIERA S.A.

Indicative Transaction Timeline Presented by Enel


2017
2018
Aug-17
Sep-17
Oct-17
Nov-17
Dec-17
1H-18
Today
EGMs
Closing
Communications
Aug 25th Announcement of the Transaction
• Individual opinions from Directors and DC
• EGC and EC BoD summons EGMs
40d
Verification of conditions precedent
Independent Valuation Process
Aug 30th Appointment of financial advisors by BoDs and DCs
Oct 26th Advisors present preliminary reports to BoDs and DCs
Nov 3rd Advisors present reports to BoDs and DCs
60d
Capital Increase
EC EGM approves the Capital Increase
Share registration in SVS/SEC
Preferred rights subscription period
45d
30d
Tender Offer
EC EGM approves the TO price
TO Process(1)
TO settlement and payment
30d
Merger between EC and EGPL
EC EGM approves the Merger
Withdrawal right period(2,3)
Merger becomes effective
30d

(1) TO process in accordance with SVS/SEC regulation.
(2) Dissenting shareholders may exercise their withdrawal rights up to 30 days after the EGM and sell their shares to the Company.
(3) Exercise price of withdrawal right equivalent to the weighted average price of the 60 trading days preceding the 30th trading day prior to the EGM.

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ASESORIA FINANCIERA S.A.

3. Transaction Analysis C-12

Execution Considerations Key Areas of Analysis Valuation of EC, EGC and EGPL Financial model and valuation of EC, EGC and EGPL under different methodologies Relative comparison with historical metrics, comparable companies and precedent transactions Determination of a range for the share exchange ratio for the merger between EC and EGPL Determination for a range for the terms and conditions of the Tender Offer, comparing them with fundamental and market valuations Holding discount considerations Analysis of the Transaction rationale and potential effects on EGC shareholders Analysis of proposed rationale presented at EC BoD Impact of the Transaction on EGC minority shareholders Verification of conditions set by Enel Evaluation of growth prospects and opportunities for renewable energy in Chile EPS accretion / dilution analysis for EC Shareholders’ concentration limit considerations and other restrictions established in EC Bylaws Pro forma ownership of Enel Strategic Considerations EC, EGC and EGPL Valuation Evaluation of the contribution to the social interest Assessment of the considerations and potential risks related to the execution of the Transaction Transaction approvals Level of subscription of minorities in EC’s capital increase Withdrawal rights Regulatory considerations Assessment of Conditions Precedent Set by Enel C-13

a. Strategic Rationale 3. Transaction Analysis C-14

Potential Benefits to EC as Presented by EC BoD Consolidation of Chilean power generation activities One investment vehicle in Chile Consolidates EC’s position as a leading power company in Chile with a diversified portfolio of power generation technologies Enel’s simplification of the minority shareholders’ structure in Chile Minority shareholders will be mostly concentrated in one single vehicle (i.e. EC) More centralized decision making process Alignment of interest in a unique investment vehicle Reduces potential conflicts of interest that may arise from Enel’s uneven ownership in EC, EGC and EGPL Diversification and enhancement of organic growth Diversified platform with favorable growth prospects and stable cash flows from Gx and Dx Option to diversify source of dividends and invest in a vehicle with clear growth prospects Higher market capitalization and liquidity Capital increase in the Transaction will increase EC’s market capitalization As EC float increases, liquidity would increase due to higher attention from equity research analysts, broader investor base, inclusion in market indexes, among other factors Improvement of capital structure Capacity to fund future growth through incremental leverage In line with 667 resolution Enel has indicated that there is a legal opinion that confirmed that there are no antitrust implications associated with the Transaction However, if the Transaction is completed, EGPC would have to comply with the requisites of independence established in the 667 resolution Reduction of holding discount Potential reduction in administration costs, increased visibility of power assets in Chile and higher liquidity of EC may reduce holding discount P P P P P P P P C-15

Potential Impacts on EGC Shareholders

The Transaction is extended to all EGC shareholders. EGC shareholders that participate in the TO would capture most of the benefits of the Transaction.

Potential Impact	EGC Shareholder That Moves to EC		EGC Shareholder That Stays at EGC	
Alignment of interests	✓	• No longer subject to potential conflicts of interest of Enel in Chile	✓	• It could help reduce potential conflict of interest as Enel's indirect ownership in EGC (>~45%) becomes similar to that of EGPC (~60%)
Diversification and growth alternatives	✓	• Option to diversify source of dividends and invest in a vehicle with clear growth prospects	✘	• No expected change in growth plan, but confirms reduced exposure to renewables at EGC, limiting value from non conventional growth opportunities
Change in capital structure	✓	• Ability to fund future growth through incremental leverage at EC	=	• No expected change in EGC's capital structure
Reduction of holding discount	✓	• Depending on the TO outcome, EC's holding discount may be reduced • It would benefit from a potential reduction of EC's holding discount as long as this is not already incorporated into Elqui's transaction terms • Currently, brokers estimate holding discount at 10%[1]	=	• Not relevant for EGC shareholders that stay at EGC
Liquidity and market presence	✓	• EC shares could become even more liquid considering larger size, broader investor base and more diversified growth options • EC will be a larger company with larger float and will continue to be included in relevant market indexes • Research analysts will likely focus on EC rather than on EGC after the Transaction	✘	• The change in the shareholding structure may significantly reduce EGC's liquidity, narrowing down its investor base and preventing its inclusion in market indexes
Taxation	✓	• Most minority shareholders of EGC would be exempt from capital gain tax if they participate in the TO, in case art.107 of tax law is applicable[2]	✘	• Some EGC shareholders that stay may lose the tax benefit in a subsequent potential exit, if EGC loses "*presencia bursatil*" status[2] after the Transaction
Governance rights	=	• EC minority shareholders will maintain governance rights as there will be no change in EC's bylaws and Enel should keep a similar stake in EC • Although diluted by the portion of the TO paid in cash, EGC minority shareholders that move to EC will benefit from such veto rights, which will be similar to those they have at EGC	✘	• EC expected pro forma ownership >75% of EGC would leave EGC minority shareholders with very limited veto rights

(1) Refer to page 25.
(2) Some taxpayers may be tax exempt if they acquired shares in the stock market or through primary issuances from IPOs and capital increases and subsequently sold such shares in the stock market or through public offerings (Art. 107 of DL 824). Exception only applies to shares issued by joint-stock companies incorporated in Chile, listed and traded on the stock exchange ("*sociedad anónima abierta con presencia bursatil*").

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ASESORIA FINANCIERA S.A.

Overview of EGPC[1]

The Transaction includes the incorporation into EC of EGPC, the leading renewable energy generation company in Chile that has a total installed capacity of ~1.2 GW.

Overview

- In Chile, EGPC is the leading renewables developer and operator of renewable plants
- Installed capacity of ~1.2 GW across 18 projects as of Sep-2017
- Diversified portfolio with fully operating solar PV, wind, geothermal and hydro projects
- Assets benefit from PPAs with long remaining contracted life
  - PPAs represents ~95% of its firm energy
- Near-term organic growth locked-in with pipeline portfolio of ~0.6 TW
  - Diversified by technology and geographically

Installed Capacity Breakdown by Technology



Geothermal 4%
Hydro 8%
Solar 41%
1,196 MW
Wind 47%

Market Positioning

% Total renewable installed capacity



EGPC 30%
Other 70%

First Wind, Solar and Geothermal operator in Chile

Renewable Installed Capacity

(MW)



EGPC 1,196
Competitor #1 390
Competitor #2 241
Competitor #3 239
Competitor #4 219

Operating Projects

	Wind		**Solar**
1.	Sierra Gorda Este	10.	Carrera Pinto
2.	Renaico	11.	La Silla
3.	Los Buenos Aires	12.	Finis Terrae
4.	Talinay Oriente	13.	Diego de Almagro
5.	Talinay Poniente	14.	Chañares
6.	Taltal	15.	Lalackama I
7.	Valle de los Vientos	16.	Lalackama II
	Hydro	17.	Pampa Norte
8.	Pullinque		**Geothermal**
9.	Pilmaiquén	18.	Cerro Pabellón I y II

Source: CNE, *Coordinador Electrico*, Systep.
(1) Company that owns all EGPL's Chilean assets.

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ASESORIA FINANCIERA S.A.

b. Execution Considerations 3. Transaction Analysis C-18

Execution Considerations Considerations Overview Potential Actions Considered by Enel Voting Thresholds for Key Transaction Milestones EGC EGM: RPT (>2/3 approval) Change in bylaws in order to remove statutory concentration limit in EGC (65% ownership restriction) (>3/4 of approval) EC EGM: RPT (>2/3 approval) TO and Merger terms (>2/3 of approval) Change in bylaws' approval subject to the closing of the Transaction In-depth independent analysis and comprehensive information must be presented at EC and EGC EGMs Subscription Rights in EC’s Capital Increase EC: Minority shareholders may subscribe their preferential rights diluting Enel’s position at EC Enel should waive partially or totally its rights in favor of EGC shareholders that Tender their shares Evaluating to set condition precedent of having enough shares after the preferred period to exchange in the TO Quantum of capital increase may be above the amount required in the fully-subscribed TO Withdrawal Rights EC shareholders may execute their withdrawal rights before the Merger Experience in the Chilean market shows that exercising withdrawal rights is generally uncommon; it will depend on definitive Transaction terms Exercising of withdrawal rights shouldn’t have an impact on EGC shareholders Regulatory Considerations SVS: Approval of the TO payment mechanism and subscription of capital increase SAFP: Approval to pension funds to waive their rights and acquire subscription rights of EC’s capital increase over the counter Formal inquires to regulator have been made by EC SVS confirmed that EC can require EGC shareholders who tender their shares to allocate part of the proceeds to subscribe EC’s capital increase and will hold a portion of the TO payment to pay for the capital increase as a condition precedent to the success of the TO SAFP confirmed that pension funds may acquire subscription rights over the counter EGPL Reorganization Enel has indicated that EGPL’s assets based outside of Chile will be sold or separated ahead of the Transaction There could be some restrictions or preferred rights to the transfer of certain assets and or liabilities Legal opinions have been requested Some restrictions may be mitigated as Enel is the controlling shareholder of both entities and EGPL will be the continuing entity C-19

c. Valuation Method 3. Transaction Analysis C-20

Description of Valuation Methodologies More relevant Less relevant Description Considerations Applies to Relevance Carter II Valuations Valuation based on appraisers’ valuation reports in connection with previous reorganization process Carter II May not reflect current market environment and outlook Companies have changed and / or sold assets Brokers Outlook Brokers value companies through different methodologies Usually, their preferred approach is DCF Target prices are typically 12 months forward Based on public information Public information and target prices could be inaccurate or dated To compare with current prices, target prices would need to be brought to “present value” Precedent Transactions Valuation based on prices paid in previous transactions for similar companies Multiples form precedent transactions Key metric is FV/EBITDA Includes control premium Limited number of local transactions and public information Growth and/or other considerations add distortion DCF Present value of the expected unlevered FCF generated by the company Reflects the intrinsic value of the company A TV can be calculated at the end of the evaluation period Captures potential growth Captures potential synergies Sensitivity to assumptions and projections Sensitivity to the TV assumed, if applicable Valuation based on the trading prices of a company in a specific period of time Varies depending on chosen time period Listed companies only Market price may be very volatile and could be affected by the announcement of a transaction Market Values Trading Comps Valuation based on market prices of similar companies Multiples from listed similar companies Key metric is forward looking FV/EBITDA Does not reflect a control premium nor synergies Limited number of true comps within the region Require market value adjustments Replacement Value Cost to replace the asset base under actual market conditions For distribution: the regulatory asset base Key metric in generation is US$/MW installed Does not reflect contracted position (pricing nor average life) Does not reflect cost structure nor operational efficiencies EDC EGC EC EGPL EDC EGC EGPL EDC EGC EC EGPL EDC EGC EC EGC EC EGPL EDC C-21

DCF Build-Up Approach

Our DCF is built using a bottom-up approach for EGC, EC, EGPL and their subsidiaries, starting from the revenues and costs of each company.



HoldCo
OpCo
Production/Revenues
DCF
EC
(-) Holding Expenses and Discount
EGC
Pehuenche
GasAtacama
Canela
Total Production (MW)
TEC Coal
CCGT
Thermo
Hydro
Wind
Energy Purchases (MW)
Regulated Prices
Non-Regulated Prices
PPA Prices
Merchant Prices
(=) Power Generation Revenues
(-) Opex
(-) Fixed Costs
(=) EBITDA
(-) Tax on EBIT
(-) Capex
(-) Change in Working Capital
Unlevered Free Cash Flow for EGC
Discounted at the Respective WACC
Firm Value
(-) Equity Bridge + Minority Interests Adjustments
EDC Equity Value
EDC
Energy Demand
Dx VAD
Tx VAT
VAS and other services
Unregulated clients revenues
Regulated Revenues
(=) Distribution & Transmission Revenues
(-) Opex
(-) Fixed Costs
(=) EBITDA
(-) Tax on EBIT
(-) Capex
(-) Change in Working Capital
Unlevered Free Cash Flow for EDC
Discounted at the Respective WACC
Firm Value
(-) Equity Bridge + Minority Interests Adjustments
EDC Equity Value
(-) Equity Bridge + Minority Interests Adjustments + Holding Costs Adjustments
EC Equity Value
EGPL
EGPC
Talinay
Geotermia Norte
Total Production (MW)
Mini Hydro
Solar PV
Wind
Geothermal
Energy Purchases (MW)
Regulated Prices
Non-Regulated Prices
PPA Prices
Merchant Prices
(=) Power Generation Revenues
(-) Opex
(-) Fixed Costs
(=) EBITDA
(-) Tax on EBIT
(-) Capex
(-) Change in Working Capital
Unlevered Free Cash Flow for EGPC
Discounted at the Respective WACC
Firm Value
(-) Equity Bridge + Minority Interests Adjustments
EGPC Equity Value
(-) Equity Bridge (if applicable)
EGPL Equity Value

EC Valuation Perimeter | EGC Valuation Perimeter | EGPL Valuation Perimeter

Banchile
ASESORIA FINANCIERA S.A.

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DCF Valuation Forecast and Horizon Assumptions

	EGC	EDC	EGPL
General Assumptions	• Valuation date: September 30th, 2017 • Equity Bridge as of September 30th, 2017 – Equity Bridge provided by Enel considers adjustments related with net debt and other non-current assets and liabilities for each company – Additional adjustments to reflect minority interests in EGC and EGPL • For valuation purposes, statutory corporate tax rate of 27% over EBIT • No tax loss benefits assumed		
Companies Considered	• EGC standalone, Pehuenche, Canela and Gasatacama	• Dx and Tx regulated and unregulated businesses	• Consolidated EGPC, Talinay and Geotermia del Norte
Macroeconomic Assumptions	• Macro assumptions provided by Enel – US and Chile CPI and GDP growth – End-of-year and average currency exchange ratio (US$/CLP) • For 2023 onwards currency exchange ratios forecasted with purchasing power parity method (CPI differences) – Commodity prices (Henry Hub, Brent, WTI, API2 coal)		
Currency	• US$	• CLP	• US$
Discount Rate	• Nominal US$ discount rate based on CAPM methodology	• Nominal CLP discount rate based on CAPM methodology	• Nominal US$ discount rate based on CAPM methodology
Valuation Period	• Explicit valuation forecast: 2017-2045 • Terminal value after valuation period	• Explicit valuation forecast: 2017-2022 • Terminal value after valuation period	• Explicit valuation forecast: 2017-2045 • Terminal value after valuation period

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ASESORIA FINANCIERA S.A.

DCF Valuation Forecast and Horizon Assumptions (cont'd)

	Enel 5-Year Business Plan (2018-2022)	Extended Business Plan Received from the Company (2023-2045)	Terminal Value Assumptions
EGC	• Projections based on the company's contractual profile • Assumes progressive normalization of hydrology • Financial projections includes Los Condores project, which is currently under construction • Assumes no relevant impact from the last distribution companies public tender (2017/01)	Operating Margin • Projections of operating margin extended up to 2045 – Assumes no uncommitted PPA renewals – Merchant sales after PPA expirations SG&A, other costs and Working Capital • Adjusted by CPI from 2023 onwards • Working capital based on normalized days Capex and D&A • Considers maintenance and replacement Capex projections to extend assets' useful life • Depreciation adjusted by CPI	Operating Margin • Perpetuity from 2045 onwards SG&A, other costs • Perpetuity from 2045 onwards Capex • Estimate based on extending assets' useful life in perpetuity. Considers maintenance and expansion Capex
EDC	• Projections based on actual tariffs in addition to new developments • Assumes no changes to current regulatory returns • Includes efficiencies and new VAS projects	• Not provided / available	• Estimated as a perpetuity of the NOPAT, considering a target RONIC, according to the following formula: $TV_t = \frac{NOPAT_{t-1} \times \left(1 - \frac{g}{RONIC}\right)}{WACC - g}$ • NOPAT based on historicals
EGPL	• Projections based on the company's contractual profile • Base scenario includes: – Operating assets – Campos del Sol that has a committed PPA – Short-term awarding development projects that have been allocated PPAs awarded to EGC in the last distribution companies public tender (2017/01)[(1)]	Operating Margin • Projections of operating margin extended up to 2045 – Assumes no uncommitted PPA renewals – Merchant sales after PPA expirations SG&A, other costs • Adjusted by CPI from 2023 onwards • Working capital based on normalized days Capex and D&A • Considers maintenance and replacement Capex projections to extend assets' useful life • Depreciation adjusted by CPI	Operating Margin • Perpetuity from 2045 onwards SG&A, other costs • Perpetuity from 2045 onwards Capex • Estimate based on extending assets' useful life in perpetuity. Considers maintenance and expansion Capex

(1) Cash flow projections based on Enel's extended business plan, adjusting PPA price, Opex and Capex based on conversations with Enel.

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Banchile ASESORIA FINANCIERA S.A.

EC Holding Discount Considerations

We are assuming a holding discount of 10.0% for EC based on broker research views. This percentage includes the corporate expenses at EC holding.

Holding Discount Considerations

- Holding discount typically relates to factors that negatively affect the market value of a conglomerate compared to its NAV, such as:
  - Complex controlling structure, subordination of subsidiaries, different liquidity of the holding company and its subsidiaries, regulatory and agency issues, and corporate expenses at the holding level, among other factors
  - Accordingly, some brokers include EC's corporate expenses in their holding discount calculations
- Calculating the existing holding discount of EC is subjective, given that EDC market capitalization could be distorted due to EDC's low liquidity
- Determining the exact holding discount of EC after the Transaction is challenging and speculative considering:
  - Uncertain participation at EC's tender offer and pro forma shareholding structure
  - Uncertain reaction and appetite from investors after Elqui
  - Very low liquidity of EDC adds noise to EC's NAV calculation
  - Lack of comparable companies to asses the true market value of EDC
  - Uncertain reduction of corporate expenses at EC holding
- Accordingly, in our valuation analysis, we have included the average discount observed by research analysts. Given the aforementioned reasons we have not assumed a change in the holding discount post transaction in absolute terms

Broker Views



20.0%
15.0%
10.0%
5.0%
4.9%
Median: 10.0%
Broker 1
Broker 2
Broker 3
Broker 4
Broker 5(1)

Holding Discount Historical Evolution(2)



Aug 25th Announcement
25%
20%
15%
10%
5%
0%
15.2%
Average 11.6%
Apr-16
Jun-16
Aug-16
Oct-16
Dec-16
Feb-17
Apr-17
Jun-17
Aug-17
Oct-17

Source: Factset as of October 31st, 2017.
(1) Explicitly considers holding discount and holding expenses.
(2) EC Holding Discount calculated in relation to EC's NAV.

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d. Valuation Analysis 3. Transaction Analysis C-26

Change in Share Price ADTV (%) (US$ mm) LTM Since Announcement(1) LTM Since Announcement(1) EC 11.1% 5.2% $3.5 $4.6 EGC 23.3 13.5 3.7 6.1 Peers Avg.(2) 8.5 0.2(3) 1.8 2.3 IPSA Index 31.1 8.0 NA NA Share Price Evolution LTM, Indexed (100) Market Reaction After the Announcement Since the announcement, the share prices of EC and EGC have increased by 5.2% and 13.5% respectively, outperforming the their peers. Source; Factset as of October 31st, 2017 Announcement date: August 25th, 2017. Considers Engie Energia Chile, Colbun and AES Gener. Excluding AES Gener, peers share prices have increased 1.6% on average since the announcement. Colbun share price has increased 0.5% and Engie Energía Chile 2.8%. Aug 25th Announcement CLP 555 CLP 74 (2) CLP 489 CLP 70 Share Price and Volume . C-27

EGC/EC Exchange Ratio Evolution Historically, EGC share price has been 6.5x-7.4x EC share price. After the announcement, this ratio has increased up to 7.5x. Source: Factset as of October 31st, 2017. EGC/EC exchange ratio calculated as the ratio between EGC share price value an EC share price value of each day. EGC/EC Exchange Ratio Evolution(1) Number of shares of EC per one share of EGC, LTM prior to the announcement Aug 25th Announcement (6.9x) Prior Announcement Since Announcement LTM L6M L3M On Aug. 25th, 2017 Average 6.90x 6.97x 6.95x 7.29x Min. 6.47 6.63 6.78 7.08 Max. 7.38 7.38 7.27 7.66 C-28

EGC

EGC Valuation

Valuation analysis indicates a US$6,958-7,439 mm equity value range for EGC, implying a price per share range of CLP541-579. The implied range is 10.7%-18.3% higher than the price prior to the announcement.

EGC Valuation – Equity Value

Methodology	Equity Value Range US$ mm		Share Price Range CLP	
	Low	High	Low	High
DCF (WACC in US$)	6,958	7,439	541	579
52-Week Share Price Pre-Announcement	5,206	6,987	405	543
Brokers Valuation Pre-Announcement Target Price[2]	6,043	7,521	470	585
Brokers Valuation Post-Announcement Target Price[3]	6,043	8,036	470	625
Trading Comps[4] (FV/2018E EBITDA)	4,987	5,681	388	442
Precedent Transactions[5] (FV/2018E EBITDA)	8,263	8,958	643	697

Unaffected Price[1]: US$6,287 mm

Current[6]: US$7,134 mm

Unaffected Price[1]: CLP489

Current[6]: CLP555

Recommended range

Notes: FX as of Oct. 1st, 2017: 637.9 CLP / USD. Market prices in CLP, all other valuations in US$.
(1) Assumed EGC unaffected price of CLP489 as of August 24th, 2017.
(2) Broker research from the last twelve months prior the announcement.
(3) Broker research from the last twelve months.
(4) Average FV/ 2018E EBITDA multiple of EGC's trading comps (EGC, Engie Energía Chile, Colbún, AES Gener), as of October 31st, 2017.
(5) Includes CGE/Ibener, Duke/Ibener, Pilmaiquen/Rucatayo and GIP/Guacolda transactions.
(6) As of October 31st, 2017.

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EDC Valuation

EDC

Valuation analysis indicates a US$2,403-2,595 mm equity value range for EDC, implying a price per share range of CLP1,332-1,438.

EDC Valuation – Equity Value

Methodology	Equity Value Range US$ mm		Share Price Range CLP	
DCF (WACC in CLP)	2,403	2,595	1,332	1,438
Trading Comps[1] (FV/2018E EBITDA)	2,282	2,520	1,265	1,397
Replacement Asset Base[2]	1,902		1,055	
Precedent Transactions[3] (FV/RAB)	2,953	3,163	1,637	1,753
Carter II Valuations[4]	2,302	2,602	1,276	1,442

Current[5] US$2,291 mm

Current[5] CLP1,270

Recommended range

Notes: : FX as of Oct. 1st, 2017: 637.9 CLP / USD. DCF in CLP, all other valuations in US$.

(1) Average FV/ 2018E EBITDA multiple of EGC's trading comps (Aguas Andinas, Equatorial, Luz del Sur, Edelnor), as of October 31st, 2017.

(2) RAB per informed by EDC.

(3) Includes MSIP/SAESA, AIMCO/SAESA and GNF/CGE transactions.

(4) Valuation presented by advisors in Carter II process.

(5) As of October 31st, 2017.

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EC DCF Sum-of-the-Parts Valuation Based on a DCF SOTP approach EC valuation is US$5,899-6,330 mm equity value range, assuming a 10% holding discount(1). EC - SOTP Valuation Individual Valuation Ranges, US$ mm Equity Value - 100% (US$ mm)       Max 7,439 2,595 -- -- Min 6,958 2,403 -- -- Equity Value - Adjusted by EC’s Ownership Stake (US$ mm)     Max 4,464 2,571 (705) 6,333 Min 4,175 2,381 (657) 5,902 Price per Share (CLP)     Max 58.0 33.4 (9.2) 82.3 Min 54.3 30.9 (8.5) 76.7 Notes: : FX as of Oct. 1st, 2017: 637.9 CLP / USD. See rationale in page 25. Upper End Valuation Lower End Valuation (1) C-31

EC

EC Valuation

Valuation analysis indicates a US$5,899-6,330 mm equity value range for EC, implying a price per share range of CLP77-82.

EC Valuation – Equity Value

Methodology	Equity Value Range US$ mm (Low)	Equity Value Range US$ mm (High)	Share Price Range CLP (Low)	Share Price Range CLP (High)
DCF (Sum of the Parts)	5,899	6,330	77	82
52-Week Share Price Pre-Announcement	4,576	5,862	59	76
Brokers Valuation Pre-Announcement Target Price[1]	5,618	6,310	73	82
Brokers Valuation Post-Announcement Target Price[2]	5,618	6,849	73	89
Trading Comps[3] (FV/2018E EBITDA)	3,727	4,186	48	54
Precedent Transactions[4] (FV/2018E EBITDA)	7,628	8,087	99	105

Unaffected Price[5]: US$5,387 mm | Current[6]: US$5,709 mm

Unaffected Price[5]: CLP70 | Current[6]: CLP74

Recommended range

Notes: : FX as of Oct. 1st. 2017: 637.9 CLP / USD. Market prices in CLP, all other valuations in US$.
(1) Broker research from the last twelve months prior the announcement.
(2) Broker research from the last twelve months.
(3) Average FV/ 2018E EBITDA multiple of EGC's trading comps (EGC, Engie Energia Chile, Colbún, AES Gener), as of October 31st, 2017. In addition, a 10% holding discount is applied.
(4) Includes CGE/Ibener, Duke/Ibener, Pilmaiquen/Rucatayo and GIP/Guacolda transactions. In addition, a 10% holding discount is applied.
(5) Assumed EC unaffected price of CLP70 as of August 24th, 2017.
(6) Current Price as of October 31st, 2017.

Banchile
ASESORIA FINANCIERA S.A.

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EGPL Valuation

EGPL

Valuation analysis indicates a US$1,586-1,705 mm equity value range for EGPL, implying a price per share range of CLP1,223-1,315.

EGPL Valuation – Equity Value

Methodology	Equity Value Range US$ mm		Share Price Range CLP	
DCF[1] (WACC in US$)	1,586	1,705	1,223	1,315
Trading Comps[2] (FV/2018E EBITDA)	805	1,019	621	786
Replacement Value[3]	1,036	1,045	799	806
Precedent Transactions[4] (FV/2018E EBITDA)	1,923	2,137	1,483	1,648

Recommended range

Notes:
(1) DCF valuation considers short term awarding projects.
(2) Average FV/ 2018E EBITDA multiple of EGC's trading comps (EGC, Engie Energía Chile, Colbún, AES Gener), as of October 31st, 2017.
(3) Investment cost by technology times installed capacity. Investment cost as informed by the CNE on its 2017 tariff study.
(4) Includes CGE/Ibener, Duke/Ibener, Pilmaiquen/Rucatayo and SPIC/Pacific Hydro transactions.

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ASESORIA FINANCIERA S.A.

EC Pro Forma Valuation Summary EC, EGC and EGPL Equity Valuations US$ mm Illustrative - 75% interest in EGC Illustrative - 100% interest in EGC EC pro forma valuation range will depend on the TO participation. For example, if EC reaches a 75% interest in EGC, EC pro forma equity value range will be US$8,531 - 9,153 mm. However, if EC reaches a 100% interest in EGC, EC pro forma equity value range will be US$10,270 -11,013 mm. Exchange Ratio (Shares) EGC/EC EGPL/EC Upper bound 7.5x 14.9x Lower bound 6.6 17.2 Pro Forma EC Equity Valuation US$ mm Upper End Valuation Lower End Valuation C-34

EGC/EC Exchange Ratios Banchile suggested valuation range implies an exchange ratio range of 6.6x-7.5x shares of EC per one share of EGC. EC Share for Each EGC Share at Various Prices Upper End Exchange Ratio Lower End Exchange Ratio Pre Announcement Averages Announcement Date (August 24th) LTM: 6.9x L6M: 7.0x L3M: 7.0x 6.9x Current (October 31st) 7.5x EC Price per Share (CLP) EGC Price per Share (CLP) 7.1x 6.9x 6.8x 6.7x 6.6x 7.2 7.1 6.9 6.8 6.7 7.3 7.2 7.0 6.9 6.8 7.4 7.3 7.2 7.0 6.9 7.5 7.4 7.3 7.2 7.0 $541 551 560 570 579 $76.7 $78.1 $79.5 $80.9 $82.3 Historical EGC/EC Exchange Ratio C-35

e. Assessment of Conditions Precedent Set by Enel 3. Transaction Analysis C-36

Analysis of Conditions Precedent Set by Enel

Key Factors that Determine the Fulfillment of Enel's Conditions Precedent

Board Level Decision Points to be Approved at EGMs		Exogenous Factor
Exchange Ratios	**Cash/Stock Mix**	**Tender Offer Participation**
• EC BoD must define EGC/EC and EGPL/EC exchange ratios for the Transaction	• EC BoD must define the cash / stock mix for the TO	• The participation on the tender offer is uncertain – EC could achieve from 75% to 100% ownership of EGC

Approach to Verify Enel's Conditions Precedent

Condition	Guidance	Banchile Approach
1 Similar Enel pro forma ownership in EC (%)	• Enel's pro forma stake at EC of ~60%	• Post transaction ownership of Enel at EC within 59%-65% range
2 EPS accretive for EC (%)[1]	• EPS calculated based on average net income in 5-year projection • Cost of debt (pre-tax) at EC of 4% in US$	• EC's EPS post-transaction > EC's EPS pre-transaction
3 EC to maintain a healthy financial leverage level[2]	• EC must maintain their investment grade • Pro forma net debt/EBITDA of 2.0x - 2.5x	• Pre-transaction net debt/EBITDA figures as of December 2017, per business plan • Net debt/2017E EBITDA < 2.5x

(1) Cash available at EC: US$100 mm.
(2) Excluded from initial condition precedents presented by EC, however EC has informed that this condition must be met in order to execute the Transaction.

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Ranges of Potential Transaction Terms

	EC Stake in EGC Post TO: **75%**								EC Stake in EGC Post TO: **85%**							
Cash Consideration (%) (Assumption)	60%				65%				60%				65%			
EGP Valuation Range (US$ mm)	1,586		1,705		1,586		1,705		1,586		1,705		1,586		1,705	
EGC / EC Share Exchange Ratio Range (x)	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x
Results																
1 Enel Pro Forma Ownership in EC (%)	65.1%	65.1%	65.6%	65.6%	65.5%	65.5%	66.0%	66.1%	63.0%	62.7%	63.5%	63.3%	63.6%	63.4%	64.1%	64.0%
2 EC Pro Forma EPS Increase (Decrease) (%)	0.1%	(2.1%)	(1.3%)	(3.6%)	0.6%	(1.6%)	(0.9%)	(3.1%)	2.9%	0.1%	1.5%	(1.3%)	3.6%	0.9%	2.2%	(0.6%)
3 EC Pro Forma Net Debt / EBITDA (x)	1.6x	1.7x	1.6x	1.7x	1.7x	1.7x	1.7x	1.7x	1.9x	2.0x	1.9x	2.0x	2.0x	2.1x	2.0x	2.1x

	EC Stake in EGC Post TO: **95%**								EC Stake in EGC Post TO: **100%**							
Cash Consideration (%) (assumption)	60%				65%				60%				65%			
EGP Valuation Range (US$ mm)	1,586		1,705		1,586		1,705		1,586		1,705		1,586		1,705	
EGC / EC Share Exchange Ratio Range (x)	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x	6.6x	7.5x
Results																
1 Enel Pro Forma Ownership in EC (%)	61.0%	60.5%	61.5%	61.1%	61.8%	61.5%	62.4%	62.0%	60.1%	59.5%	60.6%	60.0%	61.0%	60.5%	61.5%	61.1%
2 EC Pro Forma EPS Increase (Decrease) (%)	5.5%	2.1%	4.1%	0.7%	6.5%	3.3%	5.1%	1.8%	6.7%	3.1%	5.3%	1.7%	7.9%	4.4%	6.4%	2.9%
3 EC Pro Forma Net Debt / EBITDA (x)	2.2x	2.3x	2.2x	2.3x	2.3x	2.4x	2.3x	2.4x	2.4x	2.5x	2.4x	2.5x	2.5x	2.6x	2.5x	2.6x

Does not meet Enel's conditions

Meets Enel's conditions

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Banchile Asesoria Financiera S.A.

4. Conclusions C-39

Key Conclusions

Under our recommended valuation ranges, the Transaction would contribute to the corporate interest of EGC shareholders that participate in the TO.

Strategic Considerations	
	• EGC shareholders that participate in the Transaction would capture several benefits: – **Diversification**: join a company that combines both generation (conventional and renewable) and electricity distribution – **Growth**: gain exposure to the attractive renewable sector through EGPC, the largest non-conventional renewable generation company in Chile that has a relevant portfolio of advanced greenfield projects, which could support growth in the medium and long term – **Governance**: reduce potential conflicts of interest between EGC and EGPC – **Holding discount**: in case EGC shareholders' acceptance in the TO is high, holding discount of EC (estimated by Banchile at CLP8.5-9.2 per share) could potentially be reduced; however, the likelihood of such scenario and the magnitude of such reduction is unpredictable • However, the Transaction is not neutral to EGC shareholders that don't participate in the TO. Shareholders that remain in EGC might be affected mainly by: – Deteriorated liquidity of EGC's stock after the TO – Controlling shareholder of EGC will obtain stronger governance rights (i.e. supra-majority quorums) – A potential loss of tax benefits if EGC loses "presencia bursátil" status(1)

Execution Considerations	
	• The fact that the TO for EGC and EC's capital increase will be executed simultaneously minimizes the execution risks for EGC shareholders • Also, the fact that the approval of terms and conditions will occur concurrently (e.g. changes in the bylaws, RPT approvals, TO and merger terms) minimizes uncertainties for EGC shareholders • However, the level of subscription of EC's minority shareholders in the capital increase might impact the execution of the Transaction. EC may reduce this impact by: – Setting as condition precedent having enough shares after the preferred period to exchange in the TO, and/or – Establishing quantum of capital increase above the amount required in the fully-subscribed TO, among other alternatives

(1) Some taxpayers may be tax exempt if they acquired shares in the stock market or through primary issuances from IPOs and capital increases and subsequently sold such shares in the stock market or through public offerings (Art. 107 of DL 824). Exception only applies to shares issued by joint-stock companies incorporated in Chile, listed and traded on the stock exchange (*"sociedad anónima abierta con presencia bursátil"*).

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ASESORIA FINANCIERA S.A.

Key Conclusions

Recommended valuation ranges and verification of conditions precedent.

Recommended Valuation Ranges

- Based on our assessment of the information provided, the following valuation ranges reflect prevailing market conditions for each company in the context of the Transaction:

Equity Value and Share Price (in US$ mm and CLP, respectively)

	Low	High
EC	US$5,899 mm CLP77/share	US$6,330 mm CLP82/share
EGC	US$6,958 mm CLP541/share	US$7,439 mm CLP579/share
EGPL	US$1,586 mm CLP1,223/share	US$1,705 mm CPL1,315/share

Exchange Ratios

	Low	High	
EGC / EC	6.6x	7.5x	Number of shares of EC per 1 share of EGC
EGPL / EC	14.9x	17.2x	Number of shares of EC per 1 share of EGPL

- EGC valuation ranges imply a share price 10.7% - 18.3% higher than the share price prior to the announcement[(1)]
  - This implied premium would represent an additional incentive for EGC shareholders to tender their shares in the TO

Conditions Precedent

- In order to analyze the fulfillment of the conditions precedent set for the Transaction under the recommended valuation ranges, two key additional assumptions need to be considered:
  - Cash consideration percentage in the TO (mix of cash and shares): we have assumed 60%-65%
  - EC's pro forma credit profile: we have assumed a threshold of 2.0x - 2.5x net debt / EBITDA based on EC's guidance
- Under the recommended valuation ranges and assumptions set forth herein:
  - Assuming 60%-65% cash consideration, if EGC shareholders' acceptance in the TO is high (e.g. >85% participation), conditions are satisfied under most scenarios (please refer to page 38)
  - If EGC shareholders' acceptance in the TO is low, the fulfillment of the conditions will depend on the definitive exchange ratios and additional factors approved at the EGMs (please refer to page 38)

(1) Assumed unaffected EGC share price as of August 24th, 2017 of CLP489.

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Banchile ASESORIA FINANCIERA S.A.

Appendix C-42

I. Support Materials Appendix C-43

Source: Company filings and Factset as of October 31st, 2017. Fx: CLP/US$ 637.9. Notes: (1) IPSA members with market cap above US$700 mm, excluding holding companies (e.g. AntarChile and Quiñenco) and others companies (such as Enel Americas, Ripley, Security, ILC, Sigdo Koppers, Banmedica). Companies with market cap below US$700 mm that are not included: SalfaCorp, Embonor, Watts, Viña San Pedro, Gasco). Benchmarking of EC/EGC Stock Liquidity ADTV 6M (US$ mm) Float (US$ mm) Market Cap (US$ mm)(1) 0.26% 0.10% 0.20% 0.13% 0.15% 0.27% 0.12% 0.15% 0.16% 0.20% 0.17% 0.15% 0.18% 0.13% 0.23% 0.18% 0.31% 0.17% 0.18% 0.14% 0.22% 0.70% 0.57% 0.12% 0.11% 0.24% 0.50% ADTV / Float Float (US$ mm)(1) Liquidity of IPSA Selected Companies EC pro forma EC pro forma EGC pro forma Based on recommended valuation ranges. EGC’s pro forma float EGC’s pro forma float EGC EC C-44

WACC Methodology × Equity Cost Rate (“Ke”) Ke based on CAPM   Company’s target long term capital structure Capitalization over assets   Company’s target long term capital structure Debt over assets   After-tax cost of debt determined by current market spreads for the subject company Equity Risk Premium Equity market risk premium based on historical observed returns on the market Levered Beta Adjusted beta of comparable companies in relation to the MSCI Global Index Risk-Free Rate (“Rf”) Risk free rate calculated as the US 30-year treasury bond plus 10-year US$ CDS spread for Chile(1) Tax Rate (“T”) Statutory marginal tax rate in which the company’s debt is predominantly issued Debt Cost Rate (“Kd”) The expected long-term new-issue yield for the subject company based on its target capital structure WACC Discount rate for unlevered cash flows Asses market conditions and company specific risks + × × WACC will be calculated using CAPM method for each of business (conventional Gx, renewable Gx, Dx, and Tx) in order to address company / industry specific risks and returns. Gx Comps Engie Energia Chile AES Gener Colbun Dx Comps Equatorial Luz del Sur Edelnor Aguas Andinas = + For EDC, Rf is Chile’s 30-year CLP bond (BCP-30). C-45

II. Perimeter of Projects and Contracts of EGPL Appendix C-46

Projects and Contracts of EGPL Considered in Analysis Projects in Operation Solar Diego de Almagro Chañares Finis Terrae I Tal Tal Valle de los Vientos Carrera Pinto Lalackama I Lalackama II Los Buenos Aires Renaico Cerro Pabellon Sierra Gorda Este Pilmaiquen Pullinque Talinay Poniente Talinay Oriente La Silla Pampa Norte Greenfield Projects Pipeline As listed in VDR – File 10.1.2 Main PPAs As listed in VDR – File 8.1.1 Adjustments considering awarded PPAs in distribution companies 2017/01 public tender C-47

Banchile Asesoría Financiera S.A. C-48

ANNEX D

OPINION OF ASSET CHILE S.A., ADDITIONAL INDEPENDENT EVALUATOR OF ENEL GENERACIÓN

This Annex D is a free English translation of the original Spanish language version, which reflects the substantive content of the original Spanish language document, but may not be a word-for-word translation. In the event of any discrepancy with the English translation, the original Spanish language document will prevail.

Elqui Plan – Enel Generación Chile S.A. Final Report for the Board’s Directors Committee November 3rd, 2017 D-

Disclaimer D- This valuation report (the “Report”) has been prepared by ASSET Chile S.A. (“ASSET” or “ASSET Chile”) as part of its independent advisory to the Board’s Directors Committee of Enel Generación Chile S.A. (“BoDC”) in the context the Elqui Plan. ASSET provided this Report to the BoDC (in its capacity as such) for the exclusive benefit and use of the BoDC in connection with and for purposes of its evaluation of the proposed Reorganization process (as defined in Section 1 of this Report) and this Report is not rendered to or for the benefit of, may not be used or relied upon by, and shall not confer rights or remedies upon any person (including any current or future security holder of Enel Generación Chile S.A. (“EGC”), Enel Chile S.A. (“EC”), Enel Distribución Chile S.A. (“EDC”) or Enel Green Power Latin America (“EGPL”), or any of their affiliates) other than the BoDC. These materials do not constitute a recommendation to any security holder as to how to vote or act in connection with the proposed Reorganization or any related matter. This Report has been performed for the BoDC to whom such materials are directly addressed and delivered in connection with an actual mandate or engagement and may not be used or relied upon for any purpose or by any other person or party other than as specifically contemplated by a written agreement with ASSET. This Report is based on information provided by or on behalf of EC and/or other participants of the Reorganization. ASSET assumes no responsibility for independent investigation or verification of such information (including, without limitation, data from third party suppliers) and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the managements of EC and/or other participants of the Reorganization or obtained from public sources, ASSET has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of EC, EGC, EDC and EGPL. This Report contains conclusions based on economic, financial and market information that were valid at the moment of the Report’s redaction. Consequently, it is understood that any event, condition, or situation happening after the delivery of this Report by ASSET to the BoDC could affect the validity of the Report and it conclusions. This Report is not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. ASSET does not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. ASSET did not make any statement in this Report and will not make any statement to the extent of alternative reorganization strategies or different configurations that could, or not, result in better terms for any of the parties involved in the Reorganization.

Agenda Section 3: Conclusions 35 Section 1: Background 7 Section 2: Analysis 12 2.2. Strategic Considerations 14 2.3. Valuations 18 1.1. Transaction Description 8 1.2. ASSET Chile Role 11 2.4. Reorganization Terms and Conditions 27 D- 2.1. Structure 13 2.5. Example: Mid Case Analysis 33 Section 0: Executive Summary 3

Executive Summary D- ASSET Chile Role ASSET Chile has been retained by the EGC Board’s Directors Committee to act as their independent appraiser and to issue a report (“Report”) regarding the proposed Reorganization. According to the Title XVI of Law 18,046, the Report must include ASSET Chile’s opinion on: The Reorganization benefits to the company and/or the shareholders. The price, terms and conditions that define the Reorganization and whether they are at market conditions by the time the Reorganization is approved. To perform this advisory, ASSET Chile had access to, among others, Financial Statements of the companies, operational and financial projections for the operating companies, written Q&A with the operating companies’ management teams, management meetings, and legal, technical and tax due diligence reports on EGPL from independent consultants. ASSET Chile did not perform on-site due diligence, nor conducted on its own or through consultants any further due diligence on the companies. Reorganization Description The Reorganization involves the execution of two consecutive steps: (i) a tender offer for EGC shares, and (ii) merging by absorption of EGPL by EC. The second step automatically occurs if the first one is successful. Step 1 – Tender Offer: EC’s tender offer for EGC to acquire up to 100% of the shares of the company. The successful execution of the tender offer is subject to the following: Step 2 – Merger by absorption of EGPL by EC: EGPL is fully owned by Enel. The merger by absorption will be paid to Enel through an exchange of shares between EC and EGPL. Enel has defined that, on top of the conditions described above, the Reorganization must be EPS accretive for EC, EC must not risk its investment-grade status, and Enel should hold a similar percentage of shares of EC as it has before the Reorganization (i.e. 60.6%).

Executive Summary

Conclusions

Underlying Assets Valuation:

The valuation methodology and approach used by ASSET Chile included DCF, Multiples (both comparable companies and transactions), sell-side market analysts views, and trading values of the traded companies.

The valuation results for EGC, EDC, and EGPC, are shown in the following table:

	EGC (CLP billion)			EDC (CLP billion)	EGPL (US$ million)		
	Low	Medium	High	Medium	Low	Medium	High
Enterprise value	5,246	5,353	5,595	1,694	2,834	2,899	2,991
Equity value	4,417	4,524	4,766	1,599	1,578	1,643	1,735
Share price	538	552	581	1,390	1.91	1.99	2.10

EC was valued using a sum-of-the-parts ("SOTP") methodology and considering its current market capitalization, its holding discount is approximately 17.0%. Given the noise produced by the announcement of the Reorganization, this holding discount is not necessarily representative.

Determining the Exchange Ratios for the Reorganization:

Exchange Ratios are a function of a series of different variables, one of them and the most relevant, is the relative value of the underlying assets (defined above). The others can be divided into two groups: (i) assumptions that are to be defined and become then inputs for the determination of the exchange ratios offered: holding discount at EC level, mix of cash and shares to be offered in exchange of EGC shares, and the tender offer premium on EGC shares; and (ii) variables that are unknown and will be a result of the transaction: percentage of acceptance of the tender offer on EGC, the percentage of EC minority shareholders that subscribe its preferential right ("POP") on the EC capital increase for the tender offer and the number of EC minority shareholders that will exercise their withdrawal rights for the merger.

Our analysis includes the following assumptions:

- Holding discount should be considered at 10%, similar to the trailing twelve months ("TTM") holding discount of the company.
- A tender offer premium between 10-14% over Market Price (CLP 570-590 per share).
- No EC minority shareholder will concur to the capital increase planned at EC nor will use their withdrawal rights.
- We have performed a sensitivity analysis for different relative valuations outputs, different percentages of tender offer acceptance, and for different mix combinations of cash and shares.

The following charts show our estimation for the Exchange Ratios for EGC Tender Offer and for EGPL merger.

D-5

Executive Summary D- The Exchange Ratio for EGC Tender Offer, assuming a tender offer mix of 100% stock, should be in the range of 7.2 and 8.5, and the Exchange Ratio for EGPL merger, under the same assumption, should be in the range of 15.1 – 19.0. Market Terms and Benefit to the company and/or its shareholders: Market Terms: the final proposal and its specific terms – especially regarding price, composition, and exchange ratios – has not yet been offered by EC to the different parties, so we cannot specifically render an opinion on that. However, if the final offer is in the value range specified earlier in this document, we understand that the Reorganization would then be within market terms for a transaction of this kind. Benefit to the company and/or its shareholders: Regarding EGC normal course of business or the company, we estimate that the Reorganization will have none or minimum impact. On its decision-making process, as long as EGC maintains a base of minority shareholders, and particularly given that its controlling shareholder will keep a potentially competing operation independent of EGC, these processes will not be simplified or shortened. It is true that the controlling holding gap between EGC and EGPC will be reduced as a result of the transaction, but this does not necessarily, on its own, reduce any potential conflict of interest or friction existing today. We estimate then, the Reorganization is neutral for EGC. For those shareholders who decide to accept the tender offer that will be presented, and assuming it is within the ranges discussed earlier – and therefore on market terms – we see this as an opportunity to capture the full value of its current holding plus a premium, and, if so decided, to fully align their interest with the controller. We estimate then, the Reorganization is positive for the shareholders. Certain shareholders may decide not to accept the tender offer, regardless of the fact they may face the risk of a liquidity discount after the tender offer is accomplished. We assume these Shareholders may prefer to remain as direct shareholders of EGC because risks selection focus (i.e. Chilean conventional power generation business only), portfolio diversification reasons, and / or different views one the value of the underlying value going forward. All these reasons are plausible and legitimate and are just a reflection of their preference given the option to choose freely otherwise. In conclusion, the Reorganization is, in our view, in the benefit EGC and/or its shareholders. To be clear, we believe its effect is neutral/positive or neutral, but in no case detrimental.

Agenda Section 3: Conclusions 35 Section 1: Background 7 Section 2: Analysis 12 2.2. Strategic Considerations 14 2.3. Valuations 18 1.1. Transaction Description 8 1.2. ASSET Chile Role 11 2.4. Reorganization Terms and Conditions 27 D- 2.1. Structure 13 2.5. Example: Mid Case Analysis 33 Section 0: Executive Summary 3

Section 1: Background D- 1.1 Transaction Description Recent Developments On July 3rd, 2017 Enel Chile’s (“EC”) board of directors sent a letter to Enel SpA (“Enel”), the controlling shareholder, proposing a corporate reorganization (the “Reorganization”) to consolidate Enel’s participation in the power generation industry in Chile in one investment vehicle. The proposed Reorganization consists of a tender offer of EC over Enel Generación Chile S.A. (“EGC”) followed by a merger (by absorption) of Enel Green Power Latam (“EGPL”) by EC. The tender offer will be declared successful if EC is able to acquire at least an additional 15.02% shareholding in EGC. EC’s Reorganization proposal described a list of expected benefits as a result of the transactions: Consolidation of Enel’s power generation business in Chile in one vehicle. Simplification of the corporate structure. Alignment of interests between shareholders through a single investment vehicle. Business diversification and organic growth. Optimization of the current capital structure at EC level. Higher liquidity and market capitalization of EC. Alignment with Resolution 667. Reduction of the holding discount at EC. On August 25th, 2017 Enel’s board approved the plan to restructure its Chilean operations. Enel’s board replied to EC that the proposal was aligned with the corporate structure simplification process that Enel is currently undertaking worldwide, however, Enel established a set of minimum conditions to provide final approval of the Reorganization (the “Restrictions”): All the operations considered in the Reorganization must be carried out at market terms. The Reorganization must be Earnings Per Share (“EPS”) accretive for EC (see Section 2.4 the for specific definition used). After the Reorganization, Enel has to maintain a similar shareholding positions as it has today in EC (currently 60.6%). In addition, Enel must never lose control during the Reorganization or exceed the statutory limit of 65% of shareholding in EC. EGC must waive the statutory shareholding concentration limit and the other restrictions defined in Title XII of Law Decree 3,500 of 1980. EC must hold, after the Reorganization is complete, at least 75% of EGC. On August 25th, 2017 EC’s board announced the intention to implement the Reorganization. The Reorganization was declared a related parties transaction (or “OPR” to use its Spanish acronym), in accordance with Title XVI of Law 18,046. On August 28th, 2017 EGC’s board acknowledged EC’s plan. On September 1st, 2017 the Directors Committee of the board of EGC appointed ASSET CHILE S.A. (“ASSET Chile”) as their independent appraiser for the Reorganization.

Section 1: Background

1.1 Transaction Description

Structure of the Reorganization

- The Reorganization involves the execution of two consecutive steps: (i) the tender offer for EGC shares, and (ii) merging by absorption of EGPL by EC. The second step only occurs if the first one is successful.
  - Step 1 – Tender Offer: EC's tender offer for EGC to acquire up to 100% of the shares of the company. The successful execution of the tender offer is subject to the following:
    - EC's board has to call for an Extraordinary Shareholders Meeting ("ESM") to approve the tender offer and the acquisition. Additionally, the ESM has to approve the issuance of shares to finance both the tender offer and the merger.
    - EGC's board has to call an ESM to approve a change in the company bylaws. The Reorganization requires the removal of the statutory shareholding concentration limitation of 65% as stated in EGC's bylaws.
    - The tender offer will be paid in cash but a portion of that cash will be used to purchase newly issued EC shares (resulting in the equivalent of a tender offer using a mix of cash and stock – the "Tender Offer Mix") (1) .
    - EC must at all times retain control of EGC.
    - To declare the tender offer successful, EC must retain at least 75% of the shares of EGC (post-tender offer).
  - Step 2 – Merger by absorption of EGPL by EC.
    - EGPL is fully owned by Enel. The merger by absorption will be paid to Enel through an exchange of shares of EC and EGPL.

Timings and steps of the proposed Reorganization

	Oct 26th	Nov 3rd	Nov 9th	Nov 10th	Dec 20th	1H' 18
EC	Independent appraisers submit their preliminary reports	Independent appraisers submit their final reports	Independent Committee issues its reports & Directors issue individual opinions	The board approves the final terms of Reorganization and calls an EGM to approve the tender offer, the merger and the issuance of shares to finance those transactions	EC's EGM approves the tender offer, the merger and the issuance of shares to finance those transactions	**Expected Transaction Execution**
EGC	Independent appraisers submit their preliminary reports	Independent appraisers submit their final reports	Independent Committee issues its reports & Directors issue individual opinions	The board of directors calls an EGM to change the company bylaws	EGM approves the change in the bylaws	

(1) *On Thursday October 26th, 2017 the company announced via an Essential Fact that the tender offer will be paid exclusively using cash but that a portion of that cash will be used to acquire newly issued EC shares. On our opinion, in what relates to the analysis contained in this Report, this is equivalent to offering a mix of cash and stock to EGC shareholders.*

D-9

D- Step 1: EC’s tender offer on EGC EC Enel 100% EDC1 EGC EGPC2 EGPL 100% 60.6% 60.0% 99.1% Tender offer EC Enel EDC EGC EGPC 100% ~60.6% >75.0% 99.1% Step 2: Merger by absorption of EGPL EC Enel 100% EDC EGC EGPC EGPL 100% >50.0% >75.0% 99.1% Merger by absorption The following charts describe the sequential steps of the Reorganization and the expected simplified final structure: (1) Enel Distribucion Chile S.A. (“EDC”). (2) Enel Gren Power Chile (“EGPC”) holds the operating vehicles and assets. Section 1: Background 1.1 Transaction Description

Section 1: Background 1.2 ASSET Chile role As previously stated, ASSET Chile was retained by the Board’s Directors Committee of EGC to act as their independent appraiser and to issue a report (“Report”) regarding the Reorganization. According to Title XVI of Law 18,046, the Report must include ASSET Chile’s opinion on: The Reorganization benefits for the company and/or its shareholders. The price, terms and conditions that define the Reorganization by the time the Reorganization is approved, are at market terms. To perform this advisory, ASSET Chile had access to: Audited Financial Statements for the companies (EC, EGC and EGPL) FY2016 and 3Q2017. 2016 20-F Forms for EC and EGC. Operational data of the companies through a virtual data room. Such information included the business plan and operational projections for each company (EC, EDC and EGPC). Written Questions and Answers (“Q&A”), both from ASSET Chile and from the other appraisers involved in the Reorganization. Meetings with the management of each company, held on September 26th, 2017. In addition, ASSET Chile had access to meetings with EC and EGC’s management. Public and market information available. Legal, technical and tax due diligence reports on EGPL performed by independent advisors. Site visits were not included. The Reorganization process analysis was subject to a “clean hands” status, which allowed ASSET Chile to have meetings with other appraisers involved in the Reorganization. ASSET Chile was extremely cautious with the confidentiality of the information provided during the advisory process, in order to comply with Resolution 667. D-

Agenda Section 3: Conclusions 35 Section 1: Background 7 Section 2: Analysis 12 2.2. Strategic Considerations 14 2.3. Valuations 18 1.1. Transaction Description 8 1.2. ASSET Chile Role 11 2.4. Reorganization Terms and Conditions 27 D- 2.1. Structure 13 2.5. Example: Mid Case Analysis 33 Section 0: Executive Summary 3

Section 2: Analysis D- 2.1 Structure Valuation EGC EGPL EDC EC Holding discount at EC Tender Offer Premium % of EGC accepting the tender offer % of EC shareholders using POP % of EC shareholders using WR New financial debt in EC Tender Offer Mix New shares in EC Reorganization Terms & Conditions Methodology Assumptions Results Variables Restrictions Conclusions ASSET Chile has structured the analysis in four sections: i) Strategic Considerations ii) Valuations iii) Reorganization Terms and Conditions and iv) Conclusions. In the Valuation section, valuation ranges on a stand-alone basis are provided for the operating companies EGC, EDC, and EGPL. The methodology used to value each company is explained later in this document. The value of EC is derived from the underlying assets and is used to estimate EC’s NAV and the current holding discount. In the Reorganization Terms & Conditions chapter, the variables and assumptions affecting the Reorganization terms are discussed. The assumptions include: i) the relative valuation of the companies ii) the holding discount and iii) the tender offer premium offered to EGC shareholders. Variables that will not be known until after the Reorganization finalizes are: i) the number of EGC shareholders accepting the tender offer, ii) the number of EC shareholders using their preferential subscription right (“POP”), and iii) the number of EC shareholders that will use their withdrawal rights (“WR”) for the merger. All of the above will affect both the number of shares that must be issued by EC and the amount of cash needed to fund the tender offer. Such tender offer mix must also comply with the Reorganization Restrictions. The set of Restrictions limit the universe of possible solutions. Taking all of these into account, it is possible to estimate Reorganization Terms & Conditions that would comply with both the benefits that are expected from this Reorganization and the Restrictions. Strategic considerations Results Intrinsic Value Holding Discount enel

Section 2: Analysis

2.2 Strategic Considerations (1/4)

- The Reorganization, as designed and presented, has been proposed mainly as a strategic step to produce a series of benefits, both for EC and EGC shareholders. Some of these benefits are just corrections of former misalignments between shareholders, while others are new potential optimizations going forward. Additionally, Enel has established a set of specific restrictions which the Reorganization and its execution must comply with. Finally, the complexity of the structure of the transaction proposed and its execution steps generate other implications, which must be considered in the analysis.

- This section addresses the benefits, restrictions and implications of the transaction (the "Strategic Considerations"), their potential impact, the considerations relevant to the analysis, and our qualitative conclusions on each of these.

Stated Benefits		
Simplification of the corporate structure	Description	Currently, Enel invests in power generation in Chile through two separate subsidiaries: EC for conventional technologies and EGPL for non-conventional renewable energy ("NCRE") technologies.
	Issue/Impact	EC minority shareholders have no information concerning EGPL. Given conventional and non-conventional technologies complementary nature, the existing corporate structure produces friction and may be inefficient.
	Consideration/ Finding	The Reorganization is, in our view, a benefit for Enel, but not necessarily for EC. As long as a material base of minority shareholders stays at the EGC level, the resulting structure does not necessarily represent a benefit for EC nor for EGC. It does open information of EGPC for EC and EGC shareholders, which may reduce frictions, but will not eliminate the existing Related Party Transactions procedures going forward. This applies both for commercial and administration potential synergies. However, we do not see it as a detriment for EGC minority shareholders, and in a worst case scenario it is neutral.
Alignment of interests	Description	Perception of misalignment (conflicts) of interests between EC and Enel: currently, Enel has different strategies and shareholding positions on its two power generation vehicles in Chile.
	Issue/Impact	NCRE is expected to keep growing in the future while conventional technologies will only experience discrete growth. EC shareholders are structurally biased towards the second one, while its controlling shareholder is the opposite.
	Consideration/ Finding	The Reorganization effectively gives EC shareholders access and exposure to the NCRE business and from that perspective aligns them with the interests of the controlling shareholder. Enel should also desist from creating a separate investment vehicle in the future. An important consideration, though, is value: alignment is important, but it must be at the right valuation. For EGC minority shareholders, the Reorganization does not eliminate the misalignment, it reduces the controller shareholding gap, but that does not imply that (post-Reorganization) EGC shareholders will have access to the NCRE business. Also, those shareholders that stay in EGC will be subject to a stronger controlling position of Enel in EGC.

D-14

asset

Section 2: Analysis 2.2 Strategic Considerations (2/4) Optimization of current capital structure We do not see material value arising from an increased leverage at EC level. Stated Benefits (continued) Higher liquidity and market capitalization The minority shareholders of EGC that accept the tender offer will enlarge EC’s free float and therefore may increase the shares trading volume and as a result its liquidity. Also, the merger with EGPL will increase EC’s market capitalization. D- Business diversification and organic growth EC only invests in conventional power generation and electricity distribution. The Reorganization would allow the minority shareholders of EC to access the NCRE business. Similar to the discussion in “Alignment of Interest”. Similar to the situation “Alignment of Interest”, this is true for EC, but not necessarily for EGC shareholders that do not accept the tender offer. Issue/Impact Description Consideration/Finding EC is overcapitalized compared to similar companies in the market. As of September 30th, 2017, the company has a Net Debt/EBITDA ratio of approximately 1.1x. According to EC, the Reorganization would result in an increase of the debt proportion of the company through (i) debt funding for the tender offer and (ii) the consolidation of EGPC’s financial debt following the merger with EGPL. Capital structure optimization benefit is mainly a function of the tax exposure of each company. New debt is expected to be allocated at EC level. EC, because of its holding nature, has little tax exposure, and the expected effective tax rate for EC is close to 0%. Issue/Impact Description Consideration/Finding Although it is true that the free float and liquidity of EC shares will potentially increase, this change is not expected to produce any material impact on value given that current float, market capitalization, and trading volumes are enough to avoid discounts to its market valuation due to these reasons. The higher the level of acceptance, the higher the market capitalization of EC and its free float. Issue/Impact Description Consideration/Finding

Section 2: Analysis 2.2 Strategic Considerations (3/4) Aligned with Resolution 667 Resolution 667 is intended to avoid the vertical integration of EC and requires the separation of its power generation business from the distribution business. Stated Benefits (continued) D- Reduction of holding discount Holding discounts are theoretically the function of a series of elements, among them cascade holdings, minority shareholders’ influence on those cascade subsidiaries, inefficient diversification of the underlying businesses, and potential inefficient financial structures. Is difficult to assess beforehand which element, or set of elements, is the one driving the holding discount at EC level. Issue/Impact Description Consideration/Finding The merger between EC and EGPL would require EGPC to comply with the same rules defined in Resolution 667. We do not see this as material in terms of value for EGPC or EC. Issue/Impact Description Consideration/Finding Having a material acceptance of the tender offer on EGC shares, goes in the right direction in terms of theoretically reducing the holding discount at EC level, however predicting its behavior and reduction, if any (see Section 2.4), is highly speculative. According to market analysts, EC is currently valued by investors considering a holding discount of approximately 10% in average. The Reorganization may result in this discount being reduced.

Section 2: Analysis 2.2 Strategic Considerations (4/4) D- Other considerations Restrictions Enel has declared and imposed some specific restrictions to declare this transaction successful. These restrictions refer to its direct and indirect holdings of the underlying businesses, financial compliance of the resulting companies, and market considerations. Issue/Impact Description Consideration/ Finding All the operations considered in the Reorganization must be carried out at market terms. The Reorganization must be Earnings Per Share (“EPS”) accretive for EC (see section 2.4 for the specific definition used). After the Reorganization EC cannot risk its current credit rating, implying that the resulting financial leverage must be within an acceptable range. After the Reorganization, Enel must maintain a similar shareholding position as it has today in EC (currently 60.6%). In addition, Enel must never lose control of EC during the Reorganization. After the Reorganization EC must hold at least 75.0% of EGC, which implies that EGC current shareholders must waive the statutory shareholding concentration limit and the other restrictions defined in Title XII of the Law Decree 3,500 of 1980. We believe these Restrictions are within reasonable controlling shareholders’ requirements and do not force detrimental solutions on minority shareholders. Tax implications According to the preliminary information provided, there are no material tax effects arising from the Reorganization. Synergies According to the preliminary information provided, no additional synergies among the companies are expected from the Reorganization. Execution risks We do not see significant execution risks for the EGC shareholder relating to the acceptance of the tender offer in respect of being left in a worst position for having accepted it. EGC’s free float and liquidity The more successful the tender offer is, the worse the position of the minority shareholders that decide not to accept the offer. They will be left in a highly illiquid position, possibly affecting negatively the valuation of the shares. In addition, there might be issues arising from a possible loss of stock market presence (“presencia bursátil”) therefore affecting preferential tax treatment. Change of control at EGPL EGPL holds financial debt with local third parties that is subject to change of control clauses. According to the company, these provisions are not a significant risk given the continuing relationship with the institutions providing the financing.

enel

Section 2: Analysis

2.3 Valuation

Methodology

- The valuation date for this preliminary report is September 30th, 2017.
- ASSET Chile estimated the net asset value ("NAV") of the underlying assets of the companies (EGC, EDC and EGPC) and their subsidiaries using a combination of different valuation methodologies and/or approaches: (i) discounted cash flows ("DCF") (ii) trading multiples of comparable companies (iii) transactions of comparable companies or assets (iv) market value and (v) sell side analysts' views.
- For the DCF valuation, ASSET Chile based its financial models on the business plans provided by the companies which were critically reviewed. Such business plans included short and medium term forecasts for revenues, expected energy generation volume, contracted energy, average energy spot prices, average contract prices, variable costs, gross margins, CAPEX, among others for each company.
- The projections for each company were made in the reported currency.
- The terminal value assumed for EGC and for EGPC were calculated using EV/EBITDA multiples on years 2040 and 2045, respectively. In the case of EDC, ASSET Chile used the Key Driver Value methodology (suggested by the management of EDC), considering a RONIC as same as the calculated WACC to discount the cash flows.
- Comparable companies' trading multiples for EGC included mainly Chilean comparable companies. For EDC and for EGPC, comparable companies from other regions were considered. Comparable transactions were used for EGPC. For EGC and EDC, the last twelve month trading history was reviewed.
- Betas were obtained from comparable companies for each company.

(1) *Rate for EGP is nominal denominated in US$.*
(2) *Rates for EGC and EDC are nominal denominated in CLP.*
(3) *Equity country risk premium as of October 20th, 2017.*

DCF model construction

Revenues

(Variable and Fixed Costs)

EBITDA

(Tax) | (Capex) | (Delta Working Capital)

Free Cash Flows Unlevered

Enterprise Value

(Financial Debt) | Cash and equivalents | (Minority interests)

Equity Value

Discount Rates

	EGPC(1)	EGC(2)	EDC(2)
Risk free rate	2.52%	3.25%	3.25%
Country Risk Premium(3)	1.84%	1.84%	1.84%
Unlevered Beta	0.63	0.65	0.58
Market Risk Premium	6.0%	6.0%	6.0%
Ke: cost of equity	**9.6%**	**9.7%**	**9.4%**
Kd: pre tax cost of debt	5.5%	4.5%	4.5%
Tax Rate	*27%*	*27%*	*27%*
Kd: post tax cost of debt	**4.0%**	**3.3%**	**3.3%**
D/(D+E)	35%	20%	25%
WACC	**7.7%**	**8.4%**	**7.9%**

D-18

asset

Section 2: Analysis D- 2.3 Valuation - Enel Green Power Latin America Description DCF Considerations (1/2) In recent years, EGPC has positioned itself as the largest diversified NCRE company in Chile, with approximately 30% market share by installed capacity. Currently, the company has an operating portfolio of 1,187 MW of solar PV, wind, geothermal and hydroelectric assets. Also, EGPC counts with a diversified pipeline of approximately 1,135 MW of new projects. EGPC sells most of its electricity through long term contracts. As of June, 2017 EGPC contracted energy was approximately 94% of its annual net power production. Approximately two thirds of the contracted energy is sold directly to EGC. The 5-year business plan and the accompanying information provided by EGPC considers three main growth drivers looking forward: Operational efficiency and synergies among current operations. Development of new generation capacity. Production PPAs with virtually no exposure to the spot price. ASSET Chile reviewed in detail the company’s business plan, with a special focus on energy price projections, contracting strategy assumptions, growth perspectives and other matters deemed to be relevant for valuation purposes. Accordingly, ASSET Chile based its DCF valuation on the company’s business plan and performed a separate analysis to include the effects of some issues or considerations. Those considerations are presented here. Commercial strategy: as explained during the management presentations, EGPC has pursued a growth strategy in which the company only builds power projects if they have secured long term contracts to sell their energy. Accordingly, the business plan considers that EGPC is able to secure all of its future energy contracts as production PPAs. Moreover, the Business Plan estimates that EGPC will secure energy contracts at a price that, on average, is not necessarily related to the expected spot price. This business plan assumption is regarded by ASSET Chile as optimistic. First, EGC business plan assumes that it will secure energy contracts at a price similar to the prevailing average annual spot price. Thus, to be consistent with this assumption, ASSET Chile analyzed an alternative scenario in which the future contracts’ prices for EGPC assets are at price levels similar to the spot price. Second, if the contracts signed by EGPC are on a production basis, it is reasonable to assume that these should be signed with a price discount. Evidence of this discount can be found in the agreement signed between EGC and EGPC during the last electricity distribution tender process held during 2016, in which the EGPC price was approximately 2/3 of that achieved by EGC in the energy auction. Therefore, we included a modification to the business plan considering that EGPC follows a contracting strategy consistent with that of EGC, and suffers a 10% discount on price. Project pipeline development: According to EGPC the development portfolio is divided into two categories: short-term (417 MW) and mid-term (414 MW). Following the latest tender offer whose results were recently announced, EGPC should be able to secure a portion of the short term pipeline.

Section 2: Analysis

2.3 Valuation - Enel Green Power Latin America

DCF Considerations (2/2)

- **Minority positions:** EGPL owns a series of minority positions in other subsidiaries of EGP across Latin America. According to the information provided, these positions will be divested or split prior to the Reorganization. Therefore, they were not included in the valuation.
- **Lawsuits:** During 2017, EGPC has been involved in a claim promoted by Arbiodo mining company for the use of the land where Taltal wind farm is located. According to the company, based on independent legal advise, there is no contingency considered for this lawsuit. Hence, no disbursements or contingencies associated with this issue were included in the valuation of EGPL.
- **Energy contracts between EGPC and EGC**: EGPC's energy sales to EGC amount to an expected total of 4,9 TWh per year of which the majority are under production PPAs. According to the evidence shown by EGC to ASSET Chile, the contracts and agreements that have been executed between both companies in the past have been signed at price levels that are lower than the prevailing market prices at the time of the agreement. The price differences likely account, among other potential reasons, for the risks assumed by EGC when committing to purchase energy under production PPAs or nodal risks.
- ASSET Chile has weighed and factored-in the abovementioned considerations in its value assessment.

Valuation


EV/EBITDA 2018E
DCF
10.6x
11.2x
Trading Multiples
8.1x
13.7x
Transaction Multiples
8.4x
12.8x
2,000
2,250
2,500
2,750
3,000
3,250
3,500
3,750
4,000
EV (US$ mm)

- Both the transaction and the trading multiples demonstrate a wide range, which could be explained by companies with different growth perspectives and "yield companies". The median value of the comparable transactions is 10.4x and of the comparable companies 11.4x.
- We are assigning no value to the medium-tem pipeline. This scenario is consistent with the multiples' median values.
- Taking all this into account, ASSET Chile concludes that EGPL Enterprise Value is between US$ 2,834 million and US$ 2,991 million, which is between 1.10x-1.15x the book value of the assets (US$ 2,587 million).
- Assuming a net financial debt of US$ 1,189 million and deducting the non-controlling interests, **the equity value of EGPL would be between US$ 1,578 million and US$ 1,735 million** (equivalent to a price per share range of US$ 1.91 to US$ 2.10)(1)

(1) *Currently, EGPL is a limited company, and according to Enel, it will be transformed to a "Sociedad Anónima" prior to the Reorganization, with 827.205.371 shares.*

D-20

Section 2: Analysis D- 2.3 Valuation - Enel Generación Chile EGC owns and operates a technology diverse portfolio of 25 power plants with an aggregate total installed capacity of 6.3 GW. EGC project portfolio includes one project under construction (a 150 MW hydroelectric facility, Los Cóndores) and few other projects, mainly related to upgrading existing open-cycle dual-fuel facilities into CCGTs and battery energy storage systems. The company expects its EBITDA to grow underpinned by operational efficiencies, better hydrology, additional capacity, and other assumptions. The 5-year business plan for EGC (and subsidiaries) shows that EGC will continue generating strong and stable cash flows from operations and that significant changes are neither expected from operations nor from its capital structure. Moreover, the projections provided by EGC assumes no additional capacity (other than Los Cóndores), and no revenues or costs items other than the usual. ASSET Chile reviewed in detail the company’s business plan, with a special focus on energy price projections, contracting strategy assumptions, growth perspectives and other matters deemed to be relevant for valuation purposes. Accordingly, ASSET Chile based its discounted cash flow valuation on the company’s business plan and raised some issues (“Considerations”) and discussed them in detail with the company’s management. Those Considerations are presented here. Description DCF Considerations (1/2) Contracting strategy: according to EGC, in the future the company will sell its non-contracted energy at the prevailing average annual spot price. This means that the company will act as a price taker i.e. there is no underlying commercial strategy. The effect of this assumption is particularly relevant during the following ten years, when the energy price is expected to be specially low to later recover. Considering that EGC has one of the most diversified and efficient power generation portfolios in Chile and counts with vast commercial capabilities, it should be capable to secure contracts at a price similar to the expected 5-year or 10-year average spot price. This is equivalent to assuming a contracting price higher than the one proposed by EGC, particularly in the short and medium term. Such an assumption, although speculative, might positively affect EGC’s value. We have not included a “contracting price curve” into our analysis, however, we have made the base case scenario consistent to the discount rate and to that of EGPC valuation. Coal facilities: according to EGC, coal-fired power plants will continue to operate and are not expected to be shut down. Following Enel’s announcement in 2015 that the company will phase out future investments in coal, ASSET Chile believes there is a risk that Enel will not overhaul the Bocamina power plants in the future and therefore that they will shut down after their lifespan expires. Such an assumption we believe to be neutral to value given the energy price expectations, the significant CAPEX that would have to be incurred, and how far this effect is timewise.

Section 2: Analysis

2.3 Valuation - Enel Generación Chile

DCF Considerations (2/2)

- **Los Cóndores**: the hydroelectric project currently under construction has suffered from significant delays and cost overruns. It is expected that the company is yet to spend significant resources before the project enters into operations. ASSET Chile's assessment is that this project's NPV is today close to zero and possibly negative. According to EGC, the company is determined to finalize the construction of the project.

  ASSET Chile assumes that the company has better information concerning the profitability of the project and therefore assumes that the effect on value of abandoning as compared to that of continuing with Los Cóndores is close to neutral.

- **Ancillary services**: according to EGC, it is not expected that new regulation remunerating ancillary services to the system will benefit the company in the future.

  Given the irruption of intermittent energy, the system will increasingly need ancillary services that offer reliability to the electric system. Today these services are provided by the existing capacity and this is likely to remain the case for several years. However, there is broad agreement in the industry that new regulation accounting for an efficient provision of these services should be put in place in order to foster new firm capacity capable of stabilizing the grid in the future. This new regulation will likely offer the ancillary services with an adequate/better remunerating scheme.

  ASSET Chile believes EGC's view on this matter to be conservative and that there exists a probability that EGC might benefit from the provision of ancillary services in the future. It is also probable that ancillary services remuneration will benefit only new facilities.

- ASSET Chile has weighed the abovementioned considerations in its value assessment and has determined its overall impact to be neutral to positive. However, making any attempt to perform a quantitative assessment is believed to be too speculative and therefore the DCF valuation does not include cash flows associated with them.

Valuation


EV/EBITDA 2018E
DCF
9.0x
9.6x
Trading Multiples
8.8x
10.7x
Analysts' Coverage
8.0x
9.0x
EV LTM
7.0x
8.9x
3,500
4,000
4,500
5,000
5,500
6,000
6,500
EV (CLP billions)

- In the last months, sell-side analysts have priced EGC in a range of between 8.0x to 9.0x EV/EBITDA. This is equivalent to the upper range of the market cap observed during the last twelve months (before the Reorganization announcement). On the other hand, comparable companies have on average higher valuation multiples, which could be reasonably explained by the limited growth perspectives of EGC.

- All in all, ASSET Chile estimates that EGC Enterprise Value is in the range of CLP 5,246 billion and CLP 5,595 billion.

- Assuming a net financial debt of CLP 736 billion, and deducting the non-controlling interests, **the equity value of EGC would be between CLP 4,417 billion and CLP 4,766 billion** (equivalent to a price per share range of CLP 538 to CLP 581).

D-22

Section 2: Analysis D- 2.3 Valuation – Enel Distribución S.A. Considerations EDC is one of the largest electricity distribution companies in Chile with over 1.85 million clients. The company holds a concession of 2,105 km2 and supplies more than 15 TWh/year to residential and industrial clients in 33 municipalities of the Metropolitan Region in Chile. EDC also holds electricity transmission assets. EDC has a diversified client portfolio which supports EDC’s growth in non-core unregulated businesses. EDC has a Regulated Asset Base (“RAB”) of US$ 868.5 million and US$ 1,450 million in transmission and distribution assets, respectively(1). The 5-year business plan provided by the management estimates that the EBITDA will grow based on two main growth drivers looking forward: OPEX efficiency plan and process improvements. The growth of Value Added Services (“VAS”). ASSET Chile reviewed in detail the business plan provided, with a special focus on the asset base, the cost structure, the VAS and its projection, long-term growth perspectives and other topics considered important for the valuation. ASSET Chile considers it important to take into account some issues or considerations regarding EDC’s long-term projections beyond 2022. Key drivers for the long-term growth. Since a large portion of the DCF value is explained by the terminal value, it is especially important to analyze the long-term growth fundamentals supporting its calculation(2). Future changes to any of these assumptions could have an impact on EDC’s value. Increment in the long term electricity demand explained by expected low energy prices. We believe this view to be optimistic as the introduction of distributed generation, in-situ solar panels, and an increasing penetration of energy efficient appliances and lighting systems would potentially offset this effect maintaining the consumer’s electricity demand growing at organic rates. Changes in the regulation that could affect EDC’s profitability. The management is neutral about the long-term regulation of key variables such as (i) the allowed regulated return on assets, (ii) the assets’ base to be considered in the calculation of the regulated tariff, and (iii) more stringent regulatory requirements in terms of quality supply and modernization. No particular assumptions have been made on these matters. Development of non-regulated business. It is speculative to estimate the VAS growth rate and how successful EDC would be in introducing such business. Therefore, in the long-run, new investments were assumed to have a similar return as the current investments(3). Description (1): According to the CNE’s tariff revision process of 2013 and 2014, respectively. (2): The Key Driver Value method was applied in order to estimate the Terminal Value. (3): The underlying assumption is that the RONIC (Return On New Invested Capital) equals the WACC when calculating EDC’s terminal value through the Key Driver Value Formula.

Section 2: Analysis

2.3 Valuation – Enel Distribución S.A.

Valuation

- In addition to the DCF, ASSET Chile used three complementary approaches:
  - Comparable trading multiples: trading multiples show a wide range of values, mainly explained by the dissimilar business structures and regulations to which the different companies are exposed.
  - Analysts' coverage: since EDC is not directly covered by sell-side analysts, the analysts' coverage multiples were estimated indirectly using sell-side researches of EGC and EC.
  - EDC's historical market capitalization for the last twelve months.
- Taking all this into account, ASSET Chile believes that the best estimation of EDC's value is the one obtained using the DCF methodology based on EDC's business plan and the terminal value assumptions made by ASSET Chile.
- **Given the above, for purposes of this analysis, ASSET Chile will use its DCF valuation of the company that shows an Enterprise Value of CLP 1,694 billion, an Equity Value of CLP 1,599 billion(1) and a price per share of CLP 1,390, instead of using a range.**
- The current market valuation of the company(2) implies an 10% discount over EDC's NAV. EDC's shares have a low average traded volume (ADTV of US$ 2.5 thousand) which supports the idea of a market discount on EDC's share price.


EV/EBITDA 2018E
DCF
8.5x
Trading Multiples
5.5x
11.0x
Analysts' Coverage
7.8x
10.4x
EV LTM
7.2x
8.5x
1,000
1,250
1,500
1,750
2,000
2,250
2,500
EV (CLP billion)

(1): The net financial debt considers (i) financial debt with Enel Chile and other short-term borrowings and (ii) financial receivables and cash equivalents. (CLP 90 billion).

(2): As of October 23th, 2017.

D-24

Section 2: Analysis

2.3 Valuation – Enel Chile S.A.

Description

- EC is the holding company of EGC and EDC.
- It owns 99.1% of EDC and 59.98% of EGC. This company has no operational assets, however it earns income for the provision of services to its subsidiaries and through financial investments and loans provided to other companies within the Enel group.
- The graph on the right shows the estimated value of EC based on the intrinsic valuation (using the expected values) of the underlying assets' equity value. The intrinsic value of EC's position in EGC and EDC, adjusted by the current shareholding position, are CLP 2,713 billion and CLP 1,585 billion, respectively.
- In that scenario, the sum-of-the-parts ("SOTP") valuation for EC is CLP 4,452 billion (including cash at EC), while EC trades at a value of CLP 3,679 billion (as of October 20th, 2017)(1). The foregoing means that EC currently trades at 17% discount over its NAV. The value of the holding discount in this case is CLP 773 billion. Such a holding discount can be explained by facts further analyzed in Section 2.4.
- The holding discount on EC obtained by the SOTP valuation is a bit higher than – but within the range of – the historical discount that the market applies to EC shares. The graph on the right shows that the historical holding discount of EC in the trailing twelve months has an average value of 10%.
- **For purposes of this Report, and in order to evaluate the terms of the Reorganization further explained in this Report, ASSET Chile will assume a 10% holding discount on EC.**

Valuation - SOTP


Equity Value (CLP billion)
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
2,713
1,585
154
4,452
(773)
3,679
EGC
EDC
Other assets
Intrinsic Value
Holding Discount
Current Market Value

TTM Holding Discount(2)


20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
Average 10.0%
10/21/2016
11/5/2016
11/20/2016
12/5/2016
12/20/2016
1/4/2017
1/19/2017
2/3/2017
2/18/2017
3/5/2017
3/20/2017
4/4/2017
4/19/2017
5/4/2017
5/19/2017
6/3/2017
6/18/2017
7/3/2017
7/18/2017
8/2/2017
8/17/2017
9/1/2017
9/16/2017
10/1/2017
10/16/2017

(1): Source: Capital IQ, October 20th, 2017

(2): Calculated using the market value of EC, EGC and EDC

D-25

Section 2: Analysis

2.3 Valuation

Valuation summary

- The following table summarizes our valuation results.

	EGC (CLP billion)			EDC (CLP billion)	EGPL (US$ million)		
	Low	Medium	High	Medium	Low	Medium	High
Enterprise Value	5,246	5,353	5,595	1,694	2,834	2,899	2,991
Equity Value	4,417	4,524	4,766	1,599	1,578	1,643	1,735
EV/EBITDA 2018E	9.0x	9.2x	9.6x	8.5x	10.6x	10.8x	11.2x
Share Price	538	552	581	1,390	1.91	1.99	2.10

- As mentioned, the valuation of EC has been done using a SOTP and assuming a 10% holding discount, in accordance with EC's TTM holding discount (see next section for further discussion on the holding discount).
- Accordingly, the EC price per share (pre-Reorganization) is:
  - Lower range: CLP 80.4
  - Medium range: CLP 81.6
  - Higher range: CLP 84.3

EC shares per 1 share of:	Low	Medium	High
EGC	6.7	6.8	6.9
EGPL[1]	14.3	15.4	16.4

- The Exchange Ratios for the Reorganization are discussed in Section 2.4 – "Exchange Ratios". For illustrative purposes, above we provide a table with the exchange ratios resulting directly from our valuation. These ratios do not reflect the effects that certain assumptions and variables of the Reorganization will have on the Reorganization Exchange Ratios. Such assumptions and variables are discussed in the following pages. **Thus, the relative valuations shown above are only referential and not intended to, and shall not be directly used for calculating the Exchange Ratios for the Reorganization.**

(1) Assuming an Exchange Rate of 630 CLP/US$

D-26

Section 2: Analysis D- 2.4 Terms of the Reorganization Introduction Having obtained the NAV/market valuation of the companies involved in the Reorganization is just the first step in analyzing the terms under which the Reorganization should be made. Given the complexity of the proposed Reorganization and the potential effects it may have on the involved companies’ shareholders, it is necessary to analyze the terms of the Reorganization in a broader context. As explained in detail in Section 1, although the Reorganization is proposed in steps that are sequential (i.e. tender offer and then merger), from the perspective of any shareholder it must be understood as a single transaction for the parties involved. One of the most relevant conclusions arising from the above, is the fact that the tender offer over EGC shares should consider exchanging shares of an already-merged EC. The foregoing is the case because any EGC minority shareholder would be invited to exchange his EGC shares for EC stock knowing that the latter will be subject to a merger with EGPL shortly thereafter. Thus, it is important to analyze the impacts that any set of given terms and assumptions of the Reorganization as a whole may have on the different shareholders specially in regards to dilution effects. This includes, among others considerations: The tender offer premium. The assumed post-Reorganization holding discount on EC. The Tender Offer Mix and how it is funded.

Section 2: Analysis

2.4 Terms of the Reorganization

Tender Offer Premium

- According to market practice, it is common that a tender offer includes a premium over the market price of the target share. Such premium aims to encourage the minority shareholders to accept the tender offer, and/or recognize and share value unlocked or value created by the transaction that would be captured by the acquiring party, and/or compensate for the consolidation of a controlling position.
- How much premium to offer in a tender would depend on a number of things, including whether the tender offer aims to allow the prospective acquirer to gain control over the target company.
- Market Price in a tender offer, according to Title XXV of the Chilean Securities Market Act (Law 18,045), is the weighted average of the target's trading price between the 90th and the 30th trading day prior to the tender offer acquisition date ("Market Price").
- The Market Price of EGC before the Reorganization announcement was approximately 518 CLP/share, which is close to the median value of the sell-side analysts for EGC, without including the Reorganization effects.
- Historic analysis shows that non-controlling tender offer premiums in Chile in the last 8 years have an average of 15.6% and a median of 14.0%, ranging from 7% to 34%, when the premium exists.
- The current share price of EGC is 571.8 CLP (as of October 20th close). This price is 10% above the Market Price. It is reasonable to assume that the market might have adjusted the price to the expected tender offer premium and therefore assume that 10% is the expected premium. One could also assume only a portion of the tender offer premium has already been priced in by the market.
- Thus, **ASSET Chile believes that the tender offer should consider a price per share of between CLP 570 and CLP 590 (tender offer premium between 10%-14%).** The minimum tender offer price (CLP 570) implies a 9.5 EV/EBITDA 2017e multiple on EGC, a 17% premium over the announcement date share price, a 10% over the Market Price and a 3% premium over the expected value of our EGC valuation.

Market Price



~60 trading days
~30 trading days
Market Price*: 518 CLP
Announcement: 489 CLP
CLP/share
578
558
538
518
498
478
20/Apr/17
20/May/17
20/Jun/17
20/Jul/17
20/Aug/17
20/Sep/17

Tender Offer Premium Evidence (Chile)

Tender offers not aimed at acquiring control:

Date	Offeror	Company	Premium
22-05-2017	GEN	Agunsa	26.4%
11-12-2016	GEN	Portuaria Cabo Froward	10.0%
27-12-2015	ILC	AFP Habitat	6.6%
14-12-2014	Quiñenco	Invexans	29.9%
05-11-2013	Grupo Paz	Paz Corp	0.0%
21-01-2011	Agrosuper	Sopraval	33.9%
31-08-2010	Casa Saba	Farmacias Ahumada	18.0%
22-03-2010	ILC	AFP Habitat	0.0%
		Average	**15.6%**
		Median	**14.0%**

D-28

Section 2: Analysis D- 2.4 Terms of the Reorganization Holding Discount According to our valuation results, EC currently trades at a discount to its NAV. This discount is attributable to at least two effects: (i) a rather small liquidity discount at EDC, and to a larger extent to (ii) EC being a holding company. There is extensive literature and research examining the causes of such a discount affecting holding structures(1), with many of them listing a subset of the following reasons: Overhead costs. Slowing down of decision-making processes due to hierarchies. Agency costs and inefficient allocation of resources (“tunneling”). Forced diversification to the average portfolio investor. Likewise, some studies mention certain benefits of counting with a holding structure, which include: Improved cash management. Tax optimization. Centralized reporting. Operational synergies. In any case, the literature concludes that most of the time the costs of holding structures outweigh their benefits. Among the Reorganization benefits put forward by EC is the belief that the holding discount of EC will diminish or disappear after the Reorganization. ASSET Chile’s view is that assuming that the holding discount will vary as an effect of the Reorganization is possible but speculative. Therefore, ASSET Chile believes that such an assumption should not be used for calculating the Terms of the Reorganization. The main reasons for such assumption are the following: First, none of the reasons listed above is significantly changed after the Reorganization: EC still exists with essentially the same overhead costs. Decision processes’ dynamics are unlikely to be affected by the Reorganization, unless 100% shareholding of EGC is reached. No new corporate governance practices are proposed as part of the Reorganization. EC will now include a new asset class – a fully renewable subsidiary – on its portfolio. Second, assuming any reduction on EC’s holding discount for calculating the terms of the Reorganization only puts in risk EGC and EGPC shareholders’ value in the Reorganization: If the terms of the Reorganization are calculated assuming that EC’s holding discount will disappear or diminish after the Reorganization is completed, EC will have to offer fewer shares to EGC minority shareholders and to EGPL shareholders as part of the Reorganization. Then, if EC’s current holding discount prevails or does not diminish as expected, both EGC minority shareholders and EGPL shareholders will be negatively affected. Conversely, if the terms of the Reorganization assume that EC’s holding discount after the Reorganization is going to prevail at the current level, and ex-post it diminishes (or disappears), all post-Reorganization shareholders at EC, including former EC shareholders, will be positively affected. See for example: Holding Discounts and Business Groups Optimal Bailout of Subsidiaries, Dec 2011. Fernando Lefort and Rodrigo Gonzalez.

During the tender offer, the current minority shareholders of EGC will be offered EC shares and cash. The exchange ratio (“Exchange Ratio”) will provide a relation of how many shares of the post-Reorganization EC the EGC shareholder must receive for each EGC share tendered. The exchange ratios are primarily a function of the relative valuation of the companies (see Section 2.3). However, in this case, other considerations must be factored in: depending on both the holding discount and the tender offer premium assumptions, the Exchange Ratio of EC shares to one share of EGC (and to one share of EGPL) will vary. This is a consequence of a dilution occurring on EC stock price given that extra shares would be needed to account for both the premium (if any) and the holding discount when exchanging shares (both with EGPL and with EGC). The dilution affects the post-Reorganization EC share price, thus affecting the Exchange Ratios of the Reorganization. The number of EGC minority shareholders accepting the tender offer may also affect the exchange ratio: the more EGC minority shareholders accepting the tender offer, the more shares EC has to offer and thus the larger the potential dilution on EC’s. Additionally, the mix of shares v/s cash also may impact the Exchange Ratio, but on a minor extent. The more the cash, the less the dilution. For illustration purposes, assuming that the tender offer is 100% for stock, the Exchange Ratio will be between 7.2 and 8.5 (shares of EC to one share of EGC). To calculate this Exchange Ratio range, we have used the range of valuation presented in Section 2.3 of this document, a 10% holding discount and the tender offer price range of CLP 570 to CLP 590. Section 2: Analysis D- 2.4 Terms of the Reorganization Exchange Ratios 7.2 8.5 The Exchange Ratio of EC shares to EGPL is between 15.1 to 19.0 and in the mid range of valuation is between 16.5 - 17.3. The holding discount used to calculate the Exchange Ratios shown above assumes that the historic holding discount will prevail in percentage terms. Under the assumption that the historic holding discount will prevail but on absolute terms (dollar amount), the exchange ratios shown above shift, ranging from 6.9 to 7.8 (instead of 7.2 to 8.5). All the above assumes that the valuation of the companies involved is within the ranges mentioned in Section 2.3. A 100% conservative view (for EGC and EGPL shareholders), avoiding any speculation on both the resulting holding discount and/or the percentage of acceptance of EGC tender offer, and assuming the higher end of our valuation ranges, would be to agree on the higher end of the Exchange Ratio described above. 8.1 7.5

Section 2: Analysis D- 2.4 Terms of the Reorganization Tender Offer Mix (1/2) According to what has been informed, EC is planning to fund the tender offer using cash but will retain some of that cash to purchase newly issued EC shares on behalf of the EGC shareholders that accept the tender offer, which is equivalent to offering a mix of cash and stock. Given the Restrictions, the mix of cash and stocks that EC can offer for the tender offer is relatively constrained. The Restrictions and their effects are explained below: Statutory limit: Enel wants to maintain a shareholding over EC similar to that of today after the Reorganization and cannot surpass the statutory limit of 65%. Given that after the merger with EGPL, Enel will gain shareholding percentage at EC, the Tender Offer Mix has to dilute Enel. Dilution: Enel has stated that it has to maintain percentage control of ECL at all times during the Reorganization. Depending on how the Reorganization is performed, this may put a cap on Enel’s dilution and therefore on the amount of additional shares that ECL can offer. EPS accretion: the Reorganization has to be EPS accretive to EC (the EPS calculated as the 5-year average). Issuing too many shares during the tender offer and/or the merger with EGPL could affect this condition. Credit Rating: EC wants to maintain its current credit rating. This puts a cap on the amount of additional debt that EC can bear and therefore to the cash portion of the tender offer mix. According to what has been informed by the company, a consolidated net debt to EBITDA ratio up to 2.5 will be acceptable by credit rating agencies. To calculate a reasonable Tender Offer Mix that complies with the abovementioned conditions and which does not detriment EGC shareholders, it is necessary to make assumptions regarding (or control the outcome) of the following variables: The percentage of EGC minority shareholders that will accept the tender offer: according to the Restrictions, a minimum equivalent to 15.02% of the current shareholding of EGC should accept the tender offer for it to be valid. However, the percentage of EGC minority shareholders that will accept the tender offer is unknown: this could range from 15% to 40%. Thereby, it is impossible to know with certainty the number of new shares that will “remain” issued after the tender offer period finalizes. The percentage of EC minority shareholders that will use their POP and/or WR: EC’s shareholders will have preferential subscription rights (“POP”) for the capital increase that will be made at EC to fund the tender offer. If many of EC’s minority shareholders subscribe the capital increase shares during the POP, then: (i) Enel will have to dilute to a larger extent; (ii) the post-Reorganization EPS of EC could be affected; and (iii) the additional debt requirements for funding the cash portion of the mix would be smaller. According to the information provided by the company, EC expects that none or only a very small portion of their minority shareholders will use their POP. Also, the number of minority shareholders of EC exercising their WR may have an impact on the cash requirements and would potentially positively affect the post-Reorganization EPS. Same as with the POP, it is expected that none to a minor portion of EC shareholders will use this right. The preferences of the current EGC minority shareholders: current EGC minority shareholders may have certain preferences about being paid with cash or stock. The preferred mix will likely vary from one type of shareholder to another. However, ASSET Chile believes that such preference is, in general terms, for cash rather than for stock. The additional debt at ECL: as mentioned, a maximum of 2.5x EBITDA of financial debt can be held at EC. The final amount (and conditions) of such debt will be relevant not only to comply with the leverage condition but also to avoid affecting the EPS of EC post-Reorganization.

Section 2: Analysis D- 2.4 Terms of the Reorganization Tender Offer Mix (2/2) The final outcome of the (i) number of EGC minority shareholders accepting the tender offer, and (ii) the percentage of EC minority shareholders using their POP, will only be known after the tender offer finalizes. Therefore, it is key that the tender offer mix is flexible enough so that the Reorganization has the highest probability of success. The mix of stock and cash that maximizes the probability of success vary depending on the scenario analyzed. Scenarios are built by fixing relative valuations between EGC and EGPL, holding discount and tender offer premium (or tender offer price for EGC shares). For illustrative purposes, we analyze three different scenarios to determine the tender offer mix that would maximize the probability of complying with the Restrictions (“Optimal Tender Offer Mix”), considering the following common assumptions for the three scenarios: A holding discount of 10% is used to estimate the exchange ratios. None of the current EC minority shareholders use their POP nor their WR. The new debt is taken at a cost of 4% in US$ and EC also uses US$ 100 million of available cash to fund the tender offer. The table below details the set of assumptions to define the three cases: The next section analyzes, as an example, Case 2 (Mid Case), in regards to the universe of possible combinations of the Tender Offer Mix and the post-Reorganization shareholding position of each shareholder for each tender offer acceptance case. Assumption Case 1 Case 2 (Mid Case) Case 3 Tender offer Price (CLP/share) 570 580 590 Valuation range for EGC Low Mid High Valuation range for EGPL High Mid Low Optimal Tender Offer Mix 35% stock 36% stock 37% stock

The Mid Case results are the following: Under the Mid Case, the 100% stock Exchange Ratio of EC to EGC shares is between 7.7 and 8.1. A tender offer mix of 36% stock would mean that the EGC shareholder will receive 64% of the tender offer price in cash and the remainder in EC shares. The Mid Case assumes a tender offer price of CLP 580, therefore: CLP 371.2 of each share is paid in cash. CLP 208.8 of each share is paid using EC shares. Assuming that under the Mid Case 35% of the current EGC minority shareholders accept the tender offer: The Post-Reorganization EC price per share would be: CLP 75.2. Hence, the Exchange Ratio would be 2.78x Then, under the Mid Case, it is verified the compliance of the Restrictions: Enel final shareholding in EC: 61.4%. EPS Accretion: +0.9%. EC Leverage: 2.32. The EGC minority shareholders that accepted the tender offer will hold 11.3% of the post-Reorganization EC. Section 2: Analysis D- 2.5 Example: Mid Case Analysis Results % of EGC Shareholders accepting the tender offer   40 39 38 37 36 35 34 33 32 31 30 29 28 27 26 25 24 23 22 21 20 19 18 17 16 15 % of tender offer paid in stock 60% 59% 58% 57% 56% 55% 54% 53% 52% 51% 50% 49% 48% 47% 46% 45% 44% 43% 42% 41% 40% 39% 38% 37% 36% 35% 34% 33% 32% 31% 30% 29% 28% 27% 26% 25% 24% 23% 22% 21% 20% 19% 18% 17% 16% 15% 14% 13% 12% 11% 10% Credit Rating EPS accretion Statutory limit (1) The Restriction limiting the dilution of Enel in EC so it never holds less than 50% of the total shares is shown using the dashed line. Assuming that the Reorganization is executed in a way that simultaneously transfers EC shares to EGC minority shareholders and to EGPL shareholders (i.e. Enel), this condition would not apply. Dilution (1)

Section 2: Analysis

2.5 Example: *Mid Case* Analysis

Post-Reorganization EC shareholders

- According to the assumptions and results presented for the Mid Case, it is possible to estimate the EC shareholders base final outcome of the Reorganization in compliance with all the Restrictions under the Mid Case.
- The graph on the right shows the final shareholding position of the current (Enel original shares, EC minority shares) and the new shareholders of EC (Enel new shares, EGC minority shares).
- The shadowed area shows unfeasible scenarios given the Restrictions under the Mid Case. Considering only feasible solutions, the results are the following:
  - EPS Accretion: EPS is defined as the average earnings per share of EC during the period 2018 – 2022. Considering the Mid Case, a 36% stock tender offer mix, and depending on the percentage of EGC shareholders that accept the tender offer, the Reorganization is EPS accretive for EC in the range of 0.0% - 1.67% compared to the pre-Reorganization EPS.
  - In addition, the Reorganization must comply with the 2.5x Net Debt to EBITDA maximum ratio post-Reorganization. Since the cash amount of the tender offer mix will be mostly financed with financial debt on EC level, the more EGC shareholders accept the tender offer, the more debt EC will have to raise. The Mid Case results in that the financial leverage of EC ranges from 2.2x and 2.5x. Therefore, it complies with the restriction.
  - Enel will hold between 60.4% and 62.5% of EC.
  - The EGC minority shareholders that accept the tender offer will hold between 9.8% and 12.7% of EC, depending on how many decide to accept the tender offer.



Unfeasible solutions due to Restrictions
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
EC shareholders after the Reorganization
5.1%
29.3%
20.4%
45.1%
12.7%
26.8%
19.2%
41.3%
15%
20%
25%
30%
35%
40%
Enel (Original)
Enel (new)
EC Minority
EGC Minority
EGC minority shareholders accepting the tender offer

D-34

Agenda Section 3: Conclusions 35 Section 1: Background 7 Section 2: Analysis 12 2.2. Strategic Considerations 14 2.3. Valuations 18 1.1. Transaction Description 8 1.2. ASSET Chile Role 11 2.4. Reorganization Terms and Conditions 27 D- 2.1. Structure 13 2.5. Example: Mid Case Analysis 33 Section 0: Executive Summary 3

Section 3: Conclusion D- Market Terms and Benefit of the Company and/or its Shareholders As stated earlier, and requested by law, this report must include ASSET Chile’s independent opinion on: (i) market terms of the transaction proposed, and (ii) whether the transaction, in that part that impacts EGC, contributes to the benefit of the company and/or its shareholders. The above is consequence of the Reorganization being declared, and treated therefore, by both Boards of Directors of EC and EGC, as an OPR (EGPL in absence of minority shareholders does not need to declare it as such). While for EC and EGPC the Reorganization directly affects its ongoing businesses, for EGC the effect is more subtle or indirect. The Reorganization does impact EGC shareholders directly, but not necessarily EGC business. Having stated the above, and in reference to the opinions we must render here, as ASSET Chile we can state the following: Market Terms: The final proposal and its specific terms – especially regarding price, composition, and exchange ratios – has not yet been offered by EC to the different parties, so we cannot specifically render an opinion on that. However, if the final offer is in the value range specified earlier in this document, we understand that the Reorganization would then be within market terms for a transaction of this kind. Benefit to the company and/or its shareholders: Regarding EGC normal course of business of the company, we estimate that the Reorganization will have none or minimum impact. On its decision-making processes, as long as EGC maintains a base of minority shareholders, and particularly given that its controller will keep a potentially competing operation independent of EGC, these processes will not be simplified or shortened. It is true that the controlling holding gap between EGC and EGPC will be reduced as a result of the transaction, but this does not necessarily, on its own, reduce any potential conflict of interest or friction existing today. We estimate then, the Reorganization is neutral for EGC. For those shareholders that decide to accept the tender offer that will be presented, and assuming it is within the ranges discussed earlier – and therefore on market terms – we see this as an opportunity to capture the full value of its current holding plus a premium, and, if so decided, to fully align their interest with the controlling shareholder. We estimate that the Reorganization is positive for the shareholders. Certain shareholders may decide not to accept the tender offer, regardless of the fact they may face the risk of a liquidity discount after the tender offer is accomplished. We assume these shareholders may prefer to remain as direct shareholders of EGC because risks selection focus (i.e. Chilean conventional power generation business only), portfolio diversification reasons, and / or different views on the value of the underlying business going forward. All these reasons are plausible and legitimate and are just a reflection of their preference given the option to choose freely otherwise. For EGC shareholders then, the Reorganization – if executed on market terms – is either neutral or positive. In conclusion, the Reorganization is, in our view, in the benefit of EGC and/or its shareholders. To be clear, we believe its effect is neutral or positive, but in no case detrimental.

Contact Information D-

ANNEX E

OPINION OF LARRAÍN VIAL SERVICIOS PROFESIONALES LTDA., INDEPENDENT EVALUATOR OF ENEL CHILE

This Annex E is a free English translation of the original Spanish language version, which reflects the substantive content of the original Spanish language document, but may not be a word-for-word translation. In the event of any discrepancy with the English translation, the original Spanish language document will prevail.

Project Elqui November 3, 2017 Report for Enel Chile S.A. Board of Directors E-1

Important Information    LarrainVial Servicios Profesionales Limitada (“LarrainVial”) was hired by Enel Chile S.A. (“Enel Chile”) to act as independent evaluator to its Board of Directors (the “Board”) with respect to the Proposed Transaction, as the term is defined below. The scope of this advisory service is defined by Law No. 18,046 in its article 147, which makes reference to independent evaluators    This report was prepared in Spanish; any translation into another language is merely for reference and, therefore, the Spanish version must prevail for all purposes    This report must be read as a whole; any dissemination or partial distribution thereof must be previously authorized by LarrainVial    In preparing this report, LarrainVial has relied on information provided by Enel Chile, Enel Generación Chile (“Enel Gx”), Enel Green Power Latin America Limited (“EGP Latam”) and their respective advisors, in addition to public information, in respect of which LarrainVial cannot guarantee, directly or indirectly, its accuracy, precision, authenticity, validity or completeness. Likewise, LarrainVial has relied on the estimates, projections and forecasts received and trusts they have been prepared in good faith by the respective administration, advisor or expert. Although LarrainVial has analyzed such projections and considers that they are reasonable estimates, it assumes no responsibility with respect to the information reviewed or the conclusions that may arise from any error or inaccuracy of the aforementioned information    The analysis and conclusions of this report constitute the best view or opinion of LarrainVial at this date in relation to the Proposed Transaction based on the information that was available. These conclusions are based on market conditions, financial conditions, economic contingencies and regulations in effect at the date of the report, with the understanding that future events, developments or situations that may modify the conclusions set forth herein could occur. LarrainVial does not undertake any obligation to revise or update this report, nor to communicate any variations that may arise from new developments    LarrainVial is acting as financial advisor to the Board and has not assumed any commitment or obligation to provide legal, accounting, or tax services, or to conduct a due diligence process for the companies subject to the Proposed Transaction. The contents of this report should not be considered as legal, accounting or tax advice. Any reference, directly or indirectly, to legal, accounting or tax aspects should be understood as a general analysis in the context of the financial analysis carried out by LarrainVial E-2

Content I. Executive Summary II. Description of the Proposed Transaction    III. Analysis of Strategic Reasons for the Proposed Transaction IV. Analysis & Considerations for Valuation Ranges V. Conclusions VI. Appendices I. Stock Market Context II. Valuation Parameters III. Other Relevant Transactions E-3

Chapter I Executive Summary E-4

Executive Summary

Role of independent evaluator	▪ Larrain Vial Servicios Profesionales Ltda. ("**LarrainVial**") has been hired by Enel Chile to assist its Board and act as independent evaluator in the Proposed Transaction (as defined below) ▪ This report considers a description of the transaction, an analysis of the effects and potential impact for Enel Chile, including whether it contributes to the social interest ▪ In addition, at the request of Enel Chile, this report includes a valuation of Enel Chile, Enel Gx and EGP Latam, and the estimation of the conditions of the transactions described below in a way that contributes to the social interest of Enel Chile
Background and description of the transaction	▪ On July 3, 2017, Enel Chile proposed to Enel SpA ("**Enel**") a corporate restructuring (the "**Proposed Transaction**") in which Enel Chile incorporates, in a merger through absorption with EGP Latam, the generation assets of non-conventional renewable energy it owns in Chile (the "**Merger**"). The proposal conditions this merger to declare a successful mixed Tender Offer, that is, in cash and in shares, of Enel Chile for up to 100% of Enel Gx (the "**Tender Offer**") The success of the Tender Offer would be fulfilled if Enel Chile manages to achieve a controlling stake greater than 75% of the share capital of Enel Gx ▪ On August 25, 2017, Enel SpA welcomes the proposal incorporating some conditions therein, such as that the transaction should increase the earnings per share ("**EPS**") of Enel Chile and that Enel maintain an ownership percentage in Enel Chile similar to the current one, among others ▪ Enel Chile also informed that the operation, which contemplates the two stages mentioned above that make up a single integral operation, will be subject to the rules established in Chile that govern operations between related parties ▪ As of October 26, 2017, Enel Chile communicated as material fact (*Hecho Esencial*) that the Tender Offer will be paid entirely in cash and that part of the cash will be required for subscribing shares of Enel Chile by the vendors

Conclusions	▪ Based on the information received and analysis undertaken, the Proposed Transaction, in the terms described in this report, contributes to the social interest of Enel Chile and complies with the requirements of Enel
	▪ The performance of Enel Chile and Enel Gx shares since the announcement of the Proposed Transaction has been above local comparable stocks and above or in line with the local market, which are good indicators that confirm the above the market's positive view of the transaction
	▪ The estimated price and exchange ratio ranges for the Proposed Transaction are as follows:
	  ▪ Tender Offer Price: between CLP 534 and CLP 586 per Enel Gx share
	  ▪ Enel Chile (Tender Offer & Merger) between CLP 80.2 and CLP 86.6 per share of Enel Chile
	  ▪ Tender Offer Exchange Ratio: between 6.38 and 7.01 Enel Chile shares for each Enel Gx share
	  ▪ Tender Offer Cash %: between 57.0% and 62.6%, determined by the price of the Tender Offer
	  ▪ EGP Latam Equity Value: between USD 1,633 million and USD 1,880 million
	  ▪ Merger Exchange Ratio: between 15.04 and 17.31 Enel Chile shares for each EGP Latam share
	▪ The result of the Tender Offer is uncertain. However, it is reasonable to assume that the final ownership percentage obtained by Enel Chile in Enel Gx will be higher (lower), depending on whether the final values of the Merger and Tender Offer are more (or less) favorable for Enel Gx's minority shareholders
	▪ At the same time, considering fixed results for the Tender Offer, there are different combinations of company prices (and therefore of exchange ratios) in which Enel Chile and its shareholders obtain equivalent results in terms of the average EPS for the 2018-2022 period compared to the current scenario
	▪ With regards to the Tender Offer, the greater the percentage of cash to be used, the greater the benefit in terms of EPS for Enel Chile. Assuming a fixed maximum leverage for Enel Chile, the greater the price of the Tender Offer, the lower the percentage of cash allowed in the Tender Offer

E-5

LarrainVial

Chapter Description II of the Proposed Transaction E-6

Description of the Proposed Transaction Background    On July 3, 2017, Enel Chile sends to Enel a proposal for a corporate restructuring in which Enel Chile would incorporate, in a merger through absorption with Enel Latam, the non-conventional renewable energy generation assets it owns in Chile. The proposal conditions this merger to declare a successful mixed tender offer, in cash and in shares, on the part of Enel Chile for up to 100% of Enel Gx. The success of the Offer would be fulfilled if Enel Chile manages to achieve a controlling percentage greater than 75% of the share capital of Enel Gx    In this proposal Enel Chile states that the purpose of the Proposed Transaction is to consolidate a vehicle that maximizes its Open Power strategy, in which renewable energy has a high priority    In addition, Enel Chile establishes that the Tender Offer for up to 100% of Enel Gx seeks that (i) Enel’s stake in Enel Chile does not exceed the statutory maximum limit of 65% and (ii) the optimization of cash flow and financial capital structure of Enel Chile, increasing it EPS    This proposal was sent to local securities and insurance regulator Superintendencia de Valores y Seguros (“SVS”) on July 4, 2017 as reserved material fact (Hecho Esencial Reservado), therefore neither the shareholders of Enel Chile nor the market in general were aware of it until August 25, 2017, as explained below    On August 25, 2017, Enel Chile communicated to all shareholders and the market in general, as material fact (Hecho Esencial), that having received a favorable reception of the Proposed Transaction from its controlling shareholder, with unanimous approval from members of the Board, it would initiate all work, analysis and steps leading to the execution of the corporate restructuring initiative    In this communication, Enel Chile released the letter sent by Enel in which it states that the Proposed Transaction is in line with some of its strategic objectives such as the simplification of the structure of minority shareholders in Chile and the consequent alignment of interests. In addition, Enel indicates that the minimum conditions that the Proposed Transaction should comply with in order to have its support would be the following: 1. That the operation is carried out on market terms, taking into account the growth perspectives for renewable energy in Chile 2. That an increase in the net earnings per share of Enel Chile be obtained 3. That Enel maintain at the end of the process a shareholding in Enel Chile similar to its current stake and without at any time losing its controlling status, according to the statutory limit of maximum shareholder concentration stipulated at 65% 4. That, after the process, Enel Gx cease to be subject to Title XII of D.L. 3500 of 1980, eliminating from its bylaws the limitations to share concentration and other restrictions specified therein    The Proposed Transaction contemplates two stages that make up the whole operation: 1. Tender offer, by Enel Chile for Enel Gx shares, to be declared successful subject to certain conditions described further below 2. Merger between EGP Latam and Enel Chile, considering its new shareholder base resulting from the tender offer described above    In addition, Enel Chile establishes that it will submit the described transaction to the norms established in Chile that govern related-party transactions. That is why Enel Chile, Enel Gx and EGP Latam, and their respective Board of Directors and board Committees in the case of Enel Chile and Enel Gx, hired independent evaluators and experts to study the Proposed Transaction    As of October 26, 2017, Enel Chile communicated as material fact (Hecho Esencial) that the Tender Offer will be paid entirely in cash and that part of the cash will be required for subscribing shares of Enel Chile by the vendors E-7

Description of the Proposed Transaction    Scope of LarrainVial work and available information    Scope of LarrainVial Work    LarrainVial was hired as independent evaluator of the Board of Enel Chile with respect to the Proposed Transaction. The scope of this service is defined by Law No. 18,046 in its article 147, which makes reference to independent evaluators    This report, at the request of the Board, considers the following aspects:    Description of the proposed restructuring    Analysis of the strategic reasons and potential impact on the value with respect to the Proposed Transaction, in order to estimate if it contributes to the social interest of Enel Chile    Valuation of Enel Chile, Enel Gx, EGP Latam in the context of the Proposed Transaction    Decision regarding the exchange ratio of the merger between Enel Chile and EGP Latam    Evaluation of the most convenient terms and conditions of the Tender Offer, ensuring it contributes to the social interest of Enel Chile, and that it is in line with the requirements of Enel    It is expressly noted that this report does not consider an analysis of alternative restructurings other than the Proposed Transaction, since it is not within the scope of the advisory service to the Board    Additionally, the report does not consider an assessment of whether the Proposed Transaction is fair in price, terms and conditions to those that will prevail in the market at the time of its approval, since no specific proposal has been made by the companies or their Boards of Directors in relation to the stock swap of the Merger, the price per share of Enel Gx in the tender offer, the percentage of the price to be paid in Enel Chile shares, nor the exchange ratio of the portion of the Tender Offer to be paid in Enel Chile shares Available Information    To prepare this report, LarrainVial used public information of the companies that are part of the Proposed Transaction, information of other electricity generation and distribution companies in Chile and international markets, and information of the markets in which they trade    In addition, LarrainVial had access to a Virtual Data Room with information on the Proposed Transaction, of Enel Chile and its subsidiaries, and EGP Latam and subsidiaries    LarrainVial participated in face-to-face meetings and telephone calls:    Management presentations of Enel Chile, Enel Gx, Enel Distribución (“Enel Dx”) and EGP Latam held on September 26, 2017    Work meetings and telephone calls with management and financial advisors of Enel Chile, Enel Gx, Enel Dx, and EGP Latam    LarrainVial asked questions to Enel Chile, which were answered through the Virtual Data Room, along with questions from other advisors E-8

Description of the Proposed Transaction

Description of the Proposed Transaction


Current Situation
Enel SpA
Public Enel Chile
39.38%
60.62%
100%
I. Tender Offer
II. Merger
Enel Chile
EGP Latam
Public Enel Gx
100%
40.02%
59.98%
99.09%
Enel Gx
Enel Dx
EGP Chile
After the Proposed Transaction
Enel SpA
Public Enel Chile
35-40%
60%-65%
Enel Chile
Public Enel Gx
0-25%
75%-100%
99.09%
100%
Enel Gx
Enel Dx
EGP Chile

- The transaction consists of a Merger by incorporating EGP Latam into Enel Chile and a Tender Offer by Enel Chile to acquire up to 100% of the shares issued by Enel Gx owned by the minority shareholders of Enel Gx. Both transactions are subject to compliance with the requirements described on page 7 of this report, in addition to the requirements described below.
- The Enel Chile offer for Enel Gx will be a mixed tender offer, in cash and shares, and should contemplate the following:
  - In order to carry out the mixed tender offer, and to be able to pay part of the same in Enel Chile shares, Enel Chile must proceed to the realization of a capital increase to incorporate the minority shareholders of Enel Gx participating in the Offer
  - The Tender Offer would be declared successful provided that Enel Chile reaches a percentage higher than 75% of the share capital of Enel Gx
  - The foregoing is subject to a statutory amendment to Enel Gx, inasmuch as it is necessary to eliminate the limitations on the stock concentration allowing Enel Chile to acquire up to 100% of Enel Gx shares
- The second stage of the transaction contemplates the merger through absorption of EGP Latam with Enel Chile, considering its new shareholder base resulting from the tender offer described above.
  - The conditions of the merger must be approved prior to the launch of the tender offer and should only be subject to the success of the Tender Offer. That is, the conditions for the stock swap of Enel Chile, for each share of EGP Latam, must be independent of the Enel Chile's final equity stake in Enel Gx

E-9

LarrainVial

Description of the Proposed Transaction

EGP Latam

- 100% owned by Enel Green Power, a global renewable energy company present in more than 19 countries, with over 39 GW installed in more than 1,160 plants (16 GW excluding dam-powered hydro)
- EGP Chile is the largest renewable energy generator in Chile (excluding dam-powered hydro) with 1,195 MW of installed capacity
- Expansion projects for more than 1,135 MW, of which 339 MW already have a long-term power purchase agreement (PPA)

Evolution of EGP Chile Installed Capacity and Technologies

	2012	2013	2014	2015	2016	2017
Tecnologies	Hydro	Hydro Wind	Hydro Wind Solar	Hydro Wind Solar	Hydro Wind Solar	Hydro Wind Solar Geothermal
Facilities	2	4	8	10	17	18
Installed Capacity (MW)	92	180	311	486	1,005	1,195
Generation (TWh)	0.5	0.6	1.0	1.5	2.2	3.2

Source: EGP Chile

EGP Chile's Current Assets and Location



Operating and PPA awarded assets
Cerro Pabellón, 48 MW, 345 GWh
Finis Terrae, 160 MW dc, 411 GWh
Pampa Norte, 79 MW dc, 208 GWh
Valle de los Vientos, 90 MW, 219 GWh
Sierra Gorda Este, 112 MW, 298 GWh
Taltal, 99 MW, 309 GWh
Lalackama I, 60 MW dc, 159 GWh
Lalackama II, 18 MW dc, 52 GWh
Chañares, 40 MW dc, 94 GWh
Diego de Almagro, 36 MW dc, 81 GWh
Campos del Sol, 339 MW, 952 GWh[1]
Carrera Pinto, 97 MW dc, 258 GWh
La Silla, 2,7 MW dc, 5 GWh
Talinay Poniente, 61 MW, 170 GWh
Talinay Oriente, 90 MW, 213 GWh
Los Buenos Aires, 24 MW, 86 GWh
Renaico, 88 MW, 280 GWh
Pullinque, 51 MW, 199 GWh
Pilmaiquén, 41 MW, 226 GWh
Wind 564 MW
Solar 832 MW
Hydroelectric 92 MW
Geothermal 48 MW
Total 1,536 MW
Projects[2]
Los Manolos, 80 MW
Cerro Pabellón PV, 12 MW
Cerro Pabellón 3, 33 MW
Valle del Sol, 116 MW
Finis Terrae II, 42 MW
Azabache, 69 MW
Flor del Desierto, 50 MW
Sol de Lila, 122 MW
Campos del Sol II, 150 MW
Renaico II, 124 MW
Wind 124 MW
Solar 641 MW
Geothermal 33 MW
Total: 798 MW

Source: EGP Chile
[1] Non operative project but it already has a long term power purchase agreement from 2022 onwards
[2] EGP Latam classified projects in two groups, according to an estimated date for the signature of the PPA contracts. EGP Latam valuation takes this into account for defining the valuation range

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Chapter Analysis III of Strategic Reasons for the Proposed Transaction    E-11

Analysis of Strategic Reasons for the Proposed Transaction Reasons to justify the transaction from Enel Chile’s perspective 1 Growing role of renewable energies in the global context    Strategic 2 Future challenges in the industry, and technology and business integration 3 High competitiveness of renewable energies in the expansion of the domestic power sector Industry/ Tactic 4 Combination and complementarity of traditional and non-conventional renewable technologies 5 Alignment of interests in a single investment vehicle    6 Reduction of holding company discount 7 Increased liquidity of the stock Financial 8 Capital structure optimization 9 Technological diversification and decreased operational risk Enel Chile would become the first Chilean operator of renewable generation, conventional generation and distribution    E-12

Analysis of Strategic Reasons for the Proposed Transaction

Analysis for reasons that would justify the Proposed Transaction (1/4)

1 Growing role of renewable energies in the global context

- The decline in costs that renewable energy has seen in recent years has allowed them to compete directly with traditional sources of electricity generation without the need for state subsidies or additional incentives, triggering an explosive growth of generation projects based on these technologies[1]
- At the global level, the installed capacity of renewable energy increased from 843 TW in 2000 to 2,006 TW in 2016[2]
- The role these types of technologies have had, and are expected to continue having in emerging markets is significant and is the result, among other things, of the quick response that these new sources of energy deliver to the needs of each market in terms of development time, construction, modularity, among other characteristics

2 Future challenges in the industry and technology and business integration

- The development of non-conventional renewable energy poses important challenges from the operational and strategic point of view. On a large scale, variable generation plants, such as wind turbines, and intermittent plants, such as solar plants, require special synchronization with conventional sources. On the other hand, distributed generation and advances in storage technology must be integrated into systems whose structural design considers discrete units of large-scale instantaneous generation
- The incorporation of EGP Latam into Enel Chile will allow Enel Chile to face future challenges such as energy efficiency, energy storage and distributed generation, from an integral perspective, from energy generation to distribution, always complying the current regulatory framework
- This integration is in line with the definition of Enel's Open Power strategy, and hence of Enel Chile, as a platform for growth with the vision of participating more openly in a new era for energy. This is in line with global trend *"transforming energy utilities companies like Enel from simple producers and distributors of energy to services suppliers and systems optimizers"*[3]

3 High competitiveness of renewable energies in the expansion of the domestic power sector

- The result of the last tender for electricity supply awarded, at the date of this report, which had an average award price of USD 47 per MWh[4], had a significant share of renewable energies that were the most competitive in the process. This result could be ratified, and even surpassed (i.e. obtaining a lower price) for the current tender that will be awarded during November 2017
- As such, local industry growth seems to be strongly influenced by renewable sources. In this sense, if the Proposed Transaction does not materialize, Enel Chile is clearly restricted to increasing its installed capacity, limiting its possibilities of generating value for its shareholders
- The geographical context, the availability of renewable resources, and the growing restrictions imposed on traditional sources, make Chile a significant player in the world in the use of these technologies
- Finally, non-conventional renewable energy (wind, solar, geothermal, biomass, run-of-river hydro, among others) could already be considered conventional technologies:
  - To date they represent 16.8% of the local market in terms of installed capacity and 13.9% in terms of generation in the last 12 months[5]
  - Important global players with local presence have discarded the development of new projects with some conventional technologies such as coal
  - Public policies have focused on increasing the relative weight of these types of energy sources in the local matrix, such as public tenders for energy supply with time blocks that encourage the development of solar projects

[1] According to the National Renewable Energy Laboratory (U.S. Department of Energy), the investment cost of a fixed solar PV plant fell from $ 4.6/W in 2010 to $ 1.0/W in 2017
[2] Source: IRENA, 2017 renewable capacity statistics
[3] Report of Enel's Board on the acquisition of the minority interest of Enel Green Power in January 2016
[4] Source: Chilean National Energy Commission (CNE)
[5] Source: Generadoras de Chile, Electrical Market Bulletin, Generation Sector May 2017

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Analysis of Strategic Reasons for the Proposed Transaction

Analysis for reasons that would justify the Proposed Transaction (2/4)

4 Combination and complementarity of traditional and non-conventional renewable technologies

- The combination of traditional technologies such as hydroelectric dams, gas or coal, with non-conventional renewables such as solar or wind, seems equally important than the pure growth of renewable energy. The relative decrease in exposure to current hydro risk of Enel Chile and the potential benefits of future commercial offers or development of projects combining different technologies are examples of this
- From Enel Chile's point of view, the Proposed Transaction will allow it to have exposure to a mix of technologies and assets in which it had not been able to participate in to date[1] as well as integrate the know-how of Enel Green Power, a global leader in renewable energy, to its asset base and projects
- As a result of the Merger, Enel Chile and EGP Latam could benefit from the complementarity between traditional and renewable generation sources. Although this transaction is not a necessary condition for this to occur, being under the same investment vehicle would facilitate it from a practical point of view
- In any case, it should be noted that according to the information reviewed, the companies do not expect the Proposed Transaction to generate additional benefits or cost savings in the short term from an operational, administrative or financial point of view. In fact, this report considers the quantitative impact of any eventual operational, administrative or financial synergies from the transaction to be insignificant within the analysis

5 Alignment of interests in a single investment vehicle

- The incorporation of EGP Latam into Enel Chile would enable the integration in a single vehicle of all the generation and distribution investments of the Enel group in Chile, eliminating potential conflicts of interest existing in the development of the generation business that, if the current structure were to be maintained, could affect the minority shareholders of Enel Chile and Enel Gx
- Given that the market may be punishing the existence of the conflict of holding EGP Latam or Enel Gx as a vehicle through which to develop certain generation projects[2], it is reasonable to think that if companies lessen their potential conflicts of interest and reduce their agency problems, this could be beneficial to their valuations

6 Reduction of holding company discount

- The difference between the market capitalization of a parent company or holding company in relation to the sum of the market values of the parts that make up the whole, or it net assets value (NAV) is commonly known as a holding discount or premium. In situations where the parent company and its subsidiaries are listed on a stock exchange, these discounts or premium may be calculated directly from market prices
- This eventual discount is attributed to different reasons such as: agency problems between the controlling and minority shareholder and between shareholders and management, differences between cash flow rights (economic rights) and control rights (political rights), liquidity differences between holding assets and those of its subsidiaries, parent or holding company tax costs, costs specific to the holding company, the conglomerate effect (negative diversification), holding company extraordinary costs to rescue subsidiaries against possible bankruptcies[3], among others[4]. At the same time, there are generally accepted arguments for considering that a holding company may have a premium over its subsidiary such as operational and financial synergies resulting from the combined control of different companies, risk diversification and the possibility of extracting private profits from a subsidiary to the holding controller or tunneling
- The discount that would occur between a holding company and a sole subsidiary, when both are publicly traded and have high liquidity, could be defined as a "pure" holding discount. However, Enel Chile's case is more complex since, despite the fact that both Enel Chile and Enel Gx have high liquidity, Enel Chile also participates in Enel Dx which has low or practically no liquidity, and any discount analysis requires, therefore, an estimate of the economic value of this subsidiary

[1] Except for the Canela I and Canela II wind power plant of 78 MW in total
[2] Lefort, Walker, 2005, *"The Effect of Corporate Governance Practices on Company Market Valuation and Payout in Chile"*
[3] Lefort, González, 2011, *"Holding Company Discount and Business Groups Optimal Bailout of Subsidiaries"*, Working Documents 34, UDP, Faculty of Economics and Business
[4] Specific cases in Chile are studied in the works of (i) Lefort, González, 2010, *"On Holding Discounts Determinants"*, y (ii) Gálvez, 2009, *"El Descuento por Holding en el Mercado Chileno, 1993-2007: Evolución y Análisis Estadístico"*, Thesis for Masters, Pontifical Catholic University, Faculty of Economics and Management

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Analysis of Strategic Reasons for the Proposed Transaction

Analysis for reasons that would justify the Proposed Transaction (3/4)

6 Reduction of holding company discount (continued)

- Based on market prices (daily close) of Enel Chile, Enel Gx and Enel Dx since the beginning of its simultaneous listing[1], it can be concluded that Enel Chile has had a holding discount of around 11%. However, if the market value of Enel Dx is adjusted, this discount increases to 16% (detail on Appendix I)
- This holding discount implicit in market prices could be explained by an alternative to invest directly in Enel Gx compared to investing in its holding Enel Chile. If, as a result of the Tender Offer, Enel Chile significantly increases its ownership stake in Enel Gx, reducing the liquidity of the share, and therefore rendering the option to invest directly in Enel Gx more difficult, it could be concluded that the holding discount could decrease, and in a scenario where Enel Chile would have close to 100% of Enel Gx shares, it could be eliminated, benefiting the shareholders of Enel Chile

7 Increased liquidity of the stock

- The Proposed Transaction requires a capital increase of Enel Chile that enables the realization of the Merger and allows the payment of part of the Tender Offer in shares. Both effects would increase the stock market capitalization of the company assuming that the Proposed Transaction is realized at fair prices and in line with those of the market
- Meanwhile, the number of Enel Chile shares in the hands of investors other than its controlling shareholder, or free float, will also increase if the transaction is executed, which will mean a potential increase in the liquidity of the stock[2]
- In addition, the increase in the free float valuation would cause Enel Chile to increase its relative weighting in the stock market indices in which it is currently present, as well as be potentially considered to be part of new indices. This increase in the weighting of indices would lead passive investment funds following indices to generate a buying environment for the stock, thus increasing, at least in the short term, the value of Enel Chile shares
- Although there is evidence that companies in Chile with low liquidity have higher capital costs than highly liquid stocks[3], and therefore the latter tend to have better valuations than the former, because Enel Chile already enjoys high liquidity in the local market, we do not necessarily believe that the increase in liquidity, as a result of the transaction, would necessarily benefit its valuation in the long term

8 Capital structure optimization

- There are multiple points of view to assess whether one capital structure is better than another. Different perspectives such as financial or fiscal may have opposite conditions when evaluating the suitability of one capital structure over another
  - For example, from a purely fiscal perspective, it is advisable to increase significantly the indebtedness of a company that has a positive net profit so that the increase in interest expenses may reduce, and in the extreme eliminate, the payment of corporate taxes. However, from a financial point of view this may turn out not to be convenient if the higher indebtedness has a relevant impact on debt cost
- We will consider that one capital structure is better than another, from a financial point of view, if it generates value for the company´s shareholders. In a simplified way, from this point of view, a capital structure more indebted than another, considering the same assets to be financed, will be more convenient than a structure that is less indebted by (i) a lower tax payment due to higher financial expenses of the most leveraged structure and (ii) a lower discount rate required, provided that the increase in debt does not generate a significant increase in the cost of the debt

[1] Enel Chile began trading on April 22, 2016 after the division of Enersis into Enersis Americas and Enersis Chile, today Enel Americas and Enel Chile respectively
[2] The Appendix I analyses the Selective Share Price Index (IPSA), which groups the main 40 listed companies in the BCS, showing the correlation between liquidity and the free float valued in millions of USD
[3] An ongoing study by the International Monetary Fund concludes that shares with low liquidity in the Chilean capital market would have an average annual capital cost of 350 bps more than those with high liquidity (Brandao-Marques, 2016, Working Paper, *"Stock Market Liquidity in Chile"*, IMF Working Paper, WP/16/223)

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Analysis of Strategic Reasons for the Proposed Transaction

Analysis for reasons that would justify the Proposed Transaction (4/4)

8 Capital structure optimization (continued)

- The net financial debt as of June 30, 2017 of Enel Chile is 1.0x its consolidated EBITDA and it is expected that following the Proposed Transaction, Enel Chile would increase this debt ratio as a result of (i) the absorption of EGP Latam that has a more leveraged structure, and (ii) that a high portion of the Tender Offer for Enel Gx to be paid in cash will be financed through debt in Enel Chile
- Given the magnitudes involved, and the internal restrictions imposed by Enel Chile on its level of indebtedness, Enel Chile should not see its credit risk nor its risk classification[1] significantly modified and therefore its cost of long-term financing should not be altered

9 Technological diversification and decreased operational risk

- The financial performance of Enel Chile without a transaction are influenced by the hydrology present in the country, generating uncertainty in future cash flows
- On the other hand, EGP Chile's assets are characterized by greater operational predictability, which, coupled with long-term energy sales contracts and therefore their low exposure to the spot energy market, generate less uncertainty of their future flows
- Hence, if the Proposed Transaction materializes, Enel Chile would reduce its market risk, which could impact the implicit discount rate at which the market calculates the present value of its future flows, and thus have a positive impact on its valuation

Other significant considerations of the Proposed Transaction

Resolution 667

- In essence, Resolution 667 of the Resolution Committee of October 30, 2002 states:
  - That Enel Chile (as a continuing company of Enersis S.A.) must maintain the development of electricity generation and distribution activities "*separately, through different companies representing independent business units*",
  - That Enel Chile, Enel Gx and Enel Dx (as continuing companies of Enersis, Endesa and Chilectra) must maintain independent external boards and audits, and
  - That these companies "*should continue to be subject to the supervision of the SVS and observe the provisions applicable to public limited companies, even if they lose that character*"
- In line with the above mentioned, the Proposed Transaction is in line with Resolution 667

[1] Following the announcement of the Transaction, Feller Rate assigned "CreditWatch with developing implications" to Enel Chile and Enel Gx, without providing further indications as to levels of indebtedness or effects that would trigger a change in the CreditWatch or risk ratings. In turn, Fitch Ratings indicated that under certain parameters of indebtedness it could change Enel Chile's Outlook from Positive to Stable, though it would not affect the rating. Finally, S&P indicated that there could be a change in its classification if Enel Chile exceeds the ratio of net financial debt divided by EBITDA of 2.0x

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Chapter IV Analysis & Considerations for Valuation Ranges    E-17

Analysis & Considerations for Valuation Ranges

Methodology to determine the valuation range for Enel Chile, Enel Gx and EGP Latam in the context of the Proposed Transaction

General Considerations

- Taking into account local and international market practices for transactions of this type, and considering the information available, the Discounted Cash Flow (DCF) methodology was used to determine the value ranges for Enel Chile, Enel Gx and EGP Latam in the context of the Proposed Transaction
- In addition to the DCF, the following references were used as control variables:
  - Market prices (Enel Gx and Enel Chile)
  - Prices estimated by market analysts (Enel Gx and Enel Chile)
  - Comparable market companies that trade in Chile or in international markets
  - Transactions of renewable companies (EDF, Iberdrola, EGP)
- The main objective is to find the value ranges of the companies involved in order to determine the final conditions of the Proposed Transaction:
  - Price of Enel Gx shares, percentage of cash to be considered in the price and swap ratio of Enel shares in exchange for each Enel Gx share
  - Swap ratio of Enel Chile shares in exchange for each EGP Latam share
- An additional analysis was carried out to determine the combinations of these conditions that from a perspective of the Enel Chile shareholders would be indifferent from a financial point of view
- It is important to note that, since the outcome of the Offer is uncertain and the range of possible results is broad, the analysis was based on specific result scenarios which were then sensitized to different tender offer scenarios

Methodology to identify plausible transaction ranges given the restrictions

1	DCF Valuation	Value range
2	Control with other methodologies and references	Adjusted value range
3	Maximum debt for Enel Chile to maintain its risk rating	Maximum amount payable in cash and therefore cash % of the Offer
4	Increase in Earnings per Share (EPS)	Frontier condition
5	Similar ownership of Enel in Enel Chile	Frontier condition

Results in the context of a single transaction

Tender Offer for Enel Gx

- Price of Enel Gx shares
- % of cash payment in tender offer
- Swap Ratio
- Price per share of Enel Chile shares

Merger EGP Latam-Enel Chile

- Swap ratio for Enel Chile shares in exchange for each EGP Latam share

Frontier scenarios from an EPS perspective for Enel Chile

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Analysis & Considerations for Valuation Ranges Results based on discounted cash flow    Base-case DCF Valuation (USD mn)    EV/EBITDA P/E Enterprise Value Net Financial Equity Price per share Company Minority Interest Equity Value (E) 1 (EV) Debt (NFD) Bridge (CLP ) 2017e 2019e 2017e 2019e Enel Gx 8,860 1,067 167 435 7,221 561 10.9x 8.1x 11.7x 11.6x Enel Dx 2,734 142 0 66 2,527 1,398 9.9x 8.1x 12.2x 12.3x Enel Chile2 11,331 759 3,080 534 7,004 90.9 10.6x 8.0x 12.5x 12.5x EGP Latam A3 3,148 1,194 126 -52 1,880 1,4474 12.9x 11.1x 37.7x 18.6x EGP Latam B3 2,901 1,194 126 -52 1,633 1,2574 12.2x 10.2x 32.7x 16.2x 1 Exchange rate USD 1 = CLP 636.8 (November 02, 2017) 2 Obtained by the sum of individual shares of Enel Gx, Enel Dx and Enel Chile 3 Financial estimates of EGP Latam A consider the execution of all projects detailed in the financial forecast whereas EGP Latam B does not consider cash flows from some projects that still don’t have PPA    4 EGP Latam is a Limited Liability Company, the price per share considers a future transformation to a Public Limited Company with 827,205,371 shares Equity Value based on discounted cash flow¹ (USD mn, CLP for price per share, times for EV/EBITDA 2019e) Premium or discount Current Share price share on    price the day (Oct of 24, the 2017) announcement    (Aug 25, 2017) announcement DCF vs. DCF spot vs.    CLP 489 CLP 549 Enel Gx CLP 534 CLP 586 8.0x 8.6x 15% 2% CLP 1,250 CLP 1,270 Enel Dx CLP 1,354 CLP 1,445 12% 10% 7.9x 8.4x CLP 70 CLP 73 CLP 87.2 CLP 94.1 Enel Chile 7.9x 8.5x 29% 24% 2 CLP 80.2 CLP 86.6 Range with holding discountïƒ 18% 14% 7.5x 8.1x EGP Latam CLP 1,257 CLP 1,447 10.2x 11.1x 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 (USD mn) 1 Estimated valuation range with WACC +/-0.2% and terminal value growth of +/- 0.2%, except EGP Latam whose range was estimated based on the execution or not of some projects.    2 Holding discount considered: 8%, estimated as 50% of the median daily holding discount for Enel Chile (see Appendix 1) E-19

Analysis & Considerations for Valuation Ranges    Estimated value range Equity Value based on DCF and Control Methodologies (USD mn, CLP for implicit price per share) Price per share on the day of the announcement (August 25, 2017) Premium or discount Current price per share (October 24, 2017) CLP 489 CLP 549 announcement DCF vs. DCF spot vs.    DCF CLP 534 CLP 586 15% 2% Enel    EV/EBITDA 19e1 CLP 531 CLP 574 Gx Market Analysts2 CLP 466 CLP 550 (USD mn) 0 2,000 4,000 6,000 8,000 10,000 CLP 1,250CLP    1,270 Premium or discount announcement DCF vs. DCF spot vs.    Enel DCF CLP 1,354 CLP 1,445 12% 10% Dx EV/EBITDA 19e1 CLP 1,641 CLP 1,734 (USD mn) 0 2,000 4,000 6,000 8,000 10,000 Premium or discount CLP 70 CLP 73 announcement DCF vs. DCF spot vs.    DCF (sum of parts) CLP 87.2 CLP 94.1 29% 24% Enel CLP 80.2 CLP 86.6 18% 14% DCF with discount holding Chile Market Analysts2 CLP 74 CLP 78 (USD mn) 0 2,000 4,000 6,000 8,000 10,000 DCF2 CLP 1,257 CLP 1,447 EGP 1 EV/EBITDA 19e CLP 1,226 CLP 1,335 Latam Comparable transactions3 CLP 1,274 CLP 1,384 (USD mn) 0 2,000 4,000 6,000 8,000 10,000 1 Detail of comparable companies used in Appendix II 2 Analyst reports prior to the announcement of the Proposed Transaction by Bci, Bice, Credicorp, Goldman Sachs, Scotiabank and LarrainVial. Median for Enel Gx CLP 520 per share, median for Enel Chile CLP 77 3 Valuation range of comparable transactions based on the average and median of Iberdrola/Iberdrova Renovables, EDF/EDF Energies Nouvelles and Enel / Enel Green Power (see Appendix III) E-20

Analysis & Considerations for Valuation Ranges

Considerations regarding frontier conditions of the Proposed Transaction

Cash portion of Offer according to maximum debt objective

- For the estimated valuation range, the greater the percentage of cash in the tender offer, the lower the number of Enel Chile shares that are issued for the purpose of paying the transaction, and therefore, the greater the increase in the estimated EPS for Enel Chile
- The assumption was made that Enel Chile has USD 100 million in cash for the tender offer and that the additional amount will be financed through financial debt at an annual cost of 4%
- The total cash required by Enel Chile to pay part of the tender offer will depend on the price of the offer for Enel Gx and on the final result of the offer
- In addition, the cash payment is limited by the level of maximum indebtedness desired by Enel Chile. In this regard, a desired maximum level of net financial debt (NFD) of 2.5x the estimated EBITDA for 2017 was considered, in a scenario where 100% of the minority shareholders of Enel Gx decide to sell in response to the Offer (limit scenario)
  - The maximum percentage of the Offer price to be paid in cash depends then on the tender offer's price per share
- For the definition of the proposed range, a safety margin was defined of 0.1 times NFD/EBITDA over the maximum indebtedness accepted by the company
- Thus, taking as a reference a price range for the offer between CLP 534 and CLP 586 per share, and considering a maximum NFD/EBITDA 2017e ratio of 2.4x, the maximum cash percentage that can be contemplated by the offer is between 57.0% and 62.6%, according to the table below:

Price Enel Gx		CLP	534	561	586
Maximum cash %		%	62.6%	59.6%	57.0%
Consolidated DFN/EBITDA 2017e for Enel Chile according to ownership % in Enel Gx post takeover	75%	Times	1.67x	1.67x	1.67x
	80%	Times	1.81x	1.81x	1.81x
	85%	Times	1.96x	1.96x	1.96x
	90%	Times	2.11x	2.11x	2.11x
	95%	Times	2.25x	2.25x	2.25x
	100%	Times	2.40x	2.40x	2.40x

Increase in Earnings Per Share

- Due to the debt assumed to pay for the tender offer and the low contribution to the earnings of EGP Latam during the first post-transaction years, under certain scenarios of transaction prices and Offer results, the annual EPS is less than the scenario of continuity
  - Therefore, the EPS that is meant to increase will be the average EPS of the 2018-2022 period ("ΔEPS")
- The EPS of Enel Chile will depend on:
  - (i) the price of the Offer, which in turn determines its cash portion, and the swap ratio with Enel Chile shares,
  - (ii) the swap ratio for the Merger with EGP Latam, and
  - (iii) the result of the tender offer
- Thus, from the perspective of Enel Chile, in relation to its EPS, there are different combinations of Offer prices and share swap ratios, and of exchange ratios for the merger, to which it is indifferent:

% owned by Enel in Enel Chile post transaction similar to current

- It will be assumed that an acceptable range for Enel is between 60% and 65% of the final ownership of Enel Chile
- Based on DCF values of Enel Gx, Enel Chile, and EGP Latam discussed in the previous pages, and taking into account the cash percentages described above, this restriction is met in any Tender Offer scenario in which Enel Chile ends with 77.5% of Enel Gx shares or more (results in the next page)

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Analysis & Considerations for Valuation Ranges

Estimated range of variables to define in the Proposed Transaction

Tender Offer for Enel Gx

Price per share for Enel Gx	CLP 534 – CLP 586
% of cash as payment for Offer	57.0% – 62.6%
Price Per Share for Enel Chile	CLP 80.2 – CLP 86.6

EGP-Enel Chile Merger

Equity Value for EGP Latam Price Per Share for EGP Latam	USD 1,633mn – USD 1,880mn CLP 1,257 – CLP 1,447

Exchange Ratios

Between 6.38 y 7.01[1] Enel Chile shares for each Enel Gx share

Between 15.04 and 17.31[2] Enel Chile shares for each EGP Latam share

[1] Estimated range based on Enel Chile's price per share obtained by DCF and the maximum and minimum price per share range for Enel Gx
[2] Estimated range based on Enel Chile's price per share obtained by DCF and the maximum and minimum price per share range for EGP Latam

Frontier conditions results based on Tender Offer results[1]

		% Enel SpA de Enel Chile	Average EPS 2018-2022e	DAverage EPS 2018-2022e	NFD/EBITDA 2017e
Current Situation		60.6%	CLP 7.63	-	0.51x
Enel Chile's ownership % in Enel Gx post Tender Offer	75.0%	65.6%	7.55	-1.0%	1.67x
	80.0%	64.5%	7.64	0.1%	1.81x
	85.0%	63.4%	7.72	1.2%	1.96x
	90.0%	62.4%	7.79	2.2%	2.11x
	95.0%	61.4%	7.87	3.2%	2.25x
	100.0%	60.4%	7.94	4.1%	2.40x

[1] Tender Offer CLP 561 per share; 59.6% in cash; Enel Chile price CLP 83.6 per share; EGP Latam price USD 1,756 million

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Analysis & Considerations for Valuation Ranges Frontier scenarios from an EPS perspective for Enel Chile Frontier of ÄEPS=0%1 based on tender offer result and fixed Enel Chile price Frontier of ÄEPS=0% based on Enel Chile price and tender offer at 90% Equity Value for EGP Latam Price per Enel Chile share: CLP 83.6 Equity Value for EGP Latam Enel Chile’s final ownership in Enel Gx at 90% (USDmn) (USDmn) 2,300 2,300 EPS lower than EPS lower than in 2,100 current situation 2,100 current situation 1,900 1,900 Tender Offer-95% CLP 86.6 1,700 1,700 CLP 83.6 Tender Offer-90% 1,500 Tender Offer-85% 1,500 CLP 80.2 Zone Tender Offer-75% Zone ÄEPS > 0% ÄEPS > 0% 1,300 1,300 500 520 540 560 580 600 620 500 520 540 560 580 600 620 Price per share for Enel Gx (CLP) Price per share for Enel Gx (CLP) Frontier of ÄEPS=0% based on tender offer result and fixed exchange ratio Frontier of ÄEPS=0% based on exchange ratio and tender offer at 90%    Equity Value for EGP Latam Tender offer exchange Equity Value for EGP Latam Enel Chile’s final ownership in Enel Gx at 90% (USDmn) ratio 6.71x2 (USDmn) 2,300 2,300 EPS current lower situation than in EPS lower than in Swap 6.38x Tender Offer-95% current situation 2,100 2,100 Tender Offer-90% Swap 6.71X 1,900 Tender Offer-85% 1,900 Swap 7.01x 1,700 Tender Offer-75% 1,700 Zone 1,500 Zone 1,500 ÄEPS > 0% ÄEPS > 0% 1,300 1,300 500 520 540 560 580 600 620 Enel Gx (CLP/shr.) 500 520 540 560 580 600 620 74.5 77.5 80.5 83.5 86.4 89.4 92.4 Enel Chile (CLP/shr.) 78.4 74.5 81.5 77.5 84.6 80.5 87.8 83.5 90.9 86.4 94.0 89.4 97.2 92.4 6.38x 6.71x 6.71x 6.71x 6.71x 6.71x 6.71x 6.71x 6.71x Exchange Ratio                71.3 74.2 77.0 79.9 82.7 85.6 88.4 7.01x 1 The cash percentage for the tender offer in all the tables is determined by the price per share of Enel Gx, according to the ratio on page 21 2 The exchange ratio is calculated from the DCF results for Enel Gx and Enel Chile with a discount equivalent to CLP 561 per share and CLP 83.6 per share, respectively E-23

Chapter V Conclusions E-24

Conclusions Conclusions (1/2)    The Proposed Transaction, as defined in this report, is seen generating benefits for Enel Chile and, therefore, for its shareholders:    global The Proposed and local Transaction level, while would at the allow same Enel time Chile it would participation enable the in company the unconventional to better face renewable the future energy challenges segment of that integration has seen of high generation growth at the technologies perspective that (traditional encompasses and new), all from in addition generation to addressing to electricity energy distribution efficiency,    and energy storage and distributed generation from an integral    Renewable Transaction technologies would enable have Enel proven Chile to to access be more an competitive interesting group than traditional of growth alternatives projects that for would the expansion generate value of local to headquarters the company and the Proposed    From discount, a financial gives greater perspective, liquidity the to Proposed the stock, Transaction optimizes aligns the capital Enel’s structure interests and in Chile reduces in a risk single for investment the company vehicle, by incorporating potentially reduces technologies the holding with a higher level of operational predictability    This capital implies increases that required the Proposed to execute Transaction the Merger is positive and the for Tender Enel Chile Offer, shareholders fall within the to the ranges extent specified that the in price this report for EGP as Latam, beneficial for Enel to those Gx and    for the shareholders    The performances, market has higher reacted than positively the market since in the general announcement and higher of than the their Proposed main Transaction. comparable Both shares Enel in the Chile local and energy Enel Gx sector shares    have had positive    The estimated price and exchange ratio ranges for the Proposed Transaction are as follows:    Tender Offer Price between CLP 534 and CLP 586 per Enel Gx share    Enel Chile (Tender Offer & Merger) between CLP 80.2 and CLP 86.6 per share of Enel Chile    Tender Offer Exchange Ratio between 6.38 and 7.01 Enel Chile shares for each Enel Gx share    Tender Offer Cash % between 57.0% and 62.6%, determined by the price of the Tender Offer    EGP Latam Equity Value between USD 1,633 million and USD 1,880 million                Merger Exchange Ratio between 15.04 and 17.31 Enel Chile shares for each EGP Latam share E-25

Conclusions Conclusions (2/2)    Different possible scenarios for the participation of Enel Gx minority shareholders in the tender offer generate different final scenarios for the transaction:    offer Considering by Enel that Gx minority there is an shareholders important component should be of cash payment, the greater the tender offer price for Enel Gx, the greater the acceptance of the    offer, In addition, the more assuming beneficial a constant the transaction price for will each be of in the terms three of companies EPS for Enel (Enel Chile Gx, shareholders. Enel Chile and Conversely, EGP Latam), a lower the greater EPS scenario the participation for Enel Chile in the tender shareholders would be expected if Enel Chile obtains only a 75% stake in Enel Gx    In PTO spite outcome, of these not conditions, all frontier there conditions exists a are combination fulfilled of the parameters within the proposed range for valuation and exchange ratios that for some    In a scenario where the result of the tender offer is fixed, there are combinations of exchange ratios for the Merger and the Tender Offer in which Enel Chile is indifferent from an EPS perspective    Considering a fixed Enel Chile price, a “high” value for Enel Gx combined with a “low” value for EGP Latam could generate the same expected EPS as a combination of “low” for Enel Gx and “high” for EGP Latam    However, if the price of Enel Chile is not what is fixed, but the exchange ratio between Enel Chile and Enel Gx, Enel Chile could increase the price for Enel Gx (implicitly increasing that of Enel Chile) and, at the same time, increase the price for EGP Latam implicit in the Merger, maintaining the same expected profit in terms of EPS    Within the proposed ranges for company valuations, or exchange ratios, it can be further concluded that:    The higher the price of the tender offer, the lower the maximum cash percentage to be included in the offer to keep a reasonable indebtedness ratio    The greater the percentage of cash in the tender offer, the more convenient it is for Enel Chile in terms of EPS E-26

Appendices Appendix I: Stock Market Context    E-27

Appendix I: Stock Market Context

Market reaction since the announcement of the Proposed Transaction

- Since the date of the transaction announcement, Enel Chile and Enel Gx shares have outperformed those of other energy sector companies in Chile
- Furthermore, Enel GX has had a performance above market since the announcement whilst Enel Chile, even though it outperformed the IPSA index for two months, due to recent variations, it is now in line with average market performance
- Since the transaction announcement, the market capitalization of Enel Chile is strongly explained by the variation of the market capitalization of Enel Gx until October 16, 2017. From that date onwards, there has been variations in the market capitalization of Enel Chile and Enel Gx

Price per share for Enel Chile and Enel Gx (CLP)

	Enel Gx	Enel Chile
Day of the announcement	70.5	489.0
Average of previous 30 working days	71.8	505.4
Average of previous 60 working days	72.7	507.0
Current at 02/11/2017	73.3	548.5
Current/Day of the announcement	104%	112%
Current/Average previous 30 working days	102%	109%
Current/Average previous 60 working days	101%	108%

Profitability of industry companies since announcement day (%)


Enel Chile
Enel Gx
AES Gener
E-CL
Enel Dx
Enel Américas
Colbún
IPSA (exc. Enel Chile & Enel Gx)[1]
120%
110%
100%
90%
112%
106%
104%
102%
101%
100%
96%
96%
25-Aug
4-Sep
14-Sep
24-Sep
4-Oct
14-Oct
24-Oct

Variation in market capitalization[2] since announcement day (USD mn)


Enel Gx
Enel Chile
Enel Chile proportional[3]
1,400
1,200
1,000
800
600
400
200
0
25-Aug
4-Sep
14-Sep
24-Sep
4-Oct
14-Oct
24-Oct

Source: Bloomberg at November 2, 2017
[1] Calculated by weighing the returns of the shares according to their relative weighting in the IPSA index
[2] Converted to dollars using the historical exchange rate
[3] Calculated as the change in the market cap of Enel Gx with respect to the initial date and weighted by the participation of Enel Chile in this company

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Appendix I: Stock Market Context Considerations regarding the free float and liquidity of Enel Chile stock Liquidity vs. free float of companies that make up the IPSA ADTV LTM (USDmn)    There companies, is a positive measured correlation as the Average between Daily the liquidity Traded Volume of the (ADTV), 20 IPSA Other energy IPSA companies companies    R² = 0.5793 and the free float 15 Enel Chile in Tender Offer scenario Enel Chile (OPA-100%)    If the tender offer is successful, that is, Enel Chile obtains at least a    Enel Chile    10 (OPA-75%) USD 75% ownership 1.1 billion to in Enel a minimum Gx, Enel of Chile’s USD 2.0 free billion float    and will a increase maximum from of    5 USD 3.5 billion Free float (USDbn)    Considering the trend curve of IPSA companies, the ADTV would 0 increase from USD 3.6 million to USD 5.6 million at the lower 0 1 2 3 4 5 6 limit and USD 7.8 million at the upper limit IPSA Weighting vs. Free Float Other Stock Market Indices % Enel Chile tend to have a IPSA Weighting (%)    Companies with higher free float in value IPSA 2.71% greater relative weighting in the stock market indices to 10% IGPA 2.43% Enel Chile INTER – 10 5.88% which they belong, so an increase in the free float would 8% (OPA-100%) mean an increase in the relative weight of the share in IGPA – LARGE 3.91% those indices Enel Chile    6% (OPA-75%) Chile—65 6.21%    In addition, the increase in the free float of Enel Chile R² = 0.9574 Emerging Markets 0.05% would allow the stock to enter new indices that have 4% Emerging Markets Latin America 0.36% liquidity or minimum size requirements that it previously 2% IPSA energy comapnies Emerging Markets IMI 0.03% did not qualify for Other PSA companies Chile n.d. Enel Chile in tender offer scenario    0% Chile IMI 2.94%    The bullish increase environment in the weight for the of stock the indices among would passive generate    a 0 1 2 3 4 5 6 Chile 15 n.d. Emerging Markets 0.09% investment funds that follow indices and may increase the Free float (USDbn) value of the share, at least in the short term Valuation Multiple vs. Free Float P/U 2017e (times) EV/EBITDA 2017e (times)    On the other hand, there is no clear correlation, at least in the 40x 40x sample used, between the implicit market valuation multiples R² = 0.0036 30x 30x and the valued free float of IPSA companies    This independence between the variables analyzed becomes 20x 20x even more noticeable when companies with an ADTV of less 10x R² = 0.0771 10x than USD 0.5mn are eliminated from the sample 0x Free float (USDbn) 0x It is reasonable to have an effect when a company with scarce liquidity significantly increases its free float3, although it is not 0 1 2 3 4 5 6 0 1 2 3 4 5 6 obvious that this also happens with companies that already Free float (USDbn) have significant liquidity Source: Bloomberg November 2, 2017 1 Size of bubbles represents the average market capitalization during 2017 to October 24, 2017. The red bubbles correspond to E-CL, Colbún, AES Gener, Enel Américas, Enel Chile and Enel Gx E-29

Appendix I: Stock Market Context

Enel Chile holding discount

- The holding discount or premium is set when there is a difference between the market value of a parent or holding company and the sum of the parts of the assets that compose it at market value. The latter is often referred to as the company's net asset value or NAV
- Some of the main reasons usually given for the existence of holding discounts are as follows:
  - Agency problems between the controlling and minority shareholder and between shareholders and administration
  - Liquidity differences between holding shares and that of the companies that integrate its portfolio
  - Tax costs at the holding level
  - Holding company's own expenses
  - Eventual bail-outs of subsidiaries facing bankruptcy to preserve the controlling group's reputation[1]
  - Portfolio or conglomerate effect
- On the other hand, there are also reasons that would suggest the existence of a holding premium
  - Operational and financial synergies resulting from the combined control of different companies
  - Diversification of risk
  - Possibility of extracting private profits from a subsidiary to the holding company or *tunneling*
- Different authors[2], based on statistical studies of real Chilean cases, conclude that even holdings that have all their assets listed on the stock market, and therefore the NAV is calculated directly, trade at a discount in relation to the NAV
- It is difficult to separate the pure holding discount (a parent company with a single underlying asset, both with reasonable liquidity, as in the case of IAM-Aguas Andinas) of other effects such as the portfolio effect, or agency problems
  - However, information from the Chilean market suggests that holdings that own more than one asset, such as Quiñenco and Antarchile, have a higher holding discount than those with a single underlying asset such as IAM
- The case of Enel Chile is special although both underlying assets, Enel Gx and Enel Dx, trade in the stock market, the former has a high liquidity, while for the latter liquidity is low or practically nil
  - If the market prices of Enel Gx and Enel Dx are used for the calculation of Enel Chile's NAV, the average daily holding discount since April 29, 2016 is 11%, the discount at the time of the announcement was 10%
  - However, the market value of Enel Dx would be undervalued if compared to other regulated businesses or its valuation done by discounted cash flows. Considering an adjustment to the value of Enel Dx based on a multiple of 9.0x $EV/EBITDA_{LTM}$ the median from April 29, 2016 is 16% and the discount at the time of the announcement was also 16%

Discount of key holding companies in Chile[3] (%)


Antarchile
IAM
Quiñenco
Enel Chile
Almendral
Enel Chile4
60%
50%
40%
30%
20%
10%
0%
40%
30%
19%
15%
13%
5%
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16
Jan-17

Holding	Listed Assets	ADTV holding (USDth)	Holding Discount				
			Min.	Max.	Current	Median	Average
IAM	Aguas Andinas	842	-1%	17%	5%	8%	8%
Antarchile	Empresas Copec, Colbún	644	35%	51%	40%	43%	43%
Almendral	Entel	224	6%	32%	15%	21%	21%
Invercap	Cap	145	-315%	36%	-13%	11%	-18%
Quiñenco	B.Chile, CCU, CSAV, others	717	21%	52%	30%	37%	36%
Enel Chile	Enel Gx, Enel Dx	3,772	4%	23%	13%	11%	12%
Enel Chile[4]	Enel Gx, Enel Dx adjusted	3,772	11%	24%	19%	16%	17%

Sources: Company reports and Bloomberg at November 2, 2017
[1] Lefort, González, 2011, *"Holding Company Discount and business Groups Optimal Bailout of Subsidiaries"*, Working Document 34, UDP
[2] Lefort, González, 2010, *"On Holding Discounts Determinants"*, and Gálvez, 2009, "El descuento por Holding en el Mercado Chile, 1993-2007: Evolución y Análisis Estadístico". Thesis for Masters, PUC
[3] In order to calculate the NAV of each holding company, the market capitalization of the subsidiaries that it consolidates was added, the net financial debt of the holding company was subtracted and the individual EBITDA of the holding company and that of the unlisted subsidiaries was added, estimated as the difference between the sum of the listed subsidiaries and the holding company, valued at the $EV/EBITDA_{LTM}$ of the holding company in its respective period, and adding the book value of the investments with minority interests
[4] Considers the equivalent value of Enel Distribution valued at 9.0x $EV/EBITDA_{LTM}$

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Appendix I: Stock Market Context Relation between Enel Chile and Enel Gx share prices Market Capitalization (USD bn)¹ Daily Market Capitalization² of Enel Chile vs. Enel Gx Pre-Announcement    There is a clear positive Enel Gx Enel Chile Market Cap— Enel Chile (USD bn)¹ correlation between the market Enel Gx adjusted² Enel Chile adjusted² cap of Enel Chile and Enel Gx 8 7.6 8    A 10% variation in the market 7.2 y = 0.5197x + 2.024 cap of Enel Gx translates into 7 6 approximately a 6% variation R² = 0.8638 in the market cap of Enel 6.1 6 4 Chile 5.7    Market day 5 2 Min. date : Apr 22, 2016 Transaction Enel Dx implicit Max. date: Aug 25, 2017 4 Announcement 0 Apr-16 Sep-16 Feb-17 Jul-17 0 2 4 6 8 10 Market Cap—Enel Gx (USD bn)¹ Share Price Enel Chile/Enel Gx (times) Share Price of Enel Chile vs. Enel Gx Pre-Announcement Pre-Announcement Post-Announcement Enel Chile Share Price (CLP)    Min. Market date: day Apr    22, 2016    Enel The value Dx can that be the estimated market from gives    to 8.0 120 Max. date: Aug 25,2017 the relationship between the market prices of Enel Chile and 100 y = 0.14x 7.5 Enel Gx R² = 0.5776 7.5x 80 The above assumes that the value y = 0.0883x + 26.617 7.0 Median before announcement: 7.0x 60 R² = 0.8869 analysis of Enel Dx period is constant    during the 40 value is CLP 6.5 Enel Dx implicit    The 26.6 implicit per share Enel of Dx Enel    Chile, Transaction 20 equivalent to USD 2,071 million 4, Announcement    6.0 0 a the 18% DCF-based discount with valuation respect    to Apr-16 Sep-16 Feb-17 Jul-17 0 200 400 600 800 Enel Gx Share Price (CLP) Source: Bloomberg at November 2, 2017 1 Historic exchange rate 2 Market cap considers dividend distribution 3 Value of Enel Dx implicit in the relation of market prices for Enel Chile and Enel Gx represents a 17% discount compared to the DCF-based value specified on Chapter IV    E-31

Appendices Appendix II: Valuation Parameters    E-32

Appendix II: Valuation Parameters

Main parameters and conventions used in DCF valuations

Construction of free cash flow

Operational information

Revenues, cost & expenses

(+) EBITDA

(-) Depreciation and amortization

(=) Operating Result (EBIT)

(-) Taxes over EBIT

(+) Depreciation and amortization

(-) CAPEX

(-) Working capital investment

(=) Free Cash Flow

Discount rate WACC[1]

(=) Enterprise Value (EV)

(-) Net Financial Debt[2]

(-) "*Equity Brigde*"[3] adjustments

(-) Minority interest

(=) Equity Value

[1] Weighted Average Capital Costs (WACC)
[2] Net financial debt = Financial debt - Cash & Cash equivalents
[3] Corresponds to adjustments provided by the management that considers, besides net financial debt, accounts receivable and accounts payable, accounting provisions and dividends to be paid, among other

Valuation Criteria

Assets	▪ Enel Gx individual and subsidiaries with minority stakes, Enel Dx, Enel Chile individual and EGP Latam consolidated and subsidiaries with minority stakes
Forecasts	▪ Prepared by company management for all the companies and all assets ▪ Business Plan for 2017-2022 period and gross margin details of generation companies through 2045
Currency of cash flow to discount	▪ USD for Enel Gx, Enel Chile and EGP Latam ▪ CLP for Enel Dx
Valuation Period	▪ September 30, 2017 to December 31, 2045 for Enel Gx, Enel Chile and EGP Latam ▪ September 30, 2017 to December 31, 2022 for Enel Dx
Valuation Date	▪ September 30, 2017
Tax Rate	▪ 27%

WACC Calculation Per Company

	Enel Gx USD	Enel Chile USD	EGP Ch. USD	Enel Dx USD	Enel Dx CLP
Unleveraged Beta	0.60	0.58	0.65	0.55	0.55
Leveraged Beta	0.75	0.72	1.12	0.75	0.75
Rate free of risk US T 20 years	2.66%	2.66%	2.66%	2.66%	
Premium for country risk	1.10%	1.10%	1.10%	1.10%	
Rate free of Chile risk	3.76%	3.76%	3.76%	3.76%	4.91%
Premium for market risk	6.50%	6.50%	6.50%	6.50%	6.50%
Tax rate	27.0%	27.0%	27.0%	27.0%	27.0%
Company D/P Ratio	0.33	0.33	1.00	0.49	0.49
Company D/(D+P) Ratio	0.25	0.25	0.50	0.33	0.33
Cost of the debt	5.00%	5.00%	5.00%	5.00%	6.15%
Premium over risk free	1.24%	1.24%	1.24%	1.24%	1.24%
Cost of equity	8.61%	8.45%	11.07%	8.62%	9.77%
WACC	**7.4%**	**7.2%**	**7.4%**	**7.0%**	**8.0%**

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Appendix II: Valuation Parameters

Valuation methodology based on comparable multiples

Valuation Methodology

Valuation Multiples

Comparable listed companies

Identification of comparable assets

Obtaining the market value of those assets

Conversion of market value into standardized ratios

Valuation Multiples

Application of valuation multiples to the asset under analysis

EV/EBITDA

Enterprise Value (EV)

(–) Net Financial Debt

(–) *Equity Bridge"* adjustments

(–) Minority interest

Equity Value (E)

Multiples of comparable companies

Name	Country	Market Cap	Enterprise Value (EV)	EV Adjusted[1]	EV/EBITDA 2019 Adjusted
Renewable generation:					
Infigen Energy	Australia	538	906	906	7.4x
Tilt Renewables	Australia	453	884	884	8.3x
TransAlta Renewables	Canada	2,874	3,694	3,695	10.4x
Boralex	Canada	1,356	3,470	3,489	10.6x
Innergex Renewable Energy	Canada	1,283	3,872	3,906	13.5x
Alterra Power	Canada	239	627	645	11.8x
Pattern Energy	USA	2,157	5,031	6,005	12.6x
TerraForm Power	USA	1,254	6,027	5,748	12.4x
TerraForm Global	USA	548	1,430	1,318	9.2x
8point3	USA	437	1,741	1,634	13.6x
Saeta Yield	Spain	929	2,628	2,628	9.5x
Median					10.6x
Average					10.8x
Generation Chile:					
AES Gener	Chile	2,994	7,174	7,262	8.6x
Colbún	Chile	4,246	5,572	5,623	8.3x
Engie Chile	Chile	2,259	3,040	3,028	6.8x
Median					8.3x
Average					7.9x
Distribution					
Aguas Andinas	Chile	3,870	5,334	5,529	10.5x
EEB	Colombia	6,277	8,373	8,444	9.4x
Median					10.0x
Average					10.0x

[1] Minority interest adjustment to market price consisting of subtracting from the Enterprise Value the accounting minority interest plus minority interest adjusted by market capitalization divided by the book value of the company

Source: S&P Capital IQ at October 24, 2017

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Appendices Appendix III: Other Relevant Transactions E-35

Appendix III: Other Relevant Transactions Recent transactions from renewable energy subsidiaries acquired by their diversified energy parent companies    On November 17, 2015, Enel and Enel Green Power SpA (EGP), the latter controlled at the time by Enel with a 68.3% shareholding, announced the full integration of EGP into Enel through a capital increase in Enel to be subscribed by the shareholders of EGP with shares of EGP Enel Green Power acquisition by Enel    The transaction meant a capital increase of about USD 3.3 billion in Enel, equivalent to 2.4% of its ownership that was subscribed in EGP shares by its minority shareholders    On April 1, 2016, following the closing of the transaction, EGP was delisted from the Milan and Madrid stock exchanges    On March 8, 2011, already holding 80% of Iberdrola Renovables’ share capital, Iberdrola announced that it planned to acquire the remaining shares it didn’t already own of its subsidiary in a merger through absorption Renovables Acquisition by Iberdrola of Iberdrola    The transaction amounting to approximately EUR 2.5bn was carried out through the distribution of an extraordinary dividend of Iberdrola Renovable for the equivalent of 40% of the amount, plus an exchange in shares of both companies for the remainder    Iberdrola executed a share repurchase plan for approximately 4.3% ownership in the company in order to offer these shares to the minority shareholders of Iberdrola Renovables    On April 8, 2011, Electricité de France (“EDF”) made an offer to acquire the remaining 50% of its subsidiary EDF Energies Nouvelles for Acquisition of EDF Energies EUR 1.4bn through a combination of EDF cash and shares Nouvelles by EDF    the The transaction offer considered    a price per share of EDF Energies Nouvelles of EUR 40, a 9% premium from the day before the announcement of    The transaction was completed on June 23, 2011 and considered paying 56% of the Price in cash and 44% in EDF shares Parent Company    Iberdrola EDF Enel Iberdrola EDF Energies Enel Green Average Median Renewable Subsidiary    Renovables Nouvelles Power Announcement Date 08-03-2011 08-04-2011 17-11-2015    Transaction Date 08-07-2011 23-06-2011 31-03-2016    % Acquired by parent company % 20.0% 50.0% 31.7%    Transaction amount EUR bn 2.5 1.4 3.0 2.3 2.5 Relevant information Transaction amount USD bn 3.6 2.0 3.4 3.0 3.4 Type of acquisition/merger    shares and cash1 shares and cash shares    EV/EBITDALTM on the day of the transaction                Unit times 12.3x 15.6x 10.8x 12.9x 12.3x Parent Company times 7.8x 5.1x 6.1x 6.3x 6.1x Source: S&P Capital IQ, Company Reports 1 The transaction included the distribution of an extraordinary dividend for EUR1.2bn on the part of Iberdrola Renovables days before the close of the transaction. The price per share implied in the offer considered for the premium calculations considered an adjustment for this amount E-36

ANNEX F

OPINION OF ECONSULT RS CAPITAL S.p.A., ADDITIONAL INDEPENDENT EVALUATOR

OF ENEL CHILE

This Annex F is a free English translation of the original Spanish language version, which reflects the substantive content of the original Spanish language document, but may not be a word-for-word translation. In the event of any discrepancy with the English translation, the original Spanish language document will prevail.

Project Elqui – Final Report Independent Valuator Enel Chile S.A. November 3, 2017 F-1

Disclaimer (1/2) Econsult RS Capital SpA ("Econsult”) was hired by the Committee of Directors of Enel Chile S.A. ("ECH”) to provide an independent assessment under the terms of article 147 of Law No. 18,046, on Corporations, in connection with the proposed merger of ECH with Enel Green Power Latinoamerica (“EGPL”) and the tender offer for up to 100% of Enel Generación Chile S.A. (“EGC”) that will be considered successful if 75% of the shares are tendered (the “Transaction”) as defined in the agreement entered into by ECH and Econsult dated as of September 20, 2017 (the “Agreement”). In providing its services, Econsult considered that the Transaction is subject to “going-private” regulations in the United States. ECH, EGPL and EGC shall collectively be referred to as the “Companies”. This report (the “Report”) is restricted to the issues covered by the Agreement regarding the Transaction, in accordance with article 147 of Law No. 18,046. The Report does not have the scope of an audit process and has assumed as correct, true, complete and sufficient all the information provided by the Companies, as well as other publicly available information. Additionally, we note that the above description of the Transaction, as well as any other descriptions contained in the Report, do not seek to reproduce all the details as described in the documents pertaining to the Transaction. In case of doubts or questions in relation to the Transaction, we encourage you to address the Companies in order to obtain such documents or raise all relevant questions to the Committee of Directors of ECH. 1. This Report has been prepared solely for the use and benefit of the Directors’ Committee of the Board of Directors of ECH and its shareholders within the context of the Transaction as set forth in the Agreement, and should not be used in any other context or for other purposes not described herein, or relied upon by any person to whom this Report is not expressly addressed. This Report shall only be disclosed to third parties in accordance with the terms and conditions set forth in the Agreement and in article 147 of Law N° 18,046. This Report, including its analysis and conclusions, do not constitute, and shall not be construed as a recommendation or indication as to how to proceed in relation to any decision to be adopted regarding the Transaction. We assume no responsibility in relation to any resolution of the Committee of Directors or the shareholders of ECH or any other entity in relation to the Transaction, or any decision adopted by any person in this matter. We encourage you to independently analyze the risks and benefits of the Transaction considering all the information available. The record date for this Report is November 3, 2017 ("Reference Date"). 2. In preparing this Report we have: (i) used, as authorized by the management of ECH, the financial statements of the Companies, but not of affiliated entities, as necessary in order to prepare this Report; (ii) used other information related to the Companies, including financial projections, delivered and prepared by the Companies; (iii) conducted discussions with members of the Directors’ Committee of the Board of Directors and management of the Companies regarding the business and prospects of the Companies; (iv) requested information about business plans of the Companies, duly provided by their respective Boards of Directors, including revenue growth, costs, general and administrative expenses and investment plans and expansion or maintenance; and (v) taken into account other public information, financial studies, analysis, economic and market reports that we consider relevant, in order to, to the extent applicable, analyze the consistency of the information received from the Companies ((i) through (v), collectively, the "Information"). The Information was obtained from sources we believe to be reliable and based on assumptions that we consider reasonable; however, we have not independently verified the Information and are not responsible for its accuracy, correctness, completeness or sufficiency. Any estimates or projections herein presented were obtained from public sources and from the management of the Companies, and there is no guarantee as to whether these estimates and projections will materialize. We do not assume any responsibility for these estimates and projections, or the way in which they were obtained. We are not responsible for conducting and have not conducted an independent verification of the Information. 3. As part of our work, we have assumed that the Information is true, accurate, sufficient and complete and that all information that might be relevant in the context of our work has been made available to us. We do not make any representation or warranty, expressly or implicitly, as to any information used to prepare this Report. Econsult did not undertake any independent verification with respect to the Information and is not able to certify its accuracy, correctness, completeness and sufficiency. ECH takes full and exclusive responsibility for the Information provided by the Companies. If any of the related assumptions does not occur or if the Information proves to be incorrect, incomplete, inaccurate or insufficient, the conclusions of this Report may change substantially. According to the foregoing, Econsult cannot accept and shall not accept any responsibility for such accuracy or completeness. With respect to the portion of the Information related to future events provided to us, we have assumed that such Information reflects the best estimates of the management of the Companies as currently available regarding the Companies’ future performance, despite this we have not developed any verification of such projections; we do have analyzed the reasonableness of the assumptions that have been made explicit to us, and applied sensitivities on the projections received for our analysis 4. We undertake no responsibility for conducting independent investigations as to any Information or to independently verify any assets or liabilities (contingent or otherwise) related to the Transaction. Accordingly, in respect of liabilities and contingencies affecting the Companies, we assumed that the figures included in the financial statements of the Companies are accurate, complete and that they reasonable reflect their amount and likelihood. We do not consider the possibility of eventual inaccuracies, or the potential effects of any judicial or administrative proceedings (civil, environmental, criminal, tax, labor, social security etc.), even if unknown or undeclared, pending or threatened, in the value of the assets and shares issued by the Companies. We have not been asked to conduct (and we have not conducted) any kind of due diligence or physical inspection of the properties or facilities of the Companies or their respective subsidiaries or related companies. Also, we did not evaluate the solvency or fair value of the Companies, considering the laws relating to bankruptcy, insolvency or similar matters. 5. We do not undertake any responsibility related to: (i) the verification of the regularity of the business carried out, or contracts entered into, by the Companies; (ii) issues resulting from the relationship of the Companies with any third party, including the economic and financial conditions of any contract, business or any other form of economic or commercial relationship between the Companies, and any third party, whether in the past or future; and (iii) the maintenance of current business conditions and existing contracts of the Companies, with any third party. We emphasize that the conclusions of this Report assume the full validity, effectiveness and enforceability of all contracts entered into by the Companies, with third parties, and their respective financial flows. If such contracts or businesses are re-negotiated, discontinued, terminated or in any way fail to generate results for the Companies, all or part of the conclusions described herein may, and probably will, differ materially from the actual results achieved by the F-2

Disclaimer (2/2) Companies. We assume that the Companies obtained legal assistance in order to confirm the validity, effectiveness and enforceability of such contracts and audit process, including due diligence, aspects for which we are not liable. In that regard we expressly declare that we cannot confirm or provide any assurance that any and all contract entered into by the Companies are valid, effective vis-à-vis third parties, binding and enforceable, and we will accept no responsibility in that matter. In case you have concerns on the validity, effectiveness or enforceability of any agreement entered into or that is applicable to the Companies, we encourage you to address the management of said Companies to obtain the necessary confirmation on these matters. 6. Part of our analysis was prepared based on commonly used valuation methodologies as described in item 8, and assumed ECH’s macroeconomic scenario based in market consensus, which may change substantially in the future. Since the analysis and figures herein contained or that served as a basis for this Report are based on forecasts of future results, they are not necessarily indicative of the real and future financial results of the Companies, which may be significantly more or less favorable than those suggested in the Report. Moreover, considering that these analyses are intrinsically subject to uncertainties, based on various events and factors beyond our control and the control of the Companies, we assume no responsibility in case the results of the Companies differ substantially from the results presented in this Report in the future. There is no guarantee that the future results of the Companies will correspond to the financial projections used as a basis for our analysis (which were provided to us by the management of ECH), and that the differences between the projections used for purposes of this Report and the financial results of the Companies, may not be material. The future results of the Companies can also be affected by economic and market conditions. 7. The preparation of a financial analysis is a complex process involving several decisions as to the most appropriate and relevant methods of financial analysis and the application of such methods to the particular circumstances, and therefore the analysis described in this Report should be considered as a whole and not analyzed partially. To reach the conclusions presented in this Report, we conducted a quantitative and qualitative approach to the analysis and factors considered by us. We reached a final conclusion based on the results of the analysis, considered as a whole, and have not reached any conclusion based on or related to any of the factors or methods of our analysis considered in isolation. Thus, the selection of parts of our analysis and specific factors without considering the entire analysis and conclusions may lead to an incomplete and incorrect understanding of the processes used in our analysis and conclusions. 8. This Report indicates projections at our discretion, of the resulting value derived from the application of different methodologies, as we deemed appropriate, all of which are widely used in financial valuations, and do not evaluate any other aspect or implication of the Transaction or any contract, arrangement or understanding entered into in relation to the Transaction. Additionally, this Report is not and should not be used as (i) an opinion on the fairness of the Transaction (fairness opinion); or (ii) an investment recommendation or financial advice on any aspect of the Transaction. The results presented in this Report refer exclusively to the Transaction and do not apply to any other decision or transaction, present or future, relating to any of the Companies, the economic group to which they belong or the industry in which they operate. The Report does not constitute a judgment, opinion or recommendation to the Committee of Directors of ECH, its board of directors, ECH, its officers, shareholders or any third party in relation to the convenience and opportunity of the Transaction as it is not intended to support any investment decision but rather only provided for informational purposes. 9. We are acting as independent valuator for the Transaction, as appointed by the Committee of Directors of ECH, and will receive certain fees to be paid by ECH. However, these fees are not in any way contingent to the completion of the Transaction. ECH has agreed to indemnify us as well as certain persons for certain losses arising out of or in connection with this Report. 10. Our Report is based on information made available to us up to and until the Reference Date, taking into account market, economic and other conditions as presented and assessed up to the Reference Date. Although future events and other developments may affect the conclusions presented in this Report, we have no obligation to update, revise, rectify or revoke this Report, in whole or in part, as a result of any subsequent developments or for any other reason. 11. We may have in the past, from time to time, rendered investment banking services and other financial services to the Companies, for which we were paid, and may in the future provide such services to the Companies and, for which we expect to be compensated. In the normal course of our business we may acquire, hold or sell, on our behalf or on behalf of our clients, shares, debt instruments and other securities and financial instruments (including loans and other obligations) of the Companies, as well as provide investment banking and other financial services to such Companies or their majority or minority stockholders. 12. This Report is not a valuation report or appraisal in any legal sense and should not be used to justify any issuance price or to fulfill or comply with any legal or regulatory requirements applicable to the Companies, their respective subsidiaries and related companies or to the Transaction except as set forth under article 147 of Law No. 18,046. Additionally, this Report may not be used for any purpose other than the Transaction and should not be used by the Companies or their respective shareholders, directors or officers in any other context except as expressly provided for in the Agreement. 13. We also note that we are not an accounting firm and did not provide accounting or audit services in relation to the Transaction. Additionally, we do not provide, and have not provided, legal, tax or regulatory services regarding this Report or the Transaction. 14. The financial calculations of this Report contain some rounding and therefore their results may not always be absolutely accurate. 15. This Report is presented in both English and Spanish languages, both of which shall constitute the same presentation; provided however, that in case of doubt as to the proper interpretation or construction of the Report, the Spanish text shall prevail. F-3

Table of Contents I Transaction Description 5 II Scope of Engagement and General Considerations 9 III Understanding of Enel Green Power Latin America 14 IV Strategic Rationale 18 V Valuation Analysis 20 VI Analysis of the Transaction Terms 24 VII Conclusions 33 F-4

I. Transaction Description F-5

Transaction Description Introduction On July 3, 2017, the Board of Directors (“BoD”) of Enel Chile S.A. (the “Company”, “Enel Chile” or “ECH”) sent a letter to Enel S.p.A. (“Enel”) proposing a restructuring plan (the “Transaction”) that considers: A public tender offer over Enel Generación Chile S.A. (“EGC” or “Enel Generación”) for up to 100% of its shares (the “Tender Offer”). The Tender Offer will be equivalent to a mixed offer payable with cash and shares of Enel Chile(1) and would be subject to reaching at least 75% of the total shares of Enel Generación A merger between Enel Chile and Enel Green Power Latin America S.A.(2) (“EGPL” or “EGP Latin America”) (the “Merger”) On August 25, 2017, Enel sent its response to Enel Chile’s Board of Directors indicating that: The Transaction seems aligned with strategic interests of Enel and provided a preliminary favorable opinion, subject to further analysis The acceptance of the Transaction will be subject to certain minimum conditions On the same day, the Enel Chile’s Board of Directors approved to initiate the works and analysis for the implementation of the Transaction under the related party transaction regulations (in Spanish procedimiento de operación entre partes relacionadas) established in the Chilean Corporation’s Law Minimum Conditions for Acceptance of the Transaction Transaction has to be executed at market terms, recognizing the growth potential of renewable energies in Chile Transaction has to be EPS accretive for Enel Chile’s shareholders Enel must retain a share ownership similar to the current one in Enel Chile after the completion of the Transaction, without losing, at any time, its condition of controlling shareholder and within the ownership concentration limit of 65% established in the Company’s bylaws Enel Generación should remove from its bylaws the ownership restrictions established in the Title XII of DL 3,500 of 1980 Summary of Enel’s Conditions Transaction Background (1) On October 26, 2017 it was published a Material Fact (“Hecho Esencial”), informing that ECH’s Board resolved that the Tender Offer will be payable exclusively in cash, but that the offer will contemplate among its terms and conditions, that a portion of proceeds received by each EGC shareholder must be used to subscribe shares of Enel Chile to be issued in connection with a capital increase. (2) EGPL changed from a Limitada company to a Sociedad Anónima with a total of 827,205,371 shares. F-6

Transaction Description Main Transaction Steps Enel Chile Enel Generación 60.62% Enel Distribución 59.98% 99.09% EGP Latin America EGP Chile 100% 100% Key Execution Steps Enel Chile Enel Generación 60.62% Enel Distribución ~75% - 100% 99.09% EGP Latin America EGP Chile 100% 100% Enel Chile Enel Generación 60.62% Enel Distribución 99.09% EGP Chile 100% Tender Offer 75% - 100% Current Ownership Structure Tender Offer 1 Merger Between Enel Chile and EGP Latin America 2 ~ ~ Source: Enel Chile F-7

Transaction Description

Transaction Execution Timetable

Econsult CAPITAL

Key Execution Milestones

1 Tender Offer

- ECH's capital increase : Extraordinary General Meeting ("EGM") of ECH approves the issuance of the required shares for the subscription of EGC's shareholders that tendered its shares
- Beginning of the Tender Offer: ECH launches the Tender Offer, subject to the approval of the removal of concentration limit established in EGC's bylaws
- EGC's bylaws: EGM of EGC approves the removal of the concentration limit of 65%. This bylaws amendment requires an approval of at least 75% of all outstanding shares
- Ending of the Tender Offer and capital increase subscription: Verification of minimum conditions, acceptance of the offer, notice of results, payment and subscription of new issuance shares of ECH

2 Merger Between Enel Chile and EGP Latin America

- EGM's merger approval: EGM of ECH approves the Merger subject to the success of the Tender Offer
- Effectiveness of the Merger: Verification of the conditions for the Tender Offer and completion of the Merger
- Withdrawal right: Withdrawal right to be potentially exercised by shareholders of ECH as a result of the Merger. As of the date of this Report, the Company has not define the limits of acceptable execution of withdrawal rights

Tentative Calendar


Enel Chile
Independent valuators and financial appraisers preliminary reports based on financial statements as of June 30th, 2017
Independent valuators and financial appraisers final reports based on financial statements as of September 30th, 2017
Board of Directors Committee issues reports & Board members issue individual opinions
Board of Directors approves final terms of the Transaction and calls a EGM for capital increase and merger
~40 days
EGM approves capital increase and merger
Completion of the Transaction
Oct 26
Nov 3
Nov 9
Nov 10
Dic 20
1S 2018
Independent valuators and financial appraisers preliminary reports based on financial statements as of June 30th, 2017
Independent valuators and financial appraisers final reports based on financial statements as of September 30th, 2017
Board of Directors calls EGM for bylaws amendment
EGC EGM approves change to bylaws
Board of Directors Committee issues reports & Board members issue individual opinions
Enel Generación

Econsult Capital

F-8

8

II. Scope of Engagement and General Considerations F-9

Request from the Board of Directors’ Committee of Enel Chile The Company hired Econsult to act as independent valuator according to the article 147 of the Chilean Corporations Law (Ley n° 18.046 de Sociedades Anónimas) to support Board of Directors’ Committee of ECH on the analysis of the Transaction In accordance with this role, Econsult was requested to prepare a report (the “Report”) that should contain, among others, the following: A description of the main terms and conditions of the Transaction Analysis of the strategic rationale and potential impacts on value of the Transaction, in order to determine if it contributes to the corporate interest of the Company Valuation of Enel Chile, Enel Generación and EGP Latin America in the context of the Transaction Assessment on the exchange ratio for the Merger Assessment on the terms and conditions for the Tender Offer considering that: It contributes to the corporate interest of ECH It is in line with minimum conditions set by Enel in the letter sent on August 25, 2017 Scope of Engagement and General Considerations Scope of the Independent Valuator Activities Excluded from the Scope of Work Analysis of pros and cons of alternative execution structures of the Transaction Analysis of technical, legal, commercial or other feasibility studies of the execution of the Transaction Independent investigation or verification of the information provided to us by the Company (including, without limitation, data from third party sources) Econsult does not provide any legal, tax or accounting advice and its role has been limited exclusively to the role of independent valuator F-10

Summary of the Main Information Considered As of the date of this Report, Econsult has entered into a non disclosure agreement and an engagement letter (the “Agreement”) that has granted access to a Virtual Data Room (“VDR”) which included, among others, the following information: Management presentations of Enel Chile, Enel Generación, Enel Distribución and Enel Green Power Latin America Financial statements of the companies involved in the Transaction Equity research reports for Enel Chile and Enel Generación Latest reports of credit rating agencies for Enel Chile Detailed ownership structure of Enel Chile and Enel Green Power Latin America Debt profile of current debt with financial institutions and with Enel Finance International Financial projections for each company involved in the Transaction. This projections consisted in: Aggregated projections for each company for the period 2018-2022 (the “Business Plan”) Operational breakdown from revenues to gross margin (the “PxQ Projections”) for each company from 2018 until 2045 Publicly available information about each of the companies, its industry and its peers Review of the due diligence reports of EGPL provided by Carey y Cía (legal), PwC (taxes) and DNV GL (technical) Scope of Engagement and General Considerations Information Considered and Summary of Main Activities Summary of Main Activities Attendance to the management presentations that took place on September 26, 2017, where the management of each company presented: (i) a general description of its business and main assets; (ii) recent industry and market trends; and (iii) latest approved financial projections Meetings and conference calls with management of the companies and its advisors to review the Transaction, discuss assumptions used for the Business Plans and the PxQ Projections Detailed analysis of the information received and active interaction with management of the Company through the Q&A channel included in the VDR F-11

Main Assumptions Considered for the Analysis The Transaction complies with the Chilean law and does not breach any norm in any applicable jurisdiction The Merger will not generate significant synergies that could have an impact on the results and conclusions of this Report The Transaction will not imply significant execution expenses or costs that may affect the conclusions of this Report EGPL does not have contingencies that could significantly affect the results and conclusions included on this Report Prior to the execution of the Merger, EGPL will divest (at fair market prices) the following non-Chilean entities: (i) 0.1% of Proyectos y Soluciones Renovables S.A.C.; (ii) 0.0000043% of EGP Brasil Desenvolvimiento Ltda.; (iii) 0.000000021% of EGP Brasil Participacoes Ltda.; (iv) 0.000161% of Enelpower do Brasil Ltda.; (v) 2.0% of EGP Guatemala S.A.; (vi) 0.1% EnelGreenPower Ecuador S.A. (under dissolution); (vii) 0.000000125% Enel Green Power Mexico S. de R.L. de C.V.; (viii) 5.0% of Enel Green Power Argentina S.A.; (ix) 0.00000026% of Enel Green Power Perú S.A.; and (x) 0.000015% of Energética Monzón S.A.C. All related party transactions of EGPL that will continue after the completion of the Transaction, are duly included in each of the Business Plans under market terms and conditions and according to the policies required for transactions of this type. The main related party transactions that are expected to continue are: (i) Power purchase agreements between EGC and EGPL; (ii) Credit facility between Enel Green Power del Sur SpA (subsidiary of EGPL) and Enel Financial International B.V. (“EFI”); and (iii) the service agreement provided by Enel Green Power SpA to ECH The financial projections considered in the Business Plan represents the most updated view of the Company. Even more, if any of the projects are awarded PPA’s in the short term, these contracts will not have a material effect on the financial projection considered in the Business Plan. The valuation of EGPL may vary in case the awarding of PPAs and CODs are different from those considered in our analysis The Transaction would not result in negative accounting or tax effects that could impact the Companies results and/or any of its subsidiaries The Transaction does not generate regulatory, environmental or anti trust effects for the Companies and/or any of its subsidiaries The Transaction does not affect any agreements with third parties or counterparties of the Companies and/or any of its subsidiaries The Transaction does not affect or breach any debt financing agreements of ECH, EGC, EDC, EGPL and/or its subsidiaries, originating material effects on the results of any of such companies, including events of default, cross-default or cross-acceleration, and/or increases on financial expenses The Transaction would not trigger a down grade to non investment grade of ECH by Moody´s, Standard & Poor´s or Fitch Ratings The Company will set a minimum threshold for the exercise of withdrawal rights related to the Merger to comply with the minimum required conditions set up by Enel to approve the Transaction Scope of Engagement and General Considerations General Considerations F-12

Scope of Engagement and General Considerations Report Structure Transaction Pillars Valuation of ECH, EGC and EGP Latin America 1 Debt capacity of ECH 2 Exchange ratio between ECH and EGC 3 Definition of Transaction Terms Exchange ratios between EGPL – ECH and EGC - ECH A Tender offer price for EGC B Capital Increase – Tender Offer Ratio C Enel’s Minimum Conditions Valuation of EGPL reflecting market terms for renewable energies EPS accretive for Enel Chile Retain a stake in ECH similar to current levels Stake in Enel Generación > 75% (post bylaw amendments) I Strategic Rationale Consolidation of a leading Chilean power player Optimization of the capital structure Reduction of holding discount Increase in ECH’s secondary trading volumes II Analysis of the Results Holding discount of ECH 4 F-13

III. Understanding of Enel Green Power Latin America F-14

Understanding of Enel Green Power Latin America

Enel Green Power Latin America

Econsult CAPITAL

Enel Green Power (EGP) is a wholly owned subsidiary of Enel, dedicated to the development and management of renewable power generation worldwide. EGP has global presence with a total generation capacity of 38,000 MW. In Chile, EGP operates through Enel Green Power Latin America.

General View

- EGPL is the largest renewable player in Chile, with an installed capacity that triples the closest competitor
- EGPL has an aggressive growth strategy and has been able to practically doubled its installed capacity each year until 2016
- Currently, it has reached 1,195 MW of installed capacity with 18 plants in operation
- All of its operating plants have PPA's, having a minimal exposure to spot prices
- EGPL has a diversified pipeline that could add at least 1,137 MW of additional generation capacity
  - A significant part of the project pipeline has synergies with the plants under operation

Simplified Ownership Structure


Enel
100%
EGP LatAm
99.99%
EGP Chile
99.95%
Eléctrica Panguipulli
100%
Almeyda Solar
99.99%
Parque Eólico Taltal
61.37%
Parque Talinay Oriente
99.99%
Valle de los Vientos
99.99%
EGP del Sur
84.59%
Geotermia del Norte
99.99%
Pullinque
99.99%
Pilamaiquén
Solar
Wind
Geo
Hydro

EGPL - Assets Summary

	Wind	Solar	Hydro	Geo(1)	Total
Installed Capacity (MW)	564	492	92	48	1,195
Number of Plants	7	8	2	1	18
Generation(2) (TWh)	1,054	813	302	0	2,171

Market Share (by Installed Capacity)


Enel Green Power
30%
SunEdison
10%
Acciona
6%
LAP
6%
Pattern
5%
Others
43%

Companies	Installed Capacity (MW)
Enel Green Power	1,195
SunEdison	390
Acciona	241
LAP	239
Pattern	219
Others	1,699
Total	3,983

Chile's largest operator with 30% of the installed capacity of renewable energy

Econsult Capital Source: Enel Group, EGPL and Coordinador Eléctrico Nacional (CEN). (1) Cerro Pabellón began operations in March of 2017. (2) Power generation according to CEN (2016).

15

F-15

Understanding of Enel Green Power Latin America

Summary of Main Assets (1/2)

Econsult CAPITAL

Technology	Asset	Operational Figures		Direct and Indirect Ownership	
Wind	Valle de los Vientos	• Installed Capacity: • Annual Generation: • COD[(1)]:	90 MW 219 GWh December 2013	• Enel Green Power Chile • EGPL	99.99% 0.01%
Wind	Sierra Gorda Este	• Installed Capacity: • Annual Generation: • COD[(1)]:	112 MW 298 GWh December 2016	• Enel Green Power Chile • EGPL	99.99% 0.01%
Wind	Taltal	• Installed Capacity: • Annual Generation: • COD[(1)]:	99 MW 309 GWh February 2015	• Enel Green Power Chile • EGPL	99.99% 0.01%
Wind	Talinay Oriente	• Installed Capacity: • Annual Generation: • COD[(1)]:	90 MW 213 GWh October 2012	• Enel Green Power Chile • Enel Green Power Spa[(2)] • Simest	60.91% 34.57% 4.52%
Wind	Talinay Poniente	• Installed Capacity: • Annual Generation: • COD[(1)]:	61 MW 170 GWh March 2015	• Enel Green Power Chile • EGPL	99.99% 0.01%
Wind	Renaico	• Installed Capacity: • Annual Generation: • COD[(1)]:	88 MW 280 GWh September 2016	• Enel Green Power Chile • EGPL	99.99% 0.01%
Wind	Los Buenos Aires	• Installed Capacity: • Annual Generation: • COD[(1)]:	24 MW 86 GWh April 2016	• Enel Green Power Chile • EGPL	99.99% 0.01%
Hydro	Pullinque	• Installed Capacity: • Annual Generation: • COD[(1)]:	51 MW 199 GWh 1964	• Enel Green Power Chile • EGPL	99.99% 0.01%
Hydro	Pilmaiquén	• Installed Capacity: • Annual Generation: • COD[(1)]:	41 MW 226 GWh 1944	• Enel Green Power Chile • EGPL	99.99% 0.01%

Econsult Capital
Source: EGPL. (1) COD: Commercial Operation Date. (2) This stake is not part of the Transaction.

F-16

16

Understanding of Enel Green Power Latin America

Summary of Main Assets (2/2)

Econsult CAPITAL

		Operational Figures		Direct and Indirect Ownership	
Solar	Lalackama I	Installed Capacity: Annual Generation: COD[1]:	60 MW 159 GWh January 2015	Enel Green Power Chile EGPL	99.99% 0.01%
Solar	Lalackama II	Installed Capacity: Annual Generation: COD[1]:	18 MW 52 GWh September 2015	Enel Green Power Chile EGPL	99.99% 0.01%
Solar	Finis Terrae	Installed Capacity: Annual Generation: COD[1]:	160 MW 411 GWh April 2017	Enel Green Power Chile EGPL	99.99% 0.01%
Solar	Pampa Norte	Installed Capacity: Annual Generation: COD[1]:	79 MW 208 GWh October 2016	Enel Green Power Chile EGPL	99.99% 0.01%
Solar	Chañares	Installed Capacity: Annual Generation: COD[1]:	40 MW 94 GWh May 2015	Enel Green Power Chile EGPL	99.99% 0.01%
Solar	Diego de Almagro	Installed Capacity: Annual Generation: COD[1]:	36 MW 81 GWh December 2014	Enel Green Power Chile	100.00%
Solar	La Silla	Installed Capacity: Annual Generation: COD[1]:	1.7 MW 4.7 GWh April 2016	Enel Green Power Chile EGPL	99.99% 0.01%
Solar	Carrera Pinto	Installed Capacity: Annual Generation: COD[1]:	97 MW 258 GWh November 2016	Enel Green Power Chile EGPL	99.99% 0.01%
Geo	Cerro Pabellón	Installed Capacity: Annual Generation: COD[1]:	48 MW 345 GWh April 2017	Enel Green Power Chile ENAP[2]	84.59% 15.41%

Econsult Capital
Source: EGPL. (1) COD: Commercial Operation Date. (2) Empresa Nacional del Petróleo.

F-17

17

IV. Strategic Rationale F-18

Strategic Rationale Main Transaction Expected Benefits Consolidation of the Leading Chilean Power and Utility Player Enhanced equity story for Enel Chile, first Chilean player with leadership presence in: (i) power distribution; (ii) conventional power generation; and (iii) renewable power generation business Access to the largest renewable asset portfolio in Chile, with a concrete investment pipeline Improved growth perspectives for ECH Full alignment between Enel and ECH’s interests Transaction allows EGC’s minority shareholders to participate in a fully integrated and diversified power/utility company Consistent with global industry trends of combining conventional and renewable energy companies (Enel – Enel Green Power 2016; EDF – EDF Nouvelles 2011) Optimization of ECH’s Capital Structure ECH, EGC and EDC currently have a sub-optimal capital structure ECH is almost debt free (on a unconsolidated basis) with a significant cash balance Enel Distribución Chile S.A. (“EDC”) has as only relevant debt, an intercompany account payable with ECH EGC has low debt levels in relation to its peers Merger with EGPL and the cash consideration of the Tender Offer would increase net debt levels up to 2.0-2.5 times EBITDA 2017E, without adverse effects over its credit ratings that could trigger a downgrade to non investment grade, as informed by the Company’s management Improved capital structure would have a positive impact over the Company’s return over equity Reduction of Holding Discount ECH’s holding discount is substantially lower than the former Enersis’ holding discount The Transaction could reduce the holding discount of ECH due to the mix of the following factors: Reduced or minimal liquidity of EGC’s share post Tender Offer No access to invest directly in the EGPL and extremely limited access for investments in EDC è incentive to invest in ECH Increase in ECH’s Share Trading Volume The stock payment of the Tender Offer would increase ECH’s free float by adding part of EGC’s minority shareholders stake ECH’s weightings in main equity indexes (IPSA, MSCI) may increase, improving its liquidity due to possible portfolio adjustments from investors Potential increase in value of ECH due to lower holding discount should have a positive impact in the stock liquidity 1 3 4 2 F-19

V. Valuation Analysis F-20

Valuation Analysis Overview of Valuation Methodology Methodology Description Observations Applicability DCF Intrinsic value approach based on forecasted cash flows Macroeconomic assumptions and operational estimates based in the Business Plan and PxQ Projections provided for each company Each “part” is calculated based on its firm value adjusted by net debt, minority interests and the applicable percentage over the equity value The Company provided an “Equity Bridge” that adjusts each applicable net debt with certain additional assets and liabilities that given its nature it should be considered as financial debt or cash equivalent Value is heavily sensitive to energy prices and cost assumptions Near-term cash flows have greater impact on value Limited flexibility for sensitivity analysis All companies Market Value Both ECH and EGC’s shares have acceptable levels of liquidity EDC’s shares has minimal levels of secondary trading No public references of value for EGPL’s shares Share prices after announcement may be affected by speculation related to the Transaction ECH, EGC and EDC Trading Comparables Public company multiples applied to each company 2017E metrics Multiples of EBITDA tend to be the most relevant Important to select comparable with similar business dynamics We considered an average EV/EBITDA for each business segment and applied a +/- 0.5x variation for determining valuation ranges Good sample of local comps for ECH No pure comparables available for EDC Lack of local comps for EGPL, global sample considered All companies Research Analyst Target Prices Value estimates made by equity research analysts of local or international investment banks or stockbrokers Intends to replicate the intrinsic value of the companies, based only on public information Analysts’ recommendations may be affected by the Transaction announcement ECH and EGC have active coverage from analysts No direct coverage for EDC, not applicable for EGPL ECH and EGC Precedent Transactions Transaction multiples applied to ratios of each company Multiples of EBITDA tend to be the most relevant In general includes change of control premium Many transactions of renewables are done at high multiples given significant component of new projects (greenfield) We considered an average EV/EBITDA for each business segment and applied a +/- 0.5x variation for determining valuation ranges Lack of good pure comparable transactions for ECH, EGC and EDC Global sample of renewable deals provides a good reference of the appetite for renewable energies EGPL Econsult has conducted a sum-of-the-parts valuation of each of the companies involved in the Transaction. In order to estimate the value of each one, the discounted cash flow (“DCF”) methodology was considered as the most appropriate valuation tool for the definition of the Transaction terms. In order to have additional value references, we have also considered other four valuation methodologies. F-21

Valuation Analysis

Main Assumptions

Econsult CAPITAL

1	Valuation Date	• September 30, 2017	7 New Projects	• EGC: Assumes that Project Los Cóndores would be fully operational within the Projection Period • EGPL: Assumes differentiated execution probabilities depending on its PPA awarding horizon. Projects were classified in: (i) Certain (Campo del Sol – 338 MW); (ii) Short term (5 projects, 383 MW capacity); and (iii) Medium term (5 projects, 414 MW)
2	Currency	• ECH, EGC and EDC: Projections prepared in nominal Chilean pesos. For DCF calculations, projections were converted into US$ dollars • EGPL: Projections prepared in nominal US$ dollars	8 Generation Terminal Value	• Long term free cash flow (LFCF) perpetuity growing with long term US inflation • LFCF calculation considers a long term projection of gross margin (2023 – 2045). Long term maintenance and reposition CAPEX considering expected life and required reinvestments for each asset
3	Projection Period	• ECH, EGC and EDC: 5.25 years (last quarter 2017 – 2022) • EGPL: 9.25 years (last quarter 2017 – 2026)	9 Distribution Terminal Value	• NOPAT perpetuity growing with long term Chilean inflation • Additional long term CAPEX calculated assuming a return on new invested capital (RONIC) equal to the local currency adjusted WACC
4	Macro Assumptions	• Inflation, exchange rates and other macroeconomics assumptions until 2022 were provided by the Company • Local and US long term inflations were assumed to be equal to the 2022 estimate • Long term exchange rates were estimated using PPP	10 Holding Terminal Value	• Free cash flow perpetuity growing with long term US inflation • Calculation based on 2022 holding costs projection
5	WACC[(1)]	• Generation: 7.4% in nominal US$ dollars. Same betas, capital structure and debt cost for conventional and renewable Distribution: 7.0% in nominal US$ dollars • ECH: 7.3% in nominal US$ dollars. Calculated as the weighted average between EGC - EDC	11 Holding Discount	• Considers a 10% holding discount for ECH • Holding discount is consistent with last twelve months holding discount averages (pre Transaction announcement)
6	Taxes	• 25.5% for 2017 • 27.0% for 2018 onwards • As informed by the Company, the Transaction would not have any negative tax implications	12 Equity Adjustments	• The following adjustments were considered: - Net debt as provided on each company financial statements - Additional adjustments included in the Equity Bridge provided for each company - DCF based value for each of the minority interests

(1) Main parameters: (i) Risk free rate: 10 year US Treasury bond last 30 day average - 2.3%; (ii) Country risk premium: calculated using 10 year Chilean CDS average – 1.1%; (iii) Market risk premium based on estimate of Aswath Damodaran – 6.2%; (iv) Unlevered betas based on sample of selected comparable companies and using a 5 year regression. Generation Beta = 0.7 and Distribution Beta = 0.67; (v) Leverage (D/E) ratios based on sample of comparable companies. Generation = 0.33 and Distribution = 0.54; and (vi) pre tax cost of debt equal to 4.2%.

Econsult Capital

F-22

22

Valuation Analysis

Valuation Summary

Econsult CAPITAL

DCF midpoint valuation for EGC and ECH (adjusted by holding discount) have an implicit premium over its pre announcement share prices of 15.5% and 18.1%, respectively. DCF valuation of EGPL is below the value references provided by precedent transactions.

	Methodology	Equity Value (US$ m)		Midpoint US$ m	DCF Midpoint Premium/(Discount)	EV/EBITDA 17E
EGC	DCF *WACC: 7.4% ± 0.25%*	6,674	7,390	7,015	--	10.1x – 11.0x
EGC	Market Value[1] *CLP 405 - 543*	5,032	6,747	6,076[7]	15.5%	8.0x – 10.2x
EGC	Trading Comparables[2] *EV/ EBITDA 17E: [8.1x – 9.1x]*	5,106	5,904	5,505	27.4%	8.1x – 9.1x
EGC	Analyst target prices[3] *CLP 480 - 625*	5,964	7,766	6,958	0.8%	9.2x – 11.4x
EDC	DCF *WACC: 7.0% ± 0.5%*	2,431	2,630	2,527	--	8.8x – 9.4x
EDC	Market Value[1] *CLP 1,180 – 1,400*	2,057	2,441	2,179[7]	16.0%	7.6x – 8.8x
EDC	Trading Comparables[2] *EV/ EBITDA 17E: [10.4x – 11.4x]*	2,927	3,227	3,077	(17.9%)	10.4x – 11.4x
ECH	DCF[4] *WACC: 7.3% ± 0.25%*	5,892	6,428	6,148	--	10.0x – 10.8x
ECH	Market Value[1] *CLP 59 - 76*	4,388	5,652	5,206[7]	18.1%	7.0x – 8.7x
ECH	Trading Comparables[2] *EV/ EBITDA 17E EGC & EDC*	5,463	6,162	5,813	5.8%	8.5x – 9.4x
ECH	Analyst Target Prices[3] *CLP 75 - 89*	5,578	6,619	6,173	(0.4%)	8.6x – 10.0x
EGPL	DCF *WACC: 7.4% ± 0.25%[5]*	1,584	1,796	1,696	--	11.9x – 12.8x
EGPL	Trading Comparables[2] *EV/ EBITDA 17E: [11.5x – 12.5x]*	1,512	1,734	1,623	4.5%	11.5x – 12.5x
EGPL	Precedent Transactions[6] *EV/ EBITDA 17E: [13.0x – 14.0x]*	1,845	2,067	1,956	(13.3%)	13.0x – 14.0x

(1) Pre transaction announcement 52-week high and low
(2) Selected sample of companies
- I. EGC: Colbun, AES Gener and E-CL
- II. EDC: Aguas Andinas
- III. EGPL: ERG SpA, EDP Renovaveis, Dong Energy and Saeta Yield

(3) Latest recommendations of: Santander, JP Morgan, BICE, MBI, Credicorp, Scotia Capital, Larrain Vial, Renta 4 and Morgan Stanley
(4) DCF considers a 10% discount holding
(5) Range also considers sensitivity on project completion probability
(6) Selected precedent transactions of global renewals and Chilean hydro deals
(7) Latest stock price pre announcement

Note: All market values were converted into US$ dollars using an exchange rate of CLP/US$ 660, consistent with DCF macro assumptions.

23

F-23

VI. Analysis of Transaction Terms F-24

Analysis of Transaction Terms

Recommendation of Transaction Terms

Econsult CAPITAL

According to the selected methodology, the Transaction would favor the corporate interest as long as: (i) the exchange ratio of EGPL and ECH's shares is between 14.23x and 17.05x; (ii) the exchange ratio between EGC and ECH's shares is between 6.60x and 7.08x; and (iii) EGC tender offer price is in the range of CLP 537 – 595 per share.

Recommended Range of Transaction Terms Based on the Selected Methodology

1 Tender Offer Price and Exchange Ratio

Valuation scenarios	ECH		EGC			Exchange Ratio (EGC/ECH)		
	Equity Value (US$ m)	Share Price (CLP) (1)	Equity Value (US$ m)	Share Price (CLP) (1)	Premium over pre announcement price(4)	Holding Discount 7.5%	Base Case Holding Discount 10.0%	Holding Discount 12.5%
Low range	5,892	$79	6,674	**$537**	9.8%	**6.60x**	6.78x	6.97x
Midpoint	6,148	$83	7,015	$565	15.5%	6.64x	6.83x	7.02x
High range	6,428	$86	7,390	**$595**	21.6%	6.70x	6.88x	**7.08x**

2 Merger Exchange Ratio

Valuation scenarios	EGPL		Exchange Ratio (EGPL / ECH)								
			Holding Discount 7.5%			Base Case Holding Discount 10%			Holding Discount 12.5%		
	Equity Value (US$ m)	Share Price (CLP) (1)	ECH Low Range	ECH Midpoint	ECH High Range	ECH Low Range	ECH Midpoint	ECH High Range	ECH Low Range	ECH Midpoint	ECH High Range
Low range	1,584	$1,264	15.53x	14.88x	**14.23x**	15.96x	15.30x	14.63x	16.42x	15.73x	15.05x
Midpoint	1,696	$1,353	16.62x	15.93x	15.23x	17.08x	16.37x	15.66x	17.57x	16.84x	16.10x
High range	1,796	$1,433	17.60x	16.87x	16.13x	18.09x	17.33x	16.58x	18.61x	17.83x	**17.05x**

Tender Offer price and exchange ratios consistent with ECH's corporate interest

Econsult Capital

(1) ECH: 49,092,772,762 outstanding shares; EGC: 8,201,754,580 outstanding shares; EGPL: 827,205,371 outstanding shares. Exchange CLP/US$ 660 consistent with macro assumptions included in the DCF analysis

(2) Pre Announcement Price on August 25, 2017 was CLP 489.

25
F-25

Analysis of Transaction Terms

Tender Offer Exchange Ratio and Holding Discount Analysis

Econsult CAPITAL

The resulting exchange ratio between EGC and ECH shares is consistent with the last twelve months average (pre announcement) and seems convenient to EGC's shareholders with respect to the same ratio calculated using other valuation methodologies.

EGC/ECH Exchange Ratio Evolution LTM(1)

Aug 25, 2016 – Aug 25, 2017


7.6
7.4
7.2
7.0
6.8
6.6
6.4
6.2
6.0
Average: 6.9x
Aug.16
Oct.16
Dic.16
Feb.17
Abr.17
Jun. 17
Aug.17

Period	Average
3 Months	7.0x
6 Months	7.0x
9 Months	6.9x
12 Months	6.9x

Discount Holding Evolution LTM(1) (2)

Aug 25, 2016 – Aug 25, 2017


20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
Average 08/16 – 02/17: 12.5%
Average LTM: 10.3%
Aug.16
Oct.16
Dic.16
Feb.17
Abr.17
Jun.17
Aug.17

Period	Average
Last 3 Months	9.4%
Last 6 Months	8.0%
Last 9 Months	8.5%
Last 12 Months	10.3%

EGC/ECH Exchange Ratio Comparison with Other Valuation Methodologies


7.1x
6.8x
6.6x
7.1x
6.9x
6.8x
7.0x
6.7x
6.4x
Exchange Ratio at DCF Midpoint 6.8x
5.7x
5.7x
5.6x
DCF
Market Value
Target Price Consensus
Trading Comparables

	DCF	Market Value	Target Price Consensus	Trading Comparables
Premium/(Discount) vs Average		(1.4%)	1.4 %	21.0 %

- *Higher exchange ratios are more favorable to EGC's shareholders*
- *The exchange ratio implied in our midpoint valuation has a 1.4% discount with respect to the market average, however considers a premium over other valuation methodologies*

Econsult Capital (1) Last twelve months pre Transaction announcement. (2) Holding Discount = ECH market cap / ECH's net asset value (NAV) - 1. NAV = (EGC's market cap x 60.0%) + (EDC's market cap x 99.1%) – (ECH's unconsolidated net debt) – (last twelve months ECH's holding costs x market ECH's EV/EBITDA multiple LTM).

26

F-26

Analysis of Transaction Terms

Definition of Capital Increase – Tender Offer Ratio

Econsult CAPITAL

In order to maximize the EPS post Transaction, we have assumed that ECH will maximize its debt capacity without affecting its credit rating. According to the Company, the credit rating agencies would consider acceptable for investment grade rating debt levels resulting in Net Debt / EBITDA in the range of the 2.0 – 2.5 times.

Post Merger Additional Debt Capacity Analysis

A Post Merger Proforma Financial Figures 2017E

US$ m	Net Debt 2017	EBITDA 2017	Net Debt/EBITDA
ECH Pre Merger	592	1,064	0.5x
EGC	925	816	1.1x
EGPL	1,088	239	4.5x
ECH Post Merger	1,680	1,304	1.3x

B Maximum Additional Debt Capacity

Target Net Debt / EBITDA Ratio[2] 2.5x

US$ m	Net Debt 2017	EBITDA 2017	Net Debt/EBITDA
Additional Debt	1,580	1,304	1.2x
Maximum ECH Post Merger Debt	3,260	1.,04	2.5x

Decrease in the maximum additional debt respect to the preliminary report, due to lower EBITDA estimates for 2017 year end

Calculation Methodology for the Capital Increase Tender Offer Ratio

Main assumptions: (i) ECH would maximize net cash payments; (ii) ECH would not exceed debt levels over 2.5x EBITDA; (iii) Tender Offer success should not exceed 95% stake in EGC[3] → Size of the Capital Increase has to be determined considering the maximum probable scenario

A Maximum Tender Offer Amount @95% stake in EGC

		EGC Valuation Range		
		Low	Mid	High
Tender Offer Price per Share	CLP	537	565	595
Total Shares of EGC	# m	8,202	8,202	8,202
EGC's Free Float	%	35.0	35.0	35.0
Maximum Tender Offer Value[1]	US$ m	2,336	2,455	2,587

B Capital Increase – Tender Offer Ratio

	EGC Valuation Range					
	Low		Mid		High	
	US$ m	%	US$ m	%	US$ m	%
Max. Tender Offer Value	2,336	100%	2,455	100%	2,587	100%
Net Cash Payment	1,580	67.6%	1,580	64.4%	1,580	61.1%
Proceeds Capital Increase	756	32.4%	875	35.6%	1,007	38.9%
Recommended Net Cash Payment Range	60.0% - 65.0%					

Econsult Capital

(1) Exchange CLP/US$ 660 consistent with macro assumptions included in the DCF analysis. (2) In addition of Net Debt/EBITDA ratio, rating agencies will look at other ratios such as interest coverage and leverage, among others. Proforma 2017E interest coverage with the new maximum possible additional debt would reach 7.8X. (3) Assumption consistent with historical levels of dividends not collected by EGC shareholders

27

F-27

Analysis of Transaction Terms

Analysis of Possible Transaction Results – EGPL Low Range Valuation

Econsult CAPITAL

Transaction Sensitivity based on Tender Offer Results – ECH Base Case with 10% Holding Discount

A ECH Low Valuation Range

65% net cash / 35% stock Exchange ratios: EGC / ECH = 6.78x; Adjusted EGC / ECH[2] = 2.37x; EGPL / ECH = 15.96x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(0.85%)	65.9%	1.79x
79.5%	0.53%	65.0%	1.94x
87.5%	2.90%	63.5%	2.21x
95.0%	5.02%	62.2%	2.45x
100%	6.38%	61.3%	2.62x

60% net cash / 40% stock Exchange ratios: EGC / ECH = 6.78x; Adjusted EGC / ECH[2] = 2.71x; EGPL / ECH = 15.96x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(1.29%)	65.5%	1.75x
79.7%	0.00%	64.4%	1.89x
87.5%	2.07%	62.8%	2.13x
95.0%	3.96%	61.3%	2.37x
100%	5.17%	60.3%	2.52x

B ECH Midpoint Valuation

65% net cash / 35% stock Exchange ratios: EGC / ECH = 6.83x; Adjusted EGC / ECH[2] = 2.39x; EGPL / ECH = 15.30x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(0.16%)	65.6%	1.81x
77.9%	0.69%	65.0%	1.91x
87.5%	3.46%	63.2%	2.25x
95.0%	5.51%	61.8%	2.51x
100%	6.83%	60.9%	2.69x

60% net cash / 40% stock Exchange ratios: EGC / ECH = 6.83x; Adjusted EGC / ECH[2] = 2.73x; EGPL / ECH = 15.30x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(0.61%)	65.1%	1.77x
77.3%	0.00%	64.6%	1.85x
87.5%	2.63%	62.5%	2.18x
95.0%	4.45%	60.9%	2.42x
100%	5.62%	60.0%	2.58x

C ECH High Valuation Range

65% net cash / 35% stock Exchange ratios: EGC / ECH = 6.88x; Adjusted EGC / ECH[2] = 2.41x; EGPL / ECH = 14.63x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	0.52%	65.2%	1.84x
76.2%	0.87%	65.0%	1.89x
87.5%	4.00%	62.8%	2.30x
95.0%	5.97%	61.5%	2.58x
100%	7.24%	60.6%	2.76x

60% net cash / 40% stock Exchange ratios: EGC / ECH = 6.88x; Adjusted EGC / ECH[2] = 2.75x; EGPL / ECH = 14.63x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
74.7%	0.00%	64.9%	1.79x
75.0%	0.07%	64.8%	1.80x
87.5%	3.17%	62.1%	2.23x
95.0%	4.91%	60.6%	2.48x
100%	6.03%	59.6%	2.65x

Econsult Capital (1) EPS impact calculated with the 5 year average
(2) (EGC's share price) / (ECH's share price) adjusted by the percentage of payment in ECH shares

Red numbers represent a breach of the minimum conditions set by Enel
Minimum conditions breakeven scenario
Active restriction

F-28

28

Analysis of Transaction Terms

Analysis of Possible Transaction Results – EGPL Midpoint Valuation

Econsult CAPITAL

Transaction Sensitivity based on Tender Offer Results - ECH Base Case with 10% Holding Discount

A ECH Low Valuation Range

OUT OF THE RECOMENDED RANGE

65% net cash / 35% stock Exchange ratios: EGC / ECH = 6.78x; Adjusted EGC / ECH(2) = 2.37x; EGPL / ECH = 17.08x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(2.24%)	66.4%	1.79%
82.4%	0.00%	(64.9%)	2.03x
87.5%	1.50%	64.0%	2.21x
95.0%	3.63%	62.7%	2.45x
100%	4.99%	61.8%	2.62x

60% net cash / 40% stock Exchange ratios: EGC / ECH = 6.78x; Adjusted EGC / ECH(2) = 2.71x; EGPL / ECH = 17.08x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(2.67%)	65.9%	1.75x
84.8%	(0.00%)	63.8%	2.05x
87.5%	0.71%	63.3%	2.13x
95.0%	2.61%	61.8%	2.37x
100%	3.82%	60.9%	2.52x

B ECH Midpoint Valuation

65% net cash / 35% stock Exchange ratios: EGC / ECH = 6.83x; Adjusted EGC / ECH(2) = 2.39x; EGPL / ECH = 16.37x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(1.52%)	66.0%	1.81x
80.0%	0.05%	(65.0%)	2.00x
87.5%	2.11%	63.7%	2.25x
95.0%	4.16%	62.3%	2.51x
100%	5.48%	61.4%	2.69x

60% net cash / 40% stock Exchange ratios: EGC / ECH = 6.83x; Adjusted EGC / ECH(2) = 2.73x; EGPL / ECH = 16.37x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(1.95%)	65.6%	1.77x
82.4%	(0.00%)	64.0%	2.01x
87.5%	1.31%	62.9%	2.18x
95.0%	3.14%	61.4%	2.42x
100%	4.31%	60.5%	2.58x

C ECH High Valuation Range

65% net cash / 35% stock Exchange ratios: EGC / ECH = 6.88x; Adjusted EGC / ECH(2) = 2.41x; EGPL / ECH = 15.66x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(0.79%)	65.7%	1.84x
78.5%	0.22%	(65.0%)	1.97x
87.5%	2.70%	63.3%	2.30x
95.0%	4.67%	61.9%	2.58x
100%	5.94%	61.1%	2.76x

60% net cash / 40% stock Exchange ratios: EGC / ECH = 6.88x; Adjusted EGC / ECH(2) = 2.75x; EGPL / ECH = 15.66x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(1.23%)	65.3%	1.80x
79.8%	0.00%	64.2%	1.96x
87.5%	1.89%	62.6%	2.23x
95.0%	3.64%	61.1%	2.48x
100%	4.76%	60.1%	2.65x

Econsult Capital (1) EPS impact calculated with the 5 year average
(2) (EGC's share price) / (ECH's share price) adjusted by the percentage of payment in ECH shares

Red numbers represent a breach of the minimum conditions set by Enel
Minimum conditions breakeven scenario
( ) Active restriction

F-29

29

Analysis of Transaction Terms

Analysis of Possible Transaction Results – EGPL High Range Valuation

Econsult CAPITAL

Transaction Sensitivity based on Tender Offer Results - ECH Base Case with 10% Holding Discount

A ECH Low Valuation Range

65% net cash / 35% stock Exchange ratios: EGC / ECH = 6.78x; Adjusted EGC / ECH[2] = 2.37x; EGPL / ECH = 18.09x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(3.46%)	66.8%	1.79x
86.5%	0.00%	64.6%	2.17x
87.5%	0.29%	64.4%	2.21x
95.0%	2.41%	63.1%	2.45x
100%	3.77%	62.2%	2.62x

60% net cash / 40% stock Exchange ratios: EGC / ECH = 6.78x; Adjusted EGC / ECH[2] = 2.71x; EGPL / ECH = 18.09x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(3.87%)	66.4%	1.75x
87.5%	(0.49%)	63.7%	2.13x
89.4%	0.00%	63.3%	2.19x
95.0%	1.42%	62.2%	2.37x
100%	2.64%	61.3%	2.52x

B ECH Midpoint Valuation

65% net cash / 35% stock Exchange ratios: EGC / ECH = 6.83x; Adjusted EGC / ECH[2] = 2.39x; EGPL / ECH = 17.33x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(2.70%)	66.4%	1.81x
84.2%	0.00%	64.7%	2.14x
87.5%	0.92%	64.1%	2.25x
95.0%	2.98%	62.7%	2.51x
100%	4.30%	61.9%	2.69x

60% net cash / 40% stock Exchange ratios: EGC / ECH = 6.83x; Adjusted EGC / ECH[2] = 2.73x; EGPL / ECH = 17.33x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(3.12%)	66.0%	1.77x
86.9%	0.00%	63.5%	2.16x
87.5%	0.14%	63.4%	2.18x
95.0%	1.98%	61.9%	2.42x
100%	3.16%	60.9%	2.58x

C ECH High Valuation Range

65% net cash / 35% stock Exchange ratios: EGC / ECH = 6.88x; Adjusted EGC / ECH[2] = 2.41x; EGPL / ECH = 16.58x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(1.95%)	66.1%	1.84x
81.9%	0.00%	64.8%	2.10x
87.5%	1.55%	63.7%	2.30x
95.0%	3.52%	62.4%	2.58x
100%	4.79%	61.5%	2.76x

60% net cash / 40% stock Exchange ratios: EGC / ECH = 6.88x; Adjusted EGC / ECH[2] = 2.75x; EGPL / ECH = 16.58x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(2.37%)	65.7%	1.80x
84.4%	0.00%	63.6%	2.12x
87.5%	0.76%	63.0%	2.23x
95.0%	2.52%	61.5%	2.48x
100%	3.65%	60.5%	2.65x

Econsult Capital (1) EPS impact calculated with the 5 year average
(2) (EGC's share price) / (ECH's share price) adjusted by the percentage of payment in ECH shares

Red numbers represent a breach of the minimum conditions set by Enel
Minimum conditions breakeven scenario
Active restriction

F-30
30

Analysis of Transaction Terms

Analysis of Possible Transaction Results – ECH Valuation Sensitivity (1/2)

Econsult CAPITAL

Transaction Sensitivity basen on Tender Offer Results – ECH High Range with 7.5% Holding Discount

A EGPL Low Valuation Range

65% net cash / 35% stock — Exchange ratios: EGC / ECH = 6.70x; Adjusted EGC / ECH[2] = 2.34x; EGPL / ECH = 14.23x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	1.16%	65.1%	1.84x
75.8%	1.40%	65.0%	1.87x
87.5%	4.75%	62.8%	2.30x
95.0%	6.78%	61.4%	2.58x
100%	8.09%	60.6%	2.76x

60% net cash / 40% stock — Exchange ratios: EGC / ECH = 6.70x; Adjusted EGC / ECH[2] = 2.68x; EGPL / ECH = 14.23x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
73.8%	0.40%	65.0%	1.76x
75.0%	0.72%	64.7%	1.80x
87.5%	3.94%	62.1%	2.23x
95.0%	5.74%	60.6%	2.48x
100%	6.90%	59.6%	2.65x

B EGPL Midpoint Valuation

65% net cash / 35% stock — Exchange ratios: EGC / ECH = 6.70x; Adjusted EGC / ECH[2] = 2.34x; EGPL / ECH = 15.23x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(0.13%)	65.6%	1.84x
78.1%	0.78%	65.0%	1.96x
87.5%	3.46%	63.2%	2.30X
95.0%	5.49%	61.9%	2.58x
100%	6.80%	61.1%	2.76x

60% net cash / 40% stock — Exchange ratios: EGC / ECH = 6.70x; Adjusted EGC / ECH[2] = 2.68x; EGPL / ECH = 15.23x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(0.56%)	65.2%	1.80x
77.1%	0.00%	64.7%	1.87x
87.5%	2.67%	62.5%	2.23x
95.0%	4.48%	61.1%	2.48x
100%	5.64%	60.1%	2.65x

C EGPL High Valuation Range

65% net cash / 35% stock — Exchange ratios: EGC / ECH = 6.70x; Adjusted EGC / ECH[2] = 2.34x; EGPL / ECH = 16.13x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(1.27%)	66.0%	1.84x
80.2%	0.26%	65.0%	2.03x
87.5%	2.32%	63.6%	2.30x
95.0%	4.36%	62.3%	2.58x
100%	5.67%	61.5%	2.76x

60% net cash / 40% stock — Exchange ratios: EGC / ECH = 6.70x; Adjusted EGC / ECH[2] = 2.68x; EGPL / ECH = 16.13x			
Final ECH stake in EGC	EPS impact[1]	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(1.68%)	65.6%	1.80x
81.4%	0.00%	64.2%	2.02x
87.5%	1.55%	62.9%	2.23x
95.0%	3.38%	61.5%	2.48x
100%	4.54%	60.5%	2.65x

(1) EPS impact calculated with the 5 year average
(2) (EGC's share price) / (ECH's share price) adjusted by the percentage of payment in ECH shares

Red numbers represent a breach of the minimum conditions set by Enel
Minimum conditions breakeven scenario
Active restriction

Econsult Capital F-31 31

Analysis of Transaction Terms

Analysis of Possible Transaction Results – ECH Valuation Sensitivity (2/2)

Econsult CAPITAL

Transaction Sensitivity basen on Tender Offer Results – ECH High Range with 12.5% Holding Discount

A EGPL Low Valuation Range

65% net cash / 35% stock — Exchange ratios: EGC / ECH = 7.08x; Adjusted EGC / ECH(2) = 2.48x; EGPL / ECH = 15.05x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(0.15%)	65.3%	1.84x
76.7%	0.35%	65.0%	1.91x
87.5%	3.23%	62.9%	2.30x
95.0%	5.14%	61.5%	2.58x
100%	6.36%	60.6%	2.76x

60% net cash / 40% stock — Exchange ratios: EGC / ECH = 7.08x; Adjusted EGC / ECH(2) = 2.83x; EGPL / ECH = 15.05x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(0.61%)	64.9%	1.80x
77.5%	0.00%	64.3%	1.88x
87.5%	2.38%	62.1%	2.23x
95.0%	4.05%	60.6%	2.48x
100%	5.12%	59.6%	2.65x

B EGPL Midpoint Valuation

65% net cash / 35% stock — Exchange ratios: EGC / ECH = 7.08x; Adjusted EGC / ECH(2) = 2.48x; EGPL / ECH = 16.10x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(1.48%)	65.8%	1.84x
80.4%	0.00%	64.7%	2.04x
87.5%	1.90%	63.3%	2.30X
95.0%	3.81%	62.0%	2.58x
100%	5.04%	61.1%	2.76x

60% net cash / 40% stock — Exchange ratios: EGC / ECH = 7.08x; Adjusted EGC / ECH(2) = 2.83x; EGPL / ECH = 16.10x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(1.93%)	65.4%	1.80x
82.9%	0.00%	63.6%	2.07x
87.5%	1.08%	62.6%	2.23x
95.0%	2.77%	61.1%	2.48x
100%	3.84%	60.1%	2.65x

C EGPL High Valuation Range

65% net cash / 35% stock — Exchange ratios: EGC / ECH = 7.08x; Adjusted EGC / ECH(2) = 2.48x; EGPL / ECH = 17.05x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(2.65%)	66.2%	1.84x
84.7%	0.00%	64.3%	2.20x
87.5%	0.74%	63.8%	2.30x
95.0%	2.65%	62.4%	2.58x
100%	3.89%	61.5%	2.76x

60% net cash / 40% stock — Exchange ratios: EGC / ECH = 7.08x; Adjusted EGC / ECH(2) = 2.83x; EGPL / ECH = 17.05x			
Final ECH stake in EGC	EPS impact(1)	Final Enel Stake	Net Debt / EBITDA 2017E
75.0%	(3.08%)	65.8%	1.80x
87.5%	(0.06%)	63.0%	2.23x
87.8%	0.00%	62.9%	2.23x
95.0%	1.63%	61.5%	2.48x
100%	2.72%	60.5%	2.65x

Econsult Capital
(1) EPS impact calculated with the 5 year average
(2) (EGC's share price) / (ECH's share price) adjusted by the percentage of payment in ECH shares

Red numbers represent a breach of the minimum conditions set by Enel
Minimum conditions breakeven scenario
Active restriction

F-32

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VII. Conclusions F-33

Conclusions (1/2) Econsult has prepared this Report in its capacity as independent valuator hired by the Board of Directors’ Committee of ECH to evaluate the merits and benefits of the Transaction for the corporate interest of ECH Econsult considers that a joint execution of: (i) a merger with EGPL; and (ii) a tender offer over the shares of EGC would be beneficial for the Company, considering both the strategic rationale of the transactions as well as the potential positive impacts on ECH From an strategic stand point, the Transaction could allow to: Consolidate ECH as the leading player in Chilean power and utility sector, under a structure where the interests are fully aligned with the controlling shareholder; Improve ECH's competitive positioning and investment thesis; incorporating assets of renewable generation for 1,195 MW and an attractive portfolio of new projects; Optimize ECH’s capital structure as a result of the additional debt related with the execution of the Transaction; Reduce ECH holding discount to the extent that a relevant part of EGC’s shares are acquired; Increase secondary trading volumes of ECH’s shares due to: (i) increase on its free float; (ii) positive impact in its weight in the different relevant equity indexes; and (iii) positioning as the best power and utility entity to invest in Chile F-34

Conclusions (2/2) It is important to highlight that given that the Transaction will be payable with a combination of cash and stock, no significant changes on ECH’s credit ratings that could trigger a downgrade to non investment grade are expected The analysis performed included a valuation for each of the companies and sensitivity of the applicable holding discount. Based on these valuations the exchange ratios between EGPL/ECH and EGC/ECH were defined In particular, Econsult considers that the exchange ratio between the shares of EGPL and ECH should be in the range of 14.23x - 17.05x, in order to be beneficial for the corporate interest of the Company Econsult also considers that in order for the Transaction to contribute to the corporate interest, the value per share of EGC for the Tender Offer should be between CLP 537-595 per share and the exchange ratio between EGC and ECH shares should be in the range of 6.60x - 7.08x These valuations represent a premium between 9.8% and 21.6% over EGC’s share closing price on the day of the announcement of the Transaction The proposed exchange ratios are consistent with the historical average of the last twelve months prior to the announcement of the Transaction In order to minimize dilution and maximize earnings per share of ECH, it is convenient for the Company to maximize the net cash payment according to its additional debt capacity Based on the analysis performed, it is recommended that the net cash payment to be between 60% and 65% of the total consideration The minimum conditions established by Enel are fulfilled in the vast majority of possible scenarios within the terms of Transaction proposed by Econsult If Enel wishes to comply with the minimum conditions set out in all possible Transactions scenarios, it should consider adjusting some of these minimum conditions. F-35

F-36

ANNEX G

REPORT OF OSCAR MOLINA, INDEPENDENT APPRAISER OF ENEL CHILE

This Annex G is a free English translation of the original Spanish language version, which reflects the substantive content of the original Spanish language document, but may not be a word-for-word translation. In the event of any discrepancy with the English translation, the original Spanish language document will prevail.

The pro forma and historical consolidated statements of financial position of Enel Chile S.A., Enel Generación Chile S.A. and Enel Green Power Latin América S.A., as of September 30, 2017 that are contained in, or referred to, in the report of Oscar Molina, dated November 3, 2017, have not been examined or audited in accordance with either the standards of the American Institute of Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes.

Santiago, November 3rd, 2017

Messrs. Directors and Shareholders,

Enel Chile S.A.

The Board of Directors of Enel Chile S.A. (“Enel Chile” or the “Company”), pursuant to the disclosures made to the Superintendence of Securities and Insurance (the “SVS”) in its Significant Event N° 018/2017, dated August 30th, 2017, and in the context of the corporate reorganization described in the Significant Event N° 015/2017 (the “Reorganization”), which refers, among other aspects, to the merger between Enel Chile and Enel Green Power Latin America Limitada (“EGPL”) (the “Merger”), has appointed me as an independent expert (the “Expert”), to issue an expert report (the “Expert Report”) on the estimated equity value of Enel Chile and EGPL (the “Companies”) and the exchange ratio of the corresponding shares or corporate equity (the “Exchange Ratio”).

As is detailed in the abovementioned Significant Event, the Reorganization envisages, in addition to the Merger, a public tender offer to purchase shares in Enel Generación Chile S.A. (the “OPA”). According to the task assigned by the Company and considering that neither the terms and conditions nor the results of the OPA are known as of this date, it is important to highlight that this Expert Report does not consider or address the effects that the OPA could have in Enel Chile’s valuation nor in the Exchange Ratio.

Therefore, based on what was requested from me and established in the Service Agreement that Enel Chile and myself signed on September 12th, 2017, I hereby issue the following report.

1.	PURPOSE OF THE REPORT

This Expert Report is issued to serve as information that the Board of Directors of the Company will make available to the shareholders of Enel Chile who are required to make a decision in connection with the Merger, all within the context of the Reorganization. The foregoing is pursuant to the requirements of article 156 of the “Reglamento de Sociedades Anónimas” (the “Regulation”).

2.	AVAILABLE INFORMATION

In the analysis and evaluation process, we used both confidential information provided by the Company through its executives and information obtained from private databases to which Bansud Capital has access. We additionally considered information obtained from written and electronic media publicly available on the internet.

The information on the Companies was available through a virtual data room in Intralinks Inc. (the “Data Room”), including, among others:

•	Historical financial statements for the Companies and their main subsidiaries.

•	Presentations drafted by the Company’s management regarding Enel Generación Chile (“EGC”), Enel Distribución Chile (“EDC”), Enel Chile and EGPL.

•	Financial projections for the 2017-2022 period for EGC and its subsidiaries, EDC, Enel Chile and EGPL, including, among others, balances, income statements, expansion and maintenance expenditures and the main working capital accounts.

•	Projections of the main operational variables of EGC, EDC and EGPL, including, among others, prices and quantities for their main revenue sources. In the case of EGC and EGPL, said projections cover the period between 2017-2045.

•	Estimates of the investments that EGC, EDC, Enel Chile and EGPL are expected to perform in the medium and long term.

1

•	Audited financial statements as of September 30th, 2017 for EGC, EDC, Enel Chile and EGPL.

•	Legal DD Report issued by Carey.

•	Technical DD Report issued by DNV GL.

Meetings were also held with the management of EGC, EDC, Enel Chile and EGPL, and an instance for queries and responses was electronically provided via the Data Room.

Additionally, we had access to proprietary and public information, including:

•	Statistical information, market prices, investment bank reports and information of comparable companies obtained from Bloomberg.

•	Operational information obtained from the webpage of the “Coordinador Eléctrico Nacional”.

•	General news obtained in the web.

3.	SCOPE AND LIABILITY

As it was previously mentioned, this Expert Report was exclusively drafted over the basis of the information provided by Enel Chile and EGPL, as well as publicly available information.

No independent verification has been conducted regarding the provided information nor of the public information used in the analyses and conclusions of this report. Therefore, the Expert Report does not issue nor grant any representation or guarantee, of any kind, regarding the truthfulness or precision of said information and, consequently, the Expert does not assume any liability whatsoever for any errors or omissions that could exist in the information that was provided or that it may have accessed, nor the analyses and conclusions directly or indirectly resulting from such errors or omissions.

Likewise, no verification of the terms and conditions of the power purchase agreements (“PPA”) has been conducted, nor a technical revision of the Companies’ assets. In the case of PPAs and in accordance with the terms set forth in the preceding paragraph, we have relied in the report provided by Carey.

The analyses and/or conclusions contained in this Expert Report are valid as of its date and are only useful for the purpose for which they have been requested. Therefore, no liability of any kind is hereby assumed for any damage that could be generated as a result of using this Report with a purpose other than the foregoing.

The Expert Report does not constitute a recommendation for the approval of the Merger.

4.	USE OF THE EXPERT REPORT

This Expert Report is issued in compliance with the provisions of article No. 156 of the Regulation. Therefore, it is hereby authorized that this report:

a)	Serves as ground for the recommendations that the Company’s directors issue or may issue with regards to the Merger and the Exchange Ratio, and

b)	Is made available to the Company’s shareholders through the means that its Board of Directors may decide in connection to the call of the Extraordinary Shareholders Meeting that is to address the Reorganization and, moreover, is incorporated in the documentation that the Company shall provide to the U.S. Securities and Exchange Commission (“SEC”), provided that such is necessary in accordance with the regulations applicable in this regard.

2

5.	METHODOLOGY USED TO DETERMINE THE EXCHANGE RATIO OF THE MERGING COMPANIES

The applied methodology consisted in:

a)	Reviewing the business plans of the Companies and their main subsidiaries.

b)	Validating the information with historical results and main future development premises expressed by each administration.

c)	Making inquiries regarding aspects in which there were doubts and, depending on the received responses, adjusting the projections.

d)	Valuing Enel Chile and EGPL through a sum-of-the-parts analysis, making separate valuations for each company in a standalone basis as well as for their main subsidiaries using the Discounted Cash Flows (“DCF”) methodology.

e)	Corroborating the results obtained through DCF with trading and transaction multiples of comparable companies.

f)	Calculating each company’s equity value, subtracting the net financial debt and other adjustments as of September 30th, 2017, including estimates of dividends to be distributed in January 2018, before the Merger.

Exhibit A provides greater detail of the conducted analysis.

6.	ESTIMATE OF THE VALUE AND EXCHANGE RATIO OF THE MERGING COMPANIES

6.1	Estimation of Value as of September 30th, 2017

In accordance to what was stated at the beginning of this document, the estimation of Enel Chile’s value that is presented in this Expert Report does not consider in any way the OPA that would be performed as part of the Reorganization.

It is also necessary to highlight that in order to maintain consistent valuation criteria for both companies, the inclusion of a holding discount1 was not considered.

($, Chilean pesos)	Enel Chile[2]	EGPL
Value of Equity as of September 30th, 2017[3]	4,457,950,000,000	1,006,223,000,000
Total N° of Shares	49,092,772,762	827,205,371
Price per Share	90.8	1,216.4

As indicated by the Company, the valuation of EGPL assumes that, as of the time of the Merger, its only asset will be the 100% ownership of Enel Green Power Chile.

Exhibit A explains in further detail the valuation of both companies.

[1]	Difference between the sum of the intrinsic value of each subsidiary of a conglomerate and the market capitalization of said conglomerate (or holding) of companies.
[2]	Enel Chile’s valuation considers the effect of dividend distribution in EGC and Enel Chile in January 2018, before the Merger, estimated in US$64 million and US$58 million respectively.
[3]	Figures in Chilean Pesos, as per the observed exchange rate as of September 30th, 2017.

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6.2	Exchange Ratio

Considering the equity value for Enel Chile and EGPL previously discussed, for the purposes of the Merger Enel Chile shall perform a capital increase as per the following specifications:

Amount of Capital Increase for Merger[3]:	$1,006,223,000,000
Price per share to be issued[3]	$90.8
N° of Enel Chile shares to be issued	11,080,940,138
Total number of Enel Chile shares after the Merger	60,173,712,900

	N° of Shares	Exchange Ratio (Enel Chile / EGPL)
EGPL	827,205,371	13.4x

7.	PROFORMA BALANCE SHEET OF THE ABSORBING COMPANY

The following proforma balance sheet, prepared based on the information drafted by Enel Chile’s management and reviewed by EY Audit SpA, represents the absorbing company (i.e., Enel Chile), presenting in a simplified manner the main asset, liability and equity accounts of the Companies, with any adjustments required.

(thousands of Chilean Pesos)	Enel Chile (Sep/30/2017)	EGPL (Sep/30/2017)	Adjustments	Enel Chile post-Merger (Proforma)
Current Assets	856,738,886	134,911,988	(16,350,370)	975,300,504
Non-Current Assets	4,597,540,759	1,515,499,681	18,519,108	6,131,559,548

Total Assets	5,454,279,645	1,650,411,669	2,168,738	7,106,860,052

Current Liabilities	570,117,870	146,882,745	(16,350,370)	700,650,245
Non-Current Liabilities	1,135,969,658	756,272,394	—	1,892,242,052

Total Liabilities	1,706,087,528	903,155,139	(16,350,370)	2,592,892,297

Issued Capital	2,229,108,975	527,698,886	478,524,114	3,235,331,975
Accumulated Earnings	1,754,976,619	123,506,438	(123,506,438)	1,754,976,619
Other Reserves	(1,017,014,701)	992,619	(336,498,568)	(1,352,520,650)
Equity attributable to the owners of the controller	2,967,070,893	652,197,943	18,519,108	3,637,787,944
Non-controlling stakes	781,121,224	95,058,587	—	876,179,811

Total Equity	3,748,192,117	747,256,530	18,519,108	4,513,967,755

Total Liabilities and Equity	5,454,279,645	1,650,411,669	2,168,738	7,106,860,052

The adjustments performed were the following:

a)	Current Assets / Current Liabilities: Elimination of accounts receivable and payable with related parties, and intercompany balances between EGPL and Enel Chile (and subsidiaries) for Ch$16,350,370,000

b)	Non-Current Assets: Adjustments in goodwill for Ch$18,519,108,000 due to the excess value of the net assets of EGPL acquired by Enel and which were accounted for in Enel (“Push down” adjustments). After the Merger, said goodwill must be reflected in the new controller’s balance sheet (Enel Chile)

We understand that, if the Reorganization is approved, EGPL would transfer its equity interests in corporations with operations outside Chile through purchase agreements. The effect of these transfers has not been considered given that it is estimated to be non-material

4

c)	Equity Accounts

i)	Issued Capital:

•	Elimination of EGPL’s Issued Capital for Ch$527,698,886,000

•	Capital Increase in Enel Chile in exchange for EGPL’s equity, for a sum of Ch$1,006,223,000,000, defined based on Enel Chile’s price per share (Ch$90.8) and the number of Enel Chile shares to be issued (11,080,940,138)

ii)	Accumulated Earnings:

•	Elimination of EGPL’s Accumulated Earnings, for Ch$123,506,438,000

•	Although it is estimated that in January 2018, before the Merger, EGC and Enel Chile will distribute dividends, the effects of these dividends has not been included in the Proforma Balance Sheet because at the date of this Expert Report, they have not been officially declared

iii)	Other Reserves:

•	Net effect of elimination of EGPL’s equity accounts, for Ch$651,205,324,000

•	Push Down Adjustments in Other Reserves, for Ch$18,519,108,000

•	Effect of the capital increase in Enel Chile in exchange for EGPL’s equity, for (Ch$1,006,223,000,000)

•	The effect of the sale of EGPL’s equity interests outside Chile was not included, as it is estimated to be non-material

8.	STATEMENT BY THE EXPERT

Pursuant to articles N° 156 and 168 of the Regulation, I hereby declare:

a)	That I am independent from Enel Chile and EGPL, as well as from the business group to which both companies belong; and

b)	That I am responsible for the assessments contained in this Expert Report, as per the terms and conditions indicated herein.

Oscar Fernando Molina Henríquez

National Identification Card No. 9.618.608-8

5

Exhibit A: Economic Valuation and Exchange Ratio ELQUI Operation November 3rd, 2017 G-1

Scope of Work According to what was informed to the Expert by Enel Chile S.A. (“Enel Chile” or the “Company”) and what was informed in the Significant Event dated August 25, 2017, Enel Chile decided to initiate the analysis of a potential corporate reorganization (the “Reorganization”) to incorporate, through a merger by absorption with Enel Green Power Latin América Limitada (“EGPL”), the non-conventional renewable energy generation assets that the latter possesses in Chile (the “Merger”). This Merger would be conditioned to the success of a Public Tender Offer (“OPA”, for its initials in Spanish) that Enel Chile shall conduct simultaneously to acquire up to 100% of the shares issued by its subsidiary Enel Generación Chile S.A. (“EGC”) owned by its minority shareholders. The condition to declare the success of the OPA shall be that Enel Chile reaches a percentage that exceeds 75% of EGC’s ownership. In accordance with the applicable legislation on corporations, merger operations must be approved by the Shareholders Meetings of each of the participating companies. Therefore, for the purposes of proceeding to the materialization of the Merger, and in consideration to the provisions of article 156 of the Regulation on Corporations and General Provision No. 30 of the Securities and Insurances Superintendence (the “SVS”), Enel Chile’s Board appointed Oscar Fernando Molina Henríquez, a Chilean national, married, industrial civil engineer, national ID No. 9.618.608-8, as independent expert (the “Expert”), so that he may issue a report on the value of the companies participating in the Merger, and the exchange ratio of the corresponding shares or corporate equity (the “Expert Report”). The valuation work conducted by the Expert, that serves as grounds for the estimation of the exchange ratio presented, has been conducted over the basis of information received from the Company. To conduct this task, the Expert has used and trusted in the information received from or on behalf of Enel Chile, as well as publicly available information. The Expert, aided by the advisory firm Bansud Capital, has not conducted an independent investigation or verification of the information received, therefore, neither the Expert nor Bansud Capital assume any liability regarding the confirmation of the integrity and authenticity of information provided by the Company, nor the publicly available information used in the analysis and conclusions of the Expert Report. Therefore, neither the Expert nor Bansud Capital assume any liability for errors or omissions that could exist in the information received, or the analysis and conclusions that directly or indirectly emanate from such errors. The Expert Report, along with its exhibit, is simultaneously submitted in two formats: an original in Spanish and a copy in English. The Spanish version shall prevail for all purposes. G-2

General Limitations This Expert Report was drafted for the exclusive use of Enel Chile`s Board of Directors and shareholders, as part of the analysis of the potential Merger and, therefore, it must be exclusively used within such context, discarding its use for other purposes. The Expert Report does not constitute an explicit or tacit recommendation to Enel Chile`s Board of Directors regarding the convenience of reaching a decision concerning the Merger and/or the Reorganization. No obligation or liability is assumed in the drafting of this Expert Report in connection to the eventual results or consequences of the Reorganization or the failure to perform it. For the purposes of conducting this analysis and the subsequent conclusions contained in this Expert Report, we have considered information that was provided in writing by the Company through its corresponding managers, as well as publicly available information, without conducting an independent verification of such information, its authenticity, integrity, accuracy, consistency or precision. Regarding the estimates, projections or forecasts, we have supposed and trusted that such have been issued in good faith and in a reasonable manner, based on assumptions that reflect the best available estimates and judgment by each company`s management, in relation to the results expected in the future. In the drafting of the Expert Report, we have not assumed any obligation or commitment whatsoever to provide legal, accounting or tax advisory services, nor to conduct a due diligence of the companies subjected to the Merger. Therefore, none of the contents of this Expert Report are to be considered, used or interpreted as legal, accounting or tax advise and any part of its contents that directly or indirectly reference legal, accounting or tax-related aspects must be deemed as a review of general aspects that we have considered necessary or relevant in order to support the analysis. As was requested by Enel Chile, this Expert Report includes: (i) the estimated equity value of Enel Chile and EGPL, which shall eventually merge, and, (ii) the estimate of the corresponding Exchange Ratio of the shares that will be conducted in accordance with the Merger. According to the task assigned by the Company and considering that neither the terms and conditions nor the results of the OPA are known as of this date, it is important to highlight that this Expert Report does not consider or address the effects that the OPA could have in Enel Chile’s valuation nor in the Exchange Ratio. Finally, we stress that we have not been requested, nor have we conducted an advisory of any kind regarding the design, choice and structure of the operations that comprise the Reorganization, nor the terms or conditions of any other aspect of the same, nor were we requested to render services different to the drafting of this Expert Report. G-3

Background Information and Applied Procedures In the analysis and evaluation process, we used both private confidential information provided by the Company through its executives and information obtained from private databases to which Bansud Capital has access. We additionally considered information obtained from written and electronic media publicly available on the internet. The information on the Companies was available through a virtual data room in Intralinks Inc. (the “Data Room”), including, among others: •Historical financial statements for the Companies and their main subsidiaries. •Presentations drafted by the Company’s management regarding Enel Generación Chile (“EGC”), Enel Distribución Chile (“EDC”), Enel Chile and EGPL. •Financial projections for the 2017-2022 period for EGC and subsidiaries, EDC, Enel Chile y EGPL, including balances, income statements, expansion and maintenance investments and the main working capital accounts, among others. •Projections of the main operational variables of EGC, EDC and EGPL, including prices and quantities that comprise their main revenue, among others. In the case of EGC and EGPL, said projections cover the period between 2017-2045. •Estimates of the investments that EGC, EDC, Enel Chile and EGPL are expected to perform in the medium and long term. •Audited financial statements as of September 30, 2017 for EGC, EDC, Enel Chile and EGPL. •Legal DD Report issued by Carey. • Technical DD Report issued by DNV GL. Meetings were also held with the management of EGC, EDC, Enel Chile and EGPL, and an instance for queries and responses was electronically provided by the Data Room. Additionally, we had access to proprietary and public information, including: •Statistical information, market prices, investment bank reports and information of comparable companies obtained from Bloomberg. •Operational information obtained from the webpage of the “Coordinador Eléctrico Nacional”. •General news obtained in the web. G-4

6 C 5 4 3 2 A Table of Contents Executive Summary6 Description of the Potential Transaction 8 Valuation Methodology 13 Enel Chile and EGPL Valuation19 Enel Chile – EGPL Exchange Ratio 23 Proforma Balance Sheet of the Merged Company as of September 30, 201726 Beta Calculation29 Trading Multiples 33 Transaction Multiples37 1 APPENDIXES B G-5

1. Executive Summary G-6

Executive Summary Enel Chile has proposed to perform a corporate reorganization that includes a merger with EGPL, which would allow the incorporation of the renewable energy generation assets that the latter possesses in Chile. The merger would be conditioned to the declaration of success of the OPA to acquire up to 100% of EGC’s shares As part of the analysis process of the potential merger between Enel Chile and EGPL, the Company’s Board of Directors appointed Oscar Fernando Molina Henríquez as independent expert to issue an Expert Report regarding the value of the merging entities and the exchange ratio of the shares or corresponding corporate equity In order to value the entities that would be merged, a sum-of-the-parts analysis was conducted, performing separated valuations for each of the companies at a standalone level, as well as for their main subsidiaries. The main valuation methodology used was Discounted Cash Flow, the result of which was confirmed with a valuation based on trading multiples of comparable companies and transaction multiples According to the results of the conducted analysis, the economic value of Enel Chile’s equity is in the range between US$6,700 million and US$7,300 million (1), while the value of EGPL’s equity is in the range between US$1,480 million and US$1,680 million It is relevant to highlight that the aforementioned valuation range for Enel Chile does not include a holding discount(2) As consequence of the valuations obtained for Enel Chile and EGPL’s equity, the exchange ratio in the merger, in the base case, would be 13.4x Enel Chile shares per EGPL share Additionally, a sensitivity analysis for the exchange ratio was performed, considering variations in Enel Chile’s valuation due to the inclusion of a holding discount and variations in EGPL’s valuation, resulting in a range between 12.5x and 15.8x Enel Chile shares per EGPL share 1. Executive Summary (1) Considers distribution of dividends in EGC and Enel Chile of US$64 million and US$58 million respectively in January 2018, before the Merger (2) Difference between the sum of the intrinsic value of each subsidiary of a conglomerate (or holding) and the market capitalization of said conglomerate of companies G-7

2. Description of the Potential Transaction G-8

Proposed Corporate Reorganization Enel Chile has proposed to its controlling shareholder, Enel SpA, to conduct a corporate reorganization, whereby Enel Chile – by way of a merger by absorption with EGPL – can takeover the assets pertaining to the generation of non-conventional renewable energy (“ERNC,” for its initials in Spanish), owned by the latter in Chile The proposed Merger would be subject to the declaration of success of a Public Tender Offer (“OPA”) to be submitted by Enel Chile, for the acquisition of up to 100% of EGC’s shares. The OPA would be subject to: (i) Enel Chile achieving a stake in EGC that exceeds 75%; and (ii) the approval of an amendment of the corporate bylaws of EGC, in such a manner that the latter is no longer subject to the provisions of Title XII of DL 3,500 of year 1980 and the shareholding concentration limits set forth by said Decree Through a letter sent to Enel Chile on August 25, 2017, Enel SpA, the controlling shareholder of Enel Chile, declared that in order to gain its support, the corporate reorganization would additionally have to fulfill the following conditions: The transaction would have to be executed within market terms An increase in Enel Chile`s earnings per share must be obtained At the end of the process, Enel SpA must retain a stake in Enel Chile similar to its current ownership, without losing its controlling status within the limits of maximum shareholding concentration of 65% set forth by the bylaws 2. Description of the Potential Transaction G-9

Valuation and Exchange Ratio
November 03, 2017

2. Description of the Potential Transaction

Simplified Diagram of the Proposed Reorganization


CURRENT STRUCTURE
STRUCTURE AFTER CORPORATE REORGANIZATION
Enel (Italy)
99.90%
60.62%
Enel Green Power Latin America (EGPL)
Enel Chile
99.99%
59.98%
99.0906%
Enel Green Power Chile (EGPC)
Enel Generación Chile (EGC)
Enel Distribución Chile (EDC)
Enel (Italy)
~ 60-65%
Enel Chile
99.90%
>75%
99.0906%
Enel Green Power Chile (EGPC)
Enel Generación Chile (EGC)
Enel Distribución Chile (EDC)

Bansud Capital

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Enel Chile and Enel Green Power Latin America Corporate Structure Enel Chile Enel Generación Chile S.A. Enel Distribución Chile S.A. GasAtacama Chile S.A. Pehuenche S.A. Central Eólica Canela S.A. EGPL Enel Green Power Chile Ltda. (EGPC) Geotermia del Norte S.A. 97.3701% 2.6299% 99.0906% 59.98% 75.00% 92.65% Enel S.p.A. (Italy) 60.62%1 (1) Indirect ownership through corporate entities Enel Latinoamérica S.A. and Enel Iberoamérica S.R.L. Parque Eólico Talinay Oriente S.A. 61.37% 84.59% 99.99109% 99.90% Enel Green Power S.p.A. 34.57% 100% 2. Description of the Potential Transaction G-11

Main Operational Characteristics by Company Generation Main Technologies Capacity ‘16 (MW) Generation ‘16 (GWh/year) Plant Factor ‘16 Long-term Capacity (MW) Long-term Generation (GWh/year) Long-term Plant Factor EGC (standalone) Hydroelectric, Gas, Coal 3,737 10,579 32% 3,887 13,461 39% Pehuenche Hydroelectric 699 2,365 39% 699 3,525 58% Gas Atacama Hydroelectric, Gas, Coal 1,838 4,893 30% 1,838 2,531 15% Canela Wind 78 110 16% 0 0 0% EGPL (consolidated) Wind, Solar, Geothermal, Hydroelectric 1,148 2,169 22% 2,332 6,286 31% distribution N° Clients Concession Area (km2) Energy Distributed ‘16 (TWh) Energy Distributed ‘17 (TWh) Infrastructure High Voltage Lines (km) Medium / Low Voltage Lines (km) EDC 1,850,000 2,105 15.9 16.2 361 16,682 2. Description of the Potential Transaction G-12

3. Valuation Methodology G-13

Used Methodology In light of the characteristics of the available information, a sum-of-the-parts analysis was conducted in order to value Enel Chile and EGPL, developing separate valuations for each one of the Companies on a standalone basis and for their main subsidiaries The main methodology that was used was the Discounted Cash Flow (“DCF”) method, the results of which were verified with a valuation by multiples of comparable companies and transactions 3. Valuation Methodology METHODOLOGIES Discounted Cash Flow (DCF) Consists in determining the value of each company by estimating the future cash flows, and then discounting them at an appropriate rate depending on their risk DCF is a dynamic method, which considers the companies as cash flow generating agents Trading Multiples Valuation of each company based on financial and operational multiples of other companies publicly listed in stock exchanges (in Chile and/or abroad) which have similar characteristics It provides a reference of the market appreciation of the price ranges at which each company could be traded. Its limitation is the definition of the sample of comparable companies, as well as the selection of the most relevant ratios (multiples) Transaction Multiples Valuation of each company based on financial and operational multiples derived from transactions of comparable companies Valuation reference from the perspective of a strategic investor. The limitations of this method are the universe of comparable transactions and the availability of information, in view of the private nature of many of these operations G-14

Valuation via DCF For each one of the companies operational and financial projections were developed, based on their respective business plans and estimations of future performance. Using the projections provided by each administration, underlying hypotheses, and certain adjustments conducted by Bansud Capital based on its experience, annual Free Cash Flows (1) were projected for each company`s forecast period The operational and financial projections allowed the estimation of Free Cash Flows, which were discounted using a rate (“Discount Rate”) that represents their underlying risks, so as to express them in terms of present value In order to determine the Discount Rate, the Weighted Average Cost of Capital (“WACC”) method was used. The Discount Rate considers an appropriate capital structure in the long-term, the cost of long-term debt, and the cost of capital taking into account the risk profile of the investment The essential elements that should be taken into consideration when using this method are: Operation and financial projections (sales volumes, margins, investment plans, efficiencies, and economies of scale) Discount Rate Projection period and estimation of residual value (or terminal value) DCF is the most used methodology for valuing ongoing operations (1)Free Cash Flow equals Revenues minus Costs and Operational Expenses (excluding Depreciation and Amortization), minus Taxes, minus CAPEX, and minus changes in Working Capital. 3. Valuation Methodology G-15

Projection Period and Long Term Growth A six-year projection term was defined (2017-2022) for Enel Chile (standalone) and EDC However, for EGC and EGPL, due to the existence of a long-term power purchase agreement (“PPA”) between them (i.e., average 3.0 TWh/year during the 2018-2043 period), it was necessary to extend the projection term for these companies and their subsidiaries until 2044, so as to better reflect the impact of said contract in the cash flow generation As it was necessary to extend the projection period, it was also required to model the growth potential, including new projects which – despite being in early development stages – allow for the expression of a reasonable growth of cash flows in the long term The main long-term growth assumptions were the following: 3. Valuation Methodology EGC’s development strategy does not envisage relevant growth projects, except for Los Condores power plant (under construction) The main initiatives under analysis correspond to desalination plants associated to combined cycle power plants In light of energy price perspectives, it is highly unlikely that said power plants can operate in a stable manner; thus, said projects are, at this point in time, unfeasible EDC’s long-term growth is linked to: (i) the growth in energy consumption; (ii) the expansion of the Smart Grid; and (iii) the penetration of new value-added services It is assumed that EDC’s strong market position will allow the penetration of the new value-added services, with a high probability (75%) of success The business plan assumes the development of 10 new ERNC generation projects, all subject to the condition of obtaining long-term PPAs Two groups of investments of 5 projects each were modeled and were assigned a probability of development of 100% (1) and 50%. Their cash flows were valued with a discount rate 1% higher than WACC EGC EDC EGPL (1)According to the results of the 2017/01 energy supply tender by CNE, published in November 02, 2017 G-16

The Discount Rate (WACC) was calculated using the following formula: where, Ke = Cost of Equity; Kd = Cost of Debt; D = Debt Market value ; E = Market capitalization, and t= Income tax rate The calculation of the Cost of Equity was derived via the CAPM method (Capital Asset Pricing Model), using the following formula: where, = risk-free rate; = Beta coefficient; and = expected rate of return of the market portfolio The risk-free rate used corresponds to the yield of the bond in US$ of the Republic of Chile, 3.86% 2047 The return of the market portfolio was estimated as of 6.0% risk premium, as per industry standards The factor was obtained by the analysis of the covariance of the stock price of comparable companies against the S&P 500, for a maximum period of 10 years and adjusted by the respective leverage and tax rate   The terminal value reflects the value of the expected free cash flows of each company, beyond the explicitly projected period Bansud Capital`s model assumes a traditional perpetuity formula, over the basis of a “normalized” free cash flow for the terminal year (i.e., the first year after the explicitly projected period) Additionally, the implicit EV/EBITDA exit multiple of the Terminal Value obtained from the perpetuity calculation was also calculated Discount Rate and Terminal Value DISCOUNT RATE TERMINAL VALUE 3. Valuation Methodology G-17

Valuation and Exchange Ratio
November 03, 2017

3. Valuation Methodology

Discount Rate (WACC) Calculation

WACC (US$), nominal	EGC [1]	EDC [1]	EC	EGPL
US Risk-free Rate (US Treasury 30 years)	2.89%	2.89%	2.89%	2.89%
Spread over US Treasury	0.87%	0.87%	0.87%	0.87%
Chile Risk-free Rate (r_f)	**3.76%**	**3.76%**	**3.76%**	**3.76%**
Unlevered Beta (β_U)	0.57	0.57[2]	0.57	0.57[3]
Levered Beta (β_L)	0.67	0.67	0.67	0.75
Market Risk Premium	6.00%	6.00%	6.00%	6.00%
Cost of Equity (K_e)	**7.80%**	**7.80%**	**7.80%**	**8.25%**
Corporate Spread (over r_f)	1.00%	1.00%	1.00%	2.00%
Cost of Debt (K_d) (pre-tax)	4.76%	4.76%	4.76%	5.76%
Corporate Tax Rate (τ)	27.00%	27.00%	27.00%	27.00%
Cost of Debt (after tax)	**3.47%**	**3.47%**	**3.47%**	**4.20%**
D / (D + E)	20%	20%	20%	30%
WACC (US$)	**6.93%**	**6.93%**	**6.93%**	**7.03%**

Source: Bloomberg as of October 23, 2017.

(1) Enel Chile's cost of debt and leverage was used for EGC and EDC, because the financing strategy is carried out in a consolidated manner

(2) Given the limited number of comparable Distribution companies, and considering the relative risks between the Generation and Distribution businesses, the Beta for EDC was adjusted so that it doesn't exceed the beta of EGC

(3) Even though comparable companies exist in the Generation – Renewable Energies subsector, when clearing the sample of illiquid shares and companies with limited trading record, the sample, in our opinion, is not representative

BC Bansud Capital

18

G-18

4. Enel Chile and EGPL Valuation G-19

Valuation and Exchange Ratio
November 03, 2017

4. Enel Chile and EGPL Valuation

DCF Valuation Summary

Company	WACC	Perpetuity	Enterprise Value (EV) (US$ m)	Terminal Value % EV	Terminal Value Exit Multiple (EV/EBITDA)	NFD and Other Adjustments[1] (less) (US$ m)	Equity Value (US$ m)
EGC (Standalone)	6.93%	2.70%	5,430	16%	10.8x	1,481	3,949
Pehuenche	6.93%	2.30%	2,553	21%	12.1x	97	2,457
GasAtacama[2]	6.93%	2.30%	818	29%	8.5x	(224)	1,041
Canela[3]	6.93%	2.30%	38	0%	n.a.	148	(110)
EDC	6.93%	3.00%	2,910	84%	8.8x	207	2,703
Enel Chile (Standalone)	6.93%	3.00%	(360)	n.a.	n.a.	(416)	57
EGPL (Consolidated)	7.03% (+ 1% projects)	3.00%	2,855	13%	8.5x	1,270	1,585

(1) Other adjustments includes derivatives, provisions, payable/receivable dividends, among others. For EGC and Enel Chile, as was agreed in Shareholders Meetings held in April 2017 and considering that the Merger, if it were to happen, would occur after January 2018, an adjustment is included for interim dividends of US$64 million and US$58 million respectively. For EGPL, an adjustment is included for minority interests in Geotérmica del Norte and Talinay Oriente

(2) Given Central Atacama's low plant factor and long-term spot price forecasts, it is assumed that it does not operate from 2018 onwards and that no new investments are realized to maintain or extend its useful life

(3) Given Canela Wind Park's low plant factor and long-term spot price forecasts, it is assumed that when Canela reaches the end of its useful life no investments are realized to refurbish it

Bansud Capital

20

G-20

EGC (US$ m) Sum-of-the-Parts (DCF Valuations) Enel Chile (US$ m) EGPL (US$ m) Note: Ch$● share price in chilean pesos, converted at observed exchange rate at September 30, 2017 4. Enel Chile and EGPL Valuation Ch$556 Ch$91.2 Ch$1,221 G-21

DCF Valuation (with holding discount) Target Price (Market Analysts(2)) EV / EBITDA ‘17E (Transaction Multiples) EV / EBITDA ‘18E (Trading Multiples) DCF Valuation EV / EBITDA ‘18E (Trading Multiples) DCF Valuation EV / EBITDA ‘17E (Transaction Multiples) Economic Valuation Summary In our opinion, Enel Chile’s equity value is in the range between US$6,700 y US$7,300 million. In order to standardize the valuation criteria with EGPL, this value doesn’t consider a holding discount(3). EGPL’s equity value is in the range between US$1,480 and US$1,680 million ESTIMATION OF ECONOMIC VALUE OF EQUITY (US$ MILLION) EGPL Enel Chile : Market Capitalization as of November 02, 2017 Includes analyst reports published between August 28, 2017 and October 31, 2017 Holding discount refers to the difference between the intrinsic value of a holding’s subsidiaries and the market capitalization of the holding’s own equity 1,480 1,680 6.1x 8.1x 6.4x 11.3x Ch$1,139 Share Price Share Price Ch$1,293 4. Enel Chile and EGPL Valuation 7,300 6.6x 9.5x 6.4x 11.3x 10% 0% Discount Ch$82.0 6,700 Ch$86.9 Ch$94.7 5,723 (1) Ch$86.6 Ch$91.2 5% G-22

5.Enel Chile – EGPL Exchange Ratio G-23

Valuation and Exchange Ratio
November 03, 2017

5. Enel Chile – EGPL Exchange Ratio

Exchange Ratio Calculation

- Considering the equity value range for Enel Chile and EGPL previously discussed, the following range for the Exchange Ratio of their shares was estimated
  - It is important to highlight that this Exchange Ratio range doesn't consider the effects that the OPA could have in Enel Chile's valuation

ENEL CHILE			
N° of Shares	49,092,772,762		
Valuation Range(1)	Low	**Mid**	High
Equity Value (US$ m)	6,700	**7,000**	7,300
Equity Value (Ch$ m)	4,266,895	**4,457,950**	4,649,005
Value per Share (Ch$)	86.9	**90.8**	94.7

EGPL			
N° of Shares	827,205,371		
Valuation Range	Low	**Mid**	High
Equity Value (US$ m)	1,480	**1,580**	1,680
Equity Value (Ch$ m)	942,538	**1,006,223**	1,069,908
Value per Share (Ch$)	1,139	**1,216**	1,293

ENEL CHILE / EGPL MERGER			
Valuation Range	EGPL Low / Enel Chile High	**Mid**	EGPL High / Enel Chile Low
Equity Value (US$ m)	8,780	**8,580**	8,380
Equity Value (Ch$ m)	5,591,543	**5,464,173**	5,336,803
Value per Enel Chile Share (Ch$)	94.7	**90.8**	86.9
Capital Increase (Ch$m)	942,538	**1,006,223**	1,069,908
Enel Chile Shares to be issued	9,953,055,300	**11,080,940,138**	12,309,829,588
Total Enel Chile Shares Post-Merger	59,045,828,062	**60,173,712,900**	61,402,602,350
Exchange Ratio (Enel Chile shares / EGPL share)	12.0x	**13.4x**	14.9x

(1) Valuation Range doesn't consider a holding discount

Bansud Capital
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Exchange Ratio Sensitivity Analysis The base case for calculation of the Exchange Ratio doesn’t consider a holding discount in Enel Chile’s valuation. Despite this, and as a sensitivity analysis, the following table displays the variation of the Exchange Ratio when different holding discounts are applied to Enel Chile’s equity value, versus different valuations for EGPL within the aforementioned valuation range 5. Enel Chile – EGPL Exchange Ratio Holding Discount (Enel Chile) Enel Chile (Ch$ / share) EGPL Equity Value Range (US$m) 1,480 1,580 1,680 Base Case 0% 90.8 12.5x 13.4x 14.2x 2.5% 88.5 12.9x 13.7x 14.6x 5.0% 86.3 13.2x 14.1x 15.0x 7.5% 84.0 13.6x 14.5x 15.4x 10.0% 81.7 13.9x 14.9x 15.8x G-25

6. Proforma Balance Sheet of Merged Company at September 30, 2017 G-26

Valuation and Exchange Ratio
November 03, 2017
6. Proforma Balance Sheet of Merged Company at September 30, 2017

Proforma Balance Sheet Enel Chile – EGPL Merger

Proforma Balance Sheet prepared based on information provided by Enel Chile and revised by EY Audit SpA

(thousands of Chilean pesos)	**Enel Chile** (Sep/30/2017)	**EGPL** (Sep/30/2017)	**Adjustments**[1]	**Enel Chile post Merger** (Proforma)
Current Assets	856,738,886	134,911,988	(16,350,370)	975,300,504
Non Current Assets	4,597,540,759	1,515,499,681	18,519,108	6,131,559,548
Total Assets	**5,454,279,645**	**1,650,411,669**	**2,168,738**	**7,106,860,052**
Current Liabilities	570,117,870	146,882,745	(16,350,370)	700,650,245
Non Current Liabilities	1,135,969,658	756,272,394	-	1,892,242,052
Total Liabilities	**1,706,087,528**	**903,155,139**	**(16,350,370)**	**2,592,892,297**
Issued Share Capital	2,229,108,975	527,698,886	478,524,114	3,235,331,975
Accumulated Earnings	1,754,976,619	123,506,438	(123,506,438)	1,754,976,619
Other Reserves	(1,017,014,701)	992,619	(336,498,568)	(1,352,520,650)
Equity Attributable to Owners of the Parent Company	**2,967,070,893**	**652,197,943**	**18,519,108**	**3,637,787,944**
Non-controlling Interests	781,121,224	95,058,587	-	876,179,811
Total Equity	**3,748,192,117**	**747,256,530**	**18,519,108**	**4,513,967,755**
Total Liabilities and Equity	**5,454,279,645**	**1,650,411,669**	**2,168,738**	**7,106,860,052**

(1) Please find details on adjustments made to financial statements in the next page

Bansud Capital
G-27
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Adjustments Current Assets / Current Liabilities: Elimination of accounts receivable and payable with related parties, and intercompany balances between EGPL and Enel Chile (and subsidiaries) for Ch$16,350,370,000 Non Current Assets: Adjustments in goodwill for Ch$18,519,108,000 due to the excess value of the net assets of EGPL acquired by Enel and which were accounted for in Enel (“Push down” adjustments). After the Merger, said goodwill must be reflected in the new controller’s balance sheet (Enel Chile) We understand that, if the Reorganization is approved, EGPL would transfer its equity interests in corporations with operations outside Chile through purchase agreements. The effect of these transfers has not been considered, given that it is estimated to be non-material Equity Accounts Issued Capital Elimination of EGPL’s Issued Capital for Ch$527,698,886,000 Capital Increase in Enel Chile in exchange for EGPL’s equity, for a sum of Ch$1,006,223,000,000, defined based on Enel Chile’s price per share (Ch$90.8) and the number of shares to be issued (11,080,940,138) Accumulated Earnings: Elimination of EGPL’s Accumulated Earnings, for Ch$123,506,438,000 Other Reserves: Net effect of elimination of EGPL’s equity accounts, for Ch$651,205,324,000 Push Down Adjustments in Other Reserves, for Ch$18,519,108,000 Effect of the capital increase in Enel Chile in exchange for EGPL’s equity, for (Ch$ 1,006,223,000,000) The effect of the sale of EGPL’s equity interests outside Chile was not included, as it is estimated to be non-material 6. Proforma Balance Sheet of Merged Company at September 30, 2017 Note: Although it is considered that, before the Merger occurs, EGC and Enel Chile will distribute interim dividends, the effects of said dividends have not been included in the Proforma Balance Sheet because their declaration and payment will occur after the date of this Expert Report G-28

Appendix A. Beta Calculation G-29

Beta Calculation (β): Integrated Companies ADTV: Average Daily Traded Volume Source: Bloomberg, October 24, 2017 Appendix A. Beta Calculation Name Country ADTV (1) (LTM) Mkt Cap Net Financial Debt NFD / Mkt Cap bL Tax Rate bU     (US$m) (US$m) (US$m)   (S&P 500)     Enel Américas Latam 7.7 12,181 1,513 12.4% 0.83 25.5% 0.76 Eletrobras Brazil 10.7 9,706 11,948 123.1% 1.10 34.0% 0.61 CPFL Brazil 11.6 8,581 4,879 56.9% 0.93 34.0% 0.68 CEMIG Brazil 20.6 3,145 4,037 128.4% 1.00 34.0% 0.54                   AES Corp U.S.A. 59.0 7,256 18,360 253.0% 1.24 40.0% 0.49 Con Edison U.S.A. 119.7 26,570 15,052 56.6% 0.40 40.0% 0.30 Duke Energy U.S.A. 223.6 61,583 49,990 81.2% 0.48 40.0% 0.32 PPL Corp U.S.A. 123.5 25,816 18,908 73.2% 0.58 40.0% 0.40 ENDESA Spain 45.5 23,627 4,837 20.5% 0.84 25.0% 0.73 Enel SpA Italy 165.6 62,133 45,342 73.0% 0.94 24.0% 0.60 Median 0.89   0.57 G-30

Beta Calculation (β): Generation Companies Appendix A. Beta Calculation Name Country ADTV (1) (LTM) Mkt Cap Net Financial Debt NFD / Mkt Cap bL Tax Rate bU     (US$m) (US$m) (US$m)   (S&P 500)     Colbún Chile 2.3 4,255 1,039 24.4% 0.68 25.5% 0.57 AES Gener Chile 1.6 2,944 3,241 110.1% 0.84 25.5% 0.46 Engie Chile Chile 1.6 2,197 467 21.2% 0.78 25.5% 0.67 AES Tiete Brazil 5.7 1,602 267 16.7% 0.92 34.0% 0.83 CESP Brazil 8.6 1,338 20 1.5% 1.06 34.0% 1.05 Engie Brasil Brazil 9.9 7,268 391 5.4% 0.90 34.0% 0.86 Enel Gen. Perú Peru 3.3 2,081 (57) -2.8% 0.25 29.5% 0.26                   Capital Power Canada 9.1 2,083 1,062 51.0% 0.72 26.5% 0.52 Transalta Canada 6.5 1,769 3,016 170.5% 0.90 26.5% 0.40 CALPINE U.S.A. 79.0 5,381 11,761 218.6% 1.31 40.0% 0.57 NRG Energy U.S.A 113.0 7,946 17,255 217.1% 1.17 40.0% 0.51           Median 0.90   0.57 ADTV: Average Daily Traded Volume Source: Bloomberg, October 24, 2017 G-31

Beta Calculation (β): Distribution Companies Appendix A. Beta Calculation Name Country ADTV (1) (LTM) Mkt Cap Net Financial Debt NFD / Mkt Cap bL Tax Rate bU     (US$m) (US$m) (US$m)   (S&P 500)     Equatorial Brazil 20.6 3,718 546 14.7% 0.81 34.0% 0.74 Energisa Brazil 4.9 2,888 1,506 52.2% 0.54 34.0% 0.40 Coelce Brazil 0.3 1,274 279 21.9% 0.78 34.0% 0.69 LIGHT Brazil 7.6 1,181 1,924 162.9% 1.02 34.0% 0.49 Eletropaulo Brazil 6.4 774 677 87.4% 1.08 34.0% 0.69 Edelnor Peru 2.2 1,143 365 31.9% 0.26 29.5% 0.21           Median 0.80   0.59 ADTV: Average Daily Traded Volume Source: Bloomberg, October 24, 2017 G-32

Appendix B. Trading Multiples G-33

Valuation and Exchange Ratio
November 03, 2017
Appendix B. Trading Multiples

Trading Multiples: Integrated Companies

Name	Country	Mkt Cap	NFD[(1)]	EV[(2)]	CAGR EBITDA	EV / EBITDA			P / E		
		US$m	US$m	US$m	2016-2018	2016	2017	2018	2016	2017	2018
Enel Américas	Latam	12.,181	1,513	15,372	15%	6.3x	5.4x	4.8x	21.5x	18.7x	13.6x
Eletrobras	Brazil	9,706	11,948	21,611	(34%)	2.9x	8.9x	6.8x	9.8x	11.5x	6.8x
CPFL	Brazil	8,581	4,879	14,198	16%	12.9x	10.5x	9.5x	33.0x	22.7x	17.8x
CEMIG	Brazil	3,145	4,037	7,183	20%	8.5x	6.7x	5.8x	32.6x	9.5x	6.1x
Duke Energy	U.S.A.	61,583	49,990	111,581	6%	12.1x	11.5x	10.7x	28.6x	19.4x	18.0x
Con Edison	U.S.A.	26,570	15,052	41,630	5%	11.0x	10.4x	10.0x	21.3x	21.1x	20.0x
PPL Corp	U.S.A.	25,816	18,908	44,724	2%	11.0x	11.5x	10.6x	13.6x	17.3x	15.8x
AES Corp	U.S.A.	7,256	18,360	29,304	9%	8.6x	7.9x	7.2x	nm	10.8x	9.0x
ENDESA	Spain	23,627	4,837	28,608	4%	7.5x	7.2x	7.0x	15.1x	15.0x	14.1x
Enel SpA	Italy	62,133	45,342	126,218	7%	7.5x	6.8x	6.6x	21.8x	14.6x	12.9x

	CAGR EBITDA 2016-2018	EV/EBITDA 2016	EV/EBITDA 2017	EV/EBITDA 2018	P/E 2016	P/E 2017	P/E 2018
Median	6%	8.6x	8.9x	7.2x	21.6x	15.0x	14.1x
Maximum	20%	12.9x	11.5x	10.7x	33.0x	22.7x	20.0x
Minimum	(34%)	2.9x	6.7x	5.8x	9.8x	9.5x	6.1x

(1) NFD: Financial Debt minus Cash and Equivalents
(2) EV: Enterprise Value = Mkt Cap plus NFD and Minority Interests
Source: Bloomberg, October 24, 2017

BC Bansud Capital
34
G-34

Valuation and Exchange Ratio
November 03, 2017

Appendix B. Trading Multiples

Trading Multiples: Generation Companies

Name	Country	Mkt Cap	NFD[1]	EV[2]	CAGR EBITDA	EV / EBITDA			P / E		
		US$m	US$m	US$m	2016-2018	2016	2017	2018	2016	2017	2018
Colbún	Chile	4,255	1,039	5,507	6%	9.2x	8.6x	8.2x	21.1x	17.5x	16.2x
AES Gener	Chile	2,944	3,241	6,317	6%	8.2x	8.0x	7.3x	11.3x	12.9x	11.2x
Engie Chile	Chile	2,197	467	2,747	19%	11.2x	9.8x	7.9x	8.6x	25.5x	18.6x
AES Tiete	Brazil	1,602	267	1,869	28%	8.0x	6.4x	4.9x	15.5x	12.6x	9.6x
CESP	Brazil	1,338	20	1,358	3%	7.4x	9.4x	6.9x	15.2x	39.7x	17.1x
Engie Brasil	Brazil	7,268	391	7,660	16%	8.7x	6.8x	6.4x	16.3x	12.3x	12.9x
Enel Gen. Perú	Peru	2,081	(57)	2,045	nd	9.1x	nd	nd	28.7x	nd	nd
Capital Power	Canada	2,083	1,062	3,679	32%	12.1x	7.9x	6.9x	24.8x	19.0x	17.0x
Transalta	Canada	1,769	3,016	6,342	(3%)	7.4x	7.7x	7.8x	13.9x	nm	77.7x
NRG Energy	U.S.A.	7,946	17,255	27,652	(1%)	10.3x	10.9x	10.4x	nm	70.6x	13.8x
CALPINE	U.S.A.	5,381	11,761	17,213	7%	9.8x	9.4x	8.7x	58.5x	101.4x	17.8x

	CAGR EBITDA 2016-2018	EV / EBITDA 2016	EV / EBITDA 2017	EV / EBITDA 2018	P / E 2016	P / E 2017	P / E 2018
Median	6%	9.1x	8.3x	7.6x	15.9x	19.0x	16.6x
Maximum	32%	12.1x	10.9x	10.4x	58.5x	101.4x	77.7x
Minimum	(3%)	7.4x	6.4x	4.9x	8.6x	12.3x	9.6x

(1) NFD: Financial Debt minus Cash and Equivalents
(2) EV: Enterprise Value = Mkt Cap plus NFD and Minority Interests
Source: Bloomberg, October 24, 2017

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35

G-35

Trading Multiples: Distribution Companies Name   Country Mkt Cap NFD(1) EV(2)   CAGR EBITDA   EV / EBITDA   P / E       US$m US$m US$m   2016-2018   2016 2017 2018   2016 2017 2018 Equatorial   Brazil 3,718 546 4,525   16%   11.4x 10.1x 8.5x   18.1x 18.1x 14.3x Energisa   Brazil 2,888 1,506 4,730   16%   9.0x 7.6x 6.6x   64.7x 20.3x 13.9x Coelce   Brazil 1,274 279 1,553   nd   7.4x nd nd   11.2x nd nd LIGHT   Brazil 1,181 1,924 3,105   32%   8.0x 5.7x 4.6x   nm 13.1x 5.5x Eletropaulo   Brazil 774 677 1,451   33%   6.8x 4.2x 3.9x   128.2x 18.3x 9.9x Edelnor   Peru 1,143 365 1,508   1%   7.2x 7.3x 7.1x   12.5x 12.5x 12.4x Median   16%   7.7x 7.3x 6.6x   18.1x 18.1x 12.4x Maximum   33%   11.4x 10.1x 8.5x   128.2x 20.3x 14.3x Minimum   1%   6.8x 4.2x 3.9x   11.2x 12.5x 5.5x Appendix B. Trading Multiples NFD: Financial Debt minus Cash and Equivalents EV: Enterprise Value = Mkt Cap plus NFD and Minority Interests Source: Bloomberg, October 24, 2017 G-36

Appendix C. Transaction Multiples G-37

Transaction Multiples: Generation / Integrated   Announcement Target Country Buyer Transaction Value EV (1) EV / Sales EV / EBITDA P / E Date   Target    US$ m US$ m LTM LTM LTM (1) jul-16 CPFL Brazil China State Grid 1,800 12,943 2.5x 11.0x 22.4x (2) jan-16 Isagen Colombia Brookfield Renewable 2,200 4,883 4.7x 11.3x 34.9x (3) dec-15 Fénix Power Peru Colbún 171 786 3.7x 5.5x nm (4) feb-15 Pilmaiquén Chile Statkraft 182 407 11.9x 16.4x 63.9x (5) apr-14 Generandes Peru Enersis 413 1,723 3.2x 5.8x 6.3x (6) mar-14 GasAtacama Chile Endesa 309 453 nd 4.0x 9.0x (7) mar-14 Guacolda Chile AES Gener 728 1,913 3.5x 11.8x 18.9x (8) jun-13 Brasil PCH Brazil CEMIG 301 912 5.9x 6.4x 20.3x (9) dec-12 Ibener Chile Duke Energy Corp 415 415 6.0x 10.4x 13.7x Median 4.2x 10.4x 19.6x Maximum 11.9x 16.4x 63.9x Minimum   2.5x 4.0x 6.3x Appendix C. Transaction Multiples EV: Enterprise Value Source: Bloomberg, Press information G-38

Valuation and Exchange Ratio
November 03, 2017

Appendix C. Transaction Multiples

Transaction Multiples: Generation / Integrated (cont.)

(1) China State Grid acquired 23% of CPFL, an integrated company that generates and distributes electricity through Brazil

(2) Brookfield Renewable Partners acquired 57% of Isagen, a company that owns hydroelectric and thermoelectric power plants in Colombia

(3) Colbún acquired 100% of Fénix Power, a company that owns a thermoelectric power plant in Peru

(4) Statkraft acquired 75% of Empresa Eléctrica Pilmaiquén, a company that owns hydroelectric power plants in the south of Chile

(5) Enersis (now Enel Americas) acquired 39% of Generandes, a company that owns thermoelectric power plants in Peru

(6) Endesa (now Enel Generación) acquired the 50% remaining of GasAtacama from the investment fund Southern Cross. GasAtacama owns thermoelectric power plants in the north of Chile

(7) AES Gener acquired the 50% remaining of Empresa Eléctrica Guacolda from their partners Copec and Ultraterra. Empresa Eléctrica Guacolda owns a thermoelectric power plant in Chile

(8) Cia Energética de Minas Gerais (CEMIG) acquired 49% of Brasil Pequenas Centrais Hidreletricas (PCH), a company that owns several small hydroelectric power plants in Brazil

(9) Duke Energy acquired 100% of IBENER, a company that owns hydroelectric power plants in Chile

Bansud Capital

G-39

39

Transaction Multiples: Distribution   Announcement Target Country Buyer Transaction Value EV (1) EV / Sales EV / EBITDA P / E   Date   Target    US$ m US$ m LTM LTM LTM (1) nov-16 CELG Distribuçao Brazil Enel SpA 647 1,247 0.8x 10.1x nd (2) jun-16 AES Sul Brazil CPFL 490 772 0.9x 11.4x nm (3) feb-15 Cosern Brazil Neoenergía 36 746 1.1x 5.2x 6.0x (4) feb-15 Coelba Brazil Neoenergía 179 3,386 1.4x 6.7x 10.8x (5) oct-14 CGE Chile Gas Natural Fenosa 3,308 6,649 1.5x 8.4x 11.7x (6) jan-14 Coelce Brazil Endesa 645 1,913 1.4x 10.2x 21.5x Median   1.2x 9.3x 11.2x Maximum 1.5x 11.4x 21.5x Minimum   0.8x 5.2x 6.0x Appendix C. Transaction Multiples EV: Enterprise Value Source: Bloomberg, Press information G-40

(1) Enel acquired 100% of CELG-D, a company which distributes electricity to more than 2 million customers in the state of Goias, Brazil (2) CPFL acquired 100% of AES Sul a company which distributes electricity to more than 1.5 million customers in the state of Rio Grande do Sul, Brazil (3) Neoenergía acquired 7% of Companhia Energetica Do Rio Grande Norte (COSERN), a company which distributes electricity to more than 1 million customers in the state of Rio Grande do Norte, Brazil (4) Neoenergía acquired 8.5% of Companhia de Electricidade do Estado da Bahia (COELBA), a company which distributes electricity to more than 5 million customers in the state of Bahia, Brazil (5) Gas Natural Fenosa acquired 100% of CGE, a company that distributes electricity to more than 2.7 million customers and natural gas to more than 0.6 million customers in Chile (6) Endesa (now Enel Américas) acquired 41% of Companhia Energetica do Ceara (COELCE). COELCE distributes electricity to more than 3.7 million customers in the state of Ceara, Brazil Appendix C. Transaction Multiples Transaction Multiples: Distribution (cont.) G-41

G-42

ANNEX H

REPORT OF FELIPE SCHMIDT, INDEPENDENT APPRAISER OF ENEL CHILE

This Annex H is a free English translation of the original Spanish language version, which reflects the substantive content of the original Spanish language document, but may not be a word-for-word translation. In the event of any discrepancy with the English translation, the original Spanish language document will prevail.

The pro forma and historical consolidated statements of financial position of Enel Chile S.A., Enel Generación Chile S.A. and Enel Green Power Latin América S.A., as of September 30, 2017 that are contained in, or referred to, in the report of Felipe Schmidt, dated November 3, 2017, have not been examined or audited in accordance with either the standards of the American Institute of Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes.

[Courtesy Translation]

Santiago, November 03, 2017

Mrs.

Board Members and Shareholders

Enel Green Power Latinoamérica S.A.

Dear Sirs:

The members of the Board of Enel Green Power Latinoamérica S.A. (hereinafter “Enel Green Power”, “EGPLA” or the “Company”), unanimously, have designated me as independent expert for the issuance of an expert report on the estimated value of the following companies Enel Green Power and Enel Chile S.A. (“Enel Chile”) (hereinafter Enel Green Power and Enel Chile, the “Entities” or the “Companies”), Entities which are planned to merge (hereinafter the “Merger”), and an estimation of the exchange ratio of the correspondent shares (hereinafter the “Exchange Ratio”), in the event the Merger is materialized, in accordance to the applicable regulations (hereinafter the “Expert Report”).

The possibility of performing the Merger has been communicated by Enel Chile to the Chilean Superintendence of Insurance and Securities (hereinafter the “SVS”) by the correspondent Essential Fact dated August 25, 2017.

As indicated and in accordance to what has been set forth in the Service Provision Agreement signed between Enel Green Power and the subscribed (the “Expert”), dated October 17, 2017 (hereinafter the “Service Agreement”), I am issuing my Expert Report, in the following terms:

1.- Expert Report Objective and Content.

1.1.- Objective. This Expert Report has been engaged in order to be one of the documents the Board of Directors of the Company will make available to the shareholders of Enel Green Power who will have to decide on the Merger, in conformity to the “Reglamento de Sociedades Anónimas” (hereinafter the “Regulation”).

1.2.- Content. This Expert Report contains a report on the value of the Entities, the exchange ratio of the correspondent shares, and a pro forma balance sheet representing the absorbent entity (Enel Chile), presenting the assets, liabilities and shareholders equity accounts of the Entities.

2.- Available information for the issuance of the Expert Report.

2.1.- Please be aware this Expert Report has been prepared, exclusively, based on the information provided by the Company and in available public information, so the Expert signing this report has not performed any independent investigation or check of the information received.

The information received is financial, corporate and legal, and we understand corresponds –at least- to such information normally a business builds as part of its habitual management control and financial management process.

2.2.- In the same way, I have access to the same type of information of Enel Chile, including information of its subsidiaries Enel Generación Chile S.A. (“Enel Generación”) and Enel Distribución Chile S.A. (“Enel Distribución”), provided by those entities, and the Expert signing this report has not performed any independent investigation or check of the information received.

2.3.- The information considered for the issuance of the Expert Report is the following:

(i)	Historical financial statements;

(ii)	Consolidated interim financial statements as of September 30, 2017, audited by EY Audit SpA;

[Courtesy Translation]

(iii)	Attestation Report issued by EY Audit SpA on the pro forma financial statements prepared by Enel Chile’s management as of June 30, 2017;

(iv)	Budgets for 2017;

(v)	Financial projections for the 2018 – 2022 period, including balance sheets, profit & loss statements, expansion and maintenance investments, and main working capital accounts, among others;

(vi)	Main operational variables projected, including prices and amounts, of the main revenues, among others;

(vii)	In the case of EGPLA, considering it has an important project portfolio, in different development stages, we also received extended projections up to 2026, including sales, operational costs, expansion and maintenance investments, in order to standardize its flows to facilitate the Terminal Value calculation, as well as information of its most relevant projects, of short and medium term;

(viii)	Useful life estimations of the different plants and their respective replacement values;

(ix)	For the electric generation companies, Enel Chile and EGPLA, we received a breakdown of gross margin, including energy prices estimations, generated/sold quantities, and the direct costs associated to the purchase/sale of energy;

(x)	Net financial debt and other adjustments (Equity Bridges) of the evaluated businesses as of September 30, 2017;

(xi)	Presentations of the generation and distribution businesses;

(xii)	Presentations of the involved relevant companies, including Enel Chile, Enel Generación, Enel Distribución, and EGPLA, on September 26, 2017;

(xiii)	Corporate chart with the share participation in the operative companies;

(xiv)	Review of due diligence reports, opting for the utilization of the values presented by the entities in their respective Equity Bridges, given its better understanding of the real contingencies faced by the entities.

(xv)	Macro-economic assumptions over which the management based for the preparation of the financial and operational projections, and investment banks consensus;

(xvi)	Several conference calls were held with the entities’ managers in order to clear various doubts, including a review of the expected impact that the November 2 power auction may have on the Entities business plans, ratifying that there is no material impact on the valuations, other than the confirmation of the award of PPAs for EGPLA’s project portfolio;

(xvii)	Other information considered relevant for this report, including a wide list of questions and the answers exchanged with the Entities’ management.

2.4.- Part of the information considered is or may be based on future facts, which are part of the expectations or projections of the Companies and/or their management. These future events may or may not occur, so part of the conclusions of this Expert Report may suffer alterations.

3.- Responsibility.

3.1.- Considering the Expert has not made independent verifications of the information provided by the management of the Entities, neither of the public information used in the analysis and conclusions of the Expert Report; the Expert does not assume any responsibility for mistakes or omissions that may exist in the information provided or to the information the Expert has access to, neither of the impact of such mistakes or omissions may have in the analysis and conclusions that may come, directly or indirectly, of such information.

[Courtesy Translation]

3.2.- Furthermore, the results and comments included in this Expert Report are subject to the considerations and assumptions included as reference in Annex No. 1 “Considerations and Assumptions”, annexed herein.

4.- Use of the Expert Report.

This Expert Report is issued, exclusively, to be used as the report required by article No. 156 of the Regulation, for the Merger.

Thus, the Expert Report is allowed to:

(i)	be used as base of the recommendations the Board Members or the Board of the Company give or may give on the Merger and/or the Exchange Ratio;

(ii)	be made available to the shareholders of the Company, by the means the Board or the management determines, including its publication in the web pages of the Company; and

(iii)	be made available to the shareholders of Enel Chile, by the means the Board or the management of the Company determine, including its publication in the web pages of Enel Chile and/or by means of it its inclusion, as annex, to the F-4 form to be registered in the Securities and Exchange Commission of the United States of America, due to the execution of the operation.

5.- Methodology used.

The methodology used for the issuance of this Expert Report and its conclusions consist in:

(i)	analysis of the available information previously described;

(ii)	requests for meetings with the management in order to cover specific matters and to confirm concepts;

(iii)	written questions sent, together with the revision of the respective answers;

(iv)	valuation method selection (discounted cash flow method –DCF- primarily, and relying on the analysis of comparable listed companies multiples and transaction multiples involving similar companies solely for reference purposes), where it was defined that the best way to value each of the Entities was through a sum-of-the-parts methodology;

(v)	individual DCF models preparation, analysis of comparable listed companies and transactions multiples;

(vi)	detailed calculation of the discount rates (“WACC”) applicable to the different companies in different business segments, for the DCF models, including the detailed calculation of the respective Betas that are part of the WACCs;

(vii)	Enterprise value and equity value calculation, after deduction of the net financial debt and other adjustments explained in Annex No. 3, sensitizing the key value drivers;

(viii)	calculation of the relative contribution of the equity value of each of the Entities, in accordance to the respective informed share participation;

(ix)	calculation of the Exchange Ratio resulting of the relative equity values consideration, in relation to the number of existing shares and the respective shareholders, and the need of issuing new shares for the capital increase resulting of the eventual Merger;

(x)	preparation of this Expert Report and its annexes.

More details of the used methodology may be consulted in Annex No. 3 “Economic Valuation and Exchange Ratio Report”, annexed to this Expert Report.

[Courtesy Translation]

6.- Estimated shareholders equity value of the Entities to be merged.

The estimated value of the Entities resulting from the Expert Report is:

	Enel Chile $	EGPLA $
Expert’s value as of 30.09.2017	4,520,982,030,749	1,154,201,142,801

Note: Amounts in Chilean Pesos, considering the observed US dollar as of October 2, 2017 (CLP/USD 637.93).

More details of the estimated value of the Entities may be consulted in Annex No. 3 “Economic Valuation and Exchange Ratio Report”, annexed to this Expert’s Report.

7.- Estimated Exchange Ratio of the shares of the Entities and number of shares to be issued.

The estimated Exchange Ratio of the shares of the Entities (shares of Enel Chile for shares of Enel Green Power) and shares to be issued from the Expert Report is:

CALCULATION BASED ON VALUATION AS OF SEPTEMBER 30, 2017 CAPITAL INCREASE CALCULATION	$	%
Enel Chile Valuation	4,520,982,030,749	79.66%
EGPLA Valuation	1,154,201,142,801	20.34%

MERGED SHAREHOLDERS EQUITY VALUE	5,675,183,173,550	100.00%

CAPITAL INCREASE	1,154,201,142,801

CALCULATION OF NO. OF SHARES TO BE ISSUED BY ENEL CHILE
Post merger shares	61,626,097,168
Shares to be issued	12,533,324,406

EXCHANGE RATIO	Shares No.	Exchange ratio Enel Chile/Exchanged share
Existing Enel Chile shareholders	49,092,772,762
Existing EGPLA shareholders	12,533,324,406	15.15
Total shares	61,626,097,168

Note: Amounts in Chilean Pesos, considering the observed US dollar as of October 2, 2017 (CLP/USD 637.93).

The Exchange Ratio of the shares of the Entities and the number of shares to be issued is derived from the determination and sensitivity process explained in more detail in Annex No. 3 “Economic Valuation and Exchange Ratio Report”, annexed to this Expert Report

[Courtesy Translation]

8.- Pro forma General Balance Sheet after merger.

The following pro forma balance sheet represents the absorbing entity (Enel Chile), presenting the assets, liabilities and shareholders equity accounts of the Entities, with their respective adjustments and balances merged, representing the new entity.

Balance Sheet	Enel Chile Consolidated Historical M$	EGPLA Combined M$	Merger Proforma Adjustments M$	Enel Chile Proforma Merged M$
Total current assets	856,738,886	134,911,988	(16,350,370)	975,300,504
Total non-current assets	4,597,540,759	1,534,018,789	—	6,131,559,548

TOTAL ASSETS	5,454,279,645	1,668,930,777	(16,350,370)	7,106,860,052

Total current liabilities	570,117,870	146,882,745	(16,350,370)	700,650,245
Total non-current liabilities	1,135,969,658	756,272,394	—	1,892,242,052

TOTAL LIABILITIES	1,706,087,528	903,155,139	(16,350,370)	2,592,892,297

Issued Capital	2,229,108,975	527,698,886	143,018,165	2,899,826,026
Retained earnings	1,754,976,619	123,506,438	(123,506,438)	1,754,976,619
Other reserves	(1,017,014,701)	19,511,727	(19,511,727)	(1,017,014,701)

Equity attributable to controlling shareholders	2,967,070,893	670,717,051	—	3,637,787,944
Non-controlling shareholdings	781,121,224	95,058,587	—	876,179,811

TOTAL SHAREHOLDERS EQUITY	3,748,192,117	765,775,638	—	4,513,967,755

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	5,454,279,645	1,668,930,777	(16,350,370)	7,106,860,052

Merger adjustments consider the following effects:

(1)	Current Assets: correspond to the elimination of the related party account receivables among Enel Chile S.A. and its subsidiaries and Enel Green Power and its subsidiaries for M$16,350,370.

(2)	Current Liabilities: correspond to the elimination of the related party account payables among Enel Chile S.A. and its subsidiaries and Enel Green Power and its subsidiaries for M$16,350,370.

(3)	Issued capital: corresponds to the net effect of the elimination of the issued capital of Enel Green Power Latinoamérica S.A. (EGPLA) and the capital increase to be produced in Enel Chile S.A. as a result of the merger.

It is detailed as follows:	M$
EGPLA issued capital elimination	(527,698,886)
Enel Chile S.A. capital increase	670,717,051

Total	143,018,165

(4)	Retained earnings: correspond to the elimination of the retained earnings in EGPLA, which will be part of the capital increase in Enel Chile S.A. for M$ 123,506,438.

[Courtesy Translation]

(5)	Other reserves: correspond to the elimination of the accumulated reserves in EGPLA plus the adjustment recognition due to the “push down” of the capital gain registered by its headquarter, resulting from the acquisition of its subsidiary Empresa Eléctrica Panguipulli S.A.

Detailed in:	M$
Other reserves EGPLA	(992,619)
Push down capital gain Panguipulli	(18,519,108)

Total	(19,511,727)

More details of the estimated pro forma general balance sheets after merger, may be consulted in Annex No. 3 “Economic Valuation and Exchange Ratio Report”, annexed to this Expert Report.

9.- Expert’s Declaration.

In accordance to articles No. 156 and No. 168 of the Regulation, the Expert declares:

(i)	To be independent from the Entities and from the business group the Entities belong to, from their external auditors and from the consultants or advisors of the Merger;

(ii)	Not being related to the Entities, in the terms described by article 100 of Law No. 18,045 on Securities Market; and

(iii)	He becomes responsible of the estimations contained in this Expert Report, in accordance to the terms and conditions set forth herein as well as in the Service Agreement.

Luis Felipe Schmidt Gabler

C.N.I. Nº 10.375.688-K

IN SANTIAGO, TODAY, SIGNED IN FRONT OF ME, MR. LUIS FELIPE SCHMIDT GABLER, C.N.I. N° 10.375.688-K. SANTIAGO NOVEMBER 3, 2017.-

[Courtesy Translation]

Annex No. 1

CONSIDERATIONS AND ASSUMPTIONS

The analysis, comments, indications and conclusions of this Expert Report are subject to the following considerations and assumptions:

1.- This Expert Report was prepared, exclusively, based on the information provided by the Entities and in available public information.

The Expert has not made independent verification of the information provided, neither of the public information used in the analysis and conclusions of the Expert Report; thus the Expert does not issues nor grants any guaranty, representation or insurance of any kind on the truthfulness or precision of such information.

In consequence, the Expert does not assumes neither will assume any responsibility for direct or indirect damages related to any incomplete, inaccurate, erroneous, untrustworthy or untimely information provided to him by the Entities.

2.- This Expert Report is bounded to the request made, contained in the Service Agreement.

Thus, this Expert Report does not include any other matter, information or antecedent that may be relevant or necessary for the proper evaluation of this Expert Report.

3.- Part of the information considered in the Expert Report is or may be based in future facts, which are part of the expectations or projections of the Entities and/or their management. These future events may or may not occur, so part of the conclusions of this Expert Report can be altered in the future, alterations that are not and will not be the Expert responsibility.

4.- The Expert does not express any opinion neither does assure:

(i)	The financial statements of the Entities;

(ii)	The operational or internal controls of the Entities;

(iii)	The final result of the public offering for the acquisition of shares of Enel Generación by Enel Chile, neither of the final terms and conditions in which such operation may finally be performed; nor

(iv)	The present or future value of the entity resulting from the Merger;

5.- This Expert Report does not constitute:

(i)	a recommendation on the approval of the Merger nor of the Exchange Ratio;

(ii)	a financial feasibility revision of the Merger or of the future business of the merged entity;

(iii)	a market revision;

(iv)	a fairness opinion of the Entities nor of the Merger;

(v)	an investment advice;

(vi)	a due diligence of the Entities;

(vii)	a recommendation of granting financing;

(viii)	a tax advice;

(ix)	a strategic valuation or advice on the Merger.

[Courtesy Translation]

6.- This Expert Report, and the analysis, opinions, comments and/or conclusions contained herein are valid as of the date of the Expert Report; and are only valid for the purpose for which the Expert Report has been engaged.

7.- This Expert Report, as well as the analysis, opinions, comments and/or conclusions contained herein may only be used for the purpose for which the Expert Report has been engaged; and cannot be used for any other purpose, save as expressly indicated in the Expert Report, by the Company, any of the Entities, their respective board members, shareholders, managers and/or employees.

8.- The Expert will not be responsible, in any way, of any decision, of any nature, that may be make after the revision of the Expert Report.

Any and all decisions, as well as any implementation and/or execution made by virtue of the Expert Report, will be the exclusive responsibility of the Company, any of the Entities, their respective board members, shareholders, managers and/or employees.

9.- The Expert mentions that the value concept used, expressly or implicitly, in this Expert Report is referred only to the Merger and cannot be applied, necessarily, to a sale price or any other type of transaction that may be performed after the Merger, which depend of other considerations outside the scope of this Expert Report.

10.- Notwithstanding in accordance to the Service Agreement this Expert Report will become the Company’s property; this Expert Report may not be published, distributed, nor grant a right of use or a right to query it by the Company, neither any of the Entities, outside the terms indicated in the Service Agreement and this Expert Report.

In consequence, the Expert is released from any and all liability that the use, consultation or improper reading of the Expert Report made by third parties not authorized to do so.

11- The Expert has assumed the fixed and current assets, properties, participations or interests in any company or business are free from any encumbrances, limitations or obligations.

The Expert has not independently determined if any fixed or current asset, property, participation or interest in any company or business is subject to any encumbrance, limitation or obligation, nor has included the implications or effects of such encumbrances, limitations or obligations in the Expert Report.

12.- This Expert Report shall be read and understood in its integrity. Read or select only specific parts of the Expert Report may induct to errors or to miss interpretations, which will not be the Expert’s responsibility.

13.- This Expert Report has been prepared with exclusive objective of being one of the documents that the Board of Directors of the Company will make available to the shareholders of Enel Green Power who shall pronounce on the Merger.

14.- It is recommended that any person or entity which wants to use this Expert Report as base to adopt any decision, on the Merger or on the Exchange Ratio, to perform such additional validations or comparisons from other sources which deem necessary and relevant, assuming its own responsibility of basing its decision only in the reading of the Expert Report.

[Courtesy Translation]

Annex No. 2

Methodology used for the determination

of the Pro forma Balance Sheet of Enel Chile

The pro forma balance sheet of the continuing entity included in this Expert Report, presents an addition of the assets, liabilities and shareholders equity accounts of the entities to be merged and has been prepared based on the consolidated financial statements of Enel Chile S.A. and subsidiaries and Enel Green Power Latinoamérica S.A. as of September 30, 2017, prepared for special purposes and audited by EY Audit SpA.

In the consolidation of the pro forma balance sheet of the surviving entity, “Enel Chile S.A.”, the assets and liabilities to be contributed have been accounted in the values registered in the accounting of the absorbed entity.

For purposes of my review, I have considered:

•	Consolidation spreadsheet of the general balance sheet of Enel Chile S.A. and Enel Green Power Latinoamérica S.A. as of September 30, 2017, provided by the management of Enel Chile S.A. that are attached in Appendix 1, of Annex No. 3, in which the pro forma balance sheet of the absorbing entity as of September 30, 2017, is shown.

•	Attestation Report issued by EY Audit SpA dated September 28, 2017, referred to the consolidated intermediate pro forma balance sheet of Enel Chile S.A. and subsidiaries as of June 30, 2017.

•	In order to implement the mentioned Merger, Enel Chile S.A., as surviving entity and as counterpart of the incorporation of the assets and liabilities of Enel Green Power Latinoamérica S.A., will deliver to the shareholders of the absorbed entity, shares of its own emission, via a capital increase in the absorbing entity.

•	The property of Enel Chile S.A. as well as the property of Enel Green Power Latinoamérica S.A. is concentrated, mostly, in Enel SpA, in a 60.6% and a 100%, respectively.

•	In the case of the minority shareholders of Enel Chile S.A., its equity position should be duly safeguarded since, because of the Merger, the shareholders of Enel Green Power Latinoamérica S.A. will receive, in domain, shares of Enel Chile S.A. in exchange of their original shares.

•	Because of the Merger to be performed, the assets and liabilities of Enel Green Power Latinoamérica S.A., that will be forming the shareholders equity of Enel Chile S.A., shall be registered through a capital increase.

•	In accordance to the documentation provided to me, there is no knowledge of any other situation that, to the best of my knowledge, should be informed to the shareholders for the proper consideration of the Merger proposition.

The procedures performed to the pro forma balance sheet consisted, mainly, in:

(a)	Check that the amounts of assets, liabilities and shareholders equity of the entities participating in the merger, as of September 30, 2017, described in Appendix 1 of Annex No. 3 match with the amounts registered in the interim financial statements audited by EY Audit SpA.

(b)	Add, line by line, the assets and liabilities of the balance sheets revised as of September 30, 2017, of the entities involved in the merger process.

(c)	Check the eliminations of the merged entities account receivables and account payables, detailed in the column “merger adjustments” in order to generate the pro forma balance sheet, shown in Appendix 1 of Annex No. 3.

[Courtesy Translation]

(d)	Determine the increase of the capital of Enel Chile S.A., the surviving entity, corresponding to the acquisition of the assets and liabilities of Enel Green Power Latinoamérica S.A., which will result from the merger by incorporation of the last one by the first one. Such capital increase amounts to $ 1,154,201,142,801.

(e)	Determine the exchange pro rata described in Annex No. 3.

 Providence Capital is a member of Corporate Finance International (CFI), a Swiss Verein, International M&A Network.  www.thecfigroup.com Enel Green Power Latinoamérica S.A. Annex 3: Economic Valuation and Exchange Ratio Report November 3, 2017 H-1

Executive Summary Scope of work General limitations Background and procedures applied Description of the transaction Description of the companies Methodology of work Companies valuations Exchange ratio of shares Merger Pro-forma Balance Statement as of September 30th, 2017 Appendix Appendix 1: Pro-forma consolidation table Table of contents H-2

Executive Summary Within the process of the corporate reorganization of Enel Group, by which Enel Chile S.A. (“Enel Chile”) would incorporate the non-conventional renewable assets that Enel Green Power Latinoamérica S.A. (“EGPLA” or the “Company”) has in Chile, through a merger by absorption (hereinafter both referred to as the “Companies”); EGPLA named Mr. Felipe Schmidt Gabler as the independent expert for the issuance of an expert report on the estimated value of the merging companies and the exchange ratio of the shares of each company, among others. For the purposes of this report, Providence Capital has made use and relied on the information provided by and on behalf of EGPLA including under such premise, meetings held with management, information exchange through Q&A process, and information publicly available, performing no independent investigation or verification of such information. 1 For the purposes of this report and the conclusions contained herein, Providence Capital performed an assessment of the estimated value of the equity of the most relevant firms where the Companies have an ownership interest, following a sum-of-the-parts criteria to calculate the equity values, considering the Generation (“Gx”) and Distribution (“Dx”) businesses in Chile, as well as the present value of organizational costs and net financial debt associated to the holding companies, and other elements incorporated in the equity bridge. Company valuations were primarily performed under the Discounted Cash Flow model (DCF), and for cross reference purposes, valuations were also calculated using Trading Comparables and Transaction Comparables methodologies. It is worth mentioning that, for purposes of the valuation and determination of the exchange ratio, the value of the companies has been considered independently and without taking into account potential effects of an eventual merger between them or other companies of the group, as could be Enel Generación Chile (“Enel Generación”) or Enel Distribución Chile (“Enel Distribución”), neither eventual impacts of the potential public tender offer that would take place as part of the reorganization process contemplated. Later on in this presentation, sensitivity and scenario analysis are presented, contemplating different assumptions for the variables in question, also including different valuation scenarios both for EGPLA and Enel Chile. Following these considerations, the estimated economic value of the equity of the newly merged company (Enel Chile, as the absorbent company of EGPLA) would be within USD 8,366 million and USD 9,426 million, based on a sensitivity analysis over our mid value point, which is equivalent to an Exchange Ratio of 15.15x. To determine the exchange ratio between Enel Chile and EGPLA, we have also performed a sensitivity analysis with different scenarios out of the base case scenario presented in this report. These scenarios where defined sensitizing critical variables that generate relative changes in the valuation of the Companies. In some cases, these changes in variables were conducted asymmetrically. As a result of this analysis, we estimate that the existing shareholders of EGPLA shall own between 19.1% and 21.4% of the equity of the newly merged company, generating the following exchange ratio: Between 14.02x and 16.15x shares of Enel Chile for each share of EGPLA 2 H-3

Executive summary - Estimation of the exchange ratio The equity value of the Companies is based on the base case mid-value for each of the valued companies, calculated through a sum-of-the-parts using the DCF methodology Based on mid-values of USD 1,809 million for EGPLA and USD 7,087 million for Enel Chile, the later company would have to issue approx. 12,533 million new shares to be exchanged for EGPLA current shareholders’ shares, within the context of the merger As EGPLA’s equity capital is composed of approx. 827 million shares, the implied exchange ratio based on the calculated equity values would be of 15.15 shares of Enel Chile per each share of EGPLA This exchange ratio implies that EGPLA shareholders would held shares representing 20.34% of the equity capital of the new company post merger Due to the large number of factors that could potentially affect the equity value ranges calculated, we have sensitized key variables in order to calculate a range for the exchange ratio, which fluctuates between 14.02x y 16.15x. (1) Equivalent to a price per share of $92.09 Chilean Pesos, based on a FX CLP/USD of 637.93, as informed by the Chilean Central Bank on October 2, 2017, which corresponds to the observed FX for the last business day of September 2017 H-4

Scope of work As it has been communicated to the market as material fact or hecho esencial dated August 25, 2017, Enel Chile proposed to its controlling shareholder, Enel Group, the realization of a corporate reorganization (the “Reorganization”) whereby Enel Chile would absorb EGPLA’s non-conventional renewable energy generation assets in Chile through a merger. The merger proposed by Enel Chile would be subject to a successful public tender offer (“PTO”) to be launched by Enel Chile to acquire up to 100% of the issued shares of its subsidiary Enel Generación. This PTO over Enel Generacion S.A.. shares would be paid exclusively in cash and contemplates that the shareholders of Enel Chile S.A. that accept to sell their shares, utilize part of the price in cash that they will receive as a result of the PTO to acquire first issue shares of Enel Chile, being credited to the payment of the subscription price of the latest ones, the part corresponding to the PTO price. This PTO would be subject to the condition that Enel Chile reaches a control interest over Enel Generacion higher than 75% of its shareholders equity. The success of the PTO is also conditioned to the modification of the articles of incorporation of Enel Generacion, so the company is not subject to the “Title XII” of the “D.L. 3,500” from 1980, as a result of the elimination of the limitations to the shareholders concentration and the additional restrictions related to such “Title XII”. In accordance to the applicable legislation to corporations, the merger transactions, must be approved by the respective Extraordinary Shareholders Meeting of each of the companies involved. Therefore, in order to comply with the article 99 of Corporations Law, article 156 of its Rules, and General Norm number 30 of the Chilean SEC, the SVS, the Board of a company participating in a merger agreement must appoint an independent appraiser complying with local regulation in Chile. The independent appraiser shall then, among other, issue a valuation report of the Companies subject to being merged and the implied exchange ratio (the “Expert Report”). Considering that EGPLA could transform itself into a closely held corporation before the merger, the norms regulating the need of an Expert Report would be required to it. Therefore, the Board of Directors of the Company appointed Mr. Felipe Schmidt Gabler, Chilean citizen, married, Bachelor in Business and Administration, C.N.I. No. 10,375,688-K, as the independent expert (the “Expert”) for the procedure of the Reorganization, complying with the requirements of articles No.156 and No. 168, both of the Corporate Company Rules, and with the purpose of issuing the Expert Report, which is subject in its contents to the terms established in article 156 of the Corporate Company Rules and general rule No. 30 of the SVS. The valuation work performed by the Expert, serve as a reference to estimate the exchange ratio as presented herein and has been developed on the basis of the information provided by the Company. For purposes of this work, the Expert used and relied on the information provided by or in behalf of EGPLA, as well as on information publicly available. The Expert, supported by the financial advisory firm Providence Capital, has made no independent investigation and verification of the information provided by the Company and of the public information used in the analysis and conclusions of the Expert Report. In this regard, the Expert and Providence Capital assume no responsibility for any errors and omissions that may exist in the information available and for the analysis and conclusions derived directly or indirectly from such errors. The Expert Report is simultaneously presented in two formats, an original version in Spanish and an English courtesy translation copy. H-5

Limitations of work This Report was prepared to be used exclusively by the Board and shareholders of EGPLA, as part of their analysis of the transactions that constitute the Merger, and therefore, must be exclusively used in such context, and not to be used for other purposes. This Report does not constitute a recommendation, express or implied, to the Board of EGPLA in connection with the convenience to make a decision about the transactions that constitute the Merger. In the preparation of this Expert Report no obligation or responsibility is undertaken for potential results or consequences of whether the Merger takes place or not. For the purposes of the preparation of this analysis and subsequent conclusions contained in this Expert Report, information delivered in writing and orally by the Company has been made available to us through its managers in addition to publicly available information, without independent verification of such information's truthfulness, integrity, accuracy, consistency or precision from our side. As to the estimates, projections or forecasts, we have had to assume and trust that they have been prepared in good faith and reasonably, based on assumptions that reflect the best available estimates and judgment by management in connection with expected future results. In the preparation of this Expert Report, we assume no obligation or commitment whatsoever for providing legal, accounting or tax advisory services, nor performing due diligence of the companies subject to the merger or Reorganization. Therefore, nothing in this Report may be considered, used or construed as legal, accounting or tax advice, and any contents thereof that makes reference, directly or indirectly, to legal, accounting or tax matters must be understood as a reference to general aspects that we have deemed necessary and relevant to support the analysis. As requested by EGPLA, this Expert Report includes: (i) an estimated value of the Companies that will eventually merge and, (ii) an estimate of the exchange ratio of the correspondent shares, based on ex-ante values without considering any type of transaction or corporate restructuring in connection to the Reorganization, therefore, this Expert Report does not consider any opinion or analysis with regards to any potential likely scenario with respect to this PTO. Finally, we hereby state that we have not been subject to request nor have provided any advisory services neither in connection with the design, choice or structuring of the transactions that conform the Reorganization, nor regarding the terms or conditions or any other aspect of the transactions, nor have we received requests for services different from the preparation of this Report. Therefore, we make no pronouncement in this Report nor make any pronouncement about the possibility of an alternative transaction or a different setup of the companies subject to the Reorganization which may or may not have better outcomes for the shareholders of one or more of the companies involved. H-6

Available Information and Procedures For purposes of analysis and evaluation, we had access to private and confidential information provided by the Company’s management and through a privately owned data base, and to public information obtained both in written or electronic means through the internet. The information provided by the Company’s management, submitted through a virtual data room in Intralinks, included among other: Historical financial statements. Financial projections for 2018 – 2022 period, including balance sheets and income statements, expansion and maintenance capital expenditures, and main working capital accounts, as well as the 2017 budget, among others. In the case of EGPLA, due to its relevant portfolio of projects in a wide range of development stages, the Company also provided extended projections up to 2026, including revenues, operating costs, expansion and maintenance capex, in order to standardize cash flows and to facilitate the calculation of the terminal value, as well as information on its most relevant short and mid term projects. Projections of business and operational drivers, including price and quantities constituting the principal revenues, among other. Estimation of operational life of the different plants (by technology) and their respective replacement costs. For energy generation companies, including both Enel Chile and EGPLA, the Company provided projections of gross margins, including estimations of energy prices, energy generated and sold, and direct costs related to the sale and purchase of energy up to the year 2045. Financial statements as of September 2017. Net financial debt and other adjustment items (Equity Bridges) as of September 30, 2017. Management presentations by the relevant companies involved, including Enel Chile, Enel Generación, Enel Distribución and EGPLA (September 26, 2017). Ownership structure of the Companies for each subsidiary companies. Review of due diligence reports, where we opted to follow the ammounts provided by the Companies on their respective Equity Bridges calculations, given their better understanding of the underlying potential contingencies faced by the Companies. Meetings and conference calls held with the management of the Companies, including Q&A sessions: In addition to the management presentations held on September 26, 2017, we had several rounds of Q&As, shared through an Intralinks virtual data room set up by the Companies. We held several phone calls with management to cover doubts and information requests, including a review of the expected impact that the November 2 power auction may have on the Entities business plans, ratifying that there is no material impact on the valuations, other than the confirmation of the award of PPAs for EGPLA’s project portfolio. Information obtained from other proprietary and public sources: Statistical information, market prices, reports of Investment Banks and market multiples obtained from Thomson Reuters and Capital IQ. Web pages of the evaluated companies and rating agencies. News in general obtained through the web. H-7

Executive Summary Scope of work General limitations Background and procedures applied Description of the transaction Description of the companies Methodology of work Companies valuations Exchange ratio of shares Merger Pro-forma Balance Statement as of September 30th, 2017 Appendix Appendix 1: Pro-forma consolidation table Table of contents H-8

Description of the transaction As it has been communicated to the market as material fact or hecho esencial dated August 25, 2017, Enel Chile proposed to its controlling shareholder, Enel Group, the realization of a Reorganization whereby Enel Chile would absorb EGPLA’s non- conventional renewable energy generation assets in Chile through a merger. The merger proposed by Enel Chile would be subject to a successful PTO to be launched by Enel Chile, in the conditions previously described in this document. Enel Chile manifested that the Reorganization will form a company with a larger market capitalization, achieving greater liquidity and providing its shareholders with access to cash flows generated from conventional sources and non-conventional renewable sources, as well as energy distribution. Additionally, Enel Chile expects its holding discount to diminish upon achieving a larger percentage of the net income generated by Enel Generación, benefiting all shareholders of Enel Chile. The Enel Group mentioned that the proposed Reorganization would be in line with some of its strategic objectives, such as achieving a simpler minorities’ shareholding structure in Chile, and the corresponding improved alignment of interests. For these reasons, it provided support to the transaction, subject to the fulfillment of 4 conditions: That the transaction is performed at market terms. That the transaction increases earnings per share of Enel Chile. That the Enel Group maintains at the end of the process a similar shareholding to the one that it currently has in Enel Chile, without loosing control at any point in time during the process, within the maximum concentration limit of 65% of Enel Chile’s shareholding. That after the process, Enel Generación stops being regulated by Title XII of D.L. 3,500 from 1980, eliminating ownership concentration and other restrictions related to the Title XII from its by-laws. Due to the characteristics of the proposed Reorganization, the Boards of Enel Chile and EGPLA voluntarily decided to comply with the norms established by the Corporations law of Chile, regulating related party transactions. This Expert Report has been contracted by EGPLA as part of this process, in conformity to article 155 of the Corporations Law. Previous understanding of the situation H-9

Description of the transaction (cont’n) Methodology for estimating relative values For purposes of issuing the Expert Report regarding the valuation and share exchange ratio for the Companies’ that would be merged, each of the businesses where the Companies have equity interests were valuated independently following a sum-of-parts criteria, including Generation (“Gx”) and Distribution (“Dx”) businesses in Chile. The valuation methodologies used for this purposes included the Discounted Cash Flow model (“DCF”), and Trading and Transaction Comparable models. The prevailing methodology for defining the value of the individual businesses and therefore of the Companies, was the DCF (Discounted Cash Flow), while Comparables were used for benchmarking and crosschecking results obtained through the DCF. Subsequently, results were adjusted according to values of specific accounts not included in financial projections (non-operational assets and liabilities with economic impact) and deductions of net financial debt (all adjustments named Equity Bridges) to obtain the economic value of the equity for each business. Finally, the values of all individual equity stakes of the businesses were summed-up accordingly to the equity participations of the Companies. Expert Report The objective of the Expert Report is to serve as one more piece of background information that the Board of the Company will make available to EGPLA’s shareholders that must decide regarding the merger. The Expert Report contains information on the value of the Companies ex-ante to the proposed transaction, the corresponding share exchange ratios between the Companies and a proforma Balance Sheet that is representative of the absorbing entity. H-10

Description of the transaction (cont’n) Brief visual description of the proposed Reorganization: Current corporate structure PTO Merger EGPLA – Enel Chile Grupo Enel Enel Chile Distribución Chile Generación Chile Chile Latinoamérica 100,0% 100,0% 60,0% 99,1% 60,6% Grupo Enel Enel Chile Generación Chile Chile Latinoamérica 100,0% 100,0% 75-100% 60,6% 99,1% PTO Grupo Enel Enel Chile Generación Chile Chile 75-100% Aproxx. 60,6% 99,1% 100% Distribución Chile Distribución Chile Merger H-11

Executive Summary Scope of work General limitations Background and procedures applied Description of the transaction Description of the companies Methodology of work Companies valuations Exchange ratio of shares Merger Pro-forma Balance Statement as of September 30th, 2017 Appendix Appendix 1: Pro-forma consolidation table Table of contents H-12

Enel Chile General Description Enel Chile is an electric Chilean holding that participates in the energy generation business, as well as in distribution and transmission of electricity through it’s subsidiaries Enel Generación (60% of participation) and Enel Distribución (99% of participation). The company is controlled by the Italian group Enel SpA, which owns 60.6% of the company. The company was formerly known as Enersis Chile S.A. and changed it’s name to Enel Chile S.A. in November 2016, after a restructuring process. During 2016, the company totaled USD 3,160 million in revenues, of which 65% came from the generation business, while the remaining 35% came from the distribution business. Source: The company Source: The company Shareholders EBITDA Breakdown H-13

Enel Generación Chile Enel Generación is one of the leading companies in the Chilean electric industry, mainly engaged in the generation and commercialization of electricity. Currently, the company operates 111 power plants, directly and indirectly through it’s subsidiaries, totaling an installed capacity of 6.3 GW throughout the country (29% of Chile’s total installed capacity). It’s diversified all across the country and in the different types of technologies (hydro, thermal, wind, coal and others). As of December 2016, the company totaled USD 2,428 million in revenues, and recorded an EBITDA of USD 880 million. General Description Shareholders Installed capacity by technology (MW) Source: The company Source: The company H-14

Enel Distribución Chile Enel Distribución is the largest distribution company in Chile in terms of energy sales (represents 40% of the total distribution sales in the country), and the second largest in terms of number of clients (1.85 million in Chile). Currently, the company has an indefinite concession with the Ministry of Energy, consisting of 2,105 km2 of total area, serving 33 municipalities of the Metropolitan Region. For the transmission and distribution of energy, it operates 361 km of high voltage lines and 16,682 km of medium and low voltage lines. During 2016, the company presented total sales of USD 1.831 million and an EBITDA of USD 283 million. Shareholders Number of Clients (th) General Description Source: The company Source: The company H-15

Enel Green Power Latinoamérica S.A. EGPLA generates electricity from renewable resources. It currently operates 16 power plants with an installed capacity of 1,195 MW, diversified across the country and in different types of renewable technologies. It has 8 solar plants, 7 wind plants, 2 hydroelectric plants and 1 geothermal plant. It is the largest non conventional renewable energy generation company in Chile in terms of installed capacity, with an estimated 30% market share. Approximately 94% of energy sales are backed by PPAs. The company’s business plan includes a pipeline of projects of 798 MW, that is currently in the process of awarding PPAs. Shareholders Installed capacity by technology (MW) General Description Source: The company Source: The company H-16

Enel Group main assets in Chile The tables below describe the main assets of Enel Group in Chile, indicating some relevant technical parameters for each company. Source: The company (1) (1) The installed capacity of EGPLA considers the project Campos de Sol, a solar plant with 339MW of installed capacity with a long term PPA contract between years 2021 and 2045. (2) (2) Additionally, EGPLA has a projects portfolio of 798MW of total installed capacity, that are in process of awarding PPAs, and that are not considered in the installed capacity described in the table above. H-17

Enel Chile & EGPLA – Summary of participations with control Source: The company The following table shows a summary of Enel Chile and EGPLA’s controlling participations H-18

Executive Summary Scope of work General limitations Background and procedures applied Description of the transaction Description of the companies Methodology of work Companies valuations Exchange ratio of shares Merger Pro-forma Balance Statement as of September 30th, 2017 Appendix Appendix 1: Pro-forma consolidation table Table of contents H-19

Understanding the business Forecast companies’ performance Selection of the appropriate valuation model Valuation report and exchange ratio calculation Key value drivers Company strategy Industry/segment: size, growth and profitability Company positioning within the industry Threat of new entrants in the industry Threat of substitutes Bargaining power of buyers Bargaining power of suppliers Rivalry among existing competitors Key regulatory aspects Historical financial statement analysis Macroeconomic scenario Key value drivers Scenario sensitivity analysis Definition of methodology for calculation of terminal values Estimate growth rates for perpetuity formulas Description of the valuation model and key assumptions Absolute valuation models: DCF Relative valuation models: Transaction comps Trading comps Summary and valuation conclusions Business description and industry analysis Risk factor description Description of the relative values of each of the Companies Calculation of the Exchange Ratio The valuation process H-20

DCF (most widely used) Trading Comps Transaction Comps Multiples (referential methodology) Absolut Valuation Relative Valuations Selection of appropriate comparables for: Generation Distribution Multiples selection: Enterprise value / EBITDA (EV/EBITDA) Since the companies have operations in different segments (Gx, Dx) and types of technologies (conventional vs. non conventional) with specific characteristics and different risk-return relations, we chose to value them using a sum-of-the-part methodology, relying on the DCF method, and using multiples-based valuations only as a reference. For the DCF valuation, we used financial projections provided by management, as well as estimates of terminal value and discount rates that reflect the risks associated with the projected cash flows, calculated by Providence Capital for each of the companies. To the value obtained for each business, we subtracted the net financial debt along with other adjustments, case by case, named Equity Bridges by the management, in order to determine the equity value of each company. Finally, according to the equity interest that each company has over each business being valued, we calculate the relative value of each of the Companies following a sum-of-the-parts criteria (see chapter 5). Cash flows to be discounted by company: EBITDA (Income) (-) Tax calculated on EBIT (-) Capex (-) Working Capital Consumption = Free Cash Flow for the Company Terminal values by company. Growth rates of terminal value cash flows. Company discount rates (WACC). Calculation of Enterprise Values Deduction of net financial debt and other adjustments, called by the administration "Equity Bridges”. Calculation of Equity Values Valuation methodologies Valuation H-21

Discounted Cash Flow Methodology (“DCF”) DCF Methodology used by Providence Capital The method of discounted cash flow (DCF ) estimates the value of the business / company by adding free cash flows generated by the company discounted to present value. For the distribution company, Enel Distribución, we used the 5-year explicit financial projections provided by management, whilst for the energy generation companies, we used a 10-year explicit projected period (except for Enel Chile Individual, for which a 5-year explicit period was used), with the purpose of normalizing the free cash flows, capturing the normalization of margins related to the PPA contract profiles (with quantities and prices) and maturity of projects under development and to be developed, whereas the continuing cash flows were estimated through terminal value formulas. This methodology distinguishes between operational and financial elements which add to the Enterprise Value. The operational elements are represented in the projected operational free cash flows (excluding financial flows such as interest paid and received). Financial elements are considered in the discount rate (WACC), at which the operating free cash flows are discounted back to present value. The WACC is obtained by multiplying the proportional share of each source of capital by their respective cost (e.g. cost of debt multiplied by the proportional share of debt in total capital). Free Cash Flow by Company or Asset Free Cash Flow (FCF) = Income – Operational Costs (excluding Depreciation & Amortization) – Taxes – CapEx – Variations of Working Capital Terminal Value The terminal value reflects the sum of the expected free cash flows of the company beyond the explicitly projected period Our model assumes the traditional formula of perpetuity for Gx businesses and an approach based on expected returns on new investments in those regulated industries such as Dx, subject to regulatory limits, target growth rates and discount rates, considering that the Dx business is mainly regulated. Normalized free cash flows for the first year post explicit forecast period are used for these calculations. H-22

DCF – WACC (discount rate) WACC parameters Cost of Equity (Ke) The company’s cost of capital reflects the opportunity cost (or profitability) for all the capital providers of the company weighted by their relative contribution to the company’s capital The cost of capital used to calculate the net present value of the free cash flows to the firm is determined by the Weighted Average Cost of Capital (“WACC”) of the firm or project being valued. The WACC is calculated based in the following formula: WACC(t) = Ke * E/(D+E) + Kd * D/(D+E), where: Ke = Cost of Equity Kd = After Tax Cost of Debt E = Market Value of Equity D = Value of Debt The standard model to estimate the cost of equity is the capital asset pricing model (CAPM). A basic principle of the model is that the required rate of return for a risky asset can be broken down into two parts = Rate of return for a risk-free asset + Risk premium. Another basic principle of the model is that the total risk (measured by the variance of an asset’s return) of a risky asset can also be split into two parts = non diversifiable risk (systematic risk) + Diversifiable risk (non systematic risk) The CAPM states that: Ke = (Rf + Cr)+ ß*(MRP), where: Ke = cost of Equity Rf = Risk Free Rate of Return Cr = Country Risk Premium Rm = Expected rate of return of the market portfolio of risky assets MRP = Market risk premium (Rm-Rf) ß = Equity beta (levered beta) H-23

DCF – WACC (discount rate) Risk Free Rate (Rf) The currency and duration of the risk free rate should match the currency and duration of the cash flows that are being discounted. We have used the 10-year sovereign bond of the United States to calculate the risk free rate. The Rf used is 2.34% Country risk premium (Cr) As a proxy for country risk premium we used the EMBI of Chile of JP Morgan. The EMBI is the spread between the interest rates paid by bonds denominated in dollars, issued by underdeveloped countries, and the US Treasury bonds, considered as “risk free”. The Cr used for Chile is 1.26%. Market risk premium (MRP) The MRP is the additional return over the risk free return required by investors before they will invest in the market portfolio. As proxy MRP, we considered an average MRP used by international investment banks, some of which cite sources such as Morningstar and Ibbottson. The MRP used is 6.6%. Capital structure The capital structure of each company is calculated based on market averages observed in Gx and Dx. For EGPLA, which is a renewable energy generation company with a strong portfolio of long term contracts, both for capital structure and for beta calculation, a sample of renewables companies listed in the Americas and Europe was observed, due to the absence of comparables listed in Chile. Cost of debt The cost of debt was estimated as the 10-year average marginal cost of borrowing in USD, observed in comparable companies in the industry, with similar risk profile. Corporate income tax rate The nominal tax rate for capital gains in Chile for the medium and long term was used, according to the current legislation. H-24

DCF – WACC (discount rate) Beta (ß) Beta is a measure of systematic market risk, non-diversifiable. The Beta coefficient attempts to indicate what proportion of a company's share price variation may be explained by the variation in the market portfolio. It is calculated through a linear regression between the series of variations in the share price and the series of variations in the market portfolio (Index MSCI World) over a certain period of time, both in USD. For illiquid stocks and markets, such as the Latin-American Stock Market, the best approach to calculate a company’s Beta is to determine a set of comparable companies in order to build an average unlevered Beta for the industry (asset Beta), that is taken as reference for the unlevered Beta of the company under study. This Beta is then re-levered to reflect the company’s target capital structure (equity Beta). For our analysis, based on the levered Betas (obtained from Capital IQ) we calculate the unlevered Beta for conventional Generation companies, non conventional renewable Generation and Distribution companies. Beta is composed of both operational and financial risk. In order to obtain the operational risk of the business, the unlevered beta of the business is obtained from the sample of levered betas, according to the following formula: ß U = ß L/ (1 + (1 - Tc) * (Debt/Equity)), where: Tc = Corporate Tax Rate ß U = Unlevered beta ß L = Levered beta The average unlevered beta of the set of comparable companies is then re-levered to the company’s target capital structure, or the group of companies under valuation, in accordance to the following formula: ß L = ß U * (1 + (1 - Tc) * (Debt/Equity)) H-25

Key value drivers Exchange rates GDP growth rates Electricity demand growth Inflation rates Commodity prices: coal, gas, diesel Interest rates Country risk rates Regulatory framework Energy price expectations in the long-term Macroeconomic scenario Revenues Costs / Taxes CapEx / Working Capital WACC Capacity Load factor Effective generation Other revenues Long term contracts with large energy consumers Transmission tolls Distribution tariff Tariff revisions Mix of regulated and unregulated customers Fixed costs Variable costs Operating costs & of holding companies (overheads) Taxes Investments: Expansion Maintenance Treatment of terminal values Oscillations of accounts receivable and payable (insignificant in these industries and assets) Risk free rates Country risk (EMBIs) Betas Market risk premium Debt costs Capital structures H-26

General conventions used in the valuations Exchange rate projections provided by management and international investment banks consensus. GDP and inflation projections provided by management. Information obtained from public sources. To calculate terminal values, the nominal rate of Chile was used. Valuation date Valuations and calculation of the exchange ratio as of September 30, 2017. Forecast period Explicit projections for 5 and 10 years, as were provided by the management of the companies, combined with our own considerations, with the purpose of normalizing the cash flows. These projections are not included in this report due to their confidential nature, according to the request of the administration of the companies. Currencies The cash flows were expressed in local nominal currency, being for all companies the local currency their functional currency, except for a some Generation companies, where the functional currency is USD. Free cash flows (FCF) were converted into USD considering the exchange rate projections provided by management and international banks consensus. FCF were then discounted using nominal WACCs in USD. Macroeconomic assumptions Taxes H-27

Share exchange ratio Initially, we obtain the equity value of each of the Companies (Enel Chile, EGPLA) using the sum of parts method. The equity value of Enel Chile is divided by the number of shares of Enel Chile pre transaction, obtaining the value per share of Enel Chile. The equity value of EGPLA is then divided by the value per share of Enel Chile, obtaining the number of shares to be issued by Enel Chile to be delivered to EGPLA shareholders. The number of additional shares to be issued by Enel Chile is divided by the number of EGPLA shares previous to the transaction. Following this, we obtain the exchange ratio, which would be the number of shares that Enel Chile should deliver to the EGPLA shareholders for each share of EGPLA. Share exchange ratio H-28

Chile macroeconomic projections The main macroeconomic projections were provided by management, based on forecasts provided by the team of economists of the group, whereas the exchange ratios were obtained from a consensus of different international banks, and are shown in the table below: H-29

Executive Summary Scope of work General limitations Background and procedures applied Description of the transaction Description of the companies Methodology of work Companies valuations Exchange ratio of shares Merger Pro-forma Balance Statement as of September 30th, 2017 Appendix Appendix 1: Pro-forma consolidation table Table of contents H-30

Summary of valuations and implied multiples The table below summarizes the DCF valuations of Enel Chile and EGPLA through the sum-of-the-parts methodology. The table shows the mid equity values of our base cases, both for the Enterprise Values and the respective Equity Values after deducting the Equity Bridges. The sensitivity analysis showing Low and High points is obtained as a +/- 5% variation with respect to our mid values calculated through the DCF. The last column shows the implied 2018E EV/EBITDA multiples from the Enterprise Values obtained through the DCF methodology. H-31

Equity values of the Companies The table below calculates the equity value attributable to each of the companies according to their equity ownership. Therefore, the total Equity Value for each of the Companies is obtained by adding up the corresponding equity values following the sum-of-the-parts methodology. The Low - High points range corresponds to the variation of the Enterprise Values sensitized with a +/- 5% with respect to the mid values calculated and described in the previous slide. H-32

Enel Chile: most relevant companies in terms of equity value Enel Chile equity value composition, in USD million Source: The company, Providence Capital H-33

Enel Generación Chile: most relevant companies in terms of equity value Enel Generación equity value composition, in USD million Source: The company, Providence Capital H-34

WACC - Generación Source: Capital IQ, Providence Capital Our DCF valuation methodology is based on the calculation of a nominal USD WACC that reflects the returns required from the different sources of capital for each asset in relation to country risk and asset’s industry, among other factors. Our analysis assumes the use of an unlevered Beta for the conventional electricity generation companies, based on a comparable analysis of companies listed in Chile. In the case of non conventional renewable generation, a sample of comparable companies listed in the Americas and Europe was observed, after which we decided to calculate an average between the result obtained with this last sample and the WACC of conventional generation obtained for Chilean companies. In this manner, a WACC of 7.4% is used for the conventional generation companies, and a 7.1% WACC is used for EGPLA. H-35

WACC – Distribution The unlevered Beta used is 0.57, which when being re-levered, results in a levered Beta of 0.71. This analysis yields a WACC of 6.9% for the electricity Distribution business Fuente: Capital IQ, Providence Capital H-36

Beta calculation In general terms, to calculate the Beta for the energy generation and distribution businesses, we favored the use of comparable companies listed in Chile, in order to calculate an average unlevered Beta of the industry, as we believe that this approach better reflects/captures the competitive and regulatory conditions of the Chilean market. In this manner, an unlevered Beta of 0.65 was obtained for conventional generation companies, an unlevered beta of 0.62 for non conventional renewable generation companies, and an unlevered Beta of 0.57 for distribution companies. Fuente: Capital IQ, Providence Capital H-37

Multiples for listed companies Our analysis takes into consideration the use of trading multiples only as a complementary referential method with respect to the values obtained by DCF. An analysis of listed companies in Chile, Peru and Colombia was performed, given the level of similarity between these markets with regards to both regulatory matters and the risk level perceived by investors. In generation, given the existence of 3 companies listed in Chile, we used the multiples of the companies listed in Chile, whilst for energy distribution (including some transmission assets), we worked with a sample of listed companies in Chile, Peru and Colombia, including a non-electric regulated utility company. The sample of comparable companies for the calculation of the multiples was adjusted by liquidity criteria, type of industry, market and Equity Research analysts coverage. The multiples presented were calculated dividing the Enterprise Value of the companies in relation to the estimates of a forecast for 2018 EBITDAs from a consensus of analysts in the market, given that some companies do not present significant coverage. This analysis provides an average EV/EBITDA multiple of 8.2x for the conventional generation sector, 8.9x for the distribution sector and 11.0x for renewable generation. Fuente: Capital IQ, Providence Capital H-38

Transaction multiples An analysis of M&A transactions was made, where transactions in Chile, Peru and Colombia were privileged over other countries given the level o similarity between these markets with regards to both regulatory matters and the risk level perceived by investors. Thus, the sample was cleaned to exclude the transactions from other markets. In generation, two transactions were considered in Peru (Isagen in 2016 and Generandes in 2014) and one in Chile (Guacolda in 2014) This analysis results in an average EV/EBITDA multiple of 10.5x for the generation sector. Alternatively, applying the same analysis criteria for the distribution sector, it was decided to observe a sample of 3 transactions, which are CGE (2014) and Chilquinta (2011) in Chile, and Luz del Sur (2011). This analysis results in an average EV/EBITDA multiple of 10.0x for the distribution sector. Fuente: Capital IQ, Providence Capital H-39

Executive Summary Scope of work General limitations Background and procedures applied Description of the transaction Description of the companies Methodology of work Companies valuations Exchange ratio of shares Merger Pro-forma Balance Statement as of September 30th, 2017 Appendix Appendix 1: Pro-forma consolidation table Table of contents H-40

The medium point of our exchange ratio (15.15x) is the result of the mid value estimated for the Equity Value of the Companies. Given that the Equity Value of the companies is highly dependent on a wide number of variables, we sensitized some critical variables and their impact on the exchange ratio. Variables sensitized include, among others: Variation in the WACCs of the companies. Reduction of the projected EBITDA margin for EGPLA throughout the explicit projection and terminal value, assuming that not all the expected cash cost reductions are achieved in relation to the operational optimization and synergies. Variation in the probability assigned to the short term and medium term projects of EGPLA. Holding discount of 5% affecting the value of Enel Chile. Others. The minimum value (14.02x) obtained for the exchange ratio of shares is achieved with the scenario where the WACC of EGPLA equals Enel Generacion’s WACC at 7.42%, and also considering that only 50% of the short term projects of EGPLA are materialized. On the other hand, the maximum exchange ratio value (16.15x) is obtained in the scenario where a higher probability of success is considered for the short and medium term new projects that are still not contracted (75% and 25% respectively), and also considering a WACC for EGPLA of 7.12% instead of the 7.42% WACC of Enel Generación, to account for its long-term highly contracted portfolio of renewable energy generation assets. Exchange ratio sensitivity H-41

Exchange ratio calculation: sensitivity analysis H-42

Executive Summary Scope of work General limitations Background and procedures applied Description of the transaction Description of the companies Methodology of work Companies valuations Exchange ratio of shares Merger Pro-forma Balance Statement as of September 30th, 2017 Appendix Appendix 1: Pro-forma consolidation table Table of contents H-43

Enel Chile Pro-forma Merger Balance Sheet – September 30, 2017 The consolidated pro-forma financial information of Enel Chile S.A. has been elaborated assuming a merger with EGPLA as of September 30, 2017, and includes the accounting effects generated by such merger, which are explained in the following analysis H-44

Enel Chile Pro-forma Merger Balance Sheet – September 30, 2017 H-45

Executive Summary Scope of work General limitations Background and procedures applied Description of the transaction Description of the companies Methodology of work Companies valuations Exchange ratio of shares Merger Pro-forma Balance Statement as of September 30th, 2017 Appendix Appendix 1: Pro-forma consolidation table Table of contents H-46

Pro-forma Consolidation Spreadsheet – September 30, 2017 Note (i): See page 50 H-47

Pro-forma Consolidation Spreadsheet – September 30, 2017 Note (i) & (ii): See page 50 H-48

[Courtesy Translation]

Providence Capital
CORPORATE FINANCE ADVISORY

Pro-forma Consolidation Spreadsheet – September 30, 2017

The pro-forma consolidation spreadsheet considers:

1) **Enel Chile Consolidated:** Corresponds to the historical consolidated financial information of Enel Chile S.A. and its subsidiaries as of September 30, 2017 that has been audited by EY Audit SPA.

2) **Enel Green Power Latinoamérica S.A. Consolidated:** Corresponds to the historical consolidated financial information of Enel Green Power Latinoamérica S.A. and its subsidiaries as of September 30, 2017, that was audited by EY Audit SpA.

3) **"Push Down" adjustment allocation:** Corresponds to the allocation of "push down" adjustments performed when the amounts in the net assets books of the financial statements of the transferred entity, Enel Green Power Latinoamérica S.A, differs from the amounts in the books of the consolidated financial statements of the ultimate parent company (Enel SpA). This occurs because the net assets being transferred to Enel Chile S.A. were originally acquired in a combination of businesses by Enel SpA, adjustments that due to the application of accounting standards were not assigned to Enel Green Power Latinoamérica S.A, and were registered in the acquiring company (Enel SpA). The accounting application in a joint control transaction require that those adjustments are reflected once Enel Chile S.A. obtains control over Enel Green Power Latinoamérica S.A.

   The adjustments are related to:

   a. Goodwill: Represents the excess value of the total consideration transferred by Enel plus the amount of any non controlling interest of the identifiable assets acquired and the liabilities incurred, assessed at fair value at the date of EGPLA acquisition.

   b. Other reserves: Represents the reserve related to the acknowledgment of the net assets at fair value in Enel SpA at the date of Enel Green Power Latinoamérica's acquisition.

4) ***Enel Green Power Latinoamérica S.A. Combined***: Corresponds to Enel Green Power Latinoamérica S.A. and subsidiaries' historical consolidated financial information as of September 30 2017, adjusted by the allocation of the "Push Down" adjustment.

49 |

H-49

Merger Pro-forma adjustments: Corresponds to the elimination of the intercompany balances between Enel Chile S.A (and subsidiaries) and Enel Green Power Latinoamérica S.A. (and subsidiaries), as of September 30, 2017. Represents the elimination of the shareholders equity attributable to the owners of Enel Green Power Latinoamérica S.A.’s controlling company and the capital increase in Enel Chile as a result of the merger transaction proposed Issued Equity - Elimination of Enel Green Power Latinoamérica S.A. issued capital (527.698.886) - Equity increase in Enel Chile S.A. due to the proposed merger transaction670.717.051 _______________ 143.018.165 (6) Enel Chile merged pro-forma: Corresponds to the consolidated financial information of Enel Chile S.A. and subsidiaries as of September 30, 2017, assuming that the merger with Enel Green Power Latinoamérica S.A. took place on September 30, 2017, including the accounting effects that such merger would generate Pro-forma Consolidation Spreadsheet – September 30, 2017 H-50

ANNEX I

PRESENTATION, DATED AUGUST 21, 2017, MADE BY BTG PACTUAL CHILE S.P.A. AND BTG PACTUAL CHILE S.A. CORREDORES DE BOLSA, THE FINANCIAL ADVISORS TO ENEL CHILE

This Annex I is a free English translation of the original Spanish language version, which reflects the substantive content of the original Spanish language document, but may not be a word-for-word translation. In the event of any discrepancy with the English translation, the original Spanish language document will prevail.

Presentation to Enel Chile S.A. Project Elqui STRICTLY CONFIDENTIAL For additional information, please read carefully the notice at the end of this presentation. August 21st , 2017 Annex I

BTG Pactual Team José Antonio Rollán Senior Analyst Santiago Juan Guillermo Aguero CEO Chile Santiago Jose Ignacio Zamorano Head of Investment Banking Chile Santiago Abel García-Huidobro Analyst Santiago Supervision Execution Ignacio Guarda Vice President Santiago Vittorio Perona Head of Power & Utilities São Paulo Equities Mauro Battisti Power & Utilities Coverage São Paulo Fernando Massú Chairman Chile Santiago Industry Coverage Matías Repetto Head of Brokerage House Chile Santiago Hugo Rubio Equity International Trade Director Santiago Rodrigo Pérez-Mackenna Vice-Chairman Chile Santiago Enrique Corredor Head of ECM New York Fred Monnerat Head of Equity Sales New York United States César Pérez-Novoa Head of Research Santiago Alex Sadzawka Power & Utilities Santiago Research Robert Zweig Head of Syndicate New York Jill Wallach Head of Legal New York César Alvite ECM New York Kevin Younai Legal New York Guilherme Paes Head of Investment Banking São Paulo I-

Clear separation of operations in Chile Leadership in conventional electric generation segment Leadership in the electrical distribution segment Several companies listed Holding discount Interests not aligned, due to direct and indirect stakes Conventional and renewable generation through different vehicles Current Situation Gx Chile Chile Dx Chile 99.09% 59.98% Current Structure Mkt. Cap: US$ 5,3 bn Mkt. Cap: US$ 2,2 bn Mkt. Cap: US$ 6,1 bn Chile 60.62% 100.00% 100.00% SPA Latinoamerica Source: Bloomberg as of 14/08/2017 I-

Proposed Transaction Final Structure Enel Chile’s tender offer over Enel Gx Chile, payable in a cash and shares mix Merger between Enel Chile and Enel Green Power’s renewable assets in Chile, conditioned to the success of the tender offer Gx Chile Chile Dx Chile 99.09% Between 75% y ca. 100% 100% Chile I-

Advantages of the Transaction Advantages of the Transaction Simplifying Corporate Structure Alignment of all interests in a single investment vehicle Creation of a larger company with more liquidity possible decrease in the holding discount of Enel Chile (today at ~ 12% or US $700 mm) Consolidation of both conventional and renewable generation operations (EGP and Enel Gx) Neutral transaction from a tax point of view Does not infringe resolution 667 Improvement of the capital structure of Enel Chile (currently little leveraged) Diversification and increase of the organic growth of Enel Chile through a greater capex 1 2 3 4 5 6 7 8 9 I-

Required approvals in Enel Chile

According to Law 18.046 (*Ley de Sociedades Anónimas*) and law 18.045 (*Ley de Mercado de Valores*)

- **Enel Chile's tender offer over Enel Gx Chile (Cash + Shares)**
  - Capital increase (in order to obtain shares for TO) requires approval of **>66.6%** of issued shares in the ESM
  - Requires registration of new shares in the SVS
  - A **30-day preferred subscription period** must be granted to existing shareholders.
  - Requires simultaneous tender offer both in Chile as in USA
- **Merger between Enel Chile and Enel Green Power Chile**
  - Requires **ESM**, approval of **>66.6%** of issued shares
  - Creates **withdrawal rights** for dissident shareholders (market terms, weighted average between 90 and 30 trading days prior to ESM)
  - Requires appraiser to evaluate terms and values
- ***OPR***: requires independent advisor for the Board. Independent committee may designate an additional independent advisor

Shareholders Structure of Enel Chile(1)



Brokers 4.0%
Others 3.2%
Pension Funds 11.1%
International 13.8%
Enel 60.6%
ADRs 7.3%

	Stake		
	%	*% over float*	*US$ bn(2)*
Enel	*60.6%*	-	**3,2**
ADRs	*7.3%*	*18.5%*	**0,4**
Internationals	*13.8%*	*35.0%*	**0,7**
Pension Funds	*11.1%*	*28.1%*	**0,6**
Brokers	*4.0%*	*10.2%*	**0,2**
Others	*3.2%*	*8.2%*	**0,2**
Total	***100%***	***100%***	**5,3**

Source: Bloomberg, Bolsa de Comercio de Santiago (BCS)
Notes:
1) As of 2Q-2017
2) Considers price as of 11/08/2017 and an exchange rate of 660 CLP/US$

BTG Pactual
I-6

According to the bylaws of Enel Gx Chile and chapter XII of the DL 3,500 Required approvals in Enel Gx Chile Bylaws reform Article 5bis of the bylaws of Enel Generación Chile establishes that no company or related group may have more than 65% of the shares of the company The reform of the bylaws requires a ESM with approval of > 75% of the Shares issued In the same ESM the transaction as an OPR would be approved, requiring an approval of > 66% of the shares issued Shareholders Structure of Enel Gx Chile(1) Stake % % over float US$ bn(2) Enel Chile 60,0% - 3,6 ADRs 3.2% 8.0% 0,2 Internationals 9.7% 24.2% 0,6 Pension Funds 16.2% 40.1% 1,0 Brokers 3.7% 9.3% 0,2 Others 7.2% 18.3% 0,4 Total 100% 100% 6,1 Gx Chile Source: Bloomberg, Bolsa de Comercio de Santiago (BCS) Notes: As of 2Q-2017 Considers price as of 11/08/2017 and an exchange rate of 660 CLP/US$ I-

Holding discount is estimated at a ~12% of the NAV Enel Chile’s NAV Analysis NAV (US$ mm) Holding Discount -11.7% Soruce: Bloomberg as of 14/08/2017 I-

Enel Chile’s and Enel Gx Chile’s Valuation Evolution Share Price Enel Gx Chile / Enel Chile Share Price Enel Chile and Enel Gx Chile Daily transaction Volume (1) (US $ mm) Enel Gx Chile weight on Mkt Cap of Enel Chile Average 7.1x + Enel Gx CL + Enel CL Source: Bloomberg, Bolsa de Comercio de Santiago (BCS) Notes: Considers ordinary shares and ADR’s volume I-

Roles of the advisors in Elqui Independent Evaluator Committee of directors (optional) Inform shareholders about the conditions of the operation, its effects and its potential impact on the company (in practice with a focus on minority shareholders) Appraiser Must be independent and be designated by the Board of Directors of the company Must issue a referential report that confirms the values proposed by the Board of Directors Independent Evaluator Directory Inform shareholders about the conditions of the operation, its effects and its potential impact on the company (in practice with a focus on all shareholders) I-

Disclaimer This presentation has been prepared by BTG Pactual S.A. (“BTG Pactual”) for the exclusive use of the party to whom BTG Pactual delivers this presentation (together with its subsidiaries and affiliates, the “Company”) using information provided by the Company and other publicly available information. BTG Pactual has not independently verified the information contained herein, nor does BTG Pactual make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. Any estimates or projections as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based upon the best judgment of BTG Pactual from the information provided by the Company and other publicly available information as of the date of this presentation. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. BTG Pactual expressly disclaims any and all liability relating or resulting from the use of this presentation. This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Company should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The Company should consult its own counsel, tax and financial advisors as to legal and related matters concerning any transaction described herein. This presentation does not purport to be all-inclusive or to contain all of the information that the Company may require. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation. This presentation has been prepared on a confidential basis solely for the use and benefit of the Company; provided that the Company and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Company and those persons retained to advise the Company, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of BTG Pactual. I-

ANNEX J

PRESENTATION, DATED AUGUST 30, 2017, MADE BY BTG PACTUAL CHILE S.P.A. AND BTG PACTUAL CHILE S.A. CORREDORES DE BOLSA, THE FINANCIAL ADVISORS TO ENEL CHILE

This Annex J is a free English translation of the original Spanish language version, which reflects the substantive content of the original Spanish language document, but may not be a word-for-word translation. In the event of any discrepancy with the English translation, the original Spanish language document will prevail.

Presentation to Enel Chile S.A. Project Elqui Update STRICTLY CONFIDENTIAL For additional information, please read carefully the notice at the end of this presentation. August 30th, 2017 Annex J

Introduction Enel Chile hires: Independent evaluator of the Directory Independent evaluator of the Committee of Directors Appraiser Technical, legal and tax due diligence on EGP Latam assets in Chile Valuation Analysis Methodology: All advisors (evaluators and appraisers) will be provided with the same information Via INTRALINKS, Virtual Data Room system Historical information  Macroeconomic Projections Business Plan Management Meetings Management Presentation covering the main areas of each company (including projections) Q&A Answers are made available to all advisors via Data Room J-

Independent Evaluators Report Analysis of the strategic rationale and potential impact on the value with respect to the proposed transaction, in order to estimate whether it contributes to the company's social interest Valuation of Enel Chile, Enel Generación Chile and EGP Latam in the context of the proposed transaction Valuation of the stock exchange in the merger, between Enel Chile and EGP Latam Assessment on the most suitable terms and conditions of the tender offer considering that: i) it contributes to the social interest of the company and ii) its in line with the requirements of Enel Spa Description of the proposed reorganization J-

Information to be delivered to evaluators a. Historical Information Financial statements Management reports Reports to the board of Directors c. Business Plan d. Management Presentations Regulatory Assets description Operational KPIs Projects Commercial Accounting and finance Human Resources Legal Environmental Tax b. Macroeconomic Projections Macro (Inflation, FX, GDP, etc) Market (Demand growth, commodities prices) Energy prices and capacity J-

Indicative timeline for approvals stage



Appraiser finalize merger's report
Enel Chile
BoD designates independent evaluators and appraiser
Business Plan delivery
Audited financial statements as of Sept. 30
Independent Evaluators reports
Committee of Directors issues its report and directors issue individual opinion
BoD approves transaction terms and summons ESM to decide on the merger and capital increase
ESM approves merger and capital increase
Independent Evaluators works for ~45-60 days
~40 days (ADRs)
30 Ago.
1 Sept.
Mid. Sept.
27 Oct.
End Oct
7 Nov.
Mid. Nov.
Mid. Dic.
Enel Generación Chile
BoD summons ESM to change bylaws
Independent Evaluators reports
Business Plan delivery
ESM approves bylaws reform
BoD designates independent evaluators and appraiser
Committee of Directors issues its report and directors issue individual opinion

J-5

Next Steps Information delivery and due diligence execution Activity Responsible Enel Chile / BTG Business Plan and projections delivery Enel Chile / Enel SpA Finalize proposal for implementation of the tender offer and capital increase Enel Chile / BTG / Carey Hire technical advisor Enel Chile Legal and Tax Due diligence Carey J-

Disclaimer This presentation has been prepared by BTG Pactual S.A. (“BTG Pactual”) for the exclusive use of the party to whom BTG Pactual delivers this presentation (together with its subsidiaries and affiliates, the “Company”) using information provided by the Company and other publicly available information. BTG Pactual has not independently verified the information contained herein, nor does BTG Pactual make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. Any estimates or projections as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based upon the best judgment of BTG Pactual from the information provided by the Company and other publicly available information as of the date of this presentation. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. BTG Pactual expressly disclaims any and all liability relating or resulting from the use of this presentation. This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Company should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The Company should consult its own counsel, tax and financial advisors as to legal and related matters concerning any transaction described herein. This presentation does not purport to be all-inclusive or to contain all of the information that the Company may require. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation. This presentation has been prepared on a confidential basis solely for the use and benefit of the Company; provided that the Company and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Company and those persons retained to advise the Company, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of BTG Pactual.

ANNEX K

PRESENTATION, DATED OCTOBER 26, 2017, MADE BY BTG PACTUAL CHILE S.P.A. AND BTG PACTUAL CHILE S.A. CORREDORES DE BOLSA, THE FINANCIAL ADVISORS TO ENEL CHILE

Presentation to Enel Chile Board of Directors Project Elqui STRICTLY CONFIDENTIAL For additional information, please read carefully the notice at the end of this presentation. October 26th, 2017 Annex K

Transaction Section 1

Enel SpA Requirements The transaction must be executed at market terms The transaction must be EPS accretive for Enel Chile Enel should retain a similar stake in the resulting EC Statutory concentration limit in EGC (65%) should be removed K-

Transaction Overview All transaction steps are treated as OPR Merger between Enel Chile and Enel Green Power Latin America Requires approval from Extraordinary Shareholder Meeting (+2/3 approval needed) Generates withdrawal rights for dissenting shareholders (at average price between 90 and 30 business days before Shareholder Meeting) Tender Offer of Enel Chile over Enel Generación Chile Requires unsubscribed shares of Enel Chile Requires cash (additional debt) by Enel Chile Capital Increase of Enel Chile Needed to make Enel Chile shares available to be used for the stock-portion of the Tender Offer Requires approval from: Extraordinary Shareholder Meeting (+2/3 approval needed) SVS (usually takes no less than 1 month) A 30-day preemptive rights period for existing shareholders: Enel Generación Chile By-Laws Amendment Requires approval from Extraordinary Shareholder Meeting (+3/4 approval needed) to lift limit on ownership concentration K-

Execution Steps

Cash-only transaction with simultaneous settlement

Capital Increase of Enel Chile

- Requires approval from:
  - Extraordinary Shareholder Meeting
  - SVS
  - A 30-day preemptive rights period for existing shareholders:
    - Payable only in cash
    - Any unsubscribed share will be available to EC to be used for the stock-portion of the Tender Offer

Tender Offer over Enel Generación Chile

- Payable only in cash
- Conditioned to the fact that part of the price of the Tender Offer will be retained to subscribe Enel Chile's capital increase

Merger between Enel Chile and Enel Green Power LP

- Requires approval from Extraordinary Shareholder Meeting
- Generates withdrawal rights for dissenting shareholders (at average price between 90 and 30 business days before Shareholder Meeting)



Shareholder Meeting
(Capital Increase and Merger)
Capital Increase
(Filing to the SVS)
Capital Increase
(Approval by the SVS)
Capital Increase
(Start of POP)
Capital Increase
(End of POP)
30 days
SETTLEMENT
~1 week
~1-2 months
30 days
Tender Offer
(Start)
Tender Offer
(End)

BTG Pactual

K-5

Update on Market Views Section 2

Share Price Evolution Since the transaction announcement, Enel Generacion Chile has outperformed Enel Chile and IPSA by ~ 10% Source: Bloomberg as of October 25th, 2017 Enel Chile Enel Generacion Chile ADTV (US$ mm) (days) Stock ADR Total 30 5.2 1.3 6.5 90 4.5 1.3 5.8 180 4.0 1.6 5.6 360 3.8 1.5 5.3 ADTV (US$ mm) (days) Stock ADR Total 30 7.1 3.1 10.2 90 6.0 3.1 9.1 180 4.7 3.0 7.7 360 4.0 2.5 6.5 5.6% (25-Oct-17) CLP$ 74.5 / share 6.2% 16.1% (25-Oct-17) CLP$ 567.6 / share Transaction Announcement Current (25-Aug-17) CLP$ 70.5 / share (25-Aug-17) CLP$ 489.0 / share 6.2% K-

Share Price Evolution (cont’d) Source: Bloomberg as of October 25th, 2017 Restructuring Announcement Current Share Price (CLP$) Company Undisturbed (25-Aug) Current Increase Enel Chile 70.5 74.5 5.6% Enel Generacion Chile 489.0 567.6 16.1% AES Gener 225.9 223.0 -1.3% Colbun 149.5 153.4 2.6% -1.3% 2.6% 16.1% K-

Rating Agencies Rating Agency Last Rating / Date Comments on the Reorganization Local Rating AA (cl) / Positive August 30, 2017 Current information indicates that the reorganization process will be a credit neutral event for the group “Strong credit quality of both Enel Chile and Enel Gx supported by strong cash generation and conservative financial metrics, provide maneuverability during the reorganization process” “Depending on the final capital structure after the transaction, the company’s Outlook could be revised to Stable from Positive if its leverage increases above 2.0x Local Rating AA (cl) / Credit Watch August 30, 2017 Credit Watch assigned due to still unknown total amount involved, financing and capital structure. A Credit Watch reflects a possible rating action due to the announced short term events It will be considered positive for the corporate governance of the company, if the transaction is approved in a consensual manner rather than with the minimum required quorums International Rating BBB+ / Stable August 29, 2017 “In our view, Enel Chile’s low leverage provides flexibility to pursue the aforementioned operation. The integration of Enel Green Power Chile’s assets would also somewhat benefit its business position” “We will update out estimates as the process moves along to determine the impact on Enel Chile’s financial risks profile and overall creditworthiness” “A negative rating action could result if Enel Chile’s debt-to-EBITDA ratio moves above 2.0x” K-

Evaluators and Appraiser Preliminary Results Section 3

Independent Evaluators & Appraisers Results Evaluator / Appraiser Equity Value (US$ mm) Chile Gx Oscar Molina Econsult Larrain Vial CLP$ 86-94 / Share CLP$ 1,116-1,270 / Share 6,650 7,250 1,450 1,650 7,223 CLP$ 561 / Share CLP$ 79-85 / Share CLP$ 1,237-1,422 / Share CLP$ 531-583 / Share 1,622 1,865 6,903 7,579 5,890 6,432 CLP$ 79-86 / Share CLP$ 1,260-1,418 / Share CLP$ 535-593 / Share 6,649 7,363 1,579 1,777 6,118 6,583 K-

Independent Evaluators & Appraisers Results (cont’d) Evaluator / Appraiser EC / EGC Ratio 6.5x – 7.1x EC / EGPL Ratio 6.8x – 6.9x n/a 15.0x – 17.3x 14.6x – 16.4x 12.4x – 15.7x Cash / Stock (%) 59% - 65% 60% – 65% n/a Tender offer Price (CLP$) CLP 531 - 583 CLP 535 - 593 n/a Oscar Molina Econsult Larrain Vial K-

Disclaimer This presentation has been prepared by BTG Pactual S.A. (“BTG Pactual”) for the exclusive use of the party to whom BTG Pactual delivers this presentation (together with its subsidiaries and affiliates, the “Company”) using information provided by the Company and other publicly available information. BTG Pactual has not independently verified the information contained herein, nor does BTG Pactual make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. Any estimates or projections as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based upon the best judgment of BTG Pactual from the information provided by the Company and other publicly available information as of the date of this presentation. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. BTG Pactual expressly disclaims any and all liability relating or resulting from the use of this presentation. This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Company should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The Company should consult its own counsel, tax and financial advisors as to legal and related matters concerning any transaction described herein. This presentation does not purport to be all-inclusive or to contain all of the information that the Company may require. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation. This presentation has been prepared on a confidential basis solely for the use and benefit of the Company; provided that the Company and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Company and those persons retained to advise the Company, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of BTG Pactual. K-

ANNEX L

MANAGEMENT PRESENTATION, DATED SEPTEMBER 8, 2017, PREPARED WITH THE PARTICIPATION OF MEDIOBANCA – BANCA DI CREDITO FINANZIARIO S.P.A., THE FINANCIAL ADVISOR TO ENEL

Project Elqui – Transaction presentation 8 September 2017

Project Elqui 60.6% 99.1% 60.0% 100% 100% Chile Generación Chile Distribución Chile Transaction announcement (25 Aug 2017) 3rd July 2017 25th August2017 Enel Chile’s (EC) BoD sends to Enel SpA the proposal of a corporate reorganization Enel SpA gives favourable opinion on the Transaction and sets acceptance conditions for the proposal 25th August2017 EC BoD’s approves analysis and implementation of Elqui process under Related Party Transaction scheme (“OPR”) Latin America Chile 28th August2017 EGC takes note of EC proposal Current structure of ENEl in Chile L- Current Structure in Chile and Transaction announcement

Project Elqui

Key steps and ENEL's minimum conditions

1 Cash and stock PTO



100.0%
60.6%
Latin América
Chile
Cash & stock PTO
100.0%
75.0- c.100%
99.1%
Chile
Generación Chile
Distribución Chile

2 Merger of EGP Latin America into EC



~60.6%
Chile
100.0%
75.0-c.100%
99.1%
Chile
Generación Chile
Distribución Chile

Enel SpA minimum conditions

1. The transaction must be executed at **market terms**
2. The transaction must be **EPS accretive for Enel Chile**
3. Enel should retain a **similar stake** in the resulting EC
4. Statuary **concentration limit in EGC (65%) should be removed**

L-3

Transaction Structure BoD Independent advisors Financial appraisers (peritos) Oscar Molina Chile Gx Chile Committee Independent advisors On the 25th August Enel Chile’s Board of Directors agreed to declare that the Transaction should be dealt with as a related party transaction (RPT), under the procedures and requirements included in Title XVI of the Ley de Sociedades Anónimas Standard process aiming at protecting minority shareholders Luis Felipe Schmidt Provide the Board of Directors and Independent Committees with a report that assesses the corporate interest of the Transaction Scope Provide expert opinion on EC/EGP merger exchange ratio Independent Directors Opinions BoDs decide to proceed with the reorganization Committees’ Opinions RPT outcomes Related Party Transaction process L-

Project Elqui Enel Chile (L1Y) Enel Generación Chile (L1Y) Implied exchange ratio evolution (L1Y) +2.0% vs. unaffected price (+3.8% vs. IPSA) +7.0% vs. unaffected price (+8.8% vs. IPSA) Source: Factset as of September 6th, 2017 EC and EGC market performance post announcement L-

Project Elqui Market reaction - Chilean press reaction 25 agosto 2017: Enel Chile impulsa nueva fórmula para absorber activos de filial renovable de matriz italiana “Un nuevo ajuste tendrá la operación local de la italiana Enel. Enel Chile informó que había logrado luz verde para sumar los activos de EGP a su estructura, lo que tendrá la condición de que se materialice primero una OPA para aumentar su participación en Enel Generación Chile” “La compañía propuso una fórmula de pago mixta para quienes concurran a la OPA, que incluya dinero y acciones emitidas en Enel Chile. Esto, buscando básicamente que los minoritarios –que durante la reestructuración de 2015 pujaron por una fusión de EGP con la ex Endesa- suban a la matriz.” 25 agosto 2017: Enel Chile propone incorporar activos en el país de Enel Green Power “El grupo Enel Chile propuso el viernes a su controlador incorporar los activos en el país de la firma relacionada de energías renovables Enel Green Power Latinoamérica, mediante una fusión.” 26 agosto 2017: Enel Chile busca absorción de activos de filial renovable en el país “La compañía dijo que prevé realizar un aumento de capital para financiar la operación, pero no anticipó el costo de la misma. Los directivos de Enel Chile acordaron que la propuesta sea tratada como una operación entre partes relacionadas (OPR), lo que significa que será sometida a todos los procedimientos y requisitos respectivos contemplados en la Ley de Sociedades Anónimas, como mecanismo de protección a los accionistas minoritarios.“ 27 agosto 2017: Enel zanja disputa por renovables y anuncia OPA por la ex Endesa “La operación tendría un costo para Enel Chile de unos US$ 3.500 millones. Controlador ofrecería a los minoritarios fondos frescos y acciones de la matriz La gran incógnita ahora es descubrir cómo tomará el mercado la apuesta de Enel en Chile. El mercado local ha mirado con recelo los proceso impulsados por la eléctrica y hay algunos que aún mantienen las esquirlas del último gran cambio y que implicó la separación de los activos chilenos de los latinoamericanos. Pero a favor de Enel jugó que en este proceso el director independiente Gerardo Jofré votara a favor y sin reparos sobre la nueva operación, decisión que fue destacada en el hecho esencial enviado el viernes al mercado. Clave fue la decisión de darle desde el inicio del proceso el carácter de ser una Operación entre Partes Relacionadas (OPR).” 27 agosto 2017: Enel Chile, el conglomerado de capitales europeos anunció una nueva reorganización “Esta vez, recalca Jofré, es "a la chilena", con transparencia, valorizaciones independientes y como operación entre partes relacionadas. En Roma, el 6 y 7 de mayo de este año, comenzó a fraguarse una megaoperación que una vez más tiene como protagonista al grupo de capitales italianos Enel Chile, la ex Enersis El deal entre manos no era menor, pues había quedado como una promesa a resolver, tras la polémica reestructuración de Enersis hecha en 2015, también conocida como "Carter II“.” L-

Project Elqui

Market reaction - Enel Chile and Enel Generación Chile brokers enel

J.P.Morgan

Enel Chile and Enel GX Chile to start a justifiable new corporate restructuring

- *Investors should try to arbitrate the tender offer price for ENELGXCH: our Price Target of CLP540 implies 10% upside potential*
- *In our opinion **the merger proposal** promotes decent growth opportunities for ENELGXCH in the renewable space and should be approved by the genCo's BoD*

Goldman Sachs

ENIC proposes a corporate reorganization and a PTO for EOCC

- *This proposal **is reflective of the current environment of lower-for-longer electricity prices in Chile** which we believe has led to a de-rating of Chilean pure generation stocks to a 6.0-8.0x average 12-month forward EV/EBITDA currently vs. 9.0-14.0x during the peak years (2011- 2014) of the commodity super-cycle*

citi

Favors Enel Chile (ENIC) over Enel Generacion Chile (EOCC)

- In the scenario in which ENIC reaches 75% ownership of EOCC, **shares portion of OPA mix should be ~23-75%** and in the scenario where ENIC reaches 100% of EOCC, **shares portion of OPA mix should be ~9-28%** (for controlling shareholder interest to remain within 60.6-65% range)

BTG Pactual

For us, proposed two-step deal would be qualitative improvement

- In our view, **fair ratios** would be:
  - 3.875 ADRs of **Enel Chile** per ADR of **Enel Generación Chile**
  - 6.458 shares of **Enel Chile** per share of **Enel Generación Chile**
- *We believe the holding company **could possibly add up to half of the required amount (i.e. ~US$1.2bn) in debt***

BICE INVERSIONES

The transaction, we believe, will be well received by the market

- *Gives **exposure to growth in NCRE**, the most dynamic vehicle in electric generation*
- *It would **increase the liquidity of the stock** and could also reduce the holding discount of Enelchile*
- *The leverage could increase significantly, which investors believe **improves the capital structure***

CREDICORP capital

Proposal to merge with Enel Green Power and buy out Enel Gx Chile's minority shareholders

- *We believe that **the deal makes sense** in a context of corporate structure simplification for Enel, and that would also **reduce substantially the perception of potential conflicts of interest***
- ***We do not foresee any sizeable forced selling from pension funds** should the tender for Enel Gx Chile be successful and therefore push Enel Chile's controlling stake past 75%*
- *We believe that the deal should be **positive for Enel Gx Chile shareholders***

LarrainVial

Enel Chile looks to incorporate EGP assets and launch a public offer for Enel Gx Chile

- *The support of all the members of the board of Enel Chile for the proposal **is a positive signal for the transaction's success***
- *According to our estimates, the EBITDA of the merged company would amount to USD 1.55bn in 2018, with a net debt of USD 2.2bn, which would allow the company to **raise debt of up to USD 1.7bn**, maintaining its net debt/EBITDA ratio below 2.5x. This would allow Enel Chile to **pay in cash up to 70%** of Enel Gx Chile's public offer*

Scotiabank

Third Time's the Charm: ENIC to Reign Over Chile

- *As all moves should be labeled "related-parties transactions," **benefits for ENIC minorities** (notably the reduction of holding discount and elimination of conflict of interest) far **outweigh the risks**, in our view*
- *We expect the **premium to be modest** as many large investors own both names (Chile AFPs own 16% of EOCC and 11% of ENIC). Such investors would have arguments to approve the deal more on its long-term merits than on EOCC premiums*

Bci

Enel Chile/ Enel Generación Chile corporate reorganization

- *The transaction would **reduce substantially the perception of potential conflicts of interest***
- *Key factors are EGP valuation and PTO premium*

L-7

Project Elqui Market reaction - Enel S.p.A. brokers Further step to simplify corporate structure The operation seems consistent with latest Business Plan: The unknown prices for the assets involved and the deal cash/paper structure are obviously critical for a proper evaluation of the deal What we can say at this stage is that debt of Enel will increase with the cash component paid for the minorities of Enel Generacion Chile . And this seems consistent with the amount of c$2.0bn included in Enel's latest business plan to buy the minority interests in Latam And should lead to a simplification in corporate structure: While the operation is likely to be lengthy, it should lead to another simplification of shareholding structure of Enel's interest in Chile, something that we see as a positive Furthermore the operation seems to better align the interest of Enel with the interest of Chile's pension funds that were very keen to get access to renewable energy assets Corporate reorganisation in line with Enel's target to reduce minorities The final aim of the possible corporate reorganisation in Chile is the reduction of minorities, we believe The transaction is in line with Enel's strategy and with management comments at the 1H results In general we view a simplification of the structure in Chile. However, given he lack of indications on potential values it is very difficult to assess any potential value accretion or destruction for Enel at this stage. A number of factors yet to be defined could bring uncertainty, limiting our ability to make a more detailed assessment at this point. Key sources of uncertainty are: i) Valuation of renewable assets (controlled by Enel Greenpower in Latam); ii) Conditions of capital increase at Enel Chile; iii) Exchange ratio for Enel Generation Chile for Enel Chile’s shares and the split between shares and cash to be received by Enel Generación Chile shareholders Said and Done: Reducing minorities in Latam Many milestones must be met before it is done, but we believe the announcement goes in the right direction and it is supportive for Enel´s equity story All in all, in our opinion this announcement is positive for Enel´s equity story and we reiterate our Buy recommendation. We believe that (depending on the implied price for EGP Chile) this transaction is positive as it eliminates the conflicts of interest with Enel Green Power Chile Enel has worked hard these past few years to improve its situation in Latam. This transaction is another step forward. We believe that at some point, Enel should try to reduce the minorities in Enel Americas as well, where they have just a 52% and in its subsidiaries. In the case of Enel Americas, minorities account for more than US$$0.5bn plus another US$€0.4-0.5bn of the holding itself. All in all, these figures represent c16-20% of the total ordinary net profit at Enel Spa level. Another step towards simplification We think the integration of Chilean activities could lead to synergies, as seen in previous deals across Latam such as the Enel Americas integration In addition, Enel would also increase its exposure to conventional generation in Chile, which we expect to come under increasing pressure due to the increasing competitiveness of wind/solar Possible Group Reorganisation in Chile This Transaction aligns with Enel intention to reduce its very complex minority structure in LatAm, in order to retain more earnings and reduce the holding discount Given LatAm’s faster earnings growth profile, we view this as a strategically reasonable thing to do L-

Project Elqui Market reaction - Rating agencies reaction August 29, 2017 S&P Global Ratings said today that its ratings on Enel Chile S.A. (Enel Chile; BBB+/Stable/--) and its subsidiary Enel Generacion Chile S.A. (Enel Generacion Chile; BBB+/Stable/--) are not immediately affected by the announcement that it has proposed to its parent Enel SpA (Enel; BBB/Positive/A-2) a merger of Enel Green Power Chile and Enel Chile. Through the merger, all of the power generation operations of Enel in Chile, conventional as well as non-conventional renewable, would be further handled by Enel Chile through its affiliates. The merger with Enel Green Power Chile will only happen if Enel Chile increases its ownership in Enel Generacion Chile above 75%. This involves a tender offer that Enel Chile would carry out to acquire up to 100% of the shares of Enel Generacion Chile owned by minority shareholders. The tender offer would be paid for partly in cash and partly in shares issued by Enel Chile, and would be subject to the condition that Enel Chile reaches a controlling percentage of Enel Generacion Chile above 75% of its stock capital. The market value of the shares held by minority shareholders of Enel Generacion Chile was around $2.5 billion as of August 25, 2017. In our view, Enel Chile's low leverage provides it with flexibility to pursue the aforementioned operation. The integration of Enel Green Power Chile's assets would also somewhat benefit its business position. We will update our estimates as the process moves along to determine the impact on Enel Chile's financial risk profile and overall creditworthiness. As we have previously indicated, a negative rating action could result if Enel Chile's debt-to-EBITDA ratio moves above 2.0x. Only a rating committee may determine a rating action and this report does not constitute a rating action. L-

ANNEX M

MANAGEMENT PRESENTATION, DATED NOVEMBER 8, 2017, PREPARED WITH THE PARTICIPATION OF MEDIOBANCA – BANCA DI CREDITO FINANZIARIO S.P.A., THE FINANCIAL ADVISOR TO ENEL

Project Elqui – OPR key results 8 November 2017 Annex M

M- Summary of valuators and appraisers key outcomes – Companies valuation Evaluator / Appraiser Equity Value (US$ mm) Chile Gx Price per Share (CLP) Oscar Molina CLP$ 80 – 82 CLP$ 570 – 579 Felipe Schmidt US$ 1,654 – 1,680 m Ranges overlapping Project Elqui – OPR key results

Summary of valuators and appraisers key outcomes – Exchange ratios and PTO cash portion Evaluator / Appraiser Oscar Molina Felipe Schmidt EGC / EC Ratio (x) EGPL / EC Ratio (x) Cash / Stock (% cash) 7.0x – 7.2x1 15.1x – 15.8x 60% – 63% Ranges overlapping Overlapping excluding Asset EGC/EC exchange ratio Project Elqui – OPR key results M-

Project Elqui – Transaction Structure

Both SVS and SP validated Elqui proposed Transaction structure

Proposed Transaction Structure

DESCRIPTION

1. **OPA, payable in cash only**
2. **EC would retain part of the PTO price to subscribe and deliver the shares** of EC to EGC shareholders
3. Capital increase at EC to raise shares for PTO
4. EC shareholders receive a **mix of cash and stock**
5. **Merger is effective once conditions are verified and PTO is settled**



PTO starts
30 days
PTO ends
T
T+1
T+30
T+31
T+34
CI pre-emptive period starts
30 days
CI pre-emptive period ends
3 days
OPA settlement and Merger effectiveness

On the past 13 October Superintendencia de Valores y Seguros (**SVS**) **gave green light to the Proposed Transaction structure**

On 24 October Superintendencia Pensiones (**SP**) also confirmed that the mechanism proposed would work for AFPs

M-4

Project Elqui – market update Enel Chile (L1Y) Enel Generación Chile (L1Y) Implied exchange ratio evolution (L1Y) +3.8% vs. unaffected price (-2.2% vs. IPSA) +12.2% vs. unaffected price (+6.2% vs. IPSA) Source: Factset as of November 3nd, 2017 EC and EGC market performance post announcement M-

ANNEX N

MANAGEMENT PRESENTATION, DATED NOVEMBER 20, 2017, PREPARED WITH THE PARTICIPATION OF MEDIOBANCA – BANCA DI CREDITO FINANZIARIO S.P.A., THE FINANCIAL ADVISOR TO ENEL

Project Elqui Enel Chile proposal 20 November 2017 Annex N

Project Elqui Overview N- Proposed transaction Enel Chile (“EC”) is promoting a transaction consisting in a corporate reorganization that would entail i) the merger of Enel Chile with EGP Latin America (“EGPL”), and ii) a Public Tender Offer (“PTO”) launched by Enel Chile over Enel Generación Chile (“EGC”) Current situation 60.6% 99.1% 60.0% 100.0% 100.0% Generación Chile Distribución Chile Chile Cash & Stock(1) PTO PTO 60.6% 60-100.0% 99.1% 100.0% Chile Generación Chile Distribución Chile 75-100% Merger EGP Chile – EC 75-100% 99.1% Chile Generación Chile Distribución Chile 100.0% Merger subject to minimum PTO acceptance of more than 75% of EGC share capital 1 2 100.0% Similar Latin America Latin America EC would impute part of the PTO price to subscribe and deliver the shares of EC to EGC shareholders

Project Elqui Overview Transaction rationale and conditions Transaction Rationale Consolidating Enel Chile leadership position in the Chilean energy space Increasing Enel Chile market capitalization, deriving in greater liquidity Integrating the renewable energy platform of EGPL in the conventional generation platform of Enel Chile, providing with a clear and sustainable path for growth Reducing Enel Chile’s holding discount thanks to the increase of the stake of Enel Chile in Enel Generación Chile, and thus lowering the minority leakage 1 2 3 4 Enel SpA Minimum Conditions The transaction must be executed at market terms The transaction must be EPS accretive for Enel Chile Enel should retain a similar stake in the resulting EC Statuary concentration limit in EGC (65%) should be removed N-

Final Transaction terms proposed by Enel Chile Evaluator / Appraiser Chile Gx Price per Share (CLP) Oscar Molina Felipe Schmidt EGC / EC Ratio (x) EGPL / EC Ratio (x) The terms proposed by EC’s BoD (14 Nov) are in line with independent evaluators and appraisers Proposed key terms Independent directors Committee N-

Timeline and Next Steps Transaction expected timetable Under the proposed Transaction structure the PTO and the Merger will occur simultaneously with the aim of completing the Transaction during first quarter of 2018 EC EGM to approve Merger and Capital Increase PTO starts PTO ends PTO settlement and merger effectiveness upon verification of conditions precedent 20 December 2017 By Mid February 2018 By Mid March 2018 By the end of 1Q 2018 Transaction approval (2017) Transaction execution (2018) EGC EGM to approve change in Bylaws 14 November 2017 Board of Directors of EC presents Transaction Proposal and summons EGM Board of Directors of EGC summons EGM CI preemptive period starts CI preemptive period ends N-

Enel Chile Enel Generación Chile EGMs to approve Elqui Transaction (20.12.2017) EGP Chile Related Party Transaction (OPR) Merger EC - EGPL Enel Chile capital increase Voting instruction for EGC’s EGM EC bylaws modifications Registry of New shares at SVS and new ADRs at SEC Related Party Transaction (OPR) EGC bylaws modifications Related Party Transaction (OPR) Merger EC - EGPL Agenda key points Pursuant to Title XVI of the Chilean Law Nº 18.046 Pursuant to Title IX of the Chilean Ley de Sociedades Anonimas Required to issue the number of shares needed both for the merger with EGPL and the cash/stock PTO To give power of attorney to the Chairman of the Board of Directors of EC to vote favorably in the EGC’s EGM Various modifications required to execute the merger and the capital increase And all the deeds required to complete the Transaction Pursuant to Title XVI of the Chilean Law Nº 18.046 To eliminate the current restrictions under the Title XII of the DL N. 3.500 (65% statutory concentration limit) Pursuant to Title XVI of the Chilean Law Nº 18.046 Pursuant to Title IX of the Chilean Ley de Sociedades Anonimas 1 2 3 4 5 6 1 2 1 2 For information purposes only N-

ANNEX O

GENERAL TERMS FOR THE REORGANIZATION

This Annex O is a free English translation of the original Spanish language version, which reflects the substantive content of the original Spanish language document, but may not be a word-for-word translation. In the event of any discrepancy with the English translation, the original Spanish language document will prevail.

GENERAL TERMS FOR THE REORGANIZATION

involving

ENEL CHILE S.A.

ENEL GREEN POWER LATIN AMERICA S.A.

and

ENEL GENERACIÓN CHILE S.A.

November 2017

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GENERAL TERMS FOR THE REORGANIZATION

ENEL CHILE S.A., ENEL GREEN POWER LATIN AMERICA S.A.

and

ENEL GENERACIÓN CHILE S.A.

This instrument sets forth the general terms for the reorganization (“Terms”) involving ENEL CHILE S.A., a Chilean publicly held stock corporation (sociedad anónima abierta), TIN 76.536.353-5, with its legal address at Avda. Santa Rosa 76, Floor 17, Santiago (“Enel Chile”); ENEL GREEN POWER LATIN AMERICA S.A., a Chilean closed stock corporation (sociedad anónima cerrada), TIN 96.920.210-7, with its legal address at Avda. Presidente Riesco 5335, Floor 15, Las Condes, Santiago (“Enel Green Power”); and ENEL GENERACIÓN CHILE S.A., a Chilean publicly held stock corporation (sociedad anónima abierta), TIN 91.081.000-6, with its legal address at Avda. Santa Rosa 76, Floor 17, Santiago (“Enel Generación” and, together with Enel Chile and Enel Green Power, the “Parties”):

RECITALS

A. Enel Chile is a Chilean publicly held stock corporation (sociedad anónima abierta) incorporated on March 1, 2016, as evidenced in a public deed dated January 8, 2016, executed at the Santiago Notarial Office of Mr. Iván Torrealba Acevedo. An excerpt of said public deed was entered on folio 4288, No. 2570 in the Commerce Registry kept by the Santiago Real Estate Records Office for 2016, published in the Official Gazette on January 19, 2016. Enel Chile is an issuer of publicly offered securities and, as such, is registered in the SVS Securities Registry under No. 1139. The shares of Enel Chile are also registered in said registry and listed on the Santiago Stock Exchange, on the Chilean Electronic Exchange and in the Valparaíso Brokers’ Exchange. Likewise, the shares of Enel Chile, through American Depositary Shares (ADS) represented by American Depositary Receipts (ADRs), are listed on the New York Stock Exchange.

B. Enel Generación is a Chilean publicly held stock corporation (sociedad anónima abierta) incorporated as evidenced in a public deed dated December 1, 1943, executed at the Santiago Notarial Office of Mr. Luciano Hiriart Corvalán. An excerpt of said public deed and of Finance Ministry Executive Order No. 97 of January 3, 1944, were entered on folio 61, No. 62, and folio 65 (overleaf) No. 63, respectively, in the Commerce Registry kept by the Santiago Real Estate Records Office for 1944. Enel Generación is an issuer of publicly offered securities and, as such, is registered in the SVS Securities Registry under No. 114. The shares of Enel Generación are also registered in said registry and listed on the Santiago Stock Exchange, on the Chilean Electronic Exchange and in the Valparaíso Brokers’ Exchange. Likewise, the shares of Enel Generación, through American Depositary Shares (ADS) represented by American Depositary Receipts (ADRs), are listed on the New York Stock Exchange.

C. Enel Green Power is a Chilean closed stock corporation (sociedad anónima cerrada), incorporated as evidenced in a public deed dated May 15, 2000, executed at the Santiago Notarial Office of Mr. Andrés Rubio Flores. An excerpt of said public deed was entered on folio 12298, No. 9932 in the Commerce Registry kept by the Santiago Real Estate Records Office for 2000, published in the Official Gazette on May 20, 2000. The bylaws of Enel Green Power have undergone several amendments, the most recent being its conversion from a sociedad de responsabilidad limitada to a sociedad anónima cerrada, as agreed on October 24, 2017, the amendment being executed as a public deed on the same date, at the Santiago Notarial Office of Mr. Eduardo Díez Morello, under Notarial Record No. 24313-2017, the respective excerpt pending recordation and publication.

D. Under the LMV, the Parties are ‘related companies’ that belong to the same corporate group controlled by Enel S.p.A., a società per azioni listed, organized and validly existing under the laws of the Republic of Italy. Enel S.p.A. is the ultimate controlling shareholder of Enel Chile (with a 60.62% equity interest), Enel Green Power (as the direct and indirect owner of a 100% equity interest) and Enel Generación. Enel Chile is the direct controlling shareholder of Enel Generación with a 59.98% equity interest.

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E. The Parties are evaluating a corporate reorganization in accordance with the terms and conditions described herein (the “Reorganization”), which, given its particular nature, shall require several approvals and authorizations set forth in Title XVI of the LSA, in Title XIV of the LMV, in relation to the Enel Generación Tender Offer, and in article 99 of the LSA and Section 3 of Title IX of the RSA, in relation to the Merger.

F. By means of a letter dated July 3, 2017, Enel Chile submitted the Reorganization to consideration of the controlling shareholder, Enel S.p.A. Said letter was replied to by Enel S.p.A. by means of a letter dated August 25, 2017, whereby Enel S.p.A. indicated that the Reorganization would be supported by Enel S.p.A., provided the following minimum conditions were met: (i) that the Reorganization be conducted on arm’s length terms, considering the growth prospects for renewable energies in Chile; (ii) that the earnings per share of Enel Chile be increased; (iii) that Enel S.p.A. maintain, at the end of the process, an equity interest in Enel Chile within the maximum equity concentration limit set out in the bylaws, i.e. 65%; and (iv) that, after the process, Enel Generación is no longer subject to Title XII of Decree Law No. 3500 of 1980, on the pensions system (“D.L. 3500”), eliminating the current limitations to equity concentration and other restrictions currently included in the Enel Generación bylaws.

SECTION ONE:

DEFINITIONS AND RULES OF INTERPRETATION

1.1.	Definitions.

The following capitalized terms used herein shall have the meaning indicated below:

“Amendment to Enel Generación Bylaws” means the amendment to the bylaws of Enel Generación, eliminating the limitations and restrictions set out in Title XII of DL 3500, including but not limited to a restriction on any person holding more than 65% of the voting capital of Enel Generación.

“Enel Chile Capital Increase” means the capital increase in Enel Chile conducted in order to obtain sufficient shares to be issued to the tendering shareholders of Enel Generación within the context of the Enel Generación Tender Offer.

“Enel Chile Financial Statements” means the Chilean audited consolidated financial statements of Enel Chile, as of September 30, 2017, prepared in accordance with IFRS.

“Enel Generación Tender Offer” means the public tender offer (TO) to be launched by Enel Chile to acquire up to 100% of the shares issued in Enel Generación and held by the minority shareholders of Enel Generación.

“Enel Green Power Financial Statements” means the Chilean audited consolidated financial statements of Enel Green Power, as of September 30, 2017, prepared in accordance with IFRS.

“Experts’ Reports” means the reports dated November 3, 2017, prepared by Mr. Óscar Molina, as independent expert designated by Enel Chile, and by Mr. Luis Felipe Schmidt, as independent expert designated by Enel Green Power, as provided in Article 156 of the RSA, indicating the value of Enel Chile and Enel Green Power as merging companies, the exchange ratio for the shares applicable to the Merger, and the pro-forma balance sheet to be submitted by Enel Chile as the company that survives after the Merger.

“IFRS” means the international financial reporting standards adopted in Chile for the preparation and submission of financial statements.

“LMV” means Law No. 18045 on the securities market, as amended from time to time.

“LSA” means Law No. 18046 on stock companies, as amended from time to time.

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“Merger” means the merger of Enel Green Power into Enel Chile, the latter acquiring all the assets, liabilities and equity of the former and succeeding the same in all of its rights and obligations.

“OPR” is a Spanish acronym for ‘transaction between related parties’.

“Reference Financial Statements” means the Enel Chile Financial Statements and the Enel Green Power Financial Statements, as of September 30, 2017, or, in their absence, the Enel Chile Financial Statements and the Enel Green Power Financial Statements, as of a date not more than 90 days prior the date of the Reorganization Meetings.

“Reorganization Effective Date” means, subject to satisfaction of the conditions of each of the acts comprising the Reorganization, the first business day of the month following the date on which Enel Chile publishes the results notice declaring the Enel Generación Tender Offer successful.

“Reorganization Meetings” means each of the special general shareholders’ meetings to be held by Enel Chile, Enel Green Power and Enel Generación to decide on the specific matters applicable to them within the context of the Reorganization.

“RSA” means the Stock Companies Regulations contained in Decree No. 702 of 2011, issued by the Ministry of Finance, as amended form time to time.

“SEC” means the United States Securities and Exchange Commission.

“SVS” means the Chilean Superintendence of Securities and Insurance and its legal successor, the Financial Market Commission, under Law No. 21000.

The following table includes the location herein where the terms indicated below are defined:

Term	Location
“Terms”	Introduction
“Enel Chile”	Introduction
“Enel Generación”	Introduction
“Enel Green Power”	Introduction
“Parties”	Introduction
“Reorganization”	2.1

1.2.	Interpretation

(a) The words in the singular include the plural voice and vice versa, and the words in the masculine gender include all genders.

(b) Unless otherwise expressly indicated, any reference to terms of days shall be understood as calendar days, and these shall be calculated pursuant to articles 48 and 50 of the Civil Code.

(c) The titles, subtitles and headings of clauses, sections, paragraphs or letters used herein are for reference only and are not to be considered in the interpretation hereof or in determining the extent of the rights and obligations of the Parties.

(d) References to clauses and sections shall be deemed as references to the clauses and sections hereof, unless otherwise indicated, and terms such as “hereof”, “herein”, “hereunder” and other analogous expressions shall mean and refer to these Terms as a whole rather than to any portion hereof.

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(e) Notwithstanding the preceding provisions, the provisions of Title XIII of Book IV of the Civil Code on the “Interpretation of Contracts” shall apply in a subsidiary manner for the interpretation of these Terms.

SECTION TWO

REORGANIZATION

2.1.	Reorganization and Objective.

The Parties are evaluating a corporate reorganization consisting of the Merger of Enel Green Power into Enel Chile, and a public tender offer (TO) to be launched by Enel Chile to purchase up to 100% of the shares issued by Enel Generación held by the minority shareholders of the latter, allowing the shareholders who accept the offer to sell their shares to subscribe for shares in Enel Chile (the “Reorganization”).

The purpose of the Reorganization is to have a single company (Enel Chile) controlling the companies that conduct the conventional and non-conventional renewable energy generation and energy distribution businesses in Chile, allowing: (i) Enel Chile to participate indirectly in the nonconventional renewable energies generation business and assets developed and held by Enel Green Power in Chile (all in accordance with the Merger); and (ii) the minority shareholders of Enel Generación to participate in the ownership of Enel Chile and consequently, indirectly in the conventional and non-conventional renewable energy generation and energy distribution businesses (all in accordance with the Enel Generación Tender Offer).

Notwithstanding other benefits expected from the Reorganization and applicable to each of the Parties, which are detailed in the reports of the independent evaluators, directors’ committee reports and individual opinions of the directors, if applicable, the Reorganization is expected to render the following specific benefits:

a) Consolidation as a leading generation and distribution company in Chile.

The Reorganization will allow for leadership in the energy market to be consolidated in a single company, through its interests in distribution (through Enel Distribución Chile S.A.), conventional generation (through Enel Generación), and nonconventional generation (through Enel Green Power).

b) Alignment of interests.

The Reorganization will allow for the interests of the Parties’ controlling shareholder Enel S.p.A. to become aligned with those of Enel Chile and its shareholders, allowing them all to participate in the conventional and renewable generation businesses. This alignment of interests will also benefit the minority shareholders in Enel Generación who sell their shares in the Enel Generación Tender Offer, since the Reorganization allows the minority shareholders in Enel Generación to invest in a company that engages in the distribution, conventional generation and renewable generation businesses on a fully integrated and diversified basis.

c) Optimization of capital structure of Enel Chile.

The Merger of Enel Green Power into Enel Chile, as well as the cash payment in the Enel Generación Tender Offer will increase the net indebtedness of Enel Chile to a higher level without any negative consequences for its credit risk and ratings, allowing for the optimal enhancement of the capital structure in Enel Chile, improving returns to its shareholders.

d) Reduced holding discount affecting Enel Chile.

The Reorganization could reduce the holding discount that currently affects Enel Chile, to the potential benefit of all of its shareholders.

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e) More free float for Enel Chile equities.

As a result of the Enel Generación Tender Offer, Enel Chile’s free float could increase with the addition of minority shareholders, i.e. the shareholders of Enel Generación who decide to sell their holdings in the Enel Generación Tender Offer. In turn, greater free float in Enel Chile could result in greater weight carried by Enel Chile in the leading stock indexes (IPSA, MSCI), improving the share’s free float even more given potential adjustments to investors’ portfolios.

f) Technological diversification and reduced operational risk.

The Reorganization, and the Merger in particular, would allow Enel Chile to reduce its market risk, with likely impact on the implied discount rate at which the market calculates the present value of its future flows, and this may positively impact its valuation.

2.2.	Acts comprising the Reorganization.

The Reorganization contemplates the following specific acts that are of the essence for its completion and attainment of its objectives: (i) the Merger; (ii) the Enel Generación Tender Offer; (iii) the Enel Chile Capital Increase; and (iv) the Amendment to the Bylaws of Enel Generación.

The acts described in the preceding paragraph are instrumental in consummating the Reorganization, and cannot be considered individually, separate from each other. In this sense, the effectiveness of each act comprising the Reorganization will be subject to satisfaction of the conditions indicated further below, all of which are interrelated, and therefore the Reorganization’s success depends on all those acts being effective. Thus, since this is a common objective, the Reorganization will not be consummated in whole or in part if the Enel Generación Tender Offer is not declared successful or if the conditions to the Merger are not satisfied.

2.3.	Merger of Enel Green Power into Enel Chile.

Under the Merger of Enel Green Power into Enel Chile, the former shall be dissolved and be incorporated into Enel Chile, and the latter shall acquire all the assets, liabilities and equity of Enel Green Power, succeeding it in all of its rights and obligations. As a result of the Merger, Enel Green Power shall be dissolved, which dissolution shall occur without a wind-up process, since its shareholders will become shareholders of Enel Chile.

Prior to the approval of the Merger, Enel Green Power shall contribute minority equity or ownership interests in companies organized outside Chile to another company that will be under the direct or indirect control of Enel S.p.A.

As a consequence of the Merger:

(a) Enel Chile shall become solely responsible for the payment of the debts or obligations owed directly or indirectly by Enel Green Power to its shareholders, employees, vendors, banks, financial institutions, companies and generally any individual or entity, in the same form and on the same terms as such obligations were incurred by Enel Green Power, benefiting from or being bound by all the terms, conditions, modalities, guarantees and exceptions that Enel Green Power has in relation to such liabilities since, as a result of the Merger, Enel Chile shall be deemed successor of Enel Green Power for all legal purposes; and

(b) Enel Chile shall be jointly and severally liable and be required to pay any applicable taxes, in accordance with the respective end-of-business balance sheets to be prepared by Enel Green Power as provided in article 69 of the Tax Code. Likewise, for the purposes of articles 69 and 71 of the Tax Code, Enel Chile shall be held liable before the Chilean tax authorities for all the taxes, charges, assessments, deferred customs or tax credit rights, for real estate taxes and other tax obligations, for any reason owed or likely to be owed by Enel Green Power.

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Based on the valuations and suggestions made for such purposes by the independent appraisers and independent experts who issued reports about the Reorganization, an exchange rate of 15.80 Enel Chile shares for each Enel Green Power share held by the shareholders of the latter (without considering share fractions) shall be proposed.

Pursuant to the LSA, the voting majority required for the approval of the Merger by the shareholders of Enel Chile and Enel Green Power shall be of 2/3 of the issued voting shares of each company. The approval of the Merger by the Reorganization Meetings of Enel Chile and Enel Green Power will entitle dissenting shareholders to withdraw from the respective company, in exchange for payment by such company of each share value according to the terms and conditions set out in the LSA and RSA.

2.4.	Enel Generación Tender Offer.

As a part of the Reorganization, and subject to the satisfaction of the conditions set out herein, Enel Chile shall launch the Enel Generación Tender Offer, complying with the formalities and requirements set forth in Title XXV of the LMV and other SVS regulations. The Enel Generación Tender Offer shall be addressed to all the minority shareholders of Enel Generación, offering to purchase up to 100% of the shares issued by the same. The securities offered to be purchased in the Enel Generación Tender Offer shall be registered, non-par-value, single-series shares of common stock, fully subscribed for and paid up, issued by Enel Generación, free of any and all liens and held by the shareholders who accept the Enel Generación Tender Offer, to be evidenced with a certificate issued by Enel Generación or the entity in charge of its shareholder registry.

The Enel Generación Tender Offer shall remain effective for at least 30 days from the publication of the relevant commencement notice.

The Enel Generación Tender Offer shall contemplate a price payable in cash to the shareholders of Enel Generación who accept to sell their shares. Notwithstanding the foregoing, and as provided by the SVS in its Ordinary Official Letter No. 27562 dated October 13, 2017, the procedure of the Enel Generación Tender Offer contemplates that, by accepting the Enel Generación Tender Offer, the shareholders of Enel Generación shall apply part of the cash price paid to the subscription of newly-issued shares of Enel Chile. To this end, the procedure of the Enel Generación Tender Offer contemplates that Enel Chile shall automatically deduct and apply to the payment of the subscription price of the newly-issued shares in Enel Chile such portion of the price of the Enel Generación Tender Offer that, according to its terms, is to be used for said subscription. The other portion of the price shall be paid in cash to the shareholders of Enel Generación on the payment date of the Enel Generación Tender Offer.

In this context, and additionally to the share transfer forms, delivery of certificates and other documents usually required for the acceptance of a TO, the shareholders of Enel Generación who accept to sell their shares under the Enel Generación Tender Offer will also be required to execute a subscription agreement for newly-issued shares in Enel Chile for the price and number of shares to be described in the commencement notice and prospectus of the Enel Generación Tender Offer, authorizing Enel Chile or the manager of the Enel Generación Tender Offer to make the application referred to in the preceding paragraph. In the case of pension fund managers and mutual fund managers, for the funds managed by them, as well as other institutional investors who are required to hold their investments to their own name until sold, the acceptance procedure for the Enel Generación Tender Offer shall assure that the subscription and delivery of newly-issued shares in Enel Chile be made simultaneously with the transfer and payment of the shares sold under the Enel Generación Tender Offer (payment upon delivery). The above is in accordance Ordinary Official Letter No. 24211 of the Pensions Superintendence, dated October 24, 2017.

In any case, the terms of the aforementioned obligation shall apply to all the shareholders who sell their shares under the Enel Generación Tender Offer, and therefore all of them shall be treated equally pursuant to article 209 of the LMV.

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Based on the valuations and suggestions made to that effect by the independent evaluators and independent appraisers who issued reports about the Reorganization, the proposed price for the Enel Generación Tender Offer shall be Ch$590.00 per share. A proposal will be made to apply 40% of the total amount to the payment of the subscription price the newly issued shares of Enel Chile, delivering as many shares in Enel Chile as it may result from applying an exchange ratio for this 40% at a rate of 7.19512 Enel Chile shares per Enel Generación share; thus, every shareholder of Enel Generación who sells in the TO shall receive for each share in Enel Generación, 2.87807 shares in Enel Chile and Ch$354.

2.5.	Enel Chile Capital Increase.

As a part of the Reorganization, the shareholders of Enel Chile must approve a capital increase in said company, issuing a sufficient number of new shares to be delivered to the shareholders of Enel Generación who decide to sell their shares within the context of the Enel Generación Tender Offer. The Enel Chile Capital Increase would be paid in cash only.

Once the new shares issued as a consequence of the Enel Chile Capital Increase are registered in the SVS Securities Registry, the preemptive subscription period shall commence in accordance with the LSA. The new shares in Enel Chile made available upon completion of the preemptive subscription period shall be used to be delivered to the shareholders of Enel Generación who have sold their shares under the Enel Generación Tender Offer.

In any case, the Enel Chile Capital Increase will be rendered null and void if the condition described below is satisfied.

The bylaws of Enel Chile provide that the voting majority required to have the Enel Chile Capital Increase approved by the shareholders of Enel Chile (for the Enel Generación Tender Offer) shall be 2/3 of the voting shares issued in Enel Chile.

Upon approval of the Enel Chile Capital Increase, said company shall carry out the acts conducive to and necessary for registering the new shares in the SVS Securities Registry, in the national securities exchanges, and whit the SEC.

Once the registrations described in the preceding paragraph have been made, Enel Chile shall proceed to offer the new shares preemptively to its shareholders on a one-time basis, over a 30-day period, in accordance with the LSA. Those shareholders or third parties who decide to exercise their preemptive subscription rights during said period, shall execute the share subscription agreement as from the Reorganization Effective Date, and be effective as from such date.

2.6.	Amendment to the bylaws of Enel Generación.

To allow the success of the Enel Generación Tender Offer and therefore of the success of the Reorganization, the shareholders of Enel Generación shall approve an amendment to its bylaws, eliminating the concentration limit set forth under Title XII of DL 3500, which prevents anyone from holding more than 65% of the voting stock of Enel Generación, as well as the other limitations to stock ownership provided for in Title XII.

As provided in the bylaws of Enel Generación, the voting majority for approval of the Amendment to the Bylaws of Enel Generación by the shareholders of Enel Generación shall be 75% of the shares of voting stock issued in said company.

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SECTION THREE

RELATED PARTIES TRANSACTION

As provided in these Terms, the Reorganization is a unitary reorganization process involving Enel Chile, Enel Generación and Enel Green Power (all of which belong to the same corporate group since all of them are under the common control of Enel S.p.A.), requiring the consent or approval of all such companies (said consent or approval to be expressed through the corporate approvals described herein) for the Reorganization to come into full force and effect.

Since there could be a conflict of interests between Enel S.p.A., Enel Chile, Enel Generación and Enel Green Power, and in accordance with the LSA, the Reorganization shall be approved in accordance with the rules and procedures applicable for the approval of related party transactions (OPRs) set forth in Title XVI of the LSA in the case of Enel Chile and Enel Generación and, in the case of Enel Green Power, in accordance with the rules and procedures set forth in article 44 of the LSA. In the specific case of Enel Chile, the Reorganization as an OPR must be approved at its Reorganization Meeting, in accordance with article 147(4) and (5) of the LSA. In the specific case of Enel Generación, the Reorganization as an OPR must be approved at its Reorganization Meeting, in accordance with article 147(4) and (5) of the LSA. Finally, in the specific case of Enel Green Power, the Reorganization as an OPR must be approved at its Reorganization Meeting, in accordance with article 44 of the LSA.

In accordance with the above, the effectiveness of these Terms shall be subject to the approval of the Terms and the Reorganization as an OPR in accordance with the rules and procedures set forth in Title XVI of the LSA in the case of Enel Chile and Enel Generación and, in the case of Enel Green Power, in accordance with the rules and procedures set forth in article 44 of the LSA.

SECTION FOUR

CORPORATE APPROVALS

4.1	Board and Directors.

Through their respective boards of directors, directors’ committees and management bodies, the Parties shall take all actions conducive to and necessary to analyze the terms of the Reorganization, the applicable reports of the independent evaluators and appraisers, to issue the reports and individual opinions required under the LSA, and ultimately proceed to summon the applicable Reorganization Meetings. In the case of the board members of Enel Generación, each of them must also issue a report with their well-founded opinion on the benefits of the Enel Generación Tender Offer for the shareholders in Enel Generación, pursuant to letter c) of article 207 of the LMV.

4.2	Due Diligence.

In order to allow the independent evaluators and appraisers designated by each of the Parties within the context of the Reorganization and OPR to study, analyze and issue their reports about the Reorganization, as required under the law, each of the Parties disclosed certain legal, tax, technical, commercial and financial information according to the terms of the Clean Hands Protocol approved by the relevant corporate authorities of each party prior to the date of these Terms (the “Protocol”). The information referred to in this section 4.2 was provided only to the aforementioned independent evaluators and appraisers through a digital platform managed by BTG Pactual S.A.

Likewise, the advisors of Enel Chile have conducted a legal, tax and technical due diligence process on Enel Green Power and its subsidiaries, the information and reports on which have been delivered solely to the independent appraisers and experts who participated in the Reorganization. In order to allow for this due

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diligence process to be conducted, Enel Green Power provided the legal, tax and technical advisors of Enel Chile with access to the legal, tax and technical information requested by said advisors, following execution of a confidentiality agreement whereby they agreed to provide the information received only to the independent evaluators and appraisers.

4.3	Reorganization Meetings.

Each of the Parties shall carry out all acts conducive to and necessary for summoning the Reorganization Meetings in order to submit, of the consideration of their shareholders, among others, the matters indicated below, which shall be developed and detailed by each of the Parties at the instances and on the dates deemed pertinent:

(a) At the Special Shareholders Meeting of Enel Chile.

(i) Approve, pursuant to the terms of Title XVI of the LSA, the Reorganization as an OPR, including the terms of the Enel Generación Tender Offer, the Amendment to the Bylaws of Enel Generación and the Merger, all of the above based on of the applicable background documents and reports in accordance with the LSA;

(ii) Approve the Enel Chile Capital Increase, intended to make sufficient shares available to be delivered within the context of the Enel Generación Tender Offer. The above does not prevent the Enel Chile Capital Increase from including a margin of additional shares that may be subscribed for and paid up during the preemptive subscription period or following the effective date of the Reorganization. The shares issued under the Enel Chile Capital Increase shall be fully subscribed for and paid up prior to the deadline set by the Reorganization Meeting of Enel Chile.

(iii) Approve the Merger of Enel Green Power into Enel Chile, with the latter as continuing entity, subject to the conditions indicated below.

(iv) Approve the documents that serve as background for the Merger, including (A) these Terms, which describe the terms and conditions to the Merger and have been prepared in accordance with letter a) of article 155 of the LSA; (B) the Reference Financial Statements; and (C) the Experts’ Reports.

(v) Approve the exchange ratio between the shares of Enel Chile and Enel Green Power.

(vi) Approve the Enel Chile Capital Increase and the issuance of new shares to be wholly addressed to the shareholders of Enel Green Power, in the applicable proportion in accordance with the exchange ratio agreed to effect the Merger.

(vii) Approve the amendments to the bylaws of Enel Chile to reflect the modifications adopted at the special general shareholders’ meeting of said company.

(viii) Take all other action deemed necessary to effect the Reorganization on the terms and conditions ultimately approved by the shareholders, including the Amendment to the Bylaws of Enel Generación, and granting broad authority to the board of directors to register the new shares issued in the SVS Securities Registry, carry out all acts deemed necessary before the SEC and, in general, grant all the powers-of-attorney deemed necessary, in particular those required to legalize, effect and execute the decisions taken in connection with the Reorganization.

(b) At the Special Shareholders Meeting of Enel Green Power.

(i) Approve, pursuant to article 44 of the LSA, the Reorganization as an OPR, including the terms of the Enel Generación Tender Offer and the Amendment to the Bylaws of Enel Generación;

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(ii) Approve the Merger of Enel Green Power into Enel Chile, with the as continuing entity, subject to the conditions indicated below;

(iii) Approve the documents that serve as background for the Merger, including (A) these Terms, which describe the terms and conditions to the Merger and have been prepared in accordance with letter a) of article 155 of the LSA; (B) the Reference Financial Statements; and (C) the Experts’ Reports;

(iv) Approve the exchange ratio between the shares of Enel Chile and Enel Green Power;

(v) Approve the amended bylaws of Enel Chile, in case the Merger is effect; and

(vi) Take all other action deemed necessary to effect the Reorganization on the terms and conditions ultimately approved by the shareholders, granting broad authority to the board of directors to grant all the powers-of-attorney deemed necessary, in particular those required to legalize, effect and execute the decisions taken in connection with the Reorganization.

(c) At the Special Shareholders Meeting of Enel Generación.

(i) In case the OPR is not approved unanimously by the uninterested directors of Enel Generación, approves pursuant to the terms of Title XVI of the LSA, the Reorganization as an OPR, including the terms and conditions of the Enel Generación Tender Offer. If the OPR is approved unanimously by the uninterested directors of Enel Generación, inform the shareholders on the Reorganization as an OPR, including the terms and conditions of the Merger and the Enel Generación Tender Offer;

(ii) Approve the Amendment to the Bylaws of Enel Generación;

(iii) Approve the amendments to the bylaws of Enel Generación to reflect the modifications adopted at the special general shareholders’ meeting of said company; and

(iv) Take all other action deemed necessary to effect the Reorganization on the terms and conditions ultimately approved by the shareholders, granting broad authority to the board of directors to grant all the powers-of-attorney deemed necessary, in particular those required to legalize, effect and execute the decisions taken in connection with the Reorganization.

SECTION FIVE

CONDITIONS AND EFFECTIVENESS OF THE REORGANIZATION

5.1	General.

The various acts to be conducted by the Parties within the context of the Reorganization are instrumental for its consummation, and cannot be considered individually separately from each other. In this sense, the effectiveness of each of the acts comprising the Reorganization shall be subject to satisfaction of the conditions indicated below, all of which are interrelated, and therefore such acts shall only be effective if the other acts comprising the Reorganization are also effective.

The conditions indicated below are not exclusive, and the Parties or their boards may establish additional conditions precedent.

Subject to satisfaction of the conditions indicated below, the Parties shall approve that, with the sole exception of the Amendment to the Bylaws of Enel Generation, each of the other acts comprising the Reorganization be effective as of the same date, i.e. on the Reorganization Effective Date. In the case of the

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Amendment to the Bylaws of Enel Generación, it shall be effective on the date on which Enel Chile publishes the results notice declaring the OPA Enel Generación successful. The above is notwithstanding the fulfillment of the formalities set out in the LSA, including the timely registration and publication of the excerpts of the respective instruments.

In any case, the conditions of the Reorganization indicated for each case below must be completely fulfilled on or before December 31, 2018. Thus, the Reorganization Effective Date shall not be later than the aforementioned date.

5.2	Conditions for the Merger.

The Merger shall be subject to satisfaction of the following conditions precedent:

(a) That the shareholders of Enel Generación shall have agreed to the Amendment to the Bylaws of Enel Generación;

(b) That Enel Chile shall have declared the Enel Generación Tender Offer successful;

(c) That the withdrawal rights exercised by the shareholders of Enel Chile as a result of the Merger do not exceed 5% of the shares of voting stock issued in said company; the above also to the extent that the exercise of the withdrawal rights by the shareholders of Enel Chile does not result in any shareholder exceeding the maximum equity concentration limit of 65% in Enel Chile as of the expiration of the deadline for dissenting shareholders to exercise their withdrawal rights, considering for such purposes the additional number of shares of Enel Chile approved for issuance in the Merger and the Enel Chile Capital Increase shall be divided;

(d) That, as of the Reorganization Effective Date, no decision or resolution shall have been issued with the intent of, and no claim, action or proceeding, judicial or administrative, shall be pending and reasonably expected to result in: (i) forbidding or materially preventing the Merger; or (ii) imposing material limitations to the exercise of all the ownership rights of Enel Chile on the assets of Enel Green Power allocated to Enel Chile as a consequence of the Merger; (iii) imposing limitations on Enel Chile for continuing the development or operation of any of the projects owned by Enel Green Power; and generally any other action by any court, superintendence, service or other competent authority resulting in any of the consequences indicated in (i) to (iii) above.

Enel Chile or Enel Green Power may define other objective conditions for the success of the Merger, to the extent that said additional conditions are not contrary to the terms contained herein.

5.3	Conditions for the Enel Chile Capital Increase.

The Enel Chile Capital Increase shall be cancelled if any of the following resolutory conditions occurs: (i) if on or before December 31, 2018, the results notice of the Enel Generación Tender Offer set forth in article 212 of the LMV is not published; or (ii) if on or before December 31, 2018, Enel Chile publishes a results notice for the Enel Generación Tender Offer, according to article 212 of the LMV, declaring that the Enel Generación Tender Offer expired or was unsuccessful on its own terms and conditions.

5.4	Conditions for the commencement of the Enel Generación Tender Offer.

Commencement of the Enel Generación Tender Offer shall be subject to fulfillment of the following conditions precedent:

(a) That the shareholders of Enel Chile and Enel Green Power shall have agreed on the Merger, subject to the conditions described in Section 5.2 above;

(b) That the shareholders of Enel Generación shall have agreed on the Amendment to the Bylaws of Enel Generación, even if the effectiveness of said amendment could still be pending until the applicable conditions have been fulfilled; and

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(c) That the shares issued under the Enel Chile Capital Increase are registered in the SVS Securities Registry.

5.5	Conditions for the success of the Enel Generación Tender Offer.

The success of the Enel Generación Tender Offer shall be subject to fulfillment of all of the following conditions precedent (any of which may be waived by Enel Chile):

(a) That acceptances for the Enel Generación Tender Offer shall have been received for a number of shares in Enel Generación, allowing Enel Chile to hold, upon completion of the Enel Generación Tender Offer, more than 75% of the shares in Enel Generación, including as part of such acceptances the commitment by the shareholders of Enel Generación to use a portion of the cash price they receive to subscribe for newly-issued shares in Enel Chile (on the terms set out in Section 2.4 of these Terms, and, in any case, those reported in the commencement notice and prospectus of the Enel Generación Tender Offer);

(b) That upon completion of the preemptive subscription period applicable to the Enel Chile Capital Increase, a sufficient number of newly-issued shares in Enel Chile remain available to be offered to the shareholders of Enel Generación who sell their shares under the Enel Generación Tender Offer on the terms and conditions thereof;

(c) That as a consequence of (i) the acceptances received under the Enel Generación Tender Offer and, accordingly, the number of new shares of Enel Chile that shall be subscribed by the shareholders which decide to sell their shares during the Enel Generación Tender Offer (pursuant to the terms set forth in Section 2.4 of these Terms) and (ii) the exchange ratio of the Merger: Enel S.p.A. does not cease to be at any time the controlling shareholder of Enel Chile, maintaining at any and all times more than 50,1% of the voting capital in Enel Chile;

(d) That no decision or resolution shall have been issued with the intent of, and no claim, action or proceeding, judicial or administrative, shall be pending and reasonably expected to result in: (i) prohibiting or materially preventing the Merger; (ii) imposing material limitations on the exercise of all the ownership rights of Enel Chile on the assets of Enel Green Power allocated to Enel Chile as a consequence of the Merger; or (iii) imposing limitations on Enel Chile for continuing the development or operation of any of the projects owned by Enel Green Power; and generally any other action by any court, superintendence, service or other competent authority resulting in any of the consequences indicated in (i) to (iii) above;

(e) That no decision or resolution shall have been issued with the intent of, and no claim, action or proceeding, judicial or administrative, shall be pending and reasonably expected to result in: (i) prohibiting or materially preventing consummation of the Enel Generación Tender Offer; (ii) imposing material limitations on the acquisition of some or all the shares of Enel Generación by Enel Chile, including any material restriction to the Amendment to the Bylaws of Enel Generación; or (iii) imposing material limitations on the possibility of Enel Chile to actually exercise its ownership rights in the shares of Enel Generación, including the right to vote said shares, and generally any other action by any court, superintendence, service or other competent authority resulting in any of the consequences indicated in (i) to (iii) above; and

(f) That no material adverse change shall have occurred in Enel Generación. To this end, a ‘material adverse change’ shall be any event, fact or circumstance resulting in or having a material adverse impact on the business, properties, assets, obligations, results or operations of Enel Generación, which materiality and exclusions shall be objectively determined.

Enel Chile may define other objective conditions for the success of the Enel Generación Tender Offer, to the extent said additional conditions are not contrary to the terms contained herein.

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5.6	Conditions for the Amendment to the Bylaws of Enel Generación.

The Amendment to the Bylaws of Enel Generación shall be subject to the condition precedent consisting in Enel Chile having declared the Enel Generación Tender Offer successful.

* * * * * * * * * * * * * * *

The Parties shall inform on the existence and contents of these Terms both to the respective regulatory entities having competent jurisdiction over them (e.g. the SVS or SEC), as well as to the Reorganization Meetings and any other bodies that shall issue a determination on the Reorganization.

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The ADS Letter of Transmittal, certificates for Enel Generación Shares, Enel Generación ADSs and any other required documents should be sent or delivered by each holder of Enel Generación Share or Enel Generación ADS who wishes to participate in the U.S. Offer or such Enel Generación Share or Enel Generación ADS holder’s broker, dealer, commercial bank, trust company or other nominee, to the U.S. Share Tender Agent or ADS Tender Agent, as applicable by the Expiration Date at one of the addresses set forth below:

The U.S. Share Tender Agent for the U.S. Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	By Registered or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

E-mail: canoticeofguarantee@computershare.com

The ADS Tender Agent for the U.S. Offer is:

CITIBANK, N.A.

By Mail:	By Overnight Delivery:
Citibank, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Citibank, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

Confirmation Telephone Number:

1-877-248-4237 (in case of lost ADRs)

973-461-7021 (in case of ADS cancellations)

Questions or requests for assistance may be directed to the Information Agent at its telephone numbers and address set forth below. Questions or requests for assistance or additional copies of the prospectus and the ADS Letter of Transmittal may be directed to the Information Agent at the e-mail address and telephone numbers set forth below. Share or ADS holders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the U.S. Offer.

The Information Agent for the U.S. Offer is:

GEORGESON LLC

E-mail: enelchile@georgeson.com

Telephone (International): +1-781-575-2137

Telephone (U.S. toll free): 866-216-0459

The Dealer Manager for the U.S. Offer is:

BTG PACTUAL